Filed Pursuant to Rule 424(b)(5)
Registration File No.: 333-143623

PROSPECTUS SUPPLEMENT
(To Accompany Prospectus dated June 22, 2007)

$1,799,430,000 (Approximate)
Morgan Stanley Capital I Trust 2007-HQ12

as Issuing Entity

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsor and Mortgage Loan Seller

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HQ12

Morgan Stanley Capital I Inc. is offering selected classes of its Series 2007-HQ12 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-HQ12 trust. The trust’s primary assets will be ninety-seven (97) fixed-rate mortgage loans secured by first liens on one hundred twenty-six (126) multifamily and commercial properties and by pledges of the borrower’s joint venture interest in the property owner and/or certain rights to proceeds from the related joint venture (or property owner) regarding four (4) other commercial properties. Distributions on the certificates will be made on the 4th business day following the 8th day or, if that day is not a business day, the next succeeding business day, of each month commencing August 14, 2007 in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions.’’ Morgan Stanley Capital Services Inc. will provide an interest rate swap agreement with respect to the Class A-2FL, the Class A-MFL and the Class A-JFL Certificates as described in this prospectus supplement under ‘‘Description of the Swap Agreement.’’ Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions—Subordination; Allocation of Losses and Certain Expenses.’’ The Series 2007-HQ12 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsor or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page S-45 of this prospectus supplement and page 11 of the prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description(2)	Ratings (Fitch/S&P)
Class A-1	$40,000,000	5.519%	Fixed	AAA/AAA
Class A-1A	$366,041,000	5.812%	Fixed	AAA/AAA
Class A-2	$289,100,000	5.812%	Fixed	AAA/AAA
Class A-2FL	$395,000,000	LIBOR + 0.250%	Floating	AAA/AAA(3)
Class A-3	$131,500,000	5.812%	Fixed	AAA/AAA
Class A-4	$66,354,000	5.812%	Fixed	AAA/AAA
Class A-5	$83,000,000	5.812%	Fixed	AAA/AAA
Class A-M	$170,856,000	5.812%	Fixed	AAA/AAA
Class A-MFL	$25,000,000	LIBOR + 0.415%	Floating	AAA/AAA(3)
Class A-J	$53,000,000	5.812%	Fixed	AAA/AAA
Class A-JFL	$91,444,000	LIBOR + 0.460%	Floating	AAA/AAA(3)
Class B	$41,620,000	5.812%	Fixed	AA/AA
Class C	$22,033,000	5.812%	Fixed	AA-/AA-
Class D	$24,482,000	5.812%	Fixed	A/A

(1)    The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2)    The pass-through rate for the Class A-1 Certificates will, at all times, be fixed at its initial pass-through rate. The pass-through rate for each of the Class A-1A, Class A-2, Class A-3, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C and Class D Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate. The Class A-2FL, Class A-MFL and Class A-JFL Certificates will, at all times, accrue interest at a per-annum rate equal to one-month LIBOR + 0.250%, one-month LIBOR + 0.415% and one-month LIBOR + 0.460%, respectively (provided that for the initial interest accrual period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.250%, in the case of the Class A-2FL Certificates, two-week LIBOR + 0.415%, in the case of the Class A-MFL Certificates, and two-week LIBOR + 0.460%, in the case of the Class A-JFL Certificates, to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

(3)    The ratings of the Class A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on those Classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a per annum rate equal to the weighted average net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See ‘‘Ratings’’ in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated will act as lead manager and sole bookrunner with respect to the offered certificates. Bear, Stearns & Co. Inc. will act as co-manager with respect to the offered certificates. Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about July 31, 2007. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $1,784,345,032, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

MORGAN STANLEY
Bear, Stearns & Co. Inc

July 26, 2007

MORGAN STANLEY CAPITAL I INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-HQ12
Geographic Overview of Mortgage Pool

Washington
11 properties
$451,822,638
23.1% of total
Idaho
5 properties
$14,500,000
0.7% of total
Missouri
1 property
$6,482,283
0.3% of total
Iowa
2 properties
$19,190,458
1.0% of total
Illinois
3 properties
$51,366,045
2.6% of total
Michigan
1 property
$33,235,919
1.7% of total
Indiana
1 property
$3,120,000
0.2% of total
New Hampshire
1 property
$19,900,000
1.0% of total
Massachusetts
4 properties
$27,670,067
1.4% of total
New York
17 properties
$380,927,694
19.4% of total
Connecticut
1 property
$6,363,862
0.3% of total
Pennsylvania
9 properties
$77,272,000
3.9% of total
Rhode Island
1 property
$1,996,169
0.1% of total
Oregon
4 properties
$45,700,000
2.3% of total
New Jersey
1 property
$60,000,000
3.1% of total
Nevada
2 properties
$9,650,000
0.5% of total
Maryland
4 properties
$44,136,991
2.3% of total
Delaware
1 property
$4,150,000
0.2% of total
Northern California
3 properties
$99,000,000
5.1% of total
District of Columbia
4 properties
$48,746,981
2.5% of total
Virginia
15 properties
$188,459,775
9.6% of total
Southern California
8 properties
$96,860,396
4.9% of total
West Virginia
1 property
$1,473,503
0.1% of total
North Carolina
2 properties
$12,672,800
0.6% of total
Arizona
2 properties
$4,632,418
0.2% of total
Georgia
1 property
$3,300,000
0.2% of total
Colorado
1 property
$3,992,252
0.2% of total
Tennessee
2 properties
$12,115,360
0.6% of total
Texas
6 properties
$46,873,324
2.4% of total
Alabama
2 properties
$10,209,797
0.5% of total
Louisiana
1 property
$3,045,875
0.2% of total
Florida
13 properties
$169,697,744
8.7% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Columbia Center, Seattle, WA

Parkoff Portfolio, New York, NY

Beacon Seattle & DC Portfolio, Various

RREEF Portfolio, Various

Douglas Entrance, Coral Gables, FL

Four Seasons San Francisco, San Francisco, CA

Deptford Mall, Deptford, NJ

AMLI at Seven Bridges, Woodridge, IL

529 Fifth Avenue, New York, NY

Mark Hotel Land Loan, New York, NY

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          In this prospectus supplement, the terms "depositor," "we," "our" and
"us" refer to Morgan Stanley Capital I Inc. All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                                   ----------

          Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000; and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the
               Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                       S-3

                                 UNITED KINGDOM

          Each underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial
Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the
Financial Services and Markets Act 2000 does not apply to the Depositor; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

          The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the
United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d)
("high net worth companies, unincorporated associations, etc.") or 19
(Investment Professionals) of the Financial Services and Market Act 2000
(Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Servicing of the A/B Mortgage Loans, the Beacon Seattle & DC
      Portfolio Loan Group, the RREEF Portfolio Loan Group, the Deptford

APPENDIX I - Mortgage Pool Information (Tables), Loan Group 1
   (Tables) and Loan Group 2 (Tables) ..................................     I-1
APPENDIX II - Certain Characteristics of the Mortgage Loans ............    II-1
APPENDIX III - Certain Characteristics of the Mortgage Loans in Loan
   Group 2 .............................................................   III-1

                                       S-5

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                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                              APPROXIMATE
                                INITIAL         APPROXIMATE                   APPROXIMATE   WEIGHTED
APPROXIMATE                   CERTIFICATE         INITIAL                     PERCENT OF     AVERAGE    PRINCIPAL
   CREDIT                      BALANCE OR      PASS-THROUGH      RATINGS         TOTAL        LIFE        WINDOW
  SUPPORT        CLASS      NOTIONAL AMOUNT        RATE        (FITCH/S&P)   CERTIFICATES     (YRS.)     (MONTHS)
-----------------------------------------------------------------------------------------------------------------

 30.000%      Class A-1      $   40,000,000       5.519%         AAA/AAA         2.042%        4.10        1 - 57
 30.000%      Class A-1A     $  366,041,000       5.812%         AAA/AAA        18.689%        6.61       1 - 117
 30.000%      Class A-2      $  289,100,000       5.812%         AAA/AAA        14.761%        4.78       57 - 59
 30.000%      Class A-2FL    $  395,000,000   LIBOR + 0.250%     AAA/AAA        20.168%        4.78       57 - 59
 30.000%      Class A-3      $  131,500,000       5.812%         AAA/AAA         6.714%        5.96       59 - 78
 30.000%      Class A-4      $   66,354,000       5.812%         AAA/AAA         3.388%        7.89      78 - 109
 30.000%      Class A-5      $   83,000,000       5.812%         AAA/AAA         4.238%        9.57     109 - 116
 20.000%      Class A-M      $  170,856,000       5.812%         AAA/AAA         8.724%        9.70     117 - 117
 20.000%      Class A-MFL    $   25,000,000   LIBOR + 0.415%     AAA/AAA         1.276%        9.70     117 - 117
 12.625%      Class A-J      $   53,000,000       5.812%         AAA/AAA         2.706%        9.76     117 - 118
 12.625%      Class A-JFL    $   91,444,000   LIBOR + 0.460%     AAA/AAA         4.669%        9.76     117 - 118
 10.500%      Class B        $   41,620,000       5.812%          AA/AA          2.125%        9.78     118 - 118
  9.375%      Class C        $   22,033,000       5.812%         AA-/AA-         1.125%        9.81     118 - 119
  8.125%      Class D        $   24,482,000       5.812%           A/A           1.250%        9.87     119 - 119
  7.375%      Class E        $   14,690,000       5.812%          A-/A-          0.750%        9.87     119 - 119
  6.125%      Class F        $   24,482,000       5.812%        BBB+/BBB+        1.250%        9.87     119 - 119
  5.000%      Class G        $   22,034,000       5.812%         BBB/BBB         1.125%        9.87     119 - 119
  3.875%      Class H        $   22,033,000       5.812%        BBB-/BBB-        1.125%        9.87     119 - 119
     --       Class J-S      $   75,895,351          --            --               --           --            --
     --       Class X        $1,958,564,351       0.027%         AAA/AAA            --           --            --

o    The notional amount of the Class X Certificates initially will be
     $1,958,564,351. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o    The percentages indicated under the column "Approximate Credit Support" (i)
     with respect to the Class A-1, Class A-1A, Class A-2, Class A-2FL, Class
     A-3, Class A-4 and Class A-5 Certificates represent the approximate credit support for those certificates in the aggregate, (ii) with respect to the
     Class A-M and Class A-MFL Certificates represent the approximate credit support for those certificates in the aggregate and (iii) with respect to the Class A-J and Class A-JFL Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of
     Certificates will provide any credit support to the Class A-2FL, Class
     A-MFL or Class A-JFL Certificates for a failure by the Swap Counterparty to make any payment under the swap agreement.

o    The initial certificate balance on the closing date may vary by up to 5%.
     Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o    The Class X Certificates and the Class E, Class F, Class G, Class H, Class
     J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S
     and Class T Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates, collectively as the
     "privately offered certificates."

o    For purposes of making distributions to the Class A-1, Class A-1A, Class
     A-2, Class A-2FL, Class A-3, Class A-4 and Class A-5 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

o    Loan group 1 will consist of seventy-two (72) mortgage loans, representing approximately 81.3% of the initial outstanding pool balance. Loan group 2 will consist of twenty-five (25) mortgage loans, representing approximately
     18.7% of the initial outstanding pool balance, and approximately 65.7% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o    So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
     Class A-1A, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, the
     Class A-2FL Regular Interest and the Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class
     A-5 Certificates and the Class A-2FL Regular Interest will be

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                                       S-6

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     based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A,
     Class A-2, Class A-3, Class A-4, Class A-5 Certificates, the Class A-2FL
     Regular Interest (and correspondingly, the Class A-2FL Certificates) and the Class X Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o    Generally, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
     Certificates and the Class A-2FL Regular Interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
     Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-5 Certificates and the
     Class A-2FL Regular Interest have been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-MFL Regular Interest, the Class A-M Certificates, the Class
     A-JFL Regular Interest and the Class A-J through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1,
     Class A-1A, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and
     the Class A-2FL Regular Interest, pro rata, without regard to loan group.

o    The pass-through rate for the Class A-1 Certificates will, at all times, be fixed at its initial pass-through rate. The pass-through rate for each of the Class A-1A, Class A-2, Class A-3, Class A-4, Class A-5, Class A-M,
     Class A-J, Class B, Class C and Class D Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate. The Class
     A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL
     Certificates will, at all times (subject to their conversion to a fixed rate following the termination of the swap agreement as described in this prospectus supplement), accrue interest at a per-annum floating rate equal to one-month LIBOR + 0.250%, in the case of the Class A-2FL Certificates, one-month LIBOR + 0.415%, in the case of the Class A-MFL Certificates, and one-month LIBOR + 0.460%, in the case of the Class A-JFL Certificates
     (provided that for the initial interest accrual period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.250%, in the case of the
     Class A-2FL Certificates, two-week LIBOR + 0.415%, in the case of the Class
     A-MFL Certificates, and two-week LIBOR + 0.460%, in the case of the Class
     A-JFL Certificates, to reflect the shorter initial interest accrual period), subject to the limitations described in this prospectus supplement.

o    The initial LIBOR (which will be two-week LIBOR) will be determined two (2)
     Banking Days before the Closing Date. Under certain circumstances described in this prospectus supplement, the interest rate for each of the Class
     A-2FL, the Class A-MFL and the Class A-JFL Certificates may convert from a one-month LIBOR based rate to a rate equal to the weighted average net mortgage rate. See "Description of the Swap Agreement--The Swap
     Transactions" in this prospectus supplement.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv)
     a 0% CPR. See the assumptions set forth under "Yield, Prepayment and
     Maturity Considerations" in this prospectus supplement and under
     "Structuring Assumptions" in the "Glossary of Terms."

o    The ratings of the Class A-2FL Certificates, the Class A-MFL Certificates
     and the Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on such classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to the weighted average net mortgage rate (adjusted, if necessary to accrue on the basis of a 360-day year consisting of twelve
     30-day months). See "Ratings" in this prospectus supplement.

o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

o    The Class A-2FL Certificates will each represent undivided beneficial related interests in a grantor trust for federal income tax purposes, which grantor trusts will be comprised of the applicable swap transaction, the related floating rate account and the Class A-2FL Regular Interest. The
     Class A-MFL Certificates will also represent undivided beneficial interests in a grantor trust for federal income tax purposes, which grantor trust is comprised of the related swap transaction, the related floating rate account and the Class A-MFL Regular Interest. The Class A-JFL Certificates
     will also represent undivided beneficial interests in a grantor trust for federal income tax purposes, which grantor trust is comprised of the related swap transaction, the related floating rate account and the Class
     A-JFL Regular Interest. See "Federal Income Tax Consequences" in this prospectus supplement.

o    The Class R-I, R-II, R-III and Class T Certificates also represent ownership interests in the trust. Each Class T Certificate represents a beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

          Offered certificates.

          Certificates not offered pursuant to this prospectus supplement.

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                                       S-7

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by us on the
                                 closing date. All payments to you will come
                                 only from the amounts received in connection
                                 with the assets of the trust. The trust's
                                 assets will primarily consist of ninety-seven
                                 (97) fixed rate mortgage loans secured by first
                                 mortgage liens on one hundred twenty-six (126)
                                 commercial, manufactured housing community and
                                 multifamily properties and by pledges of the
                                 borrower's joint venture interest in the
                                 property owner and/or certain rights to
                                 proceeds from the related joint venture (or
                                 property owner) regarding four (4) other
                                 commercial properties, and with respect to each
                                 of the Class A-2FL Certificates, the Class
                                 A-MFL Certificates and the Class A-JFL
                                 Certificates, related swap transactions with
                                 Morgan Stanley Capital Services Inc.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2007-HQ12.

MORTGAGE POOL.................   The mortgage pool consists of ninety-seven (97)
                                 mortgage loans with an aggregate principal
                                 balance of all mortgage loans as of the cut-off
                                 date, of approximately $1,958,564,352, which
                                 may vary on the closing date by up to 5%. Each
                                 mortgage loan requires scheduled payments of
                                 principal and/or interest to be made monthly.
                                 For purposes of those mortgage loans that have
                                 a due date on a date other than the first of
                                 the month, we have assumed that those mortgage
                                 loans are due on the first of the month for
                                 purposes of determining their cut-off dates and
                                 cut-off date balances.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $1,100,000 to approximately
                                 $380,000,000 and the mortgage loans had an
                                 approximate average balance of $20,191,385.

                                 For purposes of calculating distributions on
                                 certain classes of certificates, the mortgage
                                 loans in the mortgage pool backing the offered
                                 certificates will be divided into a loan group
                                 1 and a loan group 2.

                                 Loan group 1 will consist of all of the
                                 mortgage loans other than twenty-three (23)
                                 mortgage loans that are secured by multifamily
                                 properties and two (2) mortgage loans that are
                                 secured by manufactured housing community
                                 properties. Loan group 1 will consist of
                                 seventy-two (72) mortgage loans, with an
                                 initial outstanding loan group 1 balance of
                                 $1,592,523,308, which may vary up to 5%. Loan
                                 group 1 represents approximately 81.3% of the
                                 initial outstanding pool balance.

                                 Loan group 2 will consist of twenty-three (23)
                                 mortgage loans that are secured by multifamily
                                 properties and two (2) mortgage loans that are
                                 secured by manufactured housing community
                                 properties, with an initial outstanding loan
                                 group 2 balance of $366,041,043. Loan group 2

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                                      S-8

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                                 represents approximately 18.7% of the initial
                                 outstanding pool balance and approximately
                                 65.7% of the principal balance of all the
                                 mortgage loans secured by multifamily and
                                 manufactured housing community properties.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in loan group 1 ranged from
                                 approximately $1,145,576 to approximately
                                 $380,000,000 and the mortgage loans in loan
                                 group 1 had an approximate average balance of
                                 $22,118,379. As of the cut-off date, the
                                 balances of the mortgage loans in loan group 2
                                 ranged from approximately $1,100,000 to
                                 approximately $124,500,000 and the mortgage
                                 loans in loan group 2 had an approximate
                                 average balance of $14,641,642.

                                 The transfers of the mortgage loans from the
                                 mortgage loan seller to the depositor and from
                                 the depositor to the issuing entity in exchange
                                 for the certificates are illustrated below:

             |-------------|                      |-----------|
             |             |                      |           |
             |   MORTGAGE  |                      | INVESTORS |
             | LOAN SELLER |                      |           |
             |-------------|                      |-----------|
                 |    /|\                            |    /|\
                 |     |                             |     |
        MORTGAGE |     |                             |     |
         LOANS   |     | CASH                   CASH |     | CERTIFICATES
                 |     |                             |     |
                 |     |                             |     |
                \|/    |                            \|/    |
             |-------------|        CASH        |--------------|
             |             |<-------------------|              |
             |  DEPOSITOR  |                    | UNDERWRITERS |
             |             |------------------->|              |
             |-------------|    CERTIFICATES    |--------------|
                 |    /|\
                 |     |
        MORTGAGE |     |
         LOANS   |     | CERTIFICATES
                 |     |
                 |     |
                \|/    |
           |----------------|
           |                |
           | ISSUING ENTITY |
           |                |
           |----------------|

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                                      S-9

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                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Morgan Stanley Capital I Trust 2007-HQ12, a New
                                 York common law trust, will issue the
                                 certificates. The trust will be formed pursuant
                                 to the pooling and servicing agreement between
                                 the depositor, the master servicer, the special
                                 servicer, the trustee and the paying agent. See
                                 "Transaction Parties--The Issuing Entity" in
                                 this prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation, is the depositor. As depositor,
                                 Morgan Stanley Capital I Inc. will acquire the
                                 mortgage loans from the mortgage loan seller
                                 and deposit them into the trust. Morgan Stanley
                                 Capital I Inc. is an affiliate of Morgan
                                 Stanley Mortgage Capital Holdings LLC
                                 (successor-in-interest by merger to Morgan
                                 Stanley Mortgage Capital Inc.), the sponsor of
                                 this transaction and the mortgage loan seller,
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the underwriters, and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. See
                                 "Transaction Parties--The Depositor" in this
                                 prospectus supplement.

MASTER SERVICER...............   Wells Fargo Bank, National Association, a
                                 national banking association, will act as
                                 master servicer with respect to all of the
                                 mortgage loans in the trust (except that the
                                 servicing duties of the master servicer with
                                 respect to the non-serviced mortgage loans, if
                                 any, will be limited as described in this
                                 prospectus supplement). See "Servicing of the
                                 Mortgage Loans--General" and "Transaction
                                 Parties--The Master Servicer--Wells Fargo Bank"
                                 in this prospectus supplement. The master
                                 servicer will be primarily responsible for
                                 servicing and administering, directly or
                                 through sub-servicers, mortgage loans (a) as to
                                 which there is no default or reasonably
                                 foreseeable default that would give rise to a
                                 transfer of servicing to the special servicer
                                 and (b) as to which any such default or
                                 reasonably foreseeable default has been
                                 corrected, including as part of a work-out. In
                                 addition, the master servicer will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances under the
                                 pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate (including the rates at which any
                                 subservicing or any primary servicing fees
                                 accrue) for Wells Fargo Bank, National
                                 Association will range, on a loan-by-loan
                                 basis, from 0.02% per annum to 0.12% per annum.
                                 In addition, the master servicer will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

                                 Capmark Finance Inc. ("Capmark"), a California
                                 corporation, will act as master servicer with
                                 respect to the RREEF Portfolio Loan Group and
                                 the Deptford Mall Loan Group and will be a
                                 cashiering sub-servicer with respect to certain
                                 other mortgage loans in the trust and is
                                 referred to in this prospectus supplement as
                                 the "MSCI 2007-HQ11 Master Servicer" and is a
                                 "Non-Serviced Mortgage Loan Master Servicer".
                                 See "Servicing of the Mortgage Loans--General",
                                 "Servicing of the

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                                      S-10

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                                 Mortgage Loans--Servicing of
                                 the A/B Mortgage Loans, the Beacon Seattle & DC
                                 Portfolio Loan Group, the RREEF Portfolio Loan
                                 Group, the Deptford Mall Loan Group and The
                                 Axton Loan Group" and "Transaction Parties--The
                                 Master Servicer--Capmark Finance Inc." in this
                                 prospectus supplement.

PRIMARY SERVICER..............   Wachovia Bank, National Association, a national
                                 banking association, will act as primary
                                 servicer with respect to the Beacon Seattle &
                                 DC Portfolio Pari Passu Loan pursuant to a
                                 primary servicing agreement between it and
                                 Wells Fargo Bank, National Association, in its
                                 capacity as a master servicer for the Morgan
                                 Stanley Capital I Trust 2007-IQ14 commercial
                                 mortgage securitization.

SPECIAL SERVICER..............   LNR Partners, Inc., a Florida corporation and
                                 an affiliate of the initial operating adviser,
                                 will act as special servicer with respect to
                                 all of the mortgage loans (other than the
                                 non-serviced mortgage loans) in the trust.
                                 Generally, the special servicer will service a
                                 mortgage loan upon the occurrence of certain
                                 events that cause that mortgage loan to become
                                 a "specially serviced mortgage loan." The
                                 special servicer's principal compensation for
                                 its special servicing activities will be the
                                 special servicing fee, the workout fee and the
                                 liquidation fee. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction Parties--The
                                 Special Servicer" in this prospectus
                                 supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.35% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each specially serviced mortgage loan, with a
                                 minimum of $4,000 per month per specially
                                 serviced mortgage loan or REO property.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the special
                                 servicer on behalf of the trust in connection
                                 with the collection of the condemnation
                                 proceeds and insurance proceeds) including in
                                 connection with a purchase of an A Note by the
                                 holder of the related B Note, unless otherwise
                                 provided in the related intercreditor
                                 agreement.

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan as to which
                                 three consecutive scheduled payments have been
                                 made, there is no other event causing it to
                                 constitute a specially serviced mortgage loan,
                                 and certain other conditions have been met),
                                 serviced companion mortgage loan or B Note,
                                 equal to 1.0% of the amount of each collection
                                 of interest (other than default interest and
                                 any excess interest) and principal received
                                 (including any condemnation proceeds received
                                 and applied as a collection of the interest and
                                 principal) on such mortgage loan, serviced
                                 companion mortgage loan or B Note for so long
                                 as it remains a rehabilitated mortgage loan.

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                                      S-11

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                                 In addition, the special servicer will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 and "Servicing of the Mortgage Loans--The
                                 Special Servicer--Special Servicer
                                 Compensation" in this prospectus supplement.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2007-HQ12
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee and the
                                 Custodian--The Trustee" in this prospectus
                                 supplement. In addition, the trustee will be
                                 primarily responsible for back-up advancing if
                                 the master servicer fails to perform its
                                 advancing obligations. Following the transfer
                                 of the underlying mortgage loans into the
                                 trust, the trustee, on behalf of the trust,
                                 will become the holder of each mortgage loan
                                 transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00115% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan. A
                                 portion of the trustee fee is payable to the
                                 paying agent.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 in this prospectus supplement.

PAYING AGENT..................   Wells Fargo Bank, National Association will act
                                 as the paying agent, certificate registrar and
                                 authenticating agent for the certificates.
                                 Wells Fargo Bank, National Association is also
                                 the master servicer. The paying agent will also
                                 have, or be responsible for appointing an agent
                                 to perform, additional duties with respect to
                                 tax administration of the issuing entity. A
                                 portion of the trustee fee is payable to the
                                 paying agent. See "Transaction Parties--The
                                 Paying Agent, Certificate Registrar and
                                 Authenticating Agent" and "Description of the
                                 Offered Certificates--Distributions--Fees and
                                 Expenses" in this prospectus supplement.

OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement; provided, that with
                                 respect to any A/B Mortgage Loan, a holder of
                                 the related B Note will, to the extent set
                                 forth in the related intercreditor agreement,
                                 instead be entitled to the rights and powers
                                 granted to the operating adviser under the
                                 pooling and servicing agreement to the extent
                                 those rights and powers relate to the related
                                 A/B Mortgage Loan (but only so long as the
                                 holder of the related B Note is the directing
                                 holder with respect to that mortgage loan). The
                                 initial operating adviser will be LNR
                                 Securities Holdings, LLC, an affiliate of the
                                 special servicer.

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                                      S-12

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SPONSOR.......................   Morgan Stanley Mortgage Capital Holdings LLC
                                 (successor-in-interest by merger to Morgan
                                 Stanley Mortgage Capital Inc.), a New York
                                 limited liability company, is the sponsor of
                                 this transaction. As sponsor, Morgan Stanley
                                 Mortgage Capital Holdings LLC has organized and
                                 initiated the transactions in which the
                                 certificates will be issued and will sell
                                 mortgage loans to the depositor. The depositor
                                 will transfer the mortgage loans to the trust,
                                 and the trust will then issue the certificates.
                                 Morgan Stanley Mortgage Capital Holdings LLC is
                                 an affiliate of the depositor and Morgan
                                 Stanley & Co. Incorporated, one of the
                                 underwriters, and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. See
                                 "Transaction Parties--The Sponsor, Mortgage
                                 Loan Seller and Originator" in this prospectus
                                 supplement.

MORTGAGE LOAN SELLER..........   Morgan Stanley Mortgage Capital Holdings LLC,
                                 successor-in-interest by merger to Morgan
                                 Stanley Mortgage Capital Inc., will sell us
                                 ninety-seven (97) mortgage loans (which include
                                 seventy-two (72) mortgage loans in loan group 1
                                 and twenty-five (25) mortgage loans in loan
                                 group 2), representing 100% of the initial
                                 outstanding pool balance. See "Transaction
                                 Parties--The Sponsor, Mortgage Loan Seller and
                                 Originator" in this prospectus supplement.

SWAP COUNTERPARTY.............   Morgan Stanley Capital Services Inc., a
                                 Delaware corporation, is the swap counterparty.
                                 The obligation of Morgan Stanley Capital
                                 Services Inc. under each swap transaction will
                                 be guaranteed by Morgan Stanley. Morgan Stanley
                                 Capital Services Inc. is an affiliate of the
                                 depositor, of Morgan Stanley Mortgage Capital
                                 Holdings LLC, the sponsor of the transaction
                                 and the mortgage loan seller, and Morgan
                                 Stanley & Co. Incorporated, one of the
                                 underwriters.

ORIGINATOR....................   The mortgage loan seller or its affiliate
                                 originated or acquired the mortgage loans as to
                                 which it is acting as mortgage loan seller
                                 (other than the Beacon Seattle & DC Portfolio
                                 Pari Passu Loan (representing 8.2% of the
                                 initial outstanding pool balance and 10.1% of
                                 the initial outstanding loan group 1 balance),
                                 which the mortgage loan seller co-originated
                                 with Wachovia Bank, National Association and
                                 Bear Stearns Commercial Mortgage, Inc.). See
                                 "Transaction Parties--The Sponsor, Mortgage
                                 Loan Seller and Originator" in this prospectus
                                 supplement.

SIGNIFICANT OBLIGORS..........   The mortgaged property securing the mortgage
                                 loan identified on Appendix II to this
                                 prospectus supplement as the Columbia Center
                                 mortgage loan represents security for
                                 approximately 19.4% of the initial outstanding
                                 pool balance (and 23.9% of the initial loan
                                 group 1 balance). See "Description of the
                                 Mortgage Pool--Significant Obligors" in this
                                 prospectus supplement.

UNDERWRITERS..................   Morgan Stanley & Co. Incorporated and Bear,
                                 Stearns & Co. Inc. Morgan Stanley & Co.
                                 Incorporated is an affiliate of Morgan Stanley
                                 Mortgage Capital Holdings LLC, the sponsor and
                                 originator, of the depositor and of Morgan
                                 Stanley Capital Services Inc., the swap
                                 counterparty.

CUT-OFF DATE..................   July 1, 2007. For purposes of the information
                                 contained in this prospectus supplement
                                 (including the appendices to this prospectus
                                 supplement), scheduled payments due in July
                                 2007 with respect to mortgage loans not having
                                 payment dates on the first day of each month
                                 have been deemed received on July 1, 2007, not
                                 the actual day on which the scheduled payments
                                 were due.

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                                      S-13

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CLOSING DATE..................   On or about July 31, 2007.

DETERMINATION DATE............   The 8th day of each month, or, if the 8th day
                                 is not a business day, the next succeeding
                                 business day, commencing in August 2007.

DISTRIBUTION DATE.............   The 4th business day after the related
                                 determination date, commencing in August 2007.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

EXPECTED FINAL DISTRIBUTION
DATES.........................    Class A-1     April 12, 2012
                                 Class A-1A     April 12, 2017
                                  Class A-2      June 12, 2012
                                 Class A-2FL     June 12, 2012
                                  Class A-3    January 12, 2014
                                  Class A-4     August 12, 2016
                                  Class A-5     March 12, 2017
                                  Class A-M     April 12, 2017
                                 Class A-MFL    April 12, 2017
                                  Class A-J      May 12, 2017
                                 Class A-JFL     May 12, 2017
                                   Class B       May 12, 2017
                                   Class C       June 12, 2017
                                   Class D       June 12, 2017

                                 The expected final distribution date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the "Structuring Assumptions." Any
                                 mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.
                                 The actual final distribution date for any
                                 class may be earlier or later (and could be
                                 substantially later) than the expected final
                                 distribution date.

RATED FINAL DISTRIBUTION
DATE..........................   As to each class of certificates, the
                                 distribution date in April 2049, which is the
                                 latest rated final distribution date under any
                                 of the non-serviced mortgage loan pooling and
                                 servicing agreements.

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                                      S-14

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                              OFFERED CERTIFICATES

GENERAL.......................   We are offering the following fourteen (14)
                                 classes of our Series 2007-HQ12 Commercial
                                 Mortgage Pass-Through Certificates:

                                 o    Class A-l

                                 o    Class A-1A

                                 o    Class A-2

                                 o    Class A-2FL

                                 o    Class A-3

                                 o    Class A-4

                                 o    Class A-5

                                 o    Class A-M

                                 o    Class A-MFL

                                 o    Class A-J

                                 o    Class A-JFL

                                 o    Class B

                                 o    Class C

                                 o    Class D

                                 The entire series will consist of a total of
                                 thirty-two (32) classes, the following eighteen
                                 (18) of which are not being offered by this
                                 prospectus supplement and the accompanying
                                 prospectus: Class X, Class E, Class F, Class G,
                                 Class H, Class J, Class K, Class L, Class M,
                                 Class N, Class O, Class P, Class Q, Class S,
                                 Class T, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE ..........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 on the cover page of this prospectus
                                 supplement, and this balance may vary by up to
                                 5% on the closing date. Mortgage loans may be
                                 removed from or added to the mortgage pool
                                 prior to the closing date within this maximum
                                 permitted variance. Any reduction or increase
                                 in the number of mortgage loans within these
                                 parameters will result in consequential changes
                                 to the initial certificate balance of each
                                 class of offered certificates and to the other
                                 statistical data contained in this prospectus
                                 supplement. No changes in the statistical data
                                 will be made in the final prospectus supplement
                                 unless such changes are material.

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to the
                                 certificate balance of that class.

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                                      S-15

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                                 The certificate balances of the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates will be equal to
                                 the certificate balances of the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest and the Class A-JFL Regular Interest,
                                 respectively.

                                 The Class X Certificates, which are private
                                 certificates, will not have a certificate
                                 balance; this class of certificates will
                                 instead represent the right to receive
                                 distributions of interest accrued as described
                                 in this prospectus supplement on a notional
                                 amount. The notional amount of the Class X
                                 Certificates will be equal to the aggregate of
                                 the certificate balances of the classes of
                                 certificates (other than the Class T, Class X,
                                 Class R-I, Class R-II and Class R-III
                                 Certificates) outstanding from time to time.

                                 Any information provided in this prospectus
                                 supplement regarding the characteristics of the
                                 Class X Certificates, which are not offered
                                 pursuant to this prospectus supplement, is
                                 provided only to enhance your understanding of
                                 the offered certificates.

                                 Accordingly, the notional amount of the Class X
                                 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of, any class of certificates (other than the
                                 Class T, Class X, Class R-I, Class R-II and
                                 Class R-III Certificates) outstanding from time
                                 to time.

PASS-THROUGH RATES ...........   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 approximate initial pass-through rates for each
                                 class of offered certificates is set forth on
                                 the cover page of this prospectus supplement.

                                 Interest on your certificates (other than the
                                 Class A-2FL Certificates, the Class A-MFL
                                 Certificates and the Class A-JFL Certificates),
                                 the Class A-2FL Regular Interest, the Class
                                 A-MFL Regular Interest and the Class A-JFL
                                 Regular Interest will be calculated on the
                                 basis of a 360-day year consisting of twelve
                                 30-day months, also referred to in this
                                 prospectus supplement as a 30/360 basis.
                                 Interest on the Class A-2FL Certificates, the
                                 Class A-MFL Certificates and the Class A-JFL
                                 Certificates will be computed on the basis of
                                 the actual number of days elapsed during the
                                 related interest accrual period and a 360-day
                                 year

                                 The pass-through rate for the Class A-1
                                 Certificates will, at all times, be fixed at
                                 its initial rate of 5.519%. The pass-through
                                 rate for each of the Class A-1A, the Class A-2,
                                 Class A-3, Class A-4, Class A-5, Class A-M,
                                 Class A-J, Class B, Class C and Class D
                                 Certificates will, at all times, be a per annum
                                 rate equal to the weighted average net mortgage
                                 rate. The Class A-2FL Certificates, the Class
                                 A-MFL Certificates and the Class A-JFL
                                 Certificates will, at all times (subject to
                                 their conversion to a fixed rate following the
                                 termination of the swap agreement as described
                                 in this prospectus supplement), accrue interest
                                 at a per-annum rate equal to one-month LIBOR +
                                 0.250%, in the case of the Class A-2FL
                                 Certificates, one-month LIBOR + 0.415%, in the
                                 case of the Class A-MFL Certificates, and
                                 one-month LIBOR + 0.460%, in the case of the
                                 Class A-JFL Certificates (provided that for the
                                 initial interest accrual period interest will
                                 accrue at a per-annum rate equal to two-week
                                 LIBOR + 0.250%, in the case of the Class A-2FL
                                 Certificates, two-week LIBOR + 0.415%, in the
                                 case of the Class A-

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                                      S-16

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                                 MFL Certificates, and two-week LIBOR + 0.460%,
                                 in the case of the Class A-JFL Certificates, to
                                 reflect the shorter initial interest accrual
                                 period), subject to the limitations described
                                 in this prospectus supplement.

                                 The weighted average net mortgage rate for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate (including any
                                 subservicing or primary servicing fees), any
                                 excess servicing fee rate and the trustee fee
                                 rate. The relevant weighting is based upon the
                                 respective principal balances of the mortgage
                                 loans as in effect immediately prior to the
                                 relevant distribution date. For purposes of
                                 calculating the weighted average net mortgage
                                 rate, the mortgage loan interest rates will not
                                 include any default interest rate. The mortgage
                                 loan interest rates will also be determined
                                 without regard to any loan term modifications
                                 agreed to by the special servicer or resulting
                                 from any borrower's bankruptcy or insolvency.
                                 In addition, for purposes of calculating the
                                 weighted average net mortgage rate, if a
                                 mortgage loan does not accrue interest on a
                                 30/360 basis, its interest rate for any month
                                 will, in general, be deemed to be the rate per
                                 annum that, when calculated on a 30/360 basis,
                                 will produce the amount of interest that
                                 actually accrues on that mortgage loan in that
                                 month.

                                 With respect to the Class A-2FL Certificates,
                                 the Class A-MFL Certificates and the Class
                                 A-JFL Certificates, in the case of a default by
                                 the swap counterparty under the swap agreement,
                                 and until such default is cured or the swap
                                 agreement is replaced, the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates will accrue
                                 interest at the pass-through rate of the Class
                                 A-2FL Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 as applicable, which in all cases will, at all
                                 times, be equal to the weighted average net
                                 mortgage rate, calculated on a 30/360 basis.
                                 The Class A-2FL Regular Interest, the Class
                                 A-MFL Regular Interest and the Class A-JFL
                                 Regular Interest do not receive interest at a
                                 LIBOR-based rate. In the event that after
                                 payment of the net swap payment due from or to
                                 the swap counterparty, as the case may be,
                                 there are insufficient funds in the applicable
                                 Floating Rate Account to make the full
                                 distribution of the Class A-2FL Interest
                                 Distribution Amount, the Class A-MFL Interest
                                 Distribution Amount or the Class A-JFL Interest
                                 Distribution Amount to the holders of the Class
                                 A-2FL Certificates, the Class A-MFL
                                 Certificates or the Class A-JFL Certificates,
                                 as the case may be, the resulting interest
                                 shortfall will be borne by the holders of the
                                 Class A-2FL Certificates, the Class A-MFL
                                 Certificates and the Class A-JFL Certificates,
                                 as the case may be.

                                 If the pass-through rate on the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest is
                                 reduced below the weighted average net mortgage
                                 rate, there will be a corresponding
                                 dollar-for-dollar reduction in the interest
                                 payment made by the swap counterparty to the
                                 trust and, ultimately, a corresponding decrease
                                 in the effective pass-through rate on the Class
                                 A-2FL Certificates, Class A-MFL Certificates or
                                 the Class A-JFL Certificates, as the case may
                                 be, for such distribution date.

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                                      S-17

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                                 The pass-through rate applicable to the Class X
                                 Certificates for the initial distribution date
                                 will equal approximately 0.027% per annum. The
                                 pass-through rate applicable to the Class X
                                 Certificates for each distribution date will
                                 equal the weighted average of the respective
                                 strip rates (the "Class X Strip Rates") at
                                 which interest accrues from time to time on the
                                 respective components of the total notional
                                 amount of the Class X Certificates outstanding
                                 immediately prior to the related distribution
                                 date (weighted on the basis of the respective
                                 balances of those components outstanding
                                 immediately prior to that distribution date).
                                 Each of those components will equal the
                                 certificate balance of one of the classes of
                                 the certificates with a principal balance.

                                 The applicable Class X Strip Rate with respect
                                 to each such component for each such
                                 distribution date will equal the excess, if
                                 any, of (a) the weighted average net mortgage
                                 rate for such distribution date, over (b) the
                                 pass-through rate for such distribution date
                                 for the related class of certificates with a
                                 principal balance, or in the case of the Class
                                 A-2FL Certificates, the Class A-MFL
                                 Certificates or the Class A-JFL Certificates,
                                 the pass-through rate on the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 respectively. Under no circumstances will any
                                 Class X Strip Rate be less than zero.

                                 The pass-through rate for each of the Class E,
                                 Class F, Class G and Class H Certificates will,
                                 at all times, be a per annum rate equal to the
                                 weighted average net mortgage rate. The
                                 pass-through rate for each of the Class J,
                                 Class K, Class L, Class M, Class N, Class O,
                                 Class P, Class Q and Class S Certificates will
                                 be a per annum rate equal to the lesser of
                                 5.281% and the weighted average net mortgage
                                 rate. The Class T Certificates do not have a
                                 pass-through rate and are entitled to receive
                                 only excess interest on ARD loans following the
                                 anticipated repayment date of the ARD loans.

DISTRIBUTIONS

A. AMOUNT AND ORDER OF
      DISTRIBUTIONS...........   On each distribution date, you will be entitled
                                 to receive interest and principal distributed
                                 from funds available for distribution from the
                                 mortgage loans. These distributions may be
                                 based on amounts relating to mortgage loans in
                                 loan group 1, mortgage loans in loan group 2 or
                                 a combination of these loan groups, as
                                 described further in this prospectus
                                 supplement. Funds available for distribution to
                                 the certificates will be net of excess
                                 interest, excess liquidation proceeds and
                                 specified trust expenses, including all
                                 servicing fees, trustee fees and related
                                 compensation. Distributions to you will be in
                                 an amount equal to your certificate's interest
                                 and principal entitlement, subject to:

                                 (i)  payment of the respective interest
                                      entitlement for any class of certificates
                                      (or the Class A-2FL Regular Interest, in
                                      the case of the Class A-2FL Certificates,
                                      the Class A-MFL Regular Interest, in the
                                      case of the Class A-MFL Certificates, and
                                      the Class A-JFL Regular Interest, in the
                                      case of the Class A-JFL Certificates)
                                      bearing an earlier alphabetical
                                      designation (except in respect of the
                                      distribution of interest among the Class
                                      A-1, Class A-1A, Class A-2, Class A-3,
                                      Class A-4, Class A-5 and Class X
                                      Certificates and the Class A-2FL Regular
                                      Interest, which will have the same senior
                                      priority and be distributed pro rata and
                                      except that distributions to the Class A-M
                                      Certificates and the Class A-MFL Regular
                                      Interest,

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                                      S-18

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                                      pro rata with each other, will be paid
                                      after distributions to the foregoing
                                      classes and except that distributions to
                                      the Class A-J Certificates and the Class
                                      A-JFL Regular Interest, pro rata with each
                                      other, will be paid after distributions to
                                      the Class A-M Certificates and the Class
                                      A-MFL Regular Interest),

                                 (ii) if applicable, payment of the respective
                                      principal entitlement for the distribution
                                      date to the outstanding classes of
                                      certificates (or the Class A-2FL Regular
                                      Interest, in the case of the Class A-2FL
                                      Certificates, the Class A-MFL Regular
                                      Interest, in the case of the Class A-MFL
                                      Certificates, and the Class A-JFL Regular
                                      Interest, in the case of the Class A-JFL
                                      Certificates) having an earlier
                                      alphabetical designation (and, in the case
                                      of the Class A-1/Class A-1A, Class A-2,
                                      Class A-3, Class A-4 and Class A-5
                                      Certificates and the Class A-2FL Regular
                                      Interest, generally in that order (except
                                      that payments will be made to the Class
                                      A-2 Certificates and the Class A-2FL
                                      Regular Interest, pro rata with each
                                      other) and with respect to principal from
                                      the mortgage loans in loan group 1 or loan
                                      group 2, as applicable, as more fully
                                      described in this prospectus supplement)
                                      until the principal balance of each such
                                      class has been reduced to zero; provided,
                                      however, that the Class A-M Certificates
                                      and the Class A-MFL Regular Interest will
                                      receive distributions of principal, pro
                                      rata with each other, only after
                                      distributions of principal are made to the
                                      Class A-1, Class A-1A, Class A-2, Class
                                      A-3, Class A-4 and Class A-5 Certificates
                                      and Class A-2FL Regular Interest, and that
                                      the Class A-J Certificates and the Class
                                      A-JFL Regular Interest, pro rata with each
                                      other, will receive distributions of
                                      principal only after distributions are
                                      made to the Class A-M Certificates and the
                                      Class A-MFL Regular Interest, pro rata
                                      with each other, and

                                 (iii) the Class A-2FL Certificates, the Class
                                      A-MFL Certificates and the Class A-JFL
                                      Certificates receiving distributions of
                                      the Class A-2FL Available Funds, the Class
                                      A-MFL Available Funds and the Class A-JFL
                                      Available Funds, as the case may be, on
                                      each distribution date in the manner
                                      prescribed under "Description of the Swap
                                      Agreement" in this prospectus supplement.

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

                                 Generally, the Class A-1, Class A-2, Class A-3,
                                 Class A-4 and Class A-5 Certificates and the
                                 Class A-2FL Regular Interest will have priority
                                 with respect to payments received in respect of
                                 mortgage loans included in loan group 1.
                                 Generally, the Class A-1A Certificates will
                                 have priority with respect to payments received
                                 in respect of mortgage loans included in loan
                                 group 2.

B. INTEREST AND PRINCIPAL
      ENTITLEMENTS............   A description of the interest entitlement
                                 payable to each class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than one
                                 full month's interest at the pass-through rate
                                 on your certificate's principal

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                                      S-19

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                                 balance. In addition, the right of the master
                                 servicer, the special servicer and the trustee
                                 to reimbursement for payment of nonrecoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class R-I, Class R-II, Class R-III, Class T
                                 and Class X Certificates will not be entitled
                                 to principal distributions. The amount of
                                 principal required to be distributed on the
                                 classes entitled to principal on a particular
                                 distribution date will, in general, be equal to
                                 the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, for example,
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned;" and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

C. PREPAYMENT PREMIUMS/YIELD
      MAINTENANCE CHARGES.....   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X Certificates, on the one hand,
                                 and the classes of certificates entitled to
                                 principal (other than the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates), the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest and the Class A-JFL Regular Interest,
                                 on the other hand, is described in "Description
                                 of the Offered Certificates--Distributions" in
                                 this prospectus supplement. The Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates will not be
                                 entitled to receive any prepayment premiums or
                                 yield maintenance charges for so long as the
                                 swap agreement remains in place. See
                                 "Description of the
                                 Certificates--Distributions--The Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates" herein.

SUBORDINATION

A. GENERAL....................   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 excess liquidation proceeds and certain excess
                                 interest in connection with any mortgage loan
                                 having an anticipated repayment date) on any
                                 distribution date is depicted in descending
                                 order. The manner in which mortgage loan

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                                      S-20

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                                 losses (including interest losses other than
                                 losses with respect to certain excess interest
                                 in connection with any mortgage loan having an
                                 anticipated repayment date) are allocated is
                                 depicted in ascending order.

                                  ----------------------------
                                 |   Class A-l, Class A-1A*,  |
                                 |   Class A-2, Class A-2FL,  |
                                 |Class A-3, Class A-4, Class |
                                 |      A-5 and Class X**     |
                                  ----------------------------
                                                |
                                                |
                                  ----------------------------
                                 |        Class A-M and       |
                                 |         Class A-MFL        |
                                  ----------------------------
                                                |
                                                |
                                  ----------------------------
                                 |        Class A-J and       |
                                 |         Class A-JFL        |
                                  ----------------------------
                                                |
                                                |
                                  ----------------------------
                                 |           Class B          |
                                  ----------------------------
                                                |
                                                |
                                  ----------------------------
                                 |           Class C          |
                                  ----------------------------
                                                |
                                                |
                                  ----------------------------
                                 |           Class D          |
                                  ----------------------------
                                                |
                                                |
                                  ----------------------------
                                 |          Class E-S         |
                                  ----------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 *The Class A-1A Certificates generally have a
                                 priority entitlement to principal payments
                                 received in respect of mortgage loans included
                                 in loan group 2. The Class A-1, Class A-2,
                                 Class A-3, Class A-4 and Class A-5 Certificates
                                 and the Class A-2FL Regular Interest generally
                                 have a priority entitlement to principal
                                 payments received in respect of mortgage loans
                                 included in loan group 1. See "Description of
                                 the Offered Certificates--Distributions" in
                                 this prospectus supplement.

                                 **Interest only certificates. No principal
                                 payments or realized loan losses in respect of
                                 principal will be allocated to the Class X
                                 Certificates. However, any mortgage loan losses
                                 will reduce the notional amount of the Class X
                                 Certificates.

                                 In addition, while mortgage loan losses and
                                 available funds shortfalls will not be directly
                                 allocated to the Class A-2FL Certificates, the
                                 Class A-MFL Certificates or the Class A-JFL
                                 Certificates, mortgage loan losses and
                                 available funds shortfalls may be allocated to
                                 the Class A-2FL Regular Interest, the Class
                                 A-MFL Regular Interest or the Class A-JFL
                                 Regular Interest, in reduction of the
                                 certificate balance of the Class

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                                      S-21

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                                 A-2FL Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 respectively, and the amount of its respective
                                 interest entitlement. Any decrease in the
                                 certificate balance of the Class A-2FL Regular
                                 Interest, the Class A-MFL Regular Interest or
                                 the Class A-JFL Regular Interest, as the case
                                 may be, will result in a corresponding decrease
                                 in the certificate balance of the Class A-2FL
                                 Certificates, the Class A-MFL Certificates or
                                 the Class A-JFL Certificates, respectively, and
                                 any interest shortfalls suffered by the Class
                                 A-2FL Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 respectively, will reduce the amount of
                                 interest distributed on the Class A-2FL
                                 Certificates, the Class A-MFL Certificates or
                                 the Class A-JFL Certificates, respectively, to
                                 the extent described in this prospectus
                                 supplement

B. SHORTFALLS IN
      AVAILABLE FUNDS.........   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses. Among the
                                 causes of these shortfalls are the following:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer, the
                                      trustee or the special servicer, to the
                                      extent not covered by default interest and
                                      late payment charges paid by the borrower;
                                      and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Reductions in distributions to the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest
                                 will cause a corresponding reduction in
                                 distributions to the Class A-2FL Certificates,
                                 the Class A-MFL Certificates or the Class A-JFL
                                 Certificates, respectively, to the extent
                                 described in this prospectus supplement.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by the master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates (or the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest)
                                 in accordance with their respective interest
                                 entitlements as described in this prospectus
                                 supplement.

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                                      S-22

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                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A. GENERAL....................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date. With respect to mortgage loans
                                 not having due dates on the first day of each
                                 month, scheduled payments due in July 2007 have
                                 been deemed received on July 1, 2007.

                                 When information presented in this prospectus
                                 supplement with respect to mortgaged properties
                                 is expressed as a percentage of the initial
                                 pool balance, the percentages are based upon
                                 the cut-off date principal balances of the
                                 related mortgage loans or with respect to an
                                 individual property securing a multi-property
                                 mortgage loan, the portions of those loan
                                 balances allocated to such properties. The
                                 allocated loan amount for each mortgaged
                                 property securing a multi-property mortgage
                                 loan is set forth on Appendix II to this
                                 prospectus supplement.

                                 For purposes of this prospectus supplement,
                                 four (4) properties partially securing Mortgage
                                 Loan No. 3, the Beacon Seattle & DC Portfolio
                                 Pari Passu Loan, by way of pledges of the
                                 borrower's joint venture interest in the
                                 property owner and/or certain rights to
                                 proceeds from the related joint venture (or
                                 property owner) are included in the term
                                 "mortgaged properties" unless specifically
                                 excluded or the context otherwise requires.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be ninety-seven
                                 (97) mortgage loans (which include seventy-two
                                 (72) mortgage loans in loan group 1 and
                                 twenty-five (25) mortgage loans in loan group
                                 2) with an aggregate principal balance as of
                                 the cut-off date of approximately
                                 $1,958,564,352 (which includes $1,592,523,308
                                 in loan group 1 and $366,041,043 in loan group
                                 2). It is possible that the aggregate mortgage
                                 loan balance, the initial outstanding loan
                                 group 1 balance and the initial outstanding
                                 loan group 2 balance will vary by up to 5% on
                                 the closing date. As of the cut-off date, the
                                 principal balance of the mortgage loans in the
                                 mortgage pool ranged from approximately
                                 $1,100,000 to approximately $380,000,000 (and
                                 the balances of the mortgage loans ranged from
                                 approximately $1,145,576 to approximately
                                 $380,000,000 in loan group 1 and from
                                 approximately $1,100,000 to approximately
                                 $124,500,000 in loan group 2) and the mortgage
                                 loans had an approximate average balance of
                                 $20,191,385 (and an approximate average balance
                                 of $22,118,379 in loan group 1 and $14,641,642
                                 in loan group 2).

C. FEE SIMPLE/LEASEHOLD.......   One hundred twenty (120) mortgaged properties,
                                 securing mortgage loans representing 73.3% of
                                 the initial outstanding pool balance (which
                                 include eighty-six (86) mortgaged properties in
                                 loan group 1, representing 67.2% of the initial
                                 outstanding loan group 1 balance, and
                                 thirty-four (34) mortgaged properties in loan
                                 group 2, representing 100% of the initial
                                 outstanding loan group 2 balance), are subject
                                 to a mortgage, deed of trust or similar
                                 security instrument that creates a first
                                 mortgage lien on a fee simple estate in those
                                 mortgaged properties.

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                                      S-23

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                                 Four (4) mortgaged properties, securing
                                 mortgage loans representing 1.4% of the initial
                                 outstanding pool balance (and representing 1.7%
                                 of the initial outstanding loan group 1
                                 balance), are subject to a first mortgage lien
                                 on a leasehold interest in those mortgaged
                                 properties.

                                 Two (2) mortgaged properties, securing mortgage
                                 loans representing 24.0% of the initial
                                 outstanding pool balance (and representing
                                 29.5% of the initial outstanding loan group 1
                                 balance), are subject to a mortgage, deed of
                                 trust or similar security instrument that
                                 creates a first mortgage lien on a fee interest
                                 in a portion of the mortgaged property and a
                                 leasehold interest in the remaining portion of
                                 the mortgaged property. In circumstances where
                                 both the fee and leasehold interest in the
                                 entire mortgaged property are encumbered, we
                                 have treated that as an encumbered fee
                                 interest.

                                 Four (4) mortgaged properties, relating to 1.3%
                                 of the initial outstanding pool balance (and
                                 1.6% of the initial outstanding loan group 1
                                 balance) (which real properties relate to
                                 Mortgage Loan No. 3, referred to in this
                                 prospectus supplement as the Beacon Seattle &
                                 DC Portfolio Pari Passu Loan, which represents
                                 8.2% of the initial outstanding pool balance
                                 (and represents 10.1% of the initial
                                 outstanding loan group 1 balance)), the related
                                 borrower's interest in the real property is
                                 neither a fee interest nor a leasehold interest
                                 as described in the next paragraph.

                                 The Beacon Seattle & DC Portfolio Pari Passu
                                 Loan is secured by or has the benefit of (i)
                                 first mortgages or deeds of trust encumbering
                                 (a) fee interests in fifteen (15) mortgaged
                                 properties and (b) a leasehold interest in one
                                 (1) mortgaged property identified as "Key
                                 Center" on Appendix II to this prospectus
                                 supplement, (ii) with respect to one (1)
                                 mortgaged property identified as "Market
                                 Square" on Appendix II to this prospectus
                                 supplement, (a) a pledge of ownership interests
                                 in a joint venture that owns the property, (b)
                                 a pledge by the related borrower of a mortgage
                                 loan encumbering Market Square and a separate
                                 unsecured loan and (c) a covenant to deposit
                                 the related borrower's cash flows from the
                                 property into a specified account, and (iii)
                                 with respect to three (3) mortgaged properties
                                 identified as "Washington Mutual Tower,"
                                 "Reston Town Center" and "1300 North
                                 Seventeenth Street" on Appendix II to this
                                 prospectus supplement, a covenant to deposit
                                 the related borrowers' cash flows from those
                                 properties into a specified account. Each of
                                 the "Washington Mutual Tower," "Reston Town
                                 Center" and "1300 North Seventeenth Street"
                                 mortgaged properties are encumbered by existing
                                 secured debt to a third party and no portion of
                                 the indebtedness under the Beacon Seattle & DC
                                 Portfolio Pari Passu Loan has been allocated to
                                 those three mortgaged properties for purposes
                                 of the presentation in this prospectus
                                 supplement; however, a portion of the aggregate
                                 appraised value and cash flow of the Beacon
                                 Seattle & DC Portfolio properties is attributed
                                 to those three mortgaged properties.
                                 Notwithstanding the above, except where
                                 specifically stated otherwise, we refer to all
                                 twenty (20) of the real properties related to
                                 the Beacon Seattle & DC Portfolio loan group
                                 (including "Market Square," "Washington Mutual
                                 Tower," "Reston Town Center" and "1300 North
                                 Seventeenth Street") as "mortgaged properties"
                                 and "security" for the Beacon Seattle & DC
                                 Portfolio Loan Group. See "Appendix
                                 IV--Significant Loan Summaries--Mortgage Loan
                                 No. 3--The Beacon Seattle & DC Portfolio Loan".
                                 See also

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                                      S-24

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                                 "Risk Factors--Risks Related To The Beacon
                                 Seattle & DC Portfolio Loan Group" in this
                                 prospectus supplement.

D. PROPERTY TYPES.............   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                                       Percentage of Initial  Number of
                                                         Outstanding Pool      Mortgaged
                                     Property Type            Balance         Properties
                                 --------------------  ---------------------  ----------

                                 Office                        40.3%              31
                                 Multifamily                   28.1%              39
                                 Retail                        17.7%              38
                                 Hospitality                    7.6%               5
                                 Other                          3.0%               1
                                 Industrial                     2.5%              11
                                 Mixed Use                      0.5%               3
                                 Manufactured Housing
                                 Community                      0.3%               2

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

E. PROPERTY LOCATION..........   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the
                                 geographic areas with the highest
                                 concentrations of mortgaged properties, are as
                                 described in the table below:

                                                          Percentage of      Number of
                                                       Initial Outstanding   Mortgaged
                                   Geographic Areas        Pool Balance     Properties
                                 --------------------  -------------------  ----------

                                 Washington                   23.1%             11
                                 New York                     19.4%             17
                                 California                   10.0%             11
                                    Northern                   5.1%              3
                                    Southern                   4.9%              8
                                 Virginia                      9.6%             15
                                 Florida                       8.7%             13

                                 The remaining mortgaged properties are located
                                 throughout twenty-five (25) other states and
                                 the District of Columbia. None of these
                                 property locations has a concentration of
                                 mortgaged properties that represents security
                                 for more than 5.0% of the initial outstanding
                                 pool balance, as of the cut-off date. Northern
                                 California includes areas with zip codes above
                                 93600 and Southern California includes areas
                                 with zip codes of 93600 and below.

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                                      S-25

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                                 For information regarding the location of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

F. OTHER MORTGAGE
      LOAN FEATURES...........   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan had been thirty days
                                      or more past due in the past year;

                                 o    Seven (7) groups of mortgage loans,
                                      representing 5.7% of the initial
                                      outstanding pool balance, were made to the
                                      same borrower or to borrowers that are
                                      affiliated with one another through
                                      partial or complete direct or indirect
                                      common ownership (which include five (5)
                                      groups of mortgage loans exclusively in
                                      loan group 1, representing 3.7% of the
                                      initial outstanding loan group 1 balance,
                                      one (1) group of mortgage loans
                                      exclusively in loan group 2, representing
                                      5.3% of the initial outstanding loan group
                                      2 balance and one (1) group of mortgage
                                      loans with mortgage loans in both loan
                                      group 1 and loan group 2, representing
                                      1.8% of the initial outstanding pool
                                      balance). Of these seven (7) groups, the
                                      three (3) largest groups represent 1.8%,
                                      1.5% and 1.0%, respectively, of the
                                      initial outstanding pool balance. See
                                      Appendix II to this prospectus supplement.
                                      The related borrower concentrations of the
                                      three (3) largest groups exclusively in
                                      loan group 1 represent 1.8%, 0.6% and
                                      0.5%, respectively, of the initial
                                      outstanding loan group 1 balance, the
                                      group of mortgage loans exclusively in
                                      loan group 2 represents 5.3% of the
                                      initial outstanding loan group 2 balance,
                                      and the group of mortgage loans in loan
                                      group 1 and loan group 2 represents 1.8%
                                      of the initial outstanding pool balance;

                                 o    Twelve (12) mortgaged properties, securing
                                      mortgage loans representing 2.5% of the
                                      initial outstanding pool balance (and
                                      representing 3.0% of the initial
                                      outstanding loan group 1 balance), are
                                      each 100% leased to a single tenant;

                                 o    All of the mortgage loans bear interest at
                                      fixed rates;

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these mortgage
                                      loans, resulting in a higher final payment
                                      on these mortgage loans; and

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any mortgage
                                      loan having an anticipated repayment date
                                      after the applicable anticipated repayment
                                      date for the related mortgage loan).

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G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Ninety-seven (97) mortgage loans,
                                      representing 100% of the initial
                                      outstanding pool balance, are "balloon
                                      loans" (which include seventy-two (72)
                                      mortgage loans in loan group 1,
                                      representing 100% of the initial
                                      outstanding loan group 1 balance, and
                                      twenty-five (25) mortgage loans in loan
                                      group 2, representing 100% of the initial
                                      outstanding loan group 2 balance). One (1)
                                      of these mortgage loans, representing 3.0%
                                      of the initial outstanding pool balance
                                      (and representing 3.6% of the initial
                                      outstanding loan group 1 balance), is a
                                      mortgage loan that has an anticipated
                                      repayment date that provides for an
                                      increase in the mortgage rate and/or
                                      principal amortization at a specified date
                                      prior to stated maturity. One (1) of the
                                      balloon loans, representing 2.3% of the
                                      initial outstanding pool balance
                                      (representing 12.2% of the initial
                                      outstanding loan group 2 balance),
                                      amortizes principal in accordance with the
                                      schedule attached to this prospectus
                                      supplement as Schedule A. For purposes of
                                      this prospectus supplement, we consider a
                                      mortgage loan to be a "balloon loan" if
                                      its principal balance is not scheduled to
                                      be fully or substantially amortized by the
                                      loan's stated maturity date or anticipated
                                      repayment date, as applicable.

H. INTEREST ONLY LOANS........   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Thirty-nine (39) mortgage loans,
                                      representing 13.4% of the initial
                                      outstanding pool balance (which include
                                      twenty-seven (27) mortgage loans in loan
                                      group 1, representing 11.2% of the initial
                                      outstanding loan group 1 balance, and
                                      twelve (12) mortgage loans in loan group
                                      2, representing 23.0% of the initial
                                      outstanding loan group 2 balance),
                                      currently provide for monthly payments of
                                      interest only for a portion of their
                                      respective terms, ranging from twelve (12)
                                      months to sixty (60) months, and then
                                      provide for the monthly payment of
                                      principal and interest over their
                                      respective remaining terms; and

                                 o    Twenty-eight (28) mortgage loans,
                                      representing 76.5% of the initial
                                      outstanding pool balance (which include
                                      twenty-one (21) mortgage loans in loan
                                      group 1, representing 81.3% of the initial
                                      outstanding loan group 1 balance, and
                                      seven (7) mortgage loans in loan group 2,
                                      representing 55.6% of the initial
                                      outstanding loan group 2 balance),
                                      currently provide for monthly payments of
                                      interest only for their entire respective
                                      terms.

I. PREPAYMENT/DEFEASANCE
      PROVISIONS..............   As of the cut-off date, each of the mortgage
                                 loans restricts voluntary principal prepayments
                                 as follows:

                                 o    Sixty-five (65) mortgage loans,
                                      representing 47.1% of the initial
                                      outstanding pool balance (which include
                                      forty-nine (49) mortgage loans in loan
                                      group 1, representing 43.7% of the initial
                                      outstanding loan group 1 balance, and
                                      sixteen (16) mortgage loans in loan group
                                      2, representing 61.7% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      for a period ending on a date determined
                                      by the related mortgage note (which

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                                      S-27

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                                      may be the maturity date), which period is
                                      referred to in this prospectus supplement
                                      as a lock-out period, but permit the
                                      related borrower, after an initial period
                                      of at least two years following the date
                                      of issuance of the certificates, to
                                      defease the mortgage loan by pledging
                                      "government securities" as defined in
                                      Section 2(a)(16) of the Investment Company
                                      Act of 1940 that provide for payment on or
                                      prior to each due date through and
                                      including the maturity date (or the
                                      earlier due date on which the mortgage
                                      loan first becomes freely prepayable) of
                                      amounts at least equal to the amounts that
                                      would have been payable on those dates
                                      under the terms of the mortgage loans and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage;

                                 o    Two (2) mortgage loans, representing 27.6%
                                      of the initial outstanding pool balance
                                      (and representing 34.0% of the initial
                                      outstanding loan group 1 balance), have no
                                      lock-out period, permit voluntary
                                      principal prepayments at any time if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula and 1.0% of the amount
                                      prepaid, and permit the related borrower,
                                      after an initial period of at least two
                                      (2) years following the date of issuance
                                      of the certificates, to defease the
                                      mortgage loan by pledging "government
                                      securities" as defined above;

                                 o    Sixteen (16) mortgage loans, representing
                                      11.3% of the initial outstanding pool
                                      balance (which include twelve (12)
                                      mortgage loans in loan group 1,
                                      representing 10.3% of the initial
                                      outstanding loan group 1 balance, and four
                                      (4) mortgage loans in loan group 2,
                                      representing 15.8% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provide for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid;

                                 o    Ten (10) mortgage loans, representing 9.9%
                                      of the initial outstanding pool balance
                                      (which include eight (8) mortgage loans in
                                      loan group 1, representing 10.7% of the
                                      initial outstanding loan group 1 balance,
                                      and two (2) mortgage loans in loan group
                                      2, representing 6.4% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provide for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid, and also
                                      permits the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      certificates, to defease the mortgage loan
                                      by pledging "government securities" as
                                      defined above; and

                                 o    Four (4) mortgage loans, representing 4.1%
                                      of the initial outstanding pool balance
                                      (which include one (1) mortgage loan in
                                      loan group 1, representing 1.3% of the
                                      initial outstanding loan group 1 balance,
                                      and three (3) mortgage loans in loan group
                                      2 representing 16.1% of the initial
                                      outstanding loan group 2 balance), have no
                                      lock-out period and permit voluntary
                                      principal prepayments at any time if
                                      accompanied by a prepayment premium or
                                      yield

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                                      S-28

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                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula and 1.0% of the amount prepaid.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II to this prospectus supplement for
                                 more details about the various yield
                                 maintenance formulas.

                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    One (1) mortgage loan, representing 8.7%
                                      of the initial outstanding pool balance
                                      (and representing 10.7% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of any of the
                                      mortgaged properties subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to, the
                                      following: (a) the debt service coverage
                                      ratio of the remaining mortgaged
                                      properties immediately following the
                                      release being at least equal to 1.20x, (b)
                                      deposit of defeasance collateral in an
                                      amount equal to the allocated loan amount
                                      of the property being released and (c) the
                                      aggregate loan-to-value ratio of the
                                      remaining mortgaged properties being not
                                      less than the lesser of (x) 79.1% and (y)
                                      the loan-to-value ratio of the remaining
                                      mortgaged properties immediately preceding
                                      the release;

                                 o    One (1) mortgage loan, representing 8.2%
                                      of the initial outstanding pool balance
                                      (and representing 10.1% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of any of the
                                      mortgaged properties subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to, the
                                      following: (a) if the debt service
                                      coverage ratio for such mortgage loan
                                      (based on actual net operating income,
                                      with certain adjustments, and calculated
                                      based on mortgage debt only) is less than
                                      1.45x, partial releases are permitted
                                      subject to payment of the greater of (i)
                                      90% of net sales proceeds of the property
                                      being released and (ii) 110% of the
                                      allocated loan amount of the property
                                      being released, provided that after such
                                      prepayment and release, the debt service
                                      coverage ratio is at least equal to the
                                      greater of (i) 1.07x and (ii) the debt
                                      service coverage ratio immediately prior
                                      to such prepayment and release; and (b) if
                                      the debt service coverage ratio for such
                                      mortgage loan is greater than or equal to
                                      1.45x, partial releases are permitted
                                      subject to payment of the greater of (i)
                                      75% of net sales proceeds of the property
                                      being released and (ii) 100% of the
                                      allocated loan amount of the property
                                      being released, provided that after such
                                      prepayment and release, the debt service
                                      coverage ratio is at least equal to the
                                      greater of (i) 1.45x and (ii) the debt
                                      service coverage ratio immediately prior
                                      to such prepayment and release. In
                                      addition, the Beacon Seattle & DC
                                      Portfolio Loan permits the release of the
                                      mortgaged properties identified as
                                      "Washington Mutual Tower," "Reston Town
                                      Center" and "1300 North Seventeenth
                                      Street" on Appendix II to this prospectus

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                                      S-29

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                                      supplement subject to the satisfaction of
                                      certain conditions including, but not
                                      limited to: (a) the payment of release
                                      amounts of (x) $235,000,000 for Washington
                                      Mutual Tower, (y) $130,000,000 for Reston
                                      Town Center and (z) $75,000,000 for 1300
                                      North Seventeenth Street, and (b) the debt
                                      service coverage ratio immediately
                                      following the release being at least equal
                                      to the greater of 1.08x and the debt
                                      service coverage ratio immediately
                                      preceding the prepayment and release. See
                                      "Appendix IV--Significant Loan
                                      Summaries--Mortgage Loan No. 3--The Beacon
                                      Seattle & DC Portfolio Loan" in this
                                      prospectus supplement for more details
                                      with respect to this mortgage loan;

                                 o    One (1) mortgage loan, representing 6.4%
                                      of the initial outstanding pool balance
                                      (and representing 34.0% of the initial
                                      outstanding loan group 2 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of any of the
                                      mortgaged properties from the lien of the
                                      mortgage loan subject to the satisfaction
                                      of certain conditions including, but not
                                      limited to, (i) the defeasance of an
                                      amount equal to 110% of the allocated
                                      mortgage loan amount of the mortgaged
                                      property being released and (ii) the debt
                                      service coverage ratio of the remaining
                                      properties immediately following the
                                      release being at least equal to the
                                      greater of 1.09x and the debt service
                                      coverage ratio immediately preceding the
                                      release;

                                 o    One (1) mortgage loan, representing 2.3%
                                      of the initial outstanding pool balance
                                      (and representing 12.2% of the initial
                                      outstanding loan group 2 balance), is
                                      secured by multiple parcels and permits
                                      the release of either parcel from the lien
                                      of the related mortgage subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to, (i) the
                                      release is solely for the purpose of
                                      conversion of not more than two (2) of the
                                      residential buildings to condominium use,
                                      (ii) prepayment of no more than
                                      $30,000,000 of the loan amount, (iii)
                                      payment of all related expenses and a
                                      release fee of $25,000 and (iv) the
                                      loan-to-value ratio of the remaining
                                      parcels being not more than 70% (see
                                      "Appendix IV--Significant Loan
                                      Summaries--Mortgage Loan No. 10--AMLI at
                                      Seven Bridges" in this prospectus
                                      supplement for more details with respect
                                      to this mortgage loan);

                                 o    One (1) mortgage loan, representing 0.4%
                                      of the initial outstanding pool balance
                                      (and representing 0.5% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple parcels and permits
                                      the release either parcel from the lien of
                                      the related mortgage after the 7th year of
                                      the loan subject to the satisfaction of
                                      certain conditions including, but not
                                      limited to, (i) the debt service coverage
                                      ratio of the remaining parcels immediately
                                      following the release being equal to the
                                      greater of 1.30x and the debt service
                                      coverage ratio immediately preceding the
                                      release, and (ii) payment of the release
                                      price of $3,825,000 during the 7th year of
                                      the loan, $3,725,000 during the 8th year
                                      of the loan and $3,625,000 thereafter; and

                                 o    Two (2) mortgage loans, representing 0.3%
                                      of the initial outstanding pool balance
                                      (and representing 0.4% of the initial
                                      outstanding loan group 1 balance), are
                                      cross-collateralized and cross-defaulted
                                      with each other and permit the related
                                      borrower to release one or more of the
                                      related mortgaged properties and/or
                                      release the cross-collateralization with
                                      respect to the related

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                                      S-30

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                                      mortgaged property or properties, upon the
                                      satisfaction of certain conditions
                                      including, but not limited to, (i) payment
                                      of 125% of the allocated loan amount of
                                      the mortgaged property being released,
                                      (ii) the debt service coverage ratio with
                                      respect to the remaining mortgaged
                                      properties being no less than 1.15x and
                                      (iii) the aggregate and stand-alone
                                      loan-to-value ratio of the remaining
                                      mortgaged properties being not more than
                                      80% of the fair market value of those
                                      mortgaged properties.

                                 See Appendix II to this prospectus supplement
                                 for specific yield maintenance provisions with
                                 respect to the prepayment and defeasance
                                 provisions set forth above.

                                 In addition to the prepayment and defeasance
                                 provisions described above, certain of the
                                 mortgage loans provide that the related
                                 borrower may obtain the release of one property
                                 in a multi-property loan by substituting a new
                                 property that meets certain requirements set
                                 forth in the mortgage loan documents, including
                                 that it has a fair market value no less than
                                 the greater of the fair market value of the
                                 replaced property at origination or immediately
                                 prior to the substitution and the debt service
                                 coverage ratio after giving effect to the
                                 substitution is at least equal to the debt
                                 service coverage ratio immediately prior to the
                                 substitution. One (1) of the mortgage loans,
                                 representing 3.0% of the initial outstanding
                                 pool balance (and representing 3.6% of the
                                 initial outstanding loan group 1 balance),
                                 provides for substitution as further discussed
                                 in the footnotes to Appendix II to this
                                 prospectus supplement.

                                 Notwithstanding the above, the mortgage loans
                                 generally provide that the related borrower may
                                 prepay the mortgage loan without prepayment
                                 premium or defeasance requirements commencing
                                 one (1) to sixty-one (61) payment dates prior
                                 to and including the maturity date or the
                                 anticipated repayment date.

                                 In addition, certain mortgage loans provide for
                                 the free release, without prepayment or
                                 defeasance, of outparcels or other portions of
                                 the related mortgaged property that were given
                                 no value or minimal value in the underwriting
                                 process, subject to the satisfaction of certain
                                 conditions. In addition, certain of the
                                 mortgage loans may permit the related borrower
                                 to substitute collateral under certain
                                 circumstances.

                                 See the footnotes to Appendix II to this
                                 prospectus supplement for more details
                                 concerning certain of the foregoing provisions
                                 including the method of calculation of any
                                 prepayment premium or yield maintenance charge
                                 which will vary for any mortgage loan.

J. MORTGAGE LOAN RANGES AND
      WEIGHTED AVERAGES.......   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

   i. MORTGAGE INTEREST RATES    Mortgage interest rates ranging from 5.050% per
                                 annum to 7.250% per annum (and ranging from
                                 5.050% per annum to 6.500% per annum for loan
                                 group 1 and from 5.350% per annum to 7.250% per
                                 annum for loan group 2), and a weighted average
                                 mortgage interest rate of 5.658% per annum (and
                                 5.609% per annum for loan group 1 and 5.875%
                                 per annum for loan group 2);

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                                      S-31

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   ii.  ORIGINAL TERMS           Original terms to scheduled maturity ranging
                                 from sixty (60) months to one hundred eighty
                                 (180) months (and ranging from sixty (60)
                                 months to one hundred eighty (180) months with
                                 respect to the mortgage loans in loans group 1,
                                 and ranging from sixty (60) months to one
                                 hundred thirty-two (132) months with respect to
                                 the mortgage loans in loan group 2), and a
                                 weighted average original term to scheduled
                                 maturity of ninety (90) months (and a weighted
                                 average original term to scheduled maturity of
                                 ninety (90) months with respect to the mortgage
                                 loans in loan group 1, and a weighted average
                                 original term to scheduled maturity of
                                 ninety-two (92) months with respect to the
                                 mortgage loans in loan group 2);

   iii. REMAINING TERMS          Remaining terms to scheduled maturity ranging
                                 from forty-two (42) months to one hundred
                                 seventy-nine (179) months (and ranging from
                                 fifty-five (55) months to one hundred
                                 seventy-nine (179) months for loan group 1 and
                                 from forty-two (42) months to one hundred
                                 twenty-five (125) months for loan group 2), and
                                 a weighted average remaining term to scheduled
                                 maturity of eighty-six (86) months (and
                                 weighted average remaining term to scheduled
                                 maturity of eighty-seven (87) months for loan
                                 group 1 and eighty-two (82) months for loan
                                 group 2);

   iv.  REMAINING AMORTIZATION
        TERMS                    Remaining amortization terms (excluding loans
                                 which provide for interest only payments for
                                 the entire loan term) ranging from two hundred
                                 ninety-seven (297) months to three hundred
                                 sixty (360) months (and ranging from two
                                 hundred ninety-seven (297) months to three
                                 hundred sixty (360) months for loan group 1 and
                                 from three hundred fifty-three (353) months to
                                 three hundred sixty (360) months for loan group
                                 2), and a weighted average remaining
                                 amortization term of three hundred fifty-five
                                 (355) months (and three hundred fifty-three
                                 (353) months for loan group 1 and three hundred
                                 fifty-eight (358) months for loan group 2);

   v.   LOAN-TO-VALUE RATIOS     Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 28.4%
                                 to 80.1% (and range from 43.3% to 80.1% for
                                 loan group 1 and from 28.4% to 80.0% for loan
                                 group 2), and a weighted average loan-to-value
                                 ratio, calculated as described in this
                                 prospectus supplement, of 67.0% (and 66.3% for
                                 loan group 1 and 70.1% for loan group 2);

                                 For each of the mortgage loans, the
                                 loan-to-value ratio was calculated according to
                                 the methodology set forth in this prospectus
                                 supplement based on the estimate of value from
                                 a third-party appraisal, which was generally
                                 conducted after February 2005;

                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement;

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                                      S-32

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   vi.  DEBT SERVICE COVERAGE
        RATIOS                   Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, ranging from 1.01x to
                                 3.27x (and ranging from 1.01x to 2.40x for loan
                                 group 1 and from 1.03x to 3.27x for loan group
                                 2) and a weighted average debt service coverage
                                 ratio, calculated as described in this
                                 prospectus supplement, of 1.37x (and 1.40x for
                                 loan group 1 and 1.23x for loan group 2). These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement; and

   vii. DEBT SERVICE COVERAGE
        RATIOS POST IO PERIOD    Debt Service Coverage Ratio Post IO Period,
                                 determined according to the methodology
                                 presented in this prospectus supplement,
                                 ranging from 1.00x to 3.27x (and ranging from
                                 1.00x to 2.40x for loan group 1 and from 1.03x
                                 to 3.27x for loan group 2), and a weighted
                                 average debt service coverage ratio, calculated
                                 as described in this prospectus supplement, of
                                 1.34x (and 1.37x for loan group 1 and 1.18x for
                                 loan group 2).

                                 "Debt Service Coverage Ratio Post IO Period" or
                                 "DSCR Post IO Period" means, with respect to
                                 the related mortgage loan that has an
                                 interest-only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest-only period. See "Description of the
                                 Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement.

   viii. OTHER                   In addition, in the case of the Beacon Seattle
                                 & DC Portfolio Pari Passu Loan, debt service
                                 coverage ratio and loan-to-value information is
                                 generally presented in this prospectus
                                 supplement in a manner that includes the
                                 underwritten cash flow or the value (or
                                 allocable portion thereof) of all the related
                                 properties, including "Market Square" and the
                                 related "cash flow properties," in the
                                 aggregate underwritten cash flow or aggregate
                                 appraised value of the Beacon Seattle & DC
                                 Portfolio properties.

                                 See the footnotes to Appendix II to this
                                 prospectus supplement and "Appendix
                                 IV--Significant Loan Summaries--Mortgage Loan
                                 No. 3--The Beacon Seattle & DC Portfolio Loan"
                                 for information regarding the debt service
                                 coverage ratio and loan-to-value ratio of the
                                 Beacon Seattle & DC Portfolio Pari Passu Loan.

K. NON-SERVICED MORTGAGE
   LOANS......................   The Beacon Seattle & DC Portfolio Pari Passu
                                 Loan, which, as of the cut-off date, had an
                                 aggregate outstanding principal balance of
                                 $161,000,000 and represents 8.2% of the initial
                                 outstanding pool balance (and represents 10.1%
                                 of the initial outstanding loan group 1
                                 balance), is secured by the related mortgaged
                                 properties on a pari passu basis with, and
                                 pursuant to the same mortgage as, six (6) other
                                 notes, not included in the trust, which had
                                 original principal balances of approximately
                                 $775,000,000, $394,477,317, $485,522,683,
                                 $414,000,000, $414,000,000 and $56,000,000 (the
                                 "Beacon Seattle &

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                                      S-33

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                                 DC Portfolio Companion Loan A-1," the "Beacon
                                 Seattle & DC Portfolio Companion Loan A-4," the
                                 "Beacon Seattle & DC Portfolio Companion Loan
                                 A-5," the "Beacon Seattle & DC Portfolio
                                 Companion Loan A-6," the "Beacon Seattle & DC
                                 Portfolio Companion Loan A-7" and the "Beacon
                                 Seattle & DC Portfolio B Note," respectively,
                                 and collectively, the "Beacon Seattle & DC
                                 Portfolio Companion Loan"). The Beacon Seattle
                                 & DC Portfolio Companion Loan has the same
                                 interest rate, maturity date and amortization
                                 terms as the Beacon Seattle & DC Portfolio Pari
                                 Passu Loan. The Beacon Seattle & DC Portfolio
                                 Pari Passu Loan and the Beacon Seattle & DC
                                 Portfolio Companion Loan are collectively
                                 referred to herein as the "Beacon Seattle & DC
                                 Portfolio Loan Group." The mortgaged properties
                                 securing the Beacon Seattle & DC Portfolio Pari
                                 Passu Loan also currently have additional
                                 subordinated mezzanine financing in place with
                                 original principal balances of approximately
                                 $34,666,667, $34,666,667, $30,666,666 (these
                                 three notes collectively, the "Beacon Seattle &
                                 DC Portfolio First Mezzanine Loan"),
                                 $36,400,000, $36,400,000 and $32,200,000 (these
                                 three notes collectively, the "Beacon Seattle &
                                 DC Portfolio Second Mezzanine Loan" and,
                                 together with the Beacon Seattle & DC Portfolio
                                 First Mezzanine Loan, the "Beacon Seattle & DC
                                 Portfolio Mezzanine Loans") that are not
                                 secured by the related mortgaged properties.
                                 The Beacon Seattle & DC Portfolio Mezzanine
                                 Loans are not assets of the trust.

                                 The Beacon Seattle & DC Portfolio Loan Group is
                                 currently being serviced and administered by
                                 Wells Fargo Bank, National Association pursuant
                                 to the MSCI 2007-IQ14 Pooling and Servicing
                                 Agreement. Wachovia Bank, National Association,
                                 a national banking association, will act as
                                 primary servicer with respect to the Beacon
                                 Seattle & DC Portfolio Loan Group pursuant to a
                                 primary servicing agreement between itself and
                                 Wells Fargo Bank, National Association, in the
                                 latter entity's capacity as master servicer
                                 under the MSCI 2007-IQ14 Pooling and Servicing
                                 Agreement. The MSCI 2007-IQ14 Pooling and
                                 Servicing Agreement provides for servicing
                                 arrangements that are generally consistent with
                                 the terms of other comparably rated commercial
                                 mortgage loan securitizations. See "Servicing
                                 of the Mortgage Loans--Servicing of the A/B
                                 Mortgage Loans, the Beacon Seattle & DC
                                 Portfolio Loan Group, the RREEF Portfolio Loan
                                 Group, the Deptford Mall Loan Group and The
                                 Axton Loan Group--The Beacon Seattle & DC
                                 Portfolio Loan Group" in this prospectus
                                 supplement.

                                 The terms of the MSCI 2007-IQ14 Pooling and
                                 Servicing Agreement provide that:

                                 o    The Bank of New York Trust Company,
                                      National Association, which is the trustee
                                      under the MSCI 2007-IQ14 Pooling and
                                      Servicing Agreement, will, in that
                                      capacity, be the mortgagee of record with
                                      respect to the mortgaged property securing
                                      the Beacon Seattle & DC Portfolio Pari
                                      Passu Loan;

                                 o    Wells Fargo Bank, National Association,
                                      which is a master servicer under the MSCI
                                      2007-IQ14 Pooling and Servicing Agreement,
                                      will, in that capacity, be the master
                                      servicer for the Beacon Seattle & DC
                                      Portfolio Pari Passu Loan, subject to
                                      replacement pursuant to the terms of the
                                      MSCI 2007-IQ14 Pooling and Servicing
                                      Agreement; and

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                                      S-34

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                                 o    Centerline Servicing Inc., which is the
                                      special servicer under the MSCI 2007-IQ14
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the special servicer for
                                      the Beacon Seattle & DC Portfolio Pari
                                      Passu Loan, subject to replacement
                                      pursuant to the terms of the MSCI
                                      2007-IQ14 Pooling and Servicing Agreement.

                                 Throughout this prospectus supplement, unless
                                 otherwise specified, the underwritten debt
                                 service coverage ratio for the Beacon Seattle &
                                 DC Portfolio Pari Passu Loan is assumed to be
                                 1.25x and the cut-off date loan-to-value ratio
                                 for that mortgage loan is assumed to be 68.2%,
                                 in each case calculated as described under
                                 "Appendix IV--Significant Loan Summaries--
                                 Mortgage Loan No. 3--The Beacon Seattle & DC
                                 Portfolio Loan."

                                 The RREEF Portfolio Pari Passu Loan, which, as
                                 of the cut-off date, had an aggregate
                                 outstanding principal balance of $124,500,000
                                 and represents 6.4% of the initial outstanding
                                 pool balance (and represents 34.0% of the
                                 initial outstanding loan group 2 balance), is
                                 secured by the related mortgaged properties on
                                 a pari passu basis with, and pursuant to the
                                 same mortgage as, four (4) other notes, not
                                 included in the trust, which had original
                                 principal balances of approximately
                                 $125,000,000, $110,000,000, $28,500,000 and
                                 $22,000,000 (the "RREEF Portfolio Companion
                                 Loan A-1," the "RREEF Portfolio Companion Loan
                                 A-2," the "RREEF Portfolio Companion Loan A-5"
                                 and the "RREEF Portfolio Companion Loan A-6,"
                                 respectively, and collectively, the "RREEF
                                 Portfolio Companion Loan"). The RREEF Portfolio
                                 Companion Loan has the same interest rate,
                                 maturity date and amortization terms as the
                                 RREEF Portfolio Pari Passu Loan, except that
                                 the RREEF Portfolio Companion Loan A-6 has an
                                 interest rate of 5.610%, which is higher than
                                 the interest rate on the RREEF Portfolio Pari
                                 Passu Loan, the RREEF Portfolio Companion Loan
                                 A-1, the RREEF Portfolio Companion Loan A-2 and
                                 the RREEF Portfolio Companion Loan A-5. The
                                 RREEF Portfolio Pari Passu Loan and the RREEF
                                 Portfolio Companion Loan are collectively
                                 referred to herein as the "RREEF Portfolio Loan
                                 Group."

                                 The RREEF Portfolio Loan Group is currently
                                 being serviced and administered by Capmark
                                 Finance Inc. pursuant to the MSCI 2007-HQ11
                                 Pooling and Servicing Agreement. See
                                 "Transaction Parties--The Master
                                 Servicer--Capmark Finance Inc." The MSCI
                                 2007-HQ11 Pooling and Servicing Agreement
                                 provides for servicing arrangements that are
                                 generally consistent with the terms of other
                                 comparably rated commercial mortgage loan
                                 securitizations. See "Transaction Parties--The
                                 Master Servicer--Capmark Finance Inc." and
                                 "Servicing of the Mortgage Loans--Servicing of
                                 the A/B Mortgage Loans, the Beacon Seattle & DC
                                 Portfolio Loan Group, the RREEF Portfolio Loan
                                 Group, the Deptford Mall Loan Group and The
                                 Axton Loan Group--The RREEF Portfolio Loan
                                 Group" in this prospectus supplement.

                                 The Deptford Mall Pari Passu Loan, which, as of
                                 the cut-off date, had an outstanding principal
                                 balance of $60,000,000 and represents 3.1% of
                                 the initial outstanding pool balance (and
                                 represents 3.8% of the initial outstanding loan
                                 group 1 balance), is secured by the related
                                 mortgaged property on a pari passu basis with,
                                 and pursuant to the same mortgage as, one (1)
                                 other note, not included in the trust, which
                                 had an original principal balance of
                                 approximately $80,000,000 (the "Deptford Mall
                                 Companion Loan"). The mortgaged property that
                                 secures the Deptford

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                                      S-35

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                                 Mall Pari Passu Loan also secures on a
                                 subordinate basis to the Deptford Mall Pari
                                 Passu Loan, two (2) other notes, not included
                                 in the trust, which had original principal
                                 balances of approximately $20,000,000 and
                                 $12,500,000 (collectively, the "Deptford Mall B
                                 Note"). The Deptford Mall Pari Passu Loan, the
                                 Deptford Mall Companion Loan and the Deptford
                                 Mall B Note are collectively referred to herein
                                 as the "Deptford Mall Loan Group."

                                 The Deptford Mall Loan Group is currently being
                                 serviced and administered by Capmark Finance
                                 Inc. pursuant to the MSCI 2007-HQ11 Pooling and
                                 Servicing Agreement. See "Transaction
                                 Parties--The Master Servicer--Capmark Finance
                                 Inc." and "Servicing of the Mortgage
                                 Loans--Servicing of the A/B Mortgage Loans, the
                                 Beacon Seattle & DC Portfolio Loan Group, the
                                 RREEF Portfolio Loan Group, the Deptford Mall
                                 Loan Group and The Axton Loan Group--The
                                 Deptford Mall Loan Group" in this prospectus
                                 supplement.

                                 The terms of the MSCI 2007-HQ11 Pooling and
                                 Servicing Agreement provide that:

                                 o    Wells Fargo Bank, National Association,
                                      which is the trustee under the MSCI
                                      2007-HQ11 Pooling and Servicing Agreement,
                                      will, in that capacity, be the mortgagee
                                      of record with respect to the mortgaged
                                      property securing each of the RREEF
                                      Portfolio Pari Passu Loan and the Deptford
                                      Mall Pari Passu Loan;

                                 o    Capmark Finance Inc., which is the master
                                      servicer under the MSCI 2007-HQ11 Pooling
                                      and Servicing Agreement, will, in that
                                      capacity, be the master servicer for the
                                      RREEF Portfolio Pari Passu Loan and the
                                      Deptford Mall Pari Passu Loan, subject to
                                      replacement pursuant to the terms of the
                                      MSCI 2007-HQ11 Pooling and Servicing
                                      Agreement; and

                                 o    J.E. Robert Company, Inc., which is the
                                      special servicer under the MSCI 2007-HQ11
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the special servicer for
                                      the RREEF Portfolio Pari Passu Loan and
                                      the Deptford Mall Pari Passu Loan, subject
                                      to replacement pursuant to the terms of
                                      the MSCI 2007-HQ11 Pooling and Servicing
                                      Agreement.

                                 See "Servicing of the Mortgage Loans--
                                 Servicing of the A/B Mortgage Loans, the Beacon
                                 Seattle & DC Portfolio Loan Group, the RREEF
                                 Portfolio Loan Group, the Deptford Mall Loan
                                 Group and The Axton Loan Group" in this
                                 prospectus supplement.

                                 References in this prospectus supplement,
                                 however, to the trustee, master servicer and
                                 special servicer will mean the trustee, master
                                 servicer and special servicer, respectively,
                                 under the pooling and servicing agreement
                                 related to the offered certificates unless the
                                 context clearly indicates otherwise.

ADVANCES

A. PRINCIPAL AND INTEREST
   ADVANCES...................   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer (and the trustee, if
                                 applicable) will be required to advance
                                 delinquent monthly mortgage loan payments for
                                 the mortgage loans that are part of the trust.
                                 The master servicer and the trustee will not be
                                 required to advance any additional interest
                                 accrued as a result of the imposition of any
                                 default rate or any rate

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                                      S-36

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                                 increase after an anticipated repayment date.
                                 The master servicer and the trustee also are
                                 not required to advance prepayment or yield
                                 maintenance premiums, excess interest or
                                 balloon payments. With respect to any balloon
                                 payment, the master servicer (and the trustee,
                                 if applicable) will instead be required to
                                 advance an amount equal to the scheduled
                                 payment that would have been due if the related
                                 balloon payment had not become due. If a
                                 principal and interest advance is made, the
                                 master servicer will defer rather than advance
                                 its master servicing fee and the excess
                                 servicing fee, but will advance the trustee
                                 fee.

                                 For an REO property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, the master servicer (or
                                 the trustee, if applicable) will be required to
                                 advance the scheduled payment that would have
                                 been due if the predecessor mortgage loan had
                                 remained outstanding and continued to amortize
                                 in accordance with its amortization schedule in
                                 effect immediately before the REO property was
                                 acquired.

B. SERVICING ADVANCES.........   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer, the special servicer and the
                                 trustee may also make servicing advances to pay
                                 delinquent real estate taxes, insurance
                                 premiums and similar expenses necessary to
                                 maintain and protect the mortgaged property, to
                                 maintain the lien on the mortgaged property or
                                 to enforce the mortgage loan documents, and
                                 subject to a substantially similar
                                 recoverability determination set forth in the
                                 related non-serviced mortgage loan pooling and
                                 servicing agreement, each of such parties under
                                 that agreement will be required to make
                                 servicing advances of such type with respect to
                                 any non-serviced mortgage loans.

C. INTEREST ON ADVANCES.......   All advances made by the master servicer, the
                                 special servicer or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal. Advances
                                 of principal and interest made in respect of
                                 mortgage loans which have grace periods that
                                 expire on or after the determination date will
                                 not begin to accrue interest until the day
                                 succeeding the expiration date of the
                                 applicable grace period; provided that if such
                                 advance is not reimbursed from collections
                                 received from the related borrower by the end
                                 of the applicable grace period, advance
                                 interest will accrue from the date such advance
                                 is made (which will be the master servicer
                                 remittance date).

D. BACK-UP ADVANCES...........   Pursuant to the requirements of the pooling and
                                 servicing agreement, if the master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations, and with the same
                                 rights of the master servicer.

E. RECOVERABILITY.............   None of the master servicer, the special
                                 servicer or the trustee (or another master
                                 servicer, special servicer, trustee or any
                                 fiscal agent with respect to a non-serviced
                                 pari passu companion mortgage loan) will be
                                 required to make any advance if the master
                                 servicer or the special servicer, as the case
                                 may be, reasonably determines that the advance
                                 would not be recoverable in accordance with the
                                 servicing standard or in the case of the
                                 trustee, in accordance with its business
                                 judgment. The trustee will be entitled, but not
                                 obligated, to rely conclusively on any
                                 determination by the master servicer, that a
                                 servicing advance if made would be a
                                 nonrecoverable advance. The master servicer and
                                 the trustee shall be bound by and conclusively
                                 rely

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                                      S-37

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                                 on any determination by the special servicer
                                 that a principal and interest advance or a
                                 servicing advance if made would be a
                                 nonrecoverable advance.

F. ADVANCES DURING AN
      APPRAISAL REDUCTION
      EVENT...................   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of the mortgage loan plus all other amounts due
                                 under a mortgage loan and interest on advances
                                 made with respect to the mortgage loan exceeds
                                 90% of the value of the mortgaged property
                                 determined by an appraisal or other valuation,
                                 an appraisal reduction may be created in the
                                 amount of the excess as described in this
                                 prospectus supplement. If there exists an
                                 appraisal reduction for any mortgage loan, the
                                 interest portion of the amount required to be
                                 advanced on that mortgage loan will be
                                 proportionately reduced to the extent of the
                                 appraisal reduction. This will reduce the funds
                                 available to pay interest on the most
                                 subordinate class or classes of certificates
                                 then outstanding.

                                 In the case of any A/B mortgage loan, any
                                 appraisal reduction will be calculated in
                                 respect of that A/B mortgage loan taken as a
                                 whole and any such appraisal reduction will be
                                 allocated first to the related B note and then
                                 allocated to the related A note.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

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                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Standard & Poor's Ratings
                                 Services, a division of the McGraw-Hill
                                 Companies, Inc.

                                                                   Ratings
                                              Class               Fitch/S&P
                                 ------------------------------   ---------
                                 Classes A-1, A-1A, A-2, A-2FL,    AAA/AAA
                                 A-3, A-4 and A-5
                                 Class A-M and A-MFL               AAA/AAA
                                 Class A-J and A-JFL               AAA/AAA
                                 Class B                            AA/AA
                                 Class C                           AA-/AA-
                                 Class D                             A/A

                                 A rating agency may lower or withdraw a
                                 security rating at any time. Each of the rating
                                 agencies identified above is expected to
                                 perform ratings surveillance with respect to
                                 its ratings for so long as the offered
                                 certificates remain outstanding except that a
                                 rating agency may stop performing ratings
                                 surveillance at any time, for among other
                                 reasons, if that rating agency does not have
                                 sufficient information to allow it to continue
                                 to perform ratings surveillance on the
                                 certificates. The depositor has no ability to
                                 ensure that the rating agencies will perform
                                 ratings surveillance.

                                 See "Ratings" in this prospectus supplement and
                                 "Ratings" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should not be drawn
                                 from a rating.

SWAP TRANSACTIONS.............   The trust will have the benefit of three swap
                                 transactions with Morgan Stanley Capital
                                 Services Inc., as swap counterparty, which will
                                 have initial notional amounts equal to the
                                 initial certificate balances of the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates, respectively. The
                                 notional amount of each swap transaction will
                                 decrease to the extent of any decrease in the
                                 certificate balance of the Class A-2FL
                                 Certificates, the Class A-MFL Certificates or
                                 the Class A-JFL Certificates, as the case may
                                 be. Each of the Class A-2FL, Class A-MFL and
                                 Class A-JFL swap transactions will have a
                                 maturity date of the distribution date in April
                                 2049 (the same date as the Rated Final
                                 Distribution Date for each of the Class A-2FL,
                                 Class A-MFL and Class A-JFL Certificates).
                                 Under the swap transactions, the swap
                                 counterparty will be obligated to pay to the
                                 trust on the business day prior to each
                                 distribution date interest accrued on the
                                 notional amount of the swap transaction at
                                 one-month LIBOR + 0.250%, in the case of the
                                 Class A-2FL Certificates, one-month LIBOR +
                                 0.415%, in the case of the Class A-MFL
                                 Certificates, and one-month LIBOR + 0.460%, in
                                 the case of the Class A-JFL Certificates (based
                                 on the actual number of days in the interest
                                 accrual period for the Class A-2FL
                                 Certificates, the Class A-MFL Certificates or
                                 the Class A-JFL Certificates, as the case may
                                 be, and a 360-day year), provided that for the
                                 initial interest accrual period interest will
                                 accrue at a per-annum rate

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                                      S-39

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                                 equal to two-week LIBOR + 0.250%, in the case
                                 of the Class A-2FL Certificates, two-week LIBOR
                                 + 0.415%, in the case of the Class A-MFL
                                 Certificates, and two-week LIBOR + 0.460%, in
                                 the case of the Class A-JFL Certificates, to
                                 reflect the shorter initial interest accrual
                                 period. The trust will be obligated to pay to
                                 the swap counterparty, on the business day
                                 prior to each distribution date, interest
                                 accrued on the notional amount of the swap
                                 transaction at a rate equal to the weighted
                                 average net mortgage rate, based on a year
                                 assumed to consist of twelve 30-day months. If
                                 the pass-through rate on the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest is
                                 reduced below the weighted average net mortgage
                                 rate or if there is an interest shortfall with
                                 respect to the Class A-2FL Regular Interest,
                                 the Class A-MFL Regular Interest or the Class
                                 A-JFL Regular Interest or an allocation of net
                                 aggregate prepayment interest shortfalls, there
                                 will be a corresponding dollar-for-dollar
                                 reduction in the interest payment made by the
                                 swap counterparty to the trust, and ultimately,
                                 a corresponding decrease in the effective
                                 pass-through rate and amounts of interest
                                 distributed on the Class A-2FL Certificates,
                                 the Class A-MFL Certificates or the Class A-JFL
                                 Certificates, respectively, for such
                                 distribution date. See "Risk Factors--Defaults
                                 Under Swap Agreement May Adversely Affect
                                 Payments on the Class A-2FL Certificates, the
                                 Class A-MFL Certificates and the Class A-JFL
                                 Certificates" and "Description of the Swap
                                 Agreement" in this prospectus supplement.
                                 Morgan Stanley, who has guaranteed the
                                 obligations of the swap counterparty under the
                                 swap agreement, currently has a long-term
                                 rating of "AA-" by Fitch and "A+" by S&P and a
                                 short-term rating of "F1+" by Fitch and "A-1"
                                 by S&P. See "Description of the Swap Agreement"
                                 and "Risk Factors--Defaults under Swap
                                 Agreement May Adversely Affect Payments on the
                                 Class A-2FL Certificates, the Class A-MFL
                                 Certificates and the Class A-JFL Certificates"
                                 in this prospectus supplement.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 principal balance of the mortgage loans is less
                                 than or equal to 1% of the initial outstanding
                                 pool balance, the special servicer, the
                                 operating adviser, the master servicer and any
                                 holder of a majority interest in the Class R-I
                                 Certificates, in that order of priority, will
                                 have the option to purchase all of the
                                 remaining mortgage loans, and all property
                                 acquired through exercise of remedies in
                                 respect of any mortgage loan, at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option would terminate the
                                 trust and retire the then outstanding
                                 certificates at par plus accrued interest.
                                 Provided that the aggregate principal balances
                                 of the Class A-1, Class A-1A, Class A-2, Class
                                 A-2FL, Class A-3, Class A-4, Class A-5, Class
                                 A-M, Class A-MFL, Class A-J, Class A-JFL, Class
                                 B, Class C, Class D, Class E, Class F, Class G
                                 and Class H Certificates have been reduced to
                                 zero, the trust could also be terminated in
                                 connection with an exchange of all the then
                                 outstanding certificates, including the Class X
                                 Certificates and the Class T Certificates, but
                                 excluding the residual certificates, for
                                 mortgage loans remaining in the trust, but all
                                 of the holders of outstanding certificates of
                                 such classes would have the option to
                                 voluntarily participate in such exchange. See
                                 "Description of the Offered
                                 Certificates--Optional Termination."

REPURCHASE OR SUBSTITUTION....   The mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans, as described under
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties"

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                                      S-40

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                                 and "--Repurchases and Other Remedies." If the
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "Description of the Mortgage
                                 Pool--Repurchases and Other Remedies," then the
                                 mortgage loan seller will be required to either
                                 cure the breach, repurchase the affected
                                 mortgage loan from the trust fund or substitute
                                 the affected mortgage loan with another
                                 mortgage loan. If the mortgage loan seller
                                 decides to repurchase the affected mortgage
                                 loan, the repurchase would have the same effect
                                 on the offered certificates as a prepayment in
                                 full of such mortgage loan, except that the
                                 purchase will not be accompanied by any
                                 prepayment premium or yield maintenance charge.
                                 In addition, certain mortgage loans may be
                                 purchased from the trust fund by the holders of
                                 a B Note or mezzanine loan under certain
                                 circumstances. See "Description of the Mortgage
                                 Pool--Subordinate and Other Financing" and
                                 "Servicing of the Mortgage Loans--Servicing of
                                 the A/B Mortgage Loans, the Beacon Seattle & DC
                                 Portfolio Loan Group, the RREEF Portfolio Loan
                                 Group, the Deptford Mall Loan Group and The
                                 Axton Loan Group" in this prospectus
                                 supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the special servicer and (ii)
                                 the holder of the certificates representing the
                                 greatest percentage interest in the controlling
                                 class of certificates, in that order, have the
                                 option to purchase from the trust any defaulted
                                 mortgage loan that is at least sixty (60) days
                                 delinquent as to any monthly debt service
                                 payment (or is delinquent as to its balloon
                                 payment) at a price equal to the fair value of
                                 such mortgage loan as determined by the special
                                 servicer for such mortgage loan (provided, that
                                 if such mortgage loan is being purchased by the
                                 special servicer or by a holder of certificates
                                 of the controlling class that is an affiliate
                                 of the special servicer, the trustee will be
                                 required to verify that such price is equal to
                                 fair value). In addition, certain of the
                                 mortgage loans are subject to a purchase option
                                 upon certain events of default in favor of a
                                 subordinate lender or mezzanine lender. For
                                 more information relating to the sale of
                                 defaulted mortgage loans, see "Servicing of the
                                 Mortgage Loans--Sale of Defaulted Mortgage
                                 Loans" in this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-1A, Class A-2, Class
                                 A-2FL, Class A-3, Class A-4, Class A-5, Class
                                 A-M, Class A-MFL, Class A-J and Class A-JFL
                                 Certificates will be offered in minimum
                                 denominations of $25,000. The remaining offered
                                 certificates will be offered in minimum
                                 denominations of $100,000. Investments in
                                 excess of the minimum denominations may be made
                                 in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.............   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream
                                 Banking, societe anonyme or the Euroclear
                                 System or through participants in The
                                 Depository Trust Company, Clearstream Banking
                                 or Euroclear.

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                                      S-41

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                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II, and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates (other than the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates), the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest and the Class A-JFL Regular Interest
                                 will evidence "regular interests" in REMIC III.
                                 The Class A-2FL Certificates, the Class A-MFL
                                 Certificates and the Class A-JFL Certificates
                                 will each represent an undivided beneficial
                                 interest in a grantor trust for federal income
                                 tax purposes, each such grantor trust being
                                 comprised of the Class A-2FL Regular Interest,
                                 the Class A-MFL Regular Interest or the Class
                                 A-JFL Regular Interest, as the case may be, the
                                 related Floating Rate Account and the
                                 beneficial interests of such Class in the
                                 related swap transaction. In addition, the
                                 portion of the trust consisting of the right to
                                 excess interest (interest on each mortgage loan
                                 with an anticipated repayment date accruing
                                 after such date at a rate in excess of the rate
                                 that applied prior to such date) and the
                                 related sub-accounts will be treated as a
                                 grantor trust for federal income tax purposes.
                                 The Class T Certificates will represent only
                                 the right to excess interest on the ARD loans
                                 held by the trust and, for federal income tax
                                 purposes, will constitute interests in a
                                 grantor trust.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes;

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                                      S-42

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                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting; and

                                 o    It is anticipated that for federal income
                                      tax purposes, (i) the Class A-1 and Class
                                      A-2 Certificates and the Class A-2FL
                                      Regular Interest will be issued at a
                                      premium, (ii) the Class A-1A, Class A-3,
                                      Class A-4 and Class A-5 Certificates will
                                      be issued with a de minimis amount of
                                      original issue discount, and (iii) the
                                      Class A-M, Class A-J, Class B, Class C and
                                      Class D Certificates, the Class A-MFL
                                      Regular Interest and the Class A-JFL
                                      Regular Interest will be issued with
                                      original issue discount.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT
OF 1974.......................   Subject to the satisfaction of important
                                 conditions described under "Certain ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts. Fiduciaries of
                                 such plans or accounts considering an
                                 investment in the Class A-2FL Certificates, the
                                 Class A-MFL Certificates or the Class A-JFL
                                 Certificates should note the additional
                                 representations required with respect to the
                                 purchase of the Class A-2FL Certificates, the
                                 Class A-MFL Certificates or the Class A-JFL
                                 Certificates as described under "ERISA
                                 Considerations" in this prospectus supplement.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-43

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                                      S-44

                                  RISK FACTORS

          You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

          The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                            Payments under the mortgage loans are not
                                 insured or guaranteed by any governmental
                                 entity or mortgage insurer. Accordingly, the
                                 sources for repayment of your certificates are
                                 limited to amounts due with respect to the
                                 mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related mortgage loan
                                 documents, we have not necessarily undertaken
                                 an evaluation of the financial condition of any
                                 of these persons. If a default occurs, the
                                 lender's remedies generally are limited to
                                 foreclosing against the specific properties and
                                 other assets that have been pledged to secure
                                 the mortgage loan. Those remedies may be
                                 insufficient to provide a full return on your
                                 investment. Payment of amounts due under a
                                 mortgage loan prior to its maturity or
                                 anticipated repayment date is primarily
                                 dependent on the sufficiency of the net
                                 operating income of the related mortgaged
                                 property. Payment of the balloon payment of a
                                 mortgage loan that is a balloon loan at its
                                 maturity, or on its anticipated repayment date,
                                 is primarily dependent upon the borrower's
                                 ability to sell or refinance the mortgaged
                                 property for an amount sufficient to repay the
                                 mortgage loan.

                                 In limited circumstances, the mortgage loan
                                 seller may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 its representations and warranties concerning
                                 that mortgage loan are materially breached or
                                 if there are material defects in the
                                 documentation for that mortgage loan. However,
                                 there can be no assurance that any of these
                                 entities will be in a financial position to
                                 effect a repurchase or substitution. The
                                 representations and warranties address certain
                                 characteristics of the mortgage loans and
                                 mortgaged properties as of the date of issuance
                                 of the certificates. They do not relieve you or
                                 the trust of the risk of defaults and losses on
                                 the mortgage loans.

                                      S-45

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES                     The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender to greater risk than
                                 one-to-four family residential lending because,
                                 among other things, it typically involves
                                 larger loans.

                                 Ninety-four (94) mortgage loans, representing
                                 97.2% of the initial outstanding pool balance
                                 (which include seventy (70) mortgage loans in
                                 loan group 1, representing 99.4% of the initial
                                 outstanding loan group 1 balance, and
                                 twenty-four (24) mortgage loans in loan group
                                 2, representing 87.8% of the initial
                                 outstanding loan group 2 balance), were
                                 originated within twelve (12) months prior to
                                 the cut-off date. Consequently, these mortgage
                                 loans do not have a long-standing payment
                                 history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    the lack of any operating history in the
                                      case of a newly built or renovated
                                      mortgaged property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses (including
                                      common area maintenance charges) at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    an increase in vacancy rates;

                                      S-46

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    changes or continued weakness in a
                                      specific industry segment that is
                                      important to the success of the related
                                      mortgaged property; and

                                 o    if the mortgaged property has uses subject
                                      to significant regulation, changes in
                                      applicable law.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws or
                                      other laws impacting operating costs;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur;

                                 o    the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants; and

                                 o    in the case of residential cooperative
                                      properties, the payments received by the
                                      cooperative corporation from its

                                      S-47

                                      tenants/shareholders, including any
                                      special assessments against the property.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by those properties.

SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT               Three (3) mortgage loans, representing 2.8% of
                                 the initial outstanding pool balance (which
                                 include two (2) mortgage loans in loan group 1,
                                 representing 0.6% of the initial outstanding
                                 loan group 1 balance, and one (1) mortgage loan
                                 in loan group 2, representing 12.2% of the
                                 initial outstanding loan group 2 balance) are
                                 not newly originated and have been outstanding
                                 for 12 or more months prior to the cut-off
                                 date. While seasoned mortgage loans generally
                                 have the benefit of established payment
                                 histories, there are a number of risks
                                 associated with seasoned mortgage loans that
                                 are not present, or present to a lesser degree,
                                 with more recently originated mortgage loans.
                                 For example,

                                 o    property values and the surrounding
                                      neighborhood may have changed since
                                      origination;

                                 o    origination standards at the time the
                                      mortgage loan was originated may have been
                                      different than current origination
                                      standards;

                                 o    the market for any related business may
                                      have changed from the time the mortgage
                                      loan was originated;

                                 o    the current financial performance of the
                                      related borrower, its business, or the
                                      related mortgaged property in general, may
                                      be different than at origination; and

                                 o    the environmental and engineering
                                      characteristics of the mortgaged property
                                      or improvements may have changed.

                                 Among other things, those factors make it
                                 difficult to estimate the current value of the
                                 related mortgaged property, and estimated
                                 values of mortgaged properties discussed in
                                 this prospectus supplement, to the extent based
                                 upon or extrapolated from general market data,
                                 may not be accurate in the case of particular
                                 mortgaged properties.

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER
TRUSTS                           While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover,

                                      S-48

                                 the effect of a given factor on a particular
                                 real property will depend on a number of
                                 variables, including but not limited to
                                 property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture, and as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting analysis.
                                 Furthermore, economic and other conditions
                                 affecting real properties, whether worldwide,
                                 national, regional or local, vary over time.
                                 The performance of a pool of mortgage loans
                                 originated and outstanding under a given set of
                                 economic conditions may vary significantly from
                                 the performance of an otherwise comparable
                                 mortgage pool originated and outstanding under
                                 a different set of economic conditions.
                                 Accordingly, investors should evaluate the
                                 mortgage loans underlying the offered
                                 certificates independently from the performance
                                 of mortgage loans underlying any other series
                                 of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsor of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, because the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY                          The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                      S-49

                                 o    zoning or other restrictions, including
                                      the designation of a property as a
                                      historical landmark, also may prevent
                                      alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. In addition, certain
                                 properties that are legally permitted to be
                                 used in a non-conforming manner may be subject
                                 to restrictions that would require compliance
                                 with current zoning laws under certain
                                 circumstances such as non-operation for a
                                 period in excess of certain timeframes. If this
                                 type of mortgaged property were liquidated and
                                 a lower liquidation value were obtained, less
                                 funds would be available for distributions on
                                 your certificates. See "Mortgaged Properties
                                 Securing The Mortgage Loans That Are Not In
                                 Compliance With Zoning And Building Code
                                 Requirements And Use Restrictions Could
                                 Adversely Affect Payments On Your
                                 Certificates."

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                 Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

                                      S-50

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. Twelve (12) of the mortgaged properties,
                                 representing 2.5% of the initial outstanding
                                 pool balance (and representing 3.0% of the
                                 initial outstanding loan group 1 balance), are
                                 leased to single tenants. Mortgaged properties
                                 leased to a single tenant or a small number of
                                 tenants are more susceptible to interruptions
                                 of cash flow if a tenant fails to renew its
                                 lease or defaults under its lease. This is so
                                 because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 In some cases the sole tenant or major tenant
                                 related to the borrower is physically occupying
                                 space related to its business; in other cases,
                                 the affiliated tenant is a tenant under a
                                 master lease with the borrower, under which the
                                 borrower tenant is obligated to make rent
                                 payments but does not occupy any space at the
                                 mortgaged property. These master leases are
                                 typically used to bring occupancy to a
                                 "stabilized" level but may not provide
                                 additional economic support for the mortgage
                                 loan. There can be no assurance the space
                                 "leased" by this borrower affiliate will
                                 eventually be occupied by third-party tenants.

                                 Additionally, some of the tenants at the
                                 mortgaged properties (including sole tenants or
                                 other significant tenants) have lease
                                 termination option dates or lease expiration
                                 dates that are prior to or shortly after the
                                 related maturity date or anticipated repayment
                                 date. See Appendix II to this prospectus
                                 supplement for the lease expiration date for
                                 each of the top three (3) tenants at each
                                 mortgaged property. There are a number of other
                                 mortgaged properties that similarly have a
                                 significant amount of scheduled lease
                                 expirations or potential terminations before
                                 the maturity of the related mortgage loan,
                                 although those circumstances were generally
                                 addressed by escrow requirements or other
                                 mitigating provisions.

                                 In addition to tenant concentration, another
                                 factor that you should consider is that retail,
                                 industrial and office properties also may be
                                 adversely affected if there is a concentration
                                 of tenants in the same or similar business or
                                 industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II to this
                                 prospectus supplement.

                                      S-51

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING
MORTGAGED PROPERTIES             Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government-sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations or otherwise.

                                 In addition, certain properties may have
                                 tenants that are paying rent but are not in
                                 occupancy or may have vacant space that is not
                                 leased. Any "dark" space may cause the property
                                 to be less desirable to other potential tenants
                                 or the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Certain tenants at the retail properties,
                                 including without limitation anchor tenants,
                                 may have the right to terminate their leases if
                                 certain other tenants are not operating, or if
                                 their sales at the property do not reach a
                                 specified level. Even if vacated space is
                                 successfully relet, the costs associated with
                                 reletting, including tenant improvements and
                                 leasing commissions, could be substantial and
                                 could reduce cash flow from the related
                                 mortgaged properties. Forty-seven (47) of the
                                 mortgaged properties, securing mortgage loans
                                 representing approximately 66.1% of the initial
                                 outstanding pool balance (excluding
                                 multifamily, manufactured housing community,
                                 self storage, hospitality and certain other
                                 property types) (and representing 66.1% of the
                                 initial outstanding loan group 1 balance), as
                                 of the cut-off date, have reserves for tenant
                                 improvements and leasing commissions which may
                                 serve to defray those costs. There can be no
                                 assurances, however, that the funds (if any)
                                 held in those reserves for tenant improvements
                                 and leasing commissions will be sufficient to
                                 cover the costs and expenses associated with
                                 tenant improvements or leasing commission
                                 obligations. In addition, if a tenant defaults
                                 in its obligations to a borrower, the borrower
                                 may incur substantial costs and experience
                                 significant delays associated with enforcing
                                 rights and protecting its investment, including
                                 costs incurred in renovating or reletting the
                                 property.

                                      S-52

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the aggregate principal balance of all
                                      mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; related borrowers who have common
                                 general partners or common managing members
                                 could increase the risk that any financial
                                 setback or bankruptcy proceeding involving such
                                 partners could have an impact on the pool of
                                 mortgage loans, related borrowers who have
                                 common affiliated property managers could
                                 increase the risk that a financial setback or
                                 bankruptcy proceeding involving such property
                                 manager could have an impact on the pool of
                                 mortgage loans and the owner could attempt to
                                 avert foreclosure on one mortgaged real
                                 property by filing a bankruptcy petition that
                                 might have the effect of interrupting monthly
                                 payments for an indefinite period on all of the
                                 related mortgage loans.

                                 Seven (7) groups of mortgage loans,
                                 representing 5.7% of the initial outstanding
                                 pool balance, were made to the same borrower or
                                 to borrowers that are affiliated with one
                                 another through partial or complete direct or
                                 indirect common ownership (which include five
                                 (5) groups of mortgage loans exclusively in
                                 loan group 1, representing 3.7% of the initial
                                 outstanding loan group 1 balance, one (1) group
                                 of mortgage loans exclusively in loan group 2,
                                 representing 5.3% of the initial outstanding
                                 loan group 2 balance and one (1) group of
                                 mortgage loans with mortgage loans in both loan
                                 group 1 and loan group 2, representing 1.8% of
                                 the initial outstanding pool balance). Of these
                                 seven (7) groups, the three (3) largest groups
                                 represent 1.8%, 1.5% and 1.0% respectively, of
                                 the initial outstanding pool balance. See
                                 Appendix II to this prospectus supplement. The
                                 related borrower concentrations of the three
                                 (3) largest groups exclusively in loan group 1
                                 represent 1.8%, 0.6% and 0.5%, respectively, of
                                 the initial outstanding loan group 1 balance,
                                 the group of mortgage loans exclusively in loan
                                 group 2 represents 5.3% of the initial
                                 outstanding loan group 2 balance, and the group
                                 of mortgage loans in loan group 1 and loan
                                 group 2 represents 1.8% of the initial
                                 outstanding pool balance.

                                 The ten (10) largest mortgage loans in the
                                 aggregate represent 64.1% of the initial
                                 outstanding pool balance. Each of the other
                                 mortgage loans represents no greater than 1.9%
                                 of the initial outstanding pool balance.

                                      S-53

                                 The largest mortgage loan in loan group 1
                                 represents 23.9% of the initial outstanding
                                 loan group 1 balance. The second largest
                                 mortgage loan in loan group 1 represents 10.7%
                                 of the initial outstanding loan group 1
                                 balance. The third largest mortgage loan in
                                 loan group 1 represents 10.1% of the initial
                                 outstanding loan group 1 balance. Each of the
                                 other mortgage loans represents less than or
                                 equal to 6.4% of the initial outstanding loan
                                 group 1 balance.

                                 The largest mortgage loan in loan group 2
                                 represents 34.0% of the initial outstanding
                                 loan group 2 balance. The second largest
                                 mortgage loan in loan group 2 represents 12.2%
                                 of the initial outstanding loan group 2
                                 balance. The third largest mortgage loan in
                                 loan group 2 represents 9.6% of the initial
                                 outstanding loan group 2 balance. Each of the
                                 other mortgage loans represents less than or
                                 equal to 4.6% of the initial outstanding loan
                                 group 2 balance.

                                 Mortgage Loan No. 1, the Columbia Center
                                 Mortgage Loan, represents approximately 19.4%
                                 of the initial outstanding pool balance (and
                                 representing 23.9% of the initial outstanding
                                 loan group 1 balance), and therefore, the
                                 related borrowers/property group is a
                                 "significant obligor" as defined in Regulation
                                 AB. See Appendix IV to this prospectus
                                 supplement for the description of the
                                 significant obligor and certain financial
                                 information thereof.

                                 In some cases, the sole or significant tenant
                                 is related to the subject borrower. For further
                                 information with respect to tenant
                                 concentrations, see Appendix II to this
                                 prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A concentration of mortgaged property types
                                 also can pose increased risks. A concentration
                                 of mortgage loans secured by the same property
                                 type can increase the risk that a decline in a
                                 particular industry will have a
                                 disproportionately large impact on the pool of
                                 mortgage loans or a particular loan group. The
                                 following property types represent the
                                 indicated percentage of the initial outstanding
                                 pool balance:

                                 o    office properties represent 40.3%;

                                 o    multifamily properties represent 28.1%;

                                 o    retail properties represent 17.7%;

                                 o    hospitality properties represent 7.6%;

                                 o    other properties represent 3.0%;

                                 o    industrial properties represent 2.5%;

                                 o    mixed use properties represent 0.5%; and

                                 o    manufactured housing community properties
                                      represent 0.3%.

                                      S-54

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by those properties.
                                 In the past, several regions of the United
                                 States have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect the income from, and
                                 market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or
                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                 The mortgaged properties are located in thirty
                                 (30) different states and the District of
                                 Columbia (which include twenty-six (26) states
                                 and the District of Columbia for loan group 1
                                 and eighteen (18) states for loan group 2). In
                                 particular, investors should note that
                                 approximately 10.0% of the mortgaged
                                 properties, based on the initial outstanding
                                 pool balance (which include six (6) mortgaged
                                 properties in loan group 1, representing
                                 security for 8.3% of the initial outstanding
                                 loan group 1 balance, and five (5) mortgaged
                                 properties in loan group 2, representing
                                 security for 17.2% of the initial outstanding
                                 loan group 2 balance), are located in
                                 California. Mortgaged properties located in
                                 California may be more susceptible to some
                                 types of special hazards that may not be
                                 adequately covered by insurance (such as
                                 earthquakes and flooding) than properties
                                 located in other parts of the country. If a
                                 borrower does not have insurance against such
                                 risks and a severe casualty occurs at a
                                 mortgaged property, the borrower may be unable
                                 to generate income from the mortgaged property
                                 in order to make payments on the related
                                 mortgage loan. The mortgage loans generally do
                                 not require any borrowers to maintain
                                 earthquake insurance.

                                 In addition, eleven (11), seventeen (17),
                                 fifteen (15) and thirteen (13) of the mortgaged
                                 properties, based on the initial outstanding
                                 pool balance, are located in Washington, New
                                 York, Virginia and Florida, respectively, and
                                 concentrations of mortgaged properties, in each
                                 case, representing less than 5.0% of the
                                 initial outstanding pool balance, also exist in
                                 several other states.

                                 For information regarding the location of the
                                 properties securing the mortgage loans included
                                 in loan group 1 and loan group 2, see Appendix
                                 I to this prospectus supplement.

                                      S-55

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES       Thirty-one (31) of the mortgaged properties,
                                 securing mortgage loans representing 40.3% of
                                 the initial outstanding pool balance (and
                                 representing 49.6% of the initial outstanding
                                 loan group 1 balance), are office properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology and internet companies
                                      that have experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    adverse changes in population, employment
                                      growth and patterns of telecommuting and
                                      sharing office spaces;

                                 o    the physical attributes of the building in
                                      relation to competing buildings (e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems);

                                 o    the availability of parking;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are two (2) medical office properties,
                                 which secure approximately 0.5% of the initial
                                 outstanding pool balance (and representing 0.6%
                                 of the initial outstanding loan group 1
                                 balance). The performance of a medical office
                                 property may depend on the proximity of the
                                 property to a hospital or other health care
                                 establishment and on reimbursements for patient
                                 fees from private or government-sponsored
                                 insurance companies. The sudden closure of a
                                 nearby hospital may adversely affect the value
                                 of a medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non-payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

                                      S-56

MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES                       Thirty-nine (39) of the mortgaged properties,
                                 securing mortgage loans representing 28.1% of
                                 the initial outstanding pool balance (which
                                 include seven (7) mortgaged properties in loan
                                 group 1, securing mortgage loans representing
                                 12.0% of the initial outstanding loan group 1
                                 balance, and thirty-two (32) mortgaged
                                 properties in loan group 2, securing mortgage
                                 loans representing 98.2% of the initial
                                 outstanding loan group 2 balance), are
                                 multifamily properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    distance from employment centers and
                                      shopping areas;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates and
                                      income and economic conditions (which may
                                      encourage tenants to purchase rather than
                                      rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students, military personnel
                                      or employees of a particular business or
                                      industry) and requirements that tenants
                                      meet certain criteria (such as age
                                      restrictions for senior housing);

                                 o    in the case of any student housing
                                      facilities, which may be more susceptible
                                      to damage or wear and tear than other
                                      types of multifamily housing, the reliance
                                      on the financial well-being of the college
                                      or university to which it relates,
                                      competition from on-campus housing units
                                      (which may adversely affect occupancy),
                                      the physical layout of the housing (which
                                      may not be readily convertible to
                                      traditional multifamily use), and student
                                      tenants having a higher turnover rate than
                                      other types of multifamily tenants, which
                                      in certain cases is compounded by the fact
                                      that student leases are available for
                                      periods of less than 12 months;

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                      S-57

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the landlord
                                 tenant relationship, certain counties and
                                 municipalities impose rent control on apartment
                                 buildings. These ordinances may limit rent
                                 increases to fixed percentages, to percentages
                                 of increases in the consumer price index, to
                                 increases set or approved by a governmental
                                 agency, or to increases determined through
                                 mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 In particular, with respect to two (2) mortgage
                                 loans, Mortgage Loan No. 2 and Mortgage Loan
                                 No. 18, representing 9.8% of the initial
                                 outstanding pool balance (and representing
                                 12.0% of the initial outstanding loan group 1
                                 balance), the related mortgaged properties
                                 contain a number of rent-stabilized or
                                 rent-controlled apartments. As of the cut-off
                                 date, the in-place debt service coverage ratios
                                 on Mortgage Loan No. 2 and Mortgage Loan No. 18
                                 were 0.97x and 0.44x, respectively. With
                                 respect to these mortgage loans, the mortgage
                                 loan seller underwrote the related mortgage
                                 loan assuming that the borrower would be able
                                 to increase rents at a certain percentage
                                 and/or convert certain rent-stabilized or
                                 rent-controlled apartments to market-rate
                                 apartments. Based on those assumptions, the
                                 underwritten debt service coverage ratios on
                                 Mortgage Loan No. 2 and Mortgage Loan No. 18
                                 are 1.57x and 1.06x, respectively. If the
                                 related borrower is not able to increase rents
                                 or convert rent-stabilized or rent-controlled
                                 apartments in accordance with these
                                 assumptions, there may not be sufficient
                                 operating income to make principal and interest
                                 payments on the related mortgage loan. See
                                 "Appendix IV--Significant Loan
                                 Summaries--Mortgage Loan No. 2--The Parkoff
                                 Portfolio Mortgage Loan" in this prospectus
                                 supplement.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the mortgaged properties. Generally, the
                                 related mortgaged property must satisfy certain
                                 requirements, the borrower must observe certain
                                 leasing practices and/or the tenant(s) must
                                 regularly meet certain income requirements or
                                 the borrower or mortgaged property must have
                                 certain other characteristics consistent with
                                 the government policy related to the applicable
                                 program. The limitations and restrictions
                                 imposed by these programs could result in
                                 losses on the mortgage loans. In addition, in
                                 the event that the program is cancelled, it
                                 could result in less income for the project. In
                                 certain cases, housing assistance program
                                 contracts may not be assigned to the related
                                 borrower or purchaser of the property until
                                 after the origination date of the mortgage
                                 loan. We cannot assure you these contracts will
                                 ultimately be assigned. These programs may
                                 include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense;

                                      S-58

                                 o    covenants that require a minimum number or
                                      percentage of units be rented to tenants
                                      who have incomes that are substantially
                                      lower than median incomes in the
                                      applicable area or region; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                 In addition, multifamily rental properties and
                                 manufactured housing properties are part of a
                                 market that, in general, is characterized by
                                 low barriers to entry. Thus, a particular
                                 multifamily rental/manufactured housing
                                 property market with historically low vacancies
                                 could experience substantial new construction
                                 and a resultant oversupply of rental units
                                 within a relatively short period of time.
                                 Because leases with respect to a multifamily
                                 rental/manufactured housing property are
                                 typically leased on a short-term basis, the
                                 tenants residing at a particular property may
                                 easily move to alternative multifamily
                                 rental/manufactured housing properties with
                                 more desirable amenities or locations or to
                                 single family housing.

                                 Some of the mortgaged properties may have
                                 tenants that rely on rent subsidies under
                                 various government funded programs, including
                                 the Section 8 Tenant-Based Assistance Rental
                                 Certificate Program of the United States
                                 Department of Housing and Urban Development.
                                 With respect to certain of the mortgage loans,
                                 the borrower may receive subsidies or other
                                 assistance from government programs.

                                 The mortgage loan seller may have underwritten
                                 the related mortgage loan on the assumption
                                 that such assistance will continue. Loss of any
                                 applicable assistance could have an adverse
                                 effect on the ability of the related borrower
                                 to make timely payments of debt service. In
                                 addition, the restrictions described above
                                 relating to the use of the related mortgaged
                                 property could reduce the market value of the
                                 related mortgaged property.

                                 Generally, the mortgaged property must satisfy
                                 certain requirements, the borrower must observe
                                 certain leasing practices and/or the tenant(s)
                                 must regularly meet certain income requirements
                                 or the mortgaged property must have certain
                                 other characteristics consistent with
                                 government policy related to the applicable
                                 program. There is no assurance that such
                                 programs will be continued in their present
                                 form, that the borrower will continue to comply
                                 with the requirements of the programs to enable
                                 the borrower to receive the subsidies in the
                                 future, that the investors in such borrower
                                 will continue to receive the related tax
                                 benefit or that the level of assistance
                                 provided will be sufficient to generate enough
                                 revenues for the related borrower to meet its
                                 obligations under the related mortgage loans.

                                      S-59

                                 In addition, under the Federal Fair Housing
                                 Act, analogous statutes in some states and
                                 regulations and guidelines issued pursuant to
                                 those laws, any and all otherwise-available
                                 units in a multifamily apartment building must
                                 be made available to any disabled person who
                                 meets the financial criteria generally applied
                                 by the landlord, including implementing
                                 alterations and accommodations in certain
                                 circumstances. The costs of this compliance may
                                 be high and the penalties for noncompliance may
                                 be severe. Thus, these fair housing statutes,
                                 regulations and guidelines present a risk of
                                 increased operating costs to the borrowers
                                 under the pooled mortgage loans secured by
                                 multifamily apartment buildings, which may
                                 reduce (perhaps significantly) amounts
                                 available for payment on the related mortgage
                                 loan.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES       Thirty-eight (38) of the mortgaged properties,
                                 securing mortgage loans representing 17.7% of
                                 the initial outstanding pool balance (and
                                 representing 21.7% of the initial outstanding
                                 loan group 1 balance), are retail properties.

                                 The quality and success of a retail property's
                                 tenants significantly affect the property's
                                 value. The success of retail properties can be
                                 adversely affected by local competitive
                                 conditions and changes in consumer spending
                                 patterns. A borrower's ability to make debt
                                 service payments can be adversely affected if
                                 rents are based on a percentage of the tenant's
                                 sales and sales decline or if the closure of
                                 one store gives rise to lease provisions
                                 permitting the closure of another store.
                                 Additional factors that can affect the success
                                 of a retail property include rights that
                                 certain tenants may have to terminate their
                                 leases, the location of the subject property
                                 and the physical condition and amenities of the
                                 subject property in relation to competing
                                 buildings.

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. Twenty-two (22) of the
                                 mortgaged properties, securing mortgage loans
                                 representing 12.6% of the initial outstanding
                                 pool balance (and representing 15.5% of the
                                 initial outstanding loan group 1 balance), are
                                 properties considered by the mortgage loan
                                 seller to be occupied by, leased to or adjacent
                                 to one or more anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or the
                                      parent company thereof; or

                                      S-60

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales or
                                 to terminate their leases if certain anchor
                                 stores and/or major tenants are either not
                                 operated or fail to meet certain business
                                 objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet
                                 websites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES                       Five (5) of the mortgaged properties, securing
                                 mortgage loans representing 7.6% of the initial
                                 outstanding pool balance (and representing 9.4%
                                 of the initial outstanding loan group 1
                                 balance), are hospitality properties. Various
                                 factors may adversely affect the economic
                                 performance of a hospitality property,
                                 including:

                                 o    location of property and proximity to
                                      transportation; major population centers
                                      or attractions;

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    limited service hospitality properties
                                      have lower barriers to entry than other
                                      types of hospitality properties, and over
                                      building could occur;

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel;

                                      S-61

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, natural disasters, bad weather,
                                      relocation of highways or the construction
                                      of additional highways;

                                 o    suitability for a particular tenant; and

                                 o    building design and adaptability.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 A hotel's ability to attract customers and/or a
                                 portion of its revenues may depend on its
                                 having a liquor license. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of those liquor
                                 licenses to any other person. In the event of a
                                 foreclosure of a hotel property with a liquor
                                 license, the special servicer on behalf of the
                                 trustee or a purchaser in a foreclosure sale
                                 would likely have to apply for a new license.
                                 There can be no assurance that a new liquor
                                 license could be obtained promptly or at all.
                                 The lack of a liquor license in a full service
                                 hotel could have an adverse impact on the
                                 revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and,

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark; and

                                 o    the duration of the franchise licensing
                                      agreement or management agreement.

                                 Certain franchise agreements may expire during
                                 the term of the related mortgage loans or soon
                                 thereafter, and there can be no assurance that
                                 they can be renewed. In addition, certain
                                 franchise agreements may not be automatically
                                 assignable to subsequent holders of the
                                 mortgage loan, and there can be no assurance
                                 that a future assignment of the franchise
                                 agreement will be approved by the franchisor.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

                                      S-62

INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES   Eleven (11) of the mortgaged properties,
                                 securing mortgage loans representing 2.5% of
                                 the initial outstanding pool balance (and
                                 representing 3.1% of the initial outstanding
                                 loan group 1 balance), are industrial
                                 properties. Various factors may adversely
                                 affect the economic performance of these
                                 industrial properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                 o    quality of tenant;

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    expense to convert a previously adapted
                                      space to another use;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES             Two (2) of the mortgaged properties, securing
                                 mortgage loans representing 0.3% of the initial
                                 outstanding pool balance (and 1.8% of the
                                 initial outstanding loan group 2 balance), are
                                 manufactured housing community properties.
                                 Various factors may adversely affect the
                                 economic performance of manufactured housing
                                 community properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                 o    the physical attributes of the community
                                      (e.g., age, condition and design);

                                 o    the location of the community;

                                 o    the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                      S-63

                                 o    the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts, and may reduce occupancy
                                      levels);

                                 o    state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                 o    competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                 o    the property's reputation;

                                 o    the quality of management;

                                 o    the availability of public water and sewer
                                      facilities or the adequacy of any such
                                      privately-owned facilities; and

                                 o    the property may not be readily
                                      convertible to an alternate use.

RISKS RELATED TO THE BEACON
SEATTLE & DC PORTFOLIO LOAN
GROUP                            In connection with the Beacon Seattle & DC
                                 Portfolio Pari Passu Loan, which represents
                                 8.2% of the initial outstanding pool balance
                                 (and 10.1% of the initial outstanding loan
                                 group 1 balance), four (4) of the related real
                                 properties are not subject to a mortgage lien
                                 in favor of the lender under the Beacon Seattle
                                 & DC Portfolio Loan Group. With respect to one
                                 of those real properties, identified as "Market
                                 Square" on Appendix II to this prospectus
                                 supplement, the lender has the benefit of (a) a
                                 pledge of ownership interests in a joint
                                 venture that owns the property, (b) a pledge by
                                 the related borrower of a mortgage loan
                                 encumbering Market Square and a separate
                                 unsecured loan (collectively, the "Market
                                 Square Loan Collateral") and (c) a covenant to
                                 deposit the related borrower's cash flows from
                                 the property into a specified account. With
                                 respect to the other three real properties,
                                 identified as "Washington Mutual Tower,"
                                 "Reston Town Center" and "1300 North
                                 Seventeenth Street" on Appendix II to this
                                 prospectus supplement, the lender under the
                                 Beacon Seattle & DC Portfolio Loan Group has
                                 the benefit of a covenant by the borrowers to
                                 deposit the related borrowers' cash flows from
                                 those properties into a specified account.
                                 Those three properties are subject to existing
                                 mortgage debts in favor of third parties. See
                                 "Appendix IV--Significant Loan
                                 Summaries--Mortgage Loan No. 3--The Beacon
                                 Seattle & DC Portfolio Loan."

                                 With respect to each of the four (4) properties
                                 described above, the lender would not be able
                                 to take title to the property as part of a
                                 foreclosure in the event of a default under the
                                 Beacon Seattle & DC Portfolio Loan Group. In
                                 the case where the lender under the Beacon
                                 Seattle & DC Portfolio Loan Group has the
                                 benefit of a pledge of the borrower's joint
                                 venture interest in the property owner or the
                                 Market Square Loan Collateral, that equity
                                 interest or the Market Square Loan Collateral
                                 would not qualify as an interest in real
                                 property or as personal property incidental to
                                 real property for purposes of the REMIC
                                 regulations under the Internal Revenue Code.
                                 Therefore, upon the occurrence of an event of
                                 default under the Beacon Seattle & DC Portfolio
                                 Loan Group, the MSCI 2007-IQ14 Pooling and
                                 Servicing

                                      S-64

                                 Agreement, under which the Beacon Seattle & DC
                                 Portfolio Loan Group is principally serviced
                                 and administered, will not permit the MSCI
                                 2007-IQ14 Special Servicer to take title to
                                 such pledged interest or the Market Square Loan
                                 Collateral, but rather will require the MSCI
                                 2007-IQ14 Special Servicer to exercise the
                                 legal remedies available to the lender under
                                 the Beacon Seattle & DC Portfolio Loan Group to
                                 sell such pledged equity interest and the
                                 Market Square Loan Collateral and apply the
                                 proceeds toward the repayment of the mortgage
                                 loans in the Beacon Seattle & DC Portfolio Loan
                                 Group. Depending on market conditions, the
                                 proceeds from the sale of such pledged equity
                                 interest and the Market Square Loan Collateral
                                 could be less than the proceeds that would be
                                 received if the MSCI 2007-IQ14 Special Servicer
                                 were to have foreclosed on and taken title to
                                 the related equity interest or the Market
                                 Square Loan Collateral and sold it at a later
                                 date. In addition, in the three (3) cases where
                                 the lender under the Beacon Seattle & DC
                                 Portfolio Loan Group does not have the benefit
                                 of a mortgage lien or a pledge of the
                                 borrower's equity interests in the property
                                 owner, the lender has solely an unsecured
                                 contract right from the borrower to the payment
                                 of certain proceeds from the related property.
                                 Although the failure by the related borrower or
                                 its affiliates to exercise any available remedy
                                 (including commencing and diligently pursuing
                                 litigation) to cause proceeds to be delivered
                                 would constitute an event of default under the
                                 Beacon Seattle & DC Portfolio Loan Group, the
                                 lender would not be able to take title to or
                                 realize directly upon the related underlying
                                 real property or any ownership or other
                                 interest in that underlying real property. Any
                                 misappropriation, conversion or application of
                                 proceeds from any of the four properties is a
                                 recourse carve-out event covered by the
                                 recourse guaranty from the borrower principal.
                                 In the three (3) cases where the lender's
                                 interest in the related property consists
                                 solely of a contractual obligation of the
                                 borrower to cause its affiliated property
                                 owners to pay certain proceeds from such
                                 properties to the lender, the lender would not
                                 be a creditor of the owner of the related
                                 property, nor would the lender have a security
                                 interest in the underlying real property, if
                                 the owner of such property were to become
                                 insolvent or become a debtor in a bankruptcy or
                                 similar proceeding.

CONDOMINIUM OWNERSHIP MAY
LIMIT USE AND IMPROVEMENTS       Certain of the mortgage loans that we intend to
                                 include in the issuing entity may be secured by
                                 a mortgaged real property that consists of the
                                 related borrower's interest in condominium
                                 interests in buildings and/or other
                                 improvements, the related percentage interests
                                 in the common areas and the related voting
                                 rights in the condominium association. Such
                                 interests may in some cases constitute less
                                 than a majority of such voting rights. In the
                                 case of condominiums, a board of managers
                                 generally has discretion to make decisions
                                 affecting the condominium building and there
                                 may be no assurance that the borrower under a
                                 mortgage loan secured by one or more interests
                                 in that condominium will have any control over
                                 decisions made by the related board of
                                 managers. Thus, decisions made by that board of
                                 managers, including regarding assessments to be
                                 paid by the unit owners, insurance to be
                                 maintained on the condominium building and many
                                 other decisions affecting the maintenance,
                                 repair and, in the event of a casualty or
                                 condemnation, restoration of that building, may
                                 have a significant impact on the mortgage loans
                                 in the issuing entity that are secured by
                                 mortgaged real properties consisting of such
                                 condominium interests. There can be no
                                 assurance that the related board of managers
                                 will

                                      S-65

                                 always act in the best interests of the
                                 borrower under those mortgage loans. Further,
                                 due to the nature of condominiums, a default
                                 under the related mortgage loan will not allow
                                 the special servicer the same flexibility in
                                 realizing on the collateral as is generally
                                 available with respect to properties that are
                                 not condominiums. For example, a mortgaged real
                                 property may not be readily convertible due to
                                 restrictive covenants applicable to a mortgaged
                                 real property subject to a condominium regime.
                                 The rights of other unit owners, the documents
                                 governing the management of the condominium
                                 units and the state and local laws applicable
                                 to condominium units must be considered.
                                 Certain transfers of condominium units may
                                 require filings with state agencies or other
                                 governmental authorities. In addition, in the
                                 event of a casualty with respect to such a
                                 mortgaged real property, due to the possible
                                 existence of multiple loss payees on any
                                 insurance policy covering that mortgaged real
                                 property, there could be a delay in the
                                 allocation of related insurance proceeds if
                                 any. Consequently, servicing and realizing upon
                                 the collateral described above could subject
                                 the certificateholders to a greater delay,
                                 expense and risk than with respect to a
                                 mortgage loan secured by a property that is not
                                 a condominium.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES    Certain tenants at some of the mortgaged
                                 properties may have been, may currently be or
                                 may in the future become a party to a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of one year, or
                                 15% of the remaining term of the lease, not to
                                 exceed three years, and the actual amount of
                                 the recovery could be less than the amount of
                                 the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties

                                      S-66

                                 for cleanup costs, property damage or personal
                                 injury associated with releases of, or other
                                 exposure to, hazardous substances related to
                                 the properties.

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard. Any potential environmental liability
                                 could reduce or delay payments on the offered
                                 certificates.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Except for mortgaged properties securing
                                 mortgage loans that are the subject of a
                                 secured creditor impaired property policy, all
                                 of the mortgaged properties securing the
                                 mortgage loans have been subject to
                                 environmental site assessments, or in some
                                 cases an update of a previous assessment, in
                                 connection with the origination or
                                 securitization of the loans. In all cases, the
                                 environmental site assessment was a Phase I
                                 environmental assessment, although in some
                                 cases a Phase II site assessment was also
                                 performed. With respect to the mortgaged
                                 properties securing the mortgage loans that
                                 were not the subject of an environmental site
                                 assessment within eighteen months prior to the
                                 cut-off date, the mortgage loan seller either
                                 (a) represented that with respect to each such
                                 mortgaged property (i) no hazardous material is
                                 present on the mortgaged property and (ii) the
                                 mortgaged property is in material compliance
                                 with all applicable federal, state and local
                                 laws pertaining to hazardous materials or
                                 environmental hazards, in each case subject to
                                 limitations of materiality and the other
                                 qualifications set forth in the representation,
                                 or (b) provided secured creditor impaired
                                 property policies providing coverage for
                                 certain losses that may arise from adverse
                                 environmental conditions that may exist at the
                                 related mortgaged property. These reports
                                 generally did not disclose the presence or risk
                                 of environmental contamination that is
                                 considered material and adverse to the
                                 interests of the holders of the certificates;
                                 however, in certain cases, these assessments
                                 did reveal conditions that resulted in
                                 requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 and/or provide additional security such as
                                 letters of credit, reserves or stand-alone
                                 secured creditor impaired property policies.

                                 Six (6) mortgaged properties, securing mortgage
                                 loans representing 8.7% of the initial
                                 outstanding pool balance (and 10.7% of the
                                 initial outstanding loan group 1 balance), have
                                 the benefit of a stand-alone environmental
                                 insurance policy that provides coverage for
                                 selected environmental matters with respect to
                                 the related mortgaged property.

                                      S-67

                                 We describe this policy under "Description of
                                 the Mortgage Pool--Environmental Insurance" in
                                 this prospectus supplement.

                                 We cannot assure you, however, that the
                                 environmental assessments revealed all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that:

                                 o    future laws, ordinances or regulations
                                      will not impose any material environmental
                                      liability; or

                                 o    the current environmental condition of the
                                      mortgaged properties will not be adversely
                                      affected by tenants or by the condition of
                                      land or operations in the vicinity of the
                                      mortgaged properties (such as underground
                                      storage tanks).

                                 In addition, some borrowers under the mortgage
                                 loans may not have satisfied or may not satisfy
                                 all post-closing obligations required by the
                                 related mortgage loan documents with respect to
                                 environmental matters. There can be no
                                 assurance that recommended operations and
                                 maintenance plans have been implemented or will
                                 continue to be complied with.

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans may include tenants
                                 that operate as, were previously operated as or
                                 are located near other properties currently or
                                 previously operated as on-site dry-cleaners or
                                 gasoline stations. Both types of operations
                                 involve the use and storage of hazardous
                                 materials, leading to an increased risk of
                                 liability to the tenant, the landowner and,
                                 under certain circumstances, a lender (such as
                                 the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous substances from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.
                                 Certain of the mortgaged properties may have
                                 environmental contamination that has been
                                 remediated and for which no-further action
                                 letters have been issued or may be the subject
                                 of ongoing remediation.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although the mortgaged properties are
                                 required to be inspected periodically, there
                                 are no generally accepted standards for the
                                 assessment of any existing mold. If left
                                 unchecked, problems associated with mold could
                                 result in the interruption of cash flow,
                                 remediation expenses and litigation which could
                                 adversely impact collections from a mortgaged
                                 property. In addition, many of the

                                      S-68

                                 insurance policies presently covering the
                                 mortgaged properties may specifically exclude
                                 losses due to mold.

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS                             Ninety-seven (97) of the mortgage loans,
                                 representing 100% of the initial outstanding
                                 pool balance (which include seventy-two (72)
                                 mortgage loans in loan group 1, representing
                                 100% of the initial outstanding loan group 1
                                 balance, and twenty-five (25) mortgage loans in
                                 loan group 2, representing 100% of the initial
                                 outstanding loan group 2 balance) are balloon
                                 loans. For purposes of this prospectus
                                 supplement, we consider a mortgage loan to be a
                                 "balloon loan" if its principal balance is not
                                 scheduled to be fully or substantially
                                 amortized by the loan's stated maturity date or
                                 anticipated repayment date, as applicable. One
                                 (1) of the balloon loans, representing 2.3% of
                                 the initial outstanding pool balance
                                 (representing 12.2% of the initial outstanding
                                 loan group 2 balance), amortizes principal in
                                 accordance with the schedule attached to this
                                 prospectus supplement as Schedule A. One (1) of
                                 these balloon mortgage loans, representing 3.0%
                                 of the initial outstanding pool balance (and
                                 representing 3.6% of the initial outstanding
                                 loan group 1 balance), is a mortgage loan,
                                 which is also referred to in this prospectus
                                 supplement as an "ARD Loan," that has an
                                 anticipated repayment date that provides for an
                                 increase in the mortgage rate and/or principal
                                 amortization at a specified date prior to
                                 stated maturity. This ARD Loan is structured to
                                 encourage the borrower to repay the mortgage
                                 loan in full by the specified date (which is
                                 prior to the mortgage loan's stated maturity
                                 date) upon which these increases occur. To the
                                 extent the borrower on an ARD Loan makes
                                 payments of interest accrued at a rate of
                                 interest higher than the normal mortgage
                                 interest rate, the excess interest will be
                                 distributed to the holders of the Class T
                                 certificates. Included in these balloon loans
                                 are thirty-nine (39) mortgage loans,
                                 representing 13.4% of the initial outstanding
                                 pool balance (which include twenty-seven (27)
                                 mortgage loans in loan group 1, representing
                                 11.2% of the initial outstanding loan group 1
                                 balance, and twelve (12) mortgage loans in loan
                                 group 2, representing 23.0% of the initial
                                 outstanding loan group 2 balance), that provide
                                 for monthly payments of interest only for a
                                 portion of their respective terms ranging from
                                 twelve (12) months to sixty (60) months and
                                 then provide for the monthly payment of
                                 principal and interest over their respective
                                 remaining terms, and twenty-eight (28) mortgage
                                 loans, representing 76.5% of the initial
                                 outstanding pool balance (which include
                                 twenty-one (21) mortgage loans in loan group 1,
                                 representing

                                      S-69

                                 81.3% of the initial outstanding loan group 1
                                 balance, and seven (7) mortgage loans in loan
                                 group 2, representing 55.6% of the initial
                                 outstanding loan group 2 balance), that provide
                                 for monthly payments of interest only for their
                                 entire respective terms.

                                 We cannot assure you that each borrower will
                                 have the ability to repay the principal balance
                                 outstanding on the pertinent date, especially
                                 under a scenario where interest rates have
                                 increased from the historically low interest
                                 rates in effect at the time that most of the
                                 mortgage loans were originated. Balloon loans
                                 involve greater risk than fully amortizing
                                 loans because the borrower's ability to repay
                                 the loan on its anticipated repayment date or
                                 maturity date typically will depend upon its
                                 ability either to refinance the loan or to sell
                                 the mortgaged property at a price sufficient to
                                 permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected
                                 by a number of factors, including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                 o    prevailing interest rates;

                                 o    the fair market value of the related
                                      mortgaged property;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 No mortgage loan seller or any of its
                                 respective affiliates is under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Eight (8) of the mortgage loans, representing
                                 49.8% of the initial outstanding pool balance
                                 (which include seven (7) mortgage loans in loan
                                 group 1, representing 53.5% of the initial
                                 outstanding loan group 1 balance, and one (1)
                                 mortgage loan in loan group 2, representing
                                 34.0% of the initial outstanding loan group 2
                                 balance), currently have additional financing
                                 in place that is secured by the mortgaged
                                 property or properties related to such mortgage
                                 loan. Mortgage Loan No. 1 (the "Columbia Center
                                 Mortgage Loan"), which had an outstanding
                                 principal balance as of the cut-off date of
                                 $380,000,000, representing 19.4% of the initial
                                 outstanding pool balance (and representing
                                 23.9% of the initial outstanding loan group 1
                                 balance), is secured by the related mortgaged
                                 property, which also secures two (2)
                                 subordinated B notes, which had original
                                 principal balances of approximately $80,000,000
                                 and $20,000,000 (collectively, the "Columbia
                                 Center B Note"). The Columbia Center B note is
                                 not included in the trust.

                                      S-70

                                 Mortgage Loan No. 2 (the "Parkoff Portfolio
                                 Mortgage Loan"), which had an outstanding
                                 principal balance as of the cut-off date of
                                 $170,000,000, representing 8.7% of the initial
                                 outstanding pool balance (and representing
                                 10.7% of the initial outstanding loan group 1
                                 balance), is secured by the related mortgaged
                                 property, which also secures a subordinated B
                                 note (the "Parkoff Portfolio B Note"), not
                                 included in the trust, which had an original
                                 principal balance of $30,000,000. Mortgage Loan
                                 No. 3 (the "Beacon Seattle & DC Portfolio Pari
                                 Passu Loan"), which had an outstanding
                                 principal balance as of the cut-off date of
                                 $161,000,000, representing 8.2% of the initial
                                 outstanding pool balance (and representing
                                 10.1% of the initial outstanding loan group 1
                                 balance), is secured by the related mortgaged
                                 properties on a pari passu basis with, and
                                 pursuant to the same mortgage as, six (6) other
                                 notes, not included in the trust, which had
                                 original principal balances of approximately
                                 $775,000,000, $394,477,317, $485,522,683,
                                 $414,000,000, $414,000,000 and $56,000,000 (the
                                 "Beacon Seattle & DC Portfolio Companion Loan
                                 A-1," the "Beacon Seattle & DC Portfolio
                                 Companion Loan A-4," the "Beacon Seattle & DC
                                 Portfolio Companion Loan A-5," the "Beacon
                                 Seattle & DC Portfolio Companion Loan A-6," the
                                 "Beacon Seattle & DC Portfolio Companion Loan
                                 A-7" and the "Beacon Seattle & DC Portfolio B
                                 Note," respectively, and collectively, the
                                 "Beacon Seattle & DC Portfolio Companion
                                 Loan"). The Beacon Seattle & DC Portfolio Pari
                                 Passu Loan and the Beacon Seattle & DC
                                 Portfolio Companion Loan are collectively
                                 referred to herein as the "Beacon Seattle & DC
                                 Portfolio Loan Group." The mortgaged properties
                                 securing the Beacon Seattle & DC Portfolio Pari
                                 Passu Loan also currently have additional
                                 subordinated mezzanine financing in place with
                                 original principal balances of approximately
                                 $34,666,667, $34,666,667, $30,666,666 (these
                                 three notes collectively, the "Beacon Seattle &
                                 DC Portfolio First Mezzanine Loan"),
                                 $36,400,000, $36,400,000 and $32,200,000 (these
                                 three notes collectively, the "Beacon Seattle &
                                 DC Portfolio Second Mezzanine Loan" and,
                                 together with the Beacon Seattle & DC Portfolio
                                 First Mezzanine Loan, the "Beacon Seattle & DC
                                 Portfolio Mezzanine Loans") that are not
                                 secured by the related mortgaged properties.
                                 The Beacon Seattle & DC Portfolio Mezzanine
                                 Loans are not assets of the trust. Mortgage
                                 Loan No. 4 (the "RREEF Portfolio Pari Passu
                                 Loan"), which had an outstanding principal
                                 balance as of the cut-off date of $124,500,000,
                                 representing 6.4% of the initial outstanding
                                 pool balance (and representing 34.0% of the
                                 initial outstanding loan group 2 balance), is
                                 secured by the related mortgaged properties on
                                 a pari passu basis with, and pursuant to the
                                 same mortgage as, four (4) other notes, not
                                 included in the trust, which had original
                                 principal balances of approximately
                                 $125,000,000, $110,000,000, $28,500,000 and
                                 $22,000,000 (the "RREEF Portfolio Companion
                                 Loan A-1," the "RREEF Portfolio Companion Loan
                                 A-2," the "RREEF Portfolio Companion Loan A-5"
                                 and the "RREEF Portfolio Companion Loan A-6,"
                                 respectively, and collectively, the "RREEF
                                 Portfolio Companion Loan"). The RREEF Portfolio
                                 Pari Passu Loan and the RREEF Portfolio
                                 Companion Loan are collectively referred to
                                 herein as the "RREEF Portfolio Loan Group."
                                 Mortgage Loan No. 8 (the "Deptford Mall Pari
                                 Passu Loan"), which had an outstanding
                                 principal balance as of the cut-off date of
                                 $60,000,000, representing 3.1% of the initial
                                 outstanding pool balance (and representing 3.8%
                                 of the initial outstanding loan group 1
                                 balance), is secured by the related mortgaged
                                 property on a pari passu basis with,

                                      S-71

                                 and pursuant to the same mortgage as, one (1)
                                 other note, not included in the trust, which
                                 had an original principal balance of
                                 approximately $80,000,000 (the "Deptford Mall
                                 Companion Loan"). The mortgaged property that
                                 secures the Deptford Mall Pari Passu Loan also
                                 secures on a subordinate basis to the Deptford
                                 Mall Pari Passu Loan, two (2) other notes, not
                                 included in the trust, which had original
                                 principal balances of approximately $20,000,000
                                 and $12,500,000 (collectively, the "Deptford
                                 Mall B Note"). The Deptford Mall Pari Passu
                                 Loan, the Deptford Mall Companion Loan and the
                                 Deptford Mall B Note are collectively referred
                                 to herein as the "Deptford Mall Loan Group."
                                 Mortgage Loan No. 13 (the "Timberland Buildings
                                 Mortgage Loan"), which had an outstanding
                                 principal balance as of the cut-off date of
                                 $33,235,919, representing 1.7% of the initial
                                 outstanding pool balance (and representing 2.1%
                                 of the initial outstanding loan group 1
                                 balance), is secured by the related mortgaged
                                 property, which also secures a subordinated B
                                 note (the "Timberland Buildings B Note") that
                                 had an original principal balance of
                                 $10,000,000. Mortgage Loan No. 15 (the "Ramada
                                 Plaza Beach Resort Mortgage Loan"), which had
                                 an outstanding principal balance as of the
                                 cut-off date of $26,250,000, representing 1.3%
                                 of the initial outstanding pool balance (and
                                 representing 1.6% of the initial outstanding
                                 loan group 1 balance), is secured by the
                                 related mortgaged property, which also secures
                                 a subordinated B note (the "Ramada Plaza Beach
                                 Resort B Note"), which had an original
                                 principal balance of $1,750,000, and also has
                                 additional mezzanine financing in place with an
                                 original principal balance of approximately
                                 $5,000,000 (the "Ramada Plaza Beach Resort
                                 Mezzanine Loan") that is not secured by the
                                 related mortgaged property. Mortgage Loan No.
                                 18 ("The Axton Pari Passu Loan"), which had an
                                 outstanding principal balance as of the cut-off
                                 date of $21,000,000, representing 1.1% of the
                                 initial outstanding pool balance (and
                                 representing 1.3% of the initial outstanding
                                 loan group 1 balance), is secured by the
                                 related mortgaged properties on a pari passu
                                 basis with, and pursuant to the same mortgage
                                 as, two (2) other notes, not included in the
                                 trust, which had original principal balances of
                                 approximately $19,000,000 and $15,000,000 ("The
                                 Axton Companion Loan A-2" and "The Axton
                                 Companion Loan A-3," respectively, and
                                 collectively, "The Axton Companion Loans"). The
                                 Axton Pari Passu Loan and The Axton Companion
                                 Loans are collectively referred to herein as
                                 "The Axton Loan Group." The related mortgaged
                                 properties also have additional subordinated
                                 mezzanine financing in place with original
                                 principal balances of $25,000,000 and
                                 $105,000,000 ("The Axton Senior Mezzanine Loan"
                                 and "The Axton Junior Mezzanine Loan,"
                                 respectively, and collectively, "The Axton
                                 Mezzanine Loans") that are not secured by the
                                 related mortgaged properties. The Axton Senior
                                 Mezzanine Loan and The Axton Junior Mezzanine
                                 Loan are not assets of the trust and, subject
                                 to the satisfaction of certain conditions,
                                 permit an additional $5,000,000 of mezzanine
                                 financing that also will not be secured by the
                                 related mortgaged properties. See "Servicing of
                                 the Mortgage Loans--Servicing of the A/B
                                 Mortgage Loans, the Beacon Seattle & DC
                                 Portfolio Loan Group, the RREEF Portfolio Loan
                                 Group, the Deptford Mall Loan Group and The
                                 Axton Loan Group."

                                 Five (5) of the mortgage loans, representing
                                 14.6% of the initial outstanding pool balance
                                 (which include four (4) mortgage loans in loan
                                 group 1, representing 17.2% of the initial
                                 outstanding loan group 1 balance, and one (1)
                                 mortgage loan in loan group 2, representing
                                 3.7%

                                      S-72

                                 of the initial outstanding loan group 2
                                 balance), are secured by mortgaged properties
                                 that currently have additional financing in
                                 place that is not secured by that mortgaged
                                 property. With respect to Mortgage Loan Nos. 3,
                                 7 and 15 there is related mezzanine financing
                                 in the aggregate original principal amount of
                                 $205,000,000, $15,000,000 and $5,000,000,
                                 respectively, and with respect to Mortgage Loan
                                 Nos. 18 and 25, there is related mezzanine
                                 financing in the aggregate original principal
                                 amount of $130,000,000. In general, borrowers
                                 that have not agreed to certain special purpose
                                 covenants in the related mortgage loan
                                 documents may have also incurred additional
                                 financing that is not secured by the mortgaged
                                 property.

                                 One (1) mortgage loan, representing 0.4% of the
                                 initial outstanding pool balance (and
                                 representing 2.1% of the initial outstanding
                                 loan group 2 balance), permits the borrower to
                                 enter into additional subordinate financing
                                 that is secured by the mortgaged property,
                                 provided that certain debt service coverage
                                 ratio and loan-to-value ratio tests are
                                 satisfied as further discussed in the footnotes
                                 of Appendix II to this prospectus supplement.

                                 Twenty (20) of the mortgage loans, representing
                                 42.3% of the initial outstanding pool balance
                                 (which include seventeen (17) mortgage loans in
                                 loan group 1, representing 49.9% of the initial
                                 outstanding loan group 1 balance, and three (3)
                                 mortgage loans in loan group 2, representing
                                 8.9% of the initial outstanding loan group 2
                                 balance), permit the borrower to enter into
                                 additional financing that is not secured by the
                                 related mortgaged property (or to retain
                                 unsecured debt existing at the time of the
                                 origination of that loan) and/or permit the
                                 owners of the borrower to enter into financing
                                 that is secured by a pledge of equity interests
                                 in the borrower. In general, borrowers that
                                 have not agreed to certain special purpose
                                 covenants in the related mortgage loan
                                 documents may also be permitted to incur
                                 additional financing that is not secured by the
                                 mortgaged property.

                                 In the case of some or all of the mortgage
                                 loans with existing subordinate or mezzanine
                                 debt, the holder of the subordinate or
                                 mezzanine loan has the right to cure certain
                                 defaults occurring on the mortgage loan and/or
                                 the right to purchase the mortgage loan from
                                 the trust if certain defaults on the mortgage
                                 loan occur. The purchase price required to be
                                 paid in connection with such a purchase is
                                 generally equal to the outstanding principal
                                 balance of the mortgage loan, together with
                                 accrued and unpaid interest on, and all unpaid
                                 servicing expenses and advances relating to,
                                 the mortgage loan. Such purchase price
                                 generally does not include a yield maintenance
                                 charge or prepayment premium. Accordingly, such
                                 purchase (if made prior to the maturity date or
                                 anticipated repayment date) will have the
                                 effect of a prepayment made without payment of
                                 a yield maintenance charge or prepayment
                                 premium.

                                 We make no representation as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in those
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow

                                      S-73

                                 on the related borrower's mortgaged property
                                 after the payment of debt service and may
                                 increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 suffer by not making capital infusions to
                                 support the mortgaged property.

                                 Generally, all of the mortgage loans also
                                 permit the related borrower to incur other
                                 unsecured indebtedness, including but not
                                 limited to trade payables, in the ordinary
                                 course of business and to incur indebtedness
                                 secured by equipment or other personal property
                                 located at the mortgaged property.

                                 When a mortgage loan borrower, or its
                                 constituent members, also has one or more other
                                 outstanding loans, even if the loans are
                                 subordinated or are mezzanine loans not
                                 directly secured by the mortgaged property, the
                                 trust is subjected to certain risks. For
                                 example, the borrower may have difficulty
                                 servicing and repaying multiple loans. Also,
                                 the existence of another loan generally will
                                 make it more difficult for the borrower to
                                 obtain refinancing of the mortgage loan and may
                                 thus jeopardize the borrower's ability to repay
                                 any balloon payment due under the mortgage loan
                                 at maturity or to repay the mortgage loan on
                                 its anticipated repayment date. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                 Additionally, if the borrower, or its
                                 constituent members, are obligated to another
                                 lender, actions taken by other lenders could
                                 impair the security available to the trust. If
                                 a junior lender files an involuntary bankruptcy
                                 petition against the borrower, or the borrower
                                 files a voluntary bankruptcy petition to stay
                                 enforcement by a junior lender, the trust's
                                 ability to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of a junior lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the Bankruptcy Code. This holding, which at
                                 least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the

                                      S-74

                                 enforcement of remedies against a common
                                 borrower over a subordinated lender's
                                 objections.

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II to this prospectus
                                 supplement.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN            Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay a sale of real property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, if a court determines that
                                 the value of the mortgaged property is less
                                 than the principal balance of the mortgage loan
                                 it secures, the court may reduce the amount of
                                 secured indebtedness to the then current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as
                                 debtor-in-possession, has special powers to
                                 avoid, subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lockbox arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                      S-75

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                    Certain of the mortgage loans may have sponsors
                                 or borrowers that have previously filed
                                 bankruptcy or have been subject to foreclosure
                                 actions, which in some cases may have involved
                                 the same property that currently secures the
                                 mortgage loan. In each case, the related entity
                                 or person has emerged from bankruptcy or, in
                                 the case of previous foreclosure actions, is
                                 not permitted to directly or indirectly manage
                                 the related borrower. However, we cannot assure
                                 you that such sponsors or borrowers will not be
                                 more likely than other sponsors to utilize
                                 their rights in bankruptcy in the event of any
                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
WERE NOT SPECIFICALLY
ORIGINATED FOR SECURITIZATION    Certain of the mortgage loans were not
                                 originated specifically for securitization, and
                                 generally those mortgage loans lack many
                                 provisions that are customary in mortgage loans
                                 intended for securitization. Generally, the
                                 borrowers with respect to these mortgage loans
                                 are not required to make payments to lockboxes
                                 or to maintain reserves for certain expenses,
                                 such as taxes, insurance premiums, capital
                                 expenditures, tenant improvements and leasing
                                 commissions, and the lenders under these
                                 mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers are not special purpose
                                 entities. The loan documents and organizational
                                 documents of these borrowers that are not
                                 special purpose entities generally do not limit
                                 the purpose of the borrowers to owning the
                                 mortgaged properties and do not contain the
                                 representations, warranties and covenants
                                 customarily employed to ensure that a borrower
                                 is a special purpose entity (such as
                                 limitations on indebtedness, affiliate
                                 transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an

                                      S-76

                                 independent director whose consent would be
                                 required to file a bankruptcy petition on
                                 behalf of the applicable borrower. One of the
                                 purposes of an independent director is to avoid
                                 a bankruptcy petition filing that is intended
                                 solely to benefit a borrower's affiliate and is
                                 not justified by the borrower's own economic
                                 circumstances. Therefore, the borrowers
                                 described above may be more likely to file or
                                 be subject to voluntary or involuntary
                                 bankruptcy petitions which may adversely affect
                                 payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers of the
                                 mortgaged properties. Additionally, we cannot
                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                   Provisions prohibiting prepayment during a
                                 lockout period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges or lockout periods may not be
                                 enforceable in some states and under federal
                                 bankruptcy law. Provisions requiring the
                                 payment of prepayment premiums or yield
                                 maintenance charges also may be interpreted as
                                 constituting the collection of interest for
                                 usury purposes. Accordingly, we cannot assure
                                 you that the obligation to pay any prepayment
                                 premium or yield maintenance charge will be
                                 enforceable either in whole or in part,
                                 regardless of whether the prepayment is
                                 voluntary or involuntary. Also, we cannot
                                 assure you that foreclosure proceeds will be
                                 sufficient to pay an enforceable prepayment
                                 premium or yield maintenance charge.

                                      S-77

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 collateral substitution provisions might be
                                 deemed unenforceable under applicable law or
                                 public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert those funds for
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF MULTI-
BORROWER/MULTI-PROPERTY
AND MULTI-BORROWER/
MULTI-PARCEL ARRANGEMENTS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE ARRANGEMENTS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             The mortgage pool includes three (3) mortgage
                                 loans or groups of mortgage loans, representing
                                 1.0% of the initial outstanding pool balance
                                 (which include two (2) groups of mortgage loans
                                 in loan group 1, representing 0.6% of the
                                 initial outstanding loan group 1 balance, and
                                 one (1) group of mortgage loans in loan group
                                 2, representing 2.5% of the initial outstanding
                                 loan group 2 balance), under which an aggregate
                                 amount of indebtedness is secured by multiple
                                 real properties, through
                                 cross-collateralization with other mortgage
                                 loans or otherwise. This arrangement attempts
                                 to reduce the risk that one mortgaged real
                                 property may not generate enough net operating
                                 income to pay debt service. The largest group
                                 of cross-collateralized and cross-defaulted
                                 mortgage loans is the mortgage loan secured by
                                 the mortgaged properties collectively
                                 identified on Appendix II to this prospectus
                                 supplement as Lakeview I & II, which represents
                                 0.5% of the initial outstanding pool balance
                                 (and represents 2.5% of the initial outstanding
                                 loan group 1 balance).

                                 However, arrangements of this type involving
                                 more than one borrower (i.e., in the case of
                                 cross-collateralized mortgage loans or certain
                                 co-borrower loans) could be challenged as
                                 fraudulent conveyances if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                      S-78

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

                                 Moreover, two (2) groups of multi-property
                                 mortgage loans or crossed loan groups,
                                 representing 14.6% of the initial outstanding
                                 pool balance (which include one (1) group of
                                 mortgage loans in loan group 1, representing
                                 10.1% of the initial outstanding loan group 1
                                 balance, and one (1) group of mortgage loans in
                                 loan group 2, representing 34.0% of the initial
                                 outstanding loan group 2 balance), are secured
                                 by mortgaged properties located in various
                                 states. Foreclosure actions are brought in
                                 state court and the courts of one state cannot
                                 exercise jurisdiction over property in another
                                 state. Upon a default under any of these
                                 mortgage loans, it may not be possible to
                                 foreclose on the related mortgaged real
                                 properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

                                      S-79

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. At
                                 origination of the mortgage loans, the mortgage
                                 loan seller took steps to establish that the
                                 use and operation of the mortgaged properties
                                 securing the mortgage loans were in compliance
                                 in all material respects with, or were legally
                                 existing non-conforming uses or structures
                                 under, all applicable zoning, land-use and
                                 building ordinances, rules, regulations, and
                                 orders. Evidence of this compliance may be in
                                 the form of legal opinions, confirmations from
                                 government officials, title policy
                                 endorsements, appraisals, zoning consultants'
                                 reports and/or representations by the related
                                 borrower in the related mortgage loan
                                 documents. These steps may not have revealed
                                 all possible violations and certain mortgaged
                                 properties that were in compliance may not
                                 remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan seller generally do not consider
                                 those defects known to them to be material or
                                 have obtained policy endorsements and/or law
                                 and ordinance insurance to mitigate the risk of
                                 loss associated with any material violation or
                                 noncompliance. In some cases, the use,
                                 operation and/or structure of a mortgaged
                                 property constitutes a permitted nonconforming
                                 use and/or structure as a result of changes in
                                 zoning laws after those mortgaged properties
                                 were constructed and the structure may not be
                                 rebuilt to its current state or be used for its
                                 current purpose if a material casualty event
                                 occurs. Insurance proceeds may not be
                                 sufficient to pay the mortgage loan in full if
                                 a material casualty event were to occur, or the
                                 mortgaged property, as rebuilt for a conforming
                                 use, may not generate sufficient income to
                                 service the mortgage loan and the value of the
                                 mortgaged property or its revenue producing
                                 potential may not be the same as it was before
                                 the casualty. If a mortgaged property could not
                                 be rebuilt to its current state or its current
                                 use were no longer permitted due to building
                                 violations or

                                      S-80

                                 changes in zoning or other regulations, then
                                 the borrower might experience cash flow delays
                                 and shortfalls or be subject to penalties that
                                 would reduce or delay the amount of proceeds
                                 available for distributions on your
                                 certificates.

                                 In addition, permitted nonconforming uses
                                 and/or structures may be subject to the effects
                                 of zoning compliance requirements that are not
                                 casualty-related, such as the lifting of a
                                 parking compliance moratorium, which expires
                                 after a certain period of time. There can be no
                                 assurance that such compliance requirements
                                 would not have a material adverse impact on the
                                 related mortgage loan.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that the
                                 occurrence of any condemnation will not have a
                                 negative impact upon the distributions on your
                                 certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                  On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. It is impossible to predict
                                 whether, or the extent to which, future
                                 terrorist activities may occur in the United
                                 States.

                                 The United States military currently maintains
                                 a presence in Iraq and Afghanistan, which may
                                 prompt further terrorist attacks against the
                                 United States.

                                 It is uncertain what effects the U.S. military
                                 involvement in Iraq, any future terrorist
                                 activities in the United States or abroad
                                 and/or any consequent actions on the part of
                                 the United States Government and others,
                                 including military action, could have on
                                 general economic conditions, real estate
                                 markets, particular business segments
                                 (including those that are important to the
                                 performance of commercial and multifamily
                                 mortgage loans) and/or insurance costs and the
                                 availability of insurance coverage for
                                 terrorist acts. Among other things, reduced
                                 investor confidence could result in substantial
                                 volatility in securities markets and a decline
                                 in real estate-related investments. In
                                 addition,

                                      S-81

                                 reduced consumer confidence, as well as a
                                 heightened concern for personal safety, could
                                 result in a material decline in personal
                                 spending and travel.

THE ABSENCE OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 those risks. If a borrower does not have
                                 insurance against those risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect the reconstruction
                                 or major repairs or may materially increase the
                                 cost thereof.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans, which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans, have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program, the
                                 federal government shares in the risk of loss
                                 associated with certain future terrorist acts.

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which extended the duration of the
                                 Terrorism Insurance Program until December 31,
                                 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and, through
                                 December 31, 2007, will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that resulted in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                      S-82

                                 In addition, with respect to any act of
                                 terrorism that occurs in 2007, no compensation
                                 is paid under the Terrorism Insurance Program
                                 unless the aggregate industry losses relating
                                 to such act of terror exceed $100 million. As a
                                 result, unless the borrowers obtain separate
                                 coverage for events that do not meet that
                                 threshold (which coverage may not be required
                                 by the respective loan documents and may not
                                 otherwise be obtainable), such events would not
                                 be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation equals 85% of
                                 that portion of insured losses that exceeds an
                                 applicable insurer deductible required to be
                                 paid during each program year. The federal
                                 share in the aggregate in any program year may
                                 not exceed $100 billion (and the insurers will
                                 not be liable for any amount that exceeds this
                                 cap).

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 commercial mortgage loans may result. In
                                 addition, the failure to maintain such
                                 insurance may constitute a default under a
                                 commercial mortgage loan, which could result in
                                 the acceleration and foreclosure of that
                                 commercial mortgage loan. Alternatively, the
                                 increased costs of maintaining such insurance
                                 could have an adverse effect on the financial
                                 condition of the mortgage loan borrowers.

                                 Certain of the mortgage loans may be secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. In addition, certain
                                 mortgage loans may provide that if the
                                 Terrorism Risk Insurance Act of 2002, as
                                 amended is no longer in effect, terrorism
                                 insurance is only required to the extent that
                                 such insurance can be purchased for a premium
                                 specified in the loan documents. If casualty
                                 losses are not covered by standard casualty
                                 insurance policies, then in the event of a
                                 casualty from an act of terrorism, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 For additional information on terrorism
                                 insurance requirements and limitations for each
                                 of the ten (10) largest mortgage loans, see
                                 Appendix IV to this prospectus supplement.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY
INSURANCE                        The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of each
                                 related mortgaged property and the outstanding
                                 principal balance of the mortgage loan or (B)
                                 the related borrower will maintain such
                                 insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 this requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the

                                      S-83

                                 replacement cost of the property less
                                 depreciation. The determination of "actual cash
                                 value" is both inexact and heavily dependent on
                                 facts and circumstances. Notwithstanding the
                                 requirements of the loan documents, an insurer
                                 may refuse to insure a mortgaged property for
                                 the loan amount if it determines that the
                                 "actual cash value" of the mortgaged property
                                 would be a lower amount, and even if it does
                                 insure a mortgaged property for the full loan
                                 amount, if at the time of casualty the "actual
                                 cash value" is lower, and the mortgaged
                                 property is not restored, only the "actual cash
                                 value" will be paid. Accordingly, if a borrower
                                 does not meet the conditions to restore a
                                 mortgaged property and the mortgagee elects to
                                 require the borrower to apply the insurance
                                 proceeds to repay the mortgage loan, rather
                                 than toward restoration, there can be no
                                 assurance that such proceeds will be sufficient
                                 to repay the mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that those policies
                                 are drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under those policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY   Licensed engineers generally inspected the
                                 mortgaged properties and prepared engineering
                                 reports in connection with the origination,
                                 acquisition or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements.

                                 We cannot assure you that all conditions
                                 requiring repair or replacement were
                                 identified. In those cases where a material and
                                 adverse condition was identified, that
                                 condition generally has been or is required to
                                 be remedied to the related mortgage loan
                                 seller's satisfaction, or funds as deemed
                                 necessary by the mortgage loan seller, or the
                                 related engineering consultant, have been
                                 reserved to remedy the material and adverse
                                 condition or other resources for those repairs
                                 were available at origination. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES      In general, in connection with the origination
                                 or sale to us of each of the mortgage loans,
                                 the related mortgaged property was appraised.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present

                                      S-84

                                 or future values. The person performing the
                                 appraisal may have reached a different
                                 conclusion of value than the conclusion that
                                 would be reached by a different appraiser
                                 appraising the same property. Moreover, the
                                 values of the mortgaged properties may have
                                 changed significantly since the appraisal was
                                 performed. In addition, appraisals seek to
                                 establish the amount a typically motivated
                                 buyer would pay a typically motivated seller.
                                 Such amount could be significantly higher than
                                 the amount obtained from the sale of a
                                 mortgaged property under a distress or
                                 liquidation sale. The estimates of value
                                 reflected in the appraisals and the related
                                 loan-to-value ratios are presented for
                                 illustrative purposes only in Appendix I and
                                 Appendix II to this prospectus supplement. In
                                 each case the estimate presented is the one set
                                 forth in the most recent appraisal available to
                                 us as of the cut-off date, although we
                                 generally have not obtained updates to the
                                 appraisals. In certain cases, the appraised
                                 value may be an "as-stabilized" value rather
                                 than an "as-is" value and as such, may be
                                 subject to assumptions of certain future
                                 conditions, such as an increased leased
                                 percentage. There is no assurance that the
                                 appraisal values indicated accurately reflect
                                 past, present or future market values of the
                                 mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order (provided that the
                                 Class A-M Certificates and the Class A-MFL
                                 Regular Interest (and correspondingly, the
                                 Class A-MFL Certificates) will be pro rata with
                                 each other and senior in right to the Class A-J
                                 Certificates and the Class A-JFL Regular
                                 Interest (and correspondingly, the Class A-JFL
                                 Certificates), which will be pro rata with each
                                 other), with those classes generally not being
                                 entitled to receive principal until the
                                 preceding class or classes entitled to receive
                                 principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                     As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to
                                 those rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates and the Class A-MFL Regular
                                 Interest (and correspondingly, the Class A-MFL
                                 Certificates) will be pro rata with

                                      S-85

                                 each other and senior in right to the Class A-J
                                 Certificates and the Class A-JFL Regular
                                 Interest (and correspondingly, the Class A-JFL
                                 Certificates), which will be pro rata with each
                                 other). Losses on the mortgage loans will be
                                 allocated to the Class S, Class Q, Class P,
                                 Class O, Class N, Class M, Class L, Class K,
                                 Class J, Class H, Class G, Class F, Class E,
                                 Class D, Class C and Class B Certificates, in
                                 that order, and then to the Class A-J
                                 Certificates and the Class A-JFL Regular
                                 Interest (and correspondingly, the Class A-JFL
                                 Certificates), pro rata with each other, and
                                 then to the Class A-M Certificates and the
                                 Class A-MFL Regular Interest (and
                                 correspondingly, the Class A-MFL Certificates),
                                 pro rata with each other, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated or cause
                                 shortfalls to the Class A-1, Class A-1A, Class
                                 A-2, Class A-3, Class A-4 and Class A-5
                                 Certificates and the Class A-2FL Regular
                                 Interest (and correspondingly, the Class A-2FL
                                 Certificates), pro rata, and, solely with
                                 respect to losses of interest, to the Class X
                                 Certificates, in proportion to the amounts of
                                 interest or principal distributable on those
                                 certificates.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an independent contractor to
                                 operate the property. The independent
                                 contractor would only be permitted to renovate
                                 or perform construction work on a foreclosed
                                 mortgaged property if such construction was at
                                 least 10% completed when default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from operations other than
                                 qualifying "rents from real property," or any
                                 rental income based on the net profits of a
                                 tenant or a sub-tenant or allocable to a
                                 non-customary service, will subject the trust
                                 to a federal tax on such income at the highest
                                 marginal corporate tax rate, which is currently
                                 35%, and, in addition, possible state or local
                                 tax. In this event, the net proceeds available
                                 for distribution on your certificates will be
                                 reduced. The special servicer may permit the
                                 trust to earn such above described "net income
                                 from foreclosure property" but only if it
                                 determines that the net after-tax benefit to
                                 certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 with respect to the offered certificates.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON YOUR
CERTIFICATES                     Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any

                                      S-86

                                 mortgage loan secured by mortgaged properties
                                 located in multiple states, the master servicer
                                 or special servicer may be required to
                                 foreclose first on mortgaged properties located
                                 in states where these "one action" rules apply
                                 (and where non-judicial foreclosure is
                                 permitted) before foreclosing on properties
                                 located in states where judicial foreclosure is
                                 the only permitted method of foreclosure. As a
                                 result, the ability to realize upon the
                                 mortgage loans may be significantly delayed and
                                 otherwise limited by the application of state
                                 laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Seven (7) groups of mortgage loans,
                                 representing 5.7% of the initial outstanding
                                 pool balance, were made to the same borrower or
                                 to borrowers that are affiliated with one
                                 another through partial or complete direct or
                                 indirect common ownership (which include five
                                 (5) groups of mortgage loans exclusively in
                                 loan group 1, representing 3.7% of the initial
                                 outstanding loan group 1 balance, one (1) group
                                 of mortgage loans exclusively in loan group 2,
                                 representing 5.3% of the initial outstanding
                                 loan group 2 balance and one (1) group of
                                 mortgage loans with mortgage loans in both loan
                                 group 1 and loan group 2, representing 1.8% of
                                 the initial outstanding pool balance). Of these
                                 seven (7) groups, the three (3) largest groups
                                 represent 1.8%, 1.5% and 1.0%, respectively, of
                                 the initial outstanding pool balance. The
                                 related borrower concentrations of the three
                                 (3) largest groups exclusively in loan group 1
                                 represent 1.8%, 0.6% and 0.5%, respectively, of
                                 the initial outstanding loan group 1 balance,
                                 and the group of mortgage loans exclusively in
                                 loan group 2 represents 5.3% of the initial
                                 outstanding loan group 2 balance, and the group
                                 of mortgage loans in loan group 1 and loan
                                 group 2 represents 1.8% of the initial
                                 outstanding pool balance. For additional
                                 information with respect to the loan groups
                                 described above, see Appendix II to this
                                 prospectus supplement.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of the related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one of those properties, it could
                                 defer maintenance at one or more other
                                 mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 it could attempt to avert foreclosure by filing
                                 a bankruptcy petition that might have the
                                 effect of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following
                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in

                                      S-87

                                 such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, that mortgaged property
                                 could experience a further decline in value if
                                 those tenants' leases were terminated. This is
                                 particularly likely if those tenants were
                                 paying above-market rents or could not be
                                 replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, an option to
                                 purchase the mortgaged property or a right of
                                 first refusal to purchase the mortgaged
                                 property, the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Those provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price and the overall
                                 marketability of the mortgaged property. In
                                 addition, certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-tenants or government sponsored
                                 tenants who have the right to rent reductions
                                 or to cancel their leases at any time or for
                                 lack of appropriations or for damage to the
                                 leased premises caused by casualty or
                                 condemnation.

TENANCIES IN COMMON MAY HINDER
RECOVERY                         Borrowers under three (3) mortgage loans (which
                                 include Mortgage Loan Nos. 32, 51 and 92),
                                 representing 0.9% of the initial outstanding
                                 pool balance (which include two (2) mortgage
                                 loans in loan group 1, representing 0.5% of the
                                 initial outstanding loan group 1 balance, and
                                 one (1) mortgage loan in loan group 2,
                                 representing 2.9% of the initial outstanding
                                 loan group 2 balance), currently own, or are
                                 permitted to own, the related mortgaged
                                 property as tenants-in-common. In general, with
                                 respect to a tenant-in-common ownership
                                 structure, each tenant-in-common owns an
                                 undivided interest in the property and if a
                                 tenant-in-common desires to sell its interest
                                 in the property (and is unable to find a buyer
                                 or otherwise needs to force a partition) the
                                 tenant-in-common has the ability to request
                                 that a court order a sale of the property and
                                 distribute the proceeds to each
                                 tenant-in-common proportionally.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. In some cases,
                                 the related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy.

                                      S-88

                                 In some cases, the related tenant-in-common
                                 borrower waived its right to partition,
                                 reducing the risk of partition. However, there
                                 can be no assurance that, if challenged, this
                                 waiver would be enforceable. In most cases, the
                                 related tenant-in-common borrower is a special
                                 purpose entity (in some cases
                                 bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX ABATEMENT
ARRANGEMENTS MAY REDUCE
PAYMENTS TO CERTIFICATEHOLDERS   Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements may be scheduled
                                 to terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

LITIGATION OR OTHER LEGAL
PROCEEDINGS COULD ADVERSELY
AFFECT THE MORTGAGE LOANS        There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business.

                                 With respect to Mortgage Loan No. 3, the Beacon
                                 Seattle & DC Portfolio Pari Passu Loan, a
                                 lawsuit involving the development of Market
                                 Square property filed in February 2001 (after a
                                 substantially similar action was dismissed from
                                 federal court following dismissal of a RICO
                                 count, upheld on appeal) is pending. The
                                 defendants are the general partner of the
                                 property owner and the current and former
                                 partners in and affiliates of such general
                                 partner and the plaintiff is the limited
                                 partner of the property owner. The complaint
                                 alleges fraud, conspiracy, breach of contract,
                                 breach of fiduciary duty, inducement of
                                 fiduciary breach, and failure to provide access
                                 to the books and records of the property owner
                                 and seeks monetary and injunctive relief. The
                                 defendants filed an answer in November 2001
                                 denying liability. Document discovery was
                                 substantially completed in 2003 but depositions
                                 have not commenced. The case currently is
                                 stayed pending the interlocutory appeal noted
                                 below. The defendants appealed an order
                                 granting in part a motion by the plaintiff to
                                 compel the production of certain privileged
                                 documents. On January 30, 2007, in connection
                                 with the above action, Western Associates
                                 Limited Partnership, the plaintiffs under the
                                 complaint, delivered a Notice of Lis Pendens,
                                 which is a written notice that a lawsuit has
                                 been filed with respect to title to real
                                 property or an interest therein.

                                      S-89

                                 We cannot assure you that any such actions,
                                 suits or proceedings (including those related
                                 to Mortgage Loan No. 3, the Beacon Seattle & DC
                                 Portfolio Pari Passu Loan) would not have a
                                 material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs these costs or fines, the amount
                                 available to pay debt service would be reduced.

ASSUMPTIONS MADE IN
DETERMINING UNDERWRITTEN NET
CASH FLOW MAY PROVE TO BE
INAPPROPRIATE                    As described under "Description of The Mortgage
                                 Pool--Additional Mortgage Loan Information" and
                                 "Glossary of Terms--Underwritable Cash Flow" in
                                 this prospectus supplement, underwritten net
                                 cash flow means cash flow as adjusted based on
                                 a number of assumptions used by the mortgage
                                 loan seller. No representation is made that the
                                 underwritten net cash flow set forth in this
                                 prospectus supplement as of the cut-off date or
                                 any other date is predictive of future net cash
                                 flows. In certain cases, co-tenancy provisions
                                 were assumed to be satisfied and vacant space
                                 was assumed to be occupied and space that was
                                 due to expire was assumed to have been re-let,
                                 in each case at market rates that may have
                                 exceeded current rent. Each originator of
                                 commercial mortgage loans has its own
                                 underwriting criteria and no assurance can be
                                 given that adjustments or calculations made by
                                 one originator would be made by other lenders.
                                 Each investor should review the assumptions
                                 discussed in this prospectus supplement and
                                 make its own determination of the appropriate
                                 assumptions to be used in determining
                                 underwritten net cash flow.

                                 In addition, net cash flow reflects
                                 calculations and assumptions used by the
                                 mortgage loan seller and should not be used as
                                 a substitute for, and may vary (perhaps
                                 substantially) from, cash flow as determined in
                                 accordance with GAAP as a measure of the
                                 results of a mortgaged real property's
                                 operation or for cash flow from operating
                                 activities determined in accordance with GAAP
                                 as a measure of liquidity.

                                 The debt service coverage ratios set forth in
                                 this prospectus supplement for the mortgage
                                 loans and the mortgaged properties vary, and
                                 may vary substantially, from the debt service
                                 coverage ratios for the mortgage loans and the
                                 mortgaged properties as calculated pursuant to
                                 the definition of such ratios as set forth in
                                 the related mortgage loan documents. See
                                 "Description of The Mortgage Pool--Additional
                                 Mortgage Loan Information" and "Glossary of
                                 Terms" for a discussion of the assumptions used
                                 in determining net cash flow. Neither the
                                 depositor nor the underwriters express any
                                 opinion as to the accuracy of the determination
                                 of, or the appropriateness or reasonableness of
                                 the assumptions used in determining, net cash
                                 flow.

                                      S-90

RISKS RELATING TO TAX CREDITS    With respect to certain mortgage loans secured
                                 by multifamily properties, the related property
                                 owners may be entitled to receive low-income
                                 housing tax credits pursuant to Section 42 of
                                 the Internal Revenue Code, which provides a tax
                                 credit for owners of multifamily rental
                                 properties meeting the definition of low-income
                                 housing, who receive a tax credit allocation
                                 from the state tax credit allocating agency.
                                 The total amount of tax credits to which the
                                 property owner is entitled is based upon the
                                 percentage of total units made available to
                                 qualified tenants. The owners of the mortgaged
                                 properties subject to the tax credit provisions
                                 may use the tax credits to offset income tax
                                 that they may otherwise owe and the tax credits
                                 may be shared among the equity owners of the
                                 project. In general, the tax credits on the
                                 mortgage loans have been allocated to equity
                                 investors in the borrower.

                                 The tax credit provisions limit the gross rent
                                 for each low-income unit. Under the tax credit
                                 provisions, a property owner must comply with
                                 the tenant income restrictions and rental
                                 restrictions over a minimum 15-year compliance
                                 period, although the property owner may take
                                 the tax credits on an accelerated basis over a
                                 10-year period. In the event a multifamily
                                 rental property does not maintain compliance
                                 with the tax credit restrictions on tenant
                                 income or rental rates or otherwise satisfy the
                                 tax credit provisions of the Internal Revenue
                                 Code, the property owner may suffer a reduction
                                 in the amount of available tax credits and/or
                                 face the recapture of all or part of the tax
                                 credits related to the period of noncompliance
                                 and face the partial recapture of previously
                                 taken tax credits. The loss of tax credits, and
                                 the possibility of recapture of tax credits
                                 already taken, may provide significant
                                 incentive for the property owner to keep the
                                 related multifamily rental property in
                                 compliance with these tax credit restrictions
                                 and limit the income derived from the related
                                 property.

                                 If the trust were to foreclose on such a
                                 property it would be unable to take advantage
                                 of the tax credits, but could sell the property
                                 with the right to the remaining credits to a
                                 tax paying investor. Any subsequent property
                                 owner would continue to be subject to rent
                                 limitations unless an election was made to
                                 terminate the tax credits, in which case the
                                 property could be operated as a market rate
                                 property after the expiration of three years.
                                 The limitations on rent and ability of
                                 potential buyers to take advantage of the tax
                                 credits may limit the trust's recovery on that
                                 property.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                     Conflicts between various certificateholders.
                                 The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans for which it is responsible. The
                                 operating adviser will have the right to
                                 replace the special servicer upon satisfaction
                                 of certain conditions set forth in the pooling
                                 and servicing agreement. At any given time, the
                                 operating adviser will be controlled generally
                                 by the holders of the most subordinate, or, if
                                 the certificate principal balance thereof is
                                 less than 25% of its original certificate
                                 balance, the next most subordinate, class of
                                 certificates, that is, the controlling class,
                                 outstanding from time to time (or with respect
                                 to an A/B Mortgage Loan or the holder of the
                                 related B Note to the extent set forth in the
                                 related intercreditor agreement), and such
                                 holders may have interests in conflict with
                                 those of some or all of the certificateholders.
                                 In addition, the operating

                                      S-91

                                 adviser will have the right to approve the
                                 determination of customarily acceptable costs
                                 with respect to insurance coverage and the
                                 right to advise the special servicer with
                                 respect to certain actions of the special
                                 servicer and, in connection with such rights,
                                 may act solely in the interest of the holders
                                 of certificates of the controlling class,
                                 without any liability to any certificateholder.
                                 For instance, the holders of certificates of
                                 the controlling class might desire to mitigate
                                 the potential for loss to that class or
                                 certificateholder from a troubled mortgage loan
                                 by deferring enforcement in the hope of
                                 maximizing future proceeds. However, the
                                 interests of the trust may be better served by
                                 prompt action, since delay followed by a market
                                 downturn could result in less proceeds to the
                                 trust than would have been realized if earlier
                                 action had been taken. In general, no servicer
                                 is required to act in a manner more favorable
                                 to the offered certificates than to the
                                 non-offered certificates.

                                 The master servicer, the special servicer or an
                                 affiliate of any of them may hold subordinate
                                 mortgage notes or acquire certain certificates,
                                 including those of the initial controlling
                                 class. Under such circumstances, the master
                                 servicer and the special servicer may have
                                 interests that conflict with the interests of
                                 the other holders of the certificates. In
                                 addition, the master servicers, the special
                                 servicer and the subservicers will service
                                 loans other than those included in the issuing
                                 entity in the ordinary course of their
                                 business. In these instances, the interests of
                                 the master servicers, the special servicer or
                                 the subservicers, as applicable, and their
                                 respective clients may differ from and compete
                                 with the interests of the issuing entity, and
                                 their activities may adversely affect the
                                 amount and timing of collections on the
                                 mortgage loans in the issuing entity. However,
                                 the pooling and servicing agreement will
                                 provide that the mortgage loans are to be
                                 serviced in accordance with the servicing
                                 standard and without regard to ownership of any
                                 certificates by the master servicer or the
                                 special servicer, as applicable. The initial
                                 special servicer under the pooling and
                                 servicing agreement will be LNR Partners, Inc.
                                 The initial operating adviser under the pooling
                                 and servicing agreement will be LNR Securities
                                 Holdings, LLC.

                                 Conflicts between certificateholders and the
                                 Non-Serviced Mortgage Loan Master Servicer
                                 and/or the Non-Serviced Mortgage Loan Special
                                 Servicer. Any non-serviced mortgage loan will
                                 be serviced and administered pursuant to the
                                 related non-serviced mortgage loan pooling and
                                 servicing agreement, which provides for
                                 servicing arrangements that are generally
                                 consistent with the terms of other comparably
                                 rated commercial mortgage loan securitizations.
                                 Consequently, non-serviced mortgage loans will
                                 not be serviced and administered pursuant to
                                 the terms of the pooling and servicing
                                 agreement. In addition, the legal and/or
                                 beneficial owners of the other mortgage loans
                                 secured by the mortgaged property securing
                                 non-serviced mortgage loans, directly or
                                 through representatives, have certain rights
                                 under the related non-serviced mortgage loan
                                 pooling and servicing agreement and the related
                                 intercreditor agreement that affect such
                                 mortgage loans, including with respect to the
                                 servicing of such mortgage loans and the
                                 appointment of a special servicer with respect
                                 to such mortgage loans. Those legal and/or
                                 beneficial owners may have interests that
                                 conflict with your interests.

                                      S-92

                                 Conflicts between certificateholders and the
                                 holders of subordinate notes. Pursuant to the
                                 terms of the related intercreditor agreements,
                                 in certain cases, neither the master servicer
                                 nor special servicer may enter into material
                                 amendments, modifications or extensions of a
                                 mortgage loan in a material manner without the
                                 consent of the holder of the related
                                 subordinate note, subject to the expiration of
                                 the subordinate note holder's consent rights.
                                 The holders of the subordinate notes (or their
                                 respective designees) may have interests in
                                 conflict with those of the certificateholders
                                 of the classes of offered certificates. As a
                                 result, approvals to proposed actions of the
                                 master servicer or special servicer, as
                                 applicable, under the pooling and servicing
                                 agreement may not be granted in all instances,
                                 thereby potentially adversely affecting some or
                                 all of the classes of offered certificates.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of those mortgaged properties.

                                 Conflicts between the trust and the mortgage
                                 loan seller. The activities of the mortgage
                                 loan seller and its affiliates may involve
                                 properties that are in the same markets as the
                                 mortgaged properties underlying the
                                 certificates. In such cases, the interests of
                                 each of the mortgage loan seller or its
                                 affiliates may differ from, and compete with,
                                 the interests of the trust, and decisions made
                                 with respect to those assets may adversely
                                 affect the amount and timing of distributions
                                 with respect to the certificates. Conflicts of
                                 interest may arise between the trust and each
                                 of the mortgage loan seller or its affiliates
                                 that engage in the acquisition, development,
                                 operation, leasing, financing and disposition
                                 of real estate if that mortgage loan seller
                                 acquires any certificates. In particular, if
                                 certificates held by the mortgage loan seller
                                 are part of a class that is or becomes the
                                 controlling class, the mortgage loan seller, as
                                 part of the holders of the controlling class,
                                 would have the ability to influence certain
                                 actions of the special servicer under
                                 circumstances where the interests of the trust
                                 conflict with the interests of the mortgage
                                 loan seller or its affiliates as acquirors,
                                 developers, operators, tenants, financers or
                                 sellers of real estate related assets.

                                 The mortgage loan seller, or its affiliates or
                                 subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine
                                 loans related to certain of the mortgage loans
                                 may be held by the seller of such mortgage loan
                                 or affiliates thereof. The holders of such
                                 subordinate indebtedness or such mezzanine
                                 loans may have interests that conflict with the
                                 interests of the holders of the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by the
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of the mortgage loan seller, and the

                                      S-93

                                 mortgage loan seller, or its affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 The mortgage loan seller, and its affiliates or
                                 subsidiaries, have made and/or may make or have
                                 preferential rights to make loans to, or equity
                                 investments in, affiliates of the borrowers
                                 under the mortgage loans.

                                 Other Conflicts. The depositor is an affiliate
                                 of Morgan Stanley Mortgage Capital Holdings
                                 LLC, the mortgage loan seller and the sponsor,
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the underwriters, and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. Morgan
                                 Stanley Mortgage Capital Holdings LLC,
                                 successor-in-interest by merger to Morgan
                                 Stanley Mortgage Capital Inc., is a party to a
                                 custodial agreement whereby LaSalle, for
                                 consideration, provides custodial services to
                                 Morgan Stanley Mortgage Capital Holdings LLC
                                 for certain commercial mortgage loans
                                 originated or purchased by it. Pursuant to this
                                 custodial agreement, LaSalle Bank National
                                 Association is currently providing custodial
                                 services for all of the mortgage loans to be
                                 sold by Morgan Stanley Mortgage Capital
                                 Holdings LLC to the depositor in connection
                                 with this securitization. The terms of the
                                 custodial agreement are customary for the
                                 commercial mortgage-backed securitization
                                 industry providing for the delivery, receipt,
                                 review and safekeeping of mortgage loan files.

                                 The Non-Serviced Mortgage Loans will be
                                 serviced and administered pursuant to the MSCI
                                 2007-HQ11 Pooling and Servicing Agreement and
                                 the MSCI 2007-IQ14 Pooling and Servicing
                                 Agreement, which provide for servicing
                                 arrangements that are similar but not identical
                                 to those under the pooling and servicing
                                 agreement. Consequently, the Non-Serviced
                                 Mortgage Loans will not be serviced and
                                 administered pursuant to the terms of the
                                 pooling and servicing agreement. In addition,
                                 certain of the legal and/or beneficial owners
                                 of the Non-Serviced Companion Mortgage Loans
                                 secured by the mortgaged properties relating to
                                 the Non-Serviced Mortgage Loans, directly or
                                 through representatives, have certain rights
                                 under the MSCI 2007-HQ11 Pooling and Servicing
                                 Agreement and the MSCI 2007-IQ14 Pooling and
                                 Servicing Agreement, as applicable, and the
                                 related intercreditor agreements that affect
                                 the Non-Serviced Mortgage Loans and the
                                 Non-Serviced Companion Mortgage Loans,
                                 including with respect to the servicing thereof
                                 and the appointment of the MSCI 2007-HQ11
                                 Special Servicer and 2007-IQ14 Special
                                 Servicer, as applicable, with respect thereto.
                                 Those legal and/or beneficial owners may have
                                 interests that conflict with your interests. In
                                 addition to the foregoing, the primary servicer
                                 for the Beacon Seattle & DC Portfolio Loan
                                 Group is also a co-originator of the Beacon
                                 Seattle & DC Portfolio Pari Passu Loan.

                                 With respect to each A/B mortgage loan, the
                                 holder of the related B note may be entitled to
                                 certain consent or cure rights which may
                                 conflict with interests of the holder of the
                                 related senior mortgage loan included in the
                                 trust. After an event of default under those
                                 A/B Mortgage Loans, the holder of the related B
                                 note may be entitled to consult with or direct
                                 the holder of the related mortgage loan, with
                                 respect to a foreclosure or liquidation of the
                                 mortgaged property to the extent provided in
                                 the related intercreditor agreement.

                                      S-94

PREPAYMENTS MAY REDUCE THE
YIELD ON YOUR CERTIFICATES       The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of the mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans as further discussed in
                                 the footnotes to Appendix II to this prospectus
                                 supplement.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-1A, Class A-2, Class A-3, Class A-4 and
                                 Class A-5 Certificates and the Class A-2FL
                                 Regular Interest (and correspondingly, the
                                 Class A-2FL Certificates) will generally be
                                 based upon the particular loan group in which
                                 the related mortgage loan is deemed to be
                                 included, the yield on the Class A-1, Class
                                 A-2, Class A-3, Class A-4 and Class A-5
                                 Certificates and the Class A-2FL Regular
                                 Interest (and correspondingly, the Class A-2FL
                                 Certificates) will be particularly sensitive to
                                 prepayments on mortgage loans in loan group 1
                                 and the yield on the Class A-1A Certificates
                                 will be particularly sensitive to prepayments
                                 on mortgage loans in loan group 2. See "Yield,
                                 Prepayment and Maturity Considerations" in this
                                 prospectus supplement.

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lockout periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lockout
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                      S-95

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer or the special
                                      servicer to enforce the related
                                      provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 Certain mortgage loans permit a prepayment in
                                 connection with a partial defeasance or
                                 property release. See "Summary of Prospectus
                                 Supplement--Information About the Mortgage
                                 Pool."

                                 In addition, certain mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 other mortgage loans permit the related
                                 borrower to prepay one or more of the related
                                 mortgage loans and/or release the
                                 cross-collateralization with respect to the
                                 related mortgaged property or properties,
                                 subject to the satisfaction of certain
                                 conditions.

                                 Certain mortgage loans (typically secured by
                                 two or more mortgaged properties) also permit
                                 the substitution of a mortgaged property,
                                 subject to satisfaction of various conditions.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property
                                 which were given no value or minimal value in
                                 the underwriting process.

                                 For further information concerning certain of
                                 the foregoing provisions, see the footnotes to
                                 Appendix II to this prospectus supplement.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments (i) in connection with a casualty
                                 or condemnation unless an event of default has
                                 occurred or (ii) in connection with the
                                 resolution of a specially serviced mortgage
                                 loan. In addition, certain mortgage loans may
                                 allow for all or a portion of the outstanding
                                 principal amount to be prepaid, without any
                                 prepayment premium or yield maintenance charge,
                                 if any insurance proceeds or condemnation
                                 awards are applied against the outstanding
                                 principal amount of the loan. In addition, if
                                 the mortgage loan seller repurchases any
                                 mortgage loan from the trust due to the
                                 material breach of a representation or warranty
                                 or a material document defect or the mortgage
                                 loan is otherwise purchased from the trust
                                 (including certain purchases by the holder of a
                                 B Note or mezzanine loan), the repurchase price
                                 paid will be passed through to the holders of
                                 the certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no yield maintenance charge
                                 or prepayment premium will be payable. Any such
                                 repurchase or purchase may, therefore,
                                 adversely affect the yield to maturity on your
                                 certificates.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in the
                                 form of lockout periods, defeasance provisions,
                                 yield maintenance provisions and/or prepayment
                                 premium provisions, there can be no assurance
                                 that (i) borrowers will refrain from prepaying
                                 mortgage loans due to the existence of a yield
                                 maintenance charge or prepayment premium, (ii)
                                 involuntary prepayments or repurchases will not
                                 occur or (iii) partial prepayments will not
                                 occur in the case of those

                                      S-96

                                 loans that permit such prepayment without a
                                 yield maintenance charge or prepayment premium.

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II to
                                 this prospectus supplement for a description of
                                 the various prepayment provisions.

RELEASE OF COLLATERAL            Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II to this prospectus supplement. In
                                 order to obtain such release (other than with
                                 respect to the release of certain non-material
                                 portions of the mortgaged properties which may
                                 not require payment of a release price), the
                                 borrower is required (among other things) to
                                 pay a release price, which may include a
                                 prepayment premium or yield maintenance charge
                                 on all or a portion of such payment. See
                                 Appendix II to this prospectus supplement for
                                 further details regarding the various release
                                 provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE                      The yield on any certificate will depend on (1)
                                 the price at which that certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for that certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which those amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer or the trustee, as applicable,
                                      out of the certificate account of
                                      nonrecoverable advances and interest
                                      thereon or advances remaining unreimbursed
                                      on a modified mortgage loan on the date of
                                      that modification;

                                      S-97

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      that certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF DEFAULTS    The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to
                                 those rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates and the Class A-MFL Regular
                                 Interest (and correspondingly, the Class A-MFL
                                 Certificates) will be pro rata with each other
                                 and senior in right to the Class A-J
                                 Certificates and the Class A-JFL Regular
                                 Interest (and correspondingly, the Class A-JFL
                                 Certificates), which will be pro rata with each
                                 other). Losses on the mortgage loans will be
                                 allocated to the Class S, Class Q, Class P,
                                 Class O, Class N, Class M, Class L, Class K,
                                 Class J, Class H, Class G, Class F, Class E,
                                 Class D, Class C and Class B Certificates, in
                                 that order, and then to the Class A-J
                                 Certificates and the Class A-JFL Regular
                                 Interest (and correspondingly, the Class A-JFL
                                 Certificates), pro rata with each other, and
                                 then to the Class A-M Certificates and the
                                 Class A-MFL Regular Interest (and
                                 correspondingly, the Class A-MFL Certificates),
                                 pro rata with each other, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated to the Class A-1
                                 Certificates, Class A-1A Certificates, Class
                                 A-2 Certificates, Class A-3 Certificates, Class
                                 A-4 Certificates, Class A-5 Certificates and
                                 Class A-2FL Regular Interest (and
                                 correspondingly,

                                      S-98

                                 the Class A-2FL Certificates), pro rata, and
                                 with respect to losses of interest only, the
                                 Class X Certificates based on their respective
                                 entitlements.

                                 If losses on the mortgage loans and/or trust
                                 expenses exceed the aggregate certificate
                                 balance of the classes of certificates
                                 subordinated to a particular class, that
                                 particular class will suffer a loss equal to
                                 the full amount of that excess up to the
                                 outstanding certificate balance of that class.

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and those losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, that yield could be
                                 negative. In general, the earlier a loss is
                                 borne by your certificates, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with an anticipated repayment
                                 date by its anticipated repayment date, the
                                 effect will be to increase the weighted average
                                 life of your certificates and may reduce your
                                 yield to maturity.

                                 Furthermore, if principal and interest advances
                                 and/or servicing advances are made with respect
                                 to a mortgage loan after default and the
                                 mortgage loan is thereafter worked out under
                                 terms that do not provide for the repayment of
                                 those advances in full at the time of the
                                 workout, then any reimbursements of those
                                 advances prior to the actual collection of the
                                 amount for which the advance was made may also
                                 result in reductions in distributions of
                                 principal to the holders of the offered
                                 certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES             To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, if applicable (and the
                                 related master servicer, the special servicer,
                                 the trustee or any fiscal agent in respect of
                                 any non-serviced mortgage loans), will be
                                 entitled to receive interest at the "prime
                                 rate" on unreimbursed advances they have made
                                 with respect to delinquent monthly payments or
                                 that are made with respect to the preservation
                                 and protection of the related mortgaged
                                 property or enforcement of the mortgage loan.
                                 This interest will generally accrue from the
                                 date on which the related advance is made or
                                 the related expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan; however, if such advance
                                 is not reimbursed from collections received
                                 from the related borrower by the end of the
                                 applicable grace period, advance interest will
                                 accrue from the date such advance is made. This
                                 interest may be offset in part by default
                                 interest

                                      S-99

                                 and late payment charges paid by the borrower
                                 in connection with the mortgage loan or by
                                 certain other amounts. In addition, under
                                 certain circumstances, including delinquencies
                                 in the payment of principal and interest, a
                                 mortgage loan will be serviced by the special
                                 servicer, and the special servicer is entitled
                                 to compensation for special servicing
                                 activities. The right to receive interest on
                                 advances and special servicing compensation is
                                 senior to the rights of certificateholders to
                                 receive distributions. The payment of interest
                                 on advances and the payment of compensation to
                                 the special servicer may result in shortfalls
                                 in amounts otherwise distributable on the
                                 certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Four (4) of the mortgaged properties, securing
                                 mortgage loans representing 1.4% of the initial
                                 outstanding pool balance (and representing 1.7%
                                 of the initial outstanding loan group 1
                                 balance), are subject to a first mortgage lien
                                 on a leasehold interest under a ground lease.
                                 In addition, two (2) of the mortgaged
                                 properties, securing a mortgage loan
                                 representing 24.0% of the initial outstanding
                                 pool balance (and representing 29.5% of the
                                 initial outstanding loan group 1 balance), are
                                 secured by a first mortgage lien on a fee
                                 interest in a portion of the mortgaged property
                                 and a leasehold interest in the remainder of
                                 the mortgaged property. In circumstances where
                                 both the fee and leasehold interest in the
                                 entire mortgaged property are encumbered, we
                                 have treated that as an encumbered fee
                                 interest. However, a ground lessor's execution
                                 of a mortgage over its fee interest to secure
                                 the ground lessee's debt may be subject to
                                 challenge as a fraudulent conveyance. Among
                                 other things, a legal challenge to the granting
                                 of such lien may focus on the benefit realized
                                 by the ground lessor from the related mortgage
                                 loan. If a court were to conclude that the
                                 ground lessor's granting of the mortgage was an
                                 avoidable fraudulent conveyance, it might take
                                 actions detrimental to the holders of the
                                 offered certificates, including, under certain
                                 circumstances, invalidating the mortgage over
                                 the ground lessor's fee interest.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. The most significant of these risks
                                 is that if the borrower's leasehold were to be
                                 terminated upon a lease default, the lender
                                 would lose its security. Generally, each
                                 related ground lease or ancillary agreement
                                 requires the lessor to give the lender notice
                                 of the borrower's defaults under the ground
                                 lease and an opportunity to cure them, permits
                                 the leasehold interest to be assigned to the
                                 lender or the purchaser at a foreclosure sale,
                                 in some cases only upon the consent of the
                                 lessor, and contains certain other protective
                                 provisions typically included in a
                                 "mortgageable" ground lease.

                                      S-100

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender that right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In those circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a decision by the United States Court of
                                 Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there are certain circumstances under
                                 which a "free and clear" sale under Section
                                 363(f) of the Bankruptcy Code would not be
                                 authorized (including that the lessee could not
                                 be compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the
                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the lender will be able to recoup
                                 the full value of the leasehold interest in
                                 bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable thereunder increases during the
                                 term of the lease. These increases may
                                 adversely affect the cash flow and net income
                                 of the borrower from the mortgaged property.

                                      S-101

THE MORTGAGE LOAN SELLER IS
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS            In the event of the insolvency of the mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if that
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan seller, which
                                 opinions are subject to various assumptions and
                                 qualifications, the mortgage loan seller
                                 believes that such a challenge will be
                                 unsuccessful, but there can be no assurance
                                 that a bankruptcy trustee, if applicable, or
                                 other interested party will not attempt to
                                 assert such a position. Even if actions seeking
                                 those results were not successful, it is
                                 possible that payments on the certificates
                                 would be delayed while a court resolves the
                                 claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the certificates, none of
                                 them is obligated to do so. Accordingly, you
                                 may not have an active or liquid secondary
                                 market for your certificates, which could
                                 result in a substantial decrease in the market
                                 value of your certificates. The market value of
                                 your certificates also may be affected by many
                                 other factors, including then-prevailing
                                 interest rates. Furthermore, you should be
                                 aware that the market for securities of the
                                 same type as the certificates has in the past
                                 been volatile and offered very limited
                                 liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The interest rates on certain of the
                                 certificates are based on a weighted average of
                                 the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. The interest rates on
                                 certain of the certificates may be capped at
                                 the weighted average rate. This weighted
                                 average rate is further described in this
                                 prospectus supplement under the definition of
                                 "weighted average net mortgage rate."

                                 Any class of certificates which is either fully
                                 or partially based upon the weighted average
                                 net mortgage rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                      S-102

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

MORTGAGE ELECTRONIC
REGISTRATION SYSTEMS (MERS)      The mortgages or assignments of mortgages for
                                 some of the mortgage loans may be recorded in
                                 the name of MERS, solely as nominee for the
                                 related mortgage loan seller and its successor
                                 and assigns. Subsequent assignments of any such
                                 mortgages are registered electronically through
                                 the MERS system. The recording of mortgages in
                                 the name of MERS is a new practice in the
                                 commercial mortgage lending industry. Public
                                 recording officers and others have limited, if
                                 any, experience with lenders seeking to
                                 foreclose mortgages, assignments of which are
                                 registered with MERS. Accordingly, delays and
                                 additional costs in commencing, prosecuting and
                                 completing foreclosure proceedings and
                                 conducting foreclosure sales of the mortgaged
                                 properties could result. Those delays and the
                                 additional costs could in turn delay the
                                 distribution of liquidation proceeds to
                                 certificateholders and increase the amount of
                                 losses on the mortgage loans.

DEFAULTS UNDER SWAP AGREEMENT
MAY ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-2FL, CLASS
A-MFL AND CLASS A-JFL
CERTIFICATES                     The trust will have the benefit of three swap
                                 transactions under a swap agreement with the
                                 Swap Counterparty. Morgan Stanley, who has
                                 guaranteed the obligations of the Swap
                                 Counterparty under each swap transaction,
                                 currently has a long-term rating of "AA-" by
                                 Fitch and "A+" by S&P and a short-term rating
                                 of "F1+" by Fitch and "A-1" by S&P. Because the
                                 Class A-2FL Regular Interest, the Class A-MFL
                                 Regular Interest and the Class A-JFL Regular
                                 Interest accrue interest at a fixed rate of
                                 interest subject to a maximum pass-through rate
                                 equal to the weighted average net mortgage
                                 rate, the ability of the holders of the Class
                                 A-2FL Certificates, the Class A-MFL
                                 Certificates or the Class A-JFL Certificates,
                                 as applicable, to receive the payment of
                                 interest at the designated pass-through rate
                                 (which payment of interest may be reduced in
                                 certain circumstances as described in this
                                 prospectus supplement) will depend on payment
                                 by the Swap Counterparty pursuant to the
                                 applicable swap transaction. See "Description
                                 of the Swap Agreement--The Swap Counterparty."
                                 There can be no assurance, however, that the
                                 guarantor of the Swap Counterparty's payment
                                 obligations under the swap transactions will
                                 maintain its ratings or have sufficient assets
                                 or otherwise be able to fulfill its obligations
                                 in respect or the swap transactions. If the
                                 Swap Counterparty guarantor's long-term rating
                                 is not at least "A" by Fitch, or if the Swap
                                 Counterparty guarantor's short-term rating is
                                 not at least "A-1" by S&P, or if it does not
                                 have a short-term rating by S&P, its long-term
                                 rating is not at least "A" by S&P (a "Rating
                                 Agency Trigger Event"), the Swap Counterparty
                                 will be required to post collateral, find a
                                 replacement Swap Counterparty that would not
                                 cause another Rating Agency Trigger Event or
                                 enter into another arrangement satisfactory to
                                 Fitch and S&P. In the event that, among other
                                 things, (i) the Swap Counterparty or its
                                 guarantor fails to make a required payment
                                 under the applicable Swap Transaction, (ii) the
                                 Swap Counterparty fails to

                                      S-103

                                 post acceptable collateral, find an acceptable
                                 replacement swap counterparty or credit support
                                 provider or enter into another arrangement
                                 satisfactory to each of Fitch and S&P after a
                                 Rating Agency Trigger Event, (iii) the Swap
                                 Counterparty fails to find an acceptable
                                 replacement swap counterparty after the Swap
                                 Counterparty guarantor's long-term rating is
                                 reduced below "BBB-" by S&P, or if it does not
                                 have a long-term rating by S&P, its short -term
                                 rating is not at least "A-3" by S&P or (iv)
                                 certain bankruptcy events with respect to the
                                 Swap Counterparty or its guarantor occur (each
                                 a "Swap Default"), then the paying agent will
                                 be required to take such actions (following the
                                 expiration of any applicable grace period),
                                 unless otherwise directed in writing by the
                                 holders of 100% of the Class A-2FL
                                 Certificates, the Class A-MFL Certificates or
                                 the Class A-JFL Certificates, as applicable, to
                                 enforce the rights of the trust under the swap
                                 agreement as may be permitted by the terms of
                                 the Swap Agreement and the Pooling and
                                 Servicing Agreement and use any termination
                                 payments received from the Swap Counterparty
                                 (as described in this prospectus supplement) to
                                 enter into a replacement interest rate swap
                                 transaction on substantially identical terms.
                                 The costs and expenses incurred by the paying
                                 agent in connection with enforcing the rights
                                 of the trust under the swap agreement will be
                                 reimbursable to the paying agent out of amounts
                                 otherwise payable to the Class A-2FL
                                 Certificates, the Class A-MFL Certificates or
                                 the Class A-JFL Certificates, as applicable, to
                                 the extent not reimbursed by the swap
                                 counterparty or payable out of net proceeds of
                                 the liquidation of the applicable swap
                                 transaction. If the costs attributable to
                                 entering into a replacement interest rate swap
                                 transaction would exceed the net proceeds of
                                 the liquidation of the applicable swap
                                 transaction, a replacement interest rate swap
                                 transaction will not be entered into and any
                                 such proceeds will instead be distributed to
                                 the holders of the Class A-2FL Certificates,
                                 the Class A-MFL Certificates or the Class A-JFL
                                 Certificates, as applicable. Following the
                                 termination of the swap agreement (and during
                                 the period when the trust is pursuing remedies
                                 under the swap agreement), or if a Swap Default
                                 or other default or event of termination under
                                 the applicable swap transaction occurs and is
                                 continuing, the Class A-2FL Interest
                                 Distribution Amount, the Class A-MFL Interest
                                 Distribution Amount or the Class A-JFL Interest
                                 Distribution Amount, as applicable, will be
                                 equal to the distributable certificate interest
                                 amount in respect of the Class A-2FL Regular
                                 Interest, the Class A-MFL Regular Interest or
                                 the Class A-JFL Regular Interest, respectively,
                                 and the Class A-2FL Certificates, the Class
                                 A-MFL Certificates or the Class A-JFL
                                 Certificates, as applicable, will accrue
                                 interest at the same rate, on the same basis
                                 and in the same manner as the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 respectively. A conversion to a fixed rate
                                 might result in a temporary delay of the
                                 holders of the Class A-2FL Certificates, the
                                 Class A-MFL Certificates or the Class A-JFL
                                 Certificates, as applicable, to receive payment
                                 of the related Distributable Certificate
                                 Interest Amount if DTC is not provided with
                                 sufficient notice of the resulting change in
                                 the payment terms of the Class A-2FL
                                 Certificates, the Class A-MFL Certificates or
                                 the Class A-JFL Certificates, respectively.

                                 Distributions on the Class A-2FL Regular
                                 Interest, the Class A-MFL Regular Interest or
                                 the Class A-JFL Regular Interest will be
                                 subject to a maximum pass-through rate equal to
                                 the weighted average net

                                      S-104

                                 mortgage rate. If the weighted average net
                                 mortgage rate drops below the fixed rate on the
                                 Class A-2FL Regular Interest, the Class A-MFL
                                 Regular Interest or the Class A-JFL Regular
                                 Interest, as applicable, the amount paid to the
                                 Swap Counterparty will be reduced and interest
                                 payments by the Swap Counterparty under the
                                 applicable swap transaction will be reduced, on
                                 a dollar-for-dollar basis, by an amount equal
                                 to the difference between the amount actually
                                 paid to the Swap Counterparty and the amount
                                 that would have been paid if the weighted
                                 average net mortgage rate had not dropped below
                                 such fixed rate. This will result in a
                                 corresponding reduction in the amounts paid by
                                 the Swap Counterparty pursuant to the
                                 applicable swap transaction, which will result
                                 in a reduced interest payment on the Class
                                 A-2FL Certificates, the Class A-MFL
                                 Certificates or the Class A-JFL Certificates,
                                 as applicable. The ratings of the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates do not represent
                                 any assessment as to whether the floating rate
                                 of interest on such class will convert to a
                                 fixed rate, and only represent the likelihood
                                 of the receipt of interest at a rate equal to
                                 the weighted average net mortgage rate,
                                 adjusted, if necessary, to accrue on the basis
                                 of a 360-day year consisting of twelve
                                 30-day-months. See "Ratings" in this prospectus
                                 supplement.

                                 In addition, if the funds allocated to payment
                                 of interest distributions on the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 as applicable, are insufficient to make all
                                 required interest payments on the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 respectively, the amount paid to the Swap
                                 Counterparty will be reduced and interest paid
                                 by the Swap Counterparty under the applicable
                                 swap transaction will be reduced, on a
                                 dollar-for-dollar basis, by an amount equal to
                                 the difference between the amount actually paid
                                 to the Swap Counterparty and the amount that
                                 would have been paid if the funds allocated to
                                 payment of interest distributions on the Class
                                 A-2FL Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 respectively, had been sufficient to make all
                                 required interest payments on the Class A-2FL
                                 Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 respectively. As a result, the holders of the
                                 Class A-2FL Certificates, the Class A-MFL
                                 Certificates or the Class A-JFL Certificates,
                                 as applicable, may experience an interest
                                 shortfall. See "Description of the Swap
                                 Agreement" in this prospectus supplement

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS                   The yield to investors in the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates will be highly
                                 sensitive to changes in the level of one-month
                                 LIBOR. Investors in the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates should consider
                                 the risk that lower than anticipated levels of
                                 one-month LIBOR could result in actual yields
                                 that are lower than anticipated yields on the
                                 Class A-2FL Certificates, the Class A-MFL
                                 Certificates and the Class A-JFL Certificates.

                                 In addition, because interest payments on the
                                 Class A-2FL Certificates, the Class A-MFL
                                 Certificates and the Class A-JFL Certificates
                                 may be reduced or the pass-through rate may
                                 convert to a fixed rate, subject to a maximum
                                 pass-through rate equal to the weighted average
                                 net mortgage rate, in connection with certain
                                 events discussed in this

                                      S-105

                                 prospectus supplement, the yield to investors
                                 in the Class A-2FL Certificates, the Class
                                 A-MFL Certificates and the Class A-JFL
                                 Certificates under such circumstances may not
                                 be as high as that offered by other LIBOR-based
                                 investments that are not subject to such
                                 interest rate restrictions.

                                 In general, the earlier a change in the level
                                 of one-month LIBOR, the greater the effect on
                                 the yield to maturity to an investor in the
                                 Class A-2FL Certificates, the Class A-MFL
                                 Certificates and the Class A-JFL Certificates.
                                 As a result, the effect on such investor's
                                 yield to maturity of a level of one-month LIBOR
                                 that is higher (or lower) than the rate
                                 anticipated by such investor during the period
                                 immediately following the issuance of the Class
                                 A-2FL Certificates, the Class A-MFL
                                 Certificates and the Class A-JFL Certificates
                                 is not likely to be offset by a subsequent like
                                 reduction (or increase) in the level of
                                 one-month LIBOR.

                                 The failure by the Swap Counterparty in its
                                 obligation to make payments under the
                                 applicable swap transaction, the conversion to
                                 a fixed rate that is below the rate that would
                                 otherwise be payable at the floating rate
                                 and/or the reduction of interest payments
                                 resulting from payment of interest to the Class
                                 A-2FL Regular Interest, the Class A-MFL Regular
                                 Interest or the Class A-JFL Regular Interest,
                                 as applicable, based on a pass-through rate
                                 below the weighted average net mortgage rate,
                                 in the case of each of the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates, would have a
                                 negative impact. There can be no assurance that
                                 a default by the Swap Counterparty and/or the
                                 conversion of the pass-through rate from a rate
                                 based on LIBOR to a fixed rate would not
                                 adversely affect the amount and timing of
                                 distributions to the holders of the Class A-2FL
                                 Certificates, the Class A-MFL Certificates and
                                 the Class A-JFL Certificates. See "Yield and
                                 Maturity Considerations" in this prospectus
                                 supplement.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-106

                               TRANSACTION PARTIES

THE SPONSOR, MORTGAGE LOAN SELLER AND ORIGINATOR

Morgan Stanley Mortgage Capital Holdings LLC

          Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 ("MSMCH") is the sponsor of this transaction and the mortgage loan seller. MSMCH is successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC"), which was merged into MSMCH on June 15, 2007. MSMCH is an affiliate of the depositor, the swap counterparty and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). Upon such merger, MSMCH has been continuing the business of MSMC. The executive offices of
MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number
(212) 761-4000. MSMCH also has offices in Chicago, Illinois, Los Angeles,
California, Irvine, California, Alpharetta, Georgia, Dallas, Texas and Herndon,
Virginia. MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMCH (or its predecessor) originated or acquired all of the mortgage loans it is selling to the Depositor (except with respect to the Beacon
Seattle & DC Portfolio Loan Group, which MSMCH co-originated with Wachovia Bank,
National Association and Bear Stearns Commercial Mortgage, Inc.).

MSMCH's Commercial Mortgage Securitization Program

          MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor,
MSMCH originates, co-originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate,
Morgan Stanley & Co. Incorporated, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMCH acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller.
MSMCH's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

          Substantially all mortgage loans originated, co-originated or acquired by MSMCH are sold to securitizations to which MSMCH acts as either sponsor or mortgage loan seller. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized.
The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the four years ending on December 31, 2006.

                                                                                 TOTAL MSMCH
                              TOTAL MSMCH MORTGAGE      TOTAL MSMCH MORTGAGE     MORTGAGE
             TOTAL MSMCH     LOANS SECURITIZED WITH    LOANS SECURITIZED WITH      LOANS
YEAR       MORTGAGE LOANS*    AFFILIATED DEPOSITOR    NON-AFFILIATED DEPOSITOR   SECURITIZED
----       ---------------   ----------------------   ------------------------   ------------
                                  (APPROXIMATE AMOUNTS IN BILLIONS OF $)

2006             16.9                    8.9                       1.9                  10.7
2005             12.9                    8.2                       1.5                  9.6
2004             7.6                     5.1                       1.3                  6.4
2003             6.4                     3.5                       1.3                  4.8

*    Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

                                     S-107

          MSMCH's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMCH's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

          Conduit mortgage loans originated by MSMCH will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved.
Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The MSMCH credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMCH underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMCH also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMCH typically retains outside consultants to conduct its credit underwriting.

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMCH and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. MSMCH's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMCH may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMCH's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMCH there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, MSMCH's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an

                                     S-108

interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. MSMCH often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMCH conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMCH.

Servicing

          MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

THE DEPOSITOR

          Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

          The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1,
2002 and terminating December 31, 2006, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The
Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

          Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

THE ISSUING ENTITY

          The issuing entity with respect to the offered certificates will be the Morgan Stanley Capital I Trust 2007-HQ12 (the "Trust"). The Trust is a New
York common law trust that will be formed on the Closing Date pursuant to the
Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and

                                     S-109

any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to
Certificateholders and other activities described in this prospectus supplement.
Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as described in this prospectus supplement under "Description of the Offered
Certificates--Amendments to the Pooling and Servicing Agreement." The Trust
administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Transaction Parties--The Trustee and the
Custodian--The Trustee," "--The Paying Agent, Certificate Registrar and
Authenticating Agent," "--The Master Servicer--Wells Fargo Bank," and "--The
Special Servicer" and "Servicing of the Mortgage Loans."

          The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

          The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan seller, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

          Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from the mortgage loan seller to the Depositor and from the
Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code
(the "Bankruptcy Code") are generally analogous to the following:

          (1) If the mortgage loan seller were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the Mortgage Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the mortgage loan seller under
Section 541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

          (2) If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the Depositor to the trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of
Section 362(a) of the Bankruptcy Code.

                                     S-110

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from the mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Seller Is Subject To
Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The
Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

          LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company. LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation.

          On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within
LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

          The contract between ABN AMRO Bank N.V. and Bank of America
Corporation was filed on Form 6-K with the Securities and Exchange Commission on
April 25, 2007. The contract provides that the sale of LaSalle Bank is subject to regulatory approvals and other customary closing conditions.

          The contract referenced above was entered into by ABN AMRO Bank N.V.
without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior
Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval.
On May 4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO
Bank N.V. and ABN AMRO Holding N.V. in the U.S. District Court for the Southern
District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank or selling LaSalle Bank to any third party other than as provided for in the contract referenced above, monetary damages and specific performance. On July 13, 2007, the Dutch Supreme Court ruled that the sale of
LaSalle Bank to Bank of America Corporation does not require shareholder approval. ABN AMRO Bank N.V. has indicated that it intends to complete the sale of LaSalle Bank to Bank of America Corporation.

          LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 700 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of June 30, 2007, LaSalle served as trustee or paying agent on over 470 commercial mortgage-backed security transactions. The depositor, the master servicer and the special servicer may maintain other banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global
Securities and Trust Services - Morgan Stanley Capital I Inc., Commercial
Mortgage Pass-Through Certificates, Series 2007-HQ12, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of
LaSalle is rated "A+" by S&P. "Aa3" by Moody's and "AA-" by Fitch.

          The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt is at all times rated not less than

                                     S-111

"AA-" by Fitch (or "A+" by Fitch if the Trustee's short-term unsecured debt is rated at least "F-1" by Fitch) and "A+" by S&P, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See "Description of the
Pooling and Servicing Agreements--Duties of the Trustee," "Description of the
Pooling and Servicing Agreements--Regarding the Fees, Indemnities and Powers of
the Trustee" and "Description of the Pooling and Servicing
Agreements--Resignation and Removal of the Trustee" in the prospectus.

Duties of the Trustee

          The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing
Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing
Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, solely in the case of Servicing Advances, that an Advance if made, would be a nonrecoverable Advance. The master servicer and the trustee shall be bound by and conclusively rely on any determination by the Special Servicer that a P&I
Advance or a Servicing Advance if made would be a nonrecoverable Advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

          In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

          The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

          The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred

                                     S-112

without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

          The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the
Depositor, the special servicer, the master servicer, if any, the Rating
Agencies and all Certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies or (v) if the trustee fails to perform (or acts with negligence, bad faith or willful misconduct in performing) any of its Exchange Act reporting or
Regulation AB obligations under the Pooling and Servicing Agreement, then the
Depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses
(i), (ii), (iii), (iv) and (v) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee without cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

Trustee Compensation

          As compensation for the performance of its duties as trustee, LaSalle will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00115% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the
Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

                                     S-113

The Custodian

          LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          LaSalle and MSMCH (successor-in-interest by merger to Morgan Stanley
Mortgage Capital Inc.) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMCH for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by MSMCH to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

          Certain information set forth in this prospectus supplement concerning the trustee and custodian has been provided by it.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

          Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, more than 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the mortgage loan seller, any master servicer, any special servicer, and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.
Wells Fargo Bank's principal corporate trust offices are located at 9062 Old
Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis,
Minnesota 55479-0113. Wells Fargo Bank is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

          Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax

                                     S-114

returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and
Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997.
It has acted as paying agent with respect to more than 360 series of commercial mortgage-backed securities and, as of December 31, 2006, was acting as paying agent with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

          In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

          Wells Fargo Bank's assessment of compliance with applicable servicing criteria prepared by the corporate trust services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration and master servicing functions and commercial mortgage-backed securities transactions for which Wells Fargo Bank performs securities
administration/paying agent functions for the twelve months ended December 31,
2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's corporate trust services division's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

          Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by it.

THE MASTER SERVICER

Wells Fargo Bank

          Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans
(except that the servicing duties of the master servicer with respect to the non-serviced mortgage loans, if any, will be limited as described elsewhere in this prospectus supplement). Wells Fargo Bank will conduct master servicing activities with respect to the Beacon Seattle & DC Portfolio Loan Group in its
capacity as the MSCI 2007-IQ14 Master Servicer, Wachovia Bank, National
Association will conduct primary servicing activities with respect to the Beacon
Seattle & DC Portfolio Loan Group pursuant to a primary servicing agreement between it and the MSCI 2007-IQ14 Master Servicer, and Wells Fargo Bank will play a limited role in the servicing of the Beacon Seattle & DC Portfolio Pari
Passu Loan as the master servicer under the Pooling and Servicing Agreement. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a master servicer and as a primary servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

                                     S-115

          As of March 31, 2007, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 12,165 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $107.8 billion, including approximately 10,812 loans securitized in approximately 97 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $103.0 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2006, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing
Transfer Event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer.

          Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

          The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligation under the trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

          The information set forth in this prospectus supplement concerning
Wells Fargo Bank has been provided by it.

                                     S-116

Capmark Finance Inc.

          Capmark Finance Inc. ("Capmark") will be the master servicer under the
Pooling and Servicing Agreement with respect to the RREEF Portfolio Loan Group and the Deptford Mall Loan Group and will be a cashiering sub-servicer with respect to certain other mortgage loans in the Trust. The principal commercial mortgage servicing offices of Capmark are located at 116 Welsh Road, Horsham,
Pennsylvania 19044 and its telephone number is (215) 328-1258.

          Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master and/or primary servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance.

          The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2004 to 2006 in respect of which Capmark has acted as master and/or primary servicer.

                            YEAR (AMOUNTS IN $ BILLIONS)
                            ----------------------------
                               2004     2005     2006
                              ------   ------   ------
CMBS (US)................     $100.2   $122.4   $135.3
Other....................     $ 97.0   $102.8   $131.5
                              ------   ------   ------
   TOTAL.................     $197.2   $225.2   $266.8
                              ======   ======   ======

          Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of
Regulation AB under the Securities Act. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

          No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer, as a result of any action or inaction of Capmark as master servicer, including a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

          GMAC Commercial Mortgage Corporation legally changed its name to
Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts
& Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners.
The minority owners of Capmark Financial Group consists of GMAC Mortgage Group,
Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

          Capmark Servicer Ireland Limited (formerly known as GMAC Commercial
Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all
European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

          Capmark Overseas Processing India Private Limited opened in September
2002 and was acquired by Capmark in July 2003. Capmark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

                                     S-117

          Each of Capmark Servicer Ireland Limited and Capmark Overseas
Processing India Private Limited report to the same managing director of
Capmark.

          From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

          The information set forth in this prospectus supplement concerning
Capmark Finance Inc. has been provided by it.

THE PRIMARY SERVICER

          Wachovia Bank, National Association, a co-originator of the Beacon
Seattle & DC Portfolio Loan Group, is the primary servicer with respect to the
Beacon Seattle & DC Portfolio Pari Passu Loan.

THE SPECIAL SERVICER

          LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage pool (other than for the Non-Serviced Mortgage
Loans). The principal executive offices of LNR Partners are located at 1601
Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

          o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

          o    investing in high-yielding real estate loans, and

          o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
               ("CMBS").

          LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over
14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of March 31, 2007.
More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31,
2001, with a then current face value in excess of $53 billion; (b) 101 domestic
CMBS pools as of December 31, 2002, with a then current face value in excess of
$67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of
December 31, 2004, with a then current face value in excess of $111 billion; (e)
142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 144 domestic
CMBS pools as of March 31, 2007 with a then current face value in excess of $217 billion. Additionally, LNR Partners has resolved over $17.6 billion of U.S.
commercial and multifamily mortgage loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.2 billion for the three months ended March 31, 2007.

                                     S-118

          LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in
England and Germany. As of March 31, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 24,000 assets in the 50 states, the District of
Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value in excess of $277 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the
Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR
Partners does not service any assets other than commercial real estate assets.

          LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

          LNR Partners has the highest ratings afforded to special servicers by
S&P and Fitch, respectively.

          There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR
Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing
Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR
Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreement. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

          LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

          No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR
Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan

                                     S-119

securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

          There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the Trust, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

          There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR
Partners or of which any of its property is the subject, that is material to the
Certificateholders.

          LNR Partners is not an affiliate of the Depositor, the sponsor, the
Trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

          LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the Certificates and will be the initial Operating Adviser. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, sponsor or the Trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the sponsor or the Trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

          The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

                                     S-120

                     DESCRIPTION OF THE OFFERED CERTIFICATES

          Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

          The Series 2007-HQ12 Commercial Mortgage Pass-Through Certificates
will be issued on or about July 31, 2007 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

          The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

          o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of
               Principal Prepayments received prior to the Cut-off Date and
               Scheduled Payments of principal and interest due on or before the
               Cut-off Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, the Mortgage Loan Purchase Agreement relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the mortgage loan seller regarding the mortgage loans;

          o    with respect to the Class A-2FL Certificates, the applicable Swap
               Transaction, the Class A-2FL Regular Interest and funds or assets on deposit from time to time in the applicable Floating Rate
               Account;

          o    with respect to the Class A-MFL Certificates, the applicable Swap
               Transaction, the Class A-MFL Regular Interest and funds or assets on deposit from time to time in the applicable Floating Rate
               Account; and

          o    with respect to the Class A-JFL Certificates, the applicable Swap
               Transaction, the Class A-JFL Regular Interest and funds or assets on deposit from time to time in the applicable Floating Rate
               Account.

          The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

          The certificates will consist of various Classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-1A Certificates, the
               Class A-2 Certificates, the Class A-2FL Certificates, the Class
               A-3 Certificates, the Class A-4 Certificates and the Class A-5
               Certificates;

          o    the Class X Certificates;

          o    the Class A-M Certificates, the Class A-MFL Certificates, the
               Class A-J Certificates, the Class A-JFL Certificates, the Class B
               Certificates, the Class C Certificates, the Class D Certificates,
               the Class E Certificates, the Class F Certificates, the Class G
               Certificates, the Class H Certificates, the Class J Certificates,
               the Class K Certificates, the Class L Certificates, the Class M
               Certificates, the Class N

                                     S-121

               Certificates, the Class O Certificates, the Class P Certificates,
               the Class Q Certificates and the Class S Certificates;

          o    the Class T Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

          On the Closing Date, the Class A-2FL Regular Interest, the Class A-MFL
Regular Interest and the Class A-JFL Regular Interest will also be issued by the trust as uncertificated regular interests in REMIC III. The Class A-2FL Regular
Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest
are not offered hereby. The Depositor will transfer the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest
and, in each case, the applicable swap transaction, to the trustee in exchange for the Class A-2FL Certificates, the Class A-MFL Certificates and the Class
A-JFL Certificates, respectively. The Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates will represent all of the beneficial ownership interest in the Class A-2FL Regular Interest, the Class
A-MFL Regular Interest and the Class A-JFL Regular Interest, respectively, and the related Swap Transaction and funds or assets on deposit from time to time in the related Floating Rate Account.

          The Class A Senior, Class A-M, Class A-MFL, Class A-J and Class A-JFL
Certificates will be issued in denominations of $25,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount. The Class
B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

          Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

          All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related
Certificate Owners through DTC's Participants in accordance with DTC procedures.
Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

          Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

          Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value

                                     S-122

on the DTC settlement date but will be available in the relevant Clearstream
Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

          Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class
A-2FL, Class A-3, Class A-4, Class A-5, Class A-M, Class A-MFL, Class A-J, Class
A-JFL, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the
Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate
Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

              APPROXIMATE INITIAL       APPROXIMATE
                   AGGREGATE        PERCENT OF INITIAL     RATINGS       APPROXIMATE
   CLASS      CERTIFICATE BALANCE      POOL BALANCE      (FITCH/S&P)   CREDIT SUPPORT
-----------   -------------------   ------------------   -----------   --------------

Class A-1         $ 40,000,000             2.042%           AAA/AAA        30.000%
Class A-1A        $366,041,000            18.689%           AAA/AAA        30.000%
Class A-2         $289,100,000            14.761%           AAA/AAA        30.000%
Class A-2FL       $395,000,000            20.168%           AAA/AAA        30.000%
Class A-3         $131,500,000             6.714%           AAA/AAA        30.000%
Class A-4         $ 66,354,000             3.388%           AAA/AAA        30.000%
Class A-5         $ 83,000,000             4.238%           AAA/AAA        30.000%
Class A-M         $170,856,000             8.724%           AAA/AAA        20.000%
Class A-MFL       $ 25,000,000             1.276%           AAA/AAA        20.000%
Class A-J         $ 53,000,000             2.706%           AAA/AAA        12.625%
Class A-JFL       $ 91,444,000             4.669%           AAA/AAA        12.625%
Class B           $ 41,620,000             2.125%            AA/AA         10.500%
Class C           $ 22,033,000             1.125%           AA-/AA-         9.375%
Class D           $ 24,482,000             1.250%             A/A           8.125%

          The percentages indicated under the column "Approximate Credit
Support" (i) with respect to the Class A-1, Class A-1A, Class A-2, Class A-2FL,
Class A-3, Class A-4 and Class A-5 Certificates represent the approximate credit support for those certificates in the aggregate, (ii) with respect to the Class
A-M and Class A-MFL Certificates represent the approximate credit support for those certificates in the aggregate and (iii) with respect to the Class A-J and
Class A-JFL Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-2FL Certificates, the Class A-MFL Certificates or
the Class A-JFL Certificates for a failure by the Swap Counterparty to make any payment under the swap agreement.

          The ratings of the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on each such Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on each of the Class A-2FL Regular Interest, the Class
A-MFL Regular Interest and the Class A-JFL Regular Interest, respectively, which is a fixed rate of interest, subject to a maximum rate equal to the Weighted
Average Net Mortgage Rate.

          The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the

                                     S-123

Certificate Balance of such certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance.
That class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount.

          The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

          Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. Upon initial issuance, the Notional Amount of the Class X Certificates will be
$1,958,564,351, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

          The Class T Certificates and the Residual Certificates will not have
Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

          The Pass-Through Rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.519%. The Pass-Through Rate for each of the Class A-1A, Class A-2, Class A-3, Class A-4, Class A-5, Class A-M, Class
A-J, Class B, Class C and Class D Certificates will, at all times, be a per annum rate equal to the Weighted Average Net Mortgage Rate. The Pass-Through
Rate applicable to the Class A-2FL Certificates, the Class A-MFL Certificates
and the Class A-JFL Certificates for each Distribution Date will, at all times
(subject to their conversion to a fixed rate following the termination of the swap agreement as described in this prospectus supplement), be equal to one-month LIBOR + 0.250%, with respect to the Class A-2FL Certificates, one-month LIBOR + 0.415%, with respect to the Class A-MFL Certificates and one-month LIBOR + 0.460%, with respect to the Class A-JFL Certificates, per annum (provided that for the initial Interest Accrual Period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.250%, in the case of the
Class A-2FL Certificates, two-week LIBOR + 0.415%, in the case of the Class
A-MFL Certificates, and two-week LIBOR + 0.460%, in the case of the Class A-JFL
Certificates, to reflect the shorter initial Interest Accrual Period) subject to the limitations described in this prospectus supplement.

          The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.027% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the
Principal Balance Certificates.

          The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the
Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the
Pass-Through Rate for such Distribution Date for such Class of Principal Balance
Certificates, or in the case of the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates, the Pass-Through Rate on the Class
A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL
Regular Interest, respectively. Under no circumstances will any Class X Strip
Rate be less than zero.

          The Pass-Through Rate for each of the Class E, Class F, Class G and
Class H Certificates will, at all times, be a per annum rate equal to the
Weighted Average Net Mortgage Rate. The Pass-Through Rate for each of the Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
Certificates will be a per annum rate equal to the lesser of 5.281% and the
Weighted Average Net Mortgage Rate. The Class T Certificates do not

                                     S-124

have a Pass-Through Rate and are entitled to receive only Excess Interest on ARD
Loans held by the trust only following the Anticipated Repayment Date of such
ARD Loans.

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of that mortgage loan.

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates (other than the
Class A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL
Certificates), the Class A-2FL Regular Interest, the Class A-MFL Regular
Interest and the Class A-JFL Regular Interest will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in August 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates (other than the Class
A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL
Certificates), the Class A-2FL Regular Interest, the Class A-MFL Regular
Interest or the Class A-JFL Regular Interest are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to the Certificateholder.

          The final distribution on any certificate (other than a Class A-2FL
Certificate, a Class A-MFL Certificate or a Class A-JFL Certificate), the Class
A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL
Regular Interest will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate (other than the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates), the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest,
as the case may be. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate
(other than the Class A-2FL Certificates, the Class A-MFL Certificates and the
Class A-JFL Certificates), the Class A-2FL Regular Interest, the Class A-MFL
Regular Interest or the Class A-JFL Regular Interest in reimbursement of a
Realized Loss or Expense Loss previously allocated to that certificate (other than the Class A-2FL Certificates, the Class A-MFL Certificates and the Class
A-JFL Certificates), the Class A-2FL Regular Interest, the Class A-MFL Regular
Interest or the Class A-JFL Regular Interest, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

          Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

          Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

                                     S-125

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class A-2FL Certificates, the
Class A-MFL Certificates and the Class A-JFL Certificates), the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest will be made from the Available Distribution Amount for that
Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the
Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which the related Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for the related Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest
Reserve Amounts or the interest accrual basis as described in the definition of
"Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution
Date occurring in March of each year (or January or February if the related
Distribution Date is the final Distribution Date), the master servicer will withdraw an amount from the Interest Reserve Account in respect of each Interest
Reserve Loan equal to the related Interest Reserve Amount from the preceding
January (commencing in 2008), if applicable, and February (commencing in 2008), and remit the withdrawn amount to the paying agent to be included as part of the
Available Distribution Amount for such Distribution Date.

          Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the amounts set forth in the table below. Notwithstanding any contrary description set forth in the table, with respect to any Non-Serviced Mortgage Loan Group, additional servicing compensation, special servicing fees, workout fees, liquidation fees, additional special servicing compensation, servicing advances and interest on servicing advances generally are not payable under the Pooling and Servicing
Agreement but comparable fees and compensation, together with certain fees similar to master servicing fees (as well as primary servicing fees), are payable at comparable times and in comparable amounts under the applicable
Non-Serviced Mortgage Loan Pooling and Servicing Agreement from collections on or in respect of the applicable Non-Serviced Mortgage Loan Group.

     TYPE/RECIPIENT                              AMOUNT                           FREQUENCY       SOURCE OF PAYMENT
-------------------------   ------------------------------------------------   --------------   ---------------------

Fees

Servicing Fee / Master      The product of the portion of the per annum         Monthly.        Interest payment on
Servicer                    Master Servicing Fee Rate for the master                            the related mortgage
                            servicer applicable to such month, determined                       loan.
                            in the same manner as the applicable mortgage
                            rate is determined for each mortgage loan for
                            such month, and the Scheduled Principal Balance
                            of each mortgage loan, reduced by any
                            Compensating Interest Payment.  The Master
                            Servicing Fee Rate (including the rates at
                            which any subservicing or primary servicing
                            fees accrue) will range, on a loan-by-loan
                            basis, from 0.02% per annum to 0.12% per
                            annum.

Additional Servicing        o  50% of assumption fees on non-Specially         Time to time.    The related fees or
Compensation / Master          Serviced Mortgage Loans;                                         investment income.
Servicer

                            o  all late payment fees and net default
                               interest (other than on Specially
                               Serviced Mortgage Loans) not used to pay
                               interest on Advances and additional trust
                               fund expenses (other than Liquidation
                               Fees, Special Servicing Fees and Workout
                               Fees);

                                     S-126

     TYPE/RECIPIENT                              AMOUNT                           FREQUENCY       SOURCE OF PAYMENT
-------------------------   ------------------------------------------------   --------------   ---------------------

                            o  50% of assumption application, loan
                               modification, forbearance fees and 100.0%
                               of extension fees on non-Specially
                               Serviced Mortgage Loans;

                            o  all net investment income earned on
                               amounts on deposit in the Collection
                               Account and (if not required to be paid
                               to borrower) escrow accounts; and

                            o  any Prepayment Interest Excess not used
                               to offset Prepayment Interest Shortfalls
                               (other than on Specially Serviced
                               Mortgage Loans).

Special Servicing Fee /     The product of the portion of a rate equal to      Monthly for      Collections on the
Special Servicer            0.35% per annum applicable to such month,          Specially        mortgage loans in the
                            determined in the same manner as the applicable    Serviced         mortgage pool.
                            mortgage rate is determined for each Specially     Mortgage Loans
                            Serviced Mortgage Loan for such month, and the     and REO
                            Scheduled Principal Balance of each Specially      Properties.
                            Serviced Mortgage Loan, subject to a minimum
                            fee of $4,000 per month for each Specially
                            Serviced Mortgage Loan and each REO Property.

Workout Fee / Special       1% of each collection of principal and interest    Monthly.        The related
Servicer                    on each Rehabilitated Mortgage Loan.                               collection of
                                                                                               principal and/or
                                                                                               interest.

Liquidation Fee /           1% of the Liquidation Proceeds received in         Upon receipt     The related
Special Servicer            connection with a full or partial liquidation      of Liquidation   Liquidation Proceeds,
                            of a Specially Serviced Mortgage Loan or           Proceeds,        Condemnation Proceeds
                            related REO Property and/or any Condemnation       Condemnation     or Insurance Proceeds
                            Proceeds or Insurance Proceeds received by the     Proceeds and
                            trust (other than Liquidation Proceeds received    Insurance
                            in connection with a repurchase by the mortgage    Proceeds.
                            loan seller or purchase by a mezzanine or
                            subordinate lender within the time periods
                            specified in the definition of Liquidation Fee
                            in this prospectus supplement).

Additional Special          o  all late payment fees and net default
Servicing Compensation /       interest (on Specially Serviced Mortgage        Time to time.    The related fee or
Special Servicer               Loans) not used to pay interest on                               investment income.
                               Advances and additional trust fund
                               expenses (other than Liquidation Fees,
                               Special Servicing Fees and Workout Fees);

                            o  50% of assumption fees on non-Specially
                               Serviced Mortgage Loans and 100.0% of
                               such fees on Specially Serviced Mortgage
                               Loans;

                            o  100.0% of assumption application, loan
                               modification, forbearance and extension
                               fees on Specially Serviced Mortgage Loans
                               and 50% of such fees on Non-Specially
                               Serviced Mortgage Loans; and

                            o  all net investment income received on
                               funds in any REO Account.

                                     S-127

     TYPE/RECIPIENT                              AMOUNT                           FREQUENCY       SOURCE OF PAYMENT
-------------------------   ------------------------------------------------   --------------   ---------------------

Trustee Fee / Trustee &     The product of the portion of a rate equal to      Monthly.         Interest on each
Paying Agent                0.00115% per annum applicable to such month,                        mortgage loan.
                            determined in the same manner as the applicable
                            mortgage rate is determined for each mortgage
                            loan for such month, and the Scheduled
                            Principal Balance of each mortgage loan.  A
                            portion of the Trustee Fee is payable to the
                            paying agent.

Additional Paying Agent     All net investment income earned on amounts on     Monthly.         Investment Income.
Compensation                deposit in the Distribution Account and the
                            Floating Rate Accounts maintained by it

Expenses

Servicing Advances /        To the extent of funds available, the amount of    Time to time.    Recoveries on the
Master Servicer, Special    any Servicing Advances.                                             related mortgage
Servicer and Trustee                                                                            loan, or to the
                                                                                                extent that the party
                                                                                                making the advance
                                                                                                determines it is
                                                                                                nonrecoverable, from
                                                                                                collections in the
                                                                                                Certificate Account.

Interest on Servicing       At Advance Rate.                                   When Advance     First from late
Advances / Master                                                              is reimbursed.   payment charges and
Servicer, Special                                                                               default interest in
Servicer and Trustee                                                                            excess of the regular
                                                                                                interest rate, and
                                                                                                then from collections
                                                                                                in the Certificate
                                                                                                Account.

P&I Advances / Master       To the extent of funds available, the amount of     Time to time.   Recoveries on the
Servicer and Trustee        any P&I Advances.                                                   related mortgage
                                                                                                loan, or to the
                                                                                                extent that the party
                                                                                                making the advance
                                                                                                determines it is
                                                                                                nonrecoverable, from
                                                                                                collections in the
                                                                                                Certificate Account.

Interest on P&I Advances    At Advance Rate.                                   When Advance     First from late
/ Master Servicer and                                                          is reimbursed.   payment charges and
Trustee                                                                                         default interest in
                                                                                                excess of the regular
                                                                                                interest rate, and
                                                                                                then from all
                                                                                                collections in the
                                                                                                Certificate Account.

Indemnification Expenses    Amounts for which the trustee, the paying          From time to     All collections in
/ Trustee, Paying Agent,    agent, the master servicer and the special         time.            the Certificate
Master Servicer and         servicer are entitled to indemnification.                           Account.
Special Servicer (and
their directors,
officers, employees and
agents)

                                     S-128

Non-Serviced Mortgage       Trust's pro rata share (subject to the             From time to     All collections in
Loan Master Servicers and   applicable co-lender agreement) of certain         time.            the Certificate
Non-Serviced Mortgage       amounts for which such parties are entitled to                      Account.
Loan Special Servicers      indemnification and are related to the
under the applicable        applicable Non-Serviced Mortgage Loan.
Non-Serviced Mortgage
Loan Pooling and
Servicing Agreements (and
their directors,
officers, employees and
agents)

Trust Expenses not          Based on third party charges.                      From time to     All collections in
Advanced (may include                                                          time.            the Certificate
environmental remediation                                                                       Account.
costs, appraisals,
independent contractor to
operate REO)

          The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation.
Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

               (i)  to the holders of the Class A-1, Class A-1A, Class A-2,
                    Class A-3, Class A-4 and Class A-5 Certificates and Class X
                    Certificates and the Class A-2FL Regular Interest,
                    concurrently,

o    to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class
     A-5 Certificates and the Class A-2FL Regular Interest, the Distributable
     Certificate Interest Amount in respect of each such Class for such
     Distribution Date (which shall be payable from amounts in the Available
     Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

o    to the holders of the Class A-1A Certificates, the Distributable
     Certificate Interest Amount in respect of such class for such Distribution
     Date (which shall be payable from amounts in the Available Distribution
     Amount attributable to Loan Group 2); and

o    to the holders of the Class X Certificates, the Distributable Certificate
     Interest Amount in respect of that Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 1 and Loan Group 2);

          provided, however, that if the portion of Available Distribution
Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
Senior Certificates (other than the Class A-2FL Certificates), the Class A-2FL
Regular Interest or the Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those

                                     S-129

Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

               (ii) concurrently:

               (A)  to the holders of the Class A-1, Class A-2, Class A-3, Class
                    A-4 and Class A-5 Certificates and the Class A-2FL Regular
                    Interest,

o    first, to the holders of the Class A-1 Certificates, the Loan Group 1
     Principal Distribution Amount for such Distribution Date and, after the
     Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution
     Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal
     Distribution Amount and Loan Group 2 Principal Distribution Amount
     distributed hereunder will be reduced by any portion thereof distributed to the holders of (solely with respect to the Loan Group 2 Principal
     Distribution Amount) the Class A-1A Certificates;

o    second, upon payment in full of the aggregate Certificate Balance of the
     Class A-1 Certificates, to the holders of the Class A-2 Certificates and the Class A-2FL Regular Interest, pro rata, the Loan Group 1 Principal
     Distribution Amount for such Distribution Date and, after the Certificate
     Balance of the Class A-1A Certificates has been reduced to zero, the Loan
     Group 2 Principal Distribution Amount, until the aggregate Certificate
     Balances of the Class A-2 Certificates and the Class A-2FL Regular Interest
     have been reduced to zero; the portion of the Loan Group 1 Principal
     Distribution Amount and Loan Group 2 Principal Distribution Amount
     distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates and (solely with respect to the
     Loan Group 2 Principal Distribution Amount) the Class A-1A Certificates;

o    third, upon payment in full of the aggregate Certificate Balances of the
     Class A-2 Certificates and the Class A-2FL Regular Interest, to the holders of the Class A-3 Certificates, the Loan Group 1 Principal Distribution
     Amount for such Distribution Date and, after the Certificate Balance of the
     Class A-1A Certificates has been reduced to zero, the Loan Group 2
     Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the
     Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
     Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates, the Class
     A-2 Certificates, the Class A-2FL Regular Interest and (solely with respect to the Loan Group 2 Principal Distribution Amount) the Class A-1A
     Certificates;

o    fourth, upon payment in full of the aggregate Certificate Balance of the
     Class A-3 Certificates, to the holders of the Class A-4 Certificates, the
     Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution
     Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
     Class A-1 Certificates, the Class A-2 Certificates, the Class A-2FL Regular
     Interest, the Class A-3 Certificates and (solely with respect to the Loan
     Group 2 Principal Distribution Amount) the Class A-1A Certificates;

o    fifth, upon payment in full of the aggregate Certificate Balance of the
     Class A-4 Certificates, to the holders of the Class A-5 Certificates, the
     Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-5 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution
     Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
     Class A-1 Certificates, the Class A-2 Certificates, the Class A-2FL Regular
     Interest, the Class A-3 Certificates, Class A-4 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) the Class
     A-1A Certificates; and

                                      S-130

               (B) to the holders of the Class A-1A Certificates, the Loan Group
2 Principal Distribution Amount for such Distribution Date and, after the
Certificate Balance of the Class A-5 Certificates has been reduced to zero, the
Loan Group 1 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-2FL
Regular Interest;

               (iii)   to the holders of the Class A Senior Certificates (other
                       than the Class A-2FL Certificates), the Class A-2FL
                       Regular Interest and the Class X Certificates, pro rata
                       in proportion to their respective entitlements to
                       reimbursement described in this clause, to reimburse them
                       for any Realized Losses or Expense Losses previously
                       allocated to such certificates or the Class A-2FL Regular
                       Interest and for which reimbursement has not previously
                       been fully paid (in the case of the Class X Certificates,
                       insofar as Realized Losses or Expense Losses have
                       resulted in shortfalls in the amount of interest
                       distributed, other than by reason of a reduction of the
                       Notional Amount), plus interest on such Realized Losses
                       or Expense Losses, at one-twelfth the applicable
                       Pass-Through Rate;

               (iv)    to the holders of the Class A-M Certificates and the
                       Class A-MFL Regular Interest, pro rata, the Distributable
                       Certificate Interest Amount in respect of such classes of
                       certificates for such Distribution Date;

               (v)     upon payment in full of the aggregate Certificate
                       Balances of the Class A-5 and Class A-1A Certificates, to
                       the holders of the Class A-M Certificates and the Class
                       A-MFL Regular Interest, pro rata, the Principal
                       Distribution Amount for such Distribution Date until the
                       aggregate Certificate Balances of the Class A-M
                       Certificates and the Class A-MFL Regular Interest have
                       been reduced to zero; the portion of the Principal
                       Distribution Amount distributed under this payment
                       priority will be reduced by any portion of the Principal
                       Distribution Amount distributed to the holders of the
                       Class A Senior Certificates (other than the Class A-2FL
                       Certificates) and the Class A-2FL Regular Interest;

               (vi)    to the holders of the Class A-M Certificates and the
                       Class A-MFL Regular Interest, pro rata, to reimburse them
                       for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate;

               (vii)   to the holders of the Class A-J Certificates and the
                       Class A-JFL Regular Interest, pro rata, the Distributable
                       Certificate Interest Amount in respect of such classes of
                       certificates for such Distribution Date;

               (viii)  upon payment in full of the aggregate Certificate
                       Balances of the Class A-M Certificates and the Class
                       A-MFL Regular Interest, to the holders of the Class A-J
                       Certificates and the Class A-JFL Regular Interest, pro
                       rata, the Principal Distribution Amount for such
                       Distribution Date until the aggregate Certificate
                       Balances of the Class A-J Certificates and the Class
                       A-JFL Regular Interest have been reduced to zero; the
                       portion of the Principal Distribution Amount distributed
                       under this payment priority will be reduced by any
                       portion of the Principal Distribution Amount distributed
                       to the holders of the Class A Senior Certificates (other
                       than the Class A-2FL Certificates), the Class A-2FL
                       Regular Interest, the Class A-MFL Regular Interest and
                       the Class A-M Certificates;

               (ix)    to the holders of the Class A-J Certificates and the
                       Class A-JFL Regular Interest, pro rata, to reimburse them
                       for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate;

                                      S-131

               (x)     to the holders of the Class B Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

               (xi)    upon payment in full of the aggregate Certificate
                       Balances of the Class A-J Certificates and the Class
                       A-JFL Regular Interest, to the holders of the Class B
                       Certificates, the Principal Distribution Amount for such
                       Distribution Date until the aggregate Certificate Balance
                       of the Class B Certificates has been reduced to zero; the
                       portion of the Principal Distribution Amount distributed
                       under this payment priority will be reduced by any
                       portion of the Principal Distribution Amount distributed
                       to the holders of the Class A Senior Certificates (other
                       than the Class A-2FL Certificates), the Class A-2FL
                       Regular Interest, the Class A-MFL Regular Interest, the
                       Class A-JFL Regular Interest and the Class A-M and Class
                       A-J Certificates;

               (xii)   to the holders of the Class B Certificates, to reimburse
                       them for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate;

               (xiii)  to the holders of the Class C Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

               (xiv)   upon payment in full of the aggregate Certificate Balance
                       of the Class B Certificates, to the holders of the Class
                       C Certificates, the Principal Distribution Amount for
                       such Distribution Date until the aggregate Certificate
                       Balance of the Class C Certificates has been reduced to
                       zero; the portion of the Principal Distribution Amount
                       distributed under this payment priority will be reduced
                       by any portion of the Principal Distribution Amount
                       distributed to the holders of the Class A Senior
                       Certificates (other than the Class A-2FL Certificates),
                       the Class A-2FL Regular Interest, the Class A-MFL Regular
                       Interest, the Class A-JFL Regular Interest and the Class
                       A-M, Class A-J and Class B Certificates;

               (xv)    to the holders of the Class C Certificates, to reimburse
                       them for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate;

               (xvi)   to the holders of the Class D Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

               (xvii)  upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class
                       D Certificates, the Principal Distribution Amount for
                       such Distribution Date until the aggregate Certificate
                       Balance of the Class D Certificates has been reduced to
                       zero; the portion of the Principal Distribution Amount
                       distributed under this payment priority will be reduced
                       by any portion of the Principal Distribution Amount
                       distributed to the holders of the Class A Senior
                       Certificates (other than the Class A-2FL Certificates),
                       the Class A-2FL Regular Interest, the Class A-MFL Regular
                       Interest, the Class A-JFL Regular Interest and the Class
                       A-M, Class A-J, Class B and Class C Certificates;

               (xviii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate; and

               (xix)   to make payments to the holders of the private
                       certificates (other than the Class X Certificates) as
                       contemplated below.

                                      S-132

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and
     Class A-5 Certificates and the Class A-2FL Regular Interest, in proportion to their respective Certificate Balances, in reduction of their respective
     Certificate Balances, until the aggregate Certificate Balance of each such
     Class is reduced to zero; and

o    second, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and
     Class A-5 Certificates and the Class A-2FL Regular Interest, based on their respective entitlements to reimbursement, for the unreimbursed amount of
     Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class A-2FL Certificates, the Class
A-MFL Certificates and the Class A-JFL Certificates), the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest, the Class A-JFL Regular Interest and
the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates, the Class T Certificates, and the Residual
Certificates, in alphabetical order of Class designation (provided that the
Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates and the Class A-JFL Regular
Interest (and correspondingly, the Class A-JFL Certificates), which will be pro rata with each other), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3)
below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class P, Class Q and Class S Certificates:

          (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other class of private certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate
               Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such Distribution
               Date; and

          (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such class of
               certificates and for which no reimbursement has previously been paid, plus (b) all Unpaid Interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates
(or the Class A-2FL Regular Interest, the Class A-MFL Regular Interest or the
Class A-JFL Regular Interest) as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class T Certificates.

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates (or, in the case of the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates, the Class A-2FL Regular Interest,
the Class A-MFL Regular Interest and the Class A-JFL Regular Interest,
respectively)--in order of alphabetical Class designation (provided that the
Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates and the Class A-JFL Regular
Interest (and correspondingly, the Class

                                      S-133

A-JFL Certificates), which will be pro rata with each other)--for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

          The amounts to be allocated to the Class A-2FL Regular Interest, the
Class A-MFL Regular Interest and the Class A-JFL Regular Interest on each
Distribution Date will be required to be deposited into the Class A-2FL Floating
Rate Account, the Class A-MFL Floating Rate Account or the Class A-JFL Floating
Rate Account, as applicable, on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap Counterparty in respect of the Class A-2FL Regular Interest, the
Class A-MFL Regular Interest or the Class A-JFL Regular Interest, as applicable, will be applied to make payments under the applicable Swap Transaction as provided in this prospectus supplement under "Description of the Swap
Agreement." The amounts remaining in the Class A-2FL Floating Rate Account, the
Class A-MFL Floating Rate Account and the Class A-JFL Floating Rate Account,
including any net swap payment received under the applicable Swap Transaction from the Swap Counterparty, will be distributed to the holders of the Class
A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL
Certificates, respectively, on the Distribution Date as part of the Class A-2FL
Available Funds, Class A-MFL Available Funds and Class A-JFL Available Funds,
respectively.

          The Class A-2FL Certificates

          On each Distribution Date, the paying agent will distribute from the
Class A-2FL Available Funds to the holders of the Class A-2FL Certificates as of the related Record Date the following amounts: (i) the Class A-2FL Interest
Distribution Amount and (ii) the Class A-2FL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Agreement"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-2FL Certificates. No holder of a Class A-2FL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-2FL Regular Interest for so long as the related Swap Transaction or any replacement swap transaction remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Transaction.

          The Class A-2FL Certificates will accrue interest for each
Distribution Date on their Certificate Balance at a rate equal to one-month
LIBOR + 0.250% (provided that for the initial Interest Accrual Period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.250% to reflect the shorter initial Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Transaction or if there are insufficient funds in the Class A-2FL Floating Rate Account to pay the Swap Counterparty the
full amount due to the Swap Counterparty under the related Swap Transaction.
Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class A-2FL
Regular Interest will reduce the amount of interest payable to the Class A-2FL
Certificates by an equivalent amount. If the pass-through rate on the Class
A-2FL Regular Interest is reduced below the weighted average net mortgage rate, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-2FL
Certificates for such distribution date.

          In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Transaction is replaced, the Class A-2FL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-2FL Regular Interest. The
Pass-Through Rate of the Class A-2FL Regular Interest is equal to the Weighted
Average Net Mortgage Rate (computed based on a 360-day year consisting of twelve
30-day months).

          In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the
Class A-2FL Floating Rate Account to make the full distribution of the Class
A-2FL Interest Distribution Amount to the holders of the Class A-2FL
Certificates, the resulting interest shortfall will be borne by the holders of such Class.

                                      S-134

The Class A-MFL Certificates

          On each Distribution Date, the paying agent will distribute from the
Class A-MFL Available Funds to the holders of the Class A-MFL Certificates as of the related Record Date the following amounts: (i) the Class A-MFL Interest
Distribution Amount and (ii) the Class A-MFL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Agreement"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-MFL Certificates. No holder of a Class A-MFL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-MFL Regular Interest for so long as the related Swap Transaction or any replacement swap transaction remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Transaction.

          The Class A-MFL Certificates will accrue interest for each
Distribution Date on their Certificate Balance at a rate equal to one-month
LIBOR + 0.415% (provided that for the initial Interest Accrual Period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.415% to reflect the shorter initial Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Transaction or if there are insufficient funds in the Class A-MFL Floating Rate Account to pay the Swap Counterparty the
full amount due to the Swap Counterparty under the related Swap Transaction.
Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class A-MFL
Regular Interest will reduce the amount of interest payable to the Class A-MFL
Certificates by an equivalent amount. If the pass-through rate on the Class
A-MFL Regular Interest is reduced below the weighted average net mortgage rate, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-MFL
Certificates for such distribution date.

          In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Transaction is replaced, the Class A-MFL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-MFL Regular Interest. The
Pass-Through Rate of the Class A-MFL Regular Interest is equal to the Weighted
Average Net Mortgage Rate (computed based on a 360-day year consisting of twelve
30-day months).

          In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the
Class A-MFL Floating Rate Account to make the full distribution of the Class
A-MFL Interest Distribution Amount to the holders of the Class A-MFL
Certificates, the resulting interest shortfall will be borne by the holders of such Class.

The Class A-JFL Certificates

          On each Distribution Date, the paying agent will distribute from the
Class A-JFL Available Funds to the holders of the Class A-JFL Certificates as of the related Record Date the following amounts: (i) the Class A-JFL Interest
Distribution Amount and (ii) the Class A-JFL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Agreement"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-JFL Certificates. No holder of a Class A-JFL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-JFL Regular Interest for so long as the related Swap Transaction or any replacement swap transaction remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Transaction.

          The Class A-JFL Certificates will accrue interest for each
Distribution Date on their Certificate Balance at a rate equal to one-month
LIBOR + 0.460% (provided that for the initial Interest Accrual Period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.460% to reflect the shorter initial Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Transaction or if there are insufficient funds in the Class A-JFL Floating Rate Account to pay the Swap Counterparty the
full amount due to the Swap Counterparty under the related Swap Transaction.
Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class A-JFL
Regular Interest will reduce the amount of interest payable to the Class A-JFL
Certificates by an equivalent amount. If the pass-through rate on the Class
A-JFL

                                      S-135

Regular Interest is reduced below the weighted average net mortgage rate, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-JFL Certificates for such distribution date.

          In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Transaction is replaced, the Class A-JFL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-JFL Regular Interest. The
Pass-Through Rate of the Class A-JFL Regular Interest is equal to the Weighted
Average Net Mortgage Rate (computed based on a 360-day year consisting of twelve
30-day months).

          In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the
Class A-JFL Floating Rate Account to make the full distribution of the Class
A-JFL Interest Distribution Amount to the holders of the Class A-JFL
Certificates, the resulting interest shortfall will be borne by the holders of such Class.

          For a further discussion, see "Description of the Swap Agreement"
herein.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class
C, Class D, Class E, Class F, Class G and Class H Certificates, the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest then entitled to distributions of principal on that Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that
Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates, except the Class
A-1A Certificates, on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that class and (c) the amount of the
Prepayment Premium or Yield Maintenance Charge collected in respect of such
Principal Prepayment during the related Collection Period. All Prepayment
Premiums or Yield Maintenance Charges allocated to the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest
will be paid to the Swap Counterparty unless the applicable Swap Transaction or any replacement swap transaction is terminated, in which case, those amounts will be distributed to the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates, respectively.

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the Base Interest Fraction for the related principal prepayment and the Class A-1A Certificates and (b) the amount of the Prepayment Premium or
Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

          Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan included in Loan Group 1 or Loan Group 2 and collected during the related Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates.

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class
O, Class P, Class Q, Class S or Class T Certificates or the Residual
Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

                                      S-136

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced
Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan
Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Excess Servicing Fees, Trustee Fees and
Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until the REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from the REO
Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan;
and, subject to the recoverability determination described under "--Advances"
below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be, provided, however, that if the special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by it of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the
MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the
Certificateholders.

          As a result of an appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.
See "--Advances--P&I Advances" below.

                                      S-137

          Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I
Advances (including advances, if any, to be made on such Non-Serviced Mortgage
Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be
made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the
Senior Certificates, and to the rights of the holders of each other class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates and the Class A-MFL Regular Interest
(and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates and the Class A-JFL
Regular Interest (and correspondingly, the Class A-JFL Certificates), which will be pro rata with each other). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Senior Certificates of principal in an amount equal to the entire
Certificate Balance of the Class A Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation (provided that the Class A-M Certificates and the Class A-MFL
Regular Interest (and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates and the
Class A-JFL Regular Interest (and correspondingly, the Class A-JFL
Certificates), which will be pro rata with each other), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

          Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of
Class designation (provided that the Class A-M Certificates and the Class A-MFL
Regular Interest (and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates and the
Class A-JFL Regular Interest (and correspondingly, the Class A-JFL
Certificates), which will be pro rata with each other), in each case until such
Class is paid in full, of the entire Principal Distribution Amount for each
Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate Certificates with later alphabetical Class designations (provided that the Class A-M Certificates and the Class A-MFL
Regular Interest (and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates and the
Class A-JFL Regular Interest (and correspondingly, the Class A-JFL
Certificates), which will be pro rata with each other).

                                      S-138

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K,
Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B
Certificates, in that order, and then to the Class A-J Certificates and the
Class A-JFL Regular Interest (and correspondingly, the Class A-JFL
Certificates), pro rata with each other, and then to the Class A-M Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates), pro rata with each other, and then to the Class A-1, Class A-1A,
Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and Class A-2FL
Regular Interest (and correspondingly, the Class A-2FL Certificates), pro rata, and, solely with respect to losses of interest (other than as a reduction of the
Notional Amount), to the Class X Certificates, pro rata with the Class A Senior
Certificates (other than the Class A-2FL Certificates) and with the Class A-2FL
Regular Interest, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized Losses to the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest
will result in an equivalent reduction to the Class A-2FL Certificates, the
Class A-MFL Certificates or the Class A-JFL Certificates, as applicable.

          Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates, the Class
A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL
Regular Interest on any Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

          Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest, subject to certain limitations described in this

                                      S-139

prospectus supplement. See "Servicing of the Mortgage Loans--The Master
Servicer--Master Servicer Compensation" in this prospectus supplement.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each Class of certificates (other than the Class A-2FL
Certificates, the Class A-MFL Certificates and Class A-JFL Certificates), the
Class A-2FL Regular Interest, the Class A-MFL Regular Interest and the Class
A-JFL Regular Interest, pro rata, in proportion to the amount of Accrued
Certificate Interest payable to such Class of certificates on such Distribution
Date, in each case reducing interest otherwise payable thereon. Allocation of
Net Aggregate Prepayment Interest Shortfalls to the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest
will reduce the amount of interest payable to the Class A-2FL Certificates, the
Class A-MFL Certificates or the Class A-JFL Certificates, respectively, by an equivalent amount. The Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate
Prepayment Interest Shortfalls are allocated to such Class of certificates. See
"Servicing of the Mortgage Loans--The Master Servicer--Master Servicer
Compensation" in this prospectus supplement.

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

          In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the paying agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and
Balloon Payments that are received by the master servicer (from the borrower)
after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

          The special servicer, the Operating Adviser, the master servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the balance as of the Cut-off Date of the mortgage loans.

          The Purchase Price for any such purchase will be 100.0% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and Unpaid Interest at the mortgage rate--or the mortgage rate less the Master
Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. Provided that the aggregate principal balances of the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-4, Class A-5, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates, the Class
A-2FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL
Regular Interest have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X and the Class T Certificates, but excluding the Residual
Certificates, for mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have the option to voluntarily participate in such exchange. Any optional termination must be conducted so as to constitute a "qualified liquidation" of each applicable REMIC under Section
860F of the Code.

          Upon any such termination, the Purchase Price for the mortgage loans and the other property in the trust will be applied to pay accrued and Unpaid
Interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed

                                      S-140

by the paying agent on behalf of trustee to the Certificateholders, the Swap
Counterparty and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loan or any Serviced Companion Mortgage Loan.

          None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates in the event that the Swap
Counterparty fails to make a required payment under the Swap Agreement.

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed
Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period

                                      S-141

that expires on or after the Master Servicer Remittance Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate
P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

          Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The Non-Serviced
Mortgage Loan Pooling and Servicing Agreement for a Non-Serviced Companion
Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, the obligation to make
P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

                                      S-142

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that Distribution
Date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable,
(subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans

                                      S-143

described above and master servicer being bound by any determination by the special servicer of nonrecoverability with respect to any such Advance in accordance with the last sentence of this paragraph) exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the
Operating Adviser, the Rating Agencies, the paying agent and us (and the holders of the B Note or the Serviced Companion Mortgage Loan if the Servicing Advance
relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability. The master servicer and the trustee shall be bound by and conclusively rely on any determination by the special servicer of nonrecoverability with respect to such Advance.

          In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or special servicer's determination that a P&I Advance or Servicing Advance is a nonrecoverable Advance).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

          Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder and the Swap Counterparty on each Distribution Date (in the aggregate and by Loan Group as appropriate):

          (a)  A statement (in the form of Appendix V to this prospectus supplement) setting forth, to the extent applicable:

               (i)     the date of such Distribution Date, and of the Record
                       Date, Interest Accrual Period, and Determination Date for
                       such Distribution Date;

               (ii)    the Available Distribution Amount for the Distribution
                       Date, and any other cash flows received on the mortgage
                       loans and applied to pay fees and expenses (including the
                       components of the Available Distribution Amount or such
                       other cash flows);

               (iii)   the aggregate amount of servicing fees, Special Servicing
                       Fees, other special servicing compensation and Trustee
                       Fees paid to the master servicer, the special servicer,
                       the holders of the rights to Excess Servicing Fees, the
                       trustee and the paying agent with respect to the Mortgage
                       Pool;

               (iv)    the amount of other fees and expenses accrued and paid
                       from the trust, including without limitation Advance
                       reimbursement and interest on Advances, and specifying
                       the purpose of such fees or expenses and the party
                       receiving payment of those amounts, if applicable;

               (v)     the amount, if any, of such distributions to the holders
                       of each Class of Principal Balance Certificates applied
                       to reduce the aggregate Certificate Balance of that
                       Class;

                                      S-144

               (vi)    the amount of such distribution to holders of each Class
                       of certificates allocable to (A) interest and (B)
                       Prepayment Premiums or Yield Maintenance Charges;

               (vii)   the amount of any shortfall in principal distributions
                       and any shortfall in interest distributions to each
                       applicable Class of certificates;

               (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

               (ix)    the aggregate Certificate Balance or Notional Amount of
                       each Class of certificates before and after giving effect
                       to the distribution made on such Distribution Date;

               (x)     the Pass-Through Rate applicable to each Class of
                       certificates for such Distribution Date;

               (xi)    the weighted average mortgage rate (and interest rates by
                       distributional groups or ranges) of the mortgage loans as
                       of the related Determination Date;

               (xii)   the number of outstanding mortgage loans and the
                       aggregate principal balance and Scheduled Principal
                       Balance of the mortgage loans and weighted average
                       remaining term at the close of business on the related
                       Determination Date, with respect to the Mortgage Pool and
                       with respect to each Loan Group;

               (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                       (A)   delinquent 30 to 59 days,

                       (B)   delinquent 60 to 89 days,

                       (C)   delinquent 90 days or more,

                       (D)   as to which foreclosure proceedings have been
                             commenced, or

                       (E)   as to which bankruptcy proceedings have been
                             commenced;

               (xiv)   the aggregate amount and general purpose of Servicing
                       Advances and P&I Advances outstanding, separately stated,
                       that have been made by the master servicer, the special
                       servicer and the trustee with respect to the Mortgage
                       Pool and the aggregate amount and general purpose of
                       Servicing Advances and P&I Advances made by the
                       applicable Non-Serviced Mortgage Loan Master Servicer in
                       respect of the Non-Serviced Mortgage Loans;

               (xv)    the number and related principal balances of any mortgage
                       loans modified, extended or waived on a loan-by-loan
                       basis since the previous Determination Date (including a
                       description of any modifications, extensions or waivers
                       to mortgage loan terms, fees, penalties or payments
                       during the distribution period);

               (xvi)   with respect to any REO Property included in the trust,
                       the principal balance of the related mortgage loan as of
                       the date of acquisition of the REO Property and the
                       Scheduled Principal Balance of the mortgage loan;

               (xvii)  as of the related Determination Date:

                       (A)   as to any REO Property sold during the related
                             Collection Period, the date of the related
                             determination by the special servicer that it has
                             recovered all payments which it

                                      S-145

                             expects to be finally recoverable and the amount
                             of the proceeds of such sale deposited into the
                             applicable Certificate Account, and

                       (B)   the aggregate amount of other revenues collected by
                             the special servicer with respect to each REO
                             Property during the related Collection Period and
                             credited to the applicable Certificate Account, in
                             each case identifying such REO Property by the loan
                             number of the related mortgage loan;

               (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the
                       Mortgage Pool and with respect to each Loan Group;

               (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                       Losses, if any, incurred with respect to the mortgage
                       loans, including a break out by type of such Realized
                       Losses or Expense Losses, with respect to the Mortgage
                       Pool and with respect to each Loan Group;

               (xx)    Material Breaches of mortgage loan representations and
                       warranties of which the trustee, the master servicer or
                       the special servicer has received written notice;

               (xxi)   the amount of any Appraisal Reductions effected during
                       the related Collection Period on a loan-by-loan basis and
                       the total Appraisal Reductions in effect as of such
                       Distribution Date, with respect to the Mortgage Pool and
                       with respect to each Loan Group (and in the case of any
                       Non-Serviced Mortgage Loans, the amount of any appraisal
                       reductions effected under the related Non-Serviced
                       Mortgage Loan Pooling and Servicing Agreement);

               (xxii)  with respect to the Swap Agreement:

                       (A)   the amounts received and paid in respect of each
                             Swap Transaction for such Distribution Date and the
                             Pass-Through Rate applicable to the Class A-2FL
                             Certificates, the Class A-MFL Certificates and the
                             Class A-JFL Certificates for the next succeeding
                             Distribution Date;

                       (B)   identification of any Rating Agency Trigger Event
                             or Swap Default under the Swap Agreement as of the
                             close of business on the last day of the
                             immediately preceding calendar month;

                       (C)   the amount of any (i) payment by the Swap
                             Counterparty as a termination payment, (ii) payment
                             to any successor interest rate Swap Counterparty to
                             acquire a replacement swap transaction and (iii)
                             collateral posted by the Swap Counterparty in
                             connection with any Rating Agency Trigger Event
                             under the Swap Agreement; and

                       (D)   the amount of and identification of any payments on
                             the Class A-2FL Certificates, the Class A-MFL
                             Certificates and the Class A-JFL Certificates in
                             addition to the amount of principal and interest
                             due on such class, such as any termination payment
                             received in connection with the Swap Agreement or
                             any payment of a Prepayment Premium or Yield
                             Maintenance Charge after the termination of the
                             Swap Agreement; and

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I to this prospectus
               supplement and will be presented in a tabular format
               substantially similar to the format utilized in Appendix I to this prospectus supplement.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

                                      S-146

          In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the trust through the EDGAR system.
For assistance with the paying agent's website, investors may call 301-815-6600.
The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

          In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

          On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

          The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor, the holder of any B Note and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent and (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the
Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap Counterparty the holder of
a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

          o    the Pooling and Servicing Agreement and any amendments to it;

          o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

          o    all officer's certificates delivered to the paying agent since the Closing Date;

                                      S-147

          o    all accountants' reports delivered to the paying agent since the
               Closing Date;

          o    the mortgage loan files;

          o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

          o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's
               determination that any Advance was not or, if made, would not be, recoverable.

          Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the custodian) upon request; however, the paying agent or custodian will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the custodian, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

          The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2007-HQ12." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the accompanying prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's website. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-148

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in July 2007:

          The close of business on
          July 1 (except as described in   (A)  Cut-off Date.
          this prospectus supplement)
          July 31                          (B)  Record Date for all Classes of
                                                Certificates.

          July 1 - August 8                (C)  The Collection Period. The
                                                master servicer receives
                                                Scheduled Payments due after
                                                the Cut-off Date and any
                                                Principal Prepayments made
                                                after the Cut-off Date and on
                                                or prior to August 8.

          August 8                         (D)  Determination Date.
          August 13                        (E)  Master Servicer Remittance Date.
          August 14                        (F)  Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to August 8, 2007 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

                                      S-149

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final Distribution Date for any
Class may be earlier or later (and could be substantially later) than the expected final Distribution Date.

          The Rated Final Distribution Date of each class of certificates is the
Distribution Date in April 2049.

          The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

          The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to, or be consistent with, or in furtherance of, the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portions of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of Residual Certificates;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (i) the Depositor, the master servicer and the special servicer determine that that industry standard has changed, (ii) such modification will not result in an adverse REMIC event, as evidenced by an opinion of counsel, (iii) each Rating Agency has provided confirmation that such modification will not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of Certificates, and (iv) the
     Operating Adviser consents to such modification; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100.0% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the

                                      S-150

grantor trust portions of the trust). In certain cases, pursuant to the terms of the related intercreditor agreement, no amendment to the Pooling and Servicing
Agreement that is materially adverse to the interests of the holder of a B Note may be effected unless the holder of that B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of
Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o    adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

o    change the activities of the Trust, without the consent of the Holders of all Certificates affected thereby;

o    reduce the aforesaid percentages of aggregate certificate percentage or
     Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury
     Regulations and rulings promulgated under the Code;

o    adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100.0% of the Class T Certificateholders, the Class A-2FL
     Certificateholders, the Class A-MFL Certificateholders or the Class A-JFL
     Certificateholders, as applicable; or

o    adversely affect the status of any REMIC created under the Pooling and
     Servicing Agreement for federal income tax purposes without the consent of
     100.0% of the Certificateholders (including the Class R-I, Class R-II and
     Class R-III Certificateholders but excluding the Class T
     Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under any Swap Transaction without the prior written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

          Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of the mortgage loan seller under the
Mortgage Loan Purchase Agreement without the consent of the mortgage loan seller.

                                      S-151

EVIDENCE AS TO COMPLIANCE

          Each of the master servicer, the special servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor, and to forward a copy to the Rating Agencies and the Operating Adviser on or before the date specified in the Pooling and
Servicing Agreement or the applicable sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

          In addition, the master servicer, the special servicer, the paying agent and the trustee, each at its own expense, will be required under the
Pooling and Servicing Agreement, and we expect that each Servicing Function
Participant will be required under the applicable sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the
Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria set forth in Item 1122 of
               Regulation AB applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Regulation AB to assess compliance with the applicable servicing criteria;

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation
Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

          On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class A-2FL Regular Interest, the Class A-MFL Regular
Interest and the Class A-JFL Regular Interest together with the benefits of three swap transactions (a swap transaction that will relate to the Class A-2FL
Certificates (the "Class A-2FL Swap Transaction"), a swap transaction that will relate to the Class A-MFL Certificates (the "Class A-MFL Swap Transaction") and
a swap transaction that will relate to the Class A-JFL Certificates (the "Class
A-JFL Swap Transaction," and together with the Class A-2FL Swap Transaction and the Class A-MFL Swap Transaction, each a "Swap Transaction" and collectively, the "Swap Transactions")) under a swap agreement (the "Swap Agreement") with
Morgan Stanley Capital Services Inc., a Delaware corporation (the "Swap
Counterparty"). The Class A-2FL Certificates will represent all of the beneficial interest in the Class A-2FL Regular Interest, the related Swap

                                      S-152

Transaction and all amounts on deposit in the Class A-2FL Floating Rate Account
(as defined below). The Class A-MFL Certificates will represent all of the beneficial interest in the Class A-MFL Regular Interest, the related Swap
Transaction and all amounts on deposit in the Class A-MFL Floating Rate Account
(as defined below). The Class A-JFL Certificates will represent all of the beneficial interest in the Class A-JFL Regular Interest, the related Swap
Transaction and all amounts on deposit in the Class A-JFL Floating Rate Account
(as defined below). The Swap Transaction for the Class A-2FL Certificates, the
Swap Transaction for the Class A-MFL Certificates and the Swap Transaction for
the Class A-JFL Certificates will each have an expiration date of the
Distribution Date in April 2049. Promptly upon the determination of LIBOR by the
Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for each of the Class
A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL
Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

          The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class A-2FL Certificates (the
"Class A-2FL Floating Rate Account" and a "Floating Rate Account"), an account in the name of the paying agent, in trust for holders of the Class A-MFL
Certificates (the "Class A-MFL Floating Rate Account" and a "Floating Rate
Account") and an account in the name of the paying agent, in trust for holders of the Class A-JFL Certificates (the "Class A-JFL Floating Rate Account", and a
"Floating Rate Account", and together with the Class A-2FL Floating Rate Account and the Class A-MFL Floating Rate Account, the "Floating Rate Accounts").
Promptly upon receipt of any payment of interest on the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest
or a payment or other receipt in respect of the applicable Swap Transaction, the paying agent will deposit the same into the applicable Floating Rate Account.

          The paying agent may make withdrawals from the Class A-2FL Floating
Rate Account, the Class A-MFL Floating Rate Account and the Class A-JFL Floating
Rate Account only for the following purposes: (i) to distribute the Class A-2FL
Available Funds, the Class A-MFL Available Funds or the Class A-JFL Available
Funds, if any, for any Distribution Date to the holders of the Class A-2FL
Certificates, the Class A-MFL Certificates or the Class A-JFL Certificates,
respectively; (ii) to withdraw any amount deposited into the Class A-2FL
Floating Rate Account, the Class A-MFL Floating Rate Account or the Class A-JFL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Transaction; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the Swap Agreement, to replace the Swap Agreement, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap agreement with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the
Class A-JFL Certificates, as applicable (net of any costs and expenses related to the applicable Swap Transaction), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Transaction), to the holders of the related Class A-2FL
Certificates, Class A-MFL Certificates or Class A-JFL Certificates, as
applicable; and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable
Swap Transaction with respect to the applicable Swap Transaction; provided that the paying agent will only be permitted to incur and reimburse itself out of the
Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account and the
Class A-JFL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap
Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Agreement if (x) it has received the written consent of 100% of the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the
Class A-JFL Certificates, respectively, (y) or each Rating Agency then rating the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, respectively, has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-2FL Certificates, Class A-MFL Certificates or
Class A-JFL Certificates, as the case may be. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate
Account or the Class A-JFL Floating Rate Account to make the full distribution of the Distributable Certificate Interest Amount to the holders of the Class
A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, respectively, the resulting interest shortfall will be borne by the holders of such Class A-2FL Certificates, Class A-MFL Certificates or Class
A-JFL Certificates, respectively. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-2FL Certificates, the Class A-MFL Certificates
or the Class A-JFL Certificates in the event that the Swap Counterparty fails to make a required payment.

                                      S-153

THE SWAP TRANSACTIONS

          Each Swap Transaction will provide that, subject to any adjustments for Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap
Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in August
2007, the paying agent will pay (or will instruct the master servicer to pay) an amount (the "Fixed Interest Distribution") to the Swap Counterparty equal to the
Weighted Average Net Mortgage Rate, in the case of each of the Class A-2FL
Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates,
multiplied by a notional amount equal to the outstanding principal balance of the Class A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class
A-JFL Regular Interest, respectively (with respect to the Class A-2FL
Certificates, the "Class A-2FL Floating Rate Certificate Notional Amount," with respect to the Class A-MFL Certificates, the "Class A-MFL Floating Rate
Certificate Notional Amount," and with respect to the Class A-JFL Certificates, the "Class A-JFL Floating Rate Certificate Notional Amount") calculated on a
30/360 basis, and the Swap Counterparty will pay an amount equal to the Class
A-2FL Floating Rate Certificate Notional Amount, the Class A-MFL Floating Rate
Certificate Notional Amount or the Class A-JFL Floating Rate Certificate
Notional Amount, as applicable, multiplied by the Pass-Through Rate of the Class
A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, as applicable, to the paying agent for the benefit of the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, as the case may be. The Pass-Through Rate for the Class A-2FL,
Class A-MFL and Class A-JFL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, two-week LIBOR) + 0.25%, + 0.415% and +
0.46%, respectively, each based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under each
Swap Transaction with respect to each Distribution Date will be made by the Swap
Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to each Swap Transaction on the Closing
Date.

          If the Swap Counterparty guarantor's long-term rating is not at least
"A" by Fitch, or if the Swap Counterparty guarantor's short-term rating is not at least "A-1" by S&P, or if it does not have a short-term rating by S&P, its long-term rating is not at least "A" by S&P (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement
Swap Counterparty that would not cause another Rating Agency Trigger Event or enter into another arrangement satisfactory to Fitch and S&P. If there is a Swap
Default the paying agent, unless otherwise directed in writing by the holders of
100% of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class
A-JFL Certificates, as applicable, (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the Swap Agreement as may be permitted by the terms of such Swap Agreement and the Pooling and Servicing
Agreement and use any termination payments received from the Swap Counterparty to enter into replacement interest rate swap transactions on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Agreement will be reimbursable to the paying agent solely out of amounts in the Class A-2FL
Floating Rate Account, the Class A-MFL Floating Rate Account or the Class A-JFL
Floating Rate Account, as applicable, that are otherwise payable to the Class
A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, respectively, to the extent not reimbursed by the Swap
Counterparty; provided that either without the consent of 100% of the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, respectively, or the written confirmation of each Rating Agency then rating the Class A-2FL Certificates, the Class A-MFL Certificates or the
Class A-JFL Certificates, respectively, that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class A-2FL Certificates, the Class A-MFL Certificates or the Class
A-JFL Certificates, respectively, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into replacement interest rate swap transactions. If the costs attributable to entering into a replacement interest rate swap transaction would exceed the net proceeds of the liquidation of a Swap Transaction, the paying agent will not be permitted to enter into a replacement interest rate swap transaction and any such proceeds will instead be distributed to the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, as applicable. Following the termination of a Swap Transaction
(and during the period when the paying agent is pursuing remedies under such
Swap Transaction) or if a Swap Default or other default or event of termination under a Swap Transaction occurs and is continuing, until such default is cured or such Swap Transaction is replaced, the Distributable Certificate Interest
Amount with respect to the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates, as applicable, will be equal to the Distributable

                                      S-154

Certificate Interest Amount for the Class A-2FL Regular Interest, the Class
A-MFL Regular Interest or the Class A-JFL Regular Interest, respectively, and the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, respectively, will accrue interest at the same rate, on the same basis and in the same manner as the Class A-2FL Regular Interest, the Class
A-MFL Regular Interest or the Class A-JFL Regular Interest, respectively. Any conversion of the Class A-2FL Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap transaction and the distribution of any termination payments to the holders of the Class A-2FL Certificates. Any conversion of the Class A-MFL Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap transaction and the distribution of any termination payments to the holders of the Class A-MFL Certificates. Any conversion of the Class A-JFL Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap transaction and the distribution of any termination payments to the holders of the Class A-JFL Certificates. A Swap Default or termination of a Swap
Transaction and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-2FL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class A-2FL Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-2FL Certificates. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage
Rate might result in a temporary delay to the holders of the Class A-MFL
Certificates in receiving payment of the related Distributable Certificate
Interest Amount on the Class A-MFL Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-MFL
Certificates. A conversion to a fixed interest rate subject to the Weighted
Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-JFL Certificates in receiving payment of the related Distributable
Certificate Interest Amount on the Class A-JFL Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class
A-JFL Certificates.

          "Swap Default" means, among other things, (i) any failure on the part of the Swap Counterparty or its guarantor to make a required payment under the
Swap Agreement, (ii) any failure on the part of the Swap Counterparty to post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each
Rating Agency after a Rating Agency Trigger Event, (iii) any failure on the part of the Swap Counterparty to find an acceptable replacement swap counterparty after the Swap Counterparty guarantor's long-term rating is reduced below "BBB-"
by S&P, or if it does not have a long-term rating by S&P, its short -term rating is not at least "A-3" by S&P or (iv) following the occurrence of specified bankruptcy events with respect to the Swap Counterparty or its guarantor.

          The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-2FL
Fixed Interest Distribution, the Class A-MFL Fixed Interest Distribution or the
Class A-JFL Fixed Interest Distribution in respect of the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest,
respectively, unless and until the related interest payment on such Class A-2FL
Regular Interest, Class A-MFL Regular Interest or Class A-JFL Regular Interest,
as the case may be, is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the applicable Swap
Transaction, and the paying agent may pay the net swap payment from amounts received on the Class A-2FL Certificates, the Class A-MFL Certificates or the
Class A-JFL Certificates, respectively.

          In addition, if the funds allocated to the payment of the Class A-2FL
Fixed Interest Distribution of the Class A-2FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-2FL Interest Distribution Amount to the Class A-2FL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-2FL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-2FL Regular Interest, reduction in the interest available to be distributed to the Class A-2FL Regular Interest for any other reason or the reduction of the interest rate on the Class A-2FL Regular Interest below the
Weighted Average Net Mortgage Rate will result in a

                                      S-155

corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-2FL Certificates.

          In addition, if the funds allocated to the payment of the Class A-MFL
Fixed Interest Distribution of the Class A-MFL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-MFL Interest Distribution Amount to the Class A-MFL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-MFL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-MFL Regular Interest, reduction in the interest available to be distributed to the Class A-MFL Regular Interest for any other reason or the reduction of the interest rate on the Class A-MFL Regular Interest below the
Weighted Average Net Mortgage Rate will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-MFL Certificates.

          In addition, if the funds allocated to the payment of the Class A-JFL
Fixed Interest Distribution of the Class A-JFL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-JFL Interest Distribution Amount to the Class A-JFL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-JFL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-JFL Regular Interest, reduction in the interest available to be distributed to the Class A-JFL Regular Interest for any other reason or the reduction of the interest rate on the Class A-JFL Regular Interest below the
Weighted Average Net Mortgage Rate will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-JFL Certificates.

          In addition to certain customary events of default and termination events contained in the Swap Agreement, the Swap Counterparty will have the right to terminate the Swap Agreement if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is
amended or the holders of the Class A-2FL Certificates, the Class A-MFL
Certificates, the Class A-JFL Certificates, the Class A-2FL Regular Interest,
the Class A-MFL Regular Interest or the Class A-JFL Regular Interest waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

          Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the
Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreements at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the
Rating Agency Condition).

SIGNIFICANCE PERCENTAGE

          The "significance percentage" with respect to the Swap Agreement is less than 10%. "Significance percentage" means the percentage that the amount of the "significance estimate" (as described below) represents of the initial
Certificate Balances of the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates, in the aggregate. The
"significance estimate" has been determined by the Sponsor based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar interest rate swap agreements.

TERMINATION PAYMENTS

          The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Agreement, to the trust if an Event of
Default or an Early Termination Date (each as defined in the Swap Agreement)
occurs under the Swap Agreement and the Swap Counterparty is the sole Defaulting
Party or the sole

                                      S-156

Affected Party (each as defined in the Swap Agreement). No other termination amounts will be payable by any party under the Swap Agreement.

          The Swap Agreement will be filed with the SEC together with the
Current Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

THE SWAP COUNTERPARTY

          The interest rate swap agreements will be provided by Morgan Stanley
Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan
Stanley Capital Services Inc. is an affiliate of the depositor, Morgan Stanley
Mortgage Capital Holdings LLC, the sponsor and the mortgage loan seller, and
Morgan Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE: MWD). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

          Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of the date of this prospectus supplement,
Morgan Stanley has a long-term debt rating of "Aa3" by Moody's Investors
Service, Inc. ("Moody's"), "A+" by Standard & Poor's Ratings Services, a
division of The McGraw Hill Companies, Inc. ("S&P") and "AA-" by Fitch, Inc.
("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and
"F1+" by Fitch.

          The information contained in this section entitled "The Swap
Counterparty" relates to and has been obtained from the Swap Counterparty.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

          o    the Pass-Through Rate for such certificate;

          o    the rate and timing of principal payments, including Principal
               Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of
               representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or
               Notional Amount of such certificate;

          o    the rate, timing and severity of Realized Losses and Expense
               Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional
               Amount of such certificate or in reduction of amounts
               distributable thereon;

          o    the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
               Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

                                      S-157

          All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class
A-JFL Regular Interest will be paid to the Swap Counterparty unless the Swap
Agreement and any replacement swap agreement is terminated, in which case, those amounts will be distributed to the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates, as applicable.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

          The Pass-Through Rates on one or more classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those classes of certificates may (and in the case of a class with a Pass-Through Rate equal to or based on the Weighted Average Net
Mortgage Rate, will) be sensitive to changes in the relative composition of the
Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class A-2FL Certificates, the Class A-MFL Certificates and the
Class A-JFL Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on the yields and Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or
Realized Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Agreement is replaced, the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates will accrue interest at the
Pass-Through Rate of, and on the same basis and in the same manner as, the Class
A-2FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL
Regular Interest, respectively. The Pass-Through Rate of each of the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest is a rate equal to the Weighted Average Net Mortgage Rate (computed based on a 360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Class.

          The yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional
Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates and the Class A-JFL Regular Interest (and
correspondingly, the Class A-JFL Certificates), which will be pro rata with each other), in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the

                                      S-158

special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such
Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of the mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and
Class A-5 Certificates and the Class A-2FL Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates and the Class A-2FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 2.

          A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-MFL Regular Interest, the Class
A-M Certificates, the Class A-JFL Regular Interest, the Class A-JFL Certificates
and the B through Class S Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the
Certificate Balances of such Certificates, the Class A-1A Certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates and the Class A-2FL Regular Interest. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class
A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-2FL Regular
Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class
A-3, Class A-4 and Class A-5 Certificates and the Class A-2FL Regular Interest
will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the
Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any

                                      S-159

such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, the Class A-MFL
Regular Interest, the Class A-JFL Regular Interest and the Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate
(or, for the Class A-2FL Certificates, the Class A-MFL Certificates or the Class
A-JFL Certificates, at the rate on the Class A-2FL Regular Interest, the Class
A-MFL Regular Interest or the Class A-JFL Regular Interest, respectively) and may adversely affect the yield to maturity of that class of certificates for as long as it is outstanding. Any such shortfall borne by the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest
will be borne by the holders of the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates, respectively.

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class S
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates and the Class A-JFL Regular
Interest (and correspondingly, the Class A-JFL Certificates), which will be pro rata with each other)--from the Class Q Certificates to the Class B
Certificates, then the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata with each other, then the Class A-M Certificates and the
Class A-MFL Regular Interest, pro rata with each other, then pro rata among the
Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates and the Class A-2FL Regular Interest. As to each of such classes,
Realized Losses and Expense Losses will reduce (i) first, the Certificate
Balance of each such class until each such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates, the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest); (ii) second, Unpaid Interest owing to each such class and (iii)
third, Distributable Certificate Interest Amounts owing to each such class, provided, that such reductions shall be allocated

                                     S-160

among the Class A-1 Certificates, Class A-1A Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5
Certificates and the Class A-2FL Regular Interest, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net
Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding. In addition, although losses will not be directly allocated to the
Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, losses allocated to the Class A-2FL Regular Interest, the Class
A-MFL Regular Interest or the Class A-JFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-2FL
Certificates, the Class A-MFL Certificates or the Class A-JFL Certificates,
respectively.

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class
A-2FL Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and
the Class A-2FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class
A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

                                     S-161

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                                     S-162

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE           0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
July 2008                          96%    96%    96%    96%    96%
July 2009                          91%    91%    91%    91%    91%
July 2010                          86%    86%    86%    86%    86%
July 2011                          78%    55%    25%     0%     0%
July 2012                           0%     0%     0%     0%     0%
Weighted average life (years)    4.10   3.71   3.55   3.46   3.39

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE           0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
July 2008                         100%   100%   100%   100%   100%
July 2009                          99%    99%    99%    99%    99%
July 2010                          99%    99%    99%    99%    99%
July 2011                          87%    87%    87%    87%    87%
July 2012                          47%    47%    46%    46%    44%
July 2013                          46%    45%    45%    44%    44%
July 2014                          44%    42%    41%    41%    41%
July 2015                          43%    41%    41%    40%    40%
July 2016                          43%    41%    40%    40%    40%
July 2017                           0%     0%     0%     0%     0%
Weighted average life (years)    6.61   6.52   6.47   6.41   6.20

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE           0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
July 2008                         100%   100%   100%   100%   100%
July 2009                         100%   100%   100%   100%   100%
July 2010                         100%   100%   100%   100%   100%
July 2011                         100%   100%   100%    99%    90%
July 2012                           0%     0%     0%     0%     0%
Weighted average life (years)    4.78   4.74   4.69   4.60   4.24

                                     S-163

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-2FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE           0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
July 2008                         100%   100%   100%   100%   100%
July 2009                         100%   100%   100%   100%   100%
July 2010                         100%   100%   100%   100%   100%
July 2011                         100%   100%   100%    99%    90%
July 2012                           0%     0%     0%     0%     0%
Weighted average life (years)    4.78   4.74   4.69   4.60   4.24

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE           0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
July 2008                         100%   100%   100%   100%   100%
July 2009                         100%   100%   100%   100%   100%
July 2010                         100%   100%   100%   100%   100%
July 2011                         100%   100%   100%   100%   100%
July 2012                         100%    99%    97%    94%    53%
July 2013                          51%    49%    48%    45%    40%
July 2014                           0%     0%     0%     0%     0%
Weighted average life (years)    5.96   5.92   5.87   5.81   5.52

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE           0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
July 2008                         100%   100%   100%   100%   100%
July 2009                         100%   100%   100%   100%   100%
July 2010                         100%   100%   100%   100%   100%
July 2011                         100%   100%   100%   100%   100%
July 2012                         100%   100%   100%   100%   100%
July 2013                         100%   100%   100%   100%   100%
July 2014                          97%    88%    80%    74%    64%
July 2015                          57%    50%    42%    34%     0%
July 2016                           0%     0%     0%     0%     0%
Weighted average life (years)    7.89   7.73   7.62   7.53   7.29

                                     S-164

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE           0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
July 2008                         100%   100%   100%   100%   100%
July 2009                         100%   100%   100%   100%   100%
July 2010                         100%   100%   100%   100%   100%
July 2011                         100%   100%   100%   100%   100%
July 2012                         100%   100%   100%   100%   100%
July 2013                         100%   100%   100%   100%   100%
July 2014                         100%   100%   100%   100%   100%
July 2015                         100%   100%   100%   100%    92%
July 2016                         100%    94%    90%    88%    87%
July 2017                           0%     0%     0%     0%     0%
Weighted average life (years)    9.57   9.44   9.31   9.22   9.06

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE           0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
July 2008                         100%   100%   100%   100%   100%
July 2009                         100%   100%   100%   100%   100%
July 2010                         100%   100%   100%   100%   100%
July 2011                         100%   100%   100%   100%   100%
July 2012                         100%   100%   100%   100%   100%
July 2013                         100%   100%   100%   100%   100%
July 2014                         100%   100%   100%   100%   100%
July 2015                         100%   100%   100%   100%   100%
July 2016                         100%   100%   100%   100%   100%
July 2017                           0%     0%     0%     0%     0%
Weighted average life (years)    9.70   9.70   9.69   9.66   9.44

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-MFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE           0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
July 2008                         100%   100%   100%   100%   100%
July 2009                         100%   100%   100%   100%   100%
July 2010                         100%   100%   100%   100%   100%
July 2011                         100%   100%   100%   100%   100%
July 2012                         100%   100%   100%   100%   100%
July 2013                         100%   100%   100%   100%   100%
July 2014                         100%   100%   100%   100%   100%
July 2015                         100%   100%   100%   100%   100%
July 2016                         100%   100%   100%   100%   100%
July 2017                           0%     0%     0%     0%     0%
Weighted average life (years)    9.70   9.70   9.69   9.66   9.44

                                     S-165

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
July 2008                        100%   100%   100%   100%   100%
July 2009                        100%   100%   100%   100%   100%
July 2010                        100%   100%   100%   100%   100%
July 2011                        100%   100%   100%   100%   100%
July 2012                        100%   100%   100%   100%   100%
July 2013                        100%   100%   100%   100%   100%
July 2014                        100%   100%   100%   100%   100%
July 2015                        100%   100%   100%   100%   100%
July 2016                        100%   100%   100%   100%   100%
July 2017                          0%     0%     0%     0%     0%
Weighted average life (years)   9.76   9.75   9.73   9.71   9.47

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-JFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
July 2008                        100%   100%   100%   100%   100%
July 2009                        100%   100%   100%   100%   100%
July 2010                        100%   100%   100%   100%   100%
July 2011                        100%   100%   100%   100%   100%
July 2012                        100%   100%   100%   100%   100%
July 2013                        100%   100%   100%   100%   100%
July 2014                        100%   100%   100%   100%   100%
July 2015                        100%   100%   100%   100%   100%
July 2016                        100%   100%   100%   100%   100%
July 2017                          0%     0%     0%     0%     0%
Weighted average life (years)   9.76   9.75   9.73   9.71   9.47

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                    100%   100%    100%   100%   100%
July 2008                       100%   100%    100%   100%   100%
July 2009                       100%   100%    100%   100%   100%
July 2010                       100%   100%    100%   100%   100%
July 2011                       100%   100%    100%   100%   100%
July 2012                       100%   100%    100%   100%   100%
July 2013                       100%   100%    100%   100%   100%
July 2014                       100%   100%    100%   100%   100%
July 2015                       100%   100%    100%   100%   100%
July 2016                       100%   100%    100%   100%   100%
July 2017                         0%     0%      0%     0%     0%
Weighted average life (years)   9.78   9.78   9.78   9.78   9.58

                                     S-166

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
July 2008                        100%   100%   100%   100%   100%
July 2009                        100%   100%   100%   100%   100%
July 2010                        100%   100%   100%   100%   100%
July 2011                        100%   100%   100%   100%   100%
July 2012                        100%   100%   100%   100%   100%
July 2013                        100%   100%   100%   100%   100%
July 2014                        100%   100%   100%   100%   100%
July 2015                        100%   100%   100%   100%   100%
July 2016                        100%   100%   100%   100%   100%
July 2017                          0%     0%     0%     0%     0%
Weighted average life (years)   9.81   9.78   9.78   9.78   9.62

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
July 2008                        100%   100%   100%   100%   100%
July 2009                        100%   100%   100%   100%   100%
July 2010                        100%   100%   100%   100%   100%
July 2011                        100%   100%   100%   100%   100%
July 2012                        100%   100%   100%   100%   100%
July 2013                        100%   100%   100%   100%   100%
July 2014                        100%   100%   100%   100%   100%
July 2015                        100%   100%   100%   100%   100%
July 2016                        100%   100%   100%   100%   100%
July 2017                          0%     0%     0%     0%     0%
Weighted average life (years)   9.87   9.85   9.80   9.78   9.62

                                     S-167

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of ninety-seven (97) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,958,564,352, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $1,100,000 to $380,000,000, and the mortgage loans have an average Cut-off Date Balance of $20,191,385. With respect to Mortgage
Loan No. 3, the Beacon Seattle & DC Portfolio Pari Passu Loan, the lender does not have a mortgage lien on certain properties but has a pledge of the borrower's joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties. In addition, two (2) of those properties are subject to existing mortgage debts. Another property of the four (4) properties is subject to existing mortgage debt and is owned by a joint venture in which the borrower has an interest; the lender has certain rights to proceeds from the related joint venture (or property owner). See Appendix IV to this prospectus supplement. See also "Risk Factors--Risks Related To The Beacon Seattle & DC Portfolio Loan
Group."

          For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

          Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than twenty-three (23) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of seventy-two (72) mortgage loans, with an Initial Loan Group 1 Balance of
$1,592,523,308, subject to a permitted variance of plus or minus 5%. Loan Group
1 represents approximately 81.3% of the Initial Pool Balance.

          Loan Group 2 will consist of twenty-three (23) of the mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties, with an Initial Loan Group
2 Balance of $366,041,043, subject to a permitted variance of plus or minus 5%.
Loan Group 2 represents approximately 18.7% of the Initial Pool Balance and approximately 65.7% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

          The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $1,145,576 to $380,000,000 and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $22,118,379. The Cut-off Date Balances of the
mortgage loans in Loan Group 2 range from $1,100,000 to $124,500,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of
$14,641,642.

          Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage
Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

          A description of the underwriting standards for Morgan Stanley
Mortgage Capital Holdings LLC are set forth in this prospectus supplement under
"The Sponsor, Mortgage Loan Seller and Originator-- Morgan Stanley Mortgage
Capital Holdings LLC--Underwriting Standards."

          The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsor taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

                                     S-168

          The mortgage loans were originated between December 2003 and June
2007. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV to this prospectus supplement.

          One hundred twenty (120) mortgaged properties, securing mortgage loans representing 73.3% of the Initial Pool Balance (which include eighty-six (86)
mortgaged properties in Loan Group 1, representing 67.2% of the Initial Loan
Group 1 Balance, and thirty-four (34) mortgaged properties in Loan Group 2, representing 100% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property.

          Four (4) mortgaged properties, securing mortgage loans representing
1.4% of the Initial Pool Balance (and representing 1.7% of the Initial Loan
Group 1 Balance), are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the mortgaged properties.

          Two (2) mortgaged properties, securing mortgage loans representing
24.0% of the Initial Pool Balance (and representing 29.5% of the Initial Loan
Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

          Four (4) mortgaged properties, relating to 1.3% of the Initial Pool
Balance (and 1.6% of the Initial Loan Group 1 Balance) (which real properties relate to Mortgage Loan No. 3, referred to in this prospectus supplement as the
Beacon Seattle & DC Portfolio Pari Passu Loan, which represents 8.2% of the
Initial Pool Balance (and represents 10.1% of the Initial Loan Group 1
Balance)), the related borrower's interest in the real property is neither a fee interest nor a leasehold interest as described in the next paragraph.

          The Beacon Seattle & DC Portfolio Pari Passu Loan is secured by or has the benefit of (i) first mortgages or deeds of trust encumbering (a) fee interests in fifteen (15) mortgaged properties and (b) a leasehold interest in one (1) mortgaged property identified as "Key Center" on Appendix II to this prospectus supplement, (ii) with respect to one (1) mortgaged property identified as "Market Square" on Appendix II to this prospectus supplement, (a)
a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan encumbering Market Square and a separate unsecured loan and (c) a covenant to deposit the related borrower's cash flows from the property into a specified account, and (iii) with respect to three (3) mortgaged properties identified as "Washington Mutual Tower," "Reston
Town Center" and "1300 North Seventeenth Street" on Appendix II to this prospectus supplement, a covenant to deposit the related borrowers' cash flows from those properties into a specified account. Each of the "Washington Mutual
Tower," "Reston Town Center" and "1300 North Seventeenth Street" properties are encumbered by existing secured debt to a third party and no portion of the indebtedness under the Beacon Seattle & DC Portfolio Pari Passu Loan has been allocated to those three (3) properties for purposes of the presentation in this prospectus supplement; however, a portion of the aggregate appraised value and cash flow of the Beacon Seattle & DC Portfolio properties is attributed to those three (3) properties. Notwithstanding the above, except where specifically stated otherwise, we refer to all twenty (20) of the real properties related to the Beacon Seattle & DC Portfolio loan group (including "Market Square,"
"Washington Mutual Tower," "Reston Town Center" and "1300 North Seventeenth
Street") as "mortgaged properties" and "security" for the Beacon Seattle & DC
Portfolio Loan Group. See "Appendix IV--Significant Loan Summaries--Mortgage
Loan No. 3--The Beacon Seattle & DC Portfolio Loan". See also "Risk
Factors--Risks Related To The Beacon Seattle & DC Portfolio Loan Group" in this prospectus supplement.

          On the Closing Date, we will acquire the mortgage loans from the mortgage loan seller pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sponsor, Mortgage Loan Seller and Originator" and
"--Sale of the Mortgage Loans" below.

                                     S-169

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Ninety-five (95)
mortgage loans, representing 96.0% of the Initial Pool Balance (which include seventy-one (71) mortgage loans in Loan Group 1, representing 97.9% of the
Initial Loan Group 1 Balance, and twenty-four (24) mortgage loans in Loan Group
2, representing 87.8% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

          The mortgage loans consist of the following property types:

          o    Office - Thirty-one (31) of the mortgaged properties, which secure 40.3% of the Initial Pool Balance, are office properties;

          o    Multifamily - Thirty-nine (39) of the mortgaged properties, which secure 28.1% of the Initial Pool Balance, are multifamily
               properties;

          o    Retail - Thirty-eight (38) of the mortgaged properties, which secure 17.7% of the Initial Pool Balance, are retail properties;

          o    Hospitality - Five (5) of the mortgaged properties, which secure
               7.6% of the Initial Pool Balance, are hospitality properties;

          o    Other - One (1) of the mortgaged properties, which secures 3.0%
               of the Initial Pool Balance, is of a type of property other than those set forth in this paragraph;

          o    Industrial - Eleven (11) of the mortgaged properties, which secure 2.5% of the Initial Pool Balance, are industrial
               properties;

          o    Mixed Use - Three (3) of the mortgaged properties, which secure
               0.5% of the Initial Pool Balance, are mixed use properties; and

          o    Manufactured Housing Community - Two (2) of the mortgaged
               properties, which secure 0.3% of the Initial Pool Balance, is a manufactured housing community property.

          For information regarding the property types in Loan Group 1 or Loan
Group 2, see Appendix I to this prospectus supplement.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: Washington, New York,
California, Virginia and Florida.

          o    Eleven (11) mortgaged properties, representing security for 23.1%
               of the Initial Pool Balance, are located in Washington;

          o    Seventeen (17) mortgaged properties, representing security for
               19.4% of the Initial Pool Balance, are located in New York;

                                     S-170

          o    Eleven (11) mortgaged properties, representing security for 10.0%
               of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, three (3) of such mortgaged properties, representing security for 5.1% of the initial Pool Balance, are located in Northern California, and eight (8) mortgaged properties, representing security for 4.9% of the Initial Pool Balance, are located in Southern California.
               Northern California includes areas with zip codes above 93600 and
               Southern California includes areas with zip codes of 93600 and below;

          o    Fifteen (15) mortgaged properties, representing security for 9.6%
               of the Initial Pool Balance, are located in Virginia; and

          o    Thirteen (13) mortgaged properties, representing security for
               8.7% of the Initial Pool Balance, are located in Florida.

          For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

          Eighty-five (85) of the mortgage loans, representing 46.7% of the
Initial Pool Balance (which include sixty-three (63) mortgage loans in Loan
Group 1, representing 44.1% of the Initial Loan Group 1 Balance, and twenty-two
(22) mortgage loans in Loan Group 2, representing 58.1% of the Initial Loan
Group 2 Balance), have Due Dates on the first day of each calendar month. One
(1) mortgage loan, representing 3.1% of the Initial Pool Balance (and representing 3.8% of the Initial Loan Group 1 Balance), has a Due Date on the
5th day of each calendar month. Two (2) of the mortgage loans, representing
12.8% of the Initial Pool Balance (and representing 15.8% of the Initial Loan
Group 1 Balance), have Due Dates on the 7th day of each calendar month. Nine (9)
of the mortgage loans, representing 37.4% of the Initial Pool Balance (which include six (6) mortgage loans in Loan Group 1, representing 36.3% of the
Initial Loan Group 1 Balance, and three (3) mortgage loans in Loan Group 2, representing 41.9% of the Initial Loan Group 2 Balance), have Due Dates on the
8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) ninety-five (95)
mortgage loans, representing 99.6% of the Initial Pool Balance (which include seventy (70) mortgage loans in Loan Group 1, representing 99.6% of the Initial
Loan Group 1 Balance, and twenty-five (25) mortgage loans in Loan Group 2, representing 100% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of zero (0) to five (5) days, (ii) one
(1) mortgage loan, representing 0.2% of the Initial Pool Balance (and representing 0.2% of the Initial Loan Group 1 Balance), with a grace period prior to the imposition of late payment charges of fifteen (15) days, and (iii)
one (1) mortgage loan, representing 0.2% of the Initial Pool Balance (and representing 0.2% of the Initial Loan Group 1 Balance), with a grace period prior to the imposition of late payment charges of seven (7) days.

Amortization

          The mortgage loans have the following amortization features:

          Ninety-seven (97) of the mortgage loans, representing 100% of the
Initial Pool Balance (which include seventy-two (72) mortgage loans in Loan
Group 1, representing 100% of the Initial Loan Group 1 Balance, and twenty-five
(25) mortgage loans in Loan Group 2, representing 100% of the Initial Loan Group
2 Balance), are Balloon Loans. One (1) of these mortgage loans, representing
3.0% of the Initial Pool Balance (and representing 3.6% of the Initial Loan
Group 1 Balance), is an ARD Loan. Included in the Balloon Loans are thirty-nine
(39) mortgage loans, representing 13.4% of the Initial Pool Balance (which include twenty-seven (27) mortgage loans in Loan Group 1, representing 11.2% of the Initial Loan Group 1 Balance, and twelve (12) mortgage loans in Loan Group
2, representing 23.0% of the Initial Loan Group 2 Balance), that provide for monthly payments of interest only for a portion of their respective terms, ranging from twelve (12) months to sixty (60) months, and then provide for the monthly payment of principal and interest over their respective remaining terms.

                                      S-171

          Twenty-eight (28) mortgage loans, representing 76.5% of the Initial
Pool Balance (which include twenty-one (21) mortgage loans in Loan Group 1, representing 81.3% of the Initial Loan Group 1 Balance, and seven (7) mortgage loans in Loan Group 2, representing 55.6% of the Initial Loan Group 2 Balance), currently provide for monthly payments of interest only for their entire respective terms. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve
30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a
360-day year consisting of twelve 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors"
in this prospectus supplement. One (1) of the balloon loans, representing 2.3%
of the initial outstanding pool balance (representing 12.2% of the Initial Loan
Group 2 Balance), referred to in this paragraph amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule
A.

Prepayment Restrictions

          As of the Cut-off Date, each of the mortgage loans restricted voluntary Principal Prepayments in one of the following ways:

          o    Sixty-five (65) mortgage loans, representing 47.1% of the Initial
               Pool Balance (which include forty-nine (49) mortgage loans in
               Loan Group 1, representing 43.7% of the Initial Loan Group 1
               Balance, and sixteen (16) mortgage loans in Loan Group 2,
               representing 61.7% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments for a period ending on a date determined by the related mortgage note (which may be the
               maturity date), which period is referred to in this prospectus supplement as a Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in Section 2(a)(16)
               of the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date
               (or the earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged
               property from the lien of the mortgage;

          o    Two (2) mortgage loans, representing 27.6% of the Initial Pool
               Balance (and representing 34.0% of the Initial Loan Group 1
               Balance), have no Lock-out Period, permit voluntary Principal
               Prepayments at any time if accompanied by a Prepayment Premium or
               Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and permit the related borrower, after an initial period of at least two (2) years following the date of issuance of the
               certificates, to defease the mortgage loan by pledging
               "government securities" as defined above;

          o    Sixteen (16) mortgage loans, representing 11.3% of the Initial
               Pool Balance (which include twelve (12) mortgage loans in Loan
               Group 1, representing 10.3% of the Initial Loan Group 1 Balance, and four (4) mortgage loans in Loan Group 2, representing 15.8%
               of the Initial Loan Group 2 Balance), prohibit voluntary
               Principal Prepayments during a Lock-out Period, and following the
               Lock-out Period provide for a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

          o    Ten (10) mortgage loans, representing 9.9% of the Initial Pool
               Balance (which include eight (8) mortgage loans in Loan Group 1, representing 10.7% of the Initial Loan Group 1 Balance, and two
               (2) mortgage loans in Loan Group 2, representing 6.4% of the
               Initial Loan Group 1 Balance), prohibit voluntary Principal
               Prepayments during a Lock-out Period, and following the Lock-out
               Period provide for a Prepayment Premium or Yield Maintenance
               Charge calculated on the basis of the greater of a yield
               maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities"
               as defined above; and

                                      S-172

          o    Four (4) mortgage loans, representing 4.1% of the Initial Pool
               Balance (which include one (1) mortgage loan in Loan Group 1, representing 1.3% of the Initial Loan Group 1 Balance, and three
               (3) mortgage loans in Loan Group 2 representing 16.1% of the
               Initial Loan Group 2 Balance), have no Lock-out Period and permit voluntary Principal Prepayments at any time if accompanied by a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

          Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a Prepayment Premium or Yield Maintenance Charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a Prepayment Premium or Yield Maintenance
Charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II to this prospectus supplement for more details about the various yield maintenance formulas.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    One (1) mortgage loan, representing 8.7% of the Initial Pool
               Balance (and representing 10.7% of the Initial Loan Group 1
               Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties subject to the satisfaction of certain conditions including, but not limited to, the following: (a) the debt service coverage ratio of the
               remaining mortgaged properties immediately following the release being at least equal to 1.20x, (b) deposit of defeasance
               collateral in an amount equal to the allocated loan amount of the property being released and (c) the aggregate loan-to-value ratio of the remaining mortgaged properties being not less than the lesser of (x) 79.1% and (y) the loan-to-value ratio of the remaining mortgaged properties immediately preceding the release;

          o    One (1) mortgage loan, representing 8.2% of the Initial Pool
               Balance (and representing 10.1% of the Initial Loan Group 1
               Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties subject to
               conditions including, but not limited to, the following: (a) if the debt service coverage ratio for such mortgage loan (based on actual net operating income, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (i) 90% of net sales proceeds of the property being released and (ii) 110% of the allocated loan amount of the property being released, provided that after such prepayment and release, the debt service coverage ratio is at least equal to the greater of
               (i) 1.07x and (ii) the debt service coverage ratio immediately prior to such prepayment and release; and (b) if the debt service coverage ratio for such mortgage loan is greater than or equal to
               1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds of the property being released and (ii) 100% of allocated loan amount of the property being released, provided that after such prepayment and release, the debt service coverage ratio is at least equal to the greater of (i) 1.45x and (ii) the debt service coverage ratio immediately prior to such prepayment and release. In addition, the Beacon
               Seattle & DC Portfolio Loan permits the release of the mortgaged properties identified as "Washington Mutual Tower," "Reston Town
               Center" and "1300 North Seventeenth Street" on Appendix II to
               this prospectus supplement subject to the satisfaction of certain conditions including, but not limited to: (a) the payment of release amounts of (x) $235,000,000 for Washington Mutual Tower,
               (y) $130,000,000 for Reston Town Center and (z) $75,000,000 for
               1300 North Seventeenth Street, and (b) the debt service coverage ratio immediately following the release being at least equal to the greater of 1.08x and the debt service coverage ratio
               immediately preceding the prepayment and release. See "Appendix
               IV--Significant Loan Summaries--Mortgage Loan No. 3--The Beacon
               Seattle & DC Portfolio Loan" in this prospectus supplement for more details with respect to this mortgage loan;

          o    One (1) mortgage loan, representing 6.4% of the Initial Pool
               Balance (and representing 34.0% of the Initial Loan Group 2
               Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage loan subject to the satisfaction of certain

                                      S-173

               conditions including, but not limited to, (i) the defeasance of an amount equal to 110% of the allocated mortgage loan amount of the mortgaged property being released and (ii) the debt service coverage ratio of the remaining properties immediately following the release being at least equal to the greater of 1.09x and the debt service coverage ratio immediately preceding the release;

          o    One (1) mortgage loan, representing 2.3% of the Initial Pool
               Balance (and representing 12.2% of the Initial Loan Group 2
               Balance), is secured by multiple parcels and permits the release of either parcel from the lien of the related mortgage subject to the satisfaction of certain conditions including, but not limited to, (i) the release is solely for the purpose of conversion of not more than two (2) of the residential buildings to condominium use, (ii) prepayment of no more than $30,000,000 of the loan amount, (iii) payment of all related expenses and a release fee of $25,000 and (iv) the loan-to-value ratio of the remaining parcels being not more than 70% (see "Appendix IV--Significant
               Loan Summaries--Mortgage Loan No. 10--AMLI at Seven Bridges" in
               this prospectus supplement for more details with respect to this mortgage loan);

          o    One (1) mortgage loan, representing 0.4% of the Initial Pool
               Balance (and representing 0.5% of the Initial Loan Group 1
               Balance), is secured by multiple parcels and permits the release either parcel from the lien of the related mortgage after the 7th year of the loan subject to the satisfaction of certain
               conditions including, but not limited to, (i) the debt service coverage ratio of the remaining parcels immediately following the release being equal to the greater of 1.30x and the debt service coverage ratio immediately preceding the release, and (ii)
               payment of the release price of $3,825,000 during the 7th year of the loan, $3,725,000 during the 8th year of the loan and
               $3,625,000 thereafter; and

          o    Two (2) mortgage loans, representing 0.3% of the Initial Pool
               Balance (and representing 0.4% of the Initial Loan Group 1
               Balance), are cross-collateralized and cross-defaulted with each other and permit the related borrower to release one or more of the related mortgaged properties and/or release the
               cross-collateralization with respect to the related mortgaged property or properties, upon the satisfaction of certain
               conditions including, but not limited to, (i) payment of 125% of the allocated loan amount of the mortgaged property being
               released, (ii) the debt service coverage ratio with respect to the remaining mortgaged properties being no less than 1.15x and
               (iii) the aggregate and stand-alone loan-to-value ratio of the remaining mortgaged properties being not more than 80% of the fair market value of those mortgaged properties.

          In addition to the prepayment and defeasance provisions described above, certain of the mortgage loans provide that the related borrower may obtain the release of one property in a multi-property loan by substituting a new property that meets certain requirements set forth in the mortgage loan documents, including that it has a fair market value no less than the greater of the fair market value of the replaced property at origination or immediately prior to the substitution and the debt service coverage ratio after giving effect to the substitution is at least equal to the debt service coverage ratio immediately prior to the substitution. One (1) of the mortgage loans, representing 3.0% of the Initial Pool Balance (and representing 3.6% of the
Initial Loan Group 1 Balance), provides for substitution as further discussed in the footnotes to Appendix II to this prospectus supplement.

          In addition, certain mortgage loans provide for the free release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

          Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1) to sixty-one (61) payment dates prior to and including the maturity date or the anticipated repayment date.

          See the footnotes to Appendix II to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge which will vary for any mortgage loan.

                                      S-174

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under the mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by the seller or any of its affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any B Note or any Serviced Companion Mortgage Loan if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any B Note and any Serviced
Companion Mortgage Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any B Notes and any Serviced
Companion Mortgage Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, B Note or Serviced
Companion Mortgage Loan documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, B Note or Serviced Companion Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

          Eight (8) of the mortgage loans, representing 49.8% of the Initial
Pool Balance (which include seven (7) mortgage loans in Loan Group 1, representing 53.5% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 34.0% of the Initial Loan Group 2 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 1 (the
"Columbia Center Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $380,000,000, representing 19.4% of the Initial Pool
Balance (and representing 23.9% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property, which also secures two (2) subordinated B
Notes, which had original principal balances of approximately $80,000,000 and
$20,000,000 (collectively, the "Columbia Center B Note"). The Columbia Center B
Note is not included in the Trust. Mortgage Loan No. 2 (the "Parkoff Portfolio
Mortgage Loan"), which had an outstanding principal balance as of the Cut-off
Date of $170,000,000, representing 8.7% of the Initial Pool Balance (and representing 10.7 % of the Initial Loan Group 1 Balance), is secured by the related mortgaged property, which also secures a subordinated B note (the
"Parkoff Portfolio B Note"), not included in the Trust, which had an original principal balance of $30,000,000. Mortgage Loan No. 3 (the "Beacon Seattle & DC
Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $161,000,000, representing 8.2% of the Initial Pool Balance
(and representing 10.1% of the Initial Loan Group 1 Balance), is secured by the related mortgaged properties on a pari passu basis with, and pursuant to the same mortgage as, six (6) other notes, not included in the Trust, which had original principal balances of approximately $775,000,000, $394,477,317,
$485,522,683, $414,000,000, $414,000,000 and $56,000,000 (the "Beacon Seattle &
DC Portfolio Companion Loan A-1," the "Beacon Seattle & DC Portfolio Companion
Loan A-4," the "Beacon Seattle & DC Portfolio Companion Loan A-5," the "Beacon
Seattle & DC Portfolio Companion Loan A-6," the "Beacon Seattle & DC Portfolio
Companion Loan A-7" and the "Beacon Seattle & DC Portfolio B Note,"
respectively, and collectively, the "Beacon Seattle & DC Portfolio Companion
Loan"). The Beacon Seattle & DC Portfolio Pari

                                      S-175

Passu Loan and the Beacon Seattle & DC Portfolio Companion Loan are collectively referred to herein as the "Beacon Seattle & DC Portfolio Loan Group." The Beacon
Seattle & DC Portfolio Mortgaged Property also currently has additional subordinated mezzanine financing in place with original principal balances of approximately $34,666,667, $34,666,667, $30,666,666 (these three notes collectively, the "Beacon Seattle & DC Portfolio First Mezzanine Loan"),
$36,400,000, $36,400,000 and $32,200,000 (these three notes collectively, the
"Beacon Seattle & DC Portfolio Second Mezzanine Loan" and, together with the
Beacon Seattle & DC Portfolio First Mezzanine Loan, the "Beacon Seattle & DC
Portfolio Mezzanine Loans") that are not secured by the Beacon Seattle & DC
Portfolio Mortgaged Property. The Beacon Seattle & DC Portfolio Mezzanine Loans
are not assets of the Trust. Mortgage Loan No. 4 (the "RREEF Portfolio Pari
Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $124,500,000, representing 6.4% of the Initial Pool Balance (and representing
34.0% of the Initial Loan Group 2 Balance), is secured by the related mortgaged properties on a pari passu basis with, and pursuant to the same mortgage as, four (4) other notes, not included in the Trust, which had original principal balances of $125,000,000, $110,000,000, $28,500,000 and $22,000,000 (the "RREEF
Portfolio Companion Loan A-1," the "RREEF Portfolio Companion Loan A-2," the
"RREEF Portfolio Companion Loan A-5" and the "RREEF Portfolio Companion Loan
A-6," respectively, and collectively, the "RREEF Portfolio Companion Loan"). The
RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loan are
collectively referred to herein as the "RREEF Portfolio Loan Group." Mortgage
Loan No. 8 (the "Deptford Mall Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $60,000,000, representing 3.1% of the Initial Pool Balance (and representing 3.8% of the Initial Loan Group 1
Balance), is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, one (1) other note, not included in the Trust, which had an original principal balance of approximately $80,000,000
(the "Deptford Mall Companion Loan"). The mortgaged property that secures the
Deptford Mall Pari Passu Loan also secures on a subordinate basis to the
Deptford Mall Pari Passu Loan, two (2) other notes, not included in the Trust, which had original principal balances of approximately $20,000,000 and
$12,500,000 (collectively, the "Deptford Mall B Note"). The Deptford Mall Pari
Passu Loan, the Deptford Mall Companion Loan and the Deptford Mall B Note are
collectively referred to herein as the "Deptford Mall Loan Group." Mortgage Loan
No. 13 (the "Timberland Buildings Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $33,235,919, representing 1.7% of the Initial Pool Balance (and representing 2.1% of the Initial Loan Group 1
Balance), is secured by the related mortgaged property, which also secures a subordinated B note (the "Timberland Buildings B Note") that had an original principal balance of $10,000,000. Mortgage Loan No. 15 (the "Ramada Plaza Beach
Resort Mortgage Loan"), which had an outstanding principal balance as of the
Cut-off Date of $26,250,000, representing 1.3% of the Initial Pool Balance (and representing 1.6% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property, which also secures a subordinated B note (the
"Ramada Plaza Beach Resort B Note"), which had an original principal balance of
$1,750,000, and also has additional mezzanine financing in place with an original principal balance of approximately $5,000,000 (the "Ramada Plaza Beach
Resort Mezzanine Loan") that is not secured by the related mortgaged property.
Mortgage Loan No. 18 ("The Axton Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $21,000,000, representing 1.1% of the Initial Pool Balance (and representing 1.3% of the Initial Loan Group 1
Balance), is secured by the related mortgaged properties on a pari passu basis with, and pursuant to the same mortgage as, two (2) other notes, not included in the Trust, which had original principal balances of approximately $19,000,000 and $15,000,000 ("The Axton Companion Loan A-2" and "The Axton Companion Loan
A-3," respectively, and collectively, "The Axton Companion Loans"). The Axton
Pari Passu Loan and The Axton Companion Loans are collectively referred to herein as "The Axton Loan Group." The Axton Mortgaged Property also has additional subordinated mezzanine financing in place with original principal balances of $25,000,000 and $105,000,000 ("The Axton Senior Mezzanine Loan" and
"The Axton Junior Mezzanine Loan," respectively, and collectively, "The Axton
Mezzanine Loans") that are not secured by the related mortgaged property. The
Axton Senior Mezzanine Loan and The Axton Junior Mezzanine Loan are not assets of the Trust and, subject to the satisfaction of certain conditions, permit an additional $5,000,000 of mezzanine financing that also will not be secured by the related mortgaged property. See "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the Beacon Seattle & DC Portfolio Loan Group, the
RREEF Portfolio Loan Group, the Deptford Mall Loan Group and The Axton Loan
Group."

          Five (5) of the mortgage loans, representing 14.6% of the Initial Pool
Balance (which include four (4) mortgage loans in Loan Group 1, representing
17.2% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan
Group 2, representing 3.7% of the Initial Loan Group 2 Balance), are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to Mortgage Loan Nos. 3, 7 and 15 there is related mezzanine financing in the aggregate original principal amount of

                                      S-176

$205,000,000, $15,000,000 and $5,000,000, respectively, and with respect to
Mortgage Loan Nos. 18 and 25, there is related mezzanine financing in the aggregate original principal amount of $130,000,000. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

          One (1) mortgage loan, representing 0.4% of the Initial Pool Balance
(and representing 2.1% of the Initial Loan Group 2 Balance), permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of
Appendix II to this prospectus supplement.

          Twenty (20) of the mortgage loans, representing 42.3% of the Initial
Pool Balance (which include seventeen (17) mortgage loans in Loan Group 1, representing 49.9% of the Initial Loan Group 1 Balance, and three (3) mortgage loans in Loan Group 2, representing 8.9% of the Initial Loan Group 2 Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of that loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

          In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The Purchase Price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such Purchase
Price generally does not include a Yield Maintenance Charge or Prepayment
Premium. Accordingly, such purchase (if made prior to the maturity date or
Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

          The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

          For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II to this prospectus supplement.

          We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

          Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

The 529 Fifth Avenue Mortgage Loan

          Mortgage Loan No. 7 (referred to herein as the "529 Fifth Avenue
Mortgage Loan") is secured by the related mortgaged property (the "529 Fifth
Avenue Mortgaged Property") and had an outstanding principal balance as of the
Cut-off Date of $65,000,000, representing 3.3% of the Initial Pool Balance (and representing 4.1% of the Initial Loan Group 1 Balance). The 529 Fifth Avenue
Mortgage Loan is an asset of the Trust. Additional mezzanine financing (the "529
Fifth Avenue Mezzanine Loan") is in place with an original principal amount of
$15,000,000 that is secured by pledges of the equity interests in the borrower under the 529 Fifth Avenue Mortgage Loan.

                                     S-177

          Rights of the Holder of the 529 Fifth Avenue Mezzanine Loan

Pursuant to the terms of an intercreditor agreement, the holder of the 529 Fifth
Avenue Mezzanine Loan has certain rights with respect to the 529 Fifth Avenue
Mortgage Loan, including, among others, the following:

          Option to Cure Defaults Under the 529 Fifth Avenue Mortgage Loan. The
holder of the 529 Fifth Avenue Mezzanine Loan has the right to cure monetary events of default under the 529 Fifth Avenue Mortgage Loan within five (5)
business days of the giving of notice of the subject event of default by the holder of the 529 Fifth Avenue Mortgage Loan; provided, however, that the holder of the 529 Fifth Avenue Mezzanine Loan will defend and hold harmless the holder of the 529 Fifth Avenue Mortgage Loan for certain expenses arising from the cure period and reimburse the holder of the 529 Fifth Avenue Mortgage Loan for any required advances for monthly payments of principal and/or interest on the 529
Fifth Avenue Mortgage Loan and/or any protective advances. The holder of the 529
Fifth Avenue Mezzanine Loan also has the right to cure non-monetary events of default with respect to the 529 Fifth Avenue Mortgage Loan within the same period of time as the borrower under the 529 Fifth Avenue Mortgage Loan, provided, however, if such non-monetary event of default cannot reasonably be cured within such period of time despite curative action having been commenced and diligently pursued, the holder of the 529 Fifth Avenue Mezzanine Loan will be given an additional period of time as is reasonably necessary for the holder of the 529 Fifth Avenue Mezzanine Loan to cure the non-monetary event of default so long as (i) such additional cure period does not exceed 90 days (unless such non-monetary default is of a nature that cannot be cured within such 90 days without ownership of the collateral by the 529 Fifth Avenue Mezzanine Loan borrower, in which case, the holder of the 529 Fifth Avenue Mezzanine Loan will have additional time as is reasonably necessary to obtain ownership of such collateral), (ii) the non-monetary default is not caused by a bankruptcy or like proceeding and (iii) there is no material impairment to the value, use or operation of the premises during the non-monetary cure period.

          Option to Purchase the 529 Fifth Avenue Mortgage Loan. The holder of the 529 Fifth Avenue Mezzanine Loan has the right, at any time that (i) the 529
Fifth Avenue Mortgage Loan is accelerated or (ii) any proceeding to foreclose or otherwise enforce the 529 Fifth Avenue Mortgage Loan or other security for the
529 Fifth Avenue Mortgage Loan has been commenced, to purchase the 529 Fifth
Avenue Mortgage Loan, at a price generally equal to the unpaid principal balance of the 529 Fifth Avenue Mortgage Loan, plus accrued and unpaid interest on the
529 Fifth Avenue Mortgage Loan and other amounts due thereon, protective advances or interest charged thereon, plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances payable with respect to the 529 Fifth Avenue Mortgage Loan pursuant to the Pooling and Servicing Agreement. The right of the holder of the 529 Fifth
Avenue Mezzanine Loan to purchase the 529 Fifth Avenue Mortgage Loan will automatically terminate upon a transfer of the 529 Fifth Avenue Mortgaged
Property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

          Consent Rights. Pursuant to the related intercreditor agreement, the consent of the holders of the 529 Fifth Avenue Mezzanine Loans is required for the holder of the 529 Fifth Avenue Mortgage Loan to take any of the following actions or to make any modifications to the related mortgage loan documents permitting it to take any of the following actions:

          (i)       increase the interest rate or principal amount of the 529
                    Fifth Avenue Mortgage Loan to cover workout costs or
                    protective advances made by the 529 Fifth Avenue Mortgage
                    Loan lender;

          (ii)      increase in any other material respect any monetary
                    obligations of the borrower under the related mortgage loan documents;

          (iii)     shorten the scheduled maturity date of the 529 Fifth Avenue
                    Mortgage Loan;

          (iv)      convert or exchange the 529 Fifth Avenue Mortgage Loan into or for any other indebtedness or subordinate any of the 529
                    Fifth Avenue Mortgage Loan to any indebtedness of the
                    borrower;

          (v)       permit the holder of the 529 Fifth Avenue Mortgage Loan to accept a grant of any lien on or security interest in any
                    collateral or property of the borrower or any other person not originally granted or contemplated to be granted under the related mortgage loan documents;

                                      S-178

          (vi)      modify or amend the terms and provisions of the related cash management agreement with respect to the amount, manner,
                    timing and method of the application of payments under the related mortgage loan documents;

          (vii)     cross-default the 529 Fifth Avenue Mortgage Loan with any
                    other indebtedness;

          (viii)    permit the holder of the 529 Fifth Avenue Mortgage Loan to obtain any equity interest in the borrower or the 529 Fifth
                    Avenue Mezzanine Loan borrower, or any contingent interest, additional interest or so-called "kicker" measured on the
                    basis of the cash flow or appreciation of the 529 Fifth
                    Avenue Mortgaged Property;

          (ix)      spread the lien of the mortgage to encumber additional real property;

          (x)       extend the period during which voluntary prepayments are
                    prohibited, impose any prepayment premium or yield
                    maintenance charge when none is required or after the
                    current maturity date of the 529 Fifth Avenue Mortgage Loan, or increase the amount of such prepayment fee, premium or
                    yield maintenance charge;

          (xi)      require any interest rate protection agreement or result in the termination of, or increase the required strike price
                    with respect to, any interest rate protection agreement
                    required under the related mortgage loan documents or modify or amend the requirements of the related mortgage loan
                    documents relating to any interest rate protection
                    agreement;

          (xii)     modify or amend the definition of event of default under the related mortgage loan documents;

          (xiii)    modify or amend the provisions of the related mortgage loan documents limiting transfers of interests (direct or
                    indirect) in the borrower or the property securing the 529
                    Fifth Avenue Mortgage Loan;

          (xiv)     except as permitted in the related mortgage loan documents, create additional escrow or reserve accounts or modify the provisions of the related mortgage loan documents relating to the establishment of reserve accounts and the amounts to be deposited into those accounts;

          (xv)      release any collateral for the 529 Fifth Avenue Mortgage
                    Loan;

          (xvi)     modify or amend any notice or cure periods provided in the related mortgage loan documents; or

          (xvii)    impose any financial covenants on the borrower;

          provided, however, in no event shall the holder of the 529 Fifth
Avenue Mortgage Loan be obligated to obtain consent from the holders of the 529
Fifth Avenue Mezzanine Loans to any of the modifications listed above in the case of a workout or other surrender, compromise, release, renewal or indulgence relating to the 529 Fifth Avenue Mortgage Loan during the existence of an event of default under the 529 Fifth Avenue Mortgage Loan that is continuing, except that under no conditions shall the holder of the 529 Fifth Avenue Mortgage Loan commit the following actions without written consent of the holders of the 529
Fifth Avenue Mezzanine Loans:

          o    increase the principal amount of the 529 Fifth Avenue Mortgage
               Loan in violation of clause (i) above;

          o    violate the provisions of clause (vii) or clause (x) above; or

          o    violate any of the clauses (i) through (xvii) above with respect to (a) events of default that the 529 Fifth Avenue Mezzanine Loan holder is capable of curing and has cured or is in the process of curing or (b) non-monetary events of default the 529 Fifth Avenue
               Mezzanine Loan holder is not capable of curing, provided that, among other things, such non-monetary event of default will not materially adversely affect the property securing the 529 Fifth
               Avenue Mortgage Loan or the cash flow from the property.

                                      S-179

The Noble Mansion Mortgage Loan

          Mortgage Loan No. 25 (referred to herein as the "Noble Mansion
Mortgage Loan") is secured by the related mortgaged property (the "Noble Mansion
Mortgaged Property") and had an outstanding principal balance as of the Cut-off
Date of $13,500,000, representing 0.7% of the Initial Pool Balance (and representing 3.7% of the Initial Loan Group 2 Balance). The Noble Mansion
Mortgage Loan is an asset of the Trust.

          Upper-tier affiliates of the Noble Mansion Mortgage Loan borrower and
The Axton Pari Passu Loan borrower currently have additional subordinated mezzanine financing in place with aggregate original principal balances of (a)
$105,000,000 (with an additional $5,000,000 of potential subordinated mezzanine financing, subject to certain conditions) (the "Noble Mansion Junior Mezzanine
Loan"), all of which is secured by a first- or second-priority perfected security interest in ownership interests pledged by certain upper-tier affiliates of the Noble Mansion Mortgage Loan borrower, and (b) $25,000,000 (the
"Noble Mansion Senior Mezzanine Loan" and together with the Noble Mansion Junior
Mezzanine Loan, the "Noble Mansion Mezzanine Loans"), all of which is secured by a first- or second-priority perfected security interest in ownership interests pledged by an upper-tier affiliate of both the Noble Mansion Mortgage Loan borrower and The Axton Pari Passu Loan borrower. The Noble Mansion Mezzanine
Loans are not secured by the Noble Mansion Mortgaged Property and are not assets of the Trust.

          Rights of the Holders of Noble Mansion Mezzanine Loans

          Pursuant to the terms of an intercreditor agreement, the holders of the Noble Mansion Mezzanine Loans have certain rights with respect to the Noble
Mansion Mortgage Loan, including, among others, the following:

          Option to Cure Defaults Under the Noble Mansion Mortgage Loan. The
holders of the Noble Mansion Mezzanine Loans each have the right to cure monetary events of default with respect to the Noble Mansion Mortgage Loan, within five (5) business days of receipt of notice of the subject event of default. Generally, neither the holder of the Noble Mansion Senior Mezzanine
Loan nor the holder of the Noble Mansion Junior Mezzanine Loan may cure a monetary event of default with respect to monthly scheduled debt service payments on the Noble Mansion Mortgage Loan for more than six (6) consecutive months, unless such holder has commenced and is continuing to diligently pursue its rights against the collateral that secures the Noble Mansion Senior
Mezzanine Loan or the Noble Mansion Junior Mezzanine Loan, as the case may be, but does not secure the Noble Mansion Mortgage Loan. In the event both the Noble
Mansion Senior Mezzanine Loan holder and the Noble Mansion Junior Mezzanine Loan holder both cure such monetary default, the Noble Mansion Mortgage Loan holder shall accept the cure from the Noble Mansion Junior Mezzanine Loan holder and return to the Noble Mansion Senior Mezzanine Loan holder funds tendered by the
Noble Mansion Senior Mezzanine Loan holder.

          If the default is of a non-monetary nature, the Noble Mansion Junior
Mezzanine Loan holder shall have the opportunity to cure that default by giving notice within ten (10) business days of receipt of the Noble Mansion Mortgage
Loan holder's notice of default. The Noble Mansion Junior Mezzanine Loan holder shall have the same period of time as the Noble Mansion Mortgage Loan borrower to cure such non-monetary default; provided, however that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period, and if curative action was promptly commenced and is being diligently pursued by the Noble Mansion Junior Mezzanine Loan holder, then such holder shall be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement. In the event that the Noble Mansion Junior Mezzanine Loan holder does not provide the
Noble Mansion Mortgage Loan holder the notice described above or provides notice but fails to cure the default, the Noble Mansion Senior Mezzanine Holder shall be entitled to cure such default within the period of time equal to the sum of
(a) the greatest of (x) the same period of time provided to the Noble Mansion
Mortgage Loan borrower to cure the default, less the time that has elapsed since the Noble Mansion Junior Mezzanine Loan holder's receipt of the notice of default, (y) thirty (30) days from the Noble Mansion Senior Mezzanine Loan holder's receipt of the notice of default, and (z) the number of days remaining for the Noble Mansion Junior Mezzanine Loan holder to cure such default, plus
(b) if such default is incapable of being cured within the greatest of the time periods described in clauses (x), (y) and (z) above, such additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement.

                                      S-180

          Option to Purchase the Noble Mansion Mortgage Loan. If (a) the Noble
Mansion Mortgage Loan has been accelerated or (b) any enforcement action has been commenced and is continuing under the mortgage loan documents (each a
"Noble Mansion Mortgage Loan Purchase Option Event"), upon ten (10) business days prior written notice, the Noble Mansion Senior Mezzanine Loan holder and the Noble Mansion Junior Mezzanine Loan holder will each have the right to purchase, in whole but not in part, the Noble Mansion Mortgage Loan for a price equal to the outstanding principal balance of the Noble Mansion Mortgage Loan, plus accrued and unpaid interest, and other amounts due thereon, on the Noble
Mansion Mortgage Loan, plus any advances made by the holder of the Noble Mansion
Mortgage Loan, plus any interest charged by the holder of the Noble Mansion
Mortgage Loan on any advances for monthly payments of principal and/or interest on the Noble Mansion Mortgage Loan and/or on any servicing advances and all other costs and expenses (including reasonable legal fees and expenses and special servicing fees) actually incurred by the holder of the Noble Mansion
Mortgage Loan in enforcing the terms of the related mortgage loan documents. The foregoing option to purchase the Noble Mansion Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

          Consent Rights. Pursuant to the related intercreditor agreement, the consent of the holders of the Noble Mansion Mezzanine Loans is required for the holder of the Noble Mansion Mortgage Loan to take any of the following actions or to make any modifications to the related mortgage loan documents permitting it to take any of the following actions:

          (i)    increase the interest rate or principal amount of the Noble
                 Mansion Mortgage Loan;

          (ii)   increase in any other material respect any monetary obligations of the borrower under the related mortgage loan documents;

          (iii)  extend or shorten the scheduled maturity date of the Noble
                 Mansion Mortgage Loan;

          (iv)   convert or exchange the Noble Mansion Mortgage Loan into or for any other indebtedness or subordinate any of the Noble Mansion
                 Mortgage Loan to any indebtedness of the borrower;

          (v)    permit the holder of the Noble Mansion Mortgage Loan to accept a grant of any lien on or security interest in any collateral or property of the borrower or any other person not originally granted or contemplated to be granted under the related
                 mortgage loan documents;

          (vi)   modify or amend the terms and provisions of the related cash management agreement with respect to the amount, manner, timing and method of the application of payments under the related mortgage loan documents;

          (vii)  cross-default the Noble Mansion Mortgage Loan with any other indebtedness;

          (viii) permit the holder of the Noble Mansion Mortgage Loan to obtain any direct or indirect equity interest in the borrower, the
                 Noble Mansion Senior Mezzanine Loan borrower or the Noble
                 Mansion Junior Mezzanine Loan borrower, or any contingent
                 interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the property securing the Noble Mansion Mortgage Loan;

          (ix)   spread the lien of the mortgage to encumber additional real property;

          (x)    extend the period during which voluntary prepayments are
                 prohibited, impose any prepayment premium or yield maintenance charge when none is required or after the current maturity date of the Noble Mansion Mortgage Loan, or increase the amount of such prepayment fee, premium or yield maintenance charge;

                                      S-181

          (xi)   result in the termination of, or increase the required strike price with respect to, any interest rate protection agreement required under the related mortgage loan documents or modify or amend the requirements of the related mortgage loan documents relating to any interest rate protection agreement;

          (xii)  modify or amend the definition of event of default under the related mortgage loan documents;

          (xiii) modify or amend the provisions of the related mortgage loan documents limiting transfers of interests (direct or indirect)
                 in the borrower or the property securing the Noble Mansion
                 Mortgage Loan;

          (xiv)  modify the provisions of the related mortgage loan documents relating to the establishment of reserve accounts and the
                 amounts to be deposited into those accounts; or

          (xv)   release any collateral for the Noble Mansion Mortgage Loan;

          provided, however, in no event shall the holder of the Noble Mansion
Mortgage Loan be obligated to obtain consent from the holders of the Noble
Mansion Mezzanine Loans to any of the modifications listed above in the case of a workout or other surrender, compromise, release, renewal or indulgence relating to the Noble Mansion Mortgage Loan during the existence of an event of default under the Noble Mansion Mortgage Loan that is continuing, except that under no conditions shall the holder of the Noble Mansion Mortgage Loan commit the following actions without written consent of the holders of the Noble
Mansion Mezzanine Loans:

          o    increase the principal amount of the Noble Mansion Mortgage Loan in violation of clause (i) above;

          o    violate the provisions of clause (x) above; or

          o    violate any of the clauses (i) through (xv) above with respect to
               (a) events of default that the Noble Mansion Senior Mezzanine
               Loan holder or the Noble Mansion Junior Mezzanine Loan holder is capable of curing and has cured or is in the process of curing or
               (b) non-monetary events of default the Noble Mansion Senior
               Mezzanine Loan holder or the Noble Mansion Junior Mezzanine Loan holder is not capable of curing, provided that, among other things, such non-monetary event of default will not materially adversely affect the property securing the Noble Mansion Mortgage
               Loan or the cash flow from the property.

Loan Purpose

          Forty (40) of the mortgage loans, representing 54.9% of the Initial
Pool Balance (which include thirty-four (34) mortgage loans in Loan Group 1, representing 57.9% of the Initial Loan Group 1 Balance, and six (6) mortgage loans in Loan Group 2, representing 41.9% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and fifty-seven (57) of the mortgage loans, representing 45.1% of the Initial Pool Balance (which include thirty-eight (38) mortgage loans in Loan Group 1, representing 42.1% of the
Initial Loan Group 1 Balance, and nineteen (19) mortgage loans in Loan Group 2, representing 58.1% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

          Two (2) mortgage loans, representing 0.6% of the Initial Pool Balance
(and representing 0.7% of the Initial Loan Group 1 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance,

                                      S-182

environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II to this prospectus supplement.

The ARD Loans

          One (1) mortgage loan, representing 3.0% of the Initial Pool Balance
(and representing 3.6% of the Initial Loan Group 1 Balance), provides that if the related borrower has not prepaid such mortgage loan in full on or before its
Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

          Thirty-three (33) of the mortgage loans, representing 64.6% of the
Initial Pool Balance (which include thirty-one (31) mortgage loans in Loan Group
1, representing 70.8% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 37.7% of the Initial Loan Group 2 Balance ), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

                                      S-183

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be
               established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

          The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the Certificateholders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone

                                      S-184

secured creditor impaired property policies. See "Risk Factors--Environmental
Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments On
Your Certificates" in this prospectus supplement.

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

          The mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for the mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

          In the case of six (6) mortgaged properties, securing a mortgage loan representing 8.7% of the Initial Pool Balance (and representing 10.7% of the
Initial Loan Group 1 Balance), the related mortgage loan has the benefit of a stand-alone environmental insurance policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property. For a description of this environmental insurance policy, see
"Appendix IV--Mortgage Loan No. 2--Parkoff Portfolio--Escrows and Reserves" in
this prospectus supplement.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix IV to this prospectus supplement.
Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in

                                      S-185

this "Description of the Mortgage Pool" section and (b) under "Legal Aspects Of
Mortgage Loans" in the prospectus.

          For purposes of the tables in Appendix I to this prospectus supplement and for the information presented in Appendix II and Appendix III to this prospectus supplement:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
               Cash Flow to (b) required current debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix
               II, Appendix III and Appendix IV, the "Debt Service Coverage
               Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix
               IV, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus
               supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects (i) with respect to any Serviced Pari Passu
               Mortgage Loan, the aggregate indebtedness evidenced by the
               Serviced Pari Passu Mortgage Loan and the related Serviced
               Companion Mortgage Loan and (ii) with respect to any Non-Serviced
               Mortgage Loan, the aggregate indebtedness evidenced by the
               Non-Serviced Mortgage Loan and the related Non-Serviced Companion
               Mortgage Loan. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service
               Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related
               mortgage loan, but not the subordinated, second lien
               indebtedness.

               In addition, in the case of the Beacon Seattle & DC Portfolio
               Pari Passu Loan, Debt Service Coverage Ratio information is generally presented in this prospectus supplement in a manner that includes the underwritten cash flow or the value (or the allocable portion thereof) of all the related properties,
               including "Market Square" and the related "cash flow properties,"
               in the aggregate underwritten cash flow or aggregate appraised value of the Beacon Seattle & DC Portfolio properties.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware
               (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The mortgage loan seller made changes to operating statements and operating information
               obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's
               evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases,
               borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable
               Cash Flow for mortgage loans where leases have been executed by one or

                                      S-186

               more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the mortgage loan seller in determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References to "DSCR Post IO Period" are references to "Debt
               Service Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or
               "DSCR Post IO Period" for any mortgage loan is calculated
               pursuant to the definition of those terms under the "Glossary of
               Terms" in this prospectus supplement. For purposes of the
               information presented in this prospectus supplement, the Debt
               Service Coverage Ratio Post IO Period (unless otherwise
               indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and
               interest for the remaining term of the mortgage loan, the
               annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

          (3)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Cut-off Date LTV," "Cut-off Date
               Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any
               mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus
               supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate
               indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B
               Mortgage Loan reflects the indebtedness under the related
               mortgage loan, but not the indebtedness on the related B Note.
               The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related
               mortgage loan, but not the subordinated, second lien
               indebtedness.

                                      S-187

               In addition, in the case of the Beacon Seattle & DC Portfolio
               Pari Passu Loan, Loan-to-Value information is generally presented in this prospectus supplement in a manner that includes the underwritten cash flow or the value (or the allocable portion thereof) of all the related properties, including "Market Square"
               and the related "cash flow properties," in the aggregate
               underwritten cash flow or aggregate appraised value of the Beacon
               Seattle & DC Portfolio properties.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               When information with respect to mortgaged properties is
               expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (4)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

          The sum in any column of any of the tables in Appendix I to this prospectus supplement may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the

                                      S-188

requirements of the current guidelines of the Federal Insurance and Mitigation
Administration in an amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

                                      S-189

SIGNIFICANT OBLIGORS

          The mortgaged property identified on Appendix II to this prospectus supplement as the Columbia Center Mortgaged Property secures a mortgage loan that represents approximately 19.4% of the Initial Pool Balance (and represents
23.9% of the Initial Loan Group 1 Balance). Information regarding any obligor and the related mortgage loan that constitutes 10% or more of the Initial Pool
Balance is set forth in Appendix IV to this prospectus supplement.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, the mortgage loan seller will sell the mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by the mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, mortgage loan seller is required in accordance with the Mortgage
Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

          The trustee will be required to review the documents delivered by the mortgage loan seller with respect to the mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the mortgage loan seller. Within
10 days following the Closing Date, the mortgage loan seller has agreed to submit or cause to be submitted for filing, at the expense of the mortgage loan seller and, in the appropriate public office for Uniform Commercial Code filings, assignments to the trustee of financing statements relating to each mortgage loans' original mortgage note.

          The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

          In the Mortgage Loan Purchase Agreement, the mortgage loan seller has represented and warranted with respect to each of the mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information presented in the schedule of the mortgage loans attached to the Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2) the mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve (12) month period immediately preceding the Cut-off Date;

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

                                      S-190

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or a comparable form (as adopted in the applicable jurisdiction) of, lender's title insurance policy or a pro forma or marked up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy, that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and the mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the Mortgage Loan Purchase
Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) to the mortgage loan seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

                                      S-191

          (18) to the mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the trustee by the mortgage loan seller with respect to the mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by the mortgage loan seller regarding the characteristics of any of the mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then the mortgage loan seller will be obligated to cure such Material Document Defect or
Material Breach in all material respects within the applicable Permitted Cure
Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the mortgage loan seller to pay an amount sufficient to pay such expenses.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or,

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

                                      S-192

          The mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

          The foregoing obligations of the mortgage loan seller to cure a
Material Document Defect or a Material Breach in respect of any of the mortgage loans or the obligation of the mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the mortgage loan seller defaults on its obligation to do so. The mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it.

          If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage
Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans ("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the
case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage
Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document Defect, (A) the mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the "Affected Loan(s)"): (i) the
Debt Service Coverage Ratio for all those Crossed Mortgage Loans (excluding the
Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the Debt Service
Coverage Ratio for all those Crossed Mortgage Loans (including the Affected
Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 1.25x, and (ii) the loan-to-value ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all those Crossed Mortgage Loans (including the Affected
Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 75%. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer: (A) an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld) and (B) an opinion of counsel that not requiring the repurchase of each such other mortgage loan will not result in an Adverse REMIC Event, as defined in the Pooling and Servicing Agreement.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment

                                      S-193

of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered. Instead, the mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of
MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the
Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement).
Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due on encumbrance and due on sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is
substantially similar to the Servicing Standard under the Pooling and Servicing
Agreement. Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

          Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          The MSCI 2007-IQ14 Master Servicer entered into an agreement with the
Beacon Seattle & DC Portfolio Primary Servicer, under which the Beacon Seattle &
DC Portfolio Primary Servicer has assumed many of the servicing obligations of the MSCI 2007-IQ14 Master Servicer under the MSCI 2007-IQ14 Pooling and
Servicing Agreement which are similar to those servicing obligations described in this section. The Beacon Seattle & DC Portfolio Primary Servicer is subject to the servicing standard under the MSCI 2007-IQ14 Pooling and Servicing
Agreement. If an event of default occurs in respect of the MSCI 2007-IQ14 Master
Servicer and the MSCI 2007-IQ14 Master Servicer is terminated, such termination will not in and of itself cause the termination of the Beacon Seattle & DC
Portfolio Primary Servicer.

          Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that none of the master servicer or the special servicer may appoint a sub-servicer after the Closing Date who failed on any prior date to comply with any of its
Exchange Act reporting or Regulation AB obligations to the extent set forth in the Pooling and Servicing Agreement. However, any sub-servicing agreement is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special

                                      S-194

servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o    a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the Depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the
Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans (including any B Note and
Serviced Companion Mortgage Loan) other than the Non-Serviced Mortgage Loans.
The special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the

                                      S-195

definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" to this prospectus supplement.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

          The master servicer and the special servicer and any partner, representative, affiliate, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a B Note or a Serviced Companion Mortgage
Loan, out of collections on, and other proceeds of, the B Note or the Serviced
Companion Mortgage Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing
Agreement, the mortgage loans, any B Note, any Serviced Companion Mortgage Loan or the certificates other than any loss, liability or expense incurred by reason of the master servicer's, special servicer's or such person's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

          The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE A/B MORTGAGE LOANS, THE BEACON SEATTLE & DC PORTFOLIO LOAN
GROUP, THE RREEF PORTFOLIO LOAN GROUP, THE DEPTFORD MALL LOAN GROUP AND THE
AXTON LOAN GROUP

THE COLUMBIA CENTER A/B MORTGAGE LOAN

          Mortgage Loan No. 1 (the "Columbia Center Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $380,000,000, representing 19.4% of the Initial Pool Balance (and representing 23.9% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property (the
"Columbia Center Mortgaged Property"), which also secures two (2) subordinated B
Notes, which had original principal balances of approximately $80,000,000 and
$20,000,000 (collectively, the "Columbia Center B Note"). The Columbia Center B
Note is not included in the Trust. The Columbia Center Mortgage Loan and the
Columbia Center B Note are collectively referred to in this prospectus supplement as the "Columbia Center A/B Mortgage Loan." The Columbia Center
Mortgage Loan is included in the Trust.

          The Columbia Center B Note is currently held by Morgan Stanley
Mortgage Capital Holdings LLC, the mortgage loan seller, but may be sold at any time (subject to compliance with the intercreditor agreement referred to in the next paragraph). The Columbia Center B Note or a portion of such note may be included in a future securitization. The Columbia Center A/B Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the Columbia Center Mortgaged
Property, but will make P&I Advances only in respect of the Columbia Center
Mortgage Loan, and will remit collections on the Columbia Center Mortgage Loan to, or on behalf of, the Trust.

          The Columbia Center B Note has the same maturity date as the Columbia
Center Mortgage Loan and has a fixed interest rate. On the eighth day of each month ending prior to the stated maturity date, the related borrower is required to make a payment of interest only in arrears on the Columbia Center A/B
Mortgage Loan. Such payments will be applied in accordance with the intercreditor agreement entered into by the Columbia Center A/B Mortgage Loan lenders (the "Columbia Center Intercreditor Agreement") described below.

                                      S-196

          Distributions. Under the terms of the Columbia Center Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the Columbia Center A/B Mortgage Loan or non-monetary event of default that causes the Columbia Center A/B Mortgage Loan to become a
Specially Serviced Mortgage Loan (and after a monetary or non-monetary event of default that is capable of being cured by the payment of money has occurred and is continuing, so long as the holder of the Columbia Center B Note has cured such a default in accordance with the terms of the Columbia Center Intercreditor
Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Columbia Center A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

          o    first, to the holder of the Columbia Center Mortgage Loan in an amount equal to the accrued and unpaid interest on the Columbia
               Center Mortgage Loan principal balance, at (x) the applicable interest rate minus (y) the servicing fee rate;

          o    second, to the holder of the Columbia Center Mortgage Loan in an amount equal to its pro rata portion of all principal payments on the Columbia Center A/B Mortgage Loan (based on the Columbia
               Center Mortgage Loan principal balance and the Columbia Center B
               Note principal balance), to be applied in reduction of the
               Columbia Center Mortgage Loan principal balance;

          o    third, to the holder of the Columbia Center B Note up to the aggregate amount of all payments made by such holder in
               connection with the exercise of its cure rights under the
               Columbia Center Intercreditor Agreement;

          o    fourth, to the holder of the Columbia Center B Note in an amount equal to the accrued and unpaid interest on the Columbia Center B
               Note principal balance, at (x) the applicable interest rate minus
               (y) the servicing fee rate;

          o    fifth, to the holder of the Columbia Center B Note in an amount equal to its pro rata portion of all principal payments on the
               Columbia Center A/B Mortgage Loan (based on the Columbia Center
               Mortgage Loan principal balance and the Columbia Center B Note principal balance), to be applied in reduction of the Columbia
               Center B Note principal balance;

          o    sixth, to the holder of the Columbia Center Mortgage Loan, any prepayment premium, to the extent actually received in respect of the Columbia Center Mortgage Loan, then to the holder of the
               Columbia Center B Note, any prepayment premium, to the extent actually received in respect of the Columbia Center B Note;

          o    seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) and late payment charges to the holder of the Columbia Center Mortgage Loan and the holder of the Columbia Center B Note, pro rata (based on the
               Columbia Center Mortgage Loan principal balance and the Columbia
               Center B Note principal balance, respectively) to the extent not applied to pay interest on Advances, to pay any Additional Trust
               Fund Expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and
               Servicing Agreement; and

          o    eighth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through seventh above, such amount will be paid to the holder of the Columbia Center Mortgage Loan and the holder of the Columbia Center B Note, pro rata (based on the initial
               Columbia Center Mortgage Loan principal balance and the initial
               Columbia Center B Note principal balance, respectively).

          Following the occurrence and during the continuance of a monetary event of default with respect to the Columbia Center A/B Mortgage Loan or non-monetary event of default that causes the Columbia Center A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (unless such event of default is an event of default

                                      S-197

capable of being cured by the payment of money and the holder of the Columbia
Center B Note has cured such a default in accordance with the terms of the
Columbia Center Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the Columbia Center A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

          o    first, to the holder of the Columbia Center Mortgage Loan in an amount equal to the accrued and unpaid interest on the Columbia
               Center Mortgage Loan principal balance at (x) the related
               interest rate minus (y) the servicing fee rate;

          o    second, to the holder of the Columbia Center Mortgage Loan, in an amount equal to the remaining Columbia Center Mortgage Loan principal balance, until such amount has been reduced to zero;

          o    third, to the holder of the Columbia Center B Note up to the aggregate amount of all payments made by such holder in
               connection with the exercise of its cure rights under the
               Columbia Center Intercreditor Agreement;

          o    fourth, to the holder of the Columbia Center B Note, in an amount equal to the accrued and unpaid interest on the Columbia Center B
               Note principal balance at (x) the related interest rate minus (y)
               the servicing fee rate;

          o    fifth, to the holder of the Columbia Center B Note in an amount equal to the remaining Columbia Center B Note principal balance, until such amount has been reduced to zero;

          o    sixth, to the holder of the Columbia Center Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of the Columbia Center Mortgage Loan, and then, to the holder of the Columbia Center B Note in an amount equal to any prepayment premium actually received in respect of the Columbia
               Center B Note;

          o    seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) first, to the holder of the Columbia Center Mortgage Loan, and then, to the holder of the Columbia Center B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on Advances, to pay any
               Additional Trust Fund Expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and Servicing Agreement;

          o    eighth, to the extent late payment charges paid by the related borrower are not required to be otherwise applied under the
               Pooling and Servicing Agreement, first, to the holder of the
               Columbia Center Mortgage Loan until the late payment charges allocable to the Columbia Center Mortgage Loan have been paid in full and then, to pay the holder of the Columbia Center B Note until the late payment charges allocable to the Columbia Center B
               Note have been paid in full;

          o    ninth, to the holder of the Columbia Center B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Columbia Center B Note with respect to the
               Columbia Center A/B Mortgage Loan pursuant to the Columbia Center
               Intercreditor Agreement or the Pooling and Servicing Agreement;
               and

          o    tenth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through ninth above, or if the proceeds of any foreclosure sale or liquidation of the Columbia Center A/B
               Mortgage Loan or the mortgaged property are received in excess of the amounts required to be applied in accordance with clauses first through ninth, then in each such case, such remaining amount will be paid, pro rata (based on the initial Columbia
               Center Mortgage Loan principal balance and the initial Columbia
               Center B Note principal balance), to the holder of the Columbia
               Center Mortgage Loan and to the holder of the Columbia Center B
               Note.

                                      S-198

          Rights of the Holder of the Columbia Center B Note. The holder of the
Columbia Center B Note has certain rights under the Columbia Center
Intercreditor Agreement, including, among others, the following:

          Option to Cure Defaults Under Columbia Center A/B Mortgage Loan. The
holder of the Columbia Center B Note, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the Columbia Center Mortgage Loan, within five
(5) business days of receipt by the holder of the Columbia Center B Note of notice of the subject event of default. The holder of the Columbia Center B Note may not cure more than six (6) events of default (of which no more than four (4)
may be with respect to non-monetary events of default) over the life of such loan, may not cure more than four (4) events of default in any 12-month period and may not cure more than three (3) consecutive events of default. In the case of a non-monetary event of default not capable of being cured by the payment of money, the event of default must be cured within thirty (30) days of the expiration of the applicable grace period available to the borrower under the
Columbia Center Mortgage Loan, excluding any extensions. So long as the holder of the Columbia Center B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the
Columbia Center Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the Columbia Center A/B Mortgage Loan to special servicing, or (iii) commence foreclosure proceedings.

          Option to Purchase the Columbia Center Mortgage Loan. The holder of the Columbia Center B Note has the right at any time that the Columbia Center
Mortgage Loan is in default and remains in default, to purchase the Columbia
Center Mortgage Loan, at a price generally equal to the unpaid principal balance of the Columbia Center Mortgage Loan (other than the principal portion of any cure payments made by the holder of the Columbia Center B Note), plus accrued and unpaid interest on the Columbia Center Mortgage Loan at the Columbia Center
Mortgage Loan interest rate (other than the interest portion of any cure payments made by the holder of the Columbia Center B Note to the extent such cure payments were actually used to pay interest to the holder of the Columbia
Center Mortgage Loan), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on Advances, special servicing fees, any liquidation fee payable with respect to the Columbia
Center A/B Mortgage Loan pursuant to the Pooling and Servicing Agreement and any other additional trust fund expenses allocable to the Columbia Center A/B
Mortgage Loan. The option to purchase the Columbia Center Mortgage Loan shall terminate when the Columbia Center Mortgaged Property becomes REO Property.

          Consent Rights of the Holder of the Columbia Center B Note. Pursuant
to the Columbia Center Intercreditor Agreement, the "Controlling Holder" (the
"Columbia Center Controlling Holder") is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the
Servicing Standard, certain actions with respect to the Columbia Center A/B
Mortgage Loan, including, without limitation:

          o    any proposed or actual foreclosure upon or comparable conversion of the ownership of the Columbia Center Mortgaged Property and the other collateral securing the Columbia Center A/B Mortgage
               Loan if it comes into and continues in default or other
               enforcement action under the related mortgage loan documents;

          o    any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the
               Columbia Center A/B Mortgage Loan;

          o    any proposed or actual sale of the Columbia Center Mortgaged
               Property (other than in connection with the termination of the
               Trust) for less than the Purchase Price;

          o    any acceptance of a discounted payoff of the Columbia Center A/B
               Mortgage Loan;

          o    any determination to bring the Columbia Center Mortgaged Property into compliance with applicable environmental laws or to
               otherwise address hazardous materials located at the Columbia
               Center Mortgaged Property;

                                      S-199

          o    any release of collateral for the Columbia Center A/B Mortgage
               Loan or any release of the related borrower or any guarantor under the Columbia Center A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the
               Columbia Center A/B Mortgage Loan);

          o    any acceptance of substitute or additional collateral for the
               Columbia Center A/B Mortgage Loan (other than in accordance with the terms of the Columbia Center A/B Mortgage Loan);

          o    any waiver or determination to enforce or not enforce a
               "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

          o    any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the Columbia
               Center A/B Mortgage Loan;

          o    any acceptance of a change in the property management company for the Columbia Center Mortgaged Property or any proposed
               termination or material modification of the management agreement for the Columbia Center Mortgaged Property (provided that the unpaid principal balance of the Columbia Center A/B Mortgage Loan is greater than $5,000,000) or, if applicable, hotel franchise for the Columbia Center Mortgaged Property;

          o    the approval of any replacement special servicer for the Columbia
               Center A/B Mortgage Loan (other than in connection with the trustee becoming the successor thereto);

          o    any proposed sale of the Columbia Center Mortgaged Property or transfer of an interest in the related borrower or the Columbia
               Center Mortgaged Property;

          o    the adoption or approval of any plan of reorganization,
               restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

          o    any determination by the special servicer that the Columbia
               Center A/B Mortgage Loan has become a Specially Serviced Mortgage
               Loan pursuant to the conditions set forth in the Pooling and
               Servicing Agreement for such determinations;

          o    any determination by the master servicer or special servicer, as applicable, that a Servicing Transfer Event has occurred with respect to the Columbia Center A/B Mortgage Loan solely by reason of the failure of the related borrower to maintain or cause to be maintained terrorism insurance coverage;

          o    any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and
               maintained by the related borrower, and any renewal or
               replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents); and

          o    releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents.

          If the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the Columbia Center
Mortgage Loan and the Columbia Center B Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the Columbia Center Controlling Holder's consent.

          The Columbia Center Controlling Holder will be the holder of the
Columbia Center B Note (provided that such holder is not the related borrower or any affiliate of the related borrower, and the holder of more than 50% of the principal balance of the Columbia Center B Note is not the related borrower or any affiliate of the related borrower) if, and for so long as, (a) the initial unpaid principal balance of the Columbia Center B Note minus the sum of (i) any principal payments allocated to and received on the Columbia Center B Note, (ii)
any appraisal

                                      S-200

reductions allocated to the Columbia Center A/B Mortgage Loan and (iii) any
realized principal losses, is less than (b) 25% of the difference between the initial unpaid principal balance of the Columbia Center B Note and any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the Columbia Center B Note. In the event that the holder of the Columbia Center B Note is no longer the Columbia Center
Controlling Holder, such consent rights generally will be exercised by the
Operating Adviser.

          In addition, no advice, direction or objection from or by the Columbia
Center Controlling Holder may (and the holder of the Columbia Center Mortgage
Loan and any of the master servicer or the special servicer shall ignore and act without regard to any such advice, direction or objection that the holder of the
Columbia Center Mortgage Loan, the master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the Columbia Center Mortgage Loan or any of the master servicer or the special servicer to violate any provision of the Columbia Center Intercreditor
Agreement, the related mortgage loan documents or the Pooling and Servicing
Agreement (including any REMIC provisions), including each of the master servicer's or the special servicer's obligation to act in accordance with the
Servicing Standard.

          Right to Appoint Special Servicer. The holder of the Columbia Center B
Note, so long as it is the Columbia Center Controlling Holder, may remove the existing special servicer for the Columbia Center A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for the Columbia
Center A/B Mortgage Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

THE PARKOFF PORTFOLIO A/B MORTGAGE LOAN

          Mortgage Loan No. 2 (the "Parkoff Portfolio Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $170,000,000, representing 8.7% of the Initial Pool Balance (and representing 10.7% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property (the
"Parkoff Portfolio Mortgaged Property"), which also secures a subordinated B note (the "Parkoff Portfolio B Note"), which had an original principal balance of $30,000,000. The Parkoff Portfolio B Note is not included in the Trust. The
Parkoff Portfolio Mortgage Loan and the Parkoff Portfolio B Note are
collectively referred to in this prospectus supplement as the "Parkoff Portfolio
A/B Mortgage Loan." The Parkoff Portfolio Mortgage Loan is included in the
Trust.

          The Parkoff Portfolio B Note is currently held by Morgan Stanley
Mortgage Capital Holdings LLC, the mortgage loan seller, but may be sold at any time (subject to compliance with the intercreditor agreement referred to in the next paragraph). The Parkoff Portfolio B Note or a portion of such note may be included in a future securitization. The Parkoff Portfolio A/B Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the Parkoff Portfolio
Mortgaged Property, but will make P&I Advances only in respect of the Parkoff
Portfolio Mortgage Loan, and will remit collections on the Parkoff Portfolio
Mortgage Loan to, or on behalf of, the Trust.

          The Parkoff Portfolio B Note has the same maturity date as the Parkoff
Portfolio Mortgage Loan and has a fixed interest rate. On the eighth day of each month ending prior to the stated maturity date, the related borrower is required to make a payment of interest only in arrears on the Parkoff Portfolio A/B
Mortgage Loan. Such payments will be applied in accordance with the intercreditor agreement entered into by the Parkoff Portfolio A/B Mortgage Loan lenders (the "Parkoff Portfolio Intercreditor Agreement") described below.

          Distributions. Under the terms of the Parkoff Portfolio Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the Parkoff Portfolio A/B Mortgage Loan or non-monetary event of default that causes the Parkoff Portfolio A/B Mortgage Loan to become a
Specially Serviced Mortgage Loan (and after a monetary or non-monetary event of default that is capable of being cured by the payment of money has occurred and is continuing, so long as the holder of the Parkoff Portfolio B Note has cured such a default in accordance with the terms of the Parkoff Portfolio
Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Parkoff Portfolio A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

                                     S-201

          o    first, to the holder of the Parkoff Portfolio Mortgage Loan in an amount equal to the accrued and unpaid interest on the Parkoff
               Portfolio Mortgage Loan principal balance, at (x) the applicable interest rate minus (y) the servicing fee rate;

          o    second, to the holder of the Parkoff Portfolio Mortgage Loan in an amount equal to its pro rata portion of all principal payments on the Parkoff Portfolio A/B Mortgage Loan (based on the Parkoff
               Portfolio Mortgage Loan principal balance and the Parkoff
               Portfolio B Note principal balance), to be applied in reduction of the Parkoff Portfolio Mortgage Loan principal balance;

          o    third, to the holder of the Parkoff Portfolio B Note up to the aggregate amount of all payments made by such holder in
               connection with the exercise of its cure rights under the Parkoff
               Portfolio Intercreditor Agreement;

          o    fourth, to the holder of the Parkoff Portfolio B Note in an amount equal to the accrued and unpaid interest on the Parkoff
               Portfolio B Note principal balance, at (x) the applicable
               interest rate minus (y) the servicing fee rate;

          o    fifth, to the holder of the Parkoff Portfolio B Note in an amount equal to its pro rata portion of all principal payments on the
               Parkoff Portfolio A/B Mortgage Loan (based on the Parkoff
               Portfolio Mortgage Loan principal balance and the Parkoff
               Portfolio B Note principal balance), to be applied in reduction of the Parkoff Portfolio B Note principal balance;

          o    sixth, to the holder of the Parkoff Portfolio Mortgage Loan, any prepayment premium, to the extent actually received in respect of the Parkoff Portfolio Mortgage Loan, then to the holder of the
               Parkoff Portfolio B Note, any prepayment premium, to the extent actually received in respect of the Parkoff Portfolio B Note;

          o    seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) and late payment charges to the holder of the Parkoff Portfolio Mortgage Loan and the holder of the Parkoff Portfolio B Note, pro rata (based on the Parkoff Portfolio Mortgage Loan principal balance and the
               Parkoff Portfolio B Note principal balance, respectively) to the extent not applied to pay interest on Advances, to pay any
               Additional Trust Fund Expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and Servicing Agreement; and

          o    eighth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through seventh above, such amount will be paid to the holder of the Parkoff Portfolio Mortgage Loan and the holder of the Parkoff Portfolio B Note, pro rata (based on the initial
               Parkoff Portfolio Mortgage Loan principal balance and the initial
               Parkoff Portfolio B Note principal balance, respectively).

          Following the occurrence and during the continuance of a monetary event of default with respect to the Parkoff Portfolio A/B Mortgage Loan or other non-monetary event of default that causes the Parkoff Portfolio A/B
Mortgage Loan to become a Specially Serviced Mortgage Loan (unless such event of default is an event of default capable of being cured by the payment of money and the holder of the Parkoff Portfolio B Note has cured such a default in accordance with the terms of the Parkoff Portfolio Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the
Pooling and Servicing Agreement, payments and proceeds with respect to the
Parkoff Portfolio A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

          o    first, to the holder of the Parkoff Portfolio Mortgage Loan in an amount equal to the accrued and unpaid interest on the Parkoff
               Portfolio Mortgage Loan principal balance at (x) the related interest rate minus (y) the servicing fee rate;

                                      S-202

          o    second, to the holder of the Parkoff Portfolio Mortgage Loan, in an amount equal to the remaining Parkoff Portfolio Mortgage Loan principal balance, until such amount has been reduced to zero;

          o    third, to the holder of the Parkoff Portfolio B Note up to the aggregate amount of all payments made by such holder in
               connection with the exercise of its cure rights under the Parkoff
               Portfolio Intercreditor Agreement;

          o    fourth, to the holder of the Parkoff Portfolio B Note, in an amount equal to the accrued and unpaid interest on the Parkoff
               Portfolio B Note principal balance at (x) the related interest rate minus (y) the servicing fee rate;

          o    fifth, to the holder of the Parkoff Portfolio B Note in an amount equal to the remaining Parkoff Portfolio B Note principal
               balance, until such amount has been reduced to zero;

          o    sixth, to the holder of the Parkoff Portfolio Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of the Parkoff Portfolio Mortgage Loan, and then, to the holder of the Parkoff Portfolio B Note in an amount equal to any prepayment premium actually received in respect of the Parkoff
               Portfolio B Note;

          o    seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) first, to the holder of the Parkoff Portfolio Mortgage Loan, and then, to the holder of the Parkoff Portfolio B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on Advances, to pay any
               Additional Trust Fund Expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and Servicing Agreement;

          o    eighth, to the extent late payment charges paid by the related borrower are not required to be otherwise applied under the
               Pooling and Servicing Agreement, first, to the holder of the
               Parkoff Portfolio Mortgage Loan until the late payment charges allocable to the Parkoff Portfolio Mortgage Loan have been paid in full and then, to pay the holder of the Parkoff Portfolio B
               Note until the late payment charges allocable to the Parkoff
               Portfolio B Note have been paid in full;

          o    ninth, to the holder of the Parkoff Portfolio B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Parkoff Portfolio B Note with respect to the
               Parkoff Portfolio A/B Mortgage Loan pursuant to the Parkoff
               Portfolio Intercreditor Agreement or the Pooling and Servicing
               Agreement; and

          o    tenth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through ninth above, or if the proceeds of any foreclosure sale or liquidation of the Parkoff Portfolio A/B
               Mortgage Loan or the mortgaged property are received in excess of the amounts required to be applied in accordance with clauses first through ninth, then in each such case, such remaining amount will be paid, pro rata (based on the initial Parkoff
               Portfolio Mortgage Loan principal balance and the initial Parkoff
               Portfolio B Note principal balance), to the holder of the Parkoff
               Portfolio Mortgage Loan and to the holder of the Parkoff
               Portfolio B Note.

          Rights of the Holder of the Parkoff Portfolio B Note. The holder of the Parkoff Portfolio B Note has certain rights under the Parkoff Portfolio
Intercreditor Agreement, including, among others, the following:

          Option to Cure Defaults Under Parkoff Portfolio A/B Mortgage Loan. The
holder of the Parkoff Portfolio B Note, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the Parkoff Portfolio Mortgage Loan, within five (5) business days of receipt by the holder of the Parkoff Portfolio B Note of notice of the subject event of default. The holder of the Parkoff Portfolio B
Note may not cure more than six (6) events of default (of which no more than four (4) may be with respect to non-monetary events of

                                      S-203

default) over the life of such loan, may not cure more than four (4) events of default in any 12-month period and may not cure more than three (3) consecutive events of default. In the case of a non-monetary event of default not capable of being cured by the payment of money, the event of default must be cured within thirty (30) days of the expiration of the applicable grace period available to the borrower under the Parkoff Portfolio Mortgage Loan, excluding any extensions. So long as the holder of the Parkoff Portfolio B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the Parkoff Portfolio Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the Parkoff Portfolio A/B
Mortgage Loan to special servicing, or (iii) commence foreclosure proceedings.

          Option to Purchase the Parkoff Portfolio Mortgage Loan. The holder of the Parkoff Portfolio B Note has the right at any time that the Parkoff
Portfolio Mortgage Loan is in default and remains in default, to purchase the
Parkoff Portfolio Mortgage Loan, at a price generally equal to the unpaid principal balance of the Parkoff Portfolio Mortgage Loan (other than the principal portion of any cure payments made by the holder of the Parkoff
Portfolio B Note), plus accrued and unpaid interest on the Parkoff Portfolio
Mortgage Loan at the Parkoff Portfolio Mortgage Loan interest rate (other than the interest portion of any cure payments made by the holder of the Parkoff
Portfolio B Note to the extent such cure payments were actually used to pay interest to the holder of the Parkoff Portfolio Mortgage Loan), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, special servicing fees, any liquidation fee payable with respect to the Parkoff Portfolio A/B Mortgage Loan pursuant to the Pooling and Servicing Agreement and any other additional trust fund expenses allocable to the Parkoff Portfolio A/B Mortgage Loan. The option to purchase the Parkoff Portfolio Mortgage Loan shall terminate when the Parkoff
Portfolio Mortgaged Property becomes REO Property.

          Consent Rights of the Holder of the Parkoff Portfolio B Note. Pursuant
to the Parkoff Portfolio Intercreditor Agreement, the "Controlling Holder" (the
"Parkoff Portfolio Controlling Holder") is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the
Servicing Standard, certain actions with respect to the Parkoff Portfolio A/B
Mortgage Loan, including, without limitation:

          o    any proposed or actual foreclosure upon or comparable conversion of the ownership of the Parkoff Portfolio Mortgaged Property and the other collateral securing the Parkoff Portfolio A/B Mortgage
               Loan if it comes into and continues in default or other
               enforcement action under the related mortgage loan documents;

          o    any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the
               Parkoff Portfolio A/B Mortgage Loan;

          o    any proposed or actual sale of the Parkoff Portfolio Mortgaged
               Property (other than in connection with the termination of the
               Trust) for less than the Purchase Price;

          o    any acceptance of a discounted payoff of the Parkoff Portfolio
               A/B Mortgage Loan;

          o    any determination to bring the Parkoff Portfolio Mortgaged
               Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Parkoff
               Portfolio Mortgaged Property;

          o    any release of collateral for the Parkoff Portfolio A/B Mortgage
               Loan or any release of the related borrower or any guarantor under the Parkoff Portfolio A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the
               Parkoff Portfolio A/B Mortgage Loan);

          o    any acceptance of substitute or additional collateral for the
               Parkoff Portfolio A/B Mortgage Loan (other than in accordance with the terms of the Parkoff Portfolio A/B Mortgage Loan);

          o    any waiver or determination to enforce or not enforce a
               "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

                                      S-204

          o    any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the Parkoff
               Portfolio A/B Mortgage Loan;

          o    any acceptance of a change in the property management company for the Parkoff Portfolio Mortgaged Property or any proposed
               termination or material modification of the management agreement for the Parkoff Portfolio Mortgaged Property (provided that the unpaid principal balance of the Parkoff Portfolio A/B Mortgage
               Loan is greater than $5,000,000) or, if applicable, hotel
               franchise for the Parkoff Portfolio Mortgaged Property;

          o    the approval of any replacement special servicer for the Parkoff
               Portfolio A/B Mortgage Loan (other than in connection with the trustee becoming the successor thereto);

          o    any proposed sale of the Parkoff Portfolio Mortgaged Property or transfer of an interest in the related borrower or the Parkoff
               Portfolio Mortgaged Property;

          o    the adoption or approval of any plan of reorganization,
               restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

          o    any determination by the special servicer that the Parkoff
               Portfolio A/B Mortgage Loan has become a Specially Serviced
               Mortgage Loan pursuant to the conditions set forth in the Pooling and Servicing Agreement for such determinations;

          o    any determination by the master servicer or special servicer, as applicable, that a Servicing Transfer Event has occurred with respect to the Parkoff Portfolio A/B Mortgage Loan solely by reason of the failure of the related borrower to maintain or cause to be maintained terrorism insurance coverage;

          o    any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and
               maintained by the related borrower, and any renewal or
               replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents); and

          o    releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents.

          If the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the Parkoff Portfolio
Mortgage Loan and the Parkoff Portfolio B Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the Parkoff Portfolio Controlling Holder's consent.

          The Parkoff Portfolio Controlling Holder will be the holder of the
Parkoff Portfolio B Note (provided that such holder is not the related borrower or any affiliate of the related borrower, and the holder of more than 50% of the principal balance of the Parkoff Portfolio B Note is not the related borrower or any affiliate of the related borrower) if, and for so long as, (a) the initial unpaid principal balance of the Parkoff Portfolio B Note minus the sum of (i)
any principal payments allocated to and received on the Parkoff Portfolio B
Note, (ii) any appraisal reductions allocated to the Parkoff Portfolio A/B
Mortgage Loan and (iii) any realized principal losses, is less than (b) 25% of the difference between the initial unpaid principal balance of the Parkoff
Portfolio B Note and any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the Parkoff Portfolio B Note. In the event that the holder of the Parkoff
Portfolio B Note is no longer the Parkoff Portfolio Controlling Holder, such consent rights generally will be exercised by the Operating Adviser.

          In addition, no advice, direction or objection from or by the
Controlling Holder may (and the holder of the Parkoff Portfolio Mortgage Loan and any of the master servicer or the special servicer shall ignore and act without regard to any such advice, direction or objection that the holder of the
Parkoff Portfolio Mortgage Loan, the master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the Parkoff Portfolio Mortgage Loan or any of the master servicer or the special servicer to violate any

                                      S-205

provision of the Parkoff Portfolio Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including each of the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard.

          Right to Appoint Special Servicer. The holder of the Parkoff Portfolio
B Note, so long as it is the Controlling Holder, may remove the existing special servicer for the Parkoff Portfolio A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for the Parkoff Portfolio A/B
Mortgage Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

THE BEACON SEATTLE & DC PORTFOLIO LOAN GROUP

          Mortgage Loan No. 3 (the "Beacon Seattle & DC Portfolio Pari Passu
Loan"), which had an outstanding principal balance as of the Cut-off Date of
$161,000,000, representing 8.2% of the Initial Pool Balance (and representing
10.1% of the Initial Loan Group 1 Balance), is secured by the related collateral
(the "Beacon Seattle & DC Portfolio Mortgaged Property") on a pari passu basis with six (6) other notes, not included in the Trust, which had original principal balances of approximately $775,000,000, $394,477,317, $485,522,683,
$414,000,000, $414,000,000 and $56,000,000 (the "Beacon Seattle & DC Portfolio
Companion Loan A-1," the "Beacon Seattle & DC Portfolio Companion Loan A-4," the
"Beacon Seattle & DC Portfolio Companion Loan A-5," the "Beacon Seattle & DC
Portfolio Companion Loan A-6," the "Beacon Seattle & DC Portfolio Companion Loan
A-7" and the "Beacon Seattle & DC Portfolio B Note," respectively, and collectively, the "Beacon Seattle & DC Portfolio Companion Loans"). Each of the
Beacon Seattle & DC Portfolio Companion Loans has a fixed interest rate equal to
5.797% per annum and a maturity date of May 7, 2012. The Beacon Seattle & DC
Portfolio Pari Passu Loan and the Beacon Seattle & DC Portfolio Companion Loans
are collectively referred to herein as the "Beacon Seattle & DC Portfolio Loan
Group."

          The Beacon Seattle & DC Portfolio Mortgaged Property also currently has additional subordinated mezzanine financing in place with original principal balances of approximately $34,666,667, $34,666,667, $30,666,666 (these three notes collectively, the "Beacon Seattle & DC Portfolio First Mezzanine Loan"),
$36,400,000, $36,400,000 and $32,200,000 (these three notes collectively, the
"Beacon Seattle & DC Portfolio Second Mezzanine Loan" and, together with the
Beacon Seattle & DC Portfolio First Mezzanine Loan, the "Beacon Seattle & DC
Portfolio Mezzanine Loans") that are not secured by the Beacon Seattle & DC
Portfolio Mortgaged Property. The Beacon Seattle & DC Portfolio Mezzanine Loans
are not assets of the Trust.

          The Beacon Seattle & DC Portfolio Loan Group is secured by or has the benefit of (i) first mortgages or deeds of trust encumbering (a) fee interests in fifteen (15) mortgaged properties and (b) a leasehold interest in one mortgaged property identified as "Key Center" on Appendix II to this prospectus supplement, (ii) with respect to one (1) mortgaged property identified as
"Market Square" on Appendix II to this prospectus supplement, (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan encumbering Market Square and a separate unsecured loan and (c) a covenant to deposit the related borrower's cash flows from the property into a specified account, and (iii) with respect to three (3)
office properties identified as "Washington Mutual Tower," "Reston Town Center"
and "1300 North Seventeenth Street" on Appendix II to this prospectus supplement, a covenant to deposit the related borrowers' cash flows from those properties into a specified account. Each of the "Washington Mutual Tower,"
"Reston Town Center" and "1300 North Seventeenth Street" properties is encumbered by existing secured debt to a third party and no portion of the indebtedness under the Beacon Seattle & DC Portfolio Pari Passu Loan has been allocated to those three properties for purposes of the presentation in this prospectus supplement; however, a portion of the aggregate appraised value and cash flow of the mortgaged properties securing the Beacon Seattle & DC Portfolio
Loan Group is attributed to those three properties.

          The Beacon Seattle & DC Portfolio Companion Loan A-4, the Beacon
Seattle & DC Portfolio Companion Loan A-5 and the Beacon Seattle & DC Portfolio
B Note, taken as a collective whole, are pari passu in right of payment with the other Beacon Seattle & DC Portfolio Companion Loans and the Beacon Seattle & DC
Portfolio Pari Passu Loan. Pursuant to the intercreditor agreement entered into between the respective holders of the Beacon Seattle & DC Portfolio Companion
Loan A-4, the Beacon Seattle & DC Portfolio Companion Loan A-5 and the

                                      S-206

Beacon Seattle & DC Portfolio B Note (the "Beacon Seattle & DC Portfolio A/B
Intercreditor Agreement"), the Beacon Seattle & DC Portfolio B Note is
subordinate in right of payment to the Beacon Seattle & DC Portfolio Companion
Loan A-4 and the Beacon Seattle & DC Portfolio Companion Loan A-5.

          The Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.
Pursuant to the intercreditor agreement entered into between the Beacon Seattle
& DC Portfolio Loan Group lenders (the "Beacon Seattle & DC Portfolio Pari Passu
Intercreditor Agreement"), all amounts paid by the related borrower or otherwise available for payment on the Beacon Seattle & DC Portfolio Loan Group (net of
various payments and reimbursements to third parties, including the MSCI
2007-IQ14 Master Servicer, the MSCI 2007-IQ14 Special Servicer, the MSCI
2007-IQ14 Paying Agent and/or the MSCI 2007-IQ14 Trustee, and the master servicer, the special servicer, the paying agent and/or the trustee (if any) of the securitization that may include any loan in the Beacon Seattle & DC
Portfolio Loan Group for servicing compensation, advances and/or interest on advances, among other things) will be applied on a pro rata and pari passu basis such that each holder of a mortgage loan included in the Beacon Seattle & DC
Portfolio Loan Group (in the case of the Beacon Seattle & DC Portfolio Companion
Loan A-4, Beacon Seattle & DC Portfolio Companion Loan A-5 and Beacon Seattle &
DC Portfolio B Note, such loans taken as a collective whole) will be of equal priority and no such holder will have priority or preference over another.

          The Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement
provides that the "operating adviser" appointed by the holder of the Beacon
Seattle & DC Portfolio Companion Loan A-1 (which appointment will be made by the
"controlling class" under the MSCI 2007-IQ14 Pooling and Servicing Agreement)
will have approval rights with respect to certain actions taken by the MSCI
2007-IQ14 Master Servicer or the MSCI 2007-IQ14 Special Servicer, as the case may be, in regard to the Beacon Seattle & DC Portfolio Loan Group, and the
respective holders of the other Beacon Seattle & DC Portfolio Companion Loans and the Trust, as the holder of the Beacon Seattle & DC Portfolio Pari Passu
Loan, will have non-binding consultation rights with respect to such actions.
Notwithstanding such consultation and approval rights, no advice, direction or objection from or by such "operating adviser," the holder of a Beacon Seattle &
DC Portfolio Companion Loan or the Trust, as the holder of the Beacon Seattle &
DC Portfolio Pari Passu Loan, as the case may be, may (and the MSCI 2007-IQ14
Master Servicer or the MSCI 2007-IQ14 Special Servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will)
require or cause the MSCI 2007-IQ14 Master Servicer or the MSCI 2007-IQ14
Special Servicer to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the MSCI 2007-IQ14 Pooling and Servicing Agreement, violate the REMIC provisions of the Internal Revenue Code or violate any other provisions of the MSCI 2007-IQ14 Pooling and Servicing Agreement or any
provisions of the Beacon Seattle & DC Portfolio Pari Passu Intercreditor
Agreement.

          The MSCI 2007-IQ14 Master Servicer and the MSCI 2007-IQ14 Special
Servicer are required to comply with the applicable provisions of the Beacon
Seattle & DC Portfolio Pari Passu Intercreditor Agreement, and in the event of any conflict between the terms of the MSCI 2007-IQ14 Pooling and Servicing
Agreement and the terms of the Beacon Seattle & DC Portfolio Pari Passu
Intercreditor Agreement, the Beacon Seattle & DC Portfolio Pari Passu
Intercreditor Agreement provides that the conflict shall be resolved in favor of the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.

          The Beacon Seattle & DC Portfolio Mezzanine Intercreditor Agreement.
Pursuant to the intercreditor agreement entered into between the Beacon Seattle
& DC Portfolio Loan Group lenders and the holders of the Beacon Seattle & DC
Portfolio Mezzanine Loans (the "Beacon Seattle & DC Portfolio Mezzanine
Intercreditor Agreement"), the holders of the Beacon Seattle & DC Portfolio
Mezzanine Loans have certain rights with respect to the Beacon Seattle & DC
Portfolio Pari Passu Loan, including, among others, the following:

          Option to Cure Defaults Under the Beacon Seattle & DC Portfolio Pari
Passu Loan. The holders of the Beacon Seattle & DC Portfolio Mezzanine Loans each have the right to cure monetary events of default with respect to the
Beacon Seattle & DC Portfolio Pari Passu Loan until the later of ten (10)
business days of receipt of notice of the subject event of default and the expiration of the related borrower's cure period. Generally, neither the holder of the Beacon Seattle & DC Portfolio First Mezzanine Loan nor the holder of the
Beacon Seattle & DC Portfolio Second Mezzanine Loan may cure a monetary event of default with respect to monthly scheduled debt service payments on the Beacon
Seattle & DC Portfolio Pari Passu Loan for more than six (6) consecutive months, unless such holder has commenced and is continuing to diligently pursue its rights against the collateral that secures the

                                      S-207

Beacon Seattle & DC Portfolio First Mezzanine Loan or the Beacon Seattle & DC
Portfolio Second Mezzanine Loan, as the case may be, but does not secure the
Beacon Seattle & DC Portfolio Pari Passu Loan. In the event both the Beacon
Seattle & DC Portfolio First Mezzanine Loan holder and the Beacon Seattle & DC
Portfolio Second Mezzanine Loan holder both cure such monetary default, the
Beacon Seattle & DC Portfolio Pari Passu Loan holder will accept the cure from the Beacon Seattle & DC Portfolio Second Mezzanine Loan holder and return to the
Beacon Seattle & DC Portfolio First Mezzanine Loan holder funds tendered by the
Beacon Seattle & DC Portfolio First Mezzanine Loan holder.

          If the default is of a non-monetary nature, the Beacon Seattle & DC
Portfolio Second Mezzanine Loan holder will have the opportunity to cure that default until the later of ten (10) business days of receipt of the Beacon
Seattle & DC Portfolio Pari Passu Loan holder's notice of default and the expiration of the related borrower's cure period. If the Beacon Seattle & DC
Portfolio Second Mezzanine Lender does not exercise its cure rights, the Beacon
Seattle & DC Portfolio First Mezzanine Lender will have the opportunity to cure that default until the later of five (5) business days of receipt of the Beacon
Seattle & DC Portfolio Pari Passu Loan holder's notice that the Beacon Seattle &
DC Portfolio Second Mezzanine Lender failed to exercise its rights and five (5)
business days after the expiration of the related borrower's cure period.
However, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period, and if curative action was promptly commenced and is being diligently pursued by the Beacon Seattle & DC Portfolio
First Mezzanine Loan holder or the Beacon Seattle & DC Portfolio Second
Mezzanine Lender, then such holder will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the
Beacon Seattle & DC Portfolio Mezzanine Intercreditor Agreement. In no event will the cure period with respect to a non-monetary event of default extend beyond the date that is five (5) years prior the Rated Final Distribution Date.
In the event that the Beacon Seattle & DC Portfolio Second Mezzanine Loan holder fails to cure the default, the Beacon Seattle & DC Portfolio First Mezzanine
Holder will be deemed in compliance with the terms of the Beacon Seattle & DC
Portfolio Mezzanine Intercreditor Agreement if it commences curing such event within five (5) business days of receipt of the Beacon Seattle & DC Portfolio
Pari Passu Loan holder's notice that the Beacon Seattle & DC Portfolio Second
Mezzanine Lender failed to cure the default.

          Option to Purchase the Beacon Seattle & DC Portfolio Pari Passu Loan.
If (a) the Beacon Seattle & DC Portfolio Pari Passu Loan has been accelerated or
(b) any enforcement action has been commenced and is continuing under the mortgage loan documents (each a "Beacon Seattle & DC Portfolio Pari Passu Loan
Purchase Option Event"), upon ten (10) business days prior written notice, the
Beacon Seattle & DC Portfolio First Mezzanine Loan holder and the Beacon Seattle
& DC Portfolio Second Mezzanine Loan holder will each have the right to purchase, in whole but not in part, the Beacon Seattle & DC Portfolio Pari Passu
Loan for a price set forth in the Beacon Seattle & DC Portfolio Mezzanine
Intercreditor Agreement. In the event that the Beacon Seattle & DC Portfolio
Second Mezzanine Loan holder elects to purchase the Beacon Seattle & DC
Portfolio Pari Passu Loan, it shall have the exclusive right to purchase the
Beacon Seattle & DC Portfolio Pari Passu Loan, provided that it concurrently purchases the Beacon Seattle & DC Portfolio First Mezzanine Loan. In the event the Beacon Seattle & DC Portfolio Second Mezzanine Loan holder elects to purchase the Beacon Seattle & DC Portfolio Pari Passu Loan, but fails to complete such purchase within ten (10) business days, its purchase option will be deemed invalid, and the Beacon Seattle & DC Portfolio First Mezzanine Loan
holder will have the right to purchase the Beacon Seattle & DC Portfolio Pari
Passu Loan. The foregoing option of the Beacon Seattle & DC Portfolio Second
Mezzanine Loan holder to purchase the Beacon Seattle & DC Portfolio Pari Passu
Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

          Consent Rights. Pursuant to the Beacon Seattle & DC Portfolio
Mezzanine Intercreditor Agreement, the consent of the holders of the Beacon
Seattle & DC Portfolio Mezzanine Loans is required for the MSCI 2007-IQ14 Master
Servicer or the MSCI 2007-IQ14 Special Servicer to take any of the following actions or to make any modifications to the related mortgage loan documents permitting it to take any of the following actions:

               (i)     increase the interest rate or principal amount of the
                       Beacon Seattle & DC Portfolio Pari Passu Loan;

               (ii)    increase in any other material respect any monetary
                       obligations of the borrower under the related mortgage
                       loan documents;

                                      S-208

               (iii)   extend or shorten the scheduled maturity date of the
                       Beacon Seattle & DC Portfolio Pari Passu Loan;

               (iv)    convert or exchange the Beacon Seattle & DC Portfolio
                       Pari Passu Loan into or for any other indebtedness;

               (v)     waive, amend or modify the provisions limiting (x)
                       transfers of interests in the borrower, the Beacon
                       Seattle & DC Portfolio First Mezzanine Loan borrower or
                       the Beacon Seattle & DC Portfolio Second Mezzanine Loan
                       borrower or in the premises under the related mortgage
                       loan documents or (y) incurrence of additional
                       indebtedness or additional encumbrances;

               (vi)    waive, modify or amend the terms and provisions of the
                       related cash management agreement with respect to the (x)
                       establishment of any reserve or escrow accounts and the
                       amounts to be deposited therein or (y) the amount,
                       manner, timing and method of the application of payments
                       under the related mortgage loan documents;

               (vii)   cross-default or subordinate the Beacon Seattle & DC
                       Portfolio Pari Passu Loan with or to any other
                       indebtedness;

               (viii)  extend the period during which voluntary prepayments are prohibited, impose any prepayment premium or yield
                       maintenance charge when none is required or after the
                       current maturity date of the Beacon Seattle & DC
                       Portfolio Pari Passu Loan, or increase the amount of such
                       prepayment fee, premium or yield maintenance charge;

               (ix)    release any collateral for the Beacon Seattle & DC
                       Portfolio Pari Passu Loan;

               (x)     obtain any direct or indirect equity interest in the
                       borrower, the Beacon Seattle & DC Portfolio First
                       Mezzanine Loan borrower or the Beacon Seattle & DC
                       Portfolio Second Mezzanine Loan borrower, or any
                       contingent interest, additional interest or so-called
                       "kicker" measured on the basis of the cash flow or
                       appreciation of the property securing the Beacon Seattle
                       & DC Portfolio Pari Passu Loan;

               (xi)    impose, or make more restrictive, any financial covenants
                       on the borrower, the Beacon Seattle & DC Portfolio First
                       Mezzanine Loan borrower or the Beacon Seattle & DC
                       Portfolio Second Mezzanine Loan borrower;

               (xii)   modify or amend the definition of event of default under
                       the related mortgage loan documents;

               (xiii)  waive or materially modify or amend any insurance
                       requirements;

               (xiv)   impose any new or additional fees not provided for in the
                       mortgage loan documents;

               (xv)    waive any requirements of the borrower, the Beacon
                       Seattle & DC Portfolio First Mezzanine Loan borrower or
                       the Beacon Seattle & DC Portfolio Second Mezzanine Loan
                       borrower with respect to modifications under the mortgage
                       loan documents;

               (xvi)   amend or modify release prices or financial thresholds
                       and other restrictions and conditions applicable to
                       releases;

               (xvii)  spread the lien of the mortgage securing the Beacon
                       Seattle & DC Portfolio Pari Passu Loan to encumber
                       additional real property, or otherwise accept a grant of
                       lien on or a security interest in any other collateral or
                       any property of the borrower, the Beacon Seattle & DC
                       Portfolio First Mezzanine Loan borrower or the Beacon
                       Seattle & DC Portfolio Second Mezzanine Loan borrower; or

                                      S-209

               (xviii) amend or modify the Beacon Seattle & DC Portfolio Pari
                       Passu Loan holder's consent requirement or standards set
                       forth in the mortgage loan documents with respect to the
                       borrower's right to extend the term of the Beacon Seattle
                       & DC Portfolio Pari Passu Loan;

          provided, however, in no event will the MSCI 2007-IQ14 Master Servicer or the MSCI 2007-IQ14 Special Servicer be obligated to obtain consent from the holders of the Beacon Seattle & DC Portfolio Mezzanine Loans to any of the
modifications listed above in the case of a workout or other surrender, compromise, release, renewal or indulgence relating to the Beacon Seattle & DC
Portfolio Pari Passu Loan during the existence of an event of default under the
Beacon Seattle & DC Portfolio Pari Passu Loan that is continuing, except that generally, under no conditions will the holder of the Beacon Seattle & DC
Portfolio Pari Passu Loan commit the following actions without written consent of the holders of the Beacon Seattle & DC Portfolio Mezzanine Loans:

          o    increase the principal amount of the Beacon Seattle & DC
               Portfolio Pari Passu Loan in violation of clause (i) above; or

          o    violate the provisions of clause (v), clause (viii) or clause
               (xiv) (other than the reimbursement of any workout fees or liquidation fees of the MSCI 2007-IQ14 Special Servicer) above.

          Other Intercreditor and Servicing Provisions. The Beacon Seattle & DC
Portfolio Mezzanine Intercreditor Agreement, the Beacon Seattle & DC Portfolio
Pari Passu Intercreditor Agreement and the Beacon Seattle & DC Portfolio A/B
Intercreditor Agreement (collectively, the "Beacon Seattle & DC Portfolio
Intercreditor Agreements") provide, among other things, that the Beacon Seattle
& DC Portfolio Loan Group will be principally serviced and administered under the MSCI 2007-IQ14 Pooling and Servicing Agreement. The servicing arrangements under the MSCI 2007-IQ14 Pooling and Servicing Agreement are generally similar
(but not identical) to the servicing arrangements under the Pooling and
Servicing Agreement, but this statement should not be construed as a qualification of the specific statements made below.

          o    As described under "--The Beacon Seattle & DC Portfolio Mezzanine
               Intercreditor Agreement" above, the Trust, as the holder of the
               Beacon Seattle & DC Portfolio Pari Passu Loan (among other noteholders), will have non-binding consultation rights with respect to certain material servicing actions involving the
               Beacon Seattle & DC Portfolio Loan Group. Any such consultation rights in favor of the Trust, as the holder of the Beacon Seattle
               & DC Portfolio Pari Passu Loan, will generally be exercisable by the Operating Adviser.

          o    If the trustee receives actual notice of a default or event of default by any party under the MSCI 2007-IQ14 Pooling and
               Servicing Agreement, then the trustee generally will be required to seek instructions from the Operating Adviser and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the Pooling and
               Servicing Agreement. In addition, the trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of the MSCI 2007-IQ14 Pooling and Servicing
               Agreement and/or any of the Beacon Seattle & DC Portfolio
               Intercreditor Agreements, or to any proposed adoption of a successor servicing agreement to or a change in servicer under the MSCI 2007-IQ14 Pooling and Servicing Agreement, unless the trustee receives the consent of the applicable master servicer and the Operating Adviser and a written confirmation from each of
               Fitch and S&P to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any Class of Certificates, and any such confirmation will be at the expense of the Trust unless it is paid by another person.

          o    The operating advisor for the holder of a majority of the
               "controlling class" under the MSCI 2007-IQ14 Pooling and
               Servicing Agreement generally has the right to replace the MSCI
               2007-IQ14 Special Servicer (with or without cause), without consulting any representative for the Trust, as the holder of the
               Beacon Seattle & DC Portfolio Pari Passu Loan, but conditions to a replacement include (among other things) delivery of
               confirmation from each of Fitch and S&P to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the
               Certificates.

                                      S-210

          The holder of the largest percentage of the "controlling class" under the MSCI 2007-IQ14 Pooling and Servicing Agreement and the MSCI 2007-IQ14
Special Servicer each has an assignable option to purchase the Beacon Seattle &
DC Portfolio Companion Loan held by the MSCI 2007-IQ14 trust fund (but not any other Beacon Seattle & DC Portfolio Companion Loan or the Beacon Seattle & DC
Pari Passu Loan) for a price generally equal to the fair value determined by the
MSCI 2007-IQ14 Special Servicer under provisions similar to those that apply to fair value determinations under the Pooling and Servicing Agreement under circumstances similar to the ones described in this prospectus supplement (see
"Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans"). Following
any notice or report by the MSCI 2007-IQ14 Master Servicer to the master servicer to the effect that an event similar to an Appraisal Event has occurred with respect to the Beacon Seattle & DC Portfolio Loan Group for purposes of the
MSCI 2007-IQ14 Pooling and Servicing Agreement, the special servicer, but only at its own election or upon the direction of the Operating Adviser, will be required to determine the fair value of the Beacon Seattle & DC Portfolio Pari
Passu Loan and the Operating Adviser and the special servicer will each have an assignable option to purchase the Beacon Seattle & DC Portfolio Pari Passu Loan for that fair value, as described under "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans."

THE RREEF PORTFOLIO LOAN GROUP

          Mortgage Loan No. 4 (the "RREEF Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $124,500,000, representing 6.4% of the Initial Pool Balance (and representing 34.0% of the
Initial Loan Group 2 Balance), is secured by the same mortgaged properties on a pari passu basis with, and pursuant to the same mortgage as, four (4) other notes, not included in the Trust, which had original principal balances of
$125,000,000, $110,000,000, $28,500,000 and $22,000,000 (the "RREEF Portfolio
Companion Loan A-1," the "RREEF Portfolio Companion Loan A-2," the "RREEF
Portfolio Companion Loan A-5" and the "RREEF Portfolio Companion Loan A-6,"
respectively, and collectively, the "RREEF Portfolio Companion Loan"). The RREEF
Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loan are
collectively referred to in this prospectus supplement as the "RREEF Portfolio
Loan Group." The RREEF Portfolio Pari Passu Loan is included in the Trust; the
RREEF Portfolio Companion Loan is not included in the Trust and will not be an asset of the Trust.

          The RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion
Loan are currently being serviced pursuant to the provisions of the MSCI
2007-HQ11 Pooling and Servicing Agreement. The MSCI 2007-HQ11 Master Servicer
will make Servicing Advances in respect of the mortgaged properties securing the
RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loan, but will make advances of principal and interest only in respect of the RREEF Portfolio
Companion Loans that are included in the MSCI 2007-HQ11 trust. The MSCI
2007-HQ11 Master Servicer will remit collections on the RREEF Portfolio Pari
Passu Loan to, or on behalf of, the Trust. The master servicer (or the trustee)
will make P&I Advances with respect to the RREEF Portfolio Pari Passu Loan pursuant to the Pooling and Servicing Agreement. Under the MSCI 2007-HQ11
Pooling and Servicing Agreement, the servicing and administration of the RREEF
Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the MSCI 2007-HQ11 Pooling and Servicing Agreement.

          The holders of the RREEF Portfolio Pari Passu Loan and the RREEF
Portfolio Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides, in general, that:

          o    the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio
               Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other;

          o    the MSCI 2007-HQ11 Pooling and Servicing Agreement and the
               related intercreditor agreement will exclusively govern the servicing and administration of the RREEF Portfolio Pari Passu
               Loan and the RREEF Portfolio Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the RREEF Portfolio Pari Passu Loan and the RREEF
               Portfolio Companion Loans will be effected in accordance with the
               MSCI 2007-HQ11 Pooling and Servicing Agreement);

          o    all payments, proceeds and other recoveries on or in respect of the RREEF Portfolio Pari Passu Loan and/or the RREEF Portfolio
               Companion Loan (in each case, subject to the rights of the MSCI
               2007-HQ11 Master Servicer, the MSCI 2007-HQ11 Special Servicer,
               the MSCI 2007-HQ11 Depositor or the MSCI 2007-HQ11 Trustee to
               payments and reimbursements pursuant to and in accordance with

                                     S-211

               the terms of the MSCI 2007-HQ11 Pooling and Servicing Agreement and the rights of the master servicer, the special servicer and the trustee to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)
               will be applied to the RREEF Portfolio Pari Passu Loan and the
               RREEF Portfolio Companion Loan on a pari passu basis according to their respective outstanding principal balances;

          o    the transfer of the ownership of the RREEF Portfolio Companion
               Loan to any person or entity is generally prohibited, other than
               (i) to institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement, (ii) any person or entity upon receipt of written confirmation from the
               Rating Agencies that such transfer will not result in a
               downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii) to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited; and

          o    the holders (or servicers) of each component of the RREEF
               Portfolio Companion Loan are entitled to consult with the Trust's special servicer and to consent to certain significant servicing decisions. Generally, in the event that the special servicer and the holders of each component of the RREEF Portfolio Companion
               Loan are unable to agree on the appropriate course of action within two successive fifteen (15) business day consultation periods, then the course of action chosen by the majority of lenders (determined on a "one dollar, one vote" basis) shall control. If the special servicer needs to take immediate action and cannot wait until the foregoing review periods have expired, then the special servicer shall decide in accordance with the servicing standard what course of action to take.

          Sale of Defaulted Mortgage Loan. In addition, under the MSCI 2007-HQ11
Pooling and Servicing Agreement, if the RREEF Portfolio Companion Loan that is included in the MSCI 2007-HQ11 trust is subject to a fair value purchase option, then any holder of that option will be required to purchase the RREEF Portfolio
Pari Passu Loan from the Trust in connection with the exercise of that option.

THE DEPTFORD MALL LOAN GROUP

          Mortgage Loan No. 8 (the "Deptford Mall Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $60,000,000, representing 3.1% of the Initial Pool Balance (and representing 3.8% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property (the
"Deptford Mall Mortgaged Property") on a pari passu basis with, and pursuant to the same mortgage as, one (1) other note, not included in the Trust, which had an original principal balance of approximately $80,000,000 (the "Deptford Mall
Companion Loan"). The Deptford Mall Mortgaged Property also secures, on a subordinate basis to the Deptford Mall Pari Passu Loan, two (2) other notes, not included in the Trust, which had original principal balances of approximately
$20,000,000 and $12,500,000 (collectively, the "Deptford Mall B Note"). The
Deptford Mall Pari Passu Loan, the Deptford Mall Companion Loan and the Deptford
Mall B Note are collectively referred to herein as the "Deptford Mall Loan
Group." The Deptford Mall Pari Passu Loan is included in the Trust. The Deptford
Mall Loan Group is currently being serviced pursuant to the MSCI 2007-HQ11
Pooling and Servicing Agreement.

          The Deptford Mall B Note has the same maturity date as both the
Deptford Mall Pari Passu Loan and the Deptford Mall Companion Loan and has a
fixed interest rate. The Deptford Mall Pari Passu Loan has a higher interest rate than the Deptford Mall Companion Loan, and one of the notes comprising the
Deptford Mall B Note has a higher interest rate than the other. On the fifth day of each month ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the Deptford
Mall Loan Group. Such payments will be applied in accordance with the intercreditor agreement entered into by the Deptford Mall Loan Group lenders
(the "Deptford Mall Intercreditor Agreement") described below.

          Distributions. Under the terms of the Deptford Mall Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the Deptford Mall Loan Group or any non-monetary event of default such that it would cause the Deptford Mall Loan Group to be a specially serviced mortgage loan under the MSCI 2007-HQ11 Pooling and Servicing
Agreement (and, after such a default has occurred, so long as the holder of the
Deptford Mall B Note has cured such a default in accordance with the terms of the Deptford Mall

                                      S-212

Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the MSCI 2007-HQ11 Pooling and Servicing Agreement, payments and proceeds received with respect to the Deptford Mall Loan Group will generally be paid in the following manner, in each case to the extent of available funds:

          o    first, to the Deptford Mall Pari Passu Loan holder and the
               Deptford Mall Companion Loan holder, on a pari passu basis, and to the Deptford Mall B Note holders, in an amount equal to their pro rata portion of accrued and unpaid interest on the Deptford
               Mall Pari Passu Loan principal balance, the Deptford Mall
               Companion Loan principal balance and the Deptford Mall B Note principal balance, respectively;

          o    second, to the Deptford Mall Pari Passu Loan holder and the
               Deptford Mall Companion Loan holder, on a pari passu basis, and to the Deptford Mall B Note holders, in an amount equal to their pro rata portion of all scheduled payments of principal and interest on the Deptford Mall Loan Group (based on the Deptford
               Mall Pari Passu Loan principal balance, the Deptford Mall
               Companion Loan principal balance and the Deptford Mall B Note principal balance, respectively);

          o    third, to the Deptford Mall Pari Passu Loan holder and the
               Deptford Mall Companion Loan holder, on a pari passu basis, and to the Deptford Mall B Note holders, in an amount equal to their pro rata portion of all principal payments (other than scheduled principal payments) on the Deptford Mall Loan Group (based on the
               Deptford Mall Pari Passu Loan principal balance, the Deptford
               Mall Companion Loan principal balance and the Deptford Mall B
               Note principal balance, respectively);

          o    fourth, to the Deptford Mall Pari Passu Loan holder and the
               Deptford Mall Companion Loan holder, on a pari passu basis, and to the Deptford Mall B Note holders, in an amount equal to their pro rata portion of any prepayment premium, to the extent
               actually paid by the related borrower (based on the Deptford Mall
               Pari Passu Loan principal balance, the Deptford Mall Companion
               Loan principal balance and the Deptford Mall B Note principal balance, respectively);

          o    fifth, to the Deptford Mall Pari Passu Loan holder and the
               Deptford Mall Companion Loan holder, on a pari passu basis, and to the Deptford Mall B Note holders, in an amount equal to their pro rata portion of any default interest (in excess of the interest paid in accordance with clause first above) and late payment charges (based on the Deptford Mall Pari Passu Loan principal balance, the Deptford Mall Companion Loan principal balance and the Deptford Mall B Note principal balance,
               respectively) to the extent not applied to pay interest on advances or payable to any of the MSCI 2007-HQ11 Master Servicer, the MSCI 2007-HQ11 Special Servicer, the MSCI 2007-HQ11 Trustee
               or the MSCI 2007-HQ11 Paying Agent pursuant to the MSCI 2007-HQ11
               Pooling and Servicing Agreement;

          o    sixth, to the Deptford Mall B Note holders, up to the amount of any unreimbursed costs and expenses paid or advanced by the
               Deptford Mall B Note holders with respect to the Deptford Mall
               Loan Group pursuant to the Deptford Mall Intercreditor Agreement or the MSCI 2007-HQ11 Pooling and Servicing Agreement; and

          o    seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person other than a holder under the mortgage loan documents and not otherwise applied in accordance with clauses first through sixth of this paragraph, such amount will be paid to the Deptford Mall Pari Passu Loan holder and the Deptford Mall
               Companion Loan holder, on a pari passu basis, and to the Deptford
               Mall B Note holders, pro rata (based on the initial Deptford Mall
               Pari Passu Loan principal balance, the initial Deptford Mall
               Companion Loan principal balance and the initial Deptford Mall B
               Note principal balance, respectively).

          Notwithstanding the foregoing, in the event that any Deptford Mall B
Note holder has previously made a cure payment, that Deptford Mall B Note holder will be reimbursed for such cure payment after all amounts that are payable under clauses first through fifth above at such time have been paid; provided that, payments are not required to be applied according to the priorities described below that are applicable following an event of default.

                                      S-213

          Following the occurrence and during the continuance of a monetary event of default with respect to the Deptford Mall Loan Group or other non-monetary event of default that causes the Deptford Mall Loan Group to become a specially serviced mortgage loan under the MSCI 2007-HQ11 Pooling and
Servicing Agreement (unless a Deptford Mall B Note holder has cured such a default), after payment of all amounts then payable or reimbursable to parties under the MSCI 2007-HQ11 Pooling and Servicing Agreement, payments and proceeds with respect to the Deptford Mall Loan Group will generally be applied in the following manner, in each case to the extent of available funds:

          o    first, to the Deptford Mall Pari Passu Loan holder and the
               Deptford Mall Companion Loan holder, pro rata (based on the respective shares of total interest accrued on both the Deptford
               Mall Pari Passu Loan and the Deptford Mall Companion Loan), in an
               amount equal to the accrued and unpaid interest on the Deptford
               Mall Pari Passu Loan principal balance and the Deptford Mall
               Companion Loan principal balance;

          o    second, to the Deptford Mall Pari Passu Loan holder and the
               Deptford Mall Companion Loan holder, pro rata (based on the respective shares of total interest accrued on both the Deptford
               Mall Pari Passu Loan and the Deptford Mall Companion Loan), in an
               amount equal to the remaining Deptford Mall Pari Passu Loan principal balance and the Deptford Mall Companion Loan principal balance, until such amounts have been reduced to zero;

          o    third, to the Deptford Mall B Note holders, in an amount equal to the accrued and unpaid interest on the Deptford Mall B Note principal balance;

          o    fourth, to the Deptford Mall B Note holders, in an amount equal to the remaining Deptford Mall B Note principal balance, until such amounts have been reduced to zero;

          o    fifth, to the Deptford Mall Pari Passu Loan holder and the
               Deptford Mall Companion Loan holder, pro rata (based on the respective shares of total interest accrued on both the Deptford
               Mall Pari Passu Loan and the Deptford Mall Companion Loan), in an
               amount equal to any prepayment premium actually received in respect of the Deptford Mall Pari Passu Loan and the Deptford
               Mall Companion Loan, and then, to the Deptford Mall B Note holder, in an amount equal to any prepayment premium actually received in respect of the Deptford Mall B Note;

          o    sixth, any default interest (in excess of the interest paid in accordance with clauses first and third above) first, to the
               Deptford Mall Pari Passu Loan holder and the Deptford Mall
               Companion Loan holder, pro rata (based on the respective shares of total interest accrued on both the Deptford Mall Pari Passu
               Loan and the Deptford Mall Companion Loan), and then, to the
               Deptford Mall B Note holder (based on the Deptford Mall Pari
               Passu Loan principal balance, the Deptford Mall Companion Loan principal balance and the Deptford Mall B Note principal balance, respectively), to the extent not applied to pay interest on advances or payable to any of the MSCI 2007-HQ11 Master Servicer, the MSCI 2007-HQ11 Special Servicer, the MSCI 2007-HQ11 Trustee
               or the MSCI 2007-HQ11 Paying Agent pursuant to the MSCI 2007-HQ11
               Pooling and Servicing Agreement;

          o    seventh, any late payment charges first, to the Deptford Mall
               Pari Passu Loan holder and the Deptford Mall Companion Loan holder, pro rata (based on the respective shares of total
               interest accrued on both the Deptford Mall Pari Passu Loan and the Deptford Mall Companion Loan), until the late payment charges allocable to the Deptford Mall Pari Passu Loan and the Deptford
               Mall Companion Loan have been paid in full, and then, to the
               Deptford Mall B Note holder, until the late payment charges allocable to the Deptford Mall B Note have been paid in full, to the extent not applied to pay interest on advances or payable to any of the MSCI 2007-HQ11 Master Servicer, the MSCI 2007-HQ11
               Special Servicer, the MSCI 2007-HQ11 Trustee or the MSCI
               2007-HQ11 Paying Agent pursuant to the MSCI 2007-HQ11 Pooling and
               Servicing Agreement;

                                      S-214

          o    eighth, to the Deptford Mall B Note holder, up to the amount of any unreimbursed costs and expenses paid or advanced by the
               Deptford Mall B Note holder, with respect to the Deptford Mall
               Loan Group pursuant to the Deptford Mall Intercreditor Agreement or the MSCI 2007-HQ11 Pooling and Servicing Agreement; and

          o    ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person other than a holder under the mortgage loan documents, and not otherwise applied in accordance with the foregoing clauses first through eighth, or if the proceeds of any foreclosure sale or liquidation of the Deptford Mall Loan Group or the mortgaged property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through eighth, then in each such case, such remaining amount will be paid, pro rata (based on the initial Deptford Mall
               Pari Passu Loan principal balance, the initial Deptford Mall
               Companion Loan principal balance and the initial Deptford Mall B
               Note principal balance, respectively), to the Deptford Mall Pari
               Passu Loan holder and the Deptford Mall Companion Loan holder, pro rata (based on the respective shares of total interest accrued on both the Deptford Mall Pari Passu Loan and the
               Deptford Mall Companion Loan), and to the Deptford Mall B Note
               holder.

          Notwithstanding the foregoing, in the event that any Deptford Mall B
Note holder has previously made a cure payment, that Deptford Mall B Note holder will be reimbursed for such cure payment, after all amounts that are payable at such time under clauses first through seventh above have been paid; provided that payments are not required to be applied according to the priorities applicable prior to an event of default.

Rights of the Holders of the Deptford Mall Companion Loan

          Pursuant to the terms of the Deptford Mall Intercreditor Agreement, as of the date of this prospectus supplement, the Deptford Mall Pari Passu Loan is being serviced pursuant to the MSCI 2007-HQ11 Pooling and Servicing Agreement,
and the MSCI 2007-HQ11 Master Servicer or the MSCI 2007-HQ11 Special Servicer,
if applicable, are obligated to administer the Deptford Mall Companion Loan consistently with the terms of the Deptford Mall Intercreditor Agreement and the
MSCI 2007-HQ11 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the Deptford
Mall Pari Passu Loan unless the master servicer, the special servicer, the trustee or the holder of the Deptford Mall Companion Loan, determines that such an advance would not be recoverable from collections on the Deptford Mall Pari
Passu Loan. The MSCI 2007-HQ11 Master Servicer or the MSCI 2007-HQ11 Trustee, as
applicable, are required to make servicing advances on the Deptford Mall Loan
Group unless the MSCI 2007-HQ11 Master Servicer, the MSCI 2007-HQ11 Special
Servicer or the MSCI 2007-HQ11 Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Deptford Mall Loan
Group.

          The Deptford Mall Intercreditor Agreement provides, in general, that the Deptford Mall Pari Passu Loan and the Deptford Mall Companion Loan are of
equal priority with each other and no portion of any of them will have priority or preference over any of the others.

          The Operating Adviser, the master servicer and the special servicer, as applicable, are entitled to consult with the MSCI 2007-HQ11 Special Servicer and to consent to certain significant servicing decisions. If the MSCI 2007-HQ11
Special Servicer needs to take immediate action and cannot wait until the foregoing review periods have expired, then the MSCI 2007-HQ11 Special Servicer will decide, in accordance with the servicing standard under the MSCI 2007-HQ11
Pooling and Servicing Agreement, what course of action to take.

Rights of the Holders of the Deptford Mall B Note

          The holders of the Deptford Mall B Note have certain rights under the
Deptford Mall Intercreditor Agreement, including, among others, the following:

          Option to Cure Defaults Under Deptford Mall Loan Group. The holders of the Deptford Mall B Note have the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money)
with respect to the Deptford Mall Pari Passu Loan and the Deptford Mall
Companion Loan, within five (5) business days (in the case of a monetary default) or thirty (30) days (in the case of a non-monetary

                                      S-215

default) of receipt by a Deptford Mall B Note holder of notice of the subject event of default. The holders of the Deptford Mall B Note may not cure such an event of default more than nine (9) times over the life of such loan, may not cure an event of default more than five (5) times, in the aggregate, in any twelve (12) month period, and there may be no more than three (3) consecutive cure events. So long as the holders of the Deptford Mall B Note are exercising a cure right, neither the MSCI 2007-HQ11 Master Servicer nor the MSCI 2007-HQ11
Special Servicer will be permitted to (i) accelerate the Deptford Mall Pari
Passu Loan or the Deptford Mall Companion Loan, as the case may be, (ii) treat such event of default as such for purposes of transferring the Deptford Mall
Loan Group to the MSCI 2007-HQ11 Special Servicer or (iii) commence foreclosure proceedings.

          Option to Purchase the Deptford Mall Pari Passu Loan. The holders of the Deptford Mall B Note have the right, upon notice from the Deptford Mall Pari
Passu Loan holder and the Deptford Mall Companion Loan holder that the Deptford
Mall Loan Group is in default and remains in default, to purchase the Deptford
Mall Pari Passu Loan and the Deptford Mall Companion Loan, at a price generally equal to the unpaid principal balance of the Deptford Mall Pari Passu Loan and the Deptford Mall Companion Loan, plus accrued and unpaid interest (excluding the interest portion of any cure payments made by the Deptford Mall B Note holder) on the Deptford Mall Pari Passu Loan at the Deptford Mall Pari Passu
Loan interest rate, and on the Deptford Mall Companion Loan at the Deptford Mall
Companion Loan interest rate, plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, special servicing fees, any liquidation fee payable with respect to the Deptford Mall Loan Group pursuant to the MSCI 2007-HQ11 Pooling and
Servicing Agreement and any other additional trust fund expenses allocable to the Deptford Mall Loan Group under the MSCI 2007-HQ11 Pooling and Servicing
Agreement.

          Consent Rights of the Deptford Mall Controlling Holder. Pursuant to
the Deptford Mall Intercreditor Agreement, the Deptford Mall Controlling Holder
is entitled to consent to the MSCI 2007-HQ11 Master Servicer's or the MSCI
2007-HQ11 Special Servicer's (as the case may be) taking, subject to the servicing standard under the MSCI 2007-HQ11 Pooling and Servicing Agreement, certain actions with respect to the Deptford Mall Loan Group, including, without limitation:

          o    any proposed or actual foreclosure upon or comparable conversion of the ownership of the Deptford Mall Mortgaged Property and the other collateral securing the Deptford Mall Loan Group if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

          o    any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the
               Deptford Mall Loan Group;

          o    any acceptance of a discounted payoff of the Deptford Mall Loan
               Group;

          o    any determination to bring the Deptford Mall Mortgaged Property into compliance with applicable environmental laws or to
               otherwise address hazardous materials located at the Deptford
               Mall Mortgaged Property;

          o    any release of collateral for the Deptford Mall Loan Group or any release of the related borrower or any guarantor under the
               Deptford Mall Loan Group (other than in accordance with the terms of the Deptford Mall Loan Group, or upon satisfaction of, the
               Deptford Mall Loan Group);

          o    any acceptance of substitute or additional collateral for the
               Deptford Mall Loan Group (other than in accordance with the terms of the Deptford Mall Loan Group);

          o    any waiver or determination to enforce or not enforce a
               "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that requires the consent of the mortgagee;

          o    any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the Deptford Mall
               Loan Group;

                                      S-216

          o    any acceptance of a change in the property management company for the Deptford Mall Mortgaged Property or any proposed termination or material modification of the management agreement for the
               Deptford Mall Mortgaged Property;

          o    any proposed sale of the Deptford Mall Mortgaged Property or transfer of an interest in the related borrower or the Deptford
               Mall Mortgaged Property;

          o    the adoption or approval of any plan of reorganization,
               restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

          o    any proposed modification or waiver of any material provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or
               replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents); and

          o    releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents.

          The "Deptford Mall Controlling Holder" is, collectively, the holders of the Deptford Mall B Notes (excluding any holder of an interest in the
Deptford Mall B Note that is the borrower or a party related to the borrower), unless (i) a Deptford Mall Control Appraisal Event has occurred and is continuing or (ii) the holder or holders of more than 50% of the aggregate principal balance of the Deptford Mall B Note is the borrower or related to the borrower, in which case the holder of the Deptford Mall Pari Passu Loan is the
Deptford Mall Controlling Holder.

          If the MSCI 2007-HQ11 Master Servicer or the MSCI 2007-HQ11 Special
Servicer determines, in accordance with the servicing standard under the MSCI
2007-HQ11 Pooling and Servicing Agreement, that immediate action is necessary to protect the interests of the holders of the Deptford Mall Pari Passu Loan, the
Deptford Mall Companion Loan or the Deptford Mall B Note (as a collective whole), the MSCI 2007-HQ11 Master Servicer or the MSCI 2007-HQ11 Special
Servicer may take any such action without waiting for the Deptford Mall
Controlling Holder's consent.

          In addition, no advice, direction or objection from or by the Deptford
Mall Controlling Holder may (and the MSCI 2007-HQ11 Master Servicer or the MSCI
2007-HQ11 Special Servicer will ignore and act without regard to any such advice, direction or objection that the MSCI 2007-HQ11 Master Servicer or the
MSCI 2007-HQ11 Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the MSCI 2007-HQ11 Master Servicer or the MSCI
2007-HQ11 Special Servicer to violate any provision of the Deptford Mall
Intercreditor Agreement, the related mortgage loan documents or the MSCI
2007-HQ11 Pooling and Servicing Agreement (including any REMIC provisions), including each of the MSCI 2007-HQ11 Master Servicer's or the MSCI 2007-HQ11
Special Servicer's obligation to act in accordance with the servicing standard under the MSCI 2007-HQ11 Pooling and Servicing Agreement.

                                      S-217

THE TIMBERLAND BUILDINGS A/B MORTGAGE LOAN

          Mortgage Loan No. 13 (the "Timberland Buildings Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $33,235,918.97, representing 1.7% of the Initial Pool Balance (and representing 2.1% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property (the
"Timberland Buildings Mortgaged Property"), which also secures a subordinated B note (the "Timberland Buildings B Note") that had an original principal balance of $10,000,000. The Timberland Buildings Mortgage Loan and the Timberland
Buildings B Note are collectively referred to in this prospectus supplement as the "Timberland Buildings A/B Mortgage Loan." The Timberland Buildings Mortgage
Loan is included in the Trust.

          The Timberland Buildings B Note is currently held by CIT Lending
Services Corporation, but may be sold at any time (subject to compliance with the intercreditor agreement referred to in the next paragraph). The Timberland
Buildings B Note or a portion of such note may be included in a future securitization. The Timberland Buildings A/B Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make
Servicing Advances in respect of the Timberland Buildings Mortgaged Property, but will make P&I Advances only in respect of the Timberland Buildings Mortgage
Loan, and will remit collections on the Timberland Buildings Mortgage Loan to, or on behalf of, the Trust.

          The Timberland Buildings B Note has the same maturity date as the
Timberland Buildings Mortgage Loan and has a fixed interest rate. On the eighth day of each month ending prior to the stated maturity date, the related borrower is required to make a payment of interest only in arrears on the Timberland
Buildings A/B Mortgage Loan. Such payments will be applied in accordance with the intercreditor agreement entered into by the Timberland Buildings A/B
Mortgage Loan lenders (the "Timberland Buildings Intercreditor Agreement")
described below.

          Distributions. Under the terms of the Timberland Buildings
Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the Timberland Buildings A/B Mortgage Loan or any non-monetary event of default such that it would cause the Timberland
Buildings A/B Mortgage Loan to be a Specially Serviced Mortgage Loan (and after such a default has occurred, so long as the holder of the Timberland Buildings B
Note has cured such a default in accordance with the terms of the Timberland
Buildings Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Timberland Buildings A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

          o    first, pro rata, to the holder of the Timberland Buildings
               Mortgage Loan and the holder of the Timberland Buildings B Note in an amount equal to the accrued and unpaid interest on the
               Timberland Buildings Mortgage Loan principal balance and the
               Timberland Buildings B Note principal balance, respectively, at
               (x) the respective interest rate minus (y) the servicing fee rate;

          o    second, to the holder of the Timberland Buildings B Note in an amount equal to any and all scheduled principal payments on the
               Timberland Buildings A/B Mortgage Loan;

          o    third, to the holder of the Timberland Buildings Mortgage Loan and the holder of the Timberland Buildings B Note in an amount equal to their pro rata portion of all principal payments (other than scheduled principal payments) on the Timberland Buildings
               A/B Mortgage Loan (based on the Timberland Buildings Mortgage
               Loan principal balance and the Timberland Buildings B Note principal balance, respectively), and on the maturity date of the
               Timberland Buildings A/B Mortgage Loan payment in full of the principal amount with respect to the Timberland Buildings A/B
               Mortgage Loan;

          o    fourth, pro rata, to the holder of the Timberland Buildings
               Mortgage Loan and the holder of the Timberland Buildings B Note, any prepayment premium, to the extent actually paid by the related borrower (based on the respective amounts payable to each when such prepayment premium is separately computed on the prepaid amount of the principal balance of each at the respective interest rate);

                                     S-218

          o    fifth, any default interest (in excess of the interest paid in accordance with clause first above) and late payment charges to the holder of the Timberland Buildings Mortgage Loan and the holder of the Timberland Buildings B Note, pro rata (based on the
               Timberland Buildings Mortgage Loan principal balance and the
               Timberland Buildings B Note principal balance, respectively) to the extent not applied to pay interest on Advances or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and Servicing Agreement;

          o    sixth, to the holder of the Timberland Buildings B Note, up to the amount of any unreimbursed costs and expenses paid or
               advanced by the holder of the Timberland Buildings B Note with respect to the Timberland Buildings A/B Mortgage Loan pursuant to the Timberland Buildings Intercreditor Agreement or the Pooling
               and Servicing Agreement; and

          o    seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person and not otherwise applied in accordance with clauses first through sixth of this paragraph, such amount will be paid to the holder of the Timberland Buildings Mortgage Loan and the holder of the Timberland Buildings B Note, pro rata
               (based on the initial Timberland Buildings Mortgage Loan
               principal balance and the initial Timberland Buildings B Note principal balance, respectively).

          Notwithstanding the foregoing, in the event that the holder of the
Timberland Buildings B Note has previously made a cure payment, the holder of the Timberland Buildings B Note will be reimbursed for such cure payment, after all amounts that are payable under clauses first through fifth above at such time have been paid; provided that payments are not required to be applied according to the priorities applicable following an event of default below.

          Following the occurrence and during the continuance of a monetary event of default with respect to the Timberland Buildings A/B Mortgage Loan or non-monetary event of default that causes the Timberland Buildings A/B Mortgage
Loan to become a Specially Serviced Mortgage Loan (unless such event of default is capable of being cured and the holder of the Timberland Buildings B Note has cured such a default in accordance with the terms of the Timberland Buildings
Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the Timberland Buildings A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

          o    first, to the holder of the Timberland Buildings Mortgage Loan in an amount equal to the accrued and unpaid interest on the
               Timberland Buildings Mortgage Loan principal balance at (x) the related interest rate minus (y) the servicing fee rate;

          o    second, to the holder of the Timberland Buildings Mortgage Loan, in an amount equal to the remaining Timberland Buildings Mortgage
               Loan principal balance, until such amount has been reduced to zero;

          o    third, to the holder of the Timberland Buildings B Note, in an amount equal to the accrued and unpaid interest on the Timberland
               Buildings B Note principal balance at (x) the related interest rate minus (y) the servicing fee rate;

          o    fourth, to the holder of the Timberland Buildings B Note in an amount equal to the remaining Timberland Buildings B Note
               principal balance, until such amount has been reduced to zero;

          o    fifth, to the holder of the Timberland Buildings Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of the Timberland Buildings Mortgage Loan, and then, to the holder of the Timberland Buildings B Note in an amount equal to any prepayment premium actually received in respect of the
               Timberland Buildings B Note;

                                      S-219

          o    sixth, any default interest (in excess of the interest paid in accordance with clauses first and third above) first, to the holder of the Timberland Buildings Mortgage Loan, and then, to the holder of the Timberland Buildings B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on Advances or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and Servicing Agreement;

          o    seventh, any late payment charges first, to the holder of the
               Timberland Buildings Mortgage Loan, and then, to the holder of the Timberland Buildings B Note, to the extent not applied to pay interest on Advances or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and Servicing Agreement;

          o    eighth, to the holder of the Timberland Buildings B Note, up to the amount of any unreimbursed costs and expenses paid or
               advanced by the holder of the Timberland Buildings B Note with respect to the Timberland Buildings A/B Mortgage Loan pursuant to the Timberland Buildings Intercreditor Agreement or the Pooling
               and Servicing Agreement; and

          o    ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with the foregoing clauses first through eighth, or if the proceeds of any foreclosure sale or liquidation of the Timberland Buildings A/B
               Mortgage Loan or the mortgaged property are received in excess of the amounts required to be applied in accordance with the
               Timberland Buildings Intercreditor Agreement, then in each such case, such remaining amount will be paid, pro rata (based on the initial Timberland Buildings Mortgage Loan principal balance and the initial Timberland Buildings B Note principal balance), to the holder of the Timberland Buildings Mortgage Loan and to the holder of the Timberland Buildings B Note.

          Notwithstanding the foregoing, in the event that the holder of the
Timberland Buildings B Note has previously made a cure payment, the holder of the Timberland Buildings B Note will be reimbursed for such cure payment, after all amounts that are payable at such time under clauses first through seventh above have been paid; provided that payments are not required to be applied according to the priorities applicable prior to an event of default.

Rights of the Holder of the Timberland Buildings B Note

          The holder of the Timberland Buildings B Note has certain rights under the Timberland Buildings Intercreditor Agreement, including, among others, the following:

          Option to Cure Defaults Under Timberland Buildings A/B Mortgage Loan.
The holder of the Timberland Buildings B Note, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary or non-monetary events of default with respect to the Timberland Buildings Mortgage
Loan, within five (5) business days of receipt by the holder of the Timberland
Buildings B Note of notice of the subject event of default. The holder of the
Timberland Buildings B Note may not cure more than six (6) events of default (of which no more than four (4) may be with respect to non-monetary events of default) over the life of such loan and may not cure more than four (4) events of default in any 12-month period. A cure by the holder of the Timberland
Buildings B Note may not exceed three (3) consecutive months. In the case of a non-monetary event of default not capable of being cured by the payment of money, the event of default must be cured within thirty (30) days of the expiration of the applicable grace period available to the borrower under the
Timberland Buildings Mortgage Loan, excluding any extensions. So long as the holder of the Timberland Buildings B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the Timberland Buildings Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the Timberland Buildings A/B Mortgage Loan to special servicing, or (iii) commence foreclosure proceedings.

                                      S-220

          Option to Purchase the Timberland Buildings Mortgage Loan. The holder of the Timberland Buildings B Note has the right at any time that the Timberland
Buildings Mortgage Loan is in default and remains in default, to purchase the
Timberland Buildings Mortgage Loan, at a price generally equal to the unpaid principal balance of the Timberland Buildings Mortgage Loan (other than the principal portion of any cure payments made by the holder of the Timberland
Buildings B Note), plus accrued and unpaid interest on the Timberland Buildings
Mortgage Loan at the Timberland Buildings Mortgage Loan interest rate (other than the interest portion of any cure payments made by the holder of the
Timberland Buildings B Note), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, special servicing fees, any liquidation fee payable with respect to the Timberland Buildings A/B Mortgage Loan pursuant to the Pooling and Servicing
Agreement and any other additional trust fund expenses allocable to the
Timberland Buildings A/B Mortgage Loan. Such right to purchase will terminate upon the earlier of (a) the cure of an event of default by the related borrower,
(b) the completion of a foreclosure or the acceptance of a deed in lieu of foreclosure with respect to the Timberland Buildings Mortgaged Property or (c)
consummation of a workout of the Timberland Buildings A/B Mortgage Loan.

          Consent Rights of the holder of the Timberland Buildings B Note.
Pursuant to the Timberland Buildings Intercreditor Agreement, the "Controlling
Holder" (the "Timberland Buildings Controlling Holder") is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the Servicing Standard, certain actions with respect to the
Timberland Buildings A/B Mortgage Loan, including, without limitation:

          o    any proposed or actual foreclosure upon or comparable conversion of the ownership of the Timberland Buildings Mortgaged Property and the other collateral securing the Timberland Buildings A/B
               Mortgage Loan if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

          o    any proposed modification, extension, acceleration, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date), any material non-monetary term of the Timberland Buildings A/B Mortgage Loan or any event of default;

          o    any proposed or actual sale of the Timberland Buildings Mortgaged
               Property (other than in connection with the termination of the
               Trust) for less than the Purchase Price;

          o    any acceptance of a discounted payoff of the Timberland Buildings
               A/B Mortgage Loan;

          o    any determination to bring the Timberland Buildings Mortgaged
               Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Timberland
               Buildings Mortgaged Property;

          o    any release of collateral for the Timberland Buildings A/B
               Mortgage Loan or any release of the related borrower or any guarantor under the Timberland Buildings A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the Timberland Buildings A/B Mortgage Loan);

          o    any acceptance of substitute or additional collateral for the
               Timberland Buildings A/B Mortgage Loan (other than in accordance with the terms of the Timberland Buildings A/B Mortgage Loan), or upon satisfaction of, the Timberland Buildings A/B Mortgage Loan;

          o    any waiver or determination to enforce or not enforce a
               "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

          o    any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the Timberland
               Buildings A/B Mortgage Loan;

          o    any acceptance of a change in the property management company for the Timberland Buildings Mortgaged Property or any proposed termination or material modification of the management

                                      S-221

               agreement for the Timberland Buildings Mortgaged Property
               (provided that the unpaid principal balance of the Timberland
               Buildings A/B Mortgage Loan is greater than $5,000,000);

          o    the approval of any replacement special servicer for the
               Timberland Buildings A/B Mortgage Loan (other than in connection with the trustee becoming the successor thereto);

          o    any transfer of the Timberland Buildings Mortgaged Property or of
               a direct or indirect interest in the related borrower or the
               Timberland Buildings Mortgaged Property;

          o    any incurrence of additional debt or mezzanine debt by the related borrower or any beneficial owner;

          o    the adoption or approval of any plan of reorganization,
               restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

          o    any determination by the special servicer that the Timberland
               Buildings A/B Mortgage Loan has become a Specially Serviced
               Mortgage Loan pursuant to the conditions set forth in the Pooling and Servicing Agreement for such determinations;

          o    any determination by the master servicer or special servicer, as applicable, that a Servicing Transfer Event has occurred with respect to the Timberland Buildings A/B Mortgage Loan solely by reason of the failure of the related borrower to maintain or cause to be maintained terrorism insurance coverage;

          o    any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and
               maintained by the related borrower, and any renewal or
               replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents); and

          o    releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents.

          If the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the Timberland Buildings
Mortgage Loan and the Timberland Buildings B Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the Timberland Buildings Controlling Holder's consent.

          The Timberland Buildings Controlling Holder will be the holder of the
Timberland Buildings B Note (provided that such holder is not the related borrower) if, and for so long as, (a) the initial unpaid principal balance of the Timberland Buildings B Note minus the sum of (i) any principal payments allocated to and received on the Timberland Buildings B Note, (ii) any appraisal reductions allocated to the Timberland Buildings A/B Mortgage Loan and (iii) any
realized principal losses, is less than (b) 25% of the difference between the initial unpaid principal balance of the Timberland Buildings B Note and any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the Timberland Buildings B Note. In the event that the holder of the Timberland Buildings B Note is no longer the
Timberland Buildings Controlling Holder, such consent rights generally will be exercised by the Operating Adviser.

          In addition, no advice, direction or objection from or by the
Timberland Buildings Controlling Holder may (and the holder of the Timberland
Buildings Mortgage Loan and any of the master servicer or the special servicer shall ignore and act without regard to any such advice, direction or objection that the holder of the Timberland Buildings Mortgage Loan, the master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the Timberland Buildings Mortgage Loan or any of the master servicer or the special servicer to violate any provision of the Timberland Buildings Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including each of the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard.

                                      S-222

          Right to Appoint Special Servicer. The holder of the Timberland
Buildings B Note, so long as it is the Timberland Buildings Controlling Holder, may remove the existing special servicer for the Timberland Buildings A/B
Mortgage Loan, with or without cause, and appoint a successor to the special servicer for the Timberland Buildings A/B Mortgage Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

THE RAMADA PLAZA BEACH RESORT A/B MORTGAGE LOAN

          Mortgage Loan No. 15, which had an outstanding principal balance as of the Cut-off Date of $26,250,000 (the "Ramada Plaza Beach Resort Mortgage Loan"),
represents 1.3% of the Initial Pool Balance (and represents 1.6% of the Initial
Loan Group 1 Balance). The mortgage on the related mortgaged property also secures one (1) subordinate note (the "Ramada Plaza Beach Resort B Note") with an original principal balance of $1,750,000 and also has additional mezzanine financing in place with an original principal balance of approximately
$5,000,000 (the "Ramada Plaza Beach Resort Mezzanine Loan") that is not secured by the related mortgaged property.

          The initial holder of the Ramada Plaza Beach Resort Mortgage Loan and the initial holder of the Ramada Plaza Beach Resort B Note have entered into an intercreditor agreement (the "Ramada Plaza Beach Resort Intercreditor
Agreement"). The Ramada Plaza Beach Resort B Note initially will be held by
CBA-Mezzanine Capital Finance, LLC, which holder may sell or transfer the Ramada
Plaza Beach Resort B Note at any time subject to compliance with the requirements of the Ramada Plaza Beach Resort Intercreditor Agreement. The
Ramada Plaza Beach Resort B Note is not included in the Trust but it will be serviced pursuant to the Pooling and Servicing Agreement. The Ramada Plaza Beach
Resort Mortgage Loan, together with the Ramada Plaza Beach Resort B Note, is referred to herein as the "Ramada Plaza Beach Resort A/B Mortgage Loan."

          The Ramada Plaza Beach Resort Mortgage Loan and the Ramada Plaza Beach
Resort B Note comprising the Ramada Plaza Beach Resort A/B Mortgage Loan are
cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The Ramada Plaza Beach Resort B Note has a higher interest rate than the Ramada Plaza Beach Resort Mortgage Loan. The outstanding principal balance of the Ramada Plaza Beach Resort B Note does not exceed 5% of the underwritten appraised value of the mortgaged real property that secures the
Ramada Plaza Beach Resort A/B Mortgage Loan.

          The Ramada Plaza Beach Resort Intercreditor Agreement. The Ramada
Plaza Beach Resort Intercreditor Agreement provides, among other things, for the application of payments between the Ramada Plaza Beach Resort Mortgage Loan and the Ramada Plaza Beach Resort B Note.

          The right of the holder of the Ramada Plaza Beach Resort B Note to receive payments of interest, principal and other amounts is subordinated to the right of the holder of the Ramada Plaza Beach Resort Mortgage Loan to receive such amounts. A "Ramada Plaza Beach Resort A/B Mortgage Loan Material Default"
consists of the following events: (a) the acceleration of the Ramada Plaza Beach
Resort Mortgage Loan or the Ramada Plaza Beach Resort B Note; (b) the existence of a continuing monetary event of default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the borrower or the borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a Ramada
Plaza Beach Resort A/B Mortgage Loan Material Default has not occurred or, if a
Ramada Plaza Beach Resort A/B Mortgage Loan Material Default has occurred, that
Ramada Plaza Beach Resort A/B Mortgage Loan Material Default is no longer continuing, the borrower under the Ramada Plaza Beach Resort A/B Mortgage Loan will make separate payments of principal and interest to the respective holders of the Ramada Plaza Beach Resort Mortgage Loan and Ramada Plaza Beach Resort B
Note. Escrow and reserve payments will be made to the master servicer on behalf of the Trust (as the holder of the Ramada Plaza Beach Resort Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the Ramada Plaza
Beach Resort A/B Mortgage Loan (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the Ramada
Plaza Beach Resort Mortgage Loan and then to the principal balance of the Ramada
Plaza Beach Resort B Note. If a Ramada Plaza Beach Resort A/B Mortgage Loan
Material Default occurs and is continuing, then all amounts tendered by the borrower or otherwise available for payment of the Ramada Plaza Beach Resort A/B
Mortgage Loan will be applied by the master servicer (with any payments received by the holder of the Ramada Plaza Beach Resort

                                      S-223

B Note after and during such a Ramada Plaza Beach Resort A/B Mortgage Loan
Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the Ramada Plaza Beach Resort Intercreditor Agreement, which generally provides that all interest (other than default interest), principal, yield maintenance charges, static prepayment premiums and outstanding expenses with respect to the
Ramada Plaza Beach Resort Mortgage Loan will be paid in full prior to any application of payments to the Ramada Plaza Beach Resort B Note.

          If, after the expiration of the right of the holder of the Ramada
Plaza Beach Resort B Note to purchase the Ramada Plaza Beach Resort Mortgage
Loan (as described below), the Ramada Plaza Beach Resort Mortgage Loan or the
Ramada Plaza Beach Resort B Note is modified in connection with a work-out so that, with respect to either the Ramada Plaza Beach Resort Mortgage Loan or the
Ramada Plaza Beach Resort B Note, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then, in most cases, all payments to the Trust (as the holder of the Ramada
Plaza Beach Resort Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the Ramada Plaza Beach Resort Mortgage Loan will remain the same. In all cases, the holder of the Ramada Plaza Beach Resort B
Note will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the Ramada Plaza Beach Resort Mortgage Loan or the
Ramada Plaza Beach Resort B Note attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the
Ramada Plaza Beach Resort B Note).

          So long as a Ramada Plaza Beach Resort A/B Mortgage Loan Material
Default has not occurred with respect to the Ramada Plaza Beach Resort A/B
Mortgage Loan, the master servicer will have no obligation to collect payments with respect to the Ramada Plaza Beach Resort B Note. A separate servicer of the
Ramada Plaza Beach Resort B Note will be responsible for collecting amounts payable in respect of the Ramada Plaza Beach Resort B Note. That servicer will have no servicing duties or obligations with respect to the Ramada Plaza Beach
Resort Mortgage Loan or the mortgaged real property. If a Ramada Plaza Beach
Resort A/B Mortgage Loan Material Default occurs with respect to the Ramada
Plaza Beach Resort A/B Mortgage Loan, the master servicer or the special servicer, as applicable, will (during the continuance of that Ramada Plaza Beach
Resort A/B Mortgage Loan Material Default) collect and distribute payments for both of the Ramada Plaza Beach Resort Mortgage Loan and the Ramada Plaza Beach
Resort B Note pursuant to the sequential payment waterfall set forth in the
Ramada Plaza Beach Resort Intercreditor Agreement.

          Advances. Neither the master servicer nor the trustee is required to make any P&I Advance with respect to the Ramada Plaza Beach Resort B Note.
Neither the holder of the Ramada Plaza Beach Resort B Note nor any related separate servicer is required to make any P&I Advance with respect to the Ramada
Plaza Beach Resort Mortgage Loan or any Servicing Advances with respect to the mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make Servicing Advances with respect to the mortgaged real properties securing the Ramada Plaza Beach Resort A/B Mortgage
Loan.

          Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of the Ramada Plaza Beach Resort B Note, the
Ramada Plaza Beach Resort Mortgage Loan or the related loan documents, is limited by the rights of the holder of the Ramada Plaza Beach Resort B Note to approve certain such modifications and other actions as set forth in the Ramada
Plaza Beach Resort Intercreditor Agreement until expiration of such holder's right to purchase the Ramada Plaza Beach Resort Mortgage Loan in accordance with the terms of the Ramada Plaza Beach Resort Intercreditor Agreement.

          Purchase Options. In the event that (i) any payment of principal or interest on the Ramada Plaza Beach Resort Mortgage Loan or the Ramada Plaza
Beach Resort B Note becomes ninety (90) or more days delinquent, (ii) the principal balance of the Ramada Plaza Beach Resort Mortgage Loan or the Ramada
Plaza Beach Resort B Note has been accelerated, (iii) the principal balance of the Ramada Plaza Beach Resort Mortgage Loan or the Ramada Plaza Beach Resort B
Note is not paid at maturity, (iv) the borrower under the Ramada Plaza Beach
Resort A/B Mortgage Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Ramada Plaza Beach Resort B Note has been interrupted and the priority of payments under such Ramada Plaza Beach Resort A/B Mortgage Loan have been converted to a sequential payment structure in accordance with the Ramada Plaza
Beach Resort Intercreditor Agreement following

                                      S-224

an event of default, the holder of the Ramada Plaza Beach Resort B Note will be entitled to purchase the Ramada Plaza Beach Resort Mortgage Loan from the Trust for a period of thirty (30) days following its receipt from the master servicer or special servicer of notice of such event, subject to certain conditions set forth in the Ramada Plaza Beach Resort Intercreditor Agreement. If the holder of the Ramada Plaza Beach Resort B Note exercises its purchase option, the purchase price will generally be equal to the sum of (a) the outstanding principal balance of the Ramada Plaza Beach Resort Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the Ramada Plaza Beach Resort
Mortgage Loan (excluding any default interest or other late payment charges),
(c) any unreimbursed Servicing Advances made with respect to the Ramada Plaza
Beach Resort Mortgage Loan, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the Ramada Plaza Beach Resort A/B Mortgage Loan by the master servicer or special servicer, (e) any interest on any unreimbursed P&I Advances with respect to the Ramada Plaza Beach Resort Mortgage Loan, (f) any related
Master Servicing Fees, Primary Servicing Fees, Special Servicing Fees and
Trustee's Fees payable under the Pooling and Servicing Agreement (other than success or similar fees or termination compensation) and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the
Ramada Plaza Beach Resort A/B Mortgage Loan together with advance interest thereon. The holder of the Ramada Plaza Beach Resort B Note does not have any rights to cure any defaults with respect to the Ramada Plaza Beach Resort A/B
Mortgage Loan.

THE AXTON LOAN GROUP

          Mortgage Loan No. 18 (referred to herein as "The Axton Pari Passu
Loan") is secured by the related mortgaged property ("The Axton Mortgaged
Property") and had an outstanding principal balance as of the Cut-off Date of
$21,000,000, representing 1.1% of the Initial Pool Balance (and representing
1.3% of the Initial Loan Group 1 Balance), is secured by the related mortgaged properties on a pari passu basis with, and pursuant to the same mortgage as, two
(2) other notes, not included in the Trust, which had original principal balances of approximately $19,000,000 and $15,000,000 ("The Axton Companion Loan
A-2" and "The Axton Companion Loan A-3," respectively, and collectively, "The
Axton Companion Loans"). The Axton Pari Passu Loan and The Axton Companion Loans
are collectively referred to herein as "The Axton Loan Group."

          Upper-tier affiliates of The Axton Pari Passu Loan borrower and the
Noble Mansion Mortgage Loan borrower currently have additional subordinated mezzanine financing in place with aggregate original principal balances of (a)
$105,000,000 (with an additional $5,000,000 of potential subordinated mezzanine financing, subject to certain conditions) ("The Axton Junior Mezzanine Loan"), all of which is secured by a first- or second-priority perfected security interest in ownership interests pledged by certain upper-tier affiliates of The
Axton Mortgage Loan borrower and (b) $25,000,000 ("The Axton Senior Mezzanine
Loan" and together with The Axton Junior Mezzanine Loan, "The Axton Mezzanine
Loans"), all of which is secured by a first- or second-priority perfected security interest in ownership interests pledged by an upper-tier affiliate of both The Axton Pari Passu Loan borrower and the Noble Mansion Mortgage Loan borrower. The Axton Mezzanine Loans are not secured by The Axton Mortgaged
Property and are not assets of the Trust.

          The Axton Pari Passu Intercreditor Agreement. Pursuant to the
intercreditor agreement entered into between the holders of The Axton Pari Passu
Loan and The Axton Companion Loans ("The Axton Pari Passu Intercreditor
Agreement"), all amounts paid by the related borrower or otherwise available for payment on The Axton Pari Passu Loan and The Axton Companion Loans (net of
various payments and reimbursements to third parties, including the master servicer, the special servicer, the paying agent and/or the trustee, and the master servicer, the special servicer, the paying agent and/or the trustee (if any) of the securitization that may include any of The Axton Companion Loans for servicing compensation, advances and/or interest on advances, among other things) will be applied on a pro rata and pari passu basis such that each holder of The Axton Pari Passu Loan and The Axton Companion Loans will be of equal priority and no such holder will have priority or preference over another.

          The Axton Pari Passu Intercreditor Agreement provides that the
"operating adviser" appointed by the holder of The Axton Pari Passu Loan (which appointment will be made by the "controlling class" under the Pooling and
Servicing Agreement) will have approval rights with respect to certain actions taken by the master servicer or the special servicer, as the case may be, in regard to The Axton Loan Group, and the respective holders of The Axton
Companion Loans will have non-binding consultation rights with respect to such actions. Notwithstanding such consultation and approval rights, no advice, direction or objection from or by such "operating adviser" or the

                                      S-225

holders of The Axton Companion Loans may (and the master servicer or the special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause the master servicer or the special servicer to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the
Servicing Standard, violate the REMIC provisions of the Internal Revenue Code or violate any other provisions of the Pooling and Servicing Agreement or any provisions of The Axton Pari Passu Intercreditor Agreement.

          The master servicer and the special servicer are required to comply with the applicable provisions of The Axton Pari Passu Intercreditor Agreement, and in the event of any conflict between the terms of the Pooling and Servicing
Agreement and the terms of The Axton Pari Passu Intercreditor Agreement, The
Axton Pari Passu Intercreditor Agreement provides that the conflict shall be resolved in favor of The Axton Pari Passu Intercreditor Agreement.

          The Axton Pari Passu Intercreditor Agreement also permits Morgan
Stanley Mortgage Capital Holdings LLC, so long as it is the holder of The Axton
Companion Loan, to divide such retained loan into one or more "component" pari passu notes in the aggregate principal amount equal to the companion loan being reallocated, provided that, among other things, the aggregate principal balance of The Axton Companion Loan held by Morgan Stanley Mortgage Capital Holdings LLC and the new pari passu notes following such amendments are no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

          Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if The Axton Pari Passu Loan is subject to a fair value purchase option, each option holder specified in "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase The Axton Pari Passu Loan at a price equal to the fair value of such mortgage loan as determined by the special servicer. If The Axton Pari Passu
Loan is purchased by an option holder, then such option holder, in connection with its exercise of such option will also be required to purchase The Axton
Companion Loans.

          The Axton Mezzanine Intercreditor Agreement. Pursuant to the terms of an intercreditor agreement between the holders of The Axton Loan Group and the holders of The Axton Mezzanine Loans ("The Axton Mezzanine Intercreditor
Agreement"), the holders of The Axton Mezzanine Loans have certain rights with respect to The Axton Loan Group, including, among others, the following:

          Option to Cure Defaults Under The Axton Loan Group. The holders of The
Axton Mezzanine Loans each have the right to cure monetary events of default with respect to The Axton Loan Group, within five (5) business days of receipt of notice of the subject event of default. Generally, neither the holder of The
Axton Senior Mezzanine Loan nor the holder of The Axton Junior Mezzanine Loan may cure a monetary event of default with respect to monthly scheduled debt service payments on The Axton Loan Group for more than six (6) consecutive months, unless such holder has commenced and is continuing to diligently pursue its rights against the collateral that secures The Axton Senior Mezzanine Loan or The Axton Junior Mezzanine Loan, as the case may be, but does not secure The
Axton Loan Group. In the event both The Axton Senior Mezzanine Loan holder and
The Axton Junior Mezzanine Loan holder both cure such monetary default, the master servicer or the special servicer will accept the cure from The Axton
Junior Mezzanine Loan holder and return to The Axton Senior Mezzanine Loan holder funds tendered by The Axton Senior Mezzanine Loan holder.

          If the default is of a non-monetary nature, The Axton Junior Mezzanine
Loan holder will have the opportunity to cure by giving notice within ten (10)
business days of receipt of the master servicer's or special servicer's notice of default. The Axton Junior Mezzanine Loan holder will have the same period of time as The Axton Loan Group borrower to cure such non-monetary default;
provided, however that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period, and if curative action was promptly commenced and is being diligently pursued by The Axton Junior Mezzanine
Loan holder, then such holder will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in The Axton Mezzanine
Intercreditor Agreement. In the event that The Axton Junior Mezzanine Holder does not provide the master servicer or the special servicer the notice described above or provides notice but fails to cure the default, The Axton
Senior Mezzanine Holder will be entitled to cure such default within the period of time equal to the sum of (a) the greatest of (x) the same period of time as
The Axton Mortgage Loan borrower, less the time that has elapsed since The Axton
Junior Mezzanine Loan

                                      S-226

holder's receipt of the notice of default, (y) thirty (30) days from The Axton
Senior Mezzanine Loan holder's receipt of the notice of default, and (z) the number of days remaining for The Axton Junior Mezzanine Loan holder to cure such default, plus (b) if such default is incapable of being cured within the greatest of the time periods described in clauses (x), (y) and (z) above, such additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in The Axton Mezzanine Intercreditor Agreement.

          Option to Purchase The Axton Loan Group. If (a) The Axton Loan Group
has been accelerated or (b) any enforcement action has been commenced and is continuing under the mortgage loan documents (each a "The Axton Loan Group
Purchase Option Event"), upon ten (10) business days prior written notice, The
Axton Senior Mezzanine Loan holder and The Axton Junior Mezzanine Loan holder each will have the right to purchase, in whole but not in part, The Axton Loan
Group for a price equal to the outstanding principal balance of The Axton Loan
Group, plus accrued and unpaid interest, and other amounts due thereon, on The
Axton Loan Group, plus any advances made by the master servicer or the special servicer, plus any interest charged by the master servicer or the special servicer on any advances for monthly payments of principal and/or interest on
The Axton Loan Group and/or on any advances and all other costs and expenses
(including reasonable legal fees and expenses and special servicing fees)
actually incurred by the master servicer or the special servicer in enforcing the terms of the related mortgage loan documents. The foregoing option to purchase The Axton Loan Group automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

          Consent Rights. Pursuant to The Axton Mezzanine Intercreditor
Agreement, the consent of the holders of The Axton Mezzanine Loans is required for the master servicer or the special servicer to take any of the following actions or to make any modifications to the related mortgage loan documents permitting it to take any of the following actions:

          (i)    increase the interest rate or principal amount of The Axton
                 Loan Group;

          (ii)   increase in any other material respect any monetary obligations of the borrower under the related mortgage loan documents;

          (iii)  extend or shorten the scheduled maturity date of The Axton Loan
                 Group;

          (iv)   convert or exchange The Axton Loan Group into or for any other indebtedness or subordinate any of The Axton Loan Group to any indebtedness of the borrower;

          (v)    accept a grant of any lien on or security interest in any
                 collateral or property of the borrower or any other person not originally granted or contemplated to be granted under the related mortgage loan documents;

          (vi)   modify or amend the terms and provisions of the related cash management agreement with respect to the amount, manner, timing and method of the application of payments under the related mortgage loan documents;

          (vii)  cross-default The Axton Loan Group with any other indebtedness;

          (viii) obtain any direct or indirect equity interest in the borrower,
                 The Axton Senior Mezzanine Loan borrower or The Axton Junior
                 Mezzanine Loan borrower, or any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the property securing The Axton
                 Loan Group;

          (ix)   spread the lien of the mortgage to encumber additional real property;

          (x)    extend the period during which voluntary prepayments are
                 prohibited, impose any prepayment premium or yield maintenance charge when none is required or after the current maturity date of

                                      S-227

                 The Axton Loan Group, or increase the amount of such prepayment fee, premium or yield maintenance charge;

          (xi)   result in the termination of, or increase the required strike price with respect to, any interest rate protection agreement required under the related mortgage loan documents or modify or amend the requirements of the related mortgage loan documents relating to any interest rate protection agreement;

          (xii)  modify or amend the definition of event of default under the related mortgage loan documents;

          (xiii) modify or amend the provisions of the related mortgage loan documents limiting transfers of interests (direct or indirect)
                 in the borrower or the property securing The Axton Loan Group;

          (xiv)  modify the provisions of the related mortgage loan documents relating to the establishment of reserve accounts and the
                 amounts to be deposited into those accounts; or

          (xv)   release any collateral for The Axton Loan Group;

          provided, however, in no event will the master servicer or the special servicer be obligated to obtain consent from the holders of The Axton Mezzanine
Loans to any of the modifications listed above in the case of a workout or other surrender, compromise, release, renewal or indulgence relating to The Axton Loan
Group during the existence of a an event of default under The Axton Loan Group that is continuing, except that under no conditions will the master servicer or the special servicer commit the following actions without written consent of the holders of The Axton Mezzanine Loans:

          o    increase the principal amount of The Axton Loan Group in
               violation of clauses (i) or (x) above; or

          o    violate any of the clauses (i) through (xv) above where (a) The
               Axton Senior Mezzanine Loan holder or The Axton Junior Mezzanine
               Loan holder has cured or is in the process of curing any such event of default that such holder is capable of curing, and with respect to non-monetary events of default is not capable of curing, (b) such event of default will not materially adversely affect the property securing The Axton Loan Group or the cash flow from the property, and (c) The Axton Senior Mezzanine Loan holder or The Axton Junior Mezzanine Loan holder, as applicable, is diligently pursuing its remedies with respect to pledged equity interests.

THE MASTER SERVICER

Master Servicer Compensation

          The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, B Note and Serviced Companion Mortgage Loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on Escrow Accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer as provided in the Pooling and
Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any
Advances and additional trust fund expenses (other than Liquidation Fees,
Special Servicing Fees and Workout Fees) pursuant to the terms of the Pooling and Servicing Agreement.

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest

                                      S-228

Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If
Prepayment Interest Excesses for all mortgage loans other than Specially
Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are non-Specially Serviced Mortgage Loans. The special servicer will process and approve assumptions relating to the mortgage loans in the trust.

          In the event that the master servicer resigns or is no longer master servicer for any reason, the master servicer will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of
Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate immediately upon the date which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if an Event of Default
occurs solely by reason of the occurrence of a default of certain sub-servicers under the related primary servicing or sub-servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing or sub-servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing of sub-servicing default occurred.

          The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and
(ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer.

                                      S-229

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the
Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

          The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

THE SPECIAL SERVICER

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

          The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

          The special servicer is also permitted to retain, in general, 100.0%
of all application fees, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, 50% of such fees on non-Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          The special servicer will be entitled to process and approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

                                     S-230

          As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser (or any B Note holder to the extent described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the
Beacon Seattle & DC Portfolio Loan Group, the RREEF Portfolio Loan Group, the
Deptford Mall Loan Group and The Axton Loan Group" above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing
Agreement.

          If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

          The trustee may, and the Operating Adviser may direct the trustee to, terminate the special servicer upon a Special Servicer Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing
Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer may be replaced by the trustee as described in the Pooling and Servicing
Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

          The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.
Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to certain of the A/B Mortgage Loans, to the extent that no control appraisal event under the related intercreditor agreement exists and to the extent that the holder of the related B Note is not an affiliate of the related mortgage loan borrower, the holder of the related B Note or its designee has and will have the right to replace the special servicer for the applicable A/B Mortgage Loan, if and to the extent provided for in the related intercreditor agreement, upon the appointment and acceptance of such appointment by a successor to the special servicer and subject to receipt by the trustee of written confirmation from each Rating Agency that such appointment will not result in a qualification, downgrade or withdrawal of any ratings then assigned to the Certificates. The holder of the related B Note must pay any expenses incurred by the trust in connection with such replacement. If a control appraisal event under the related intercreditor agreement has occurred and is continuing or if the holder or holders of more than 50% of the principal balance of the related B Note is an affiliate of the mortgage loan borrower, the holder of the applicable Mortgage Loan succeeds to the holder of the related B Note's rights described above.

THE OPERATING ADVISER

          An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

          o    any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

          o    any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

                                     S-231

          o    any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
               Certificates--Optional Termination";

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

          o    any acceptance of a discounted payoff;

          o    any waiver of a "due on sale" or "due on encumbrance" clause
               (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing
               Agreement);

          o    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

          o    any release of collateral for a Specially Serviced Mortgage Loan
               (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

          o    any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

          Other than with respect to a proposed sale of a Specially Serviced
Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of Certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

          At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

          The Operating Adviser will be responsible for its own expenses.

          Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

          We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the Class S
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

          Notwithstanding the foregoing, the master servicer or special servicer may reject any advice, direction or objection by the Operating Adviser if such advice, direction or objection would:

          o    require or cause the master servicer or special servicer to violate any law of any applicable jurisdiction;

                                      S-232

          o    require or cause the master servicer or special servicer to violate the provisions of the Pooling and Servicing Agreement, including those requiring the master servicer or special servicer to act in accordance with the Servicing Standard under the
               Pooling and Servicing Agreement and not to impair the status of any REMIC created under the Pooling and Servicing Agreement as a
               REMIC; and

          o    require or cause the master servicer or special servicer to violate the terms of a mortgage loan or any applicable
               intercreditor, co-lender or similar agreement

          Neither the master servicer nor special servicer will follow any such direction or initiate any such actions. The rights of the Operating Adviser are subject to the rights of any holder of a B Note as described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the Beacon Seattle & DC
Portfolio Loan Group, the RREEF Portfolio Loan Group, the Deptford Mall Loan
Group and The Axton Loan Group."

          Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions. Notwithstanding the foregoing, the Operating Adviser will have certain non-binding consultation rights with respect to certain material servicing actions involving the Beacon Seattle & DC Portfolio Loan Group as described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage
Loans, the Beacon Seattle & DC Portfolio Loan Group, the RREEF Portfolio Loan
Group, the Deptford Mall Loan Group and The Axton Loan Group--The Beacon Seattle
& DC Portfolio Loan Group." In addition, the holder of The Axton Companion Loans
(or the operating adviser under the securitization that holds one or more of The
Axton Companion Loans) will have certain non-binding consultation rights as described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage
Loans, the Beacon Seattle & DC Portfolio Loan Group, the RREEF Portfolio Loan
Group, the Deptford Mall Loan Group and The Axton Loan Group--The Axton Loan
Group."

          The Pooling and Servicing Agreement will provide that, with respect to any B Note, mortgage loan or Serviced Companion Mortgage Loan that is subject to any intercreditor agreement or co-lender agreement, any conflict between the terms of the Pooling and Servicing Agreement and the related intercreditor agreement or co-lender agreement shall be resolved in favor of that intercreditor agreement or co-lender agreement.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer will have the right to permit non-material, routine modifications to the performing (non-specially serviced) mortgage loans, pursuant to the terms of the Pooling and Servicing Agreement.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

                                      S-233

          o    accept a Principal Prepayment during any Lock-out Period;

          provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or if the related mortgage loan relates to a B Note or Serviced Companion Mortgage Loan, equal to or exceeding the recovery to Certificateholders and the holders of such
B Note or Serviced Companion Mortgage Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two (2) years prior to the Rated Final
               Distribution Date; or

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

          Additionally, subject to any restrictions applicable to REMICs and to limitations imposed by the Pooling and Servicing Agreement, the special servicer will be permitted to modify performing mortgage loans subject to such special servicer consulting with counsel, and under certain circumstances or if such special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

          Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of
Certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the
Certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

          The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to (a) the special servicer and (b) the holder of the certificates representing the greatest Percentage
Interest in the Controlling Class, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced
Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment, subject to the rights of any related mezzanine note holder or B Note holder). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. Prior to the special servicer's determination of fair value referred to in the preceding sentence, the fair value of a mortgage loan shall be deemed to be an amount equal to the
Purchase Price plus (i) any prepayment penalty or Yield Maintenance Charge then payable upon the prepayment of such mortgage loan and (ii) the reasonable fees and expenses of the special servicer, the master servicer and the trustee incurred in connection with the sale of the mortgage loan. In determining fair value, the special servicer shall take into account, among other factors, the results of any appraisal obtained in accordance with the Pooling and Servicing
Agreement within the prior twelve months; any views on fair value expressed by independent investors in comparable mortgage loans (provided that the special servicer shall not be obligated to solicit such views); the period and amount of any delinquency; whether to the special servicer's actual knowledge,

                                      S-234

the mortgage loan is in default to avoid a prepayment restriction; the physical condition of the related mortgaged property; the state of the local economy; the expected recoveries from the mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised;
and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.
The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest Percentage Interest in the Controlling
Class that is affiliated with the special servicer or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is equal to fair value.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the mortgage loan seller pursuant to the
Pooling and Servicing Agreement or (v) been purchased by the holder of a related
B Note or mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

          The Option will apply to the Beacon Seattle & DC Portfolio Pari Passu
Loan and is granted to (a) the special servicer and (b) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, in that order. Any purchaser will not be entitled or required to purchase any of the Beacon Seattle & DC Portfolio Companion Loans.

          Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the Beacon Seattle & DC Portfolio Loan Group, the RREEF
Portfolio Loan Group, the Deptford Mall Loan Group and The Axton Loan Group"
above.

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (or B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all
Certificateholders (and with respect to any B Note or Serviced Companion
Mortgage Loan, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

          If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the

                                      S-235

meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an
"independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property.
Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property,"
within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I, at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to
REMIC I, would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property.
Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

          For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the trust other than those portions of the trust consisting of (i) the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust"), (ii) the separate trust that holds the Class A-2FL Regular
Interest, the rights of the Class A-2FL Certificates in respect of payments on the applicable Swap Transaction and the Class A-2FL Floating Rate Account (the
"Class A-2FL Grantor Trust"), (iii) the separate trust that holds the Class
A-MFL Regular Interest, the rights of the Class A-MFL Certificates in respect of payments on the applicable Swap Transaction and the Class A-MFL Floating Rate
Account (the "Class A-MFL Grantor Trust") and (iv) the separate trust that holds the Class A-JFL Regular Interest, the rights of the Class A-JFL Certificates in respect of payments on the applicable Swap Transaction and the Class A-JFL
Floating Rate Account (the "Class A-JFL Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

                                      S-236

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them;

          o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

          o    compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations adopted under the
               Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II, and REMIC III; (3)
the REMIC Regular Certificates, the Class A-2FL Regular Interest, the Class
A-MFL Regular Interest and the Class A-JFL Regular Interest will evidence the
"regular interests" in, and will be treated as debt instruments of, REMIC III;
(4) each of the Excess Interest Grantor Trust, the Class A-2FL Grantor Trust,
the Class A-MFL Grantor Trust and the Class A-JFL Grantor Trust will be treated as a grantor trust for federal income tax purposes; (5) the Class T Certificates will represent a beneficial ownership of the assets of the Excess Interest
Grantor Trust; (6) the Class A-2FL Certificates will represent beneficial ownership of the assets of the Class A-2FL Grantor Trust; (7) the Class A-MFL
Certificates will represent beneficial ownership of the assets of the Class
A-MFL Grantor Trust; and (8) the Class A-JFL Certificates will represent beneficial ownership of the assets of the Class A-JFL Grantor Trust.

          The offered certificates (other than the Class A-2FL Certificates, the
Class A-MFL Certificates and the Class A-JFL Certificates), the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest will be regular interests issued by REMIC III. The Class A-2FL Grantor
Trust will consist of the Class A-2FL Regular Interest, the applicable Swap
Transaction and the Class A-2FL Floating Rate Account, and the Class A-2FL
Certificates will represent an undivided beneficial interest such assets. The
Class A-MFL Grantor Trust will consist of the Class A-MFL Regular Interest, the applicable Swap Transaction and the Class A-MFL Floating Rate Account, and the
Class A-MFL Certificates will represent an undivided beneficial interest such assets. The Class A-JFL Grantor Trust will consist of the Class A-JFL Regular
Interest, the applicable Swap Transaction and the Class A-JFL Floating Rate
Account, and the Class A-JFL Certificates will represent an undivided beneficial interest such assets. See "Federal Income Tax Consequences--Taxation of Owners
of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          Except as provided below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Class
A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL
Certificates, the above discussion applies only to the beneficial interest in the Class A-2FL Regular Interest, the Class A-MFL Regular Interest and the Class
A-JFL Regular Interest, respectively.

          Moreover, the offered certificates (other than the Class A-2FL
Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates)
will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the Class A-2FL Certificates, the Class
A-MFL Certificates and the Class A-JFL Certificates will represent an undivided beneficial interest in the applicable Swap Transaction and the applicable
Floating Rate Account, they will not be suitable assets for resecuritization in a REMIC. Offered certificates (other than the Class A-2FL Certificates, the
Class A-MFL

                                      S-237

Certificates and the Class A-JFL Certificates), the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest
held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code other than any portion of the basis of the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates allocable to the applicable Swap
Transaction.

          The offered certificates (other than the Class A-2FL Certificates, the
Class A-MFL Certificates and the Class A-JFL Certificates), the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property (including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates (other than the Class A-2FL Certificates, the
Class A-MFL Certificates and the Class A-JFL Certificates), the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest shall be treated as qualified property under 7701(a)(19)(C). See
"Description of the Mortgage Pool" in this prospectus supplement and "Federal
Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          It is anticipated that for federal income tax purposes, (i) the Class
A-1 and Class A-2 Certificates and the Class A-2FL Regular Interest will be issued at a premium, (ii) the Class A-1A, Class A-3, Class A-4 and Class A-5
Certificates will be issued with a de minimis amount of original issue discount, and (iii) the Class A-M, Class A-J, Class B, Class C and Class D Certificates,
the Class A-MFL Regular Interest and the Class A-JFL Regular Interest will be issued with original issue discount. It is anticipated that the privately offered certificates will be issued with original issue discount for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder.

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates (or the Class
A-2FL Regular Interest) issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Regular Certificates" in the prospectus.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class

                                      S-238

of certificates is entitled under the terms of the Pooling and Servicing
Agreement, rather than including projected Prepayment Premiums or Yield
Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield
Maintenance Charges are treated as ordinary income rather than capital gain.
However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP TRANSACTIONS

          Each holder of a Class A-2FL Certificate, Class A-MFL Certificate or
Class A-JFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the applicable Swap Transaction.

          Holders of the Class A-2FL Certificates, the Class A-MFL Certificates
or the Class A-JFL Certificates must allocate the price they pay for their
Certificates between their interests in the Class A-2FL Regular Interest, the
Class A-MFL Regular Interest or the Class A-JFL Regular Interest, as applicable, and the applicable Swap Transaction based on their relative fair market values.
The portion, if any, allocated to the applicable Swap Transaction will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase price for the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates allocable to the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular
Interest, respectively. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest,
as applicable. If the applicable Swap Transaction is on-market, no amount of the purchase price will be allocable to it. Holders of the Class A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to such Certificates. A holder of a Class A-2FL Certificate, Class
A-MFL Certificate or Class A-JFL Certificate generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the applicable Swap Transaction (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-2FL Certificates, Class A-MFL
Certificates or Class A-JFL Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap agreement as a loan for federal income tax purposes if the payment is "significant." It is not expected that any
Swap Premium would be treated in part as a loan under Treasury Regulations.

          Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Swap
Transaction must be netted against payments made under the applicable Swap
Transaction and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The
IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the
Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates.

          Any amount of proceeds from the sale, redemption or retirement of a
Class A-2FL Certificate, Class A-MFL Certificate or Class A-JFL Certificate that is considered to be allocated to the holder's rights under the applicable Swap
Transaction or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class A-2FL Certificate,
Class A-MFL Certificate or Class A-JFL Certificate, as applicable, under
Treasury Regulations. A holder of a Class A-2FL Certificate, Class A-MFL
Certificate or Class A-JFL Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received under the applicable Swap Transaction minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the

                                      S-239

applicable Swap Transaction or (B) (i) any termination payment it paid or is deemed to have paid under the applicable Swap Transaction minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the applicable Swap Transaction. Gain or loss realized upon the termination of the applicable Swap Transaction will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

          The Class A-2FL Certificates, the Class A-MFL Certificates and the
Class A-JFL Certificates, representing a beneficial ownership in the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest, respectively, and the applicable Swap Transaction, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the applicable Swap Transaction would be short term. If the holder of a Class A-2FL Certificate, Class A-MFL Certificate or Class A-JFL
Certificate incurred or continued to incur indebtedness to acquire or hold such
Class A-2FL Certificate, Class A-MFL Certificate or Class A-JFL Certificate, the
holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the applicable Swap Transaction.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

          Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III, the Excess Interest
Grantor Trust, the Class A-2FL Grantor Trust, the Class A-MFL Grantor Trust and
the Class A-JFL Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Washington (approximately 23.1% of the Initial
Pool Balance), New York (approximately 19.4% of the Initial Pool Balance) and
California (approximately 10.0% of the Initial Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

WASHINGTON

          In Washington, it is most common to foreclose a deed of trust by a non-judicial trustee's sale. Non-judicial foreclosure is available only if the property is not used principally for agricultural purposes, either at the time the deed of trust is granted or at the time of foreclosure. The non-judicial foreclosure process requires a preliminary 30 day notice of default and a subsequent 90 day notice of sale. The notice of sale must be posted on the premises and published twice in a local newspaper. The trustee's sale cannot be held sooner than 190 days after the date of default.

          Washington has a "one action" rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

                                     S-240

          Non-judicial foreclosure has the effect of satisfying the entire obligation secured by the deed of trust, including any cross collateralized obligations and any obligations of the grantor contained in separate documents that are the "substantial equivalent" of obligations secured by the deed of trust. Limited exceptions to the "anti deficiency" rule allow post foreclosure actions against the grantor within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for waste committed against the property.

          In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the foreclosure complaint waives any deficiency judgment against the grantor.

NEW YORK

          New York law requires a lender to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

CALIFORNIA

          Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                          CERTAIN ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the
Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and most non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

          Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including

                                     S-241

the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. If the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a
"fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

          The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2007-5) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's, S&P, DBRS
               Limited or DBRS, Inc.;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the sponsor, the Swap Counterparty, the master servicer, the special servicer, any person responsible for servicing a Non-

                                     S-242

               Serviced Mortgage Loan or any related REO Property and any borrower with respect to mortgage loans constituting more than 5%
               of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

          Before purchasing any such class of certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates (except for the Class A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates to the extent of the applicable Swap Transaction) by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

          Each Swap Transaction benefiting the Class A-2FL Certificates, the
Class A-MFL Certificates and the Class A-JFL Certificates, as applicable, does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-2FL Certificates, the Class A-MFL Certificates or the

                                     S-243

Class A-JFL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular
Interest, as the case may be, without taking into account payments made or received with respect to the Swap Agreement and (ii) the rights and obligations under the applicable Swap Transaction. A Plan's purchase and holding of a Class
A-2FL Certificate, Class A-MFL Certificate or Class A-JFL Certificate could constitute or otherwise result in a prohibited transaction under ERISA and
Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.

          Accordingly, as long as the applicable Swap Transaction is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a
Class A-2FL Certificate, Class A-MFL Certificate or Class A-JFL Certificate
unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under Section
408(b)(17) of ERISA to "service providers" to Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for "adequate consideration") or PTE 84-14 (for transactions by independent
"qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the
"Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions
(in particular, fiduciary self-dealing transactions prohibited by ERISA Section
406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class A-2FL Certificate, Class A-MFL Certificate or Class A-JFL
Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class A-2FL Certificates, the Class A-MFL Certificates or the
Class A-JFL Certificates are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

          Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance

                                     S-244

company general account," as defined in DOL Prohibited Transaction Class
Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

          We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                                     S-245

                              PLAN OF DISTRIBUTION

          We have entered into an Underwriting Agreement with Morgan Stanley &
Co. and Bear, Stearns & Co. Inc.. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Balance of each class of offered certificates presented below.

       UNDERWRITERS            CLASS A-1     CLASS A-1A      CLASS A-2     CLASS A-2FL     CLASS A-3     CLASS A-4     CLASS A-5
--------------------------   ------------   ------------   ------------   ------------   ------------   -----------   -----------

Morgan Stanley & Co.
   Incorporated...........    $40,000,000   $366,041,000   $289,100,000   $395,000,000   $131,500,000   $66,354,000   $83,000,000
Bear, Stearns & Co. Inc...    $         0   $          0   $          0   $          0   $          0   $         0   $         0
      Total ..............    $40,000,000   $366,041,000   $289,100,000   $395,000,000   $131,500,000   $66,354,000   $83,000,000

      UNDERWRITERS             CLASS A-M     CLASS A-MFL     CLASS A-J     CLASS A-JFL      CLASS B       CLASS C       CLASS D
--------------------------   ------------   ------------   ------------   ------------   ------------   -----------   -----------

Morgan Stanley & Co.
   Incorporated...........   $170,856,000    $25,000,000    $53,000,000    $91,444,000    $41,620,000   $22,033,000   $24,482,000
Bear, Stearns & Co. Inc...   $          0    $         0    $         0    $         0    $         0   $         0   $         0
      Total ..............   $170,856,000    $25,000,000    $53,000,000    $91,444,000    $41,620,000   $22,033,000   $24,482,000

          Morgan Stanley & Co. Incorporated will act as lead manager and sole bookrunner with respect to the offered certificates.

          The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $1,784,345,032, plus accrued interest on the certificates.

          The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

          One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including Morgan
Stanley Mortgage Capital Holdings LLC, engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of
Interest May Have An Adverse Effect On Your Certificates" in this prospectus supplement.

          In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by the
Underwriter of a greater number

                                     S-246

of certificates than it is required to purchase from Morgan Stanley Capital I
Inc. in the offering. An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if the certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

          The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about July 31, 2007, which is the third business day following the date of pricing of the certificates.

          Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

          The Underwriters and any dealers that participate with the
Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of
1933, as amended.

          We have agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

          One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Holdings LLC, the mortgage loan seller, and Morgan Stanley Capital Services Inc., the swap counterparty.

                                  LEGAL MATTERS

          The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New
York. Certain legal matters will be passed upon for Morgan Stanley Mortgage
Capital Holdings LLC by Latham & Watkins LLP, New York, New York, for Wells
Fargo Bank, National Association, in its capacity as master servicer, by Sidley
Austin LLP, New York, New York, for Wells Fargo Bank, National Association, in
its capacity as paying agent, certificate registrar and authenticating agent, by
Kennedy Covington Lobdell & Hickman, L.L.P., and for LNR Partners, Inc., in its
capacity as special servicer, by Bilzin Sumberg Baena Price & Axelrod LLP,
Miami, Florida.

                                     S-247

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS            FITCH   S&P
--------------   -----   ---
Class A-1.....    AAA    AAA
Class A-1A....    AAA    AAA
Class A-2.....    AAA    AAA
Class A-2FL...    AAA    AAA
Class A-3.....    AAA    AAA
Class A-4.....    AAA    AAA
Class A-5.....    AAA    AAA
Class A-M.....    AAA    AAA
Class A-MFL...    AAA    AAA
Class A-J.....    AAA    AAA
Class A-JFL...    AAA    AAA
Class B.......    AA      AA
Class C.......    AA-    AA-
Class D.......     A      A

          It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, for among other reasons, if that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the latest rated final distribution date under any of the Non-Serviced Mortgage Loan Pooling and
Servicing Agreements. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          The ratings of the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on such Classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the respective Pass-Through Rates on the Class A-2FL Regular Interest, the Class
A-MFL Regular Interest and the Class A-JFL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average Net
Mortgage Rate). In addition, the ratings on the Class A-2FL Certificates, the
Class A-MFL Certificates and the Class A-JFL Certificates do not address (i) the likelihood of receipt by the holders of the Class A-2FL Certificates, the Class
A-MFL Certificates or the Class A-JFL Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the Swap Counterparty defaults on its obligations under the Swap Agreement, the likelihood that the holders of the
Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the Swap Agreement that were not recovered from the Swap Counterparty, (iii) the extent to which interest on the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates will be

                                     S-248

reduced due to the allocation of Net Aggregate Prepayment Interest Shortfalls or
reduction in payment by the Swap Counterparty if the Pass-Through Rate of the
Class A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class
A-JFL Regular Interest, respectively, is reduced below the Weighted Average Net
Mortgage Rate.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the trust.

          "A/B Mortgage Loan" means the Columbia Center A/B Mortgage Loan, the
Parkoff Portfolio A/B Mortgage Loan, the Ramada Plaza Beach Resort A/B Mortgage
Loan, the Timberland Buildings A/B Mortgage Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into one or more senior mortgage note(s) and one or more subordinated mortgage note(s), one or more of which senior mortgage note(s) is included in the trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related subordinated note(s).

          "Accrued Certificate Interest" means, in respect of each class of
Certificates and for the Class A-2FL Regular Interest, Class A-MFL Regular
Interest and the Class A-JFL Regular Interest for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional
Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except (prior to the occurrence and continuation of a related Swap Default or the termination of the related Swap Transaction as described in this prospectus supplement) in the case of the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year.

          "Additional Servicer" means each affiliate of the master servicer,
MSMCH, the trustee, the paying agent, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, MSMCH, the trustee, the paying agent, the Depositor or any
Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate (and
in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II to this prospectus supplement.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

                                     S-249

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

          the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o    to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or
     A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
     (but were not deposited) in respect of the related mortgaged property or
     REO Property, as the case may be,

          over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

                                     S-250

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note (and, as set forth in the related intercreditor agreement if there is more than one subordinated note) and then allocated to the related A Note. In the case of any Non-Serviced Mortgage Loan, any Appraisal Reduction will be calculated in accordance with the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that the Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
               represents one or more of the following:

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the trustee
                    and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts of one day's interest with respect to the Interest
                    Reserve Loans to be deposited into the Interest Reserve
                    Account;

                                     S-251

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan, all amounts received with respect to such A/B Mortgage
                    Loan that are required to be paid to the holder of the
                    related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

               o    in the case of any B Note or Serviced Companion Mortgage
                    Loan, the portion of such amounts payable to the holders of any B Note or Serviced Companion Mortgage Loan that are
                    required to be deposited into the related B Note or Serviced
                    Companion Mortgage Loan custodial account;

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest
               Reserve Amounts then on deposit in the Interest Reserve Account.

          "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note(s) not included in the trust, which are subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

          "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

          "Base Interest Fraction" means, with respect to any Principal
Prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates (other than the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates), the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest,
a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates, the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest or the class A-JFL Regular
Interest as applicable, and (ii) the Discount Rate used in calculating the
Prepayment Premium or Yield Maintenance Charge with respect to the Principal
Prepayment (or the current Discount Rate if not used in such calculation) and
(B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the
Prepayment Premium or Yield Maintenance Charge with respect to that Principal
Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest
Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to

                                     S-252

the mortgage rate on the related mortgage loan, but is less than the
Pass-Through Rate on that Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

          "Beacon Seattle & DC Portfolio A/B Intercreditor Agreement" means the intercreditor agreement between the holder of the Beacon Seattle & DC Portfolio
Companion Loan A-4, the holder of the Beacon Seattle & DC Portfolio Companion
Loan A-5 and the holder of the Beacon Seattle & DC Portfolio B Note.

          "Beacon Seattle & DC Portfolio B Note" means, with respect to the
Beacon Seattle & DC Portfolio Pari Passu Loan, the related B Note.

          "Beacon Seattle & DC Portfolio Companion Loan A-1" means the note secured by the Beacon Seattle & DC Portfolio Pari Passu Mortgage on a pari passu basis with the Beacon Seattle & DC Portfolio Pari Passu Loan that is included in a securitization known as the Morgan Stanley Capital I Trust 2007-IQ14.

          "Beacon Seattle & DC Portfolio Companion Loan A-4" means the note secured by the Beacon Seattle & DC Portfolio Pari Passu Mortgage on a pari passu basis with the Beacon Seattle & DC Portfolio Pari Passu Loan that is included in a securitization known as the Banc of America Commercial Mortgage Trust 2007-2.

          "Beacon Seattle & DC Portfolio Companion Loan A-5" means the note secured by the Beacon Seattle & DC Portfolio Pari Passu Mortgage on a pari passu basis with the Beacon Seattle & DC Portfolio Pari Passu Loan that is included in a securitization known as the Bear Stearns Commercial Mortgage Trust 2007-PWR16.

          "Beacon Seattle & DC Portfolio Companion Loan A-6" means the note secured by the Beacon Seattle & DC Portfolio Pari Passu Mortgage on a pari passu basis with the Beacon Seattle & DC Portfolio Pari Passu Loan that is included in a securitization known as the Wachovia Bank Commercial Mortgage Trust 2007-C31.

          "Beacon Seattle & DC Portfolio Companion Loan A-7" means the note secured by the Beacon Seattle & DC Portfolio Pari Passu Mortgage on a pari passu basis with the Beacon Seattle & DC Portfolio Pari Passu Loan that is included in a securitization known as the Wachovia Bank Commercial Mortgage Trust 2007-C32.

          "Beacon Seattle & DC Portfolio Companion Loan" means, collectively, the Beacon Seattle & DC Portfolio Companion Loan A-1, the Beacon Seattle & DC
Portfolio Companion Loan A-4, the Beacon Seattle & DC Portfolio Companion Loan
A-5, the Beacon Seattle & DC Portfolio Companion Loan A-6, and the Beacon
Seattle & DC Portfolio Companion Loan A-7.

          "Beacon Seattle & DC Portfolio First Mezzanine Loan" means, with respect to the Beacon Seattle & DC Portfolio Pari Passu Loan, the related first mezzanine loan.

          "Beacon Seattle & DC Portfolio Intercreditor Agreements" means, collectively, the Beacon Seattle & DC Portfolio Mezzanine Intercreditor
Agreement, the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement
and the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement.

          "Beacon Seattle & DC Portfolio Loan Group" means the Beacon Seattle &
DC Portfolio Pari Passu Loan, the Beacon Seattle & DC Portfolio Companion Loan
and the Beacon Seattle & DC Portfolio B Note.

          "Beacon Seattle & DC Portfolio Mezzanine Intercreditor Agreement"
means the intercreditor agreement between the holder of the Beacon Seattle & DC
Portfolio Pari Passu Loan, the holders of the Non-Serviced Companion Mortgage
Loans and the Non-Serviced Mortgage Loan B Note comprising the Beacon Seattle &
DC Portfolio Loan Group, and the holders of the Beacon Seattle & DC Mezzanine
Loans.

          "Beacon Seattle & DC Portfolio Mezzanine Loans" means, collectively, the Beacon Seattle & DC Portfolio First Mezzanine Loan and the Beacon Seattle &
DC Portfolio Second Mezzanine Loan.

          "Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement"
means the intercreditor agreement between the holder of the Beacon Seattle & DC
Portfolio Pari Passu Loan and the holders of the Non-Serviced

                                     S-253

Companion Mortgage Loans and the Non-Serviced Mortgage Loan B Note comprising the Beacon Seattle & DC Portfolio Loan Group.

          "Beacon Seattle & DC Portfolio Pari Passu Loan" means Mortgage Loan
No. 3.

          "Beacon Seattle & DC Portfolio Pari Passu Mortgage" means the mortgage securing the Beacon Seattle & DC Portfolio Pari Passu Loan and the Beacon
Seattle & DC Portfolio Companion Loan.

          "Beacon Seattle & DC Portfolio Primary Servicer" means Wachovia Bank,
National Association.

          "Beacon Seattle & DC Portfolio Second Mezzanine Loan" means, with respect to the Beacon Seattle & DC Portfolio Pari Passu Loan, the related second mezzanine loan.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate, the Class A-2FL Regular Interest,
the Class A-MFL Regular Interest or the Class A-JFL Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

          "Class" means the designation applied to the offered certificates, the
Class A-2FL Regular Interest, the Class A-MFL Regular Interest, the Class A-JFL
Regular Interest and the private certificates pursuant to this prospectus supplement.

          "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-1A Certificates, the Class A-2 Certificates, the Class A-2FL
Certificates (or as the context requires, the Class A-2FL Regular Interest), the
Class A-3 Certificates, the Class A-4 Certificates and the Class A-5
Certificates.

          "Class A-2FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-2FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-2FL Regular Interest pursuant to the applicable Swap Transaction, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-2FL Regular Interest for so long as the applicable Swap Transaction remains in place; and (b) all regularly scheduled principal payments required to be paid to the Swap Counterparty in respect of the Class A-2FL Regular Interest pursuant to the applicable Swap
Transaction.

          "Class A-2FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Transaction is in effect and there exists no continuing payment default under the applicable
Swap Transaction, the aggregate amount of interest received by the trustee from the Swap Counterparty in respect of the Class A-2FL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual
Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-2FL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a
Swap Default occurs and is continuing, the Class A-2FL Interest Distribution
Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-2FL Regular Interest.

                                     S-254

          "Class A-2FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-2FL Regular Interest on such Distribution Date.

          "Class A-2FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-2FL Certificates.

          "Class A-JFL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-JFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-JFL Regular Interest pursuant to the applicable Swap Transaction, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-JFL Regular Interest for so long as the applicable Swap Transaction remains in place; and (b) all regularly scheduled principal payments required to be paid to the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the applicable Swap
Transaction.

          "Class A-JFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Transaction is in effect and there exists no continuing payment default under the applicable
Swap Transaction, the aggregate amount of interest received by the trustee from the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual
Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-JFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a
Swap Default occurs and is continuing, the Class A-JFL Interest Distribution
Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-JFL Regular Interest.

          "Class A-JFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-JFL Regular Interest on such Distribution Date.

          "Class A-JFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-JFL Certificates.

          "Class A-MFL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-MFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-MFL Regular Interest pursuant to the applicable Swap Transaction, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-MFL Regular Interest for so long as the applicable Swap Transaction remains in place; and (b) all regularly scheduled principal payments required to be paid to the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the applicable Swap
Transaction.

          "Class A-MFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Transaction is in effect and there exists no continuing payment default under the applicable
Swap Transaction, the aggregate amount of interest received by the trustee from the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual
Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a
Swap Default occurs and is continuing, the Class A-MFL Interest Distribution
Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

                                     S-255

          "Class A-MFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

          "Class A-MFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-MFL Certificates.

          "Class X Certificates" means the Class X Certificates.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means on or about July 31, 2007.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

          "Columbia Center A/B Mortgage Loan" means the Columbia Center Mortgage
Loan and the Columbia Center B Note.

          "Columbia Center B Note" means, collectively, with respect to the
Columbia Center Mortgage Loan, the loans that are secured by the Columbia Center
Mortgage on a subordinate basis to the Columbia Center Mortgage Loan.

          "Columbia Center Intercreditor Agreement" means the intercreditor agreement between the holder of the Columbia Center Mortgage Loan and the holder of the Columbia Center B Note.

          "Columbia Center Mortgage" means the mortgage securing the Columbia
Center Mortgage Loan and the Columbia Center B Note.

          "Columbia Center Mortgage Loan" means Mortgage Loan No. 1.

          "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans resulting from Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage
Loan or Serviced Companion Mortgage Loan) during the related Collection Period over (B) the aggregate of the Prepayment Interest Excesses received in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans
(but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same related Collection Period.
Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of the mortgage loans including REO Properties (but not including any B Note,
Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution
Date, if the master servicer applied the subject Principal Prepayment in accordance with the terms of the related mortgage loan documents and (ii) be required to be paid on any Prepayment Interest Shortfalls to the extent incurred in respect of any Specially Serviced Mortgage Loans or any Non-Serviced Mortgage
Loan that is a specially serviced mortgage loan under the applicable
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

                                     S-256

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

          "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

          "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of
Subordinate Certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means July 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in July 2007 with respect to mortgage loans not having Due Dates on the first day of each month have been deemed received on July 1, 2007, not the actual day on which the Scheduled
Payments were due.

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

          "Debt Service Coverage Ratio" or "DSCR" means the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the
Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

                                     S-257

          "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Depositor" means Morgan Stanley Capital I Inc.

          "Deptford Mall B Note" means, collectively, with respect to the
Deptford Mall Pari Passu Loan, the loans that are secured by the Deptford Mall
Pari Passu Mortgage on a subordinate basis to the Deptford Mall Pari Passu Loan and the Deptford Mall Companion Loan.

          "Deptford Mall Companion Loan" means the note secured by the Deptford
Mall Pari Passu Mortgage on a pari passu basis with the Deptford Mall Pari Passu
Loan that is included in a securitization known as the Morgan Stanley Capital I
Trust 2007-HQ11.

          "Deptford Mall Control Appraisal Event" means, with respect to the
Deptford Mall Loan Group, as of any date of determination if (a) (i) the aggregate initial principal balance of the Deptford Mall B Note minus (ii) the sum of (x) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Deptford
Mall B Note, (y) any Appraisal Reduction amount in effect as of such date of determination for the Deptford Mall Loan Group and (z) any realized losses and unreimbursed expenses allocated to the Deptford Mall Loan Group is less than (b)
25% of the difference between (x) the aggregate initial principal balance of the
Deptford Mall B Note and (y) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Deptford Mall B Note.

          "Deptford Mall Intercreditor Agreement" means the intercreditor agreement between the holder of the Deptford Mall Pari Passu Loan, the holder of the Deptford Mall Companion Loan and the holder of the Deptford Mall B Note.

          "Deptford Mall Loan Group" means the Deptford Mall Pari Passu Loan, the Deptford Mall Companion Loan and the Deptford Mall B Note.

          "Deptford Mall Pari Passu Loan" means Mortgage Loan No. 8.

          "Deptford Mall Pari Passu Mortgage" means the mortgage securing the
Deptford Mall Pari Passu Loan, the Deptford Mall Companion Loan and the Deptford
Mall B Note.

          "Determination Date" means the 8th day of each month, or, if such day is not a business day, the next succeeding business day.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any
Class of certificates (other than the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates), the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest
for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such Class or Classes of certificates, the Class A-2FL Regular Interest, the Class A-MFL Regular
     Interest or the Class A-JFL Regular Interest for such Distribution Date, reduced (to not less than zero) by:

                                     S-258

               o    any Net Aggregate Prepayment Interest Shortfalls or
                    Prepayment Interest Shortfalls allocated to such Class or
                    Classes for such Distribution Date; and

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance
                    with the terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
     Distribution Date; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means, with respect to any Determination Date, the
4th business day after the related Determination Date.

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A2" by Moody's and at least "AA-" by S&P
(or "A-" if the short-term unsecured debt obligations are rated at least "A-1"), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution that is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee's or paying agent's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate Account or the
Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible
Account solely because it is maintained with Wells Fargo Bank, National
Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that such

                                     S-259

subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of
Moody's, and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and at least "AA-" (or "A-", if the short-term unsecured debt obligations are rated at least "A-1") in the case of
S&P, if the deposits are to be held in the account for more than 30 days.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing
Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement (other than with respect to the duties described under
     "Description of the Offered Certificates - Evidence as to Compliance" in
     this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange
     Act of 1934 of which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default)
     which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee;
     provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an

                                     S-260

     assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates;

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch for a continuous period of 60 days;
     and

o    the master servicer is removed from S&P's Select Servicer List as a U.S.
     Commercial Mortgage Master Servicer and is not reinstated within 60 days.

          Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities Exchange Act of 1934 or the failure of the master servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that party. In some circumstances, such an event of default may be waived by the
Depositor in its sole discretion.

          "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO
Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage
Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

          "Excess Servicing Fee" means an additional fee payable to the master servicer that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. There will be no Excess Servicing Fee payable on any of the mortgage loans.

          "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

                                     S-261

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "Financial Market Publishers" means TREPP, LLC, Bloomberg L.P. and
Intex Solutions, Inc., or any successor entities thereof.

          "Fitch" means Fitch, Inc.

          "529 Fifth Avenue Intercreditor Agreement" means the intercreditor agreement between the holder of the 529 Fifth Avenue Mortgage Loan and the holder of the 529 Fifth Avenue Mezzanine Loan.

          "529 Fifth Avenue Mezzanine Loan" means, with respect to the 529 Fifth
Avenue Mortgage Loan, the related mezzanine loan.

          "529 Fifth Avenue Mortgage Loan" means Mortgage Loan No. 7.

          "Fixed Interest Distribution" means, with respect to the Master
Servicer Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the applicable Swap Transaction.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "Initial Loan Group 1 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 1, or $1,592,523,308.

          "Initial Loan Group 2 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 2, or $366,041,043.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,958,564,352.

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced
Companion Mortgage Loan, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any
Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

          "Interest Accrual Period" means, with respect to each Distribution
Date, (i) for each class of REMIC Regular Certificates and for the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest, the calendar month immediately preceding the month in which such
Distribution Date occurs and (ii) for the Class A-2FL Certificates, the Class
A-MFL Certificates and the Class A-JFL Certificates, the period

                                     S-262

from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

          "Interest Only Certificates" means the Class X Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Interest Reset Date" means the day that is two (2) Banking Days prior to the start of the related Interest Accrual Period.

          "LaSalle" means LaSalle Bank National Association.

          "LIBOR" or "one-month LIBOR" means, with respect to each Interest
Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London
time, on the Interest Reset Date. If such rate does not appear on said Reuters
Screen LIBOR01 Page, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap
Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest Accrual Period will be determined two (2) Banking Days before the Closing Date and shall be two-week LIBOR for the initial Interest Accrual Period only to reflect the shorter initial Interest
Accrual Period, as set forth in the applicable Swap Transaction.

          "Liquidation Fee" means 1.0% of the related Liquidation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property or portion thereof and/or any Condemnation Proceeds and
Insurance Proceeds (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of Condemnation Proceeds and Insurance Proceeds) provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by the mortgage loan seller due to a breach of a representation and warranty or
Document Defect, such fee will only be paid by the mortgage loan seller and due to the special servicer if repurchased after the date that is 90 (or, if the related seller is diligently attempting to cure such breach or document defect,
180) days or more after the mortgage loan seller receives notice of the breach or defect causing the repurchase and (B) in the case of a repurchase of a mortgage loan by a related subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after the master servicer, the special servicer or the trustee receives notice of the default causing the repurchase. For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of (i) an A Note by the holder of the related B
Note or (ii) a mortgage loan by the holder of the related mezzanine loan, unless otherwise specifically set forth in the related intercreditor agreement.

          "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Mortgage Loan or related REO
Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with

                                     S-263

respect to the mortgaged property or properties securing any Loan Pair or A/B
Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

          "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

          "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

          "Loan Group 1" means that distinct loan group consisting of seventy-two (72) mortgage loans, representing approximately 81.3% of the Initial
Pool Balance, that are secured by property types other than multifamily and manufactured housing community properties that secure twenty-five (25) of the mortgage loans.

          "Loan Group 1 Principal Distribution Amount" means, for any
Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

          "Loan Group 2" means that distinct loan group consisting of twenty-five (25) mortgage loans, representing approximately 18.7% of the Initial
Pool Balance and comprised of twenty-three (23) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties.

          "Loan Group 2 Principal Distribution Amount" means, for any
Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

          "Lock-out Period" means the period during which voluntary Principal
Prepayments are prohibited.

          "MAI" means Member of the Appraisal Institute.

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note and any Serviced Companion Mortgage
Loan.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the
Non-Serviced Mortgage Loans), any B Note and any Serviced Companion Mortgage
Loan in connection with the Master Servicing Fee as set forth in the Pooling and
Servicing Agreement. The Master Servicing Fee Rate (including any subservicing or primary servicing fees) for the initial master servicer will range, on a loan by loan basis, from 0.02% per annum to 0.12% per annum.

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

                                     S-264

          "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    unless the mortgage loan is registered on MERS, an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    unless the mortgage loan is registered on MERS, an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

          "Mortgage Loan Purchase Agreement" means the agreement entered into between the Depositor and the mortgage loan seller.

          "Mortgage Pool" means the ninety-seven (97) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,958,564,352, which may vary on the Closing Date by up to 5%.

          "MSCI 2007-HQ11" means the securitization known as the Morgan Stanley
Capital I Trust Series 2007-HQ11.

          "MSCI 2007-HQ11 Master Servicer" means the "master servicer" under the
MSCI 2007-HQ11 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Capmark Finance Inc.

          "MSCI 2007-HQ11 Paying Agent" means the "paying agent" under the MSCI
2007-HQ11 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association.

          "MSCI 2007-HQ11 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of February 1, 2007 between Morgan Stanley Capital
I Inc., as depositor, Capmark Finance Inc., as master servicer, J.E. Robert
Company, Inc., as special servicer, Wells Fargo Bank, National Association, as trustee and custodian, and LaSalle Bank National Association, as paying agent and certificate registrar.

          "MSCI 2007-HQ11 Special Servicer" means the "special servicer" under the MSCI 2007-HQ11 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is J.E. Robert Company, Inc.

                                     S-265

          "MSCI 2007-HQ11 Trustee" means the "trustee" under the MSCI 2007-HQ11
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "MSCI 2007-IQ14" means the securitization known as the Morgan Stanley
Capital I Trust Series 2007-IQ14.

          "MSCI 2007-IQ14 Master Servicer" means the "master servicer" under the
MSCI 2007-IQ14 Pooling and Servicing Agreement, with respect to the Beacon
Seattle & DC Portfolio Companion Loan A-1, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "MSCI 2007-IQ14 Paying Agent" means the "paying agent" under the MSCI
2007-IQ14 Pooling and Servicing Agreement, with respect to the Beacon Seattle &
DC Portfolio Companion Loan A-1, which as of the date of this prospectus supplement is LaSalle Bank National Association.

          "MSCI 2007-IQ14 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley Capital I
Inc., as depositor, Capmark Finance Inc., as general master servicer with respect to the mortgage loans sold to the trust by LaSalle Bank National
Association, Royal Bank of Canada or Principal Commercial Funding II, LLC, Wells
Fargo Bank, National Association, as master servicer with respect to the mortgage loans sold to the trust by Wells Fargo Bank, National Association,
Morgan Stanley Mortgage Capital Inc. or National City Bank, Prudential Asset
Resources, Inc., as master servicer with respect to the mortgage loans sold to the trust by Prudential Mortgage Capital Funding, LLC, the MSCI 2007-IQ14
Special Servicer, the MSCI 2007-IQ14 Trustee, and LaSalle Bank National
Association, as paying agent, certificate registrar, authenticating agent and custodian.

          "MSCI 2007-IQ14 Special Servicer" means the "special servicer" under the MSCI 2007-IQ14 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Centerline Servicing Inc.

          "MSCI 2007-IQ14 Trustee" means the "trustee" under the MSCI 2007-IQ14
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is The Bank of New York Trust Company, National Association.

          "MSMCH" means Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc..

          "MSMCH Loans" means the mortgage loans that were originated or purchased by MSMCH.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the excess of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans (including Specially Serviced Mortgage Loans)
during any Collection Period over the Compensating Interest to be paid by the master servicer (or any sub-servicer, if applicable according to the related sub-servicing agreement) on such Distribution Date.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates, the Class A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class
A-JFL Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

                                     S-266

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve
     Account for the preceding January (commencing in 2008), if applicable, and
     February (commencing in 2008).

          "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the "NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

          "Noble Mansion Intercreditor Agreement" means the intercreditor agreement between the holder of the Noble Mansion Mortgage Loan, the holder of the Noble Mansion Junior Mezzanine Loan and the holder of the Noble Mansion
Senior Mezzanine Loan.

          "Noble Mansion Junior Mezzanine Loan" means, with respect to the Noble
Mansion Mortgage Loan, the related junior mezzanine loan.

          "Noble Mansion Mezzanine Loans" means, collectively, the Noble Mansion
Junior Mezzanine Loan and the Noble Mansion Senior Mezzanine Loan.

          "Noble Mansion Mortgage Loan" means Mortgage Loan No. 25.

          "Noble Mansion Senior Mezzanine Loan" means, with respect to the Noble
Mansion Mortgage Loan, the related senior mezzanine loan.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

          "Non-Serviced Companion Mortgage Loan" means any loan not included in the Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Beacon Seattle
& DC Portfolio Companion Loan, the RREEF Portfolio Companion Loan and Deptford
Mall Companion Loan.

          "Non-Serviced Mortgage Loan" means any mortgage loan included in the
Trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the Beacon Seattle & DC Portfolio Pari Passu Loan, the RREEF
Portfolio Pari Passu Loan and the Deptford Mall Pari Passu Loan.

          "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan, and in this securitization means the Beacon Seattle & DC Portfolio B Note and the Deptford Mall B Note.

          "Non-Serviced Mortgage Loan Group" means the Beacon Seattle & DC
Portfolio Loan Group, the RREEF Portfolio Loan Group and the Deptford Mall Loan
Group.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

                                     S-267

          "Non-Serviced Mortgage Loan Mortgage" means each of the Beacon Seattle
& DC Portfolio Pari Passu Mortgage, the RREEF Portfolio Pari Passu Mortgage and
the Deptford Mall Mortgage, as applicable.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2007-HQ11 Pooling and Servicing Agreement and the MSCI 2007-IQ14 Pooling
and Servicing Agreement, as applicable.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

          "OID" means original issue discount.

          "Operating Adviser" means that entity (or its designee) appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B
Mortgage Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing
Agreement to the extent such rights and powers relate to the related A/B
Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related intercreditor agreement). The initial Operating Adviser will be LNR Securities Holdings, LLC.

          "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees and other servicing fees payable from such Scheduled Payments or Assumed
Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding
Determination Date.

          "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

          "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Parkoff Portfolio A/B Mortgage Loan" means the Parkoff Portfolio
Mortgage Loan and the Parkoff Portfolio B Note.

          "Parkoff Portfolio B Note" means, with respect to the Parkoff
Portfolio Mortgage Loan, the related B Note.

          "Parkoff Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the Parkoff Portfolio Mortgage Loan and the holder of the Parkoff Portfolio B Note.

          "Parkoff Portfolio Mortgage Loan" means Mortgage Loan No. 2.

          "Participants" means DTC's participating organizations.

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

                                     S-268

          "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates or the Class T Certificates), the Class A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class
A-JFL Regular Interest accrues interest.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the mortgage loan seller or receipt by the mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of July 1, 2007 between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, LNR
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and custodian, and Wells Fargo Bank, National Association, as paying agent, certificate registrar and authenticating agent.

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any
Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special
Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee

                                     S-269

(in the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (net of the Master Servicing Fee, the Excess Servicing Fee,
     the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage
     Loan) and the Special Servicing Fee, if the related mortgage loan is a
     Specially Serviced Mortgage Loan, and the Trustee Fee), on the Scheduled
     Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari
     Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan), the Special Servicing Fee, if the related mortgage loan is a Specially
     Serviced Mortgage Loan, and the Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan, B Note or Serviced Companion Mortgage Loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced
Companion Mortgage Loan.

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3, Class A-4, Class A-5,
Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O, Class P, Class Q and Class S Certificates.

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B
     Note or Serviced Companion Mortgage Loan or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan))
     and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation
     Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any
     B Note or Serviced Companion Mortgage Loan) during the related Collection
     Period and that were identified and applied by the master servicer as recoveries of principal.

          The following amounts shall generally reduce the Principal
Distribution Amount (and, in each case, will be allocated first to the Loan
Group Principal Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution
     Date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution
     Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the
     Collection Period in which the subsequent recovery occurs); and

                                     S-270

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
     Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group
     Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the Collection Period in which the subsequent recovery occurs).

          So long as both the Class A-5 and Class A-1A Certificates, the
Principal Distribution Amount for each Distribution Date will be calculated on a
Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate
Balance of the Class A-5 Certificates or the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but Unpaid
Interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by the mortgage loan seller pursuant to the Mortgage Loan
Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above) plus, in connection with a purchase by the mortgage loan seller, any Liquidation Fee payable by the mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Ramada Plaza Beach Resort A/B Mortgage Loan" means the Ramada Plaza
Beach Resort Mortgage Loan and the Ramada Plaza Beach Resort B Note.

          "Ramada Plaza Beach Resort B Note" means, with respect to the Ramada
Plaza Beach Resort Mortgage Loan, the related B Note.

          "Ramada Plaza Beach Resort Intercreditor Agreement" means the intercreditor agreement between the holder of the Ramada Plaza Beach Resort
Mortgage Loan and the holder of the Ramada Plaza Beach Resort B Note.

                                      S-271

          "Ramada Plaza Beach Resort Mezzanine Loan" means, with respect to the
Ramada Plaza Beach Resort Mortgage Loan, the related mezzanine loan.

          "Ramada Plaza Beach Resort Mortgage Loan" means Mortgage Loan No. 15.

          "Rated Final Distribution Date" means the latest rated final distribution date under any of the Non-Serviced Mortgage Loan Pooling and
Servicing Agreements.

          "Rating Agencies" means Fitch and S&P.

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such Liquidation
     Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

          "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class A-2FL
Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates for
so long as no related Swap Default has occurred and is continuing and the related Swap Transaction is in effect, the business day immediately preceding the related Distribution Date.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced Companion Mortgage Loan that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan

                                      S-272

unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates (other than the Class A-2FL Certificates) and the Subordinate Certificates (other than the
Class A-MFL Certificates and the Class A-JFL Certificates).

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

          "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

          "RREEF Portfolio Companion Loan A-1" means the note designated as
Promissory Note A1 secured by the RREEF Portfolio Pari Passu Mortgage on a pari passu basis with the RREEF Portfolio Pari Passu Loan that is included in a securitization known as the Morgan Stanley Capital I Trust 2007-IQ13.

          "RREEF Portfolio Companion Loan A-2" means the note designated as
Promissory Note A2 secured by the RREEF Portfolio Pari Passu Mortgage on a pari passu basis with the RREEF Portfolio Pari Passu Loan that is included in a securitization known as the Morgan Stanley Capital I Trust 2007-HQ11.

          "RREEF Portfolio Companion Loan A-5" means the note designated as
Promissory Note A5 secured by the RREEF Portfolio Pari Passu Mortgage on a pari passu basis with the RREEF Portfolio Pari Passu Loan that is included in a securitization known as the Morgan Stanley Capital I Trust 2007-HQ11.

          "RREEF Portfolio Companion Loan A-6" means the note designated as
Promissory Note A6 secured by the RREEF Portfolio Pari Passu Mortgage on a pari passu basis with the RREEF Portfolio Pari Passu Loan that is included in a securitization known as the Morgan Stanley Capital I Trust 2007-IQ13.

          "RREEF Portfolio Companion Loan" means, collectively, the RREEF
Portfolio Companion Loan A-1, the RREEF Portfolio Companion Loan A-2, the RREEF
Portfolio Companion Loan A-5 and the RREEF Portfolio Companion Loan A-6.

                                      S-273

          "RREEF Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the RREEF Portfolio Pari Passu Loan and the holders of the RREEF Portfolio Companion Loan.

          "RREEF Portfolio Loan Group" means the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loan.

          "RREEF Portfolio Pari Passu Loan" means Mortgage Loan No. 4.

          "RREEF Portfolio Pari Passu Mortgage" means the mortgage securing the
RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loan.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "Scheduled Payment" means, in general, for any mortgage loan, B Note or Serviced Companion Mortgage Loan on any Due Date, the amount of the Scheduled
Payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Mortgage Loan subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
B Note, Serviced Companion Mortgage Loan, Loan Pair or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan, and in this securitization means The Axton Companion Loan A-2 and The Axton Companion
Loan A-3.

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust, and in this securitization means The
Axton Pari Passu Loan.

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note and any Serviced Companion Mortgage Loan, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders

                                      S-274

(and, in the case of any B Note or any Serviced Companion Mortgage Loan, the
related holder of such B Note or Serviced Companion Mortgage Loan, as applicable) as a collective whole, taking into account the subordinate nature of such B Note (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any B Note and any Serviced Companion Mortgage
Loan and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any B Note, any Serviced Companion
     Mortgage Loans or, if a mortgage loan, B Note or any Serviced Companion
     Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the
     Certificateholders and the holder of the related B Note or the Serviced
     Companion Mortgage Loan, as applicable, all taken as a collective whole taking into account the subordinate nature of such B Note) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and
     the related Serviced Companion Mortgage Loan, in the case of a Loan Pair);
     and without regard to:

               i.   any other relationship that the master servicer or the
                    special servicer, as the case may be, or any of their
                    affiliates may have with the related borrower;

               ii.  the ownership of any certificate or any interest in any
                    Serviced Companion Mortgage Loan, any B Note, any
                    Non-Serviced Companion Mortgage Loan, or any mezzanine loan related to a mortgage loan by the master servicer or the
                    special servicer, as the case may be, or any of their
                    affiliates;

               iii. the master servicer's obligation to make Advances;

               iv.  the right of the master servicer (or any of their
                    affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the Pooling and Servicing
                    Agreement or with respect to any particular transaction; and

               v.   any obligation of the master servicer (or any of its
                    affiliates) to repurchase any mortgage loan from the trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a B Note or a Serviced Companion Mortgage Loan to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with the respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement,

                                      S-275

if a Servicing Transfer Event occurs with respect to a Non-Serviced Companion
Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

         "Specially Serviced Mortgage Loan" means the following:

o    a payment default shall have occurred on a mortgage loan (x) at its maturity date (except, if (a) the mortgagor is making the related Assumed
     Scheduled Payment, (b) the mortgagor notifies the master servicer (who shall promptly forward such notice to the special servicer and the
     Operating Adviser) of its intent to refinance such mortgage loan and is diligently pursuing such refinancing, (c) the mortgagor delivers a firm commitment to refinance acceptable to the Operating Adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default which 60 day period may be extended to 120 days at the Operating
     Adviser's discretion) or (y) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due
     Date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which a
     Balloon Payment is past due, and the master servicer or the special servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, to the master servicer's or the special servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer or the special servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer or the special servicer has knowledge of a default
     (other than a failure by the related borrower to pay principal or interest)
     which, in the judgment of the master servicer or the special servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, in the judgment of the master servicer or the special servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or the special servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may be).

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

                                      S-276

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any
     Class or certificates and such notice is not rescinded within 60 days;

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch and such downgrade remains in effect for at least 60 days;

o    the special servicer is no longer listed on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Special Servicer and is not reinstated within 60 days; or

o    the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange
     Act of 1934, as amended, and the Trust's disclosure obligations under
     Regulation AB by the time provided for in the Pooling and Servicing
     Agreement.

                                      S-277

          Under certain circumstances, the failure by the special servicer to terminate a sub-servicer appointed by it because that sub-servicers failed to perform duties similar to those described under "Description of the Offered
Certificates - Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate the special servicer. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.35% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan, with a minimum of
$4,000 per month per Specially Serviced Mortgage Loan or REO property.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement, and the
     Pass-Through Rates of the Class A-2FL Certificates, the Class A-MFL
     Certificates and the Class A-JFL Certificates remain at their initial rates;

o    the Closing Date for the sale of the certificates is July 31, 2007;

o    distributions on the certificates are made on the 12th day of each month, commencing in August 2007;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no mortgage loan exercises its partial release option;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
     Advances outstanding as of the date of modification of any mortgage loan and any related interest on such Advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

          "Subordinate Certificates" means the Class A-M Certificates, the Class
A-MFL Certificates (or as the context requires, the Class A-MFL Regular
Interest), the Class A-J Certificates, the Class A-JFL Certificates (or as the
context requires, the Class A-JFL Regular Interest) and the Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates.

                                      S-278

          "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

          "The Axton Companion Loan A-2" means the note designated as Note A-2 secured by The Axton Pari Passu Mortgage on a pari passu basis with The Axton
Pari Passu Loan.

          "The Axton Companion Loan A-3" means the note designated as Note A-3 secured by The Axton Pari Passu Mortgage on a pari passu basis with The Axton
Pari Passu Loan.

          "The Axton Companion Loans" means The Axton Companion Loan A-2 and The
Axton Companion Loan A-3.

          "The Axton Junior Mezzanine Loan" means, with respect to The Axton
Pari Passu Loan, the related junior mezzanine loan.

          "The Axton Loan Group" means The Axton Pari Passu Loan and The Axton
Companion Loans.

          "The Axton Mezzanine Intercreditor Agreement" means the intercreditor agreement between the holder of The Axton Pari Passu Loan, the holders of The
Axton Companion Loans and the holders of The Axton Mezzanine Loans.

          "The Axton Mezzanine Loans" means, collectively, The Axton Junior
Mezzanine Loan and The Axton Senior Mezzanine Loan.

          "The Axton Pari Passu Intercreditor Agreement" means the intercreditor agreement between the holder of The Axton Pari Passu Loan and the holders of The
Axton Companion Loans.

          "The Axton Pari Passu Loan" means Mortgage Loan No. 18.

          "The Axton Pari Passu Mortgage" means the mortgage securing The Axton
Pari Passu Loan and The Axton Companion Loans.

          "The Axton Senior Mezzanine Loan" means, with respect to The Axton
Pari Passu Loan, the related senior mezzanine loan.

          "Timberland Buildings A/B Mortgage Loan" means the Timberland
Buildings Mortgage Loan and the Timberland Buildings B Note.

          "Timberland Buildings B Note" means, with respect to the Timberland
Buildings Mortgage Loan, the related B Note.

          "Timberland Buildings Intercreditor Agreement" means the intercreditor agreement between the holder of the Timberland Buildings Mortgage Loan and the holder of the Timberland Buildings B Note.

          "Timberland Buildings Mortgage Loan" means Mortgage Loan No. 13.

          "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S.
government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable)
of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trust" means Morgan Stanley Capital I Trust 2007-HQ12.

                                      S-279

          "Trustee Fee" means a monthly fee in an amount equal to, in any month, the product of the portion of a rate equal to 0.00115% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan, which fee is to be paid from the Distribution
Account to the trustee and the paying agent as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Morgan Stanley & Co. Incorporated and Bear,
Stearns & Co. Inc.

          "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

          "Unpaid Interest" means, on any Distribution Date with respect to any class of interests (including the Class A-2FL Regular Interest, the Class A-MFL
Regular Interest and the Class A-JFL Regular Interest) or certificates (other than the Residual Certificates, the Class T Certificates, the Class A-2FL
Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates),
the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "Wells Fargo" means Wells Fargo Bank, National Association.

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (and in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, B Note or Serviced Companion Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, B Note or Serviced Companion Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

                                      S-280

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLER

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
LOAN SELLER                      LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
Capital Holdings LLC              97      1,958,564,352     100.0       5.658       86       1.37      1.34      67.0      65.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352     100.0%      5.658%      86       1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

CUT-OFF DATE BALANCES

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
CUT-OFF DATE BALANCE ($)         LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000              9         13,951,414       0.7       5.873       113      1.32      1.20      73.1      63.2
2,000,001 - 3,000,000             11         26,707,627       1.4       5.889       111      1.34      1.21      75.7      67.3
3,000,001 - 4,000,000             18         62,462,800       3.2       5.798       110      1.33      1.21      75.3      66.7
4,000,001 - 5,000,000             11         49,867,684       2.5       5.589       115      1.40      1.26      76.2      67.9
5,000,001 - 6,000,000              3         16,625,000       0.8       5.633        99      1.34      1.25      74.5      72.7
6,000,001 - 7,000,000              5         31,632,235       1.6       5.879       127      1.39      1.30      71.7      59.4
7,000,001 - 8,000,000              2         15,560,396       0.8       5.598       118      2.28      2.28      51.6      45.9
8,000,001 - 9,000,000              5         43,325,000       2.2       5.709       111      1.41      1.27      75.1      71.5
10,000,001 - 15,000,000            9        107,360,864       5.5       5.979        98      1.29      1.22      72.1      67.5
15,000,001 - 20,000,000            6        107,825,458       5.5       5.783       118      1.30      1.20      77.6      72.0
20,000,001 - 30,000,000            5        121,227,234       6.2       5.881        95      1.30      1.19      68.1      65.0
30,000,001 >=                     13      1,362,018,639      69.5       5.587        76      1.37      1.37      64.5      64.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352     100.0%      5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: $1,100,000
Maximum: $380,000,000
Weighted Average: $20,191,385

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                               NUMBER       AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 OF          CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                              MORTGAGED       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
STATE                        PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Washington                        11        451,822,638      23.1       5.644        59      1.31      1.31      60.2      60.1
New York                          17        380,927,694      19.4       5.338       105      1.64      1.62      62.1      61.4
California - Northern              3         99,000,000       5.1       5.539       119      1.15      1.13      67.7      66.9
California - Southern              8         96,860,396       4.9       5.846       105      1.25      1.24      67.2      66.1
Virginia                          15        188,459,775       9.6       5.560        65      1.12      1.09      74.5      73.5
Florida                           13        169,697,744       8.7       5.788        70      1.20      1.13      75.3      73.6
Pennsylvania                       9         77,272,000       3.9       5.730       117      1.39      1.32      78.3      73.2
New Jersey                         1         60,000,000       3.1       5.290        66      2.19      2.19      55.6      55.6
Illinois                           3         51,366,045       2.6       7.055        52      1.07      1.07      58.5      55.2
District of Columbia               4         48,746,981       2.5       5.797        58      1.25      1.25      68.2      68.2
Texas                              6         46,873,324       2.4       5.655       117      1.30      1.21      79.1      74.3
Oregon                             4         45,700,000       2.3       5.897       112      1.21      1.14      76.8      73.5
Maryland                           4         44,136,991       2.3       5.789        96      1.28      1.24      65.0      60.1
Michigan                           1         33,235,919       1.7       6.400        97      1.74      1.74      65.2      65.2
Massachusetts                      4         27,670,067       1.4       5.860       121      1.37      1.19      76.5      65.8
New Hampshire                      1         19,900,000       1.0       5.750       117      1.30      1.30      79.9      79.9
Iowa                               2         19,190,458       1.0       5.571       118      1.21      1.18      79.9      67.7
Idaho                              5         14,500,000       0.7       5.740       105      1.42      1.23      71.0      65.6
North Carolina                     2         12,672,800       0.6       5.752        93      1.37      1.14      79.2      72.3
Tennessee                          2         12,115,360       0.6       5.862       117      1.53      1.36      74.9      67.1
Alabama                            2         10,209,797       0.5       5.280        96      1.49      1.49      69.9      59.8
Nevada                             2          9,650,000       0.5       5.731       115      1.48      1.23      74.6      68.5
Missouri                           1          6,482,283       0.3       6.000       118      1.50      1.50      57.9      45.1
Connecticut                        1          6,363,862       0.3       6.170       179      1.16      1.16      71.5      52.8
Arizona                            2          4,632,418       0.2       5.888       117      1.26      1.13      76.0      66.8
Delaware                           1          4,150,000       0.2       5.490       116      1.57      1.29      78.3      72.9
Colorado                           1          3,992,252       0.2       5.740       118      1.42      1.42      72.6      61.4
Georgia                            1          3,300,000       0.2       5.800        57      1.44      1.21      78.6      76.7
Indiana                            1          3,120,000       0.2       5.820       116      1.50      1.25      80.0      70.8
Louisiana                          1          3,045,875       0.2       5.750       117      1.13      1.13      76.1      64.4
Rhode Island                       1          1,996,169       0.1       5.790       118      1.20      1.20      79.8      67.6
West Virginia                      1          1,473,503       0.1       5.900       119      1.34      1.34      71.9      61.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           130     $1,958,564,352     100.0%      5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                              MORTGAGED       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
PROPERTY TYPE                PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Office
   Urban                          16        579,511,441       29.6      5.609        60      1.43      1.43      59.3      59.3
   Suburban                       13        200,874,478       10.3      5.824        70      1.21      1.20      74.7      74.3
   Medical                         2          9,610,396        0.5      5.812       118      1.31      1.26      75.8      65.1
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   31     $  789,996,315       40.3%     5.666%       63      1.37X     1.37X     63.4%     63.2%
                             ----------------------------------------------------------------------------------------------------
Multifamily
   Garden                         22        247,762,714       12.7      5.631        83      1.16      1.12      72.7      70.2
   High Rise                       8        204,500,000       10.4      5.243       107      1.50      1.50      66.9      66.9
   Mid Rise                        5         64,973,374        3.3      6.806        67      1.16      1.10      61.8      56.7
   High Rise / Garden              1         15,460,000        0.8      5.630       119      1.49      1.23      79.9      74.5
   Student Housing                 1          8,625,000        0.4      5.830       117      1.49      1.25      79.1      73.9
   Cooperative                     1          7,850,000        0.4      5.350       118      3.27      3.27      28.4      28.4
   Low Rise                        1          1,100,000        0.1      5.860       116      1.66      1.39      75.9      68.5
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   39     $  550,271,088       28.1%     5.625%       92      1.33X     1.29X     69.0%     67.0%
                             ----------------------------------------------------------------------------------------------------
Retail
   Anchored                        9        207,751,391       10.6      5.574       102      1.55      1.50      72.0      69.8
   Unanchored                     16         98,891,908        5.0      5.842       121      1.33      1.19      74.8      68.5
   Free Standing                  10         30,757,183        1.6      5.633       108      1.32      1.25      73.9      63.9
   Shadow Anchored                 3          8,791,301        0.4      6.053       116      1.20      1.20      76.1      65.1
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   38     $  346,191,782       17.7%     5.668%      109      1.46X     1.38X     73.1%     68.8%
                             ----------------------------------------------------------------------------------------------------
Hospitality
   Full Service                    3        139,227,234        7.1      5.756       108      1.27      1.23      63.4      61.8
   Limited Service                 2          9,972,643        0.5      5.979       118      1.55      1.55      60.2      46.9
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    5     $  149,199,878        7.6%     5.771%      108      1.29X     1.25X     63.1%     60.8%
                             ----------------------------------------------------------------------------------------------------
Other
   Leased Fee                      1         58,000,000        3.0      5.340       118      1.34      1.34      63.0      63.0
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    1     $   58,000,000        3.0%     5.340%      118      1.34X     1.34X     63.0%     63.0%
                             ----------------------------------------------------------------------------------------------------
Industrial
   Flex Industrial                 7         23,889,711        1.2      5.809       113      1.31      1.19      74.8      66.5
   Warehouse                       2         16,809,473        0.9      5.903       116      1.25      1.25      70.0      63.2
   Light Industrial                2          8,164,150        0.4      5.787       115      1.44      1.27      77.8      70.1
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   11     $   48,863,334        2.5%     5.838%      114      1.31X     1.22X     73.6%     66.0%
                             ----------------------------------------------------------------------------------------------------
Mixed Use
   Multifamily / Retail            3          9,272,000        0.5      5.795        85      1.30      1.19      77.4      73.5
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    3     $    9,272,000        0.5%     5.795%       85      1.30X     1.19X     77.4%     73.5%
                             ----------------------------------------------------------------------------------------------------
Manufactured Housing
   Community Manufactured
   Housing Community               2          6,769,956        0.3      5.733        86      1.22      1.22      79.3      73.2
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    2     $    6,769,956        0.3%     5.733%       86      1.22X     1.22X     79.3%     73.2%
                             ----------------------------------------------------------------------------------------------------
TOTAL:                           130     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MORTGAGE RATE (%)                LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                     10        520,229,309       26.6      5.252        91      1.60      1.59      64.6      64.0
5.501 - 6.000                     71      1,216,626,477       62.1      5.691        83      1.27      1.24      68.6      66.8
6.001 - 6.500                     15        163,425,845        8.3      6.201       106      1.43      1.35      66.3      60.7
6.501 - 7.000                      1         13,500,000        0.7      6.560        58      1.23      1.23      63.1      63.1
7.001 - 7.500                      1         44,782,720        2.3      7.250        42      1.06      1.06      56.0      53.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: 5.050%
Maximum: 7.250%
Weighted Average: 5.658%

SEASONING

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
SEASONING (MOS.)                 LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1 - 5                             86      1,616,303,514       82.5      5.655       88       1.36      1.33      67.5      65.7
6 - 11                             8        287,268,321       14.7      5.444       81       1.45      1.42      65.8      64.3
>= 24                              3         54,992,517        2.8      6.884       52       1.14      1.14      58.6      55.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%      86       1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: 1 mos.
Maximum: 42 mos.
Weighted Average: 4 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED        MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MATURITY (MOS.)                  LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                             13        857,745,576       43.8      5.688        57      1.23      1.23      66.4      66.3
61 - 84                            4        178,482,720        9.1      5.754        65      1.95      1.93      52.4      51.6
85 - 120                          75        827,572,193       42.3      5.617       116      1.38      1.33      70.8      67.3
121 - 180                          5         94,763,862        4.8      5.570       124      1.35      1.28      67.6      63.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: 60 mos.
Maximum: 180  mos.
Weighted Average: 90 mos.

REMAINING TERMS TO STATED MATURITY

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING TERM TO STATED       MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MATURITY (MOS.)                  LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                             14        902,528,297       46.1      5.766        56      1.22      1.22      65.9      65.7
61 - 84                            3        133,700,000        6.8      5.252        73      2.24      2.23      51.1      50.8
85 - 120                          76        885,572,193       45.2      5.599       116      1.38      1.33      70.3      67.0
121 - 180                          4         36,763,862        1.9      5.933       134      1.37      1.18      74.8      63.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: 42 mos.
Maximum: 179 mos.
Weighted Average: 86 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION TERM     MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
(MOS.)                           LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                  28      1,498,535,919       76.5      5.566        80      1.38      1.38      65.7      65.7
   241 - 360                      69        460,028,433       23.5      5.959       106      1.33      1.20      71.5      63.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 357 mos.

REMAINING AMORTIZATION TERMS

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING AMORTIZATION TERM    MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
(MOS.)                           LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                  28      1,498,535,919       76.5      5.566        80      1.38      1.38       65.7     65.7
   241 - 300                       5         24,087,555        1.2      6.009       115      1.35      1.35       66.5     52.2
   301 - 360                      64        435,940,878       22.3      5.956       105      1.33      1.19       71.8     64.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X      67.0%    65.2%
=================================================================================================================================

Minimum: 297 mos.
Maximum: 360 mos.
Weighted Average: 355 mos.

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO    MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
(X)                              LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                        7        330,900,665      16.9       5.843        60      1.04      1.04      74.1      73.8
1.11 - 1.20                       15        187,689,368       9.6       5.705       119      1.15      1.15      67.8      64.0
1.21 - 1.30                       17        320,091,011      16.3       5.824        84      1.25      1.21      71.6      69.1
1.31 - 1.40                       24        547,870,462      28.0       5.617        76      1.33      1.30      62.4      61.1
1.41 - 1.50                       20        171,225,476       8.7       5.785       109      1.44      1.33      73.8      68.4
1.51 - 1.60                        7        203,861,090      10.4       5.134       116      1.56      1.53      68.1      67.2
1.61 - 1.70                        3         30,840,360       1.6       6.235        68      1.63      1.43      60.2      57.2
1.71 - 1.80                        1         33,235,919       1.7       6.400        97      1.74      1.74      65.2      65.2
2.01 - 2.50                        2        125,000,000       6.4       5.223        72      2.30      2.30      49.2      49.2
3.01 >=                            1          7,850,000       0.4       5.350       118      3.27      3.27      28.4      28.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352     100.0%      5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: 1.01x
Maximum: 3.27x
Weighted Average: 1.37x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
POST IO PERIOD DEBT SERVICE    MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
COVERAGE RATIO (X)               LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.00                            1         27,200,000        1.4      5.440       117      1.23      1.00      80.0      74.4
1.01 - 1.10                       10        358,223,465       18.3      5.864        64      1.06      1.04      74.0      73.2
1.11 - 1.20                       37        305,706,368       15.6      5.730       118      1.24      1.15      71.0      65.6
1.21 - 1.30                       23        325,643,211       16.6      5.804        84      1.30      1.25      71.7      69.2
1.31 - 1.40                       11        500,403,462       25.5      5.629        69      1.34      1.33      60.2      59.9
1.41 - 1.50                        7         91,325,476        4.7      5.821       106      1.43      1.43      70.9      67.0
1.51 - 1.60                        3        180,486,090        9.2      5.070       116      1.57      1.57      67.5      67.1
1.61 - 1.70                        1          3,490,360        0.2      5.940       118      1.63      1.63      64.6      50.3
1.71 - 1.80                        1         33,235,919        1.7      6.400        97      1.74      1.74      65.2      65.2
2.01 - 2.50                        2        125,000,000        6.4      5.223        72      2.30      2.30      49.2      49.2
3.01 >=                            1          7,850,000        0.4      5.350       118      3.27      3.27      28.4      28.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: 1.00x
Maximum: 3.27x
Weighted Average: 1.34x

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
LOAN-TO-VALUE RATIO (%)          LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                        1          7,850,000        0.4      5.350       118      3.27      3.27      28.4      28.4
40.1 - 50.0                        1         65,000,000        3.3      5.160        78      2.40      2.40      43.3      43.3
50.1 - 60.0                        7        575,492,237       29.4      5.777        64      1.40      1.39      57.8      57.1
60.1 - 70.0                       16        592,950,890       30.3      5.549        96      1.37      1.36      66.8      66.4
70.1 - 75.0                       26        153,039,163        7.8      5.876       120      1.33      1.22      72.5      64.0
75.1 - 80.0                       45        461,732,061       23.6      5.654        95      1.23      1.16      78.1      74.6
80.1 >=                            1        102,500,000        5.2      5.660        57      1.03      1.03      80.1      80.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: 28.4%
Maximum: 80.1%
Weighted Average: 67.0%

BALLOON LOAN-TO-VALUE RATIOS

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE          MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
RATIO (%)                        LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                        1          7,850,000        0.4      5.350       118      3.27      3.27      28.4      28.4
40.1 - 50.0                        3         94,459,517        4.8      5.429        91      2.10      2.10      47.2      44.3
50.1 - 55.0                        4         56,054,887        2.9      7.014        64      1.11      1.11      58.6      53.5
55.1 - 60.0                        7        520,133,058       26.6      5.637        65      1.43      1.42      58.6      58.0
60.1 - 65.0                       21        178,293,180        9.1      5.725       113      1.33      1.26      68.1      63.0
65.1 - 70.0                       31        599,513,709       30.6      5.592        98      1.35      1.33      69.1      67.2
70.1 - 80.0                       29        399,760,000       20.4      5.626        92      1.24      1.17      77.8      76.1
80.1 >=                            1        102,500,000        5.2      5.660        57      1.03      1.03      80.1      80.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

Minimum: 28.4%
Maximum: 80.1%
Weighted Average: 65.2%

AMORTIZATION TYPES

                                                         PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE          DATE      MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
AMORTIZATION TYPE                LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Amortizing Balloon                29        153,055,912        7.8      5.842       118      1.28      1.28      71.0      59.3
Interest Only                     28      1,498,535,919       76.5      5.566        80      1.38      1.38      65.7      65.7
Interest Only, Then
Amortizing Balloon                40        306,972,520       15.7      6.017       100      1.36      1.16      71.8      66.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            97     $1,958,564,352      100.0%     5.658%       86      1.37X     1.34X     67.0%     65.2%
=================================================================================================================================

                                      I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

Prepayment Restriction Analysis: Total Pool

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS           JUL-07          JUL-08          JUL-09          JUL-10          JUL-11          JUL-12
------------------------------------------------------------------------------------------------------------------------

Locked Out                         66.01%          65.98%          47.21%          47.18%          48.22%          67.31%
Yield Maintenance Total            33.99%          34.02%          52.79%          52.82%          46.39%          25.72%
Open                                0.00%           0.00%           0.00%           0.00%           5.39%           6.98%
------------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding  $1,958,564,352  $1,955,987,238  $1,952,901,932  $1,949,116,143  $1,901,492,279  $1,039,670,705
% Initial Pool Balance            100.00%          99.87%          99.71%          99.52%          97.09%          53.08%
------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS          JUL-13        JUL-14        JUL-15        JUL-16       JUL-17      JUL-18
----------------------------------------------------------------------------------------------------------

Locked Out                        70.14%        66.96%        67.39%        70.15%       17.03%     100.00%
Yield Maintenance Total           27.25%        29.43%        26.29%        27.27%       41.87%       0.00%
Open                               2.61%         3.61%         6.32%         2.58%       41.11%       0.00%
----------------------------------------------------------------------------------------------------------
TOTALS                           100.00%       100.00%       100.00%       100.00%      100.00%     100.00%
----------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $973,900,582  $894,714,286  $866,763,114  $827,092,399  $31,829,300  $5,288,038
% Initial Pool Balance            49.73%        45.68%        44.26%        42.23%        1.63%       0.27%
----------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS       JUL-19      JUL-20      JUL-21  JUL-22
--------------------------------------------------------------------

Locked Out                    100.00%     100.00%     100.00%   0.00%
Yield Maintenance Total         0.00%       0.00%       0.00%   0.00%
Open                            0.00%       0.00%       0.00%   0.00%
--------------------------------------------------------------------
TOTALS                        100.00%     100.00%     100.00%   0.00%
--------------------------------------------------------------------
Pool Balance Outstanding  $5,148,250  $5,000,349  $4,842,040   $   0
% Initial Pool Balance          0.26%       0.26%       0.25%   0.00%
--------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance

(3)  Def/YM1 loans have been modeled as Yield Maintenance

                                      I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLER

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
LOAN SELLER                      LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
Capital Holdings LLC              72      1,592,523,308     100.0      5.609        87       1.40      1.37      66.3      64.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

CUT-OFF DATE BALANCES

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
CUT-OFF DATE BALANCE ($)         LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000              8         12,851,414       0.8      5.874       112       1.29      1.19      72.9      62.8
2,000,001 - 3,000,000             11         26,707,627       1.7      5.889       111       1.34      1.21      75.7      67.3
3,000,001 - 4,000,000             13         45,280,592       2.8      5.811       116       1.32      1.19      74.4      65.2
4,000,001 - 5,000,000              5         22,492,028       1.4      5.520       113       1.44      1.33      76.0      68.8
5,000,001 - 6,000,000              3         16,625,000       1.0      5.633        99       1.34      1.25      74.5      72.7
6,000,001 - 7,000,000              5         31,632,235       2.0      5.879       127       1.39      1.30      71.7      59.4
7,000,001 - 8,000,000              1          7,710,396       0.5      5.850       118       1.28      1.28      75.2      63.8
8,000,001 - 9,000,000              2         17,500,000       1.1      5.615       121       1.39      1.27      73.6      69.9
10,000,001 - 15,000,000            6         72,960,864       4.6      5.845       101       1.30      1.21      75.0      69.2
15,000,001 - 20,000,000            3         59,800,000       3.8      5.864       117       1.26      1.20      77.1      75.0
20,000,001 - 30,000,000            5        121,227,234       7.6      5.881        95       1.30      1.19      68.1      65.0
30,000,001 >=                     10      1,157,735,919      72.7      5.527        79       1.43      1.43      63.8      63.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: $1,145,576
Maximum: $380,000,000
Weighted Average: $22,118,379

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                               NUMBER        AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 OF           CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                              MORTGAGED        DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
STATE                        PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Washington                       11         451,822,638      28.4      5.644        59       1.31      1.31      60.2      60.1
New York                         15         359,577,694      22.6      5.291       107       1.62      1.60      62.8      62.0
Florida                          12         166,197,744      10.4      5.787        70       1.21      1.13      75.2      73.5
California - Northern             1          90,000,000       5.7      5.530       119       1.13      1.13      66.7      66.7
California - Southern             5          42,860,396       2.7      5.819        90       1.27      1.26      76.2      73.7
Virginia                          9          79,294,531       5.0      5.685        81       1.24      1.17      72.7      70.3
New Jersey                        1          60,000,000       3.8      5.290        66       2.19      2.19      55.6      55.6
Pennsylvania                      3          52,851,391       3.3      5.780       116       1.37      1.36      78.2      74.4
District of Columbia              4          48,746,981       3.1      5.797        58       1.25      1.25      68.2      68.2
Texas                             5          41,888,321       2.6      5.646       116       1.29      1.20      79.2      75.2
Oregon                            3          35,300,000       2.2      5.828       111       1.17      1.14      78.5      76.4
Michigan                          1          33,235,919       2.1      6.400        97       1.74      1.74      65.2      65.2
Maryland                          2          28,802,234       1.8      5.927       119       1.41      1.36      59.3      51.7
New Hampshire                     1          19,900,000       1.2      5.750       117       1.30      1.30      79.9      79.9
Idaho                             5          14,500,000       0.9      5.740       105       1.42      1.23      71.0      65.6
Massachusetts                     3          12,070,067       0.8      5.796       116       1.30      1.18      78.4      68.7
Alabama                           2          10,209,797       0.6      5.280        96       1.49      1.49      69.9      59.8
Illinois                          2           6,583,325       0.4      5.732       117       1.16      1.16      75.3      63.7
Missouri                          1           6,482,283       0.4      6.000       118       1.50      1.50      57.9      45.1
Connecticut                       1           6,363,862       0.4      6.170       179       1.16      1.16      71.5      52.8
Nevada                            1           5,000,000       0.3      5.620       115       1.54      1.27      76.9      71.7
Arizona                           2           4,632,418       0.3      5.888       117       1.26      1.13      76.0      66.8
North Carolina                    1           3,972,800       0.2      5.910       119       1.27      1.06      79.5      68.9
Tennessee                         1           3,490,360       0.2      5.940       118       1.63      1.63      64.6      50.3
Louisiana                         1           3,045,875       0.2      5.750       117       1.13      1.13      76.1      64.4
Iowa                              1           2,225,000       0.1      5.960       116       1.60      1.35      79.5      71.9
Rhode Island                      1           1,996,169       0.1      5.790       118       1.20      1.20      79.8      67.6
West Virginia                     1           1,473,503       0.1      5.900       119       1.34      1.34      71.9      61.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           96      $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                               NUMBER        AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 OF           CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                              MORTGAGED        DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
PROPERTY TYPE                PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Office
   Urban                          16        579,511,441      36.4      5.609        60       1.43      1.43      59.3      59.3
   Suburban                       13        200,874,478      12.6      5.824        70       1.21      1.20      74.7      74.3
   Medical                         2          9,610,396       0.6      5.812       118       1.31      1.26      75.8      65.1
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   31     $  789,996,315      49.6%     5.666%       63       1.37X     1.37X     63.4%     63.2%
                             ----------------------------------------------------------------------------------------------------
Retail
   Anchored                        9        207,751,391      13.0      5.574       102       1.55      1.50      72.0      69.8
   Unanchored                     16         98,891,908       6.2      5.842       121       1.33      1.19      74.8      68.5
   Free Standing                  10         30,757,183       1.9      5.633       108       1.32      1.25      73.9      63.9
   Shadow Anchored                 3          8,791,301       0.6      6.053       116       1.20      1.20      76.1      65.1
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   38     $  346,191,782      21.7%     5.668%      109       1.46X     1.38X     73.1%     68.8%
                             ----------------------------------------------------------------------------------------------------
Multifamily
   High Rise                       7        191,000,000      12.0      5.150       111       1.51      1.51      67.2      67.2
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    7     $  191,000,000       12.0%    5.150%      111       1.51X     1.51X     67.2%     67.2%
                             ----------------------------------------------------------------------------------------------------
Hospitality
   Full Service                    3        139,227,234       8.7      5.756       108       1.27      1.23      63.4      61.8
   Limited Service                 2          9,972,643       0.6      5.979       118       1.55      1.55      60.2      46.9
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    5     $  149,199,878       9.4%     5.771%      108       1.29X     1.25X     63.1%     60.8%
                             ----------------------------------------------------------------------------------------------------
Other
   Leased Fee                      1         58,000,000       3.6      5.340       118       1.34      1.34      63.0      63.0
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    1     $   58,000,000       3.6%     5.340%      118       1.34X     1.34X     63.0%     63.0%
                             ----------------------------------------------------------------------------------------------------
Industrial
   Flex Industrial                 7         23,889,711       1.5      5.809       113       1.31      1.19      74.8      66.5
   Warehouse                       2         16,809,473       1.1      5.903       116       1.25      1.25      70.0      63.2
   Light Industrial                2          8,164,150       0.5      5.787       115       1.44      1.27      77.8      70.1
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   11     $   48,863,334       3.1%     5.838%      114       1.31X     1.22X     73.6%     66.0%
                             ----------------------------------------------------------------------------------------------------
Mixed Use
   Multifamily/Retail              3          9,272,000       0.6      5.795        85       1.30      1.19      77.4      73.5
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    3     $    9,272,000       0.6%     5.795%       85       1.30X     1.19X     77.4%     73.5%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            96     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MORTGAGE RATE (%)                LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                      7        390,409,797      24.5      5.182       102       1.74      1.73      61.8      61.1
5.501 - 6.000                     52      1,059,587,666      66.5      5.684        79       1.26      1.24      68.1      66.8
6.001 - 6.500                     13        142,525,845       8.9      6.220       104       1.45      1.37      66.0      60.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 5.050%
Maximum: 6.500%
Weighted Average: 5.609%

SEASONING

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
SEASONING (MOS.)                 LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

= 0                               65      1,445,545,191      90.8      5.639       85        1.35      1.33      67.4      65.9
1 - 5                              5        136,768,321       8.6      5.308       99        1.84      1.83      55.2      54.0
6 - 11                             2         10,209,797       0.6      5.280       96        1.49      1.49      69.9      59.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%      87        1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 1 mos.
Maximum: 24 mos.
Weighted Average: 3 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED        MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MATURITY (MOS.)                  LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                              9        712,945,576      44.8      5.708        58       1.27      1.26      64.7      64.6
61 - 84                            2        125,000,000       7.8      5.223        72       2.30      2.30      49.2      49.2
85 - 120                          57        675,413,870      42.4      5.588       115       1.37      1.33      71.3      68.1
121 - 180                          4         79,163,862       5.0      5.503       124       1.33      1.29      66.1      62.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 60 mos.
Maximum: 180 mos.
Weighted Average: 90 mos.

REMAINING TERMS TO STATED MATURITY

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING TERM TO STATED       MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MATURITY (MOS.)                  LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                              9        712,945,576      44.8      5.708        58       1.27      1.26      64.7      64.6
61 - 84                            2        125,000,000       7.8      5.223        72       2.30      2.30      49.2      49.2
85 - 120                          58        733,413,870      46.1      5.568       116       1.37      1.33      70.6      67.7
121 - 180                          3         21,163,862       1.3      5.950       141       1.32      1.16      74.7      62.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 55 mos.
Maximum: 179 mos.
Weighted Average: 87 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION          MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
TERM (MOS.)                      LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   <= 0                           21      1,295,185,919      81.3      5.552        81       1.41      1.41      65.1      65.1
   241 - 360                      51        297,337,389      18.7      5.854       112       1.36      1.22      71.6      63.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 355 mos.

REMAINING AMORTIZATION TERMS

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING AMORTIZATION         MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
TERM (MOS.)                      LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   <= 0                           21      1,295,185,919      81.3      5.552        81       1.41      1.41      65.1      65.1
   241 - 360                      51        297,337,389      18.7      5.854       112       1.36      1.22      71.6      63.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 297 mos.
Maximum: 360 mos.
Weighted Average: 353 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE          MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
RATIO (X)                        LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                        5        161,617,945      10.1      5.734        70       1.04      1.04      77.9      77.7
1.11 - 1.20                       12        132,223,910       8.3      5.690       121       1.14      1.14      69.0      65.2
1.21 - 1.30                       14        291,500,357      18.3      5.787        83       1.25      1.21      72.3      69.7
1.31 - 1.40                       18        511,715,503      32.1      5.602        74       1.33      1.30      61.5      60.7
1.41 - 1.50                       12        107,778,224       6.8      5.791       107       1.43      1.39      71.7      67.5
1.51 - 1.60                        6        199,711,090      12.5      5.126       116       1.56      1.54      67.9      67.1
1.61 - 1.70                        2         29,740,360       1.9      6.249        66       1.63      1.43      59.7      56.8
1.71 - 1.80                        1         33,235,919       2.1      6.400        97       1.74      1.74      65.2      65.2
2.01 - 2.50                        2        125,000,000       7.8      5.223        72       2.30      2.30      49.2      49.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 1.01x
Maximum: 2.40x
Weighted Average: 1.40x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
POST IO PERIOD DEBT SERVICE    MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
COVERAGE RATIO (X)               LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.00                            1         27,200,000       1.7      5.440       117       1.23      1.00      80.0      74.4
1.01 - 1.10                        8        188,940,745      11.9      5.790        76       1.07      1.05      77.2      76.1
1.11 - 1.20                       28        201,890,910      12.7      5.697       120       1.22      1.14      71.6      66.6
1.21 - 1.30                       15        262,397,557      16.5      5.776        79       1.28      1.25      71.3      69.2
1.31 - 1.40                        7        482,548,503      30.3      5.624        68       1.34      1.33      59.7      59.5
1.41 - 1.50                        6         87,333,224       5.5      5.825       105       1.43      1.43      70.8      67.2
1.51 - 1.60                        3        180,486,090      11.3      5.070       116       1.57      1.57      67.5      67.1
1.61 - 1.70                        1          3,490,360       0.2      5.940       118       1.63      1.63      64.6      50.3
1.71 - 1.80                        1         33,235,919       2.1      6.400        97       1.74      1.74      65.2      65.2
2.01 - 2.50                        2        125,000,000       7.8      5.223        72       2.30      2.30      49.2      49.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 1.00x
Maximum: 2.40x
Weighted Average: 1.37x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
LOAN-TO-VALUE RATIO (%)          LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                        1         65,000,000       4.1      5.160        78       2.40      2.40      43.3      43.3
50.1 - 60.0                        5        495,709,517      31.1      5.640        63       1.45      1.44      58.1      57.5
60.1 - 70.0                       14        568,950,890      35.7      5.516        97       1.37      1.36      66.9      66.5
70.1 - 75.0                       20        105,306,257       6.6      5.874       120       1.31      1.21      72.4      63.8
75.1 - 80.0                       31        255,056,644      16.0      5.738       111       1.29      1.21      78.9      75.0
80.1 >=                            1        102,500,000       6.4      5.660        57       1.03      1.03      80.1      80.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 43.3%
Maximum: 80.1%
Weighted Average: 66.3%

BALLOON LOAN-TO-VALUE RATIOS

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE          MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
RATIO (%)                        LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                        3         94,459,517       5.9      5.429        91       2.10      2.10      47.2      44.3
50.1 - 55.0                        3         11,272,167       0.7      6.075       153       1.30      1.30      68.9      52.0
55.1 - 60.0                        6        485,133,058      30.5      5.622        61       1.44      1.43      58.7      58.1
60.1 - 65.0                       15        119,710,274       7.5      5.554       116       1.34      1.28      67.4      62.8
65.1 - 70.0                       24        559,543,292      35.1      5.590        97       1.36      1.34      68.4      67.2
70.1 - 80.0                       20        219,905,000      13.8      5.686       110       1.31      1.23      78.9      76.8
80.1 >=                            1        102,500,000       6.4      5.660        57       1.03      1.03      80.1      80.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

Minimum: 43.3%
Maximum: 80.1%
Weighted Average: 64.8%

AMORTIZATION TYPES

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
AMORTIZATION TYPE                LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Amortizing Balloon                24        119,252,589       7.5      5.914       118       1.30      1.30      69.0      57.5
Interest Only                     21      1,295,185,919      81.3      5.552        81       1.41      1.41      65.1      65.1
Interest Only, Then
   Amortizing Balloon             27        178,084,800      11.2      5.814       109       1.40      1.17      73.3      67.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            72     $1,592,523,308     100.0%     5.609%       87       1.40X     1.37X     66.3%     64.8%
=================================================================================================================================

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS        JUL-07           JUL-08           JUL-09          JUL-10           JUL-11          JUL-12
---------------------------------------------------------------------------------------------------------------------------

Locked Out                         64.71%           64.67%           43.86%           43.82%           43.78%         70.11%
Yield Maintenance Total            35.29%           35.33%           56.15%           56.18%           49.74%         22.75%
Open                                0.00%            0.00%            0.00%            0.00%            6.47%          7.15%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%          100.00%          100.00%          100.00%          100.00%        100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding  $1,592,523,308   $1,590,920,307   $1,589,081,570   $1,586,900,059   $1,583,836,632   $868,068,347
% Initial Pool Balance            100.00%           99.90%           99.78%           99.65%           99.45%         54.51%
---------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS       JUL-13           JUL-14           JUL-15            JUL-16          JUL-17          JUL-18
---------------------------------------------------------------------------------------------------------------------------

Locked Out                         73.77%           70.58%           71.24%           74.88%           29.29%        100.00%
Yield Maintenance Total            24.38%           26.46%           22.50%           23.51%            0.00%          0.00%
Open                                1.85%            2.97%            6.26%            1.62%           70.71%          0.00%
----------------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%          100.00%          100.00%          100.00%          100.00%        100.00%
----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding    $803,979,235     $734,642,334     $708,434,914     $670,596,479      $18,502,890     $5,288,038
% Initial Pool Balance             50.48%           46.13%           44.49%           42.11%            1.16%          0.33%
----------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS       JUL-19           JUL-20           JUL-21            JUL-22
-------------------------------------------------------------------------------------------
Locked Out                        100.00%          100.00%          100.00%           0.00%
Yield Maintenance Total             0.00%            0.00%            0.00%           0.00%
Open                                0.00%            0.00%            0.00%           0.00%
-------------------------------------------------------------------------------------------
TOTALS                            100.00%          100.00%          100.00%           0.00%
-------------------------------------------------------------------------------------------
Pool Balance Outstanding      $5,148,250       $5,000,349       $4,842,040           $   0
% Initial Pool Balance              0.32%            0.31%            0.30%           0.00%
-------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance

(3)  Def/YM1 loans have been modeled as Yield Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLER

                                                        PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER     AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF        CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE      DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
LOAN SELLER                      LOANS    BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
Capital Holdings LLC              25      366,041,043     100.0      5.875        82       1.23      1.18      70.1      67.0
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            25     $366,041,043     100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
===============================================================================================================================

CUT-OFF DATE BALANCES

                                                        PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER     AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF        CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE      DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
CUT-OFF DATE BALANCE ($)         LOANS    BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000              1        1,100,000       0.3      5.860       116       1.66      1.39      75.9      68.5
3,000,001 - 4,000,000              5       17,182,208       4.7      5.763        94       1.36      1.27      77.7      70.7
4,000,001 - 5,000,000              6       27,375,657       7.5      5.646       117       1.36      1.21      76.4      67.1
7,000,001 - 8,000,000              1        7,850,000       2.1      5.350       118       3.27      3.27      28.4      28.4
8,000,001 - 9,000,000              3       25,825,000       7.1      5.773       105       1.42      1.26      76.2      72.6
10,000,001 - 15,000,000            3       34,400,000       9.4      6.262        93       1.28      1.22      66.1      63.7
15,000,001 - 20,000,000            3       48,025,458      13.1      5.682       121       1.35      1.20      78.3      68.4
30,000,001 >=                      3      204,282,720      55.8      5.928        62       1.06      1.06      68.1      67.6
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            25     $366,041,043     100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
===============================================================================================================================

Minimum: $1,100,000
Maximum: $124,500,000
Weighted Average: $14,641,642

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

                                                        PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER     AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF        CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGED     DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
STATE                         PROPERTIES  BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

Virginia                           6      109,165,244      29.8      5.470        53       1.03      1.03      75.8      75.8
California - Southern              3       54,000,000      14.8      5.868       117       1.23      1.23      60.1      60.1
California - Northern              2        9,000,000       2.5      5.630       117       1.34      1.11      78.0      68.6
Illinois                           1       44,782,720      12.2      7.250        42       1.06      1.06      56.0      53.9
Pennsylvania                       6       24,420,609       6.7      5.620       118       1.42      1.25      78.4      70.8
New York                           2       21,350,000       5.8      6.115        80       1.98      1.98      50.3      50.3
Iowa                               1       16,965,458       4.6      5.520       118       1.16      1.16      80.0      67.2
Massachusetts                      1       15,600,000       4.3      5.910       125       1.43      1.20      75.0      63.6
Maryland                           2       15,334,756       4.2      5.531        53       1.03      1.03      75.8      75.8
Oregon                             1       10,400,000       2.8      6.130       114       1.36      1.15      71.2      63.4
North Carolina                     1        8,700,000       2.4      5.680        81       1.42      1.18      79.1      73.8
Tennessee                          1        8,625,000       2.4      5.830       117       1.49      1.25      79.1      73.9
Texas                              1        4,985,003       1.4      5.730       117       1.34      1.34      78.9      66.7
Nevada                             1        4,650,000       1.3      5.850       116       1.41      1.18      72.1      65.1
Delaware                           1        4,150,000       1.1      5.490       116       1.57      1.29      78.3      72.9
Colorado                           1        3,992,252       1.1      5.740       118       1.42      1.42      72.6      61.4
Florida                            1        3,500,000       1.0      5.830        58       1.11      1.11      78.8      78.8
Georgia                            1        3,300,000       0.9      5.800        57       1.44      1.21      78.6      76.7
Indiana                            1        3,120,000       0.9      5.820       116       1.50      1.25      80.0      70.8
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            34     $366,041,043     100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
===============================================================================================================================

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

                                                        PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER     AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF        CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                              MORTGAGED      DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
PROPERTY TYPE                    LOANS    BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

Multifamily
   Garden                         22      247,762,714      67.7      5.631        83       1.16      1.12      72.7      70.2
   Mid Rise                        5       64,973,374      17.8      6.806        67       1.16      1.10      61.8      56.7
   High Rise / Garden              1       15,460,000       4.2      5.630       119       1.49      1.23      79.9      74.5
   High Rise                       1       13,500,000       3.7      6.560        58       1.23      1.23      63.1      63.1
   Student Housing                 1        8,625,000       2.4      5.830       117       1.49      1.25      79.1      73.9
   Cooperative                     1        7,850,000       2.1      5.350       118       3.27      3.27      28.4      28.4
   Low Rise                        1        1,100,000       0.3      5.860       116       1.66      1.39      75.9      68.5
-------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   32     $359,271,088      98.2%     5.878%       82       1.23x     1.18x     69.9%     66.9%
Manufactured Housing
   Community
   Manufactured Housing
      Community                    2        6,769,956       1.8      5.733        86       1.22      1.22      79.3      73.2
-------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    2     $  6,769,956       1.8%     5.733%       86       1.22x     1.22x     79.3%     73.2%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            34     $366,041,043     100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
===============================================================================================================================

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MORTGAGE RATE (%)                LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                      3        129,819,512      35.5      5.463         59      1.18      1.17      73.0      72.8
5.501 - 6.000                     19        157,038,811      42.9      5.738        111      1.31      1.21      72.5      66.6
6.001 - 6.500                      2         20,900,000       5.7      6.070        115      1.32      1.22      68.0      64.1
6.501 - 7.000                      1         13,500,000       3.7      6.560         58      1.23      1.23      63.1      63.1
7.001 - 7.500                      1         44,782,720      12.2      7.250         42      1.06      1.06      56.0      53.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            25       $366,041,043     100.0%     5.875%        82      1.23X     1.18X     70.1%     67.0%
=================================================================================================================================

Minimum: 5.350%
Maximum: 7.250%
Weighted Average: 5.875%

SEASONING

                                                          PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
SEASONING (MOS.)                 LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1 - 5                             21        170,758,323       46.7     5.785       109       1.40      1.32      69.1      64.5
6 - 11                             3        150,500,000       41.1     5.567        65       1.09      1.06      75.4      73.7
12 - 23                            1         44,782,720       12.2     7.250        42       1.06      1.06      56.0      53.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            25       $366,041,043      100.0%    5.875%       82       1.23X     1.18X     70.1%     67.0%
=================================================================================================================================

Minimum: 1 mos.
Maximum: 42 mos.
Weighted Average: 9 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

                                                             PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                   NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                     OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL TERMS TO                 MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
STATED MATURITY (MOS.)              LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

<= 60                                 4       144,800,000       39.6      5.594        54        1.06      1.05     74.8      74.7
61 - 84                               2        53,482,720       14.6      6.995        48        1.12      1.08     59.8      57.1
85 - 120                             18       152,158,323       41.6      5.745       117        1.42      1.33     68.7      63.4
121 - 180                             1        15,600,000        4.3      5.910       125        1.43      1.20     75.0      63.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               25      $366,041,043      100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
====================================================================================================================================

Minimum: 60 mos.
Maximum: 132 mos.
Weighted Average: 92 mos.

REMAINING TERMS TO STATED MATURITY

                                                             PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                   NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                     OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING TERM TO                 MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
STATED MATURITY (MOS.)              LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

<= 60                                 5       189,582,720        51.8      5.985       51        1.06      1.06      70.3      69.8
61 - 84                               1         8,700,000         2.4      5.680       81        1.42      1.18      79.1      73.8
85 - 120                             18       152,158,323        41.6      5.745      117        1.42      1.33      68.7      63.4
121 - 180                             1        15,600,000         4.3      5.910      125        1.43      1.20      75.0      63.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               25      $366,041,043      100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
====================================================================================================================================

Minimum: 42 mos.
Maximum: 125 mos.
Weighted Average: 82 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

                                                             PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                   NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                     OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                  MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)   LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   <= 0                               7       203,350,000       55.6      5.654        73       1.18      1.18      69.0      69.0
   241 - 360                         18       162,691,043       44.4      6.151        94       1.29      1.17      71.4      64.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               25      $366,041,043      100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
====================================================================================================================================

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

REMAINING AMORTIZATION TERMS

                                                             PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                   NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                     OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING AMORTIZATION            MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
TERM (MOS.)                         LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   241 - 300                          7       203,350,000        55.6      5.654      73        1.18      1.18      69.0      69.0
   301 - 360                         18       162,691,043        44.4      6.151      94        1.29      1.17      71.4      64.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               25      $366,041,043       100.0%     5.875%     82        1.23X     1.18X     70.1%     67.0%
====================================================================================================================================

Minimum: 353 mos.
Maximum: 360 mos.
Weighted Average: 358 mos.

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

                                                             PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                   NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                     OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                  MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
DEBT SERVICE COVERAGE RATIO (X)     LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                           2       169,282,720       46.2      5.946        50       1.04      1.04      70.6      70.0
1.11 - 1.20                           3        55,465,458       15.2      5.741       114       1.17      1.17      64.9      61.0
1.21 - 1.30                           3        28,590,653        7.8      6.191        89       1.25      1.25      65.3      63.4
1.31 - 1.40                           6        36,154,959        9.9      5.830       116       1.35      1.23      74.5      67.1
1.41 - 1.50                           8        63,447,252       17.3      5.774       111       1.45      1.23      77.4      70.1
1.51 - 1.60                           1         4,150,000        1.1      5.490       116       1.57      1.29      78.3      72.9
1.61 - 1.70                           1         1,100,000        0.3      5.860       116       1.66      1.39      75.9      68.5
3.01 >=                               1         7,850,000        2.1      5.350       118       3.27      3.27      28.4      28.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               25      $366,041,043      100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
====================================================================================================================================

Minimum: 1.03x
Maximum: 3.27x
Weighted Average: 1.23x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                             PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                   NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                     OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
POST IO PERIOD DEBT               MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
SERVICE COVERAGE RATIO (X)          LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                           2       169,282,720       46.2      5.946        50       1.04      1.04      70.6      70.0
1.11 - 1.20                           9       103,815,458       28.4      5.796       113       1.27      1.17      69.7      63.5
1.21 - 1.30                           8        63,245,653       17.3      5.920       102       1.38      1.24      73.0      69.2
1.31 - 1.40                           4        17,854,959        4.9      5.758       116       1.37      1.35      74.7      68.6
1.41 - 1.50                           1         3,992,252        1.1      5.740       118       1.42      1.42      72.6      61.4
3.01 >=                               1         7,850,000        2.1      5.350       118       3.27      3.27      28.4      28.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               25      $366,041,043      100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
====================================================================================================================================

Minimum: 1.03x
Maximum: 3.27x
Weighted Average: 1.18x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

                                                             PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                   NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                     OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                  MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
LOAN-TO-VALUE RATIO (%)             LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                           1         7,850,000        2.1      5.350       118       3.27      3.27      28.4      28.4
50.1 - 60.0                           2        79,782,720       21.8      6.631        75       1.11      1.11      56.1      54.9
60.1 - 70.0                           2        24,000,000        6.6      6.319        83       1.25      1.25      63.8      63.8
70.1 - 75.0                           6        47,732,906       13.0      5.883       119       1.38      1.24      72.6      64.5
75.1 - 80.0                          14       206,675,417       56.5      5.549        75       1.17      1.10      77.2      74.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               25      $366,041,043      100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
====================================================================================================================================

Minimum: 28.4%
Maximum: 80.0%
Weighted Average: 70.1%

BALLOON LOAN-TO-VALUE RATIOS

                                                             PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                   NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                     OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                  MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)     LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                           1         7,850,000        2.1      5.350       118       3.27      3.27      28.4      28.4
50.1 - 55.0                           1        44,782,720       12.2      7.250        42       1.06      1.06      56.0      53.9
55.1 - 60.0                           1        35,000,000        9.6      5.840       118       1.18      1.18      56.2      56.2
60.1 - 65.0                           6        58,582,906       16.0      6.075       105       1.33      1.23      69.4      63.3
65.1 - 70.0                           7        39,970,417       10.9      5.628       117       1.28      1.19      78.4      67.2
70.1 - 80.0                           9       179,855,000       49.1      5.552        69       1.16      1.10      76.4      75.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               25      $366,041,043      100.0%     5.875%       82       1.23X     1.18X     70.1%     67.0%
====================================================================================================================================

Minimum: 28.4%
Maximum: 78.8%
Weighted Average: 67.0%

AMORTIZATION TYPES

                                                             PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                   NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                     OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                  MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
AMORTIZATION TYPE                   LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Amortizing Balloon                    5        33,803,323        9.2       5.588      118       1.24      1.24      78.0      65.6
Interest Only                         7       203,350,000       55.6       5.654       73       1.18      1.18      69.0      69.0
Interest Only, Then
   Amortizing Balloon                13       128,887,720       35.2       6.298       88       1.31      1.15      69.7      64.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               25      $366,041,043      100.0%      5.875%      82       1.23X     1.18X     70.1%     67.0%
====================================================================================================================================

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS              JUL-07         JUL-08         JUL-09         JUL-10         JUL-11         JUL-12
-------------------------------------------------------------------------------------------------------------------------

Locked Out                              71.65%         71.69%         61.83%         61.90%         70.32%         53.17%
Yield Maintenance Total                 28.36%         28.30%         38.17%         38.10%         29.68%         40.71%
Open                                     0.00%          0.00%          0.00%          0.00%          0.00%          6.12%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $366,041,043   $365,066,931   $363,820,362   $362,216,085   $317,655,648   $171,602,359
% Initial Pool Balance                 100.00%         99.73%         99.39%         98.96%         86.78%         46.88%
-------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS              JUL-13         JUL-14         JUL-15         JUL-16        JUL-17      JUL-18
------------------------------------------------------------------------------------------------------------------

Locked Out                              52.97%         50.36%         50.13%         49.87%         0.00%    0.00%
Yield Maintenance Total                 40.85%         43.08%         43.24%         43.42%       100.00%    0.00%
Open                                     6.18%          6.56%          6.63%          6.71%         0.00%    0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%        100.00%        100.00%       100.00%    0.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $169,921,347   $160,071,951   $158,328,200   $156,495,920   $13,326,409    $   0
% Initial Pool Balance                  46.42%         43.73%         43.25%         42.75%         3.64%    0.00%
------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS              JUL-19   JUL-20   JUL-21   JUL-22
----------------------------------------------------------------------

Locked Out                            0.00%    0.00%    0.00%    0.00%
Yield Maintenance Total               0.00%    0.00%    0.00%    0.00%
Open                                  0.00%    0.00%    0.00%    0.00%
----------------------------------------------------------------------
TOTALS                                0.00%    0.00%    0.00%    0.00%
----------------------------------------------------------------------
Pool Balance Outstanding             $   0    $   0    $   0    $   0
% Initial Pool Balance                0.00%    0.00%    0.00%    0.00%
----------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance

(3)  Def/YM1 loans have been modeled as Yield Maintenance

                                      I-27

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APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA         MORTGAGE      LOAN        CROSS
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  GROUP  COLLATERALIZATION  PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------------------------------------

   1         1          1-001          MSMCH        1            No         Columbia Center
             2                                                              Parkoff Portfolio Roll-Up
   2                    2-001          MSMCH        1            No         Parkoff Portfolio - 25 East 67th St (I)
   2                    2-002          MSMCH        1            No         Parkoff Portfolio - 30 East 68th St (I)
   2                    2-003          MSMCH        1            No         Parkoff Portfolio - 30 East End Ave (I)
   2                    2-004          MSMCH        1            No         Parkoff Portfolio - 345 East 64th St (I)
   2                    2-005          MSMCH        1            No         Parkoff Portfolio - 192 East 75th St (I)
   2                    2-006          MSMCH        1            No         Parkoff Portfolio - 3 East 66th St (I)
             3                                                              Beacon Seattle & DC Portfolio Roll-Up
   3                    3-001          MSMCH        1            No         Market Square (II)
   3                    3-002          MSMCH        1            No         Polk & Taylor (II)
   3                    3-003          MSMCH        1            No         Wells Fargo Center (II)
   3                    3-004          MSMCH        1            No         Lafayette Center (II)
   3                    3-005          MSMCH        1            No         Booz Allen Complex (II)
   3                    3-006          MSMCH        1            No         Key Center (II)
   3                    3-007          MSMCH        1            No         Sunset North (II)
   3                    3-008          MSMCH        1            No         City Center Bellevue (II)
   3                    3-009          MSMCH        1            No         Plaza Center (II)
   3                    3-010          MSMCH        1            No         1616 North Fort Myer Drive (II)
   3                    3-011          MSMCH        1            No         American Center (II)
   3                    3-012          MSMCH        1            No         Eastgate Office Park (II)
   3                    3-013          MSMCH        1            No         Liberty Place (II)
   3                    3-014          MSMCH        1            No         Lincoln Executive Center (II)
   3                    3-015          MSMCH        1            No         11111 Sunset Hills Road (II)
   3                    3-016          MSMCH        1            No         Army and Navy Building (II)
   3                    3-017          MSMCH        1            No         Plaza East (II)
   3                    3-018          MSMCH        1            No         Reston Town Center (II)
   3                    3-019          MSMCH        1            No         Washington Mutual Tower (II)
   3                    3-020          MSMCH        1            No         1300 North Seventeenth Street (II)
             4                                                              RREEF Portfolio Roll-Up
   4                    4-001          MSMCH        2            No         RREEF Portfolio - Barton's Crossing (III)
   4                    4-002          MSMCH        2            No         RREEF Portfolio - Lionsgate (III)
   4                    4-003          MSMCH        2            No         RREEF Portfolio - University Heights (III)
   4                    4-004          MSMCH        2            No         RREEF Portfolio - Carlyle Station (III)
   4                    4-005          MSMCH        2            No         RREEF Portfolio - McNair Farms (III)
   4                    4-006          MSMCH        2            No         RREEF Portfolio - Fox Run (III)
   4                    4-007          MSMCH        2            No         RREEF Portfolio - Watkins Station (III)
   4                    4-008          MSMCH        2            No         RREEF Portfolio - The Glen (III)
   5         5          5-001          MSMCH        1            No         Douglas Entrance
   6         6          6-001          MSMCH        1            No         Four Seasons San Francisco
   7         7          7-001          MSMCH        1            No         529 Fifth Avenue
   8         8          8-001          MSMCH        1            No         Deptford Mall
   9         9          9-001          MSMCH        1            No         Mark Hotel Land Loan
   10        10        11-001          MSMCH        2            No         AMLI at Seven Bridges
   11        11        12-001          MSMCH        1            No         Village Square South Hills
   12        12        13-001          MSMCH        2            No         Eagle Glen Apartments
   13        13        14-001          MSMCH        1            No         Timberland Buildings
   14        14        15-001          MSMCH        1            No         Somerset Crossing
   15        15        16-001          MSMCH        1            No         Ramada Plaza Beach Resort
   16        16        17-001          MSMCH        1            No         Uptown Shopping Center
   17        17        18-001          MSMCH        1            No         Holiday Inn Oceanfront & Conference Center
   18        18        10-001          MSMCH        1            No         The Axton
   19        19        19-001          MSMCH        1            No         37-11 82nd Street
   20        20        20-001          MSMCH        1            No         Uptown Plaza
   21        21        21-001          MSMCH        1            No         Plaistow Commons
   22        22        22-001          MSMCH        2            No         Sun Prairie Apartments I & II
   23        23        23-001          MSMCH        2            No         Hamilton House
   24        24        24-001          MSMCH        2            No         Walnut Crossing
   25        25        25-001          MSMCH        2            No         Noble Mansion
   26        26        26-001          MSMCH        1            No         1200 North Main Office
   27        27        27-001          MSMCH        1            No         Airport Plaza
   28        28        29-001          MSMCH        1            No         Boykin Center
   29        29        28-001          MSMCH        1            No         Waxahachie Retail Center
   30        30        30-001          MSMCH        1            No         Mifflin County Commons
   31        31        31-001          MSMCH        1            No         47-15 33rd Street
   32        32        32-001          MSMCH        2            No         Orange Glen Apartments
   33        33        33-001          MSMCH        2            No         Eola Heights Apartments
   34        34        34-001          MSMCH        1            No         Millwood Shopping Center
                                                                            Lakeview I & II Portfolio Roll-Up
   35        35        35-001          MSMCH        2           Yes         Lakeview I (A)
   36        36        36-001          MSMCH        2           Yes         Lakeview II (A)
   37        37        37-001          MSMCH        2            No         Phillips Landing Apartments
   38        38        38-001          MSMCH        2            No         University of Tennessee Student Housing
   39        39        39-001          MSMCH        2            No         Hansen Village Apartments
   40        40        40-001          MSMCH        1            No         Teague Building
   41        41        41-001          MSMCH        2            No         The Gentry Apartments
   42        42        42-001          MSMCH        1            No         Pismo Medical Center
   43        43        43-001          MSMCH        1            No         Comfort Inn Airport & Conference Center
   44        44        44-001          MSMCH        1            No         Waterford Shopping Plaza
   45        45        46-001          MSMCH        1            No         Pilgrim Hill Marketplace
   46        46        45-001          MSMCH        1            No         Shops at Griffith Park
                                                                            Florida Retail/Office Portfolio Roll-Up
   47        47        47-001          MSMCH        1           Yes         Florida Retail/Office Portfolio - Ridge Centre
                                                                            Shoppes (B)
   48        48        48-001          MSMCH        1           Yes         Florida Retail/Office Portfolio - 56th Street
                                                                            Professional Center (B)
   49        49        49-001          MSMCH        1            No         Food World Gardendale
   50        50        50-001          MSMCH        1            No         7676 New Hampshire Avenue
   51        51        51-001          MSMCH        1            No         27655 North Avenue Hopkins
   52        52        52-001          MSMCH        1            No         Uptown Apartments
   53        53        53-001          MSMCH        1            No         Caballo Industrial
   54        54        54-001          MSMCH        2            No         Surrey Ridge II
   55        55        55-001          MSMCH        1            No         Briarwest Shopping Center
   56        56        56-001          MSMCH        2            No         College Park Apartments
             57                                                             New Horizons Portfolio Roll-Up
   57                  57-001          MSMCH        2            No         New Horizons - Trinity Apartments (IV)
   57                  57-002          MSMCH        2            No         New Horizons - Osage Ave Apartments (IV)
   57                  57-003          MSMCH        2            No         New Horizons - Raleigh Apartments (IV)
   58        58        58-001          MSMCH        1            No         Beal Commons - Ft. Walton Beach, FL
   59        59        59-001          MSMCH        2            No         Parklynn Apartments
                                                                            Bronx MultiIfamily/Retail Portfolio Roll-Up
   60        60        60-001          MSMCH        1           Yes         Bronx Multifamily/Retail Portfolio - Valentine Ave (C)
   61        61        61-001          MSMCH        1           Yes         Bronx Multifamily/Retail Portfolio - Webster Ave (C)
   62        62        62-001          MSMCH        1            No         Food World Gadsden
   63        63        63-001          MSMCH        2            No         Pinon Pines
   64        64        64-001          MSMCH        1            No         Kirkman Commons
   65        65        65-001          MSMCH        1            No         Walgreens - Washington, NC
   66        66        66-001          MSMCH        1            No         Hoffner Commons
   67        67        67-001          MSMCH        1            No         Staples - Naperville
   68        68        68-001          MSMCH        2            No         Leesburg Lakeshore MHP
   69        69        69-001          MSMCH        1            No         Hampton Inn - Greeneville, TN
   70        70        70-001          MSMCH        1            No         Overland Retail Plaza
   71        71        71-001          MSMCH        1            No         24 Norfolk Avenue
   72        72        72-001          MSMCH        1            No         Sycamore Terrace Shopping Center
   73        73        73-001          MSMCH        1            No         The Premier Building
   74        74        75-001          MSMCH        1            No         Sierra Plaza Office
   75        75        74-001          MSMCH        2            No         Blueridge Commons
   76        76        76-001          MSMCH        1            No         CVS - Monaca
   77        77        77-001          MSMCH        2            No         Quiet Acres Mobile Home Park
   78        78        78-001          MSMCH        1            No         Southport Business Center
   79        79        79-001          MSMCH        2            No         Westpark Townhomes
   80        80        80-001          MSMCH        1            No         Walgreens - Bastrop
   81        81        81-001          MSMCH        1            No         11535 West 183rd Place
   82        82        82-001          MSMCH        1            No         Potranco Crossing
   83        83        83-001          MSMCH        1            No         Midtown Business Park
   84        84        84-001          MSMCH        1            No         University Meridian Center
   85        85        85-001          MSMCH        1            No         Cross Park Industrial Building
   86        86        86-001          MSMCH        1            No         Defuniak Commons Retail Center
   87        87        87-001          MSMCH        1            No         Friendly's Plaza
   88        88        88-001          MSMCH        1            No         Hamilton Village
   89        89        89-001          MSMCH        1            No         1506 Whispering Wind Drive
   90        90        90-001          MSMCH        1            No         Clermont Retail
   91        91        91-001          MSMCH        1            No         CVS - North Kingstown
   92        92        92-001          MSMCH        1            No         11770 & 11880 West President Drive
   93        93        93-001          MSMCH        1            No         Eastpointe Center
   94        94        94-001          MSMCH        1            No         Advance Auto Parts-Hollywood FL
   95        95        95-001          MSMCH        1            No         Timberland Store
   96        96        96-001          MSMCH        1            No         Dunkin Donuts-Miami
   97        97        97-001          MSMCH        2            No         5532 Covode Street

                                                                            TOTALS AND WEIGHTED AVERAGES:

MORTGAGE        LOAN PURPOSE
LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1             Acquisition       701 Fifth Avenue & 403 Columbia Street

   2              Refinance        25 East 67th Street
   2              Refinance        30 East 68th Street
   2              Refinance        30 East End Avenue
   2              Refinance        345 East 64th Street
   2              Refinance        192 East 75th Street
   2              Refinance        3 East 66th Street

   3             Acquisition       701 & 801 Pennsylvania Avenue, NW
   3             Acquisition       2521 S Clark Street & 2530 Crystal Drive
   3             Acquisition       999 Third Avenue
   3             Acquisition       1120 20th Street NW; 1133 21st Street, NW; 1155 21st Street, NW
   3             Acquisition       8251 Greensboro Drive; 8281 Greensboro Drive; 8283 Greensboro Drive
   3             Acquisition       601 108th Avenue NE
   3             Acquisition       3060 - 3180 139th Avenue SE
   3             Acquisition       500 108th Avenue NE
   3             Acquisition       10800 - 10900 NE 8th Street
   3             Acquisition       1616 North Fort Myer Drive
   3             Acquisition       8300 & 8330 Boone Boulevard
   3             Acquisition       15325 SE 30th Place
   3             Acquisition       325 7th Street, NW
   3             Acquisition       3380 146th Place SE & 3310 146th Place SE, 14432 SE Eastgate Way, 3245 146th Place SE &
                                   3290 146th Place SE
   3             Acquisition       11111 Sunset Hills Road
   3             Acquisition       1627 I Street, NW
   3             Acquisition       11100 NE 8th Street
   3             Acquisition       11911 Freedom Drive
   3             Acquisition       1201 Third Avenue
   3             Acquisition       1300 North 17th Street

   4             Acquisition       205 Century Place
   4             Acquisition       13690 Legacy Circle
   4             Acquisition       20300 River Ridge Road
   4             Acquisition       10519 Lariat Lane
   4             Acquisition       2511 Farmcrest Drive
   4             Acquisition       2 Observation Court
   4             Acquisition       99 Watkins Mill Road
   4             Acquisition       86 Heritage Way NW
   5             Acquisition       800-806 South Douglas Road
   6              Refinance        757 Market Street
   7              Refinance        529 Fifth Avenue
   8             Acquisition       1750 Deptford Center Road
   9              Refinance        25 E. 77th Street & 1000 Madison Avenue
   10             Refinance        6466 Double Eagle Drive
   11             Refinance        4000 Oxford Drive
   12             Refinance        38245 Murrieta Hot Springs Road
   13             Refinance        5435 Corporate Drive, 5445 Corporate Drive, 1450 West Long Lake Road
   14            Acquisition       7441, 7581, 7641 Somerset Crossing Drive
   15            Acquisition       1500 Miracle Strip Parkway
   16            Acquisition       39 NW 23rd Place; 2310-2360 W Burnside Street; 743-747 SW Green Avenue
   17             Refinance        6600 Coastal Highway
   18             Refinance        721 Amsterdam Avenue
   19             Refinance        37-11 82nd Street
   20             Refinance        2222 McKinney Avenue
   21            Acquisition       58-62 Plaistow Road
   22             Refinance        5703 / 5901 Vista Drive
   23             Refinance        1110 Commonwealth Avenue
   24             Refinance        4175 Ivanhoe Drive
   25             Refinance        1500 Noble Mansion
   26            Acquisition       1200 N. Main Street
   27            Acquisition       4900 & 4910 Airport Plaza Drive
   28             Refinance        7902 NW 36th Street & 3730 NW 79th Avenue
   29             Refinance        791 North Highway 77
   30             Refinance        325 West Freedom Avenue
   31            Acquisition       47-15 33rd Street
   32            Acquisition       307 Orange Avenue
   33             Refinance        3045 Gehar Road NW
   34             Refinance        230 Saw Mill River Road

   35             Refinance        920-1050 W. Griffith Way
   36             Refinance        940-1070 W. Griffith Way
   37             Refinance        501 Phillips Lane
   38            Acquisition       1301 Bridge Avenue; 1300-1316 Bridge Avenue; 1533 Laurel Avenue; 1523 Highland Avenue;
                                   1718 Clinch Avenue
   39             Refinance        11821 Foothill Blvd
   40            Acquisition       6200 Merrill Creek Parkway
   41             Refinance        310-330 Lenox Road
   42            Acquisition       921 Oak Park Boulevard
   43             Refinance        9600 National Bridge Road
   44            Acquisition       106 Boston Post Road
   45             Refinance        2 - 8 Pilgrim Hill Road
   46            Acquisition       4655 SW Griffith Drive

   47             Refinance        31658 U.S. Highway 27
   48             Refinance        10320 56th Street N.
   49            Acquisition       1309 Decatur Highway
   50             Refinance        7676 New Hampshire Avenue
   51             Refinance        27655 North Avenue Hopkins
   52             Refinance        2362-2368 W. Burnside; 2370 W. Burnside; 2386 W. Burnside
   53             Refinance        6780 Caballlo Street
   54             Refinance        3000-3145 Beauford; 688-700 Paso Fino; 3000-3137 Breton Streets
   55             Refinance        6415 San Felipe
   56             Refinance        3380 North Roop Street

   57             Refinance        1008 South 48th Street
   57             Refinance        4518-22 Osage Avenue
   57             Refinance        4807 Chester Avenue
   58             Refinance        575 Beal Parkway North
   59             Refinance        5 Ruth Road

   60            Acquisition       2381 Valentine Avenue
   61            Acquisition       2049 Webster Avenue
   62            Acquisition       3100 East Meighan Boulevard
   63             Refinance        3210 County Road 114
   64             Refinance        2300 S Kirkman Road
   65            Acquisition       627 E 12th Street
   66            Acquisition       4434 Hoffner Avenue
   67             Refinance        1552 South Route 59
   68            Acquisition       1208 Lee Street
   69             Refinance        3130 E Andrew Johnson Highway
   70            Acquisition       8429 W. Overland Road
   71            Acquisition       24 Norfolk Avenue
   72             Refinance        316-320 Sycamore Avenue
   73             Refinance        5700 E. Franklin Road
   74            Acquisition       2965 East Tarpon Drive
   75            Acquisition       500 Commons Drive
   76            Acquisition       850 Pennsylvania Avenue
   77             Refinance        931 Orchard Road
   78            Acquisition       452-464 & 466-468 Southlake Blvd; 500-510 Research
   79            Acquisition       4301 - 5100 Truesdel Court; 4502 - 4509 Durnil Court
   80             Refinance        1924 East Madison Avenue
   81             Refinance        11535 West 183rd Place
   82             Refinance        9827 Potranco Road
   83            Acquisition       201-210 E. 37th Street
   84             Refinance        11540 E. University Drive
   85            Acquisition       8701 Cross Park Drive
   86             Refinance        1226 U.S. Highway 331 South
   87             Refinance        47-53 Long Pond Road
   88            Acquisition       2501 Hamilton Blvd/316 W. 25th Street
   89             Refinance        1506 Whispering Wind Drive
   90            Acquisition       1120 East Highway 50
   91            Acquisition       6495 Post Road
   92            Acquisition       11770 & 11880 West President Drive
   93            Acquisition       241 Emily Drive
   94            Acquisition       1200 N. Dixie Highway
   95             Refinance        15 Rivington Street
   96             Refinance        7501 SW 40th Street
   97             Refinance        5532 Covode Street

MORTGAGE
LOAN NO.  CITY               STATE  ZIP CODE  PROPERTY TYPE                   PROPERTY SUB-TYPE               UNITS/SF(3)
-------------------------------------------------------------------------------------------------------------------------

   1      Seattle             WA     98104    Office                          Urban                             1,521,506

   2      New York            NY     10021    Multifamily                     High Rise                                53
   2      New York            NY     10021    Multifamily                     High Rise                                32
   2      New York            NY     10028    Multifamily                     High Rise                               102
   2      New York            NY     10021    Multifamily                     High Rise                                60
   2      New York            NY     10021    Multifamily                     High Rise                                38
   2      New York            NY     10021    Multifamily                     High Rise                                27

   3      Washington          DC     20004    Office                          Urban                               678,348
   3      Arlington           VA     22202    Office                          Urban                               904,226
   3      Seattle             WA     98101    Office                          Urban                               944,141
   3      Washington          DC     20036    Office                          Urban                               711,495
   3      McLean              VA     22102    Office                          Suburban                            731,234
   3      Bellevue            WA     98004    Office                          Urban                               473,988
   3      Bellevue            WA     98005    Office                          Suburban                            463,182
   3      Bellevue            WA     98004    Office                          Urban                               465,765
   3      Bellevue            WA     98004    Office                          Urban                               466,948
   3      Arlington           VA     22209    Office                          Urban                               294,521
   3      Vienna              VA     22182    Office                          Suburban                            329,695
   3      Bellevue            WA     98007    Office                          Suburban                            251,088
   3      Washington          DC     20004    Office                          Urban                               163,936
   3      Bellevue            WA     98007    Office                          Suburban                            277,672
   3      Reston              VA     20190    Office                          Suburban                            216,469
   3      Washington          DC     20006    Office                          Urban                               102,822
   3      Bellevue            WA     98004    Office                          Urban                               148,952
   3      Reston              VA     20191    Office                          Suburban                            764,103
   3      Seattle             WA     98101    Office                          Urban                             1,079,013
   3      Arlington           VA     22209    Office                          Urban                               380,743

   4      Alexandria          VA     22304    Multifamily                     Garden                                  532
   4      Herndon             VA     20171    Multifamily                     Garden                                  328
   4      Ashburn             VA     20147    Multifamily                     Garden                                  467
   4      Manassas            VA     20109    Multifamily                     Garden                                  408
   4      Herndon             VA     20171    Multifamily                     Garden                                  283
   4      Germantown          MD     20876    Multifamily                     Garden                                  218
   4      Gaithersburg        MD     20879    Multifamily                     Garden                                  210
   4      Leesburg            VA     20176    Multifamily                     Garden                                  134
   5      Coral Gables        FL     33134    Office                          Suburban                            465,474
   6      San Francisco       CA     94103    Hospitality                     Full Service                            277
   7      New York            NY     10036    Office                          Urban                               273,912
   8      Deptford            NJ     08096    Retail                          Anchored                            345,013
   9      New York            NY     10021    Other                           Leased Fee                              176
   10     Woodridge           IL     60517    Multifamily                     Mid Rise                                520
   11     Bethel Park         PA     15102    Retail                          Anchored                            392,854
   12     Murrieta            CA     92563    Multifamily                     Garden                                  320
   13     Troy                MI     48098    Office                          Suburban                            354,320
   14     Gainesville         VA     20155    Retail                          Anchored                            104,128
   15     Fort Walton Beach   FL     32458    Hospitality                     Full Service                            335
   16     Portland            OR     97210    Retail                          Anchored                             66,183
   17     Ocean City          MD     21842    Hospitality                     Full Service                            216
   18     New York            NY     10025    Multifamily                     High Rise                               229
   19     Jackson Heights     NY     11372    Retail                          Unanchored                           36,545
   20     Dallas              TX     75201    Retail                          Unanchored                           33,840
   21     Plaistow            NH     03865    Retail                          Anchored                            200,333
   22     West Des Moines     IA     50265    Multifamily                     Garden                                  300
   23     Boston              MA     02215    Multifamily                     Mid Rise                                 90
   24     Monroeville         PA     15146    Multifamily                     High Rise / Garden                      326
   25     Bronx               NY     10460    Multifamily                     High Rise                               237
   26     Santa Ana           CA     92701    Office                          Urban                               144,244
   27     Long Beach          CA     90815    Office                          Suburban                            150,403
   28     Doral               FL     33166    Retail                          Unanchored                           66,912
   29     Waxahachie          TX     75165    Retail                          Anchored                            100,212
   30     Burnham             PA     17009    Retail                          Anchored                            197,525
   31     Long Island City    NY     11101    Industrial                      Warehouse                            94,000
   32     Chula Vista         CA     91911    Multifamily                     Garden                                  124
   33     Salem               OR     97304    Multifamily                     Garden                                  152
   34     Millwood            NY     10546    Retail                          Anchored                             37,957

   35     Fresno              CA     93705    Multifamily                     Garden                                  100
   36     Fresno              CA     93705    Multifamily                     Garden                                  100
   37     Statesville         NC     28115    Multifamily                     Garden                                  144
   38     Knoxville           TN     37916    Multifamily                     Student Housing                         134
   39     Lake View Terrace   CA     91342    Multifamily                     Garden                                  116
   40     Everett             WA     98203    Industrial                      Flex Industrial                      95,200
   41     Brooklyn            NY     11226    Multifamily                     Co-Op                                   247
   42     Pismo Beach         CA     93449    Office                          Medical                              28,962
   43     St. Louis           MO     63134    Hospitality                     Limited Service                         197
   44     Waterford           CT     06385    Retail                          Unanchored                           22,447
   45     Plymouth            MA     02360    Retail                          Anchored                             19,619
   46     Beaverton           OR     97005    Retail                          Unanchored                           18,854

   47     Haines City         FL     33844    Retail                          Unanchored                           27,560
   48     Temple Terrace      FL     33617    Office                          Medical                              15,686
   49     Gardendale          AL     35071    Retail                          Free Standing                        60,195
   50     Takoma Park         MD     20912    Office                          Suburban                             50,465
   51     Valencia            CA     91355    Industrial                      Warehouse                            52,510
   52     Portland            OR     97210    Mixed Use                       Multifamily / Retail                     48
   53     Las Vegas           NV     89119    Industrial                      Light Industrial                     62,000
   54     Robinson            TX     76706    Multifamily                     Garden                                   64
   55     Houston             TX     77057    Retail                          Unanchored                           25,226
   56     Carson City         NV     89701    Multifamily                     Garden                                   58

   57     Philadelphia        PA     19143    Multifamily                     Mid Rise                                 46
   57     Philadelphia        PA     19143    Multifamily                     Mid Rise                                 15
   57     Philadelphia        PA     19143    Multifamily                     Mid Rise                                 24
   58     Ft. Walton Beach    FL     32548    Retail                          Unanchored                           15,852
   59     Wilmington          DE     19805    Multifamily                     Garden                                  140

   60     New York            NY     10458    Mixed Use                       Multifamily / Retail                     32
   61     New York            NY     10457    Mixed Use                       Multifamily / Retail                     30
   62     Gadsden             AL     35903    Retail                          Free Standing                        45,988
   63     Glenwood Springs    CO     81601    Multifamily                     Garden                                   72
   64     Orlando             FL     32811    Retail                          Shadow Anchored                      15,601
   65     Washington          NC     27889    Retail                          Free Standing                        14,820
   66     Orlando             FL     32812    Retail                          Unanchored                           19,870
   67     Naperville          IL     60564    Retail                          Free Standing                        20,388
   68     Leesburg            FL     34748    Manufactured Housing Community  Manufactured Housing Community          185
   69     Greeneville         TN     37745    Hospitality                     Limited Service                          67
   70     Boise               ID     83709    Retail                          Unanchored                           16,513
   71     Easton              MA     02375    Industrial                      Flex Industrial                      58,795
   72     Vista               CA     92083    Retail                          Unanchored                           10,481
   73     Nampa               ID     83687    Office                          Suburban                             30,705
   74     Meridian            ID     83642    Office                          Suburban                             23,619
   75     Evans               GA     30809    Multifamily                     Garden                                   54
   76     Monaca              PA     15061    Retail                          Free Standing                        11,945
   77     Sellersville        PA     18960    Manufactured Housing Community  Manufactured Housing Community          116
   78     Richmond            VA     23236    Industrial                      Light Industrial                     57,342
   79     Bloomington         IN     47404    Multifamily                     Garden                                   60
   80     Bastrop             LA     71220    Retail                          Free Standing                        14,820
   81     Orland Park         IL     60467    Industrial                      Flex Industrial                      43,912
   82     San Antonio         TX     78251    Retail                          Unanchored                           13,650
   83     Garden City         ID     83714    Industrial                      Flex Industrial                      50,938
   84     Mesa                AZ     85207    Retail                          Unanchored                           14,370
   85     Austin              TX     78754    Industrial                      Flex Industrial                      33,122
   86     Defuniak Springs    FL     32435    Retail                          Shadow Anchored                      15,940
   87     Plymouth            MA     02360    Retail                          Shadow Anchored                       7,900
   88     Sioux City          IA     51104    Retail                          Unanchored                           23,592
   89     Phoenix             AZ     85027    Industrial                      Flex Industrial                      19,907
   90     Clermont            FL     34711    Retail                          Free Standing                         7,758
   91     North Kingstown     RI     02852    Retail                          Free Standing                        10,125
   92     Boise               ID     83713    Industrial                      Flex Industrial                      30,000
   93     Clarksburg          WV     26330    Retail                          Unanchored                           11,202
   94     Hollywood           FL     33020    Retail                          Free Standing                         7,000
   95     New York            NY     10002    Retail                          Unanchored                            2,300
   96     Miami               FL     33155    Retail                          Free Standing                         3,888
   97     Pittsburgh          PA     15217    Multifamily                     Low Rise                                 34

MORTGAGE                                              PERCENT   PERCENT LEASED
LOAN NO.         YEAR BUILT          YEAR RENOVATED  LEASED(4)  AS OF DATE(4)   SECURITY TYPE(5)           LIEN POSITION
-----------------------------------------------------------------------------------------------------------------------------

   1                1985                2004-2006       89.3%     04/01/2007    Fee / Leasehold                First

   2                1926                  1986         100.0%     03/01/2007    Fee                            First
   2                1925                  1984          96.8%     03/01/2007    Fee                            First
   2                1950                   NAP         100.0%     03/01/2007    Fee                            First
   2                1996                   NAP         100.0%     03/01/2007    Fee                            First
   2                1927                   NAP         100.0%     03/01/2007    Fee                            First
   2                1934                   NAP         100.0%     03/01/2007    Fee                            First

   3                1991                   NAP          95.4%     04/01/2007    Pledge / Cash Flow   Pledge of First Mortgage
   3                1970                  2003         100.0%     04/01/2007    Fee                            First
   3                1983                   NAP          92.8%     04/01/2007    Fee                            First
   3         1980 / 1985 / 1986           1993          91.3%     04/01/2007    Fee                            First
   3      1980 / 1983 / 1999 / 2001        NAP          99.5%     04/01/2007    Fee                            First
   3                2000                   NAP          97.9%     04/01/2007    Leasehold                      First
   3                1999                   NAP         100.0%     04/01/2007    Fee                            First
   3                1986                   NAP          95.6%     04/01/2007    Fee                            First
   3              1978-1983                NAP          95.8%     04/01/2007    Fee                            First
   3                1975                   NAP          97.8%     04/01/2007    Fee                            First
   3                1985                   NAP          94.8%     04/01/2007    Fee                            First
   3                1985                   NAP         100.0%     04/01/2007    Fee                            First
   3                1991                   NAP          99.4%     04/01/2007    Fee                            First
   3             1984 / 1986               NAP          96.8%     04/01/2007    Fee                            First
   3                2000                   NAP         100.0%     04/01/2007    Fee                            First
   3                1913                  1987         100.0%     04/01/2007    Fee                            First
   3                1987                   NAP          91.5%     04/01/2007    Fee                            First
   3                1988                   NAP          98.3%     04/01/2007    Cash Flow                Cash Flow Pledge
   3                1988                   NAP          96.9%     04/01/2007    Cash Flow           Cash Flow Pledge of 62.8%
                                                                                                      JV Ownership Interest
   3                1980                   NAP          99.4%     04/01/2007    Cash Flow                Cash Flow Pledge

   4                1989                2004-2006       91.4%     04/17/2007    Fee                            First
   4                2000                   NAP          93.6%     04/17/2007    Fee                            First
   4                1991                   NAP          83.7%     04/17/2007    Fee                            First
   4                1986                   NAP          85.1%     04/17/2007    Fee                            First
   4                1991                   NAP          91.5%     04/17/2007    Fee                            First
   4                1990                   NAP          92.7%     04/17/2007    Fee                            First
   4                1975                  2000          88.1%     04/17/2007    Fee                            First
   4                1986                   NAP          88.8%     04/17/2007    Fee                            First
   5      1927 / 1965 / 1986 / 1998    1992 / 2000      88.9%     05/01/2007    Fee                            First
   6                2001                   NAP          78.2%     12/31/2006    Fee / Leasehold                First
   7                1959                   NAP          93.6%     01/01/2007    Fee                            First
   8                1975                  2001          92.3%     02/28/2007    Fee                            First
   9                1927                  1996         100.0%     07/01/2007    Fee                            First
   10             2002-2004                NAP          94.4%     02/22/2007    Fee                            First
   11               1982                  1996         100.0%     04/30/2007    Fee                            First
   12               2002                   NAP          86.6%     03/07/2007    Fee                            First
   13            1988 / 1990               NAP          89.7%     04/01/2007    Fee                            First
   14               2003                   NAP          93.9%     04/01/2007    Fee                            First
   15               1969                  2005          63.4%     12/31/2006    Fee                            First
   16             1913-1959               1994          89.2%     03/31/2007    Fee                            First
   17               1981                   NAP          62.1%     12/31/2006    Fee                            First
   18               1971                  2007          86.9%     01/03/2007    Fee                            First
   19               1935                  1990         100.0%     12/31/2006    Fee                            First
   20               2005                   NAP         100.0%     02/01/2007    Fee                            First
   21               1986                  2004          95.8%     03/31/2007    Fee                            First
   22             1988-1990                NAP          95.3%     04/25/2007    Fee                            First
   23               1972                  2006         100.0%     10/31/2006    Fee                            First
   24         1968-1969 / 1975             NAP          95.1%     01/15/2007    Fee                            First
   25               1965                   NAP          93.7%     03/01/2007    Fee                            First
   26               1971                  1997          86.1%     02/28/2007    Fee                            First
   27               1987                  1995         100.0%     01/03/2007    Leasehold                      First
   28               1990                   NAP          95.6%     04/17/2007    Fee                            First
   29               2005                   NAP          95.3%     03/01/2007    Fee                            First
   30               1991                   NAP          98.8%     01/09/2007    Fee                            First
   31               1943                  1995         100.0%     12/07/2006    Fee                            First
   32               1985                   NAP          96.0%     02/12/2007    Fee                            First
   33             2005-2006                NAP          96.1%     03/25/2007    Fee                            First
   34               1970                   NAP         100.0%     03/01/2007    Fee                            First

   35               1974                  2007          99.0%     03/20/2007    Fee                            First
   36               1974                  2007          99.0%     03/20/2007    Fee                            First
   37               2000                   NAP          96.5%     02/06/2007    Fee                            First
   38             1962-1970                NAP         100.0%     03/01/2007    Fee                            First
   39               1986                   NAP          99.1%     02/01/2007    Fee                            First
   40               2006                   NAP         100.0%     02/26/2007    Fee                            First
   41             1963-1964                NAP          92.0%     03/20/2007    Fee                            First
   42               2004                   NAP         100.0%     04/23/2007    Fee                            First
   43               1971                  1997          70.0%     02/28/2007    Fee                            First
   44               2006                   NAP          91.1%     03/13/2007    Fee                            First
   45               1997                   NAP         100.0%     03/31/2007    Fee                            First
   46            2005 / 2006               NAP          82.3%     03/01/2007    Fee                            First

   47             2002-2003                NAP         100.0%     04/01/2007    Fee                            First
   48               1972                   NAP         100.0%     04/01/2007    Fee                            First
   49               1972                   NAP         100.0%     05/03/2007    Fee                            First
   50               1969                  1989         100.0%     03/01/2007    Fee                            First
   51               1989               1990 / 2006     100.0%     03/26/2007    Fee                            First
   52             1910-1924                NAP          93.9%     03/31/2007    Fee                            First
   53               1994                  2006         100.0%     01/19/2007    Fee                            First
   54             2005-2006                NAP          95.3%     03/14/2007    Fee                            First
   55               1973                   NAP          97.7%     04/30/2007    Fee                            First
   56               1998                   NAP         100.0%     09/05/2006    Fee                            First

   57               1930s               2004-2006       91.3%     03/01/2007    Fee                            First
   57               1930s                 2005         100.0%     03/01/2007    Fee                            First
   57              1930's              2005 / 2006     100.0%     03/01/2007    Fee                            First
   58               2006                   NAP         100.0%     05/23/2007    Fee                            First
   59             1947-1949                NAP          99.3%     01/01/2007    Fee                            First

   60               1915                   NAP         100.0%     03/19/2007    Fee                            First
   61               1928                  1998         100.0%     03/19/2007    Fee                            First
   62               1996                   NAP         100.0%     07/01/2007    Fee                            First
   63               1973                   NAP         100.0%     03/23/2007    Fee                            First
   64               2002                   NAP         100.0%     01/03/2007    Fee                            First
   65               2007                   NAP         100.0%     07/01/2007    Fee                            First
   66               2006                   NAP         100.0%     02/20/2007    Fee                            First
   67               2005                   NAP         100.0%     12/29/2006    Fee                            First
   68               1947                   NAP          95.1%     02/08/2007    Fee                            First
   69               1999                  2005          65.8%     12/31/2006    Fee                            First
   70               2006                   NAP          88.3%     02/23/2007    Fee                            First
   71               1985                   NAP          91.8%     02/13/2007    Fee                            First
   72               2006                   NAP         100.0%     12/13/2006    Leasehold                      First
   73               1999                   NAP          99.6%     02/06/2007    Fee                            First
   74               2005                   NAP          84.4%     12/13/2006    Fee                            First
   75               1992                   NAP         100.0%     04/25/2007    Fee                            First
   76               2006                   NAP         100.0%     03/19/2007    Fee                            First
   77               1958                  1990         100.0%     05/17/2007    Fee                            First
   78               1980                  2000         100.0%     02/28/2007    Fee                            First
   79             1992-1994                NAP          98.3%     12/07/2006    Fee                            First
   80               2006                   NAP         100.0%     03/01/2007    Fee                            First
   81               2005                   NAP          84.5%     03/01/2007    Fee                            First
   82               2006                   NAP         100.0%     04/02/2007    Fee                            First
   83               1978                  2006          96.2%     02/16/2007    Fee                            First
   84               2005                   NAP          91.9%     02/12/2007    Fee                            First
   85               1986                   NAP         100.0%     06/01/2007    Fee                            First
   86               2006                   NAP         100.0%     03/19/2007    Fee                            First
   87               2006                   NAP         100.0%     03/31/2007    Fee                            First
   88               1995                   NAP         100.0%     03/27/2007    Fee                            First
   89               2006                   NAP          86.7%     03/31/2007    Fee                            First
   90               2006                   NAP         100.0%     01/02/2007    Fee                            First
   91               1982                  1997         100.0%     05/14/2007    Fee                            First
   92               1996                   NAP         100.0%     12/07/2006    Fee                            First
   93               2006                   NAP         100.0%     03/26/2007    Leasehold                      First
   94               2007                   NAP         100.0%     02/20/2007    Fee                            First
   95               1900                  2006         100.0%     03/01/2006    Fee                            First
   96               1959                  2001         100.0%     07/01/2007    Fee                            First
   97               1950                   NAP          97.1%     01/15/2007    Fee                            First

MORTGAGE     RELATED           ORIGINAL    CUT-OFF DATE  CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.  BORROWER LIST         BALANCE      BALANCE(6)        PER UNIT OR SF  NOTE DATE    DATE (P&I)      DATE (IO)
-----------------------------------------------------------------------------------------------------------------------

   1           NAP         $380,000,000    $380,000,000                  $250  04/10/2007       NAP        06/08/2007
                           $170,000,000    $170,000,000              $544,872  03/30/2007       NAP        05/01/2007
   2           NAP          $50,394,375     $50,394,375              $544,872  03/30/2007       NAP        05/01/2007
   2           NAP          $46,497,210     $46,497,210              $544,872  03/30/2007       NAP        05/01/2007
   2           NAP          $29,298,905     $29,298,905              $544,872  03/30/2007       NAP        05/01/2007
   2           NAP          $18,074,783     $18,074,783              $544,872  03/30/2007       NAP        05/01/2007
   2           NAP          $15,588,660     $15,588,660              $544,872  03/30/2007       NAP        05/01/2007
   2           NAP          $10,146,068     $10,146,068              $544,872  03/30/2007       NAP        05/01/2007
                           $161,000,000    $161,000,000                  $309  04/10/2007       NAP        06/07/2007
   3           NAP          $24,876,667     $24,876,667                  $309  04/10/2007       NAP        06/07/2007
   3           NAP          $19,703,825     $19,703,825                  $309  04/10/2007       NAP        06/07/2007
   3           NAP          $18,528,179     $18,528,179                  $309  04/10/2007       NAP        06/07/2007
   3           NAP          $16,745,900     $16,745,900                  $309  04/10/2007       NAP        06/07/2007
   3           NAP          $14,121,858     $14,121,858                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $9,438,085      $9,438,085                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $8,770,318      $8,770,318                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $8,706,833      $8,706,833                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $7,138,522      $7,138,522                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $6,583,617      $6,583,617                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $4,984,739      $4,984,739                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $4,354,592      $4,354,592                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $4,138,273      $4,138,273                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $4,020,709      $4,020,709                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $3,536,343      $3,536,343                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $2,986,141      $2,986,141                  $309  04/10/2007       NAP        06/07/2007
   3           NAP           $2,365,399      $2,365,399                  $309  04/10/2007       NAP        06/07/2007
   3           NAP                   $0              $0                  $309  04/10/2007       NAP        06/07/2007
   3           NAP                   $0              $0                  $309  04/10/2007       NAP        06/07/2007
   3           NAP                   $0              $0                  $309  04/10/2007       NAP        06/07/2007
                           $124,500,000    $124,500,000              $158,915  12/08/2006       NAP        01/08/2007
   4           NAP          $29,758,537     $29,758,537              $158,915  12/08/2006       NAP        01/08/2007
   4           NAP          $21,256,098     $21,256,098              $158,915  12/08/2006       NAP        01/08/2007
   4           NAP          $20,345,122     $20,345,122              $158,915  12/08/2006       NAP        01/08/2007
   4           NAP          $18,371,341     $18,371,341              $158,915  12/08/2006       NAP        01/08/2007
   4           NAP          $14,575,610     $14,575,610              $158,915  12/08/2006       NAP        01/08/2007
   4           NAP           $8,654,268      $8,654,268              $158,915  12/08/2006       NAP        01/08/2007
   4           NAP           $6,680,488      $6,680,488              $158,915  12/08/2006       NAP        01/08/2007
   4           NAP           $4,858,537      $4,858,537              $158,915  12/08/2006       NAP        01/08/2007
   5           NAP         $102,500,000    $102,500,000                  $220  03/21/2007       NAP        05/08/2007
   6           NAP          $90,000,000     $90,000,000              $324,910  06/05/2007       NAP        07/07/2007
   7           NAP          $65,000,000     $65,000,000                  $237  12/18/2006       NAP        02/08/2007
   8           NAP          $60,000,000     $60,000,000                  $406  05/23/2007       NAP        07/05/2007
   9           NAP          $58,000,000     $58,000,000              $329,545  10/31/2006       NAP        12/01/2006
   10          NAP          $51,000,000     $44,782,720               $86,121  12/19/2003   01/01/2007     02/01/2004
   11          NAP          $38,000,000     $38,000,000                   $97  02/12/2007       NAP        04/01/2007
   12          NAP          $35,000,000     $35,000,000              $109,375  05/01/2007       NAP        06/08/2007
   13          NAP          $33,235,919     $33,235,919                   $94  05/30/2007       NAP        06/01/2007
   14          NAP          $27,200,000     $27,200,000                  $261  03/28/2007   05/01/2012     05/01/2007
   15          NAP          $26,250,000     $26,250,000               $78,358  05/24/2007   07/01/2010     07/01/2007
   16         47, 83        $23,800,000     $23,800,000                  $360  05/15/2007       NAP        07/01/2007
   17          NAP          $23,000,000     $22,977,234              $106,376  06/01/2007   07/01/2007         NAP
   18         49, 56        $21,000,000     $21,000,000              $240,175  04/26/2007       NAP        06/08/2007
   19          NAP          $20,000,000     $20,000,000                  $547  02/28/2007   06/01/2010     04/01/2007
   20          NAP          $19,900,000     $19,900,000                  $588  03/27/2007       NAP        05/01/2007
   21          NAP          $19,900,000     $19,900,000                   $99  03/09/2007       NAP        05/01/2007
   22          NAP          $17,000,000     $16,965,458               $56,552  05/01/2007   06/01/2007         NAP
   23          NAP          $15,600,000     $15,600,000              $173,333  11/02/2006   01/01/2008     01/01/2007
   24          NAP          $15,460,000     $15,460,000               $47,423  05/03/2007   07/08/2012     07/08/2007
   25         49, 56        $13,500,000     $13,500,000               $56,962  04/26/2007       NAP        06/08/2007
   26          NAP          $13,300,000     $13,300,000                   $92  01/24/2007       NAP        03/01/2007
   27          NAP          $12,900,000     $12,900,000                   $86  02/14/2007       NAP        04/01/2007
   28          NAP          $12,000,000     $12,000,000                  $179  02/27/2007   04/01/2012     04/01/2007
   29          NAP          $12,000,000     $12,000,000                  $120  03/30/2007   05/01/2012     05/01/2007
   30          NAP          $11,600,000     $11,551,391                   $58  03/01/2007   05/01/2007         NAP
   31          NAP          $11,250,000     $11,209,473                  $119  02/28/2007   04/01/2007         NAP
   32       63, 66, 67      $10,500,000     $10,500,000               $84,677  02/20/2007       NAP        04/01/2007
   33          NAP          $10,400,000     $10,400,000               $68,421  12/06/2006   02/01/2009     02/01/2007
   34          NAP           $9,000,000      $9,000,000                  $237  04/27/2007       NAP        06/01/2007
                             $9,000,000      $9,000,000               $45,000  03/30/2007   05/01/2009     05/01/2007
   35       63, 66, 67       $4,600,000      $4,600,000               $45,000  03/30/2007   05/01/2009     05/01/2007
   36       63, 66, 67       $4,400,000      $4,400,000               $45,000  03/30/2007   05/01/2009     05/01/2007
   37          NAP           $8,700,000      $8,700,000               $60,417  03/30/2007   05/01/2009     05/01/2007
   38          NAP           $8,625,000      $8,625,000               $64,366  03/28/2007   05/01/2012     05/01/2007
   39          NAP           $8,500,000      $8,500,000               $73,276  02/15/2007       NAP        04/01/2007
   40          NAP           $8,500,000      $8,500,000                   $89  04/02/2007   12/01/2010     06/01/2007
   41          NAP           $7,850,000      $7,850,000               $31,781  04/16/2007       NAP        06/01/2007
   42          NAP           $7,725,000      $7,710,396                  $266  04/30/2007   06/01/2007         NAP
   43          NAP           $6,500,000      $6,482,283               $32,905  04/17/2007   06/01/2007         NAP
   44          NAP           $6,370,000      $6,363,862                  $284  05/08/2007   07/01/2007         NAP
   45        76, 120         $6,300,000      $6,300,000                  $321  02/07/2007   04/01/2010     04/01/2007
   46          NAP           $6,300,000      $6,300,000                  $334  10/16/2006   12/01/2007     12/01/2006
                             $6,200,000      $6,200,000                  $143  04/30/2007   06/01/2010     06/01/2007
   47         78, 79         $4,300,000      $4,300,000                  $143  04/30/2007   06/01/2010     06/01/2007
   48         78, 79         $1,900,000      $1,900,000                  $143  04/30/2007   06/01/2010     06/01/2007
   49         80, 95         $6,359,500      $6,186,090                  $103  06/30/2005   08/08/2005         NAP
   50          NAP           $5,825,000      $5,825,000                  $115  03/22/2007   05/01/2012     05/01/2007
   51          NAP           $5,600,000      $5,600,000                  $107  03/15/2007       NAP        05/01/2007
   52         47, 83         $5,200,000      $5,200,000              $108,333  05/15/2007       NAP        07/01/2007
   53          NAP           $5,000,000      $5,000,000                   $81  01/22/2007   03/01/2012     03/01/2007
   54          NAP           $5,000,000      $4,985,003               $77,891  03/22/2007   05/01/2007         NAP
   55          NAP           $4,900,000      $4,868,321                  $193  12/21/2006   02/01/2007         NAP
   56          NAP           $4,650,000      $4,650,000               $80,172  02/08/2007   04/01/2010     04/01/2007
                             $4,600,000      $4,590,653               $54,008  04/09/2007   06/01/2007         NAP
   57          NAP           $2,374,194      $2,369,370               $54,008  04/09/2007   06/01/2007         NAP
   57          NAP           $1,261,290      $1,258,727               $54,008  04/09/2007   06/01/2007         NAP
   57          NAP             $964,516        $962,556               $54,008  04/09/2007   06/01/2007         NAP
   58          NAP           $4,300,000      $4,300,000                  $271  05/22/2007       NAP        07/01/2007
   59          NAP           $4,150,000      $4,150,000               $29,643  02/01/2007   04/01/2012     04/01/2007
                             $4,072,000      $4,072,000               $65,677  04/30/2007   06/01/2009     06/01/2007
   60         93, 94         $2,300,000      $2,300,000               $65,677  04/30/2007   06/01/2009     06/01/2007
   61         93, 94         $1,772,000      $1,772,000               $65,677  04/30/2007   06/01/2009     06/01/2007
   62         80, 95         $4,136,500      $4,023,707                   $87  06/30/2005   08/08/2005         NAP
   63          NAP           $4,000,000      $3,992,252               $55,448  04/23/2007   06/01/2007         NAP
   64          NAP           $4,000,000      $3,985,396                  $255  02/02/2007   04/01/2007         NAP
   65          NAP           $3,972,800      $3,972,800                  $268  05/25/2007   07/01/2008     07/01/2007
   66          NAP           $3,900,000      $3,900,000                  $196  03/01/2007   04/01/2009     04/01/2007
   67          NAP           $3,600,000      $3,589,021                  $176  03/26/2007   05/01/2007         NAP
   68          NAP           $3,500,000      $3,500,000               $18,919  04/05/2007       NAP        06/01/2007
   69          NAP           $3,500,000      $3,490,360               $52,095  04/04/2007   06/01/2007         NAP
   70          NAP           $3,475,000      $3,475,000                  $210  02/28/2007   04/01/2011     04/01/2007
   71          NAP           $3,400,000      $3,382,989                   $58  01/31/2007   03/01/2007         NAP
   72          NAP           $3,350,000      $3,350,000                  $320  01/02/2007   03/01/2012     03/01/2007
   73          NAP           $3,325,000      $3,325,000                  $108  02/21/2007   04/01/2012     04/01/2007
   74          NAP           $3,300,000      $3,300,000                  $140  01/24/2007   03/01/2010     03/01/2007
   75          NAP           $3,300,000      $3,300,000               $61,111  03/30/2007   05/01/2010     05/01/2007
   76          NAP           $3,300,000      $3,300,000                  $276  04/16/2007   06/01/2012     06/01/2007
   77          NAP           $3,280,000      $3,269,956               $28,189  03/08/2007   05/01/2007         NAP
   78          NAP           $3,180,000      $3,164,150                   $55  01/31/2007   03/01/2007         NAP
   79          NAP           $3,120,000      $3,120,000               $52,000  02/13/2007   04/01/2009     04/01/2007
   80          NAP           $3,055,000      $3,045,875                  $206  03/09/2007   05/01/2007         NAP
   81          NAP           $3,000,000      $2,994,303                   $68  04/24/2007   06/01/2007         NAP
   82          NAP           $2,600,000      $2,600,000                  $190  12/21/2006   02/01/2009     02/01/2007
   83          NAP           $2,550,000      $2,550,000                   $50  03/29/2007       NAP        05/01/2007
   84          NAP           $2,540,000      $2,540,000                  $177  04/11/2007   06/01/2010     06/01/2007
   85          NAP           $2,520,000      $2,520,000                   $76  03/23/2007   05/01/2010     05/01/2007
   86          NAP           $2,425,000      $2,418,827                  $152  03/27/2007   05/01/2007         NAP
   87        76, 120         $2,400,000      $2,387,078                  $302  01/25/2007   03/01/2007         NAP
   88          NAP           $2,225,000      $2,225,000                   $94  02/15/2007   04/01/2010     04/01/2007
   89          NAP           $2,100,000      $2,092,418                  $105  02/05/2007   04/01/2007         NAP
   90          NAP           $2,080,000      $2,080,000                  $268  03/26/2007   05/01/2010     05/01/2007
   91          NAP           $2,000,000      $1,996,169                  $197  04/12/2007   06/01/2007         NAP
   92          NAP           $1,850,000      $1,850,000                   $62  01/23/2007   03/01/2008     03/01/2007
   93          NAP           $1,475,000      $1,473,503                  $132  05/15/2007   07/01/2007         NAP
   94          NAP           $1,420,000      $1,417,945                  $203  05/04/2007   07/01/2007         NAP
   95          NAP           $1,300,000      $1,296,221                  $564  03/02/2007   05/01/2007         NAP
   96          NAP           $1,150,000      $1,145,576                  $295  03/23/2007   05/01/2007         NAP
   97          NAP           $1,100,000      $1,100,000               $32,353  02/07/2007   04/01/2010     04/01/2007

                         $1,965,451,719  $1,958,564,352

MORTGAGE                   GRACE               LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING
LOAN NO.  MATURITY DATE  PERIOD(7)  ARD LOAN    STATUS    TYPE      TO MATURITY    TO MATURITY   AMORT. TERM(8)  AMORT. TERM
----------------------------------------------------------------------------------------------------------------------------

   1       05/08/2012        0         No      In-Place    Hard        60             58                IO           IO
           04/01/2017                                                 120             117               IO           IO
   2       04/01/2017        5         No        None       NAP       120             117               IO           IO
   2       04/01/2017        5         No        None       NAP       120             117               IO           IO
   2       04/01/2017        5         No        None       NAP       120             117               IO           IO
   2       04/01/2017        5         No        None       NAP       120             117               IO           IO
   2       04/01/2017        5         No        None       NAP       120             117               IO           IO
   2       04/01/2017        5         No        None       NAP       120             117               IO           IO
           05/07/2012                                                  60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
   3       05/07/2012        0         No      In-Place    Hard        60             58                IO           IO
           12/08/2011                                                  60             53                IO           IO
   4       12/08/2011        0         No      In-Place    Hard        60             53                IO           IO
   4       12/08/2011        0         No      In-Place    Hard        60             53                IO           IO
   4       12/08/2011        0         No      In-Place    Hard        60             53                IO           IO
   4       12/08/2011        0         No      In-Place    Hard        60             53                IO           IO
   4       12/08/2011        0         No      In-Place    Hard        60             53                IO           IO
   4       12/08/2011        0         No      In-Place    Hard        60             53                IO           IO
   4       12/08/2011        0         No      In-Place    Hard        60             53                IO           IO
   4       12/08/2011        0         No      In-Place    Hard        60             53                IO           IO
   5       04/08/2012        0         No      In-Place    Hard        60             57                IO           IO
   6       06/07/2017        0         No      In-Place    Soft       120             119               IO           IO
   7       01/08/2014        0         No      In-Place    Hard        84             78                IO           IO
   8       01/05/2013        5         No      In-Place    Hard        67             66                IO           IO
   9       05/01/2017        0         Yes    Springing    Hard       126             118               IO           IO
   10      01/01/2011        5         No        None       NAP        84             42               360           353
   11      03/01/2017        5         No      In-Place    Hard       120             116               IO           IO
   12      05/08/2017        5         No        None       NAP       120             118               IO           IO
   13      08/01/2015        0         No        None       NAP        99             97                IO           IO
   14      04/01/2017        0         No        None       NAP       120             117              360           360
   15      06/01/2012        5         No      In-Place    Hard        60             59               360           360
   16      06/01/2017        5         No     Springing    Hard       120             119               IO           IO
   17      06/01/2017        5         No        None       NAP       120             119              360           359
   18      05/08/2012        0         No      In-Place    Hard        60             58                IO           IO
   19      03/01/2017        5         No      In-Place    Soft       120             116              360           360
   20      04/01/2017        5         No        None       NAP       120             117               IO           IO
   21      04/01/2017        5         No        None       NAP       120             117               IO           IO
   22      05/01/2017        5         No        None       NAP       120             118              360           358
   23      12/01/2017        5         No        None       NAP       132             125              360           360
   24      06/08/2017        0         No        None       NAP       120             119              360           360
   25      05/08/2012        0         No      In-Place    Hard        60             58                IO           IO
   26      02/01/2012        5         No     Springing    Hard        60             55                IO           IO
   27      03/01/2015        5         No      In-Place    Hard        96             92                IO           IO
   28      03/01/2017        5         No        None       NAP       120             116              360           360
   29      04/01/2017        5         No        None       NAP       120             117              360           360
   30      04/01/2017        5         No        None       NAP       120             117              300           297
   31      03/01/2017        5         No        None       NAP       120             116              360           356
   32      03/01/2017        5         No        None       NAP       120             116               IO           IO
   33      01/01/2017        5         No        None       NAP       120             114              360           360
   34      05/01/2017        5         No        None       NAP       120             118               IO           IO
           04/01/2017                                                 120             117              360           360
   35      04/01/2017        5         No        None       NAP       120             117              360           360
   36      04/01/2017        5         No        None       NAP       120             117              360           360
   37      04/01/2014        5         No        None       NAP        84             81               360           360
   38      04/01/2017        5         No        None       NAP       120             117              360           360
   39      03/01/2017        5         No        None       NAP       120             116               IO           IO
   40      11/01/2017        5         No     Springing    Hard       126             124              360           360
   41      05/01/2017        5         No        None       NAP       120             118               IO           IO
   42      05/01/2017        5         No        None       NAP       120             118              360           358
   43      05/01/2017        5         No        None       NAP       120             118              300           298
   44      06/01/2022        5         No        None       NAP       180             179              360           359
   45      03/01/2017        5         No        None       NAP       120             116              360           360
   46      11/01/2017        5         No        None       NAP       132             124              360           360
           05/01/2017                                                 120             118              360           360
   47      05/01/2017        5         No        None       NAP       120             118              360           360
   48      05/01/2017        5         No        None       NAP       120             118              360           360
   49      07/08/2015        0         No      In-Place    Hard       120             96               360           336
   50      04/01/2017        5         No        None       NAP       120             117              360           360
   51      04/01/2017        5         No        None       NAP       120             117               IO           IO
   52      06/01/2012        5         No        None       NAP        60             59                IO           IO
   53      02/01/2017        5         No     Springing    Hard       120             115              360           360
   54      04/01/2017        5         No        None       NAP       120             117              360           357
   55      01/01/2017        5         No        None       NAP       120             114              360           354
   56      03/01/2017        5         No        None       NAP       120             116              360           360
           05/01/2017                                                 120             118              360           358
   57      05/01/2017        5         No        None       NAP       120             118              360           358
   57      05/01/2017        5         No        None       NAP       120             118              360           358
   57      05/01/2017        5         No        None       NAP       120             118              360           358
   58      06/01/2017        5         No        None       NAP       120             119               IO           IO
   59      03/01/2017        5         No        None       NAP       120             116              360           360
           05/01/2017                                                 120             118              360           360
   60      05/01/2017        5         No     Springing    Hard       120             118              360           360
   61      05/01/2017        5         No     Springing    Hard       120             118              360           360
   62      07/08/2015        0         No      In-Place    Hard       120             96               360           336
   63      05/01/2017        5         No        None       NAP       120             118              360           358
   64      03/01/2017        5         No        None       NAP       120             116              360           356
   65      06/01/2017        15        No     Springing    Hard       120             119              360           360
   66      03/01/2017        5         No      In-Place    Hard       120             116              360           360
   67      04/01/2017        5         No     Springing    Hard       120             117              360           357
   68      05/01/2012        5         No        None       NAP        60             58                IO           IO
   69      05/01/2017        5         No        None       NAP       120             118              300           298
   70      03/01/2017        5         No        None       NAP       120             116              360           360
   71      02/01/2017        5         No        None       NAP       120             115              360           355
   72      02/01/2017        5         No      In-Place    Soft       120             115              360           360
   73      03/01/2017        5         No        None       NAP       120             116              360           360
   74      02/01/2017        5         No        None       NAP       120             115              360           360
   75      04/01/2012        5         No        None       NAP        60             57               360           360
   76      05/01/2017        5         No        None       NAP       120             118              360           360
   77      04/01/2017        5         No        None       NAP       120             117              360           357
   78      02/01/2017        7         No        None       NAP       120             115              360           355
   79      03/01/2017        5         No        None       NAP       120             116              360           360
   80      04/01/2017        5         No      In-Place    Hard       120             117              360           357
   81      05/01/2017        5         No        None       NAP       120             118              360           358
   82      01/01/2017        5         No        None       NAP       120             114              360           360
   83      04/01/2012        5         No        None       NAP        60             57                IO           IO
   84      05/01/2017        5         No        None       NAP       120             118              360           360
   85      04/01/2017        5         No     Springing    Hard       120             117              360           360
   86      04/01/2017        5         No        None       NAP       120             117              360           357
   87      02/01/2017        5         No        None       NAP       120             115              360           355
   88      03/01/2017        5         No        None       NAP       120             116              360           360
   89      03/01/2017        5         No        None       NAP       120             116              360           356
   90      04/01/2017        5         No        None       NAP       120             117              360           360
   91      05/01/2017        5         No     Springing    Hard       120             118              360           358
   92      02/01/2017        5         No        None       NAP       120             115              360           360
   93      06/01/2017        5         No     Springing    Hard       120             119              360           359
   94      06/01/2017        5         No     Springing    Hard       120             119              300           299
   95      04/01/2017        5         No     Springing    Hard       120             117              360           357
   96      04/01/2012        5         No     Springing    Hard        60             57               300           297
   97      03/01/2017        5         No        None       NAP       120             116              360           360

                                                                       90             86               357           355

MORTGAGE  MORTGAGE        MONTHLY       MONTHLY  THIRD MOST RECENT    THIRD MOST RECENT  SECOND MOST RECENT    SECOND MOST RECENT
LOAN NO.      RATE  PAYMENT (P&I)  PAYMENT (IO)                NOI             NOI DATE                 NOI              NOI DATE
---------------------------------------------------------------------------------------------------------------------------------

   1        5.620%           NAP    $1,804,384         $21,247,291                 2004         $18,636,728                  2005
            5.050%           NAP      $725,353
   2        5.050%           NAP      $215,022          $1,901,409  T-8 (08/31/04) Ann.          $2,033,958                  2005
   2        5.050%           NAP      $198,393            $339,121  T-8 (08/31/04) Ann.            $745,618                  2005
   2        5.050%           NAP      $125,012          $1,358,998  T-8 (08/31/04) Ann.          $1,653,836                  2005
   2        5.050%           NAP       $77,121          $1,250,342  T-8 (08/31/04) Ann.          $1,274,063                  2005
   2        5.050%           NAP       $66,513            $859,961  T-8 (08/31/04) Ann.            $798,110                  2005
   2        5.050%           NAP       $43,291            $564,950  T-8 (08/31/04) Ann.            $570,704                  2005
            5.797%           NAP      $788,566
   3        5.797%           NAP      $121,844         $23,159,020                 2004         $21,208,805                  2005
   3        5.797%           NAP       $96,508         $14,158,150                 2004         $19,129,777                  2005
   3        5.797%           NAP       $90,750         $16,717,437                 2004         $15,503,742                  2005
   3        5.797%           NAP       $82,020         $14,871,504                 2004         $14,956,393                  2005
   3        5.797%           NAP       $69,168         $15,478,144                 2004         $15,571,132                  2005
   3        5.797%           NAP       $46,227         $13,491,368                 2004          $8,931,513                  2005
   3        5.797%           NAP       $42,956          $6,981,985                 2004          $7,998,450                  2005
   3        5.797%           NAP       $42,645          $7,925,470                 2004          $8,344,605                  2005
   3        5.797%           NAP       $34,964          $5,884,785                 2004          $6,448,792                  2005
   3        5.797%           NAP       $32,246          $3,852,327                 2004          $5,179,810                  2005
   3        5.797%           NAP       $24,415          $2,018,813                 2004          $2,523,151                  2005
   3        5.797%           NAP       $21,328          $1,582,645                 2004          $2,854,046                  2005
   3        5.797%           NAP       $20,269          $3,760,981                 2004          $3,856,832                  2005
   3        5.797%           NAP       $19,693          $2,930,355                 2004          $3,370,749                  2005
   3        5.797%           NAP       $17,321                 NAP                 2004          $2,901,808                  2005
   3        5.797%           NAP       $14,626          $2,703,783                 2004          $2,996,736                  2005
   3        5.797%           NAP       $11,586          $1,338,361                 2004          $1,354,073                  2005
   3        5.797%           NAP           NAP         $19,796,173                 2004         $20,866,819                  2005
   3        5.797%           NAP           NAP         $17,029,769                 2004         $16,821,310                  2005
   3        5.797%           NAP           NAP          $6,646,303                 2004          $8,580,474                  2005
            5.470%           NAP      $576,185
   4        5.470%           NAP      $137,533          $4,272,417                 2003          $4,424,364                  2004
   4        5.470%           NAP       $98,238            $803,037                 2003          $3,143,628                  2004
   4        5.470%           NAP       $94,028          $3,660,684                 2003          $3,728,024                  2004
   4        5.470%           NAP       $84,906          $2,898,727                 2003          $3,035,081                  2004
   4        5.470%           NAP       $67,363          $2,141,293                 2003          $2,279,556                  2004
   4        5.470%           NAP       $39,997          $1,645,420                 2003          $1,605,003                  2004
   4        5.610%           NAP       $31,665          $1,395,417                 2003          $1,416,381                  2004
   4        5.470%           NAP       $22,454            $833,189                 2003            $906,505                  2004
   5        5.660%           NAP      $490,173          $6,608,816                 2004          $7,155,209                  2005
   6        5.530%           NAP      $420,510            $775,100                 2004          $5,031,500                  2005
   7        5.160%           NAP      $283,382                 NAP                  NAP          $3,124,970                  2004
   8        5.290%           NAP      $268,186         $13,012,542                 2004         $14,355,667                  2005
   9        5.340%           NAP      $261,685                 NAP                  NAP                 NAP                   NAP
   10       7.250%      $306,707           NAP          $2,553,926                 2004          $3,096,706                  2005
   11       5.740%           NAP      $184,291          $3,435,214                 2004          $3,325,605                  2005
   12       5.840%           NAP      $172,699            $914,670                 2004          $1,989,212                  2005
   13       6.400%           NAP      $177,258                 NAP                  NAP          $4,676,101                  2005
   14       5.440%      $153,416      $125,019            $885,373    2004 Partial year          $1,983,488                  2005
   15       6.290%      $162,309      $139,505          $1,043,954                 2004          $1,151,028                  2005
   16       5.720%           NAP      $115,022                 NAP                  NAP          $1,486,142                  2005
   17       6.030%      $138,341           NAP          $2,951,255                 2004          $2,372,788                  2005
   18       5.960%           NAP      $105,749                 NAP                  NAP                 NAP                   NAP
   19       6.205%      $122,559      $104,853          $1,490,494                 2004            $999,609                  2005
   20       5.635%           NAP       $94,745                 NAP                  NAP                 NAP                   NAP
   21       5.750%           NAP       $96,679          $1,121,468                 2004          $1,689,082                  2005
   22       5.520%       $96,738           NAP          $1,330,884                 2004          $1,428,153                  2005
   23       5.910%       $92,629       $77,897                 NAP                  NAP                 NAP                   NAP
   24       5.630%       $89,045       $73,541          $1,348,097                 2004          $1,318,910                  2005
   25       6.560%           NAP       $74,825                 NAP                  NAP                 NAP                   NAP
   26       5.780%           NAP       $64,951          $1,492,258                 2004          $1,580,319                  2005
   27       5.950%           NAP       $64,851                 NAP                  NAP          $1,048,663                  2004
   28       5.620%       $69,041       $56,981            $888,822                 2004            $921,922                  2005
   29       5.660%       $69,344       $57,386                 NAP                  NAP                 NAP                   NAP
   30       5.990%       $74,668           NAP          $1,306,350                 2004          $1,317,396                  2005
   31       6.090%       $68,102           NAP                 NAP                  NAP                 NAP                   NAP
   32       6.010%           NAP       $53,318                 NAP                  NAP            $840,851                  2005
   33       6.130%       $63,225       $53,865                 NAP                  NAP                 NAP                   NAP
   34       5.630%           NAP       $42,811            $421,693                 2004            $662,082                  2005
            5.630%       $51,837       $42,811
   35       5.630%       $26,495       $21,881                 NAP                  NAP            $268,319                  2005
   36       5.630%       $25,343       $20,930                 NAP                  NAP            $288,472                  2005
   37       5.680%       $50,385       $41,752            $632,649                 2004            $641,679                  2005
   38       5.830%       $50,772       $42,485            $680,865                 2004            $737,551                  2005
   39       5.810%           NAP       $41,726            $734,316                 2004            $659,813                  2005
   40       5.600%       $48,797       $40,218                 NAP                  NAP                 NAP                   NAP
   41       5.350%           NAP       $35,484                 NAP                  NAP                 NAP                   NAP
   42       5.850%       $45,573           NAP                 NAP                  NAP            $469,352                  2005
   43       6.000%       $41,880           NAP                 NAP                  NAP                 NAP                   NAP
   44       6.170%       $38,890           NAP                 NAP                  NAP                 NAP                   NAP
   45       5.730%       $36,685       $30,500            $508,043                 2004            $443,773                  2005
   46       6.200%       $38,586       $33,002                 NAP                  NAP                 NAP                   NAP
            5.610%       $35,692       $29,468
   47       5.610%       $24,713       $20,382                 NAP                  NAP                 NAP                   NAP
   48       5.660%       $10,979        $9,086                 NAP                  NAP                 NAP                   NAP
   49       5.280%       $35,236           NAP                 NAP                  NAP                 NAP                   NAP
   50       5.520%       $33,147       $27,167            $445,846                 2004            $529,790                  2005
   51       5.530%           NAP       $26,165            $462,752                 2004            $467,698                  2005
   52       5.870%           NAP       $25,790                 NAP                  NAP            $194,943                  2005
   53       5.620%       $28,767       $23,742                 NAP                  NAP                 NAP                   NAP
   54       5.730%       $29,115           NAP                 NAP                  NAP                 NAP                   NAP
   55       5.520%       $27,883           NAP            $381,262                 2004            $422,793                  2005
   56       5.850%       $27,432       $22,984            $355,092                 2004            $417,895                  2005
            5.520%       $26,176           NAP
   57       5.520%       $13,510           NAP            $157,793                 2004            $178,776                  2005
   57       5.520%        $7,177           NAP             $30,777                 2004             $43,513                  2005
   57       5.520%        $5,489           NAP                 NAP                  NAP             $84,524                  2005
   58       5.540%           NAP       $20,127                 NAP                  NAP                 NAP                   NAP
   59       5.490%       $23,537       $19,250            $449,893                 2004            $408,444                  2005
            5.700%       $23,634       $19,611
   60       5.700%       $13,349       $11,077                 NAP                  NAP                 NAP                   NAP
   61       5.700%       $10,285        $8,534                 NAP                  NAP                 NAP                   NAP
   62       5.280%       $22,919           NAP                 NAP                  NAP                 NAP                   NAP
   63       5.740%       $23,318           NAP                 NAP                  NAP            $383,942  T-11 (12/31/06) Ann.
   64       6.030%       $24,059           NAP            $352,499                 2004            $372,683                  2005
   65       5.910%       $23,590       $19,838                 NAP                  NAP                 NAP                   NAP
   66       5.730%       $22,710       $18,881                 NAP                  NAP                 NAP                   NAP
   67       5.650%       $20,780           NAP                 NAP                  NAP                 NAP                   NAP
   68       5.830%           NAP       $17,240                 NAP                  NAP            $226,733                  2005
   69       5.940%       $22,422           NAP            $442,033                 2004            $529,603                  2005
   70       5.720%       $20,213       $16,794                 NAP                  NAP                 NAP                   NAP
   71       6.030%       $20,450           NAP            $330,939                 2004            -$99,185                  2005
   72       5.880%       $19,827       $16,643                 NAP                  NAP                 NAP                   NAP
   73       5.610%       $19,109       $15,760            $346,600                 2004            $356,945                  2005
   74       5.700%       $19,153       $15,893                 NAP                  NAP             $77,440                  2005
   75       5.800%       $19,363       $16,172                 NAP                  NAP                 NAP                   NAP
   76       5.510%       $18,758       $15,363                 NAP                  NAP                 NAP                   NAP
   77       5.630%       $18,892           NAP            $275,729                 2004            $308,550                  2005
   78       6.050%       $19,168           NAP            $334,337                 2004            $327,160                  2005
   79       5.820%       $18,346       $15,342            $304,769                 2004            $298,730                  2005
   80       5.750%       $17,828           NAP                 NAP                  NAP                 NAP                   NAP
   81       5.830%       $17,660           NAP                 NAP                  NAP             $56,834                  2005
   82       5.710%       $15,107       $12,544                 NAP                  NAP             $33,952                  2005
   83       5.900%           NAP       $12,712            $179,700                 2004            $249,450                  2005
   84       5.730%       $14,790       $12,297                 NAP                  NAP                 NAP                   NAP
   85       5.840%       $14,850       $12,434            $334,281                 2004            $308,004                  2005
   86       6.500%       $15,328           NAP                 NAP                  NAP                 NAP                   NAP
   87       5.640%       $13,838           NAP                 NAP                  NAP                 NAP                   NAP
   88       5.960%       $13,283       $11,204                 NAP                  NAP                 NAP                   NAP
   89       6.080%       $12,699           NAP                 NAP                  NAP                 NAP                   NAP
   90       5.960%       $12,417       $10,474                 NAP                  NAP                 NAP                   NAP
   91       5.790%       $11,722           NAP                 NAP                  NAP                 NAP                   NAP
   92       5.860%       $10,926        $9,160                 NAP                  NAP            $120,072                  2005
   93       5.900%        $8,749           NAP                 NAP                  NAP                 NAP                   NAP
   94       5.980%        $9,132           NAP                 NAP                  NAP                 NAP                   NAP
   95       5.880%        $7,694           NAP                 NAP                  NAP                 NAP                   NAP
   96       6.500%        $7,765           NAP                 NAP                  NAP                 NAP                   NAP
   97       5.860%        $6,496        $5,446            $113,948                 2004            $118,397                  2005

            5.658%

MORTGAGE  MOST RECENT       MOST RECENT NOI  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE
LOAN NO.          NOI                  DATE            EGI       EXPENSES            NOI       RESERVES      CASH FLOW
----------------------------------------------------------------------------------------------------------------------

   1      $20,511,796  T-10 (10/31/06) Ann.    $45,967,593    $14,157,224    $31,810,369     $3,285,263    $28,525,105
                                               $19,938,145     $6,153,076    $13,785,069        $78,000    $13,707,069
   2       $2,113,192                  2006     $5,377,356     $1,495,859     $3,881,497        $13,250     $3,868,247
   2       $1,722,859                  2006     $4,552,272       $850,117     $3,702,155         $8,000     $3,694,155
   2       $1,718,634                  2006     $4,207,181     $1,729,074     $2,478,107        $25,500     $2,452,607
   2       $1,380,059                  2006     $2,688,643     $1,082,000     $1,606,643        $15,000     $1,591,643
   2         $960,466                  2006     $1,917,860       $610,627     $1,307,234         $9,500     $1,297,734
   2         $604,163                  2006     $1,194,833       $385,400       $809,433         $6,750       $802,683
                                              $354,117,597   $112,306,489   $232,287,136    $15,255,685   $217,631,011
   3      $19,364,825       T-12 (10/31/06)    $41,074,705    $14,894,479    $26,180,226       $873,158    $25,307,068
   3      $20,383,775       T-12 (10/31/06)    $30,545,603     $7,021,511    $23,524,092     $1,260,997    $22,263,095
   3      $15,474,857       T-12 (10/31/06)    $28,071,027     $8,301,024    $19,770,003     $1,153,769    $18,616,234
   3      $16,104,255       T-12 (10/31/06)    $30,980,759    $12,711,966    $18,268,793       $880,663    $17,388,129
   3      $15,405,541       T-12 (10/31/06)    $24,118,682     $7,495,676    $16,623,006     $1,153,488    $15,469,519
   3       $9,838,198       T-12 (10/31/06)    $17,473,413     $5,634,675    $11,838,738       $823,859    $11,014,878
   3       $8,575,097       T-12 (10/31/06)    $13,695,876     $4,460,723     $9,235,154       $864,472     $8,370,682
   3      $10,562,260       T-12 (10/31/06)    $14,212,550     $4,356,452     $9,856,098       $672,663     $9,183,434
   3       $6,834,261       T-12 (10/31/06)    $12,942,281     $3,754,953     $9,187,329       $720,410     $8,466,919
   3       $4,633,934       T-12 (10/31/06)    $11,100,543     $3,398,937     $7,701,606       $573,627     $7,127,979
   3       $3,739,160       T-12 (10/31/06)    $10,080,811     $2,814,064     $7,266,746       $465,145     $6,801,602
   3       $2,887,632       T-12 (10/31/06)     $6,306,620     $2,302,082     $4,004,538       $449,021     $3,555,517
   3       $4,327,320       T-12 (10/31/06)     $8,901,737     $3,370,195     $5,531,542       $305,782     $5,225,760
   3       $3,183,144       T-12 (10/31/06)     $6,692,458     $2,332,365     $4,360,093       $461,964     $3,898,128
   3       $3,554,775       T-12 (10/31/06)     $6,512,906     $1,845,476     $4,667,430       $467,556     $4,199,874
   3       $2,900,420       T-12 (10/31/06)     $5,101,921     $2,523,180     $2,578,741       $202,520     $2,376,221
   3       $2,153,661       T-12 (10/31/06)     $3,941,992     $1,323,042     $2,618,950       $266,466     $2,352,485
   3      $21,711,497       T-12 (10/31/06)    $30,503,227     $8,733,694    $21,769,534     $1,477,500    $20,292,034
   3      $17,004,497       T-12 (10/31/06)    $36,782,970    $11,180,896    $16,078,102     $1,611,718    $15,065,944
   3       $9,108,594       T-12 (10/31/06)    $15,077,516     $3,851,100    $11,226,415       $570,907    $10,655,509
                                               $35,483,652    $11,448,369    $24,035,282       $645,000    $23,390,282
   4       $4,834,899                  2005     $8,008,933     $2,461,514     $5,547,418       $133,000     $5,414,418
   4       $3,406,835                  2005     $5,851,146     $1,624,473     $4,226,674        $82,000     $4,144,674
   4       $3,786,052                  2005     $5,598,307     $1,968,265     $3,630,042       $116,750     $3,513,292
   4       $3,045,886                  2005     $4,956,983     $1,707,880     $3,249,102       $102,000     $3,147,102
   4       $2,507,293                  2005     $4,064,765     $1,233,891     $2,830,874        $70,750     $2,760,124
   4       $1,542,739                  2005     $2,847,609     $1,060,616     $1,786,993        $54,500     $1,732,493
   4       $1,399,387                  2005     $2,450,440       $837,698     $1,612,742        $52,500     $1,560,242
   4         $863,301                  2005     $1,705,468       $554,033     $1,151,436        $33,500     $1,117,936
   5       $7,626,288   T-8 (08/31/06) Ann.    $12,786,370     $6,174,780     $6,611,590       $565,967     $6,045,623
   6       $8,636,700                  2006    $57,253,957    $49,240,479     $8,013,478     $2,290,158     $5,723,320
   7       $2,935,353                  2005    $14,904,004     $6,140,170     $8,763,834       $617,231     $8,146,603
   8      $14,619,165                  2006    $26,174,967     $9,020,830    $17,154,137       $642,377    $16,511,760
   9              NAP                   NAP     $4,200,000             $0     $4,200,000             $0     $4,200,000
   10      $3,796,960                  2006     $7,445,360     $3,427,150     $4,018,210       $104,000     $3,914,210
   11      $3,371,364       T-12 (11/30/06)    $5,113,074     $1,786,558     $3,326,516       $208,213     $3,118,304
   12      $2,218,509                  2006     $4,721,461     $2,202,743     $2,518,718        $64,000     $2,454,718
   13      $3,212,575                  2006     $7,566,609     $3,392,039     $4,174,570       $463,663     $3,710,907
   14      $2,026,602                  2006     $2,408,764       $470,126     $1,938,638        $97,880     $1,840,758
   15      $3,288,199                  2006    $12,543,980     $9,320,075     $3,223,905       $498,975     $2,724,930
   16      $1,649,635                  2006     $2,040,208       $448,668     $1,591,540        $70,333     $1,521,207
   17      $2,696,100                  2006     $9,129,889     $6,434,495     $2,695,394       $360,921     $2,334,473
   18             NAP                   NAP     $6,875,335     $3,285,012     $3,590,323        $60,914     $3,529,409
   19      $1,603,868  T-11 (11/30/06) Ann.     $2,455,564       $806,991     $1,648,573        $80,347     $1,568,227
   20      $1,173,660                  2006     $1,987,347       $518,189     $1,469,158        $67,680     $1,401,478
   21      $1,768,292                  2006     $1,913,250       $356,860     $1,556,390        $53,425     $1,502,965
   22      $1,506,608                  2006     $2,510,363     $1,087,042     $1,423,321        $75,000     $1,348,321
   23             NAP                   NAP     $1,770,396       $396,916     $1,373,480        $39,580     $1,333,900
   24      $1,393,732                  2006     $2,631,006     $1,211,896     $1,419,109       $107,289     $1,311,821
   25             NAP                   NAP     $3,568,953     $2,402,086     $1,166,867        $61,620     $1,105,247
   26      $1,616,913        T-12 (09/30/06)    $2,307,933       $929,676     $1,378,257       $227,558     $1,150,699
   27        $961,140                  2005     $1,467,358       $650,557       $816,801        $30,081       $786,720
   28        $945,906                  2006     $1,757,527       $644,748     $1,112,779        $80,294     $1,032,485
   29        $638,706                  2006     $1,438,411       $444,500       $993,910        $67,142       $926,768
   30      $1,313,552                  2006     $1,584,782       $365,250     $1,219,532       $106,664     $1,112,868
   31             NAP                   NAP     $1,329,429       $318,403     $1,011,026        $45,120       $965,906
   32        $871,417       T-12 (11/30/06)     $1,453,114       $605,036       $848,078        $31,000       $817,078
   33        $641,933                  2006     $1,377,616       $471,183       $906,434        $30,400       $876,034
   34        $638,579                  2006       $989,861       $245,676       $744,185        $26,949       $717,235
                                                $1,494,140       $752,043       $742,097        $52,400       $689,697
   35        $262,837                  2006       $754,127       $408,943       $345,184        $25,000       $320,184
   36        $330,210                  2006       $740,013       $343,101       $396,912        $27,400       $369,512
   37        $722,492                  2006     $1,175,890       $426,578       $749,312        $36,000       $713,312
   38        $881,242                  2006     $1,190,506       $397,103       $793,403        $33,500       $759,903
   39        $777,512                  2006     $1,201,697       $491,900       $709,797        $29,000       $680,797
   40             NAP                   NAP       $907,095       $191,962       $715,134        $48,552       $666,582
   41             NAP                   NAP     $3,023,538     $1,569,639     $1,453,899        $61,750     $1,392,149
   42        $523,283                  2006       $945,034       $219,833       $725,201        $24,440       $700,761
   43        $909,741       T-12 (03/31/07)     $3,060,403     $2,185,132       $875,271       $122,416       $752,855
   44             NAP                   NAP       $683,424       $131,631       $551,793         $9,910       $541,883
   45        $540,730                  2006       $647,784       $133,606       $514,178         $9,798       $504,380
   46             NAP                   NAP       $693,110       $122,386       $570,724        $16,596       $554,127
                                                  $859,005       $318,878       $540,127        $43,022       $497,105
   47        $399,018                  2006       $545,292       $171,260       $374,032        $30,316       $343,716
   48        $196,922                  2006       $313,713       $147,619       $166,094        $12,706       $153,389
   49             NAP                   NAP       $791,741       $104,543       $687,198        $46,952       $640,246
   50        $541,694                  2006     $1,088,925       $541,302       $547,623        $85,875       $461,748
   51        $422,785       T-11 (01/31/07)       $627,554       $167,434       $460,121        $26,255       $433,866
   52        $216,816                  2006       $619,342       $223,900       $395,442        $17,821       $377,621
   53             NAP                   NAP       $562,485       $101,049       $461,436        $23,560       $437,876
   54             NAP                   NAP       $723,307       $237,803       $485,504        $16,000       $469,504
   55        $452,767                  2006       $638,618       $195,381       $443,237        $36,578       $406,660
   56        $426,365   T-9 (09/30/06) Ann.       $583,395       $180,629       $402,766        $14,500       $388,266
                                                  $628,887       $227,519       $401,369        $21,250       $380,119
   57        $210,252                  2006       $324,426       $119,674       $204,752        $11,500       $193,252
   57        $107,559                  2006       $165,695        $56,979       $108,716         $3,750       $104,966
   57        $108,447                  2006       $138,766        $50,866        $87,901         $6,000        $81,901
   58             NAP                   NAP       $536,185       $133,188       $402,997        $22,048       $380,949
   59        $393,598       T-12 (10/31/06)       $963,458       $565,197       $398,261        $35,000       $363,261
                                                  $638,553       $284,862       $353,691        $25,385       $328,306
   60             NAP                   NAP       $336,632       $140,323       $196,309        $13,910       $182,399
   61             NAP                   NAP       $301,921       $144,540       $157,382        $11,475       $145,907
   62             NAP                   NAP       $493,248        $67,976       $425,271        $25,753       $399,518
   63        $381,084       T-12 (03/15/07)       $707,051       $288,153       $418,898        $21,600       $397,298
   64        $386,528                  2006       $509,875       $148,863       $361,012        $16,631       $344,381
   65             NAP                   NAP       $312,900         $9,387       $303,513         $2,223       $301,290
   66             NAP                   NAP       $469,745       $142,408       $327,337        $24,539       $302,799
   67             NAP                   NAP       $404,916        $88,977       $315,939        $16,922       $299,017
   68        $222,377                  2006       $470,549       $230,892       $239,657         $9,650       $230,007
   69        $563,110                  2006     $1,264,047       $775,577       $488,470        $50,562       $437,908
   70             NAP                   NAP       $370,287        $66,950       $303,337        $23,124       $280,212
   71        $354,886                  2006       $443,265       $124,570       $318,695        $29,555       $289,139
   72             NAP                   NAP       $448,239       $178,932       $269,308        $15,407       $253,901
   73        $278,592                  2006       $514,517       $206,532       $307,985        $47,593       $260,393
   74        $204,047                  2006       $422,585       $103,675       $318,910        $33,303       $285,607
   75        $329,840                  2006       $456,386       $162,685       $293,701        $13,500       $280,201
   76             NAP                   NAP       $272,559        $12,332       $260,227         $1,791       $258,436
   77        $327,993                  2006       $485,686       $178,170       $307,515         $5,800       $301,715
   78        $341,380                  2006       $446,896       $117,096       $329,799        $37,272       $292,527
   79        $304,421   T-9 (09/30/06) Ann.       $501,840       $207,358       $294,482        $18,600       $275,882
   80             NAP                   NAP       $251,800         $7,554       $244,246         $1,482       $242,764
   81        $130,212                  2006       $375,364       $111,623       $263,741        $28,982       $234,760
   82        $166,646                  2006       $314,031        $73,223       $240,808        $18,019       $222,790
   83        $189,391                  2006       $360,890       $105,281       $255,609        $34,633       $220,977
   84        $155,680                  2006       $296,586        $81,558       $215,028        $13,077       $201,951
   85        $285,955                  2006       $387,567       $131,950       $255,617        $35,440       $220,177
   86             NAP                   NAP       $299,096        $77,946       $221,150        $12,171       $208,980
   87        $140,935                  2006       $272,370        $57,011       $215,359         $6,715       $208,644
   88        $203,880  T-11 (11/30/06) Ann.       $372,029       $140,898       $231,131        $16,043       $215,088
   89             NAP                   NAP       $251,479        $67,184       $184,295        $13,665       $170,630
   90             NAP                   NAP       $252,089        $75,269       $176,820         $8,767       $168,053
   91             NAP                   NAP       $240,198        $64,730       $175,468         $6,885       $168,583
   92        $144,267                  2006       $227,639        $53,142       $174,497        $21,000       $153,497
   93             NAP                   NAP       $294,452       $141,477       $152,975        $11,986       $140,989
   94             NAP                   NAP       $128,530         $3,856       $124,674         $3,780       $120,894
   95             NAP                   NAP       $140,904        $26,575       $114,329           $345       $113,984
   96             NAP                   NAP       $114,000         $3,420       $110,580         $2,916       $107,664
   97        $121,085                  2006       $201,983        $84,882       $117,101         $8,500       $108,601

MORTGAGE     MORTGAGE                                                                               NOI          NCF
LOAN NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                                       DSCR (X)(9)  DSCR (X)(9)
-------------------------------------------------------------------------------------------------------------------------

   1           MSMCH      Columbia Center                                                            1.47        1.32
                          Parkoff Portfolio Roll-Up                                                  1.58        1.57
   2           MSMCH      Parkoff Portfolio - 25 East 67th St (I)                                    1.58        1.57
   2           MSMCH      Parkoff Portfolio - 30 East 68th St (I)                                    1.58        1.57
   2           MSMCH      Parkoff Portfolio - 30 East End Ave (I)                                    1.58        1.57
   2           MSMCH      Parkoff Portfolio - 345 East 64th St (I)                                   1.58        1.57
   2           MSMCH      Parkoff Portfolio - 192 East 75th St (I)                                   1.58        1.57
   2           MSMCH      Parkoff Portfolio - 3 East 66th St (I)                                     1.58        1.57
                          Beacon Seattle & DC Portfolio Roll-Up                                      1.34        1.25
   3           MSMCH      Market Square (II)                                                         1.34        1.25
   3           MSMCH      Polk & Taylor (II)                                                         1.34        1.25
   3           MSMCH      Wells Fargo Center (II)                                                    1.34        1.25
   3           MSMCH      Lafayette Center (II)                                                      1.34        1.25
   3           MSMCH      Booz Allen Complex (II)                                                    1.34        1.25
   3           MSMCH      Key Center (II)                                                            1.34        1.25
   3           MSMCH      Sunset North (II)                                                          1.34        1.25
   3           MSMCH      City Center Bellevue (II)                                                  1.34        1.25
   3           MSMCH      Plaza Center (II)                                                          1.34        1.25
   3           MSMCH      1616 North Fort Myer Drive (II)                                            1.34        1.25
   3           MSMCH      American Center (II)                                                       1.34        1.25
   3           MSMCH      Eastgate Office Park (II)                                                  1.34        1.25
   3           MSMCH      Liberty Place (II)                                                         1.34        1.25
   3           MSMCH      Lincoln Executive Center (II)                                              1.34        1.25
   3           MSMCH      11111 Sunset Hills Road (II)                                               1.34        1.25
   3           MSMCH      Army and Navy Building (II)                                                1.34        1.25
   3           MSMCH      Plaza East (II)                                                            1.34        1.25
   3           MSMCH      Reston Town Center (II)                                                    1.34        1.25
   3           MSMCH      Washington Mutual Tower (II)                                               1.34        1.25
   3           MSMCH      1300 North Seventeenth Street (II)                                         1.34        1.25
                          RREEF Portfolio Roll-Up                                                    1.06        1.03
   4           MSMCH      RREEF Portfolio - Barton's Crossing (III)                                  1.06        1.03
   4           MSMCH      RREEF Portfolio - Lionsgate (III)                                          1.06        1.03
   4           MSMCH      RREEF Portfolio - University Heights (III)                                 1.06        1.03
   4           MSMCH      RREEF Portfolio - Carlyle Station (III)                                    1.06        1.03
   4           MSMCH      RREEF Portfolio - McNair Farms (III)                                       1.06        1.03
   4           MSMCH      RREEF Portfolio - Fox Run (III)                                            1.06        1.03
   4           MSMCH      RREEF Portfolio - Watkins Station (III)                                    1.06        1.03
   4           MSMCH      RREEF Portfolio - The Glen (III)                                           1.06        1.03
   5           MSMCH      Douglas Entrance                                                           1.12        1.03
   6           MSMCH      Four Seasons San Francisco                                                 1.59        1.13
   7           MSMCH      529 Fifth Avenue                                                           2.58        2.40
   8           MSMCH      Deptford Mall                                                              2.28        2.19
   9           MSMCH      Mark Hotel Land Loan                                                       1.34        1.34
   10          MSMCH      AMLI at Seven Bridges                                                      1.09        1.06
   11          MSMCH      Village Square South Hills                                                 1.50        1.41
   12          MSMCH      Eagle Glen Apartments                                                      1.22        1.18
   13          MSMCH      Timberland Buildings                                                       1.96        1.74
   14          MSMCH      Somerset Crossing                                                          1.29        1.23
   15          MSMCH      Ramada Plaza Beach Resort                                                  1.93        1.63
   16          MSMCH      Uptown Shopping Center                                                     1.15        1.10
   17          MSMCH      Holiday Inn Oceanfront & Conference Center                                 1.62        1.41
   18          MSMCH      The Axton                                                                  1.08        1.06
   19          MSMCH      37-11 82nd Street                                                          1.31        1.25
   20          MSMCH      Uptown Plaza                                                               1.29        1.23
   21          MSMCH      Plaistow Commons                                                           1.34        1.30
   22          MSMCH      Sun Prairie Apartments I & II                                              1.23        1.16
   23          MSMCH      Hamilton House                                                             1.47        1.43
   24          MSMCH      Walnut Crossing                                                            1.61        1.49
   25          MSMCH      Noble Mansion                                                              1.30        1.23
   26          MSMCH      1200 North Main Office                                                     1.77        1.48
   27          MSMCH      Airport Plaza                                                              1.05        1.01
   28          MSMCH      Boykin Center                                                              1.63        1.51
   29          MSMCH      Waxahachie Retail Center                                                   1.44        1.35
   30          MSMCH      Mifflin County Commons                                                     1.36        1.24
   31          MSMCH      47-15 33rd Street                                                          1.24        1.18
   32          MSMCH      Orange Glen Apartments                                                     1.33        1.28
   33          MSMCH      Eola Heights Apartments                                                    1.40        1.36
   34          MSMCH      Millwood Shopping Center                                                   1.45        1.40
                          Lakeview I & II Portfolio Roll-Up                                          1.44        1.34
   35          MSMCH      Lakeview I (A)                                                             1.44        1.34
   36          MSMCH      Lakeview II (A)                                                            1.44        1.34
   37          MSMCH      Phillips Landing Apartments                                                1.50        1.42
   38          MSMCH      University of Tennessee Student Housing                                    1.56        1.49
   39          MSMCH      Hansen Village Apartments                                                  1.42        1.36
   40          MSMCH      Teague Building                                                            1.48        1.38
   41          MSMCH      The Gentry Apartments                                                      3.41        3.27
   42          MSMCH      Pismo Medical Center                                                       1.33        1.28
   43          MSMCH      Comfort Inn Airport & Conference Center                                    1.74        1.50
   44          MSMCH      Waterford Shopping Plaza                                                   1.18        1.16
   45          MSMCH      Pilgrim Hill Marketplace                                                   1.40        1.38
   46          MSMCH      Shops at Griffith Park                                                     1.44        1.40
                          Florida Retail/Office Portfolio Roll-Up                                    1.53        1.41
   47          MSMCH      Florida Retail/Office Portfolio - Ridge Centre Shoppes (B)                 1.53        1.41
   48          MSMCH      Florida Retail/Office Portfolio - 56th Street Professional Center (B)      1.53        1.41
   49          MSMCH      Food World Gardendale                                                      1.63        1.51
   50          MSMCH      7676 New Hampshire Avenue                                                  1.68        1.42
   51          MSMCH      27655 North Avenue Hopkins                                                 1.47        1.38
   52          MSMCH      Uptown Apartments                                                          1.28        1.22
   53          MSMCH      Caballo Industrial                                                         1.62        1.54
   54          MSMCH      Surrey Ridge II                                                            1.39        1.34
   55          MSMCH      Briarwest Shopping Center                                                  1.32        1.22
   56          MSMCH      College Park Apartments                                                    1.46        1.41
                          New Horizons Portfolio Roll-Up                                             1.28        1.21
   57          MSMCH      New Horizons - Trinity Apartments (IV)                                     1.28        1.21
   57          MSMCH      New Horizons - Osage Ave Apartments (IV)                                   1.28        1.21
   57          MSMCH      New Horizons - Raleigh Apartments (IV)                                     1.28        1.21
   58          MSMCH      Beal Commons - Ft. Walton Beach, FL                                        1.67        1.58
   59          MSMCH      Parklynn Apartments                                                        1.72        1.57
                          Bronx MultiIfamily/Retail Portfolio Roll-Up                                1.50        1.40
   60          MSMCH      Bronx Multifamily/Retail Portfolio - Valentine Ave (C)                     1.50        1.40
   61          MSMCH      Bronx Multifamily/Retail Portfolio - Webster Ave (C)                       1.50        1.40
   62          MSMCH      Food World Gadsden                                                         1.55        1.45
   63          MSMCH      Pinon Pines                                                                1.50        1.42
   64          MSMCH      Kirkman Commons                                                            1.25        1.19
   65          MSMCH      Walgreens - Washington, NC                                                 1.27        1.27
   66          MSMCH      Hoffner Commons                                                            1.44        1.34
   67          MSMCH      Staples - Naperville                                                       1.27        1.20
   68          MSMCH      Leesburg Lakeshore MHP                                                     1.16        1.11
   69          MSMCH      Hampton Inn - Greeneville, TN                                              1.82        1.63
   70          MSMCH      Overland Retail Plaza                                                      1.51        1.39
   71          MSMCH      24 Norfolk Avenue                                                          1.30        1.18
   72          MSMCH      Sycamore Terrace Shopping Center                                           1.35        1.27
   73          MSMCH      The Premier Building                                                       1.63        1.38
   74          MSMCH      Sierra Plaza Office                                                        1.67        1.50
   75          MSMCH      Blueridge Commons                                                          1.51        1.44
   76          MSMCH      CVS - Monaca                                                               1.41        1.40
   77          MSMCH      Quiet Acres Mobile Home Park                                               1.36        1.33
   78          MSMCH      Southport Business Center                                                  1.43        1.27
   79          MSMCH      Westpark Townhomes                                                         1.60        1.50
   80          MSMCH      Walgreens - Bastrop                                                        1.14        1.13
   81          MSMCH      11535 West 183rd Place                                                     1.24        1.11
   82          MSMCH      Potranco Crossing                                                          1.60        1.48
   83          MSMCH      Midtown Business Park                                                      1.68        1.45
   84          MSMCH      University Meridian Center                                                 1.46        1.37
   85          MSMCH      Cross Park Industrial Building                                             1.71        1.48
   86          MSMCH      Defuniak Commons Retail Center                                             1.20        1.14
   87          MSMCH      Friendly's Plaza                                                           1.30        1.26
   88          MSMCH      Hamilton Village                                                           1.72        1.60
   89          MSMCH      1506 Whispering Wind Drive                                                 1.21        1.12
   90          MSMCH      Clermont Retail                                                            1.41        1.34
   91          MSMCH      CVS - North Kingstown                                                      1.25        1.20
   92          MSMCH      11770 & 11880 West President Drive                                         1.59        1.40
   93          MSMCH      Eastpointe Center                                                          1.46        1.34
   94          MSMCH      Advance Auto Parts-Hollywood FL                                            1.14        1.10
   95          MSMCH      Timberland Store                                                           1.24        1.23
   96          MSMCH      Dunkin Donuts-Miami                                                        1.19        1.16
   97          MSMCH      5532 Covode Street                                                         1.79        1.66

                          TOTALS AND WEIGHTED AVERAGES:                                             1.48X        1.37X

MORTGAGE      NCF POST IO     CUT-OFF DATE  BALLOON       BALLOON       APPRAISED  VALUATION
LOAN NO.  PERIOD DSCR (X)(9)           LTV      LTV       BALANCE           VALUE   DATE(10)  LARGEST TENANT(11)
------------------------------------------------------------------------------------------------------------------------------------

   1             1.32                58.6%    58.6%  $380,000,000    $648,000,000  04/10/07   Amazon.com
                 1.57                67.2%    67.2%  $170,000,000    $253,000,000
   2             1.57                67.2%    67.2%   $50,394,375     $75,000,000  02/07/07   NAP
   2             1.57                67.2%    67.2%   $46,497,210     $69,200,000  02/07/07   NAP
   2             1.57                67.2%    67.2%   $29,298,905     $43,600,000  02/07/07   NAP
   2             1.57                67.2%    67.2%   $18,074,783     $26,900,000  02/07/07   NAP
   2             1.57                67.2%    67.2%   $15,588,660     $23,200,000  02/07/07   NAP
   2             1.57                67.2%    67.2%   $10,146,068     $15,100,000  02/07/07   NAP
                 1.25                68.2%    68.2%  $161,000,000  $4,453,034,000
   3             1.25                68.2%    68.2%   $24,876,667    $529,000,000  03/01/07   Fulbright & Jaworski
   3             1.25                68.2%    68.2%   $19,703,825    $419,000,000  03/15/07   GSA - Department Of Defense
   3             1.25                68.2%    68.2%   $18,528,179    $394,000,000  03/01/07   Wells Fargo Bank NA
   3             1.25                68.2%    68.2%   $16,745,900    $356,100,000  03/01/07   Commodity Future
   3             1.25                68.2%    68.2%   $14,121,858    $302,000,000  03/15/07   Booz Allen Hamilton
   3             1.25                68.2%    68.2%    $9,438,085    $200,700,000  03/01/07   Infospace
   3             1.25                68.2%    68.2%    $8,770,318    $186,500,000  03/01/07   Expedia
   3             1.25                68.2%    68.2%    $8,706,833    $182,150,000  03/01/07   HDR Engineering
   3             1.25                68.2%    68.2%    $7,138,522    $151,800,000  03/01/07   US Bank National
   3             1.25                68.2%    68.2%    $6,583,617    $144,000,000  03/15/07   DHS - GS-11B-01687
   3             1.25                68.2%    68.2%    $4,984,739    $106,000,000  03/15/07   SunTrust Bank
   3             1.25                68.2%    68.2%    $4,354,592     $92,600,000  03/01/07   Fiserv Seattle
   3             1.25                68.2%    68.2%    $4,138,273     $96,000,000  03/01/07   GSA-Department of Justice
   3             1.25                68.2%    68.2%    $4,020,709     $85,500,000  03/01/07   High Tech Institute
   3             1.25                68.2%    68.2%    $3,536,343     $75,200,000  03/15/07   XO Communications
   3             1.25                68.2%    68.2%    $2,986,141     $63,500,000  03/01/07   New York Times
   3             1.25                68.2%    68.2%    $2,365,399     $50,300,000  03/01/07   Serena Software
   3             1.25                68.2%    68.2%            $0    $440,000,000  03/15/07   College Entrance Exam
   3             1.25                68.2%    68.2%            $0    $378,684,000  03/01/07   Perkins Coie
   3             1.25                68.2%    68.2%            $0    $200,000,000  03/15/07   BAE Systems
                 1.03                75.8%    75.8%  $124,500,000    $540,900,000
   4             1.03                75.8%    75.8%   $29,758,537    $129,000,000  08/01/06   NAP
   4             1.03                75.8%    75.8%   $21,256,098     $94,800,000  08/01/06   NAP
   4             1.03                75.8%    75.8%   $20,345,122     $92,100,000  08/01/06   NAP
   4             1.03                75.8%    75.8%   $18,371,341     $75,600,000  08/01/06   NAP
   4             1.03                75.8%    75.8%   $14,575,610     $61,500,000  08/01/06   NAP
   4             1.03                75.8%    75.8%    $8,654,268     $35,600,000  08/01/06   NAP
   4             1.03                75.8%    75.8%    $6,680,488     $32,300,000  08/04/06   NAP
   4             1.03                75.8%    75.8%    $4,858,537     $20,000,000  08/01/06   NAP
   5             1.03                80.1%    80.1%  $102,500,000    $128,000,000  03/09/07   Phelps Dodge International
   6             1.13                66.7%    66.7%   $90,000,000    $135,000,000  04/12/07   NAP
   7             2.40                43.3%    43.3%   $65,000,000    $150,000,000  01/01/07   Citrin Cooperman
   8             2.19                55.6%    55.6%   $60,000,000    $252,000,000  11/10/06   Express / Express Men
   9             1.34                63.0%    63.0%   $58,000,000     $92,000,000  10/11/06   Madison Avenue Hotel Partners
   10            1.06                56.0%    53.9%   $43,106,794     $80,000,000  05/18/07   NAP
   11            1.41                80.0%    80.0%   $38,000,000     $47,500,000  12/27/06   Kohl's Department Store
   12            1.18                56.2%    56.2%   $35,000,000     $62,240,000  04/20/07   NAP
   13            1.74                65.2%    65.2%   $33,235,919     $51,000,000  05/07/07   Harness Dickey & Pierce
   14            1.00                80.0%    74.4%   $25,283,033     $34,000,000  02/09/07   Shoppers Food Warehouse
   15            1.40                59.0%    57.7%   $25,695,813     $44,500,000  04/11/07   NAP
   16            1.10                77.8%    77.8%   $23,800,000     $30,600,000  03/29/07   Zupan's Markets
   17            1.41                55.2%    47.0%   $19,563,959     $41,600,000  04/01/07   NAP
   18            1.06                67.1%    67.1%   $21,000,000     $82,000,000  01/02/07   NAP
   19            1.07                71.7%    65.4%   $18,235,859     $27,900,000  12/14/06   JP Morgan Chase
   20            1.23                79.6%    79.6%   $19,900,000     $25,000,000  02/21/07   The Grotto
   21            1.30                79.9%    79.9%   $19,900,000     $24,900,000  02/01/07   Home Depot
   22            1.16                80.0%    67.2%   $14,245,031     $21,200,000  02/02/07   NAP
   23            1.20                75.0%    63.6%   $13,224,223     $20,800,000  09/01/06   NAP
   24            1.23                79.9%    74.5%   $14,408,245     $19,350,000  03/27/07   NAP
   25            1.23                63.1%    63.1%   $13,500,000     $21,400,000  01/04/07   NAP
   26            1.48                78.2%    78.2%   $13,300,000     $17,000,000  12/06/06   County of Orange - SSA
   27            1.01                78.9%    78.9%   $12,900,000     $16,350,000  12/20/06   The Boeing Company
   28            1.25                68.6%    63.9%   $11,187,826     $17,500,000  01/16/07   El Tropico Restaurant
   29            1.11                80.0%    74.6%   $11,188,320     $15,000,000  07/01/07   Bealls Store
   30            1.24                72.2%    56.3%    $9,010,435     $16,000,000  01/29/07   Kmart
   31            1.18                70.9%    60.7%    $9,592,095     $15,800,000  12/14/06   B.S.C. International Corp.
   32            1.28                64.8%    64.8%   $10,500,000     $16,200,000  01/17/07   NAP
   33            1.15                71.2%    63.4%    $9,256,947     $14,600,000  08/08/06   NAP
   34            1.40                73.8%    73.8%    $9,000,000     $12,200,000  03/12/07   A&P Store No. 32*6*208
                 1.11                78.0%    68.6%    $7,922,030     $11,540,000
   35            1.11                78.0%    68.6%    $4,049,037      $5,840,000  02/20/07   NAP
   36            1.11                78.0%    68.6%    $3,872,993      $5,700,000  02/20/07   NAP
   37            1.18                79.1%    73.8%    $8,113,849     $11,000,000  02/07/07   NAP
   38            1.25                79.1%    73.9%    $8,060,099     $10,900,000  02/13/07   NAP
   39            1.36                70.2%    70.2%    $8,500,000     $12,100,000  12/28/06   NAP
   40            1.14                73.3%    65.8%    $7,632,297     $11,600,000  03/07/07   Teague
   41            3.27                28.4%    28.4%    $7,850,000     $27,600,000  03/15/07   NAP
   42            1.28                75.2%    63.8%    $6,538,006     $10,250,000  02/12/07   Coastal Surgical Specialists, Inc.
   43            1.50                57.9%    45.1%    $5,051,986     $11,200,000  03/01/07   NAP
   44            1.16                71.5%    52.8%    $4,702,230      $8,900,000  03/01/07   CVS
   45            1.15                79.7%    71.8%    $5,675,114      $7,900,000  11/29/06   CVS
   46            1.20                79.9%    68.3%    $5,384,300      $7,880,000  08/31/06   Bright Now! Dental, Inc.
                 1.16                78.1%    70.2%    $5,571,547      $7,940,000
   47            1.16                78.1%    70.2%    $3,862,950      $5,530,000  02/28/07   Blockbuster
   48            1.16                78.1%    70.2%    $1,708,597      $2,410,000  03/01/07   Physicians Group
   49            1.51                69.7%    59.6%    $5,287,931      $8,875,000  01/26/05   Bi-Lo, LLC
   50            1.16                75.6%    70.4%    $5,420,529      $7,700,000  02/09/07   Community Clininc
   51            1.38                68.3%    68.3%    $5,600,000      $8,200,000  02/20/07   Leiner Health Products, Inc
   52            1.22                80.0%    80.0%    $5,200,000      $6,500,000  03/29/07   NAP
   53            1.27                76.9%    71.7%    $4,659,699      $6,500,000  11/28/06   Nutri Pharmaceutical Research
   54            1.34                78.9%    66.7%    $4,215,563      $6,320,000  01/19/07   NAP
   55            1.22                79.2%    66.7%    $4,104,090      $6,150,000  12/01/06   Little Blooms Academy
   56            1.18                72.1%    65.1%    $4,198,712      $6,450,000  10/24/06   NAP
                 1.21                72.9%    61.2%    $3,854,539      $6,300,000
   57            1.21                72.9%    61.2%    $1,989,439      $3,200,000  03/01/07   NAP
   57            1.21                72.9%    61.2%    $1,056,889      $1,700,000  03/01/07   NAP
   57            1.21                72.9%    61.2%      $808,210      $1,400,000  03/01/07   NAP
   58            1.58                74.8%    74.8%    $4,300,000      $5,750,000  03/13/07   Ruby Tuesday
   59            1.29                78.3%    72.9%    $3,862,120      $5,300,000  12/11/06   NAP
                 1.16                74.0%    65.3%    $3,590,874      $5,500,000
   60            1.16                74.0%    65.3%    $2,028,244      $3,100,000  03/08/07   NAP
   61            1.16                74.0%    65.3%    $1,562,630      $2,400,000  03/08/07   NAP
   62            1.45                70.3%    60.1%    $3,439,504      $5,725,000  01/26/05   Food World
   63            1.42                72.6%    61.4%    $3,374,265      $5,500,000  03/13/07   NAP
   64            1.19                76.6%    65.5%    $3,404,567      $5,200,000  12/19/06   Tiajuana Flats Burritos
   65            1.06                79.5%    68.9%    $3,445,170      $5,000,000  03/23/07   Walgreens
   66            1.11                73.6%    65.0%    $3,442,728      $5,300,000  11/07/06   Tropical Auto Wash
   67            1.20                73.2%    61.8%    $3,027,891      $4,900,000  01/09/07   Staples
   68            1.11                78.8%    78.8%    $3,500,000      $4,440,000  03/12/07   NAP
   69            1.63                64.6%    50.3%    $2,714,825      $5,400,000  01/01/07   NAP
   70            1.16                78.1%    71.7%    $3,189,014      $4,450,000  01/04/07   Mongolian BBQ
   71            1.18                78.5%    67.1%    $2,891,067      $4,310,000  01/09/07   Resin Group LLC
   72            1.07                72.8%    68.1%    $3,132,987      $4,600,000  10/23/06   Pacific Dental Services
   73            1.14                65.2%    60.8%    $3,099,531      $5,100,000  01/09/07   White Peterson
   74            1.24                71.0%    63.8%    $2,968,741      $4,650,000  01/04/07   Kraft Foods Global
   75            1.21                78.6%    76.7%    $3,222,757      $4,200,000  02/15/07   NAP
   76            1.15                78.6%    73.1%    $3,070,984      $4,200,000  03/13/07   CVS
   77            1.33                79.8%    67.2%    $2,757,072      $4,100,000  09/28/06   NAP
   78            1.27                79.1%    67.6%    $2,705,565      $4,000,000  12/18/06   Lifetouch
   79            1.25                80.0%    70.8%    $2,759,900      $3,900,000  01/03/07   NAP
   80            1.13                76.1%    64.4%    $2,577,255      $4,000,000  02/15/07   Walgreens
   81            1.11                77.8%    65.9%    $2,537,521      $3,850,000  03/01/07   Stanley Steemer International
   82            1.23                73.4%    64.8%    $2,292,462      $3,540,000  10/19/06   Schlotzskys
   83            1.45                68.9%    68.9%    $2,550,000      $3,700,000  02/15/07   Sun-Brite Corporation
   84            1.14                74.7%    67.3%    $2,287,309      $3,400,000  02/12/07   Renal Care Inc.
   85            1.24                77.5%    70.0%    $2,273,745      $3,250,000  03/01/07   Austin Semiconductor
   86            1.14                76.8%    66.4%    $2,090,484      $3,150,000  12/01/06   Shoe Show
   87            1.26                74.6%    63.0%    $2,017,327      $3,200,000  11/29/06   Friendly's
   88            1.35                79.5%    71.9%    $2,013,371      $2,800,000  01/08/07   Square Tire
   89            1.12                77.5%    66.3%    $1,790,005      $2,700,000  11/08/06   Rodgers Electric
   90            1.13                78.5%    71.0%    $1,881,114      $2,650,000  02/23/07   More Space Place
   91            1.20                79.8%    67.6%    $1,689,663      $2,500,000  02/26/07   CVS of North Kingstown, Inc.
   92            1.17                71.2%    61.6%    $1,602,287      $2,600,000  01/01/07   Kenny Welch
   93            1.34                71.9%    61.0%    $1,249,876      $2,050,000  02/28/07   Blockbuster
   94            1.10                67.5%    52.5%    $1,102,606      $2,100,000  03/08/07   Discount Auto Parts, Inc.
   95            1.23                72.0%    61.2%    $1,100,956      $1,800,000  12/27/06   Timberland Retail, Inc.
   96            1.16                61.9%    56.7%    $1,049,733      $1,850,000  03/09/07   Third Dunkin Donuts Realty, Inc.
   97            1.39                75.9%    68.5%      $993,439      $1,450,000  01/23/07   NAP

                 1.34X               67.0%    65.2%

MORTGAGE       LEASE                                                                       LEASE
LOAN NO.  EXPIRATION DATE    % NSF  SECOND LARGEST TENANT                             EXPIRATION DATE   % NSF
-------------------------------------------------------------------------------------------------------------

   1        02/01/2011       11.7%  Heller Ehrman                                       08/01/2018       7.7%

   2            NAP            NAP  NAP                                                     NAP           NAP
   2            NAP            NAP  NAP                                                     NAP           NAP
   2            NAP            NAP  NAP                                                     NAP           NAP
   2            NAP            NAP  NAP                                                     NAP           NAP
   2            NAP            NAP  NAP                                                     NAP           NAP
   2            NAP            NAP  NAP                                                     NAP           NAP

   3        06/30/2015       18.8%  Shearman & Sterling                                 03/31/2016      14.0%
   3        04/30/2008       58.0%  Polk GSA - Army Material Comma                      03/31/2015      14.4%
   3        09/30/2008       13.6%  King County                                         07/31/2007      10.4%
   3        09/30/2015       22.7%  Jackson & Campbell                                  05/31/2010       6.2%
   3        12/31/2010       55.9%  Booz Allen Hamilton                                 01/31/2012      24.6%
   3        02/28/2013       27.6%  Keybank National Association                        07/31/2010      21.9%
   3        09/30/2009       57.4%  Sierra Entertainment                                02/28/2010      27.6%
   3        12/31/2012       11.7%  Oracle USA                                          03/31/2009       6.6%
   3        12/31/2013        9.8%  Business Service Center                             03/31/2009       7.7%
   3        05/31/2009       18.7%  GSA - GS-11B-01808                                  02/28/2011      16.0%
   3        11/30/2014       17.4%  HQ Global Workplaces                                03/31/2011       6.5%
   3        07/31/2008       14.7%  Orrtax Software                                     09/30/2013      13.3%
   3        01/31/2008       42.4%  American Hospital Association                       08/31/2014      24.1%
   3        08/31/2014       11.3%  John L Scott Real Estate Service                    04/30/2014       9.6%
   3        11/30/2007       77.4%  Stanley Martin                                      01/31/2016      13.4%
   3        12/31/2009       21.5%  Williams Companies                                  03/31/2009      12.2%
   3        01/31/2012       19.3%  Barclay Dean                                        08/31/2012       8.8%
   3        09/30/2009        9.3%  Pfizer, Inc.                                        09/30/2009       8.2%
   3        12/31/2011       26.2%  Washington Mutual Bank                              12/31/2010      16.8%
   3        05/31/2014       19.3%  Federal Network Systems                             11/30/2008      11.2%

   4            NAP            NAP  NAP                                                     NAP           NAP
   4            NAP            NAP  NAP                                                     NAP           NAP
   4            NAP            NAP  NAP                                                     NAP           NAP
   4            NAP            NAP  NAP                                                     NAP           NAP
   4            NAP            NAP  NAP                                                     NAP           NAP
   4            NAP            NAP  NAP                                                     NAP           NAP
   4            NAP            NAP  NAP                                                     NAP           NAP
   4            NAP            NAP  NAP                                                     NAP           NAP
   5        10/31/2010        8.4%  Univision                                           12/31/2015       5.4%
   6            NAP            NAP  NAP                                                     NAP           NAP
   7        09/01/2014       20.7%  Finlay Fine Jeweler                                 09/01/2008      17.9%
   8        01/31/2014        3.9%  Victoria's Secret                                   01/31/2012       3.2%
   9        07/31/2131      100.0%  NAP                                                     NAP           NAP
   10           NAP            NAP  NAP                                                     NAP           NAP
   11       01/27/2018       23.3%  The Home Depot                                      01/31/2024      21.0%
   12           NAP            NAP  NAP                                                     NAP           NAP
   13       05/31/2017       21.2%  JD Power and Associates                             01/31/2012      15.2%
   14       10/31/2023       64.4%  Glory Days Grill                                    11/30/2013       5.4%
   15           NAP            NAP  NAP                                                     NAP           NAP
   16       10/31/2026       27.9%  The Hasson Company Realtors                         11/30/2009       9.8%
   17           NAP            NAP  NAP                                                     NAP           NAP
   18           NAP            NAP  NAP                                                     NAP           NAP
   19       06/15/2010       50.4%  D&N Extravaganza                                    01/31/2009      11.0%
   20       06/30/2016       25.1%  Hicks Sports Group                                  12/31/2011      12.6%
   21       01/31/2035       61.5%  Big Lots                                            09/30/2007      14.2%
   22           NAP            NAP  NAP                                                     NAP           NAP
   23           NAP            NAP  NAP                                                     NAP           NAP
   24           NAP            NAP  NAP                                                     NAP           NAP
   25           NAP            NAP  NAP                                                     NAP           NAP
   26       02/28/2009       23.9%  County of Orange - HCM                              01/31/2011      12.0%
   27       10/31/2012      100.0%  NAP                                                     NAP           NAP
   28       01/31/2016       11.2%  Martino Tire                                        08/31/2008       7.8%
   29       01/31/2016       34.9%  Hastings Entertainment                              10/31/2020      22.5%
   30       11/30/2016       46.6%  Giant Food                                          11/30/2011      23.4%
   31       01/14/2022       25.6%  Nu Source International Corp.                       01/14/2022      24.5%
   32           NAP            NAP  NAP                                                     NAP           NAP
   33           NAP            NAP  NAP                                                     NAP           NAP
   34       09/30/2015       58.6%  Drug Mart of Millwood                               09/30/2010      11.2%

   35           NAP            NAP  NAP                                                     NAP           NAP
   36           NAP            NAP  NAP                                                     NAP           NAP
   37           NAP            NAP  NAP                                                     NAP           NAP
   38           NAP            NAP  NAP                                                     NAP           NAP
   39           NAP            NAP  NAP                                                     NAP           NAP
   40       05/30/2016       59.7%  Edward A. Backus, Carol Sorbie Backus               10/01/2017      40.3%
   41           NAP            NAP  NAP                                                     NAP           NAP
   42       04/30/2022       58.0%  Associated Surgeons of SLO                          04/30/2022      17.9%
   43           NAP            NAP  NAP                                                     NAP           NAP
   44       01/31/2032       58.0%  American Cellular dba Cingular                      10/03/2011       8.9%
   45       01/31/2019       51.6%  Blockbuster                                         02/15/2013      21.8%
   46       11/27/2016       17.0%  Qdoba Mexican Grill                                 10/28/2011      12.7%

   47       03/01/2012       17.4%  Tax Collector                                       12/31/2008      16.3%
   48       08/31/2008       20.7%  Lakeside Occupational                               12/31/2007      15.9%
   49       06/30/2025      100.0%  NAP                                                     NAP           NAP
   50       09/30/2010       15.8%  RP The Big Opportunity, Inc.                        04/30/2011       5.2%
   51       08/31/2012      100.0%  NAP                                                     NAP           NAP
   52           NAP            NAP  NAP                                                     NAP           NAP
   53       12/31/2011       50.0%  Destinations by Design                              11/30/2010      50.0%
   54           NAP            NAP  NAP                                                     NAP           NAP
   55       06/30/2014       14.7%  Winrock Animal Clinic                               08/31/2013      12.6%
   56           NAP            NAP  NAP                                                     NAP           NAP

   57           NAP            NAP  NAP                                                     NAP           NAP
   57           NAP            NAP  NAP                                                     NAP           NAP
   57           NAP            NAP  NAP                                                     NAP           NAP
   58       07/31/2026       31.5%  Verizon Wireless                                    07/31/2011      22.7%
   59           NAP            NAP  NAP                                                     NAP           NAP

   60           NAP            NAP  NAP                                                     NAP           NAP
   61           NAP            NAP  NAP                                                     NAP           NAP
   62       06/30/2025      100.0%  NAP                                                     NAP           NAP
   63           NAP            NAP  NAP                                                     NAP           NAP
   64       02/28/2012       13.9%  Ferraro's Pizza                                     01/31/2013      13.7%
   65       01/31/2031      100.0%  NAP                                                     NAP           NAP
   66       02/28/2016       20.9%  Washington Mutual Bank                              01/31/2011      17.6%
   67       03/31/2016      100.0%  NAP                                                     NAP           NAP
   68           NAP            NAP  NAP                                                     NAP           NAP
   69           NAP            NAP  NAP                                                     NAP           NAP
   70       02/28/2012       17.0%  Huntington                                          01/21/2012      15.2%
   71       10/31/2008       43.9%  Brighton's Best Socket and Screw Mfg. Inc.          12/31/2011      17.0%
   72       11/26/2016       29.0%  Panda Express                                       09/05/2026      23.4%
   73       11/30/2010       46.6%  WR Real Estate Group, LLC                           11/14/2011      10.5%
   74       07/31/2010       39.6%  Swett & Crawford                                    03/31/2012      20.9%
   75           NAP            NAP  NAP                                                     NAP           NAP
   76       01/31/2032      100.0%  NAP                                                     NAP           NAP
   77           NAP            NAP  NAP                                                     NAP           NAP
   78       05/31/2009       17.0%  Parts Depot                                         06/30/2009      10.5%
   79           NAP            NAP  NAP                                                     NAP           NAP
   80       08/31/2031      100.0%  NAP                                                     NAP           NAP
   81       06/30/2012        9.2%  Royster Property Management                         01/31/2010       9.2%
   82       07/31/2016       19.6%  Maverick Cleaners                                   02/28/2016      15.5%
   83           MTM           5.0%  Mark and Darla Stowe DBA International Furniture    02/28/2009       4.2%
   84       03/31/2016       80.5%  Moneymart, Inc.                                     03/31/2011      11.3%
   85       11/30/2013       80.3%  Acequia                                             12/31/2008      19.7%
   86       01/31/2012       28.3%  Movie Gallery                                       12/31/2011      26.7%
   87       05/15/2016       53.2%  Hannon Ryan Insurance                               06/15/2016      20.3%
   88       10/31/2018       28.5%  Sioux City Taekwondo Academy                        05/31/2011      10.8%
   89       12/31/2011       23.6%  Mark Gaudio & Devin Sothan                              MTM         14.7%
   90       12/31/2011       22.0%  Fed Ex - Kinko%s                                    01/31/2012      22.0%
   91       01/31/2018      100.0%  NAP                                                     NAP           NAP
   92       06/30/2010       18.8%  Hill-Rom, Inc                                       11/30/2007      12.5%
   93       08/31/2016       46.7%  CiCi's Pizza                                        09/24/2016      38.6%
   94       09/30/2021      100.0%  NAP                                                     NAP           NAP
   95       02/29/2016      100.0%  NAP                                                     NAP           NAP
   96       04/30/2012      100.0%  NAP                                                     NAP           NAP
   97           NAP            NAP  NAP                                                     NAP           NAP

MORTGAGE                                            LEASE                     TAX           INSURANCE     CAPITAL EXPENDITURE
LOAN NO.  THIRD LARGEST TENANT                 EXPIRATION DATE   % NSF  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(12)
-----------------------------------------------------------------------------------------------------------------------------

   1      Bank of America                        06/01/2008       7.1%         No              No                  No

   2      NAP                                        NAP           NAP        Yes              No                  No
   2      NAP                                        NAP           NAP        Yes              No                  No
   2      NAP                                        NAP           NAP        Yes              No                  No
   2      NAP                                        NAP           NAP        Yes              No                  No
   2      NAP                                        NAP           NAP        Yes              No                  No
   2      NAP                                        NAP           NAP        Yes              No                  No

   3      Edison Electric Institute              07/31/2015      11.3%         No              No                  No
   3      Polk GSA - Army Material Comma         03/31/2014       8.4%         No              No                  No
   3      Moss Adams                             11/30/2016       9.1%         No              No                  No
   3      AT&T Corp.                             12/31/2010       4.5%         No              No                  No
   3      Booz Allen Hamilton                    06/30/2014      17.2%         No              No                  No
   3      Symetra Financial Corporation          07/31/2015      15.1%         No              No                  No
   3      American Family Mutual Insurance       10/31/2010       3.9%         No              No                  No
   3      Cisco Systems                          02/28/2013       6.0%         No              No                  No
   3      Tectura Corporation                    12/31/2012       4.6%         No              No                  No
   3      EADS                                   08/31/2014      12.6%         No              No                  No
   3      Mercury Interactive                    06/30/2011       6.4%         No              No                  No
   3      Great American Insurance               12/31/2009       9.9%         No              No                  No
   3      National Retail Federation             03/31/2014      16.3%         No              No                  No
   3      Peacehealth                            03/31/2014       9.3%         No              No                  No
   3      Akamai Technologies                    05/31/2011       7.2%         No              No                  No
   3      Cozen O'Connor                         04/30/2011      11.4%         No              No                  No
   3      National Medical Management            07/31/2008       8.5%         No              No                  No
   3      Metron                                 02/29/2012       6.7%         No              No                  No
   3      Davis Wright Tremaine                  12/31/2013      15.7%         No              No                  No
   3      BBN Technologies                       11/30/2010      10.8%         No              No                  No

   4      NAP                                        NAP           NAP        Yes              Yes                Yes
   4      NAP                                        NAP           NAP        Yes              Yes                Yes
   4      NAP                                        NAP           NAP        Yes              Yes                Yes
   4      NAP                                        NAP           NAP        Yes              Yes                Yes
   4      NAP                                        NAP           NAP        Yes              Yes                Yes
   4      NAP                                        NAP           NAP        Yes              Yes                Yes
   4      NAP                                        NAP           NAP        Yes              Yes                Yes
   4      NAP                                        NAP           NAP        Yes              Yes                Yes
   5      Cooper HMS Partners                    03/31/2009       5.4%        Yes              Yes                Yes
   6      NAP                                        NAP           NAP         No              No                 Yes
   7      Best Buy                               01/01/2021      10.5%         No              No                  No
   8      American Eagle                         01/31/2017       2.6%         No              No                  No
   9      NAP                                        NAP           NAP         No              No                  No
   10     NAP                                        NAP           NAP         No              No                  No
   11     Burlington Coat Factory                09/30/2016      18.2%         No              No                  No
   12     NAP                                        NAP           NAP         No              No                 Yes
   13     Title Source, INC                      11/30/2011      13.0%         No              No                  No
   14     Hollywood Video                        12/28/2013       4.8%         No              No                  No
   15     NAP                                        NAP           NAP        Yes              Yes                Yes
   16     Pharmaca Integrative Pharmacy          01/31/2016       7.0%        Yes              Yes                Yes
   17     NAP                                        NAP           NAP        Yes              No                 Yes
   18     NAP                                        NAP           NAP        Yes              No                 Yes
   19     Payless ShoeSource                     07/31/2012      10.8%        Yes              No                 Yes
   20     Century Bank                           01/31/2016      11.0%        Yes              No                  No
   21     Staples                                10/31/2017      13.7%         No              No                 Yes
   22     NAP                                        NAP           NAP        Yes              No                  No
   23     NAP                                        NAP           NAP        Yes              No                 Yes
   24     NAP                                        NAP           NAP         No              No                 Yes
   25     NAP                                        NAP           NAP        Yes              No                 Yes
   26     County of Orange - HCA                 04/30/2011      12.0%        Yes              No                 Yes
   27     NAP                                        NAP           NAP         No              No                 Yes
   28     Florida Medical Training Inst.         12/31/2010       5.4%         No              No                  No
   29     Dollar Tree Store                      01/31/2016      15.0%        Yes              Yes                 No
   30     Jo-Ann Stores, Inc                     01/31/2008       4.9%         No              No                  No
   31     Rx Natural, Inc.                       01/14/2022      21.5%        Yes              Yes                Yes
   32     NAP                                        NAP           NAP        Yes              Yes                 No
   33     NAP                                        NAP           NAP        Yes              Yes                Yes
   34     Chase Manhattan Bank, N.A.             09/30/2011      10.4%        Yes              Yes                Yes

   35     NAP                                        NAP           NAP        Yes              No                 Yes
   36     NAP                                        NAP           NAP        Yes              No                 Yes
   37     NAP                                        NAP           NAP        Yes              Yes                 No
   38     NAP                                        NAP           NAP        Yes              Yes                 No
   39     NAP                                        NAP           NAP        Yes              Yes                Yes
   40     NAP                                        NAP           NAP        Yes              No                  No
   41     NAP                                        NAP           NAP         No              No                  No
   42     Santa Rosa Associates (Orthopedics)    04/30/2022      13.8%        Yes              Yes                Yes
   43     NAP                                        NAP           NAP        Yes              No                  No
   44     Citifinancial                          08/31/2011       8.5%        Yes              Yes                 No
   45     Sovereign Bank                         04/30/2008      18.3%        Yes              Yes                 No
   46     Noodles and Company                    10/17/2016      11.7%         No              No                  No

   47     All Star Grill                         09/30/2008      13.1%         No              No                 Yes
   48     Terrace Smiles, Dr. Witt               10/31/2008      13.4%         No              No                 Yes
   49     NAP                                        NAP           NAP         No              No                  No
   50     Silver Spring Chiropractic             06/30/2009       4.8%        Yes              Yes                 No
   51     NAP                                        NAP           NAP         No              No                  No
   52     NAP                                        NAP           NAP        Yes              Yes                Yes
   53     NAP                                        NAP           NAP         No              No                  No
   54     NAP                                        NAP           NAP        Yes              No                 Yes
   55     Urban Retreat of Houston               07/31/2007      12.3%        Yes              Yes                Yes
   56     NAP                                        NAP           NAP        Yes              No                 Yes

   57     NAP                                        NAP           NAP        Yes              Yes                Yes
   57     NAP                                        NAP           NAP        Yes              Yes                Yes
   57     NAP                                        NAP           NAP        Yes              Yes                Yes
   58     Movie Stop                             07/31/2012      22.6%        Yes              Yes                 No
   59     NAP                                        NAP           NAP        Yes              No                 Yes

   60     NAP                                        NAP           NAP        Yes              Yes                Yes
   61     NAP                                        NAP           NAP        Yes              Yes                Yes
   62     NAP                                        NAP           NAP         No              No                  No
   63     NAP                                        NAP           NAP        Yes              Yes                Yes
   64     AT&T/Wireless Services                 11/30/2011      12.8%        Yes              Yes                Yes
   65     NAP                                        NAP           NAP         No              No                  No
   66     Master Lease                           02/28/2009      10.2%        Yes              Yes                 No
   67     NAP                                        NAP           NAP         No              No                  No
   68     NAP                                        NAP           NAP        Yes              Yes                Yes
   69     NAP                                        NAP           NAP        Yes              Yes                Yes
   70     Newbury Street                         11/21/2011      11.7%        Yes              No                 Yes
   71     Cosco                                  09/30/2007      13.7%        Yes              Yes                 No
   72     Valentinas Mexican Restaurant          11/30/2011      11.6%        Yes              Yes                 No
   73     Labrador Law Offices, PC               03/31/2009       8.0%         No              No                  No
   74     Idaho Banking Company                  06/30/2010      17.4%         No              Yes                 No
   75     NAP                                        NAP           NAP        Yes              Yes                Yes
   76     NAP                                        NAP           NAP         No              No                  No
   77     NAP                                        NAP           NAP        Yes              Yes                Yes
   78     American Electrical, Inc.              02/29/2012       8.7%        Yes              Yes                Yes
   79     NAP                                        NAP           NAP        Yes              Yes                Yes
   80     NAP                                        NAP           NAP         No              No                  No
   81     John Charles Midwest                   01/31/2010       9.1%        Yes              No                  No
   82     Little Caesars                         08/31/2010      11.0%        Yes              Yes                Yes
   83     Kreizenbeck Constructors, Inc.             MTM          4.0%        Yes              Yes                 No
   84     NAP                                        NAP           NAP        Yes              Yes                Yes
   85     NAP                                        NAP           NAP        Yes              Yes                Yes
   86     Beef O' Brady's                        12/31/2011      18.7%        Yes              Yes                 No
   87     H&R Block                              04/30/2011      13.3%        Yes              No                  No
   88     Quiznos                                07/31/2009       7.4%        Yes              Yes                 No
   89     Unlimited Events                       11/30/2009      14.4%        Yes              Yes                 No
   90     Wireless Zone                          10/19/2011      18.8%        Yes              Yes                Yes
   91     NAP                                        NAP           NAP         No              No                  No
   92     Sletten Construction Company           08/31/2007       7.8%        Yes              Yes                Yes
   93     Starbucks                              09/23/2016      14.8%         No              Yes                 No
   94     NAP                                        NAP           NAP        Yes              No                 Yes
   95     NAP                                        NAP           NAP        Yes              Yes                Yes
   96     NAP                                        NAP           NAP         No              No                 Yes
   97     NAP                                        NAP           NAP         No              No                 Yes

                                                                             42.2%            24.0%              35.7%

MORTGAGE         TI/LC                                                     OTHER
LOAN NO.  ESCROW IN PLACE(13)                                     ESCROW DESCRIPTION(14)
---------------------------------------------------------------------------------------------------------------------------

   1              Yes                                         Debt Service Shortfall Reserve

   2              No                               DSCR Escrow ($5,000,000); Tax LOC Escrow ($1,200,000)
   2              No                               DSCR Escrow ($5,000,000); Tax LOC Escrow ($1,200,000)
   2              No                               DSCR Escrow ($5,000,000); Tax LOC Escrow ($1,200,000)
   2              No                               DSCR Escrow ($5,000,000); Tax LOC Escrow ($1,200,000)
   2              No                               DSCR Escrow ($5,000,000); Tax LOC Escrow ($1,200,000)
   2              No                               DSCR Escrow ($5,000,000); Tax LOC Escrow ($1,200,000)

   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP
   3              Yes                                                       NAP

   4              No                                          Debt Service Shortfall Reserve
   4              No                                          Debt Service Shortfall Reserve
   4              No                                          Debt Service Shortfall Reserve
   4              No                                          Debt Service Shortfall Reserve
   4              No                                          Debt Service Shortfall Reserve
   4              No                                          Debt Service Shortfall Reserve
   4              No                                          Debt Service Shortfall Reserve
   4              No                                          Debt Service Shortfall Reserve
   5              Yes                                                       NAP
   6              No                                                        NAP
   7              No                                                        NAP
   8              No                                                        NAP
   9              No                                                        NAP
   10             No                                                        NAP
   11             No                                                        NAP
   12             No                                                        NAP
   13             No                                                        NAP
   14             No                                                        NAP
   15             No                                                        NAP
   16             Yes                                              Debt Service Holdback
   17             No                                                        NAP
   18             No                        Debt Service Reserve ($5,400,000); Renovation Reserve ($5,125,000)
   19             No                                                    C/O Reserve
   20             No                                       Tenant Holdback ($148,960 & $36,450)
   21             Yes                                                       NAP
   22             No                                                        NAP
   23             Yes                                               Occupancy Holdback
   24             No                                                        NAP
   25             No                        Debt Service Reserve ($1,000,000); Renovation Reserve ($2,880,000)
   26             Yes                                                       NAP
   27             No                                                 Holdback Reserve
   28             No                                                        NAP
   29             Yes                               Tenant and Vacancy Reserve ($1,500,000 & $100,000)
   30             No                                                        NAP
   31             No                                                        NAP
   32             No                                                        NAP
   33             No                                                        NAP
   34             Yes                                                       NAP

   35             No                                                        NAP
   36             No                                                        NAP
   37             No                                                        NAP
   38             No                                                        NAP
   39             No                                                        NAP
   40             No           Stabilization Reserve ($1,500,410); Debt Service Reserve ($149,590); TI Reserve ($46,948.97)
   41             No                                                        NAP
   42             Yes                                                       NAP
   43             No                                                        NAP
   44             No                                                        NAP
   45             Yes                                                       NAP
   46             No                                                        NAP

   47             Yes                                                       NAP
   48             Yes                                                       NAP
   49             No                                                        NAP
   50             No                                                        NAP
   51             No                                                        NAP
   52             Yes                                                       NAP
   53             No                                                        NAP
   54             No                                                        NAP
   55             Yes                                                       NAP
   56             No                                                        NAP

   57             No                                                        NAP
   57             No                                                        NAP
   57             No                                                        NAP
   58             No                                                  Tenant Reserve
   59             No                                                        NAP

   60             No                                            Building Violations Reserve
   61             No                                            Building Violations Reserve
   62             No                                                        NAP
   63             No                                                        NAP
   64             No                                                        NAP
   65             No                                                        NAP
   66             Yes                                                 Tenant Reserve
   67             Yes                                                       NAP
   68             No                                                        NAP
   69             No                                                        NAP
   70             Yes                            Earnout LOC ($275.000); Earnout Occupancy LOC ($227,000)
   71             No                                                        NAP
   72             Yes                                               New Tenant Reserve
   73             No                                                        NAP
   74             No                                                 LTV/DSCR Earnout
   75             No                                                        NAP
   76             No                                                        NAP
   77             No                                                        NAP
   78             Yes                                                       NAP
   79             No                                                        NAP
   80             No                                                        NAP
   81             Yes                                                Holdback Reserve
   82             Yes                                                       NAP
   83             No                                                        NAP
   84             Yes                                                       NAP
   85             Yes                                                       NAP
   86             No                                                  Tenant Reserve
   87             Yes                                                       NAP
   88             Yes                                                       NAP
   89             No                                                 Insurance Reserve
   90             Yes                                                       NAP
   91             No                                              Flood Insurance Reserve
   92             Yes                                                       NAP
   93             No                                                        NAP
   94             No                                                        NAP
   95             Yes                                                       NAP
   96             No                                                        NAP
   97             No                                                        NAP

                 41.1%

MORTGAGE                SPRINGING                 INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE
LOAN NO.          ESCROW DESCRIPTION(15)               ESCROW REQUIREMENT(16)       ESCROW REQUIREMENT(17)
----------------------------------------------------------------------------------------------------------

   1                       NAP                                             $0                           $0

   2                 Insurance, CapEx                                      $0                           $0
   2                 Insurance, CapEx                                      $0                           $0
   2                 Insurance, CapEx                                      $0                           $0
   2                 Insurance, CapEx                                      $0                           $0
   2                 Insurance, CapEx                                      $0                           $0
   2                 Insurance, CapEx                                      $0                           $0

   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   3      RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0

   4                    Insurance                                     $12,222                      $11,082
   4                    Insurance                                      $8,730                       $6,832
   4                    Insurance                                      $8,356                       $9,728
   4                    Insurance                                      $7,545                       $8,499
   4                    Insurance                                      $5,986                       $5,895
   4                    Insurance                                      $4,542                       $4,541
   4                    Insurance                                      $4,375                       $4,374
   4                    Insurance                                      $1,995                       $2,791
   5                      TI/LC                                            $0                       $7,723
   6             RE Tax, Insurance, Other                          $5,284,148         4% of gross revenues
   7                RE Tax, Insurance                                      $0                           $0
   8                       NAP                                             $0                           $0
   9             RE Tax, Insurance, TI/LC                                  $0                           $0
   10                     CapEx                                            $0                           $0
   11        RE Tax, Insurance, CapEx, TI/LC                               $0                           $0
   12                      NAP                                             $0                       $4,000
   13                     RE Tax                                           $0                           $0
   14        RE Tax, Insurance, CapEx, TI/LC                               $0                           $0
   15                      NAP                                             $0                      $41,581
   16                     TI/LC                                            $0                         $901
   17                   Insurance                                          $0                      $27,871
   18                   Insurance                                          $0                       $5,076
   19                  TI/LC, Other                                        $0                         $459
   20                   Insurance                                          $0                           $0
   21            RE Tax, Insurance, TI/LC                                  $0                       $1,169
   22                Insurance, CapEx                                      $0                           $0
   23                Insurance, TI/LC                                      $0                       $2,423
   24               RE Tax, Insurance                                      $0                       $8,941
   25                   Insurance                                          $0                       $5,135
   26                  TI/LC, Other                                   $29,000                       $2,417
   27            RE Tax, Insurance, TI/LC                                  $0                       $2,507
   28            RE Tax, Insurance, CapEx                                  $0                           $0
   29                  CapEx, TI/LC                                        $0                           $0
   30            RE Tax, Insurance, TI/LC                                  $0                           $0
   31                     TI/LC                                            $0                       $1,175
   32                     TI/LC                                            $0                           $0
   33                      NAP                                             $0                       $2,533
   34                     TI/LC                                            $0                         $474

   35            Insurance, TI/LC, Other                                   $0                       $2,083
   36            Insurance, TI/LC, Other                                   $0                       $2,283
   37                     CapEx                                            $0                           $0
   38                      NAP                                             $0                           $0
   39                     TI/LC                                            $0                       $2,417
   40              CapEx, TI/LC, Other                                     $0                           $0
   41               RE Tax, Insurance                                      $0                           $0
   42                     TI/LC                                            $0                         $483
   43                     CapEx                                            $0                           $0
   44                  CapEx, TI/LC                                        $0                           $0
   45                  CapEx, TI/LC                                        $0                           $0
   46        RE Tax, Insurance, CapEx, TI/LC                               $0                           $0

   47            RE Tax, Insurance, TI/LC                                  $0                         $345
   48            RE Tax, Insurance, TI/LC                                  $0                         $196
   49               RE Tax, Insurance                                      $0                           $0
   50                  CapEx, TI/LC                                        $0                           $0
   51        RE Tax, Insurance, TI/LC, Other                               $0                           $0
   52                     TI/LC                                            $0                       $1,020
   53            RE Tax, Insurance, Other                                  $0                           $0
   54                     TI/LC                                            $0                       $1,333
   55                      NAP                                             $0                         $315
   56                   Insurance                                          $0                       $1,208

   57                      NAP                                             $0                         $958
   57                      NAP                                             $0                         $313
   57                      NAP                                             $0                         $500
   58                  CapEx, TI/LC                                        $0                           $0
   59                      NAP                                        $22,445                       $2,917

   60                  TI/LC, Other                                    $1,000                         $612
   61                  TI/LC, Other                                    $7,375                         $615
   62               RE Tax, Insurance                                      $0                           $0
   63                      NAP                                             $0                       $1,800
   64                     TI/LC                                            $0                         $192
   65        RE Tax, Insurance, CapEx, TI/LC                               $0                           $0
   66                     CapEx                                            $0                           $0
   67            RE Tax, Insurance, TI/LC                                  $0                           $0
   68                      NAP                                             $0                         $804
   69                      NAP                                             $0                       $3,077
   70                     TI/LC                                            $0                         $207
   71                  CapEx, TI/LC                                        $0                           $0
   72              CapEx, TI/LC, Other                                     $0                           $0
   73     RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   74              RE Tax, CapEx, TI/LC                                    $0                           $0
   75                      NAP                                             $0                       $1,125
   76        RE Tax, Insurance, CapEx, TI/LC                               $0                           $0
   77                      NAP                                             $0                         $483
   78                     TI/LC                                            $0                         $717
   79                      NAP                                             $0                       $1,550
   80        RE Tax, Insurance, CapEx, TI/LC                               $0                           $0
   81                  CapEx, TI/LC                                        $0                           $0
   82                     TI/LC                                            $0                         $114
   83                  CapEx, TI/LC                                        $0                           $0
   84                     TI/LC                                            $0                         $180
   85                     TI/LC                                            $0                         $552
   86                  CapEx, TI/LC                                        $0                           $0
   87                Insurance, CapEx                                      $0                           $0
   88                     TI/LC                                            $0                           $0
   89                      NAP                                             $0                           $0
   90                      NAP                                         $5,000                          $97
   91     RE Tax, Insurance, CapEx, TI/LC, Other                           $0                           $0
   92                      NAP                                             $0                         $375
   93              RE Tax, CapEx, TI/LC                                    $0                           $0
   94                     TI/LC                                            $0                          $88
   95                  TI/LC, Other                                        $0                          $29
   96            RE Tax, Insurance, Other                                  $0                          $49
   97               RE Tax, Insurance                                      $0                         $708

                                                                   $5,402,718                     $197,872

MORTGAGE  CURRENT CAPITAL EXPENDITURE           INITIAL TI/LC           MONTHLY TI/LC       CURRENT TI/LC  ENVIRONMENTAL
LOAN NO.           ESCROW BALANCE(18)  ESCROW REQUIREMENT(19)  ESCROW REQUIREMENT(20)  ESCROW BALANCE(21)   INSURANCE
------------------------------------------------------------------------------------------------------------------------

   1                               $0             $17,610,836                      $0         $17,610,836       No

   2                               $0                      $0                      $0                  $0       Yes
   2                               $0                      $0                      $0                  $0       Yes
   2                               $0                      $0                      $0                  $0       Yes
   2                               $0                      $0                      $0                  $0       Yes
   2                               $0                      $0                      $0                  $0       Yes
   2                               $0                      $0                      $0                  $0       Yes

   3                               $0              $2,812,160                      $0          $2,812,160       No
   3                               $0              $2,227,401                      $0          $2,227,401       No
   3                               $0              $2,094,501                      $0          $2,094,501       No
   3                               $0              $1,893,025                      $0          $1,893,025       No
   3                               $0              $1,596,392                      $0          $1,596,392       No
   3                               $0              $1,066,920                      $0          $1,066,920       No
   3                               $0                $991,432                      $0            $991,432       No
   3                               $0                $984,256                      $0            $984,256       No
   3                               $0                $806,968                      $0            $806,968       No
   3                               $0                $744,239                      $0            $744,239       No
   3                               $0                $563,495                      $0            $563,495       No
   3                               $0                $492,261                      $0            $492,261       No
   3                               $0                $467,807                      $0            $467,807       No
   3                               $0                $454,517                      $0            $454,517       No
   3                               $0                $399,763                      $0            $399,763       No
   3                               $0                $337,565                      $0            $337,565       No
   3                               $0                $267,394                      $0            $267,394       No
   3                               $0                      $0                      $0                  $0       No
   3                               $0                      $0                      $0                  $0       No
   3                               $0                      $0                      $0                  $0       No

   4                          $12,222                      $0                      $0                  $0       No
   4                           $8,730                      $0                      $0                  $0       No
   4                           $8,356                      $0                      $0                  $0       No
   4                           $7,545                      $0                      $0                  $0       No
   4                           $5,986                      $0                      $0                  $0       No
   4                           $4,542                      $0                      $0                  $0       No
   4                           $4,375                      $0                      $0                  $0       No
   4                           $1,995                      $0                      $0                  $0       No
   5                               $0         $1,500,000 (LOC)                $95,000                  $0       No
   6                               $0                      $0                      $0                  $0       No
   7                               $0                      $0                      $0                  $0       No
   8                               $0                      $0                      $0                  $0       No
   9                               $0                      $0                      $0                  $0       No
   10                              $0                      $0                      $0                  $0       No
   11                              $0                      $0                      $0                  $0       No
   12                         $16,829                      $0                      $0                  $0       No
   13                              $0                      $0                      $0                  $0       No
   14                              $0                      $0                      $0                  $0       No
   15                              $0                      $0                      $0                  $0       No
   16                              $0                      $0                  $4,645                  $0       No
   17                              $0                      $0                      $0                  $0       No
   18                              $0                      $0                      $0                  $0       No
   19                            $459                      $0                      $0                  $0       No
   20                              $0                      $0                      $0                  $0       No
   21                              $0              $1,200,000                      $0          $1,200,000       No
   22                              $0                      $0                      $0                  $0       No
   23                          $9,690                      $0                    $899              $3,596       No
   24                              $0                      $0                      $0                  $0       No
   25                              $0                      $0                      $0                  $0       No
   26                         $33,834                $144,000                 $12,000            $168,000       No
   27                          $2,507                      $0                      $0                  $0       No
   28                              $0                      $0                      $0                  $0       No
   29                              $0                      $0                  $4,167                  $0       No
   30                              $0                      $0                      $0                  $0       No
   31                          $1,175                      $0                      $0                  $0       No
   32                              $0                      $0                      $0                  $0       No
   33                          $7,600                      $0                      $0                  $0       No
   34                              $0                      $0                  $1,582                  $0       No

   35                              $0                      $0                      $0                  $0       No
   36                              $0                      $0                      $0                  $0       No
   37                              $0                      $0                      $0                  $0       No
   38                              $0                      $0                      $0                  $0       No
   39                          $2,417                      $0                      $0                  $0       No
   40                              $0                      $0                      $0                  $0       No
   41                              $0                      $0                      $0                  $0       No
   42                              $0                      $0                  $2,000                  $0       No
   43                              $0                      $0                      $0                  $0       No
   44                              $0                      $0                      $0                  $0       No
   45                              $0                      $0                  $1,190                  $0       No
   46                              $0                      $0                      $0                  $0       No

   47                              $0                      $0                  $1,723                  $0       No
   48                              $0                      $0                  $1,307                  $0       No
   49                              $0                      $0                      $0                  $0       No
   50                              $0                      $0                      $0                  $0       No
   51                              $0                      $0                      $0                  $0       No
   52                              $0                      $0                    $558                  $0       No
   53                              $0                      $0                      $0                  $0       No
   54                              $0                      $0                      $0                  $0       No
   55                            $945                      $0                  $1,577              $4,731       No
   56                          $1,208                      $0                      $0                  $0       No

   57                              $0                      $0                      $0                  $0       No
   57                              $0                      $0                      $0                  $0       No
   57                              $0                      $0                      $0                  $0       No
   58                              $0                      $0                      $0                  $0       No
   59                         $25,362                      $0                      $0                  $0       No

   60                              $0                      $0                      $0                  $0       No
   61                              $0                      $0                      $0                  $0       No
   62                              $0                      $0                      $0                  $0       No
   63                              $0                      $0                      $0                  $0       No
   64                            $192                      $0                      $0                  $0       No
   65                              $0                      $0                      $0                  $0       No
   66                              $0                      $0                  $1,383              $1,383       No
   67                              $0                      $0                    $850                  $0       No
   68                              $0                      $0                      $0                  $0       No
   69                              $0                      $0                      $0                  $0       No
   70                            $207                      $0                  $1,667              $1,667       No
   71                              $0                      $0                      $0                  $0       No
   72                              $0                      $0                    $667              $1,333       No
   73                              $0                      $0                      $0                  $0       No
   74                              $0                      $0                      $0                  $0       No
   75                              $0                      $0                      $0                  $0       No
   76                              $0                      $0                      $0                  $0       No
   77                              $0                      $0                      $0                  $0       No
   78                          $1,435                      $0                  $2,389              $4,780       No
   79                          $1,550                      $0                      $0                  $0       No
   80                              $0                      $0                      $0                  $0       No
   81                              $0                      $0                  $1,647                  $0       No
   82                            $342                      $0                  $1,167              $3,501       No
   83                              $0                      $0                      $0                  $0       No
   84                              $0                      $0                  $1,198                  $0       No
   85                              $0                      $0                  $2,760                  $0       No
   86                              $0                      $0                      $0                  $0       No
   87                              $0                      $0                    $658              $1,316       No
   88                              $0                      $0                  $1,494              $1,494       No
   89                              $0                      $0                      $0                  $0       No
   90                          $5,000                 $23,274                    $756             $23,274       No
   91                              $0                      $0                      $0                  $0       No
   92                            $750                      $0                  $2,917              $5,836       No
   93                              $0                      $0                      $0                  $0       No
   94                              $0                      $0                      $0                  $0       No
   95                              $0                      $0                    $433                  $0       No
   96                              $0                      $0                      $0                  $0       No
   97                            $708                      $0                      $0                  $0       No

                             $165,960             $38,678,205                $146,633         $37,231,843

MORTGAGE    INTEREST                           PREPAYMENT CODE(23)                                 YM      ADMINISTRATIVE  MORTGAGE
LOAN NO. ACCRUAL METHOD SEASONING(22)  LO  DEF   DEF/YM1.00  YM3.00  YM2.00  YM1.00  YM  OPEN  FORMULA(24)  COST RATE(25)   LOAN NO.
------------------------------------------------------------------------------------------------------------------------------------

   1       Actual/360         2                      27                        26         7         A           2.115          1
           Actual/360         3        27  89                                             4
   2       Actual/360         3        27  89                                             4                     2.115          2
   2       Actual/360         3        27  89                                             4                     2.115          2
   2       Actual/360         3        27  89                                             4                     2.115          2
   2       Actual/360         3        27  89                                             4                     2.115          2
   2       Actual/360         3        27  89                                             4                     2.115          2
   2       Actual/360         3        27  89                                             4                     2.115          2
           Actual/360         2                      27                        26         7         B
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
   3       Actual/360         2                      27                        26         7         B           2.115          3
           Actual/360         7        31  25                                             4
   4       Actual/360         7        31  25                                             4                     2.115          4
   4       Actual/360         7        31  25                                             4                     2.115          4
   4       Actual/360         7        31  25                                             4                     2.115          4
   4       Actual/360         7        31  25                                             4                     2.115          4
   4       Actual/360         7        31  25                                             4                     2.115          4
   4       Actual/360         7        31  25                                             4                     2.115          4
   4       Actual/360         7        31  25                                             4                     2.115          4
   4       Actual/360         7        31  25                                             4                     2.115          4
   5       Actual/360         3        27            20                                   13        C           2.115          5
   6       Actual/360         1        25  91                                             4                     2.115          6
   7       Actual/360         6        30  50                                             4                     2.115          7
   8       Actual/360         1        25  35                                             7                     2.115          8
   9       Actual/360         8        32                                      87         7         D           2.115          9
   10        30/360           42       35                                      46         3         E           2.115          10
   11      Actual/360         4        28  86                                             6                     7.115          11
   12      Actual/360         2                                                117        3         F           2.115          12
   13        30/360           2        17                                      79         3         G           2.115          13
   14      Actual/360         3        27            86                                   7         H           2.115          14
   15      Actual/360         1        25                                      28         7         I           2.115          15
   16      Actual/360         1        25  91                                             4                     4.615          16
   17      Actual/360         1        25                                      91         4         J           2.115          17
   18      Actual/360         2                                                56         4         K           2.115          18
   19      Actual/360         4        28            88                                   4         L           2.115          19
   20      Actual/360         3        27  89                                             4                     2.115          20
   21      Actual/360         3        27  89                                             4                     2.115          21
   22      Actual/360         2        26  89                                             5                     2.115          22
   23      Actual/360         7        31            97                                   4         M           2.115          23
   24      Actual/360         1        25  91                                             4                     7.115          24
   25      Actual/360         2                                                56         4         K           2.115          25
   26      Actual/360         5        29  26                                             5                     2.115          26
   27      Actual/360         4        28  43                                             25                    2.115          27
   28      Actual/360         4        28  88                                             4                     2.115          28
   29      Actual/360         3        27            89                                   4         N           2.115          29
   30      Actual/360         3        27  89                                             4                     7.115          30
   31      Actual/360         4        28  88                                             4                     7.115          31
   32      Actual/360         4                                                59         61        O           4.115          32
   33      Actual/360         6        30  86                                             4                     2.115          33
   34      Actual/360         2        26  90                                             4                     2.115          34
           Actual/360         3        27                                      89         4         P
   35      Actual/360         3        27                                      89         4         P           4.115          35
   36      Actual/360         3        27                                      89         4         P           4.115          36
   37      Actual/360         3        27  53                                             4                     2.115          37
   38      Actual/360         3        27  89                                             4                     12.115         38
   39      Actual/360         4        28  88                                             4                     2.115          39
   40      Actual/360         2        26  96                                             4                     2.115          40
   41      Actual/360         2        26            90                                   4         Q           2.115          41
   42      Actual/360         2        26  57                                             37                    2.115          42
   43      Actual/360         2        26  90                                             4                     2.115          43
   44      Actual/360         1        25  151                                            4                     2.115          44
   45      Actual/360         4        28                                      88         4         R           2.115          45
   46      Actual/360         8        32  96                                             4                     2.115          46
           Actual/360         2        26  90                                             4
   47      Actual/360         2        26  90                                             4                     2.115          47
   48      Actual/360         2        26  90                                             4                     2.115          48
   49      Actual/360         24       48  68                                             4                     2.115          49
   50      Actual/360         3        27  86                                             7                     2.115          50
   51      Actual/360         3        27  89                                             4                     2.115          51
   52      Actual/360         1        25  31                                             4                     7.115          52
   53      Actual/360         5        29  86                                             5                     7.115          53
   54      Actual/360         3        27  89                                             4                     2.115          54
   55      Actual/360         6        30  86                                             4                     2.115          55
   56      Actual/360         4        28  88                                             4                     2.115          56
           Actual/360         2        26  90                                             4
   57      Actual/360         2        26  90                                             4                     2.115          57
   57      Actual/360         2        26  90                                             4                     2.115          57
   57      Actual/360         2        26  90                                             4                     2.115          57
   58      Actual/360         1        25  91                                             4                     2.115          58
   59      Actual/360         4        28  88                                             4                     2.115          59
           Actual/360         2        26            90                                   4         P
   60      Actual/360         2        26            90                                   4         P           2.115          60
   61      Actual/360         2        26            90                                   4         P           2.115          61
   62      Actual/360         24       48  68                                             4                     2.115          62
   63      Actual/360         2        26                                      90         4         P           12.115         63
   64      Actual/360         4        28  88                                             4                     2.115          64
   65      Actual/360         1        25  91                                             4                     2.115          65
   66      Actual/360         4        28  88                                             4                     12.115         66
   67      Actual/360         3        27  89                                             4                     2.115          67
   68      Actual/360         2        26  30                                             4                     2.115          68
   69      Actual/360         2        26  90                                             4                     2.115          69
   70      Actual/360         4        28  91                                             1                     2.115          70
   71      Actual/360         5        59                                      57         4         M           2.115          71
   72      Actual/360         5        29  87                                             4                     7.115          72
   73      Actual/360         4        28  88                                             4                     2.115          73
   74      Actual/360         5        29                                      87         4         S           2.115          74
   75      Actual/360         3        27  26                                             7                     2.115          75
   76      Actual/360         2        26  90                                             4                     2.115          76
   77      Actual/360         3        27  89                                             4                     2.115          77
   78      Actual/360         5        29  87                                             4                     2.115          78
   79      Actual/360         4        28  88                                             4                     2.115          79
   80      Actual/360         3        27  89                                             4                     2.115          80
   81      Actual/360         2        26  90                                             4                     2.115          81
   82      Actual/360         6        30            86                                   4         T           7.115          82
   83      Actual/360         3        27                                      29         4         N           2.115          83
   84      Actual/360         2        26  90                                             4                     2.115          84
   85      Actual/360         3        27  68                                             25                    2.115          85
   86      Actual/360         3        27  89                                             4                     2.115          86
   87      Actual/360         5        29                                      87         4         R           2.115          87
   88      Actual/360         4        28  88                                             4                     2.115          88
   89      Actual/360         4        28                                      85         7         U           2.115          89
   90      Actual/360         3        27                                      32         61        V           2.115          90
   91      Actual/360         2        26  90                                             4                     2.115          91
   92      Actual/360         5        29            87                                   4         S           2.115          92
   93      Actual/360         1        25                                      91         4         P           2.115          93
   94      Actual/360         1        25  91                                             4                     2.115          94
   95      Actual/360         3        27  89                                             4                     2.115          95
   96      Actual/360         3        27  29                                             4                     2.115          96
   97      Actual/360         4        28  88                                             4                     7.115          97

                              4                                                                                 2.488

FOOTNOTES TO APPENDIX II

1    "MSMCH" denotes Morgan Stanley Mortgage Capital Holdings LLC as Seller.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by roman numeral coding: Mortgage Loan
     Nos. 2, 3, 4 and 57. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values, and/or Underwritable Cash
     Flows or loan documents. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
     Nos. 35-36, 47-48 and 60-61. For the purpose of the statistical information set forth in this Prospectus Supplement as to such
     single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF DSCR
     (Post IO Period), Cut-off Date LTV, Balloon LTV and Cut-off Date Balance
     per Unit or SF, are calculated on an aggregate basis.

     With respect to Mortgage Loan No. 2, Parkoff Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited, to the following: (i) the
     DSCR immediately following such release is at least equal or greater than
     1.20x, (ii) the LTV of the remaining properties is no greater than 79.1%
     and (iii) the deposit of defeasance collateral in an amount equal to the allocated loan amount of the property being released. Please see Appendix
     IV for more details.

     With respect to Mortgage Loan No. 3, Beacon Seattle & DC Portfolio, the
     loan permits partial releases of the Portfolio Properties subject to the satisfaction of certain conditions including, but not limited, to the following: (a) if the DSCR for the Beacon DC & Seattle Portfolio Loan
     (based on actual NOI, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (i) 90% of net sales proceeds of the property being released and (ii) 110% of the applicable allocated loan amount, provided that after such prepayment and release and (b) the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount of the property being released, provided that after such prepayment and release, the DSCR is at least equal to the greater of
     (i) 1.45x and (ii) the DSCR immediately prior to such prepayment and release.

     The Beacon Seattle & DC Portfolio Loan also permits partial releases of the
     Cash Flow Properties (Washington Mutual Tower, Reston Town Center and 1300
     North Seventeenth Street) (i) subject to payment of release amounts of (a)
     $235,000,000 for Washington Mutual Tower, (b) $130,000,000 for Reston Town
     Center and (c) $75,000,000 for 1300 North Seventeenth Street and (ii)
     provided that after such prepayment and release, the DSCR for the Beacon
     Seattle & DC Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to the greater of (a) 1.08x and (b) the DSCR immediately prior to such prepayment and release. These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the mortgage loan has been prepaid in the total amount of
     $100,000,000 pursuant to Cash Flow Property releases, any Cash Flow
     Properties remaining will be released without further prepayment requirements. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 4, RREEF Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited, to the following: (i) no event of default shall have occurred and be continuing, (ii) the DSCR immediately following such release is at least equal to the greater of
     1.09x or the DSCR immediately prior to such release, (iii) the borrower must defease an amount equal to 110% of the amount allocated to the released property and (iv) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such partial defeasance. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 10, AMLI at Seven Bridges, the loan allows the release of not more than two residential buildings on the AMLI at Seven Bridges Property (and not more than one on the west side of the
     AMLI at Seven Bridges Property) without any required prepayment of the loan, subject to the satisfaction of certain conditions, including, but not limited, to the following: (i) no event of default has occurred or is continuing, (ii) the release is solely for the purpose of conversion of not more than two of the residential buildings to condominium use, (iii)
     prepayment of no more than $30,000,000 of the loan amount, (iv) payment of all related expenses and a release fee of $25,000(v) the LTV of the remaining parcels is no greater than 70% and (vi) other conditions as detailed in the mortgage loan agreement. Please see Appendix IV for more details.

                                      II-1

     With respect to Mortgage Loan No. 42, Pismo Medical Center, the loan allows the release of a portion of the collateral after the 7th year of the loan, subject to the satisfaction of certain conditions, including, but not limited, to the following: (i) the DSCR of the remaining parcels immediately following such release is at least equal to the greater of
     1.30x or the DSCR immediately prior to such release and (ii) payment of a release price of $3,825,000 during the 7th year of the loan, $3,725,000 during the 8th year of the loan and $3,625,000 thereafter.

     With respect to Mortgage Loan Nos. 47-48, Florida Retail/Office Portfolio,
     the loans allow the release of one or more of the related mortgaged properties and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions, including, but not limited, to the following: (i) the
     DSCR immediately following such release is at least equal to 1.15x, (ii) )
     the LTV of the property is no greater than 80% and (iii) the borrower must prepay an amount equal to 125% of the amount allocated to the released property.

     With respect to Mortgage Loan No. 9, Mark Hotel Land Loan, the borrower has a one-time option, subject to lender approval, to obtain a release of the lien encumbering the subject property by substituting the borrower's fee simple interest in another parcel of land subject to a ground lease acquired by the borrower that is also located in the borough of Manhattan provided that, among other conditions, (i) the LTV is no greater than the lesser of 63% and the LTV of the substituted property, (ii) the DSCR is not lesser than the greater of 1.25x and the DSCR of the substituted property,
     (iii) the NOI for the substitute property does not show a downward trend of the last three years, and (iv) lender receives rating agency confirmation.

3    "Units/SF" refers to square feet, units, pads or rooms as applicable for each mortgaged property. Certain of the mortgage loans that are secured by retail and/or office properties include in-line and/or anchor ground lease parcels in the calculation of total property square footage.

4    In general for each mortgaged property, "Percent Leased" was determined based on an appraisal, income statement, estoppels, rent roll, management summary report, occupancy report, operating statement, financial statement or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5    With respect to Mortgage Loan No. 3, the Beacon Seattle & DC Portfolio, the
     mortgage loan is secured by or has the benefit of (i) first mortgages or deeds of trust encumbering (a) fee interests in fifteen (15) mortgaged properties and (b) a leasehold interest in one (1) mortgaged property, the
     "Key Center", (ii) with respect to one (1) mortgaged property, the "Market
     Square", (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan encumbering Market Square and a separate unsecured loan and (c) a covenant to deposit the related borrower's cash flows from the property into a specified account, and (iii) with respect to three (3) mortgaged properties, the "Washington Mutual Tower," "Reston Town Center" and "1300
     North Seventeenth Street", a covenant to deposit the related borrowers'
     cash flows from those properties into a specified account.

6    The Cut-off Date is July 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this prospectus supplement, we present the mortgage loans as if scheduled payments due in July 2007 were due on July 1, 2007, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan
     No. 8, which is due on the 5th of the month; Mortgage Loan Nos. 3 and 6 which are due on the 7th of the month and Mortgage Loan Nos. 1, 4, 5, 7,
     18, 24, 25, 49 and 62 which are due on the 8th of the month.

     With respect to Mortgage Loan No. 3 (referred to herein as the "Beacon
     Seattle & DC Portfolio Loan" and the "Beacon Seattle & DC Portfolio Pari
     Passu Loan"), the mortgage loan is comprised of two notes with an outstanding principal balance as of the Cut-off Date of $161,000,000 that is secured by the mortgaged properties on a pari passu basis with several other notes (the "Beacon Seattle & DC Portfolio Companion Loan") that are not included in the trust. The Beacon Seattle & DC Portfolio Companion Loan had an outstanding principal balance as of the Cut-off Date of
     $2,539,000,000. The Beacon Seattle & DC Portfolio Companion Loan has the
     same interest rate, maturity date and amortization term as the Beacon
     Seattle & DC Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Beacon Seattle
     & DC Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow, NOI
     DSCR, NCF DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV, Balloon
     LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Beacon Seattle & DC Portfolio Pari Passu Loan
     and the Beacon Seattle & DC Portfolio Companion Loan. Please see Appendix
     IV for more details with respect to collateral characteristics and historical NOI figures.

                                      II-2

     With respect to Mortgage Loan No. 4 (referred to herein as the "RREEF
     Portfolio Loan" and the "RREEF Portfolio Pari Passu Loan"), the mortgage loan is comprised of two notes with an outstanding principal balance as of the Cut-off Date of $124,500,000 that is secured by the mortgaged properties on a pari passu basis with several other notes (the "RREEF
     Portfolio Companion Loan") that are not included in the trust. The RREEF
     Portfolio Companion Loan had an outstanding principal balance as of the
     Cut-off Date of $285,500,000. The RREEF Portfolio Companion Loan has the
     same maturity date and amortization term as the RREEF Portfolio Pari Passu
     Loan. With respect to the interest rate for the Watkins Station promissory note, the rate is 5.610%, however, the interest rate for the rest of the notes will be the same as the RREEF Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the RREEF Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow, NOI
     DSCR, NCF DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV, Balloon
     LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the RREEF Portfolio Pari Passu Loan and the RREEF
     Portfolio Companion Loan. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 8 (referred to herein as the "Deptford
     Mall Loan" and the "Deptford Mall Pari Passu Loan"), the mortgage loan is comprised of a note with an outstanding principal balance as of the Cut-off
     Date of $60,000,000 that is secured by the mortgaged properties on a pari passu basis with one other note (the "Deptford Mall Companion Loan") that are not included in the trust. The Deptford Mall Companion Loan had an outstanding principal balance as of the Cut-off Date of $80,000,000. The
     Deptford Mall Companion Loan has the same interest rate, maturity date and amortization term as the Deptford Mall Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the
     Deptford Mall Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR,
     NCF DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV, Balloon LTV
     and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Deptford Mall Pari Passu Loan and the Deptford Mall
     Companion Loan. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 18 (referred to herein as "The Axton
     Loan" and "The Axton Pari Passu Loan"), the mortgage loan is comprised of a note with an outstanding principal balance as of the Cut-off Date of
     $21,000,000 that is secured by the mortgaged properties on a pari passu basis with several other notes ("The Axton Companion Loan") that are not included in the trust. The Axton Companion Loan had an outstanding principal balance as of the Cut-off Date of $34,000,000. The Axton
     Companion Loan has the same interest rate, maturity date and amortization term as the Axton Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to The Axton Loan, the
     Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR, NCF DSCR
     After Initial IO Period, Cut-off Date LTV, Balloon LTV and Cut-off Date
     Balance per Unit or SF, reflect the aggregate indebtedness evidenced by The
     Axton Portfolio Pari Passu Loan and The Axton Companion Loan.

     With respect to Mortgage Loan No. 1, Columbia Center, the $380,000,000 loan represents the senior financing interest in an A/B note loan structure which totals $480,000,000. The B Note has an outstanding principal balance as of the Cut-off Date of $100,000,000 and it is not included in the trust.
     The aggregate LTV of the mortgage loan and the B Note is 74.1% and the aggregate underwritten DSCR based on the debt of the A Note and the B Note is 1.04x. Please see Appendix IV for more details with respect to collateral characteristics and historical NOI figures.

     With respect to Mortgage Loan No. 2, Parkoff Portfolio, the $170,000,000
     loan represents the senior financing interest in an A/B note loan structure which totals $200,000,000. The B Note has an outstanding principal balance as of the Cut-off Date of $30,000,000 and it is not included in the trust.
     The aggregate LTV of the A Note and the B Note is 79.1% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is
     1.20x. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 8, Deptford Mall, the $60,000,000 loan represents the senior financing interest in an A/B note loan structure which totals $172,500,000. The B Notes have an outstanding aggregate principal balance as of the Cut-off Date of $32,500,000 and they are not included in the trust. The aggregate LTV of the A Note and the B Notes is
     68.5% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Notes is 1.74x. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 13, Timberland Buildings, the $33,235,919
     loan represents the senior financing interest in an A/B note loan structure which totals $43,235,919. The B Note has an outstanding principal balance as of the Cut-off Date of $10,000,000 and it is not included in the trust.
     The aggregate LTV of the A Note and the B Note is 84.8% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is
     1.34x.

     With respect to Mortgage Loan No. 15, Ramada Plaza Beach Resort, the $
     26,250,000 loan represents the senior financing interest in an A/B note loan structure which totals $33,000,000. The B Note has an outstanding principal balance as of the Cut-off Date of $1,750,000 and it is not included in the trust. The aggregate LTV of the A Note and the B Note is
     62.9% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.43x and 1.25x after its last interest only payment.

                                      II-3

     With respect to Mortgage Loan No. 3, Beacon Seattle & DC Portfolio, the
     borrower has mezzanine financing in the amount of $205,000,000. Please see
     Appendix IV for more details with respect to collateral characteristics and historical NOI figures.

     With respect to Mortgage Loan No. 7, 529 Fifth Avenue, the borrower has mezzanine financing in the amount of $15,000,000. Please see Appendix IV for more details with respect to collateral characteristics and historical
     NOI figures.

     With respect to Mortgage Loan No. 15, Ramada Plaza Beach Resort, an
     affiliate of the borrower has mezzanine financing in the amount of
     $5,000,000.

     With respect to Mortgage Loan Nos. 18 and 25, Axton Apartments and Noble
     Mansion, upper-tier affiliates of the borrower have corporate-level debt in the following approximate original amounts: (a) $105,000,000 with Perry
     Principals Investments, LLC and Merrill Lynch Mortgage Capital Inc. as
     junior mezzanine lenders, and that loan has an additional potential earnout of $5,000,000 ("Perry/Merrill Earnout") for an approximate total of
     $110,000,000, and (b) 25,000,000 with North Fork Bank, as senior mezzanine lender. Collectively these loans amount to approximately $130,000,000 (with a potential to increase to $135,000,000 with the Perry/Merrill Earnout) and each of these loans is secured by pledges of the equity/ownership interests in various entities that are in the organizational structures of a pool of various real estate assets inclusive of the subject property and can be characterized as mezzanine loans. The mezzanine borrowers for these loans are indirect owners of the equity in the borrowing entity, and are not the direct owners of the interests in the borrowing entity. Intercreditor agreements are in effect between the senior lender and the mezzanine loan lenders.

     With respect to Mortgage Loan No. 41, The Gentry Apartments, the borrower has the right in the future to obtain a second mortgage provided that, among other conditions, (i) the combined LTV does not exceed 40% and (ii)
     proceeds only be used for capital improvements at the property.

     With respect to Mortgage Loan No. 1, Columbia Center, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) no event of default shall have occurred and be continuing, (ii) the combined LTV does not exceed 75%, (iii) the combined
     DSCR on the Net Operating Income is at least equal to the DSCR immediately prior to such release and (iv) the rating of the certificates will not be qualified, downgraded or withdrawn as a result of the additional financing.

     With respect to Mortgage Loan No. 5, Douglas Entrance, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.00x.

     With respect to Mortgage Loan No. 6, Four Seasons San Francisco, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and
     (ii) the combined DSCR is not less than 1.05x.

     With respect to Mortgage Loan No. 7, 529 Fifth Avenue, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.15x.

     With respect to Mortgage Loan No. 14, Somerset Crossing, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 90%, (ii) the combined DSCR is not less than 1.10x and (iii) the borrower must obtain a written affirmation from each of the rating agencies that the rating of the certificates will not be qualified, downgraded or withdrawn as a result of the additional financing.

     With respect to Mortgage Loan No. 16, Uptown Shopping Center, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii)
     the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 17, Holiday Inn Oceanfront & Conference
     Center, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 18, The Axton, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) no event of default shall have occurred and be continuing,
     (ii) the combined LTV does not exceed 90%, and (iii) Starret's adjusted net worth is greater than $10,000,000.

     With respect to Mortgage Loan No. 21, Plaistow Commons, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.30x.

                                      II-4

     With respect to Mortgage Loan No. 25, Noble Mansion, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) no event of default shall have occurred and be continuing, (ii) the combined LTV does not exceed 90% and (iii) Starret's adjusted net worth is greater than $10,000,000.

     With respect to Mortgage Loan No. 27, Airport Plaza, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80%, (ii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 33, Eola Heights Apartments, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85%, (ii) the combined DSCR is not less than 1.20x, (iii) the combined DSCR based upon a
     30-year amortization shall not fall below a 1.07x and (iv) the holder of subordinate debt is approved by the rating agencies.

     With respect to Mortgage Loan No. 39, Hansen Village Apartments, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and
     (ii) the combined DSCR based upon a 30-year amortization shall not fall below a 1.10x.

     With respect to Mortgage Loan No. 45, Pilgrim Hill Marketplace, the
     borrower has the right in the future to obtain mezzanine financing after
     March 1, 2009 provided that, among other conditions, (i) no event of default shall have occurred and be continuing, (ii) the combined LTV does not exceed 80% and (iii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 46, Shops at Griffith Park, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) no event of default shall have occurred and be continuing, (ii) the combined LTV does not exceed 80% and (iii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 52, Uptown Apartments, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) no event of default shall have occurred and be continuing, (ii) the combined LTV does not exceed 80% and (iii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 64, Kirkman Commons, the borrower has the right in the future to obtain mezzanine financing on or after March 1, 2009 provided that, among other conditions, (i) the combined LTV does not exceed
     80%, (ii) the combined DSCR is not less than 1.20x and (iii) the borrower must obtain a written affirmation from each of the rating agencies that the rating of the certificates will not be qualified, downgraded or withdrawn as a result of the additional financing.

     With respect to Mortgage Loan No. 69, Hampton Inn - Greeneville, TN, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 65% and
     (ii) the combined DSCR is not less than 1.50x.

     With respect to Mortgage Loan No. 86, Defuniak Commons Retail Center, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and
     (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 87, Friendly's Plaza, the borrower has the right in the future to obtain mezzanine financing, after February 1.
     2009, provided that, among other conditions, (i) no event of default shall have occurred and be continuing, (ii) the combined LTV does not exceed 80%
     and (ii) the combined DSCR is not less than 1.20x.

7    The "Grace Period" shown is the grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 10, AMLI at Seven Bridges, the mortgage loan amortizes based on the amortization schedule attached in Schedule A.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans. The indicated NCF Post IO
     Period DSCR reflects scheduled payments after any applicable partial interest only periods.

10   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

                                      II-5

11   "Largest Tenant", "Second Largest Tenant" and "Third Largest Tenant" refer to the tenant that represents the greatest percentage, the second greatest percentage and the third greatest percentage, respectively, of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same lease expiration date, and may not include minor spaces with different expiration dates.

12   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

13   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

14   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

15   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective mortgage loan documents.

16   "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit that was deposited at loan closing.

17   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the mortgage loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

18   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the April 2007.

19   "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

20   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the mortgage loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the April 2007.

22   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

23   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lock-out period. "DEF"
     represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.00%. "YM1" represents the greater of yield maintenance and 1.00%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

     With respect to Mortgage Loan No. 9, Mark Hotel Land Loan, after the lockout period, the borrower may make a one-time prepayment of the loan in an amount not to exceed $27,750,000, along with the payment of a yield maintenance premium. The IRS requires complete prepayment lockout on the amount equal to the difference between the subject loan amount and the previous loan amount.

                                      II-6

24   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 22 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E"..."V". Any exceptions to these formulas are shown below such formulas. Summaries of the 22 formulas are listed beginning on page II-8.

25   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

26   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 and
     2, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the mortgage loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those mortgage loans that permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                                                          Partial
  Mtg.                               Escrow or LOC    Escrowed Holdback or Letter of  Outside Date  Prepayment Premium
Loan No.      Property Name       Release Conditions       Credit Initial Amount       for Release      Provisions
----------------------------------------------------------------------------------------------------------------------

   40     Teague Building                  1                     $1,500,410            04/02/2008           YM1
   81     11535 West 183rd Place           2                     $  255,000            04/24/2008           YM1

     All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.   The stabilization reserve will be released to the borrower upon the satisfaction of the following conditions: (i) the stressed DSCR is at least
     0.78x (10.09% constant), and (ii) Borrower has entered into one or more approved leases (as defined in the loan docs) for 94% of the Property.
     "Approved Lease" shall mean a bona fide lease arrangement with third party tenants providing for a minimum primary of three years, and being otherwise reasonably acceptable to Lender in all respects. In order to qualify as an
     Approved Lease, each tenant thereunder shall have (i) obtained permanent certificates of occupancy, to the extent required, taken occupancy, opened for business, and initiated the payment of monthly rental pursuant to the terms of the Approved Lease, and (ii) executed and provided to Lender an estoppel certificate and confirming, without limitation, that such tenant is in occupancy, open for business and paying rent, that the leased space is complete (including all tenant improvements) and acceptable to tenant, that all tenant allowances or similar sums have been paid by Borrower, and that no defaults are currently existing with respect to such lease.

2.   The holdback amount will be released to the borrower, if on or before the first anniversary of the note date, the subject achieves (i) a minimum occupancy of 90% and (ii) a 1.20x stabilized DSCR. The Loan is subject to partial prepayment in the event Borrower fails to satisfy the release provisions of the Holdback Reserve by the first anniversary of the note date. In which case, the loan would be paid down subject to YM1.

                                      II-7

YIELD MAINTENANCE FORMULAS

A.   The term "Yield Maintenance Premium" shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through November 8, 2011 determined by discounting such payments at the Discount Rate. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury
     Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall men the sum of the (a)
     yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. Government Securities/Treasury Constant
     Maturities for the week ending prior to the prepayment Date, of U.S.
     Treasury Constant Maturities with maturity dates (one longer or shorter)
     most nearly approximating November 8, 2011 and (b) twenty-five (25) basis points. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury
     Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.   "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Monthly Payment Date occurring in
     November 2011 determined by discounting such payments at the Discount Rate.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due on the Loan based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the related Interest Rate and
     (z) the Discount Rate. As used in this definition, the term "Discount Rate"
     shall mean the rate which, when compounded monthly, is equivalent to the
     Yield Maintenance Treasury Rate, when compounded semi annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest
     Rates under the heading U.S. Government Securities/Treasury Constant
     Maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Monthly Payment Date occurring in
     November 2011. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
     Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

C.   Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being repaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through January 9, 2012 determined by discounting such payments at the Discount Rate. As used in this definition, the term
     "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury
     Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields as reported in the
     Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
     week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating January 9, 2012. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-8

D.   "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Effective Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Initial Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Effective Maturity Date. In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

E.   "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) the amount by which the sum of the discounted values of the Note
     Payments, derived by using the Discount Rate, exceeds the Prepayment Date
     Principal. In order to calculate the Discounted Values, each remaining Note
     Payment will be discounted and the resulting Discounted Values will be added together. Provided there is no Event of Default, this Note may be prepaid without payment of the Prepayment Premium (i) in full, during the last 90 days of the Term and (ii) in part, pursuant to the exercise of
     Release Rights set forth in Section 12.5 of the Mortgage. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents. As used in the definition, the "Discounted
     Rate" means the yield on a U.S. Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to a prepayment, having a maturity date most closely corresponding to the maturity date. As used in the definition, the "Note Payments" means (i) the scheduled debt service payment for the period from the date of prepayment through the maturity date and (ii) the scheduled repayment of the principal on the maturity date.

F.   "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) the amount by which the sum of the discounted values of the Note
     Payments, derived by using the Discount Rate, exceeds the Prepayment Date
     Principal. In order to calculate (ii) in the foregoing, each remaining Note
     Payment will be discounted and the resulting Discounted Values will be added together. Provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last
     90 days of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents. As used in the definition, the "Discounted Rate" means the yield on a U.S.
     Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to a prepayment, having a maturity date most closely corresponding to the maturity date. As used in the definition, the "Note
     Payments" means (i) the scheduled debt service payment for the period from the date of prepayment through the maturity date and (ii) the scheduled repayment of the principal on the maturity date.

G.   This Note may not be prepaid in full or in part before November 1, 2008.
     Commencing on November 1, 2008, provided there is no Event of Default,
     Borrower may prepay this Note in full, but not in part, upon not less than thirty (30) days prior notice to Lender and upon payment in full of Debt, which will include a payment (the "Prepayment Premium") equal to the greater of (i) an amount equal to one percent (1%) times the Prepayment
     Date Principle and (ii) the amount by which the sum of the Discounted
     Values of the Note Payments, derived by using the Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) the foregoing, each remaining Note Payment will be discounted and the resulting Discounted
     Values will be added together. Provided there is no Event of Default, this
     Note may be prepaid in full without payment of the Prepayment Premium during the last ninety (90) days of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the
     Loan Documents.

     "Discount Rate" means the yield on a U.S. Treasury issue selected by
     Lender, as published in The Wall Street Journal, two (2) weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable a coupon rate corresponding (or most closely corresponding, if not identical)
     to the Fixed Interest Rate.

     "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

     NP/(1+R/12)(n) = Discounted Value

                                      II-9

     NP = Amount of Note Payment

     R = Discount Rate or Default Discount Rate as the case may be.

     n = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

H.   "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
     Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date"
     shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the
     Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero)
     between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate.
     As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the sum of (a) the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected Interest
     Rates under the heading U.S. Government Securities/Treasury Constant
     Maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date, and (b) fifty basis points (0.50%). In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
     Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I.   "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (x) one percent (1%) of the principal amount of this Note being prepaid or
     (y) the present value as of the Prepayment Date of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the
     Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate
     (hereinafter defined). As used in this definition, the term "Discount Rate"
     shall mean the rate which, when compounded monthly, is equivalent to the
     Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. Government Securities/Treasury Constant
     Maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

J.   "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (x) one percent (1%) of the principal amount of this Note being prepaid and
     (y) the present value as of the Prepayment Date of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the
     Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate
     (hereinafter defined). As used in this definition, the term "Discount Rate"
     shall mean the rate which, when compounded monthly, is equivalent to the
     Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. Government Securities/Treasury Constant
     Maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date in Lender's reasonable discretion. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury
     Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-10

K.   "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Free Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Free Prepayment Date. In the event
     Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in
     U.S. Treasury obligations or otherwise.

L.   For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of:

     (i)  one percent (1%) of the remaining principal balance of this Note, or

     (ii) the product of:

     (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by:

     (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the date which is three (3) months prior to the Maturity Date (including the remaining principal balance which would be outstanding on the date which is three (3) months prior to the Maturity Date) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date).

     The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury constant maturities with maturity dates
     (one longer and one shorter) most nearly approximating the Maturity Date.
     (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration.

M.   The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                     II-11

N.   "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (x) one percent (1%) of the principal amount of this Note being prepaid or
     (y) the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the
     Discount Rate (hereinafter defined). As used in this definition, the term
     "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield
     Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
     Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
     Statistical Release H.15 Selected Interest Rates under the heading U.S.
     Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
     Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
     Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

O.   "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through March 1, 2012 determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

P.   "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (x) one percent (1%) of the principal amount of this Note being prepaid or
     (y) the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the
     Discount Rate (hereinafter defined). As used in this definition, the term
     "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield
     Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
     Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
     Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
     Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-12

Q.   The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the
     Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
     "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

R.   The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H. 15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

S.   The term "Yield Maintenance Premium" shall be equal to the greater of (i)
     one percent (1.0%) of the outstanding principal balance of the Note or (ii)
     an amount equal to the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate, over the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date"
     shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default Prepayment is due; (b)
     "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c)
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates
     under the heading U.S. Government Securities/Treasury Constant Maturities
     for the week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-13

T.   The "Yield Maintenance Premium" shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings:
     (a) "Prepayment Date" shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default
     Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
     Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate"
     shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
     H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the term of the Loan.
     In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

U.   The "Yield Maintenance Premium" shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings:
     (a) "Prepayment Date" shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default
     Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due from the Prepayment Date to the Maturity Date based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c)
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates
     under the heading U.S. Government Securities/Treasury Constant Maturities
     for the week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

V.   For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of:

     (i)  one percent (1%) of the remaining principal balance of this Note, or

     (ii) the product of:

     (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by:

     (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the
     Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date).

     The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury constant maturities with maturity dates
     (one longer and one shorter) most nearly approximating the Maturity Date.
     (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).

                                     II-14

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APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE    MORTGAGE
LOAN NO.  LOAN SELLER  PROPERTY NAME                               STREET ADDRESS                   COUNTY
--------------------------------------------------------------------------------------------------------------------------

                       RREEF Portfolio Roll-Up
   4         MSMCH     RREEF Portfolio - Barton's Crossing (III)   205 Century Place                Arlington County
   4         MSMCH     RREEF Portfolio - Lionsgate (III)           13690 Legacy Circle              Fairfax County
   4         MSMCH     RREEF Portfolio - University Heights (III)  20300 River Ridge Road           Loudoun County
   4         MSMCH     RREEF Portfolio - Carlyle Station (III)     10519 Lariat Lane                Prince William County
   4         MSMCH     RREEF Portfolio - McNair Farms (III)        2511 Farmcrest Drive             Fairfax County
   4         MSMCH     RREEF Portfolio - Fox Run (III)             2 Observation Court              Montgomery County
   4         MSMCH     RREEF Portfolio - Watkins Station (III)     99 Watkins Mill Road             Montgomery County
   4         MSMCH     RREEF Portfolio - The Glen (III)            86 Heritage Way NW               Loudoun County
   10        MSMCH     AMLI at Seven Bridges                       6466 Double Eagle Drive          DuPage County
   12        MSMCH     Eagle Glen Apartments                       38245 Murrieta Hot Springs Road  Riverside County
   22        MSMCH     Sun Prairie Apartments I & II               5703 Vista Drive                 Polk
   23        MSMCH     Hamilton House                              1110 Commonwealth Avenue         Suffolk
   24        MSMCH     Walnut Crossing                             4175 Ivanhoe Drive               Allegheny
   25        MSMCH     Noble Mansion                               1500 Noble Mansion               Bronx
   32        MSMCH     Orange Glen Apartments                      307 Orange Avenue                San Diego
   33        MSMCH     Eola Heights Apartments                     3045 Gehar Road NW               Polk
                       Lakeview I & II Portfolio Roll-Up
   35        MSMCH     Lakeview I (A)                              920-1050 W. Griffith Way         Fresno
   36        MSMCH     Lakeview II (A)                             940-1070 W. Griffith Way         Fresno
   37        MSMCH     Phillips Landing Apartments                 501 Phillips Lane                Iredell
   38        MSMCH     University of Tennessee Student Housing     1301 Bridge Avenue               Knox
   39        MSMCH     Hansen Village Apartments                   11821 Foothill Blvd              Los Angeles
   41        MSMCH     The Gentry Apartments                       310-330 Lenox Road               Kings
   54        MSMCH     Surrey Ridge II                             3000-3145 Beauford               McLennan
   56        MSMCH     College Park Apartments                     3380 North Roop Street           Carson City
                       New Horizons Portfolio Roll-Up
   57        MSMCH     New Horizons - Trinity Apartments (IV)      1008 South 48th Street           Philadelphia
   57        MSMCH     New Horizons - Osage Ave Apartments (IV)    4518-22 Osage Avenue             Philadelphia
   57        MSMCH     New Horizons - Raleigh Apartments (IV)      4807 Chester Avenue              Philadelphia
   59        MSMCH     Parklynn Apartments                         5 Ruth Road                      New Castle
   63        MSMCH     Pinon Pines                                 3210 County Road 114             Garfield
   68        MSMCH     Leesburg Lakeshore MHP                      1208 Lee Street                  Lake
   75        MSMCH     Blueridge Commons                           500 Commons Drive                Columbia
   77        MSMCH     Quiet Acres Mobile Home Park                931 Orchard Road                 Bucks
   79        MSMCH     Westpark Townhomes                          4301 - 5100 Truesdel Court       Monroe
   97        MSMCH     5532 Covode Street                          5532 Covode Street               Allegheny

                       TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                                                                                                      CUT-OFF DATE
LOAN NO.  CITY               STATE  ZIP CODE  PROPERTY TYPE                   PROPERTY SUB-TYPE                    BALANCE
---------------------------------------------------------------------------------------------------------------------------

                                                                                                              $124,500,000
   4      Alexandria          VA     22304    Multifamily                     Garden                           $29,758,537
   4      Herndon             VA     20171    Multifamily                     Garden                           $21,256,098
   4      Ashburn             VA     20147    Multifamily                     Garden                           $20,345,122
   4      Manassas            VA     20109    Multifamily                     Garden                           $18,371,341
   4      Herndon             VA     20171    Multifamily                     Garden                           $14,575,610
   4      Germantown          MD     20876    Multifamily                     Garden                            $8,654,268
   4      Gaithersburg        MD     20879    Multifamily                     Garden                            $6,680,488
   4      Leesburg            VA     20176    Multifamily                     Garden                            $4,858,537
   10     Woodridge           IL     60517    Multifamily                     Mid Rise                         $44,782,720
   12     Murrieta            CA     92563    Multifamily                     Garden                           $35,000,000
   22     West Des Moines     IA     50265    Multifamily                     Garden                           $16,965,458
   23     Boston              MA      2215    Multifamily                     Mid Rise                         $15,600,000
   24     Monroeville         PA     15146    Multifamily                     High Rise / Garden               $15,460,000
   25     Bronx               NY     10460    Multifamily                     High Rise                        $13,500,000
   32     Chula Vista         CA     91911    Multifamily                     Garden                           $10,500,000
   33     Salem               OR     97304    Multifamily                     Garden                           $10,400,000
                                                                                                                $9,000,000
   35     Fresno              CA     93705    Multifamily                     Garden                            $4,600,000
   36     Fresno              CA     93705    Multifamily                     Garden                            $4,400,000
   37     Statesville         NC     28115    Multifamily                     Garden                            $8,700,000
   38     Knoxville           TN     37916    Multifamily                     Student Housing                   $8,625,000
   39     Lake View Terrace   CA     91342    Multifamily                     Garden                            $8,500,000
   41     Brooklyn            NY     11226    Multifamily                     Cooperative                       $7,850,000
   54     Robinson            TX     76706    Multifamily                     Garden                            $4,985,003
   56     Carson City         NV     89701    Multifamily                     Garden                            $4,650,000
                                                                                                                $4,590,653
   57     Philadelphia        PA     19143    Multifamily                     Mid Rise                          $2,369,370
   57     Philadelphia        PA     19143    Multifamily                     Mid Rise                          $1,258,727
   57     Philadelphia        PA     19143    Multifamily                     Mid Rise                            $962,556
   59     Wilmington          DE     19805    Multifamily                     Garden                            $4,150,000
   63     Glenwood Springs    CO     81601    Multifamily                     Garden                            $3,992,252
   68     Leesburg            FL     34748    Manufactured Housing Community  Manufactured Housing Community    $3,500,000
   75     Evans               GA     30809    Multifamily                     Garden                            $3,300,000
   77     Sellersville        PA     18960    Manufactured Housing Community  Manufactured Housing Community    $3,269,956
   79     Bloomington         IN     47404    Multifamily                     Garden                            $3,120,000
   97     Pittsburgh          PA     15217    Multifamily                     Low Rise                          $1,100,000

                                                                                                              $366,041,043

          CUT-OFF DATE
MORTGAGE  BALANCE PER             MORTGAGE  ORIGINAL TERM  REMAINING TERM    ORIGINAL    REMAINING     NOI       NCF
LOAN NO.  UNIT OR PAD  NOTE DATE      RATE    TO MATURITY    TO MATURITY   AMORT. TERM  AMORT. TERM  DSCR (X)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

             $158,915   12/08/06    5.470%        60             53             IO           IO       1.06      1.03
   4         $158,915   12/08/06    5.470%        60             53             IO           IO       1.06      1.03
   4         $158,915   12/08/06    5.470%        60             53             IO           IO       1.06      1.03
   4         $158,915   12/08/06    5.470%        60             53             IO           IO       1.06      1.03
   4         $158,915   12/08/06    5.470%        60             53             IO           IO       1.06      1.03
   4         $158,915   12/08/06    5.470%        60             53             IO           IO       1.06      1.03
   4         $158,915   12/08/06    5.470%        60             53             IO           IO       1.06      1.03
   4         $158,915   12/08/06    5.610%        60             53             IO           IO       1.06      1.03
   4         $158,915   12/08/06    5.470%        60             53             IO           IO       1.06      1.03
   10         $86,121   12/19/03    7.250%        84             42            360          353       1.09      1.06
   12        $109,375   05/01/07    5.840%       120             118            IO           IO       1.22      1.18
   22         $56,552   05/01/07    5.520%       120             118           360          358       1.23      1.16
   23        $169,565   11/02/06    5.910%       132             125           360          360       1.47      1.43
   24         $47,423   05/03/07    5.630%       120             119           360          360       1.61      1.49
   25         $56,962   04/26/07    6.560%        60             58             IO           IO       1.30      1.23
   32         $84,677   02/20/07    6.010%       120             116            IO           IO       1.33      1.28
   33         $68,421   12/06/06    6.130%       120             114           360          360       1.40      1.36
              $45,000   03/30/07    5.630%       120             117           360          360       1.44      1.34
   35         $45,000   03/30/07    5.630%       120             117           360          360       1.44      1.34
   36         $45,000   03/30/07    5.630%       120             117           360          360       1.44      1.34
   37         $60,417   03/30/07    5.680%        84             81            360          360       1.50      1.42
   38         $64,366   03/28/07    5.830%       120             117           360          360       1.56      1.49
   39         $73,276   02/15/07    5.810%       120             116            IO           IO       1.42      1.36
   41         $31,781   04/16/07    5.350%       120             118            IO           IO       3.41      3.27
   54         $77,891   03/22/07    5.730%       120             117           360          357       1.39      1.34
   56         $80,172   02/08/07    5.850%       120             116           360          360       1.46      1.41
              $54,008   04/09/07    5.520%       120             118           360          358       1.28      1.21
   57         $54,008   04/09/07    5.520%       120             118           360          358       1.28      1.21
   57         $54,008   04/09/07    5.520%       120             118           360          358       1.28      1.21
   57         $54,008   04/09/07    5.520%       120             118           360          358       1.28      1.21
   59         $29,643   02/01/07    5.490%       120             116           360          360       1.72      1.57
   63         $55,448   04/23/07    5.740%       120             118           360          358       1.50      1.42
   68         $18,919   04/05/07    5.830%        60             58             IO           IO       1.16      1.11
   75         $61,111   03/30/07    5.800%        60             57            360          360       1.51      1.44
   77         $28,189   03/08/07    5.630%       120             117           360          357       1.36      1.33
   79         $52,000   02/13/07    5.820%       120             116           360          360       1.60      1.50
   97         $32,353   02/07/07    5.860%       120             116           360          360       1.79      1.66

                                    5.875%        92             82            360          358       1.28X     1.23X

                                                                                            STUDIOS               1 BEDROOM
                                                                                      --------------------  --------------------
MORTGAGE    NCF POST IO    CUT-OFF DATE  BALLOON              UTILITIES                   NO. OF  AVG RENT      NO. OF  AVG RENT
LOAN NO.  PERIOD DSCR (X)           LTV      LTV            PAID BY TENANT            UNITS/PADS   PER MO.  UNITS/PADS   PER MO.
--------------------------------------------------------------------------------------------------------------------------------

                1.03              75.8%    75.8%        Water, Sewer, Electric
   4            1.03              75.8%    75.8%        Water, Sewer, Electric                 0       NAP         436    $1,277
   4            1.03              75.8%    75.8%        Water, Sewer, Electric                 2    $1,145          88    $1,323
   4            1.03              75.8%    75.8%        Water, Sewer, Electric                 0       NAP         204    $1,085
   4            1.03              75.8%    75.8%        Water, Sewer, Electric                 0       NAP         114    $1,057
   4            1.03              75.8%    75.8%        Water, Sewer, Electric                 0       NAP         199    $1,244
   4            1.03              75.8%    75.8%        Water, Sewer, Electric                 0       NAP          68    $1,027
   4            1.03              75.8%    75.8%        Water, Sewer, Electric                 0       NAP         110    $1,055
   4            1.03              75.8%    75.8%        Water, Sewer, Electric                 0       NAP           0       NAP
   10           1.06              56.0%    53.9%         Water, Sewer, Trash                   0       NAP         240      $996
   12           1.18              56.2%    56.2%  Electric, Gas, Water, Trash, Sewer           0       NAP         192    $1,286
   22           1.16              80.0%    67.2%               Electric                        0       NAP          46      $598
   23           1.20              75.0%    63.6%               Electric                       84    $1,252           0       NAP
   24           1.23              79.9%    74.5%               Electric                        0       NAP          98      $624
   25           1.23              63.1%    63.1%                 NAP                           0       NAP          51      $670
   32           1.28              64.8%    64.8%               Electric                        0       NAP          28      $855
   33           1.15              71.2%    63.4%               Electric                        0       NAP          26      $627
                1.11              78.0%    68.6%               Electric
   35           1.11              78.0%    68.6%               Electric                        0       NAP          20      $485
   36           1.11              78.0%    68.6%               Electric                        0       NAP          48      $541
   37           1.18              79.1%    73.8%               Electric                        0       NAP          32      $650
   38           1.25              79.1%    73.9%            Electric, Gas                      2      $475          69      $546
   39           1.36              70.2%    70.2%               Electric                       24      $595          48      $995
   41           3.27              28.4%    28.4%               Electric                       48      $925         103    $1,053
   54           1.34              78.9%    66.7%           Electric, Water                     0       NAP           0       NAP
   56           1.18              72.1%    65.1%               Electric                        0       NAP           2      $750
                1.21              72.9%    61.2%               Electric
   57           1.21              72.9%    61.2%               Electric                       12      $526          34      $633
   57           1.21              72.9%    61.2%               Electric                        0       NAP          12      $879
   57           1.21              72.9%    61.2%               Electric                        1      $425          23      $504
   59           1.29              78.3%    72.9%            Electric, Gas                      0       NAP         100      $625
   63           1.42              72.6%    61.4%            Electric, Gas                      0       NAP          44      $800
   68           1.11              78.8%    78.8%                 NAP                           0       NAP           0       NAP
   75           1.21              78.6%    76.7%               Electric                        0       NAP           0       NAP
   77           1.33              79.8%    67.2%                 NAP                           0       NAP           0       NAP
   79           1.25              80.0%    70.8%        Electric, Water, Sewer                 0       NAP           0       NAP
   97           1.39              75.9%    68.5%               Electric                       13      $418          21      $563

               1.18X              70.1%    67.0%

                 2 BEDROOM             3 BEDROOM               4 BEDROOM             OTHER UNITS   TOTAL UNITS
          --------------------  --------------------  --------------------  ---------------------  -----------
MORTGAGE      NO. OF  AVG RENT      NO. OF  AVG RENT      NO. OF  AVG RENT      NO. OF   AVG RENT      NO. OF      NO. OF
LOAN NO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  UNITS/PADS    PER MO.  UNITS/PADS   ELEVATORS
-------------------------------------------------------------------------------------------------------------------------

   4              96    $1,632           0       NAP           0       NAP           0        NAP         532          11
   4             192    $1,653          46    $1,776           0       NAP           0        NAP         328           0
   4             224    $1,300          38    $1,625           0       NAP           1     $3,560         467           0
   4             294    $1,256           0       NAP           0       NAP           0        NAP         408           0
   4              84    $1,506           0       NAP           0       NAP           0        NAP         283           0
   4             150    $1,246           0       NAP           0       NAP           0        NAP         218           0
   4             100    $1,240           0       NAP           0       NAP           0        NAP         210           0
   4             134    $1,154           0       NAP           0       NAP           0        NAP         134           0
   10            280    $1,276           0       NAP           0       NAP           0        NAP         520           4
   12            116    $1,520          12    $1,823           0       NAP           0        NAP         320           0
   22            156      $668          98      $736           0       NAP           0        NAP         300           0
   23              0       NAP           6    $3,075           0       NAP           2    $12,971          92           2
   24            226      $728           2    $1,000           0       NAP           0        NAP         326           2
   25            136      $813          50      $990           0       NAP           0        NAP         237           3
   32             96    $1,073           0       NAP           0       NAP           0        NAP         124           0
   33            100      $773          26      $802           0       NAP           0        NAP         152           0

   35             80      $587           0       NAP           0       NAP           0        NAP         100           0
   36             52      $586           0       NAP           0       NAP           0        NAP         100           0
   37             88      $695          24      $795           0       NAP           0        NAP         144           0
   38             22      $779          41    $1,170           0       NAP           0        NAP         134           0
   39             44    $1,095           0       NAP           0       NAP           0        NAP         116           0
   41             72    $1,250          24    $1,350           0       NAP           0        NAP         247           4
   54              0       NAP          64      $992           0       NAP           0        NAP          64           0
   56             36      $921          20      $975           0       NAP           0        NAP          58           0

   57              0       NAP           0       NAP           0       NAP           0        NAP          46           1
   57              3    $1,283           0       NAP           0       NAP           0        NAP          15           0
   57              0       NAP           0       NAP           0       NAP           0        NAP          24           0
   59             40      $675           0       NAP           0       NAP           0        NAP         140           0
   63             28      $950           0       NAP           0       NAP           0        NAP          72           0
   68              0       NAP           0       NAP           0       NAP           0        NAP         185           0
   75              0       NAP          54      $695           0       NAP           0        NAP          54           0
   77              0       NAP           0       NAP           0       NAP           0        NAP         116           0
   79             24      $675          36      $775           0       NAP           0        NAP          60           0
   97              0       NAP           0       NAP           0       NAP           0        NAP          34           0

                                                 MANUFACTURED HOUSING COMMUNITY
MORTGAGE            NO. OF  --------------------------------------------------------------------------------
LOAN NO.  NO. OF HOMESITES  AVG RENT OF HOMESITE PER MO. ($)  GROSS INCOME  GROSS INCOME FROM ONLY RV SITES
------------------------------------------------------------------------------------------------------------

   4                   NAP                              NAP            NAP                              NAP
   4                   NAP                              NAP            NAP                              NAP
   4                   NAP                              NAP            NAP                              NAP
   4                   NAP                              NAP            NAP                              NAP
   4                   NAP                              NAP            NAP                              NAP
   4                   NAP                              NAP            NAP                              NAP
   4                   NAP                              NAP            NAP                              NAP
   4                   NAP                              NAP            NAP                              NAP
   10                  NAP                              NAP            NAP                              NAP
   12                  NAP                              NAP            NAP                              NAP
   22                  NAP                              NAP            NAP                              NAP
   23                  NAP                              NAP            NAP                              NAP
   24                  NAP                              NAP            NAP                              NAP
   25                  NAP                              NAP            NAP                              NAP
   32                  NAP                              NAP            NAP                              NAP
   33                  NAP                              NAP            NAP                              NAP

   35                  NAP                              NAP            NAP                              NAP
   36                  NAP                              NAP            NAP                              NAP
   37                  NAP                              NAP            NAP                              NAP
   38                  NAP                              NAP            NAP                              NAP
   39                  NAP                              NAP            NAP                              NAP
   41                  NAP                              NAP            NAP                              NAP
   54                  NAP                              NAP            NAP                              NAP
   56                  NAP                              NAP            NAP                              NAP

   57                  NAP                              NAP            NAP                              NAP
   57                  NAP                              NAP            NAP                              NAP
   57                  NAP                              NAP            NAP                              NAP
   59                  NAP                              NAP            NAP                              NAP
   63                  NAP                              NAP            NAP                              NAP
   68                  185                             $222       $469,063                              NAP
   75                  NAP                              NAP            NAP                              NAP
   77                  116                             $368       $511,896                              NAP
   79                  NAP                              NAP            NAP                              NAP
   97                  NAP                              NAP            NAP                              NAP

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - COLUMBIA CENTER
--------------------------------------------------------------------------------

                               [3 PHOTOS OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - COLUMBIA CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - COLUMBIA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            MSMCH
ORIGINAL BALANCE(1):             $380,000,000
CUT-OFF DATE BALANCE(1):         $380,000,000
SHADOW RATING (FITCH/S&P):       NAP
LOAN PURPOSE:                    Acquisition
FIRST PAYMENT DATE:              June 8, 2007
INTEREST RATE:                   5.620%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   May 8, 2012
EXPECTED MATURITY
BALANCE(1):                      $380,000,000
SPONSORS:                        Beacon Capital Partners, LLC / Beacon
                                 Capital Strategic Partner IV
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Prepayment is permitted at the
                                 greater of 1% and yield maintenance.
                                 Defeasance is permitted at the
                                 earlier of April 10, 2010 and 2 years
                                 after the REMIC "start-up" day.
                                 Prepayable without a premium on and
                                 after November 8, 2011.
LOAN PER SF(1):                  $249.75
UP-FRONT RESERVES:               Debt Service Shortfall:   $3,500,000
                                 Future Rollover
                                 Funds(2):                 $10,000,000
                                 Contractual Rollover
                                 Funds(3):                 $7,610,836
ONGOING RESERVES:                None
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Urban
LOCATION:                        Seattle, WA
YEAR BUILT/RENOVATED:            1985 / 2004-2006
PERCENT LEASED(4):               89.3%
SQUARE FOOTAGE:                  1,521,506
THE COLLATERAL:                  76-story Class A office tower
OWNERSHIP INTEREST:              Fee / Leasehold
PROPERTY MANAGEMENT:             BCSP IV Property Management LLC
3RD MOST RECENT NOI (AS OF):     $21,247,291 (2004)
2ND MOST RECENT NOI (AS OF):     $18,636,728 (2005)
MOST RECENT NOI (AS OF):         $20,511,796 (YTD 10/06 Annualized)
U/W NET OP. INCOME:              $31,810,369
U/W NET CASH FLOW:               $28,525,105
U/W OCCUPANCY:                   89.3%
APPRAISED VALUE:                 $648,000,000
CUT-OFF DATE LTV(1):             58.6%
MATURITY DATE LTV(1):            58.6%
DSCR(1):                         1.32x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  The subject $380,000,000 loan represents the $380,000,000 senior portion of a $480,000,000 mortgage loan. All LTV, DSCR and Loan per unit numbers in this table are based on the $380,000,000 senior financing.

(2)  Represents funds for future tenant concessions and leasing costs.

(3)  Represents funds for tenant concessions and leasing costs that the Columbia
     Center Borrower is contractually obligated to fund pursuant to current leasing activity at the Columbia Center Property.

(4)  Percent Leased is based on the rent roll dated April 1, 2007.

THE COLUMBIA CENTER LOAN

          THE LOAN. The largest loan (the "Columbia Center Loan"), in the total amount of $380,000,000, as evidenced by a Promissory Note A-1 in the amount of
$300,000,000 and by a Promissory Note A-2 in the amount of $80,000,000
(collectively, the "Columbia Center Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Columbia
Center Mortgage") encumbering the 1,521,506 square foot office building known as
Columbia Center, located in Seattle, WA (the "Columbia Center Property"). The
Columbia Center Loan was originated on April 10, 2007 by or on behalf of Morgan
Stanley Mortgage Capital Holdings LLC.

          THE BORROWER. The borrower is Columbia Center Property LLC, a Delaware limited liability company (the "Columbia Center Borrower") that owns no material asset other than a fee interest in the Columbia Center Property, and related interests. The Columbia Center Borrower is a wholly-owned subsidiary of Beacon
Capital Partners, LLC and its affiliate Beacon Capital Strategic Partners IV, together the sponsors of the Columbia Center Loan. Beacon Capital Partners was
founded in 1998 following the merger of its predecessor company, Beacon
Properties Corporation, with Equity Office Properties Trust in a transaction valued at $4.0 billion. Beacon Capital Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, MA.
Since its establishment, Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital,
and

                                      IV-3

has invested or committed to invest in over $15.4 billion of real estate and related assets.

     THE PROPERTY. The Columbia Center Property consists of Columbia Center
Tower, a 76-story, Class A office tower located in downtown Seattle, WA. The
Columbia Center Property was originally constructed in 1985 and renovated between 2004 and 2006. The Columbia Center Property also consists of Columbia
House, a 4-story office building adjacent and connected to Columbia Center
Tower, which was built in 1909 and last renovated in 2001. The Columbia Center
Property totals 1,521,506 square feet and, based on the underwritten rent roll dated April 1, 2007, is 89.3% leased.

     The following table presents certain information relating to the historical leasing and historical total rents of the Columbia Center Property:

                                2000   2001   2002   2003    2004     2005     2006    RENT ROLL
------------------------------------------------------------------------------------------------

Average Gross Rent (1)            --     --     --     --   $24.32   $24.01   $23.07     $26.51
Average Percentage Leased (2)   97.2%  88.8%  85.9%  79.6%    79.2%    81.9%    91.3%     89.3%

(1)  Based on total base rent and recoveries for the Columbia Center Property as of 2004, 2005 and October 2006 annualized respectively, divided by total square footage and average percentage leased.

(2)  Based on CoStar for historical figures and on the underwritten rent roll for the Rent Roll figures.

The following tables present certain information relating to the historical Net
Operating Income results of the Columbia Center Property:

                          2004           2005          2006        1Q 2006      1Q 2007        U/W
------------------------------------------------------------------------------------------------------

Net Operating Income   $21,247,291   $18,636,728   $20,359,558   $4,929,957   $5,654,683   $31,810,369

The following table presents certain information relating to the major tenants at the Columbia Center Property:

                                                                    ANNUALIZED     % OF TOTAL     ANNUALIZED
                          CREDIT RATING                            UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                             (FITCH/         TENANT                 BASE RENT     UNDERWRITTEN     BASE RENT        LEASE
     TENANT NAME         MOODY'S/S&P)(1)      NRSF     % OF NRSF        ($)         BASE RENT    ($ PER NRSF)   EXPIRATION(2)
-----------------------------------------------------------------------------------------------------------------------------

Heller Ehrman               --/--/--         117,026        8%      $ 4,343,430        13%          $37.12        08/01/18
Amazon.com                 --/Ba2/BB-        177,311       12%      $ 3,989,498        12%          $22.50        02/01/11
GSA                        AAA/Aaa/AAA       149,268       10%      $ 3,350,361        10%          $22.45       Various(2)
Bank of America             AA/Aa1/AA        107,456        7%      $ 1,515,489         5%          $14.10        06/01/08
Seed Intellectual           --/--/--          42,009        3%      $ 1,197,257         4%          $28.50        11/01/17
King County                 --/--/--          47,831        3%      $ 1,049,165         3%          $21.93       Various(3)
Chicago Title             BBB/ Baa3/BBB       35,250        2%      $   917,901         3%          $26.04       Various(4)
DA Davidson                 --/--/--          27,615        2%      $   868,781         3%          $31.46        04/01/13
Management Office           --/--/--          27,194        2%      $   820,074         2%          $30.16       Various(5)
Regus Equity Business       --/--/--          21,716        1%      $   659,081         2%          $30.35        04/01/11
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       752,676       49%      $18,711,035        57%          $24.86
=============================================================================================================================
Other Tenants                  NAP           606,263       40%      $14,299,744        43%          $23.59         Various
Vacant Space                   NAP           162,567       11%      $         0         0%          $ 0.00           NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
AVERAGE(6)                                 1,521,506      100%      $33,010,779       100%          $24.29
=============================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  For the GSA, 99,241 square feet expire on October 1, 2009, 7,531 square feet expire on June 1, 2010, 9,380 square feet expire on January 1, 2011, and 33,116 square feet expire on April 1, 2015.

(3)  For King County, 38,828 square feet expire on December 1, 2007 and 9,003 square feet expire on January 1, 2008.

(4)  For Chicago Title, 33,400 square feet expire on February 1, 2009 and 1,850 square feet expire on May 1, 2009.

(5)  For the Management Office, 26,454 square feet expire on March 1, 2009 and
     740 square feet expire on December 1, 2035.

(6)  Total/Weighted Average rent per SF excludes vacant space.

                                      IV-4

The following table presents certain information relating to the lease rollover at the Columbia Center Property:

                             LEASE ROLLOVER SCHEDULE

                 # OF     AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                 LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING     ROLLING        ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

    Vacant        38         $ 0.00           11%           11%               0%                  0%
     MTM           4         $28.99            0%           11%               1%                  1%
     2007         10         $23.21            3%           14%               3%                  4%
     2008         30         $17.13           11%           25%               9%                 13%
     2009         30         $24.04           14%           40%              16%                 29%
     2010         23         $26.39            6%           45%               7%                 35%
     2011         39         $23.78           19%           64%              21%                 56%
     2012          9         $26.47            4%           68%               5%                 61%
     2013          6         $27.64            4%           72%               5%                 66%
     2014          8         $24.05            5%           78%               6%                 72%
     2015         10         $21.96            6%           84%               6%                 78%
     2016          5         $26.28            3%           86%               3%                 82%
2017 & Beyond     35         $29.48           14%          100%              18%                100%

          ESCROWS AND RESERVES. At closing, the Columbia Center Borrower deposited into an escrow account $3,500,000 as a Debt Service Shortfall Reserve.
This amount will be recalculated quarterly to represent the amount of additional
Net Operating Income that would be necessary to achieve a 1.05x DSCR on Net
Operating Income (based on the entire $480,000,000 mortgage financing), and will be released if DSCR exceeds 1.05x. Also at closing, the Columbia Center Borrower deposited $10,000,000 to fund future anticipated tenant concessions and leasing costs, and $7,610,836 to fund tenant concessions and leasing costs that the
Columbia Center Borrower is contractually obligated to fund pursuant to current leasing activity.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Columbia Center Loan.

          PROPERTY MANAGEMENT. The Columbia Center Property is managed by BCSP
IV Property Management LLC, an affiliate of the Columbia Center Borrower. The management agreement is subordinate to the Columbia Center Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. So long as no event of default is continuing, the Columbia Center Borrower may incur mezzanine debt provided that certain criteria are met, including the following: (i) total LTV is no greater than 75.0%, (ii) DSCR on Net Operating Income is no less than at closing and (iii) rating agency "no downgrade" confirmation has been received.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The
Columbia Center Loan is senior to a Promissory Note B-1 in the amount of
$80,000,000 and senior to a Promissory Note B-2 in the amount of $20,000,000, which will be held outside of trust. Both subordinate notes have coupons of
5.620% and are coterminous with the Columbia Center Loan. The aggregate mortgage loan is $480,000,000 with an aggregate LTV of 74.1% and an aggregate DSCR of
1.04x.

          RELEASE OF PARCELS. Not allowed.

          TERRORISM INSURANCE. Generally, the Columbia Center Borrower is
required to insure the Columbia Center Property against risk of loss on account of acts of terrorism. However, the Columbia Center Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to 150% of the result of (i) the annual premium for the all risk insurance minus (ii) the portion of such annual premium attributable to earthquake, flood and terrorism coverages.

          Certain additional information regarding the Columbia Center Loan and the Columbia Center Property is set forth on Appendix II hereto.

                                      IV-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-6

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - PARKOFF PORTFOLIO
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                     MORTGAGE LOAN NO. 2 - PARKOFF PORTFOLIO
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             MSMCH
ORIGINAL BALANCE(1):              $170,000,000
CUT-OFF DATE BALANCE(1):          $170,000,000
SHADOW RATING (FITCH/S&P):        NAP
LOAN PURPOSE:                     Refinance
FIRST PAYMENT DATE:               May 1, 2007
INTEREST RATE:                    5.050%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    April 1, 2017
EXPECTED MATURITY BALANCE(1):     $170,000,000
SPONSOR:                          A. Richard Parkoff
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of March 30, 2012
                                  and two years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without a premium from and after
                                  January 1, 2017.

LOAN PER UNIT(1):                 $544,871.79

UP-FRONT RESERVES:                RE Tax:                        $932,987
                                  RE Tax Letter of Credit:       $1,200,000
                                  Collateral Letter of Credit:   $5,000,000
                                  Environmental:                 $150,000

ONGOING RESERVES:                 RE Tax:                        $233,247/month
                                  Insurance:                     Springing
                                  Cap Ex:                        Springing

LOCKBOX:                          None

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                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 6 assets
PROPERTY TYPE:                    Multifamily
PROPERTY SUB-TYPE:                High Rise
LOCATION:                         New York, New York
YEAR BUILT/RENOVATED:             See table below
PERCENT LEASED(2):                See table below
UNITS:                            See table below
THE COLLATERAL:                   6 apartment complexes
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              EKB Realty

3RD MOST RECENT NOI (AS OF):      See table below
2ND MOST RECENT NOI (AS OF):      See table below
MOST RECENT NOI (AS OF):          See table below
U/W NET OP. INCOME(3):            $13,785,069
U/W NET CASH FLOW(3):             $13,707,069
U/W OCCUPANCY(3):                 96.7%
APPRAISED VALUE:                  See table below
CUT-OFF DATE LTV(1):              67.2%
MATURITY DATE LTV(1):             67.2%
DSCR(1):                          1.57x
POST IO DSCR:                     NAP

(1)  The subject $170,000,000 loan represents the $170,000,000 senior portion of a $200,000,000 mortgage loan. All LTV, DSCR and Loan per unit numbers in this table are based on the $170,000,000 senior financing.

(2)  Percent Leased is based on rent rolls dated March 1, 2007.

(3)  The underwritten cash flow represents stabilized operations per assumptions described below.

THE PARKOFF PORTFOLIO LOAN

     THE LOAN. The second largest loan (the "Parkoff Portfolio Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note (the
"Parkoff Portfolio Note") is secured by six first priority fee Consolidated,
Amended and Restated Mortgage and Security Agreements (collectively, the
"Parkoff Portfolio Mortgage") encumbering (i) the 53 unit apartment complex located at 25 East 67th Street, New York, New York ("Property 1"), (ii) the 32
unit apartment complex located at 30 East 68th Street, New York, New York
("Property 2"), (iii) the 102 unit apartment complex located at 30 East End
Avenue, New York, New York ("Property 3"), (iv) the 60 unit apartment complex located at 345 East 64th Street, New York, New York ("Property 4"), (v) the 38
unit apartment complex located at 192 East 75th Street, New York, New York
("Property 5") and (vi) the 27 unit apartment complex located at 3 East 66th
Street, New York, New York ("Property 6", collectively, and together with the
Property 1, Property 2, Property 3, Property 4 and Property 5, the "Parkoff
Portfolio Property"). The Parkoff Portfolio Loan was originated on March 30,
2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

     THE BORROWER. The borrowers are EDR Assets LLC, Prominent Assets LLC,
Williamsburg Assets LLC, Parkview Assets LLC, Plum Assets LLC and R & A Assets
LLC, each a New York limited liability company (collectively, "Parkoff Portfolio
Borrower") that owns no material asset other than the related Parkoff Portfolio
Property and related interests. Each Parkoff Portfolio Borrower is 99.5% owned by

                                      IV-9

New Park Properties LLC and Uptown Purchase LLC, and 0.5% owned by a respective managing member. Each managing member is 75% owned by New Park Properties LLC and 25% owned by Uptown Purchase LLC.

     THE PROPERTY. The Parkoff Portfolio Property consists of six properties located in the Upper East Side neighborhood of New York, New York.

     Property 1 is located at 25 East 67th Street and consists of a 15-story elevatored apartment building containing 53 residential apartments and 2,133 square feet of ground level retail space (in addition to 2,400 square feet of second floor retail space and 1,787 square feet of basement retail space) within three stores.

     Property 2 is located at 30 East 68th Street and consists of a 12-story elevatored apartment building containing 32 residential apartments and 2,706 square feet of ground level retail space (in addition to 3,040 square feet of basement retail space) within three stores.

     Property 3 is located at 30 East End Avenue and consists of a 6-story elevatored apartment building containing 102 residential apartments, 4,014 square feet of professional office space at grade within four units and a leased parking garage containing spaces for 60 cars.

     Property 4 is located at 345 East 64th Street and consists of a 12-story elevatored apartment building containing 60 residential apartments and 2,080 square feet of retail space at grade (in addition to 3,200 square feet of basement retail space) within one store.

     Property 5 is located at 192 East 75th Street and consists of a 10-story plus penthouse elevatored apartment building containing 38 residential apartments and 3,495 square feet of professional office space at grade within one unit.

     Property 6 is located at 3 East 66th Street and consists of a 9-story elevatored apartment building containing 27 residential apartments.

                                                                                    3RD MOST
                                                                PERCENT            RECENT NOI
                                                                LEASED            (AS OF 2004     2ND MOST      MOST RECENT
                        APPRAISAL    OWNERSHIP   YEAR BUILT/    (AS OF              8-MONTH      RECENT NOI         NOI
     PROPERTY             VALUE      INTEREST     RENOVATED    03/2007)   UNITS   ANNUALIZED)   (AS OF 2005)   (AS OF 2006)
---------------------------------------------------------------------------------------------------------------------------

25 East 67th Street    $75,000,000      Fee      1926 / 1986     100.0%     53     $1,901,409    $2,033,958     $2,113,192
30 East 68th Street    $69,200,000      Fee      1925 / 1984      96.8%     32     $  339,121    $  745,618     $1,722,859
30 East End Avenue     $43,600,000      Fee      1950 / NAP      100.0%    102     $1,358,998    $1,653,836     $1,718,634
345 East 64th Street   $26,900,000      Fee      1996 / NAP      100.0%     60     $1,250,342    $1,274,063     $1,380,059
192 East 75th Street   $23,200,000      Fee      1927 / NAP      100.0%     38     $  859,961    $  798,111     $  960,466
3 East 66th Street     $15,100,000      Fee      1934 / NAP      100.0%     27     $  564,950    $  570,704     $  604,163

25 East 67th Street:

                                          PERCENT LEASED   AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
       UNIT TYPE       NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------

Studio                        16               100%           360           $1,816            $5.04
1-Bedroom                     30               100%           632           $2,760            $4.37
2-Bedroom                      7               100%           977           $2,278            $2.33
---------------------------------------------------------------------------------------------------------
TOTAL                         53               100%           595           $2,411            $4.05
=========================================================================================================

30 East 68th Street:

                                         PERCENT LEASED    AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
      UNIT TYPE        NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------

Studio                         1                100%            351          $2,750            $7.83
1-Bedroom                     19                100%            765          $2,565            $3.35
2-Bedroom                     11               90.9%           1078          $4,748            $4.40
5-Bedroom                      1                100%          2,564          $2,946            $1.15
---------------------------------------------------------------------------------------------------------
TOTAL                         32               96.8%            916          $3,287            $3.59
=========================================================================================================

30 East End Avenue:

                                          PERCENT LEASED   AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
      UNIT TYPE        NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------

Studio                        24                100%            606          $1,751            $2.89
1-Bedroom                     60                100%            876          $2,053            $2.34
2-Bedroom                     18                100%           1127          $2,866            $2.54
---------------------------------------------------------------------------------------------------------
TOTAL                        102                100%            857          $2,125            $2.48
=========================================================================================================

                                     IV-10

345 East 64th Street:

                                          PERCENT LEASED   AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
      UNIT TYPE        NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------

Studio                        22                100%           561           $2,157            $3.84
1-Bedroom                     33                100%           675           $2,691            $3.99
2-Bedroom                      5                100%           980           $4,066            $4.15
---------------------------------------------------------------------------------------------------------
TOTAL                         60                100%           659           $2,610            $3.96
=========================================================================================================

192 East 75th Street:

                                          PERCENT LEASED   AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
      UNIT TYPE        NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------

1-Bedroom                     22                100%           653           2,694             $4.13
2-Bedroom                     16                100%           895           2,751             $3.07
---------------------------------------------------------------------------------------------------------
TOTAL                         38                100%           755           2,718             $3.60
=========================================================================================================

3 East 66th Street:

                                          PERCENT LEASED   AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
      UNIT TYPE        NUMBER OF UNITS   (AS OF 03/2007)    PER UNIT     RENT PER UNIT      RENT PER SF
---------------------------------------------------------------------------------------------------------

Studio                         8                100%            522          $1,715            $3.29
1-Bedroom                     18                100%            788          $3,088            $3.92
2-Bedroom                      1                100%           1838          $6,400            $3.48
---------------------------------------------------------------------------------------------------------
TOTAL                         27                100%            748          $2,804            $3.75
=========================================================================================================

     In the aggregate, the Parkoff Portfolio Property consists of 225 free-market units, eight rent-controlled units, 79 rent-stabilized units, five office units, and seven retail units. The six assets comprising the Parkoff
Portfolio Property are 99.7% occupied on a combined basis as of March 1, 2007.

     The Borrower purchased the six assets in mid-2004 for a cost of $154MM. An additional $4.25MM has been invested into the properties. During the past two years, the Parkoff Portfolio Borrower has renovated 23 units, leased 28 previously vacant units and converted seven rent stabilized units, resulting in a $1.73MM increase in income.

     Commercial rents at the Parkoff Portfolio Property are approximately 48%
below market rates. The seven retail spaces, which include both grade-level and basement space, comprise 17,668 square feet across the portfolio. The spaces range in size from 533 square feet to 5,280 square feet. Underwritten rental income of $5,648,047 (Year 2011 projection) is attributed to the retail space.

     The five office spaces, which are located in Properties 3 and 5, comprise
7,509 square feet. Underwritten rental income of $521,983 (Year 2011 Projection)
is attributed to this space.

     UNDERWRITING ASSUMPTIONS. The underwritten net operating income and cash flow represent stabilized operations as of Year 5 of the loan term, pursuant to the below assumptions. The actual underwritten DSCR based on rents in place and the appraiser's estimate of expenses is 0.97x.

     - 12.5%-22.2% annual conversion rate to free-market units

     - 4.4% annual blended rental growth rate for rent-stabilized and rent-controlled units

     - 1% annual market rental growth rate for newly converted residential units

     - 6% annual rental growth rate for free-market residential units

     - 3.5% annual rental growth rate after any contractual rent increases for office units

     - 6% annual rental growth rate after any contractual rent increases for retail units

     - 2% annual growth rate for other income

     - 7% annual growth rate for real estate recovery

     - 3% vacancy rate

     - 3% annual growth rate on operating expenses

     ESCROWS AND RESERVES. On the closing date, the Parkoff Portfolio Borrower deposited with the lender $932,987 in cash as well as a $1,200,000 letter of credit for real estate taxes. The letter of credit may be reduced to $800,000 after the conclusion of the 2007 tax year, to $400,000 after the conclusion of the 2008 tax year and released after the conclusion of the 2009 tax year.

     On the closing date, the Parkoff Portfolio Borrower deposited with the lender $150,000 for an environmental reserve fund associated with remediation of an underground storage tank located at the 6 East 66th Street Property. In addition, the Parkoff Portfolio Borrower has an environmental insurance policy through American Specialty Lines Insurance Company with a $5,000,000 per loss limit

                                     IV-11

up to $10,000,000 total loss limit. The policy covers 65 properties owned by the
Parkoff Portfolio Borrower and the Lender is not listed as an additional insured. The policy expires September 26, 2009.

     On the closing date, the Parkoff Portfolio Borrower also deposited with the lender a $5,000,000 letter of credit as additional security for the Parkoff
Portfolio Loan. In the absence of any event of default, the letter of credit will be released if lender determines that the DSCR ratio at the property is not less than 1.20x based on the net cash flow for the 12 calendar month period immediately preceding the date of calculation.

     The Parkoff Portfolio Borrower is required to deposit 1/12 of the total annual amount of real estate taxes with the lender on a monthly basis. The amount shown is the current monthly collection. Following an event of default, or if the Parkoff Portfolio Borrower fails to maintain the blanket policy or to provide proof of timely payment of insurance premiums, the Parkoff Portfolio
Borrower is required to deposit 1/12 of the insurance premiums monthly.
Following an event of default, the Parkoff Portfolio Borrower is required deposit with the lender $250 per unit monthly for each residential unit at the
Parkoff Portfolio Property as a reserve for capital expenditures.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Parkoff Portfolio Property is managed by EKB
Realty. The management agreement is subordinate to Parkoff Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Parkoff
Portfolio Property is additionally encumbered by a B-Note with an original principal balance as of the Cut-off Date of $30,000,000, which is not included in the trust. The B-note has a coupon of 9.05% and is coterminous with the
Parkoff Portfolio Loan. The aggregate mortgage loan is $200,000,000 with an aggregate LTV of 79.1% and an aggregate underwritten DSCR of 1.20x.

     RELEASE OF PARCELS. The Parkoff Portfolio Borrower may obtain a release of one or more Parkoff Portfolio Properties in connection with a partial defeasance subject to the satisfaction of certain conditions, including: (i) no event of default has occurred or is continuing, (ii) deposit of U.S. obligations as defeasance collateral in the loan amount allocated to the released property,
(iii) maintenance of DSCR at or above 1.20x after the release of the property and (iv) maintenance of the aggregate LTV for all of the individual properties then remaining subject to the lien of the mortgage at or above the lesser of (a)
79.1% and (b) the LTV for all of the remaining individual properties (including the individual property to be released and taking into account the debt evidenced by the defeased note in question) immediately preceding the release of the property.

     TERRORISM INSURANCE. Generally, the Parkoff Portfolio Borrower is required to insure the Parkoff Portfolio Property against risk of loss on account of acts of terrorism.

     Certain additional information regarding the Parkoff Portfolio Loan and the
Parkoff Portfolio Property is set forth on Appendix II hereto.

                                     IV-12

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               MORTGAGE LOAN NO. 3 - BEACON SEATTLE & DC PORTFOLIO
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               MORTGAGE LOAN NO. 3 - BEACON SEATTLE & DC PORTFOLIO
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               MORTGAGE LOAN NO. 3 - BEACON SEATTLE & DC PORTFOLIO
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                          LOAN INFORMATION
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MORTGAGE LOAN SELLER:            MSMCH
ORIGINAL BALANCE(1):             $161,000,000
CUT-OFF DATE BALANCE:            $161,000,000
SHADOW RATING (FITCH/S&P):       NAP
LOAN PURPOSE:                    Acquisition
FIRST PAYMENT DATE:              June 7, 2007
INTEREST RATE:                   5.797%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   May 7, 2012
EXPECTED MATURITY BALANCE:       $161,000,000
SPONSORS:                        Beacon Capital Partners, LLC /Beacon Capital
                                 Strategic Partners V, L.P.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Prepayment permitted with a premium of the
                                 greater of 1% and Yield Maintenance. Defeasance
                                 permitted 2 years after the REMIC "start-up"
                                 day. Prepayable without a premium from and
                                 after November 7, 2011.
LOAN PER SF(2):                  $308.60
UP-FRONT RESERVES:               TI/LC(3):    $18,200,095
ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing
                                 TI/LC:       Springing
                                 Cap Ex:      Springing
                                 Other:       Springing
LOCKBOX:                         Hard
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                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Portfolio
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Urban / Suburban
LOCATION:                        See table below
YEAR BUILT/RENOVATED:            See Table Below
PERCENT LEASED(4):               96.9%
SQUARE FOOTAGE:                  9,848,341
THE COLLATERAL:                  Interests in 20 properties located in Seattle,
                                 WA, Bellevue, WA, Washington, DC, and Northern
                                 Virginia, as described in the Loan section
                                 below
OWNERSHIP INTEREST:              Fee / Leasehold / Pledge / Cash Flow
PROPERTY MANAGEMENT:             19 properties are managed by affiliates of the
                                 Sponsor. Washington Mutual Tower is managed by
                                 an affiliate of the Sponsor's joint venture
                                 partner
3RD MOST RECENT NOI (AS OF)      $180,327,374 (2004)
(5):
2ND MOST RECENT NOI (AS OF)      $189,399,017 (2005)
(5):
MOST RECENT NOI (AS OF) (5)      $197,747,702 (TTM 10/31/06)
(6):
U/W NET OP. INCOME(5):           $232,287,136
U/W NET CASH FLOW(5):            $217,631,010
U/W OCCUPANCY(4):                94.6%
APPRAISED VALUE(7):              $4,453,034,000
CUT-OFF DATE LTV(8)(9):          68.2%
MATURITY DATE LTV(8)(9):         68.2%
DSCR(8)(9):                      1.25x
POST IO DSCR(8)(9):              NAP
--------------------------------------------------------------------------------

(1)  The subject $161,000,000 loan represents a 6.0% pari passu interest in a
     $2,700,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table reflect the entire mortgage amount plus existing debt with regard to the Cash Flow Properties.

(2)  Assuming the Beacon Seattle & DC Portfolio Loan were paid down by
     $100,000,000 and the Cash Flow Properties were released, the portfolio's square footage would total 7,624,482 and the Loan per SF would be $341.01.

(3)  Represents funds for tenant concessions and leasing costs that the Beacon
     Seattle & DC Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon Seattle & DC Portfolio
     Properties.

(4)  Percent Leased and U/W Occupancy numbers are based on the underwritten rent roll dated April 1, 2007, and reflect 100% interests in all 20 properties associated with the Beacon Seattle & DC Portfolio Loan.

(5)  All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington
     Mutual Tower. The related borrower does not have a 100% ownership interest in the Market Square property, as more fully set forth in the Property section below. Including approximately $19,245,124 in interest expense to service existing debt on the Cash Flow Properties, U/W Net Operating Income and U/W Net Cash Flow would be $213,042,012 and $198,385,887 respectively.
     If the Cash Flow Properties were released, U/W Net Operating Income and U/W
     Net Cash Flow would be $183,213,085 and $171,617,524 respectively.

(6)  Net Operating Incomes for the year ended December 31, 2006 and for the first quarter of 2007 are set forth in the Net Operating Income table below.

(7)  Appraised Value reflects a 62.8% ownership interest in Washington Mutual
     Tower and an accordingly prorated appraised value.

(8)  All LTV and DSCR numbers reflect a 62.8% ownership interest in Washington
     Mutual Tower and existing debt with regard to the Cash Flow Properties.

(9)  Assuming the Beacon Seattle & DC Portfolio Loan were paid down by
     $100,000,000 and the Cash Flow Properties were released, the corresponding
     LTV would be 75.7% and DSCR would be 1.12x.

                                      IV-15

THE BEACON SEATTLE & DC PORTFOLIO LOAN

     THE LOAN. The third largest loan (the "Beacon Seattle & DC Portfolio Loan")
as evidenced by a promissory Note A-2 in the amount of $86,000,000 and by a promissory Note A-3 in the amount of $75,000,000, together totaling $161,000,000
(the "Beacon Seattle & DC Portfolio Note") is secured by (i) first mortgages or deeds of trust encumbering (a) 15 office properties on a fee basis and (b) one office property known as Key Center, located in Bellevue, WA, on a leasehold basis, (ii) with respect to one office property known as Market Square, located in Washington, DC, (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner and such borrower and (c) a covenant to deposit the related borrowers' cash flow from the property
(collectively, (i) and (ii) are the "Portfolio Properties") and (iii) a covenant to deposit the related borrowers' cash flows from three additional properties
(the "Cash Flow Properties") (together with the Portfolio Properties, the
"Beacon Seattle & DC Portfolio Properties"). The Trust will not be able to foreclose on and take ownership of the joint venture interest and the related loans described in clauses (ii) (a) and (b) above, but will be entitled to the proceeds in connection with the sale of such assets.

     The Cash Flow Properties consist of (i) Washington Mutual Tower, located in
Seattle, WA, which is owned in a joint venture arrangement and with regard to which its respective borrower has agreed to deposit distributions from the joint venture into a designated deposit account, (ii) Reston Town Center, located in
Reston, VA, and (iii) 1300 North Seventeenth Street, located in Arlington, VA.
With regard to Reston Town Center and 1300 North Seventeenth Street, the
respective borrowers have agreed to deposit distributions from the owners of the properties into designated deposit accounts. The Cash Flow Properties have a combined appraised value of $1,018,684,000 and are currently encumbered by
$339,177,299 of existing debt.

     All properties are located in the state of Washington, in Washington, DC, or in Northern Virginia. The Beacon Seattle & DC Portfolio Loan was originated on April 10, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings
LLC, Wachovia Bank, National Association and Bear Stearns Commercial Mortgage,
Inc..

     THE BORROWER. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, DC general partnership
(collectively, the "Beacon Seattle & DC Portfolio Borrower"). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon Seattle & DC Portfolio Loan. The sponsors of the
Beacon Seattle & DC Portfolio Loan are Beacon Capital Partners, LLC and its
affiliate Beacon Capital Strategic Partners V, L.P. Beacon Capital Partners was
founded in 1998 following the merger of its predecessor company, Beacon
Properties Corporation, with Equity Office Properties Trust in a transaction valued at $4.0 billion. Beacon Capital Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, MA.
Since its establishment, Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital, and has invested or committed to invest in over $15.4 billion of real estate and related assets.

     THE PROPERTY. The Beacon Seattle & DC Portfolio Properties consist of 20 office properties with a combined 9,848,341 square feet of space. The Beacon
Seattle & DC Portfolio Properties are 96.9% leased as of April 1, 2007.

     The following table presents certain information relating to the portfolio composition of the Beacon Seattle & DC Portfolio Loan:

                                                 ALLOCATED     PROPERTY  OWNERSHIP
          PROPERTY                LOCATION     LOAN AMOUNT(1)    TYPE     INTEREST   YEAR BUILT / RENOVATED     SF
----------------------------------------------------------------------------------------------------------------------

Market Square(2)               Washington, DC   $417,186,336    Office    Pledge /        1991 / NAP           678,348
                                                                         Cash Flow
Polk & Taylor                  Arlington, VA    $330,436,815    Office      Fee           1970 / 2003          904,226
Wells Fargo Center             Seattle, WA      $310,721,015    Office      Fee            1983 / NAP          944,141
Lafayette Center               Washington, DC   $280,831,860    Office      Fee     1980, 1985, 1986 / 1993    711,495
Booz Allen Complex             McLean, VA       $236,826,194    Office      Fee      1983, 2001, 1980, 1999    731,234
                                                                                             / NAP
Washington Mutual Tower(3)     Seattle, WA      $235,000,000    Office   Cash Flow         1988 / NAP        1,079,013
Key Center                     Bellevue, WA     $158,278,446    Office   Leasehold         2000 / NAP          473,988
Sunset North                   Bellevue, WA     $147,079,871    Office      Fee            1999 / NAP          463,182
City Center Bellevue           Bellevue, WA     $146,015,218    Office      Fee            1986 / NAP          465,765
Reston Town Center(4)          Reston, VA       $130,000,000    Office   Cash Flow         1988 / NAP          764,103
Plaza Center                   Bellevue, WA     $119,714,340    Office      Fee        1978 - 1983 / NAP       466,948
1616 North Fort Myer Drive     Arlington, VA    $110,408,482    Office      Fee            1975 / NAP          294,521
American Center                Vienna, VA       $ 83,594,994    Office      Fee            1985 / NAP          329,695
1300 North Seventeenth Street  Arlington, VA    $ 75,000,000    Office   Cash Flow         1980 / NAP          380,743
Eastgate Office Park           Bellevue, WA     $ 73,027,325    Office      Fee            1985 / NAP          251,088
Liberty Place                  Washington, DC   $ 69,399,617    Office      Fee            1991 / NAP          163,936
Lincoln Executive Center       Bellevue, WA     $ 67,428,037    Office      Fee         1984, 1986 / NAP       277,672
11111 Sunset Hills Road        Reston, VA       $ 59,305,127    Office      Fee            2000 / NAP          216,469
Army and Navy Building         Washington, DC   $ 50,078,133    Office      Fee           1913 / 1987          102,822
Plaza East                     Bellevue, WA     $ 39,668,190    Office      Fee            1987 / NAP          148,952

(1)  For the 17 Portfolio Properties, Allocated Loan Amount numbers in this table reflect the entire $2,700,000,000 mortgage amount and the properties'
     corresponding Allocated Loan Amounts. For the Cash Flow Properties, the
     amounts represented are the properties' release amounts, subject to the provisions set forth in the Release of Parcels section below.

(2)  Market Square is owned in fee by a joint venture in which the related borrower represents a 70% partnership interest. It is also encumbered by existing debt to the borrower, which debt has been pledged as collateral for the Beacon DC & Portfolio Loan. The Beacon Seattle & DC Portfolio Loan
     is not secured by a fee interest in the property. The amount represented in the Allocated Loan Amount column is the property's release amount in connection with a release other than as a result of a sale of the property.

                                      IV-16

(3)  Washington Mutual Tower is owned in fee by a joint venture in which an affiliate of the borrower is a 62.8% partner. It is also encumbered by existing debt to a third party. The Beacon Seattle & DC Portfolio Loan is not secured by a fee interest in the property, but by collateral as described in the Loan section. The amount represented in the Allocated Loan
     Amount column is the property's release amount, which amount would in the event of a release of the property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of
     $100,000,000, as described in the Release of Parcels section below.

(4)  Reston Town Center and 1300 North Seventeenth Street are owned in fee and are encumbered by existing debt to third parties. The Beacon Seattle & DC
     Portfolio Loan is not secured by a fee interest in the properties. The amounts represented in the Allocated Loan Amount column are the properties'
     release amounts, which amounts would in the event of a release of either property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of $100,000,000, as described in the Release of Parcels section below.

The following table presents certain information relating to the historical leasing of the Beacon Seattle & DC Portfolio Properties:

                        PERCENTAGE LEASED INFORMATION(1)

          PROPERTY            2000    2001    2002    2003    2004    2005    2006   RENT ROLL(2)
-------------------------------------------------------------------------------------------------

Market Square                 98.1%   99.0%   99.3%   96.5%   97.5%   92.2%   94.0%      95.4%
Polk & Taylor                100.0%   71.5%   81.0%   60.8%   79.7%   99.6%   99.9%     100.0%
Wells Fargo Center            97.4%   97.0%   98.4%   90.6%   83.3%   91.0%   94.7%      92.8%
Lafayette Center              98.8%   98.0%   92.9%   92.9%   92.3%   98.4%   95.0%      91.3%
Booz Allen Complex           100.0%   99.4%   99.7%   99.9%  100.0%  100.0%  100.0%      99.5%
Washington Mutual Tower       99.6%   99.6%   99.4%   98.7%   98.6%   98.1%   98.4%      96.9%
Key Center                    96.9%   98.8%   96.5%   99.2%   96.9%   99.5%   98.5%      97.9%
Sunset North                  99.9%  100.0%  100.0%   98.1%   88.0%   98.0%  100.0%     100.0%
City Center Bellevue          95.5%   81.9%   75.7%   89.5%   94.5%   96.6%   95.9%      95.6%
Reston Town Center           100.0%   99.4%   92.2%   93.5%   99.2%   99.7%   97.0%      98.3%
Plaza Center                  95.9%   87.9%   86.7%   81.7%   84.8%   87.6%   90.2%      95.8%
1616 North Fort Myer Drive   100.0%  100.0%  100.0%   79.6%   93.1%   98.0%  100.0%      97.8%
American Center               96.4%   87.1%   67.5%   67.2%   73.8%   76.0%   92.9%      94.8%
1300 North Seventeenth       100.0%   98.5%   94.8%   82.6%   93.5%  100.0%   99.5%      99.4%
Street
Eastgate Office Park          99.0%   97.6%   95.4%   76.5%   90.6%   92.6%   96.1%     100.0%
Liberty Place                100.0%  100.0%  100.0%  100.0%   95.9%   95.9%  100.0%      99.4%
Lincoln Executive Center      95.7%   88.0%   86.9%   83.9%   86.1%   89.0%   90.6%      96.8%
11111 Sunset Hills Road      100.0%  100.0%  100.0%   84.9%   79.9%   88.1%  100.0%     100.0%
Army and Navy Building        93.4%   85.3%   92.4%   92.6%   92.6%   94.3%   91.5%     100.0%
Plaza East                    97.6%   79.2%   54.2%   71.2%   70.4%   89.0%   98.6%      91.5%

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

The following table presents certain information relating to the historical total rents of the Beacon Seattle & DC Portfolio Properties:

                         TOTAL GROSS RENT INFORMATION(1)

                                                                                                 RENT
         PROPERTY                2000     2001     2002     2003     2004     2005     2006    ROLL(2)
-----------------------------------------------------------------------------------------------------

Market Square                   $43.80   $41.43   $45.74   $47.52   $53.01   $51.09   $53.20    $54.36
Polk & Taylor                      NAP      NAP      NAP   $30.78   $30.78   $30.78   $30.00    $30.04
Wells Fargo Center              $41.34   $40.40   $30.83   $32.75   $30.23   $27.07   $25.47    $26.31
Lafayette Center                $33.09   $38.42   $38.16   $37.49   $37.59   $34.53   $39.91    $42.67
Booz Allen Complex                 NAP   $24.48   $21.68   $19.84   $42.50   $42.50      NAP    $32.79
Washington Mutual Tower         $40.53   $41.98   $34.68   $32.56   $31.94   $28.32   $28.73    $31.53
Key Center                      $24.67   $26.26   $29.55   $25.45   $26.69   $29.50   $30.19    $30.28
Sunset North                    $32.25   $26.80   $23.96   $22.99   $22.26   $24.38   $24.60    $26.36
City Center Bellevue            $38.06   $34.70   $24.33   $22.88   $24.59   $27.29   $29.36    $24.15
Reston Town Center              $28.81   $38.14   $30.71   $27.15   $29.79   $36.69   $41.28    $39.49
Plaza Center                    $32.45   $32.04   $23.91   $22.08   $23.62   $21.58   $25.76    $22.49
1616 North Fort Myer Drive         NAP      NAP   $27.75   $28.33   $28.83   $34.03   $36.00    $30.48
American Center                 $32.54   $33.06   $26.11   $24.77   $24.29   $27.66   $32.66    $28.81
1300 North Seventeenth Street   $27.04   $27.60   $26.74   $29.10   $31.19   $32.00   $29.08    $33.33
Eastgate Office Park            $29.09   $27.11   $22.52   $21.90   $22.72   $21.50   $23.96    $21.55
Liberty Place                   $44.33   $45.00      NAP      NAP   $49.00   $47.75   $49.31    $54.27
Lincoln Executive Center        $30.25   $28.66   $20.62   $19.60   $21.42   $22.64   $25.17    $22.27
11111 Sunset Hills Road         $27.91      NAP   $23.00   $23.00   $23.00   $26.38   $30.70    $26.73
Army and Navy Building          $39.76   $36.92   $39.52   $44.00   $44.73   $45.82   $50.47    $49.66
Plaza East                      $32.02   $29.97   $19.55   $21.37   $21.37   $22.78   $22.98    $22.17

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

                                      IV-17

The following table presents certain information relating to the major tenants of the Beacon Seattle & DC Portfolio Loan:

                                                                                         % OF TOTAL     ANNUALIZED
                               CREDIT RATING                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                  (FITCH/         TENANT                UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
        TENANT NAME           MOODY'S/S&P)(1)      NRSF     % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Booz Allen Hamilton               --/--/--        714,237       7%       $ 21,376,474         8%          $29.93      Various(2)
GSA - Department of Defense     AAA/Aaa/AAA       554,294       6%       $ 17,854,320         6%          $32.21      Various(3)
Polk GSA                        AAA/Aaa/AAA       354,909       4%       $  8,956,668         3%          $25.24      Various(4)
Perkins Coie                      --/--/--        285,716       3%       $  8,868,398         3%          $31.04      Various(5)
Expedia                         --/Baa3/BBB-      265,713       3%       $  3,970,211         1%          $14.94       09/30/09
Wells Fargo Bank NA              AA/Aa1/AA+       214,662       2%       $  5,861,101         2%          $27.30      Various(6)
Washington Mutual Bank            A/A2/A-         191,758       2%       $  6,568,730         2%          $34.26      Various(7)
Davis Wright Tremaine             --/--/--        169,533       2%       $  4,407,858         2%          $26.00       12/31/18
XO Communications                 --/--/--        167,495       2%       $  4,304,628         2%          $25.70       11/30/07
Commodity Future                  --/--/--        161,785       2%       $  7,018,452         3%          $43.38       09/30/15
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          3,080,102      31%       $ 89,186,840        32%          $28.96
================================================================================================================================
Other Tenants                       NAP         6,458,372      66%       $190,938,436        68%          $29.56       Various
Vacant Space                        NAP           309,867       3%       $          0         0%          $ 0.00         NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(8)                       9,848,341     100%       $280,125,276       100%          $29.37
================================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  For Booz Allen Hamilton, 408,591 square feet expire on December 31, 2010,
     180,000 square feet expire on January 31, 2012, and 125,646 square feet expire on June 30, 2014.

(3)  For the GSA - Department of Defense, 4,977 square feet expire on July 31,
     2007, 524,867 square feet expire on April 30, 2008, and 24,450 square feet expire on November 30, 2009.

(4)  For the Polk GSA, 41,410 square feet expire on May 31, 2009, 60,380 square feet expire on February 28, 2010, 46,163 square feet expire on August 31,
     2010, 76,332 square feet expire on March 31, 2014 and 130,624 square feet expire on March 31, 2015.

(5)  For Perkins Coie, 10,546 square feet expire on July 31, 2011, 272,046 square feet expire on December 31, 1011 and 3,124 square feet expire on
     December 31, 2035.

(6)  For Wells Fargo Bank NA, 59,544 square feet expire on February 29, 2008,
     128,421 square feet expire on September 30, 2008, 2,515 square feet expire on November 30, 2008, 1,913 square feet expire on November 30, 2009, 7,018 square feet expire on November 30, 2010, 15,075 square feet expire on March
     31, 2011 and 176 square feet expire on December 31, 2035.

(7)  For Washington Mutual Bank, 3,569 square feet expire on May 31, 2008, 7,086 square feet expire on February 28, 2010 and 181,103 square feet expire on
     December 31, 2010.

(8)  Total/Weighted Average rent per SF excludes vacant space.

The following table presents certain information relating to the lease rollover of the Beacon Seattle & DC Portfolio Loan:

                             LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   RENT PER SF    SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING       ROLLING        ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

   Vacant           112          $ 0.00           3%              3%             0%                   0%
    2007            115          $27.23           7%             10%             6%                   6%
    2008            152          $30.81          14%             24%            16%                  22%
    2009            163          $25.73          13%             37%            11%                  33%
    2010            187          $26.94          17%             54%            17%                  50%
    2011            132          $31.58          10%             65%            12%                  61%
    2012             75          $29.11           7%             72%             7%                  69%
    2013             74          $27.36           7%             79%             7%                  76%
    2014             64          $30.59           7%             86%             8%                  83%
    2015             57          $33.90           8%             94%            10%                  93%
    2016             30          $41.76           4%             98%             5%                  98%
2017 & Beyond        48          $23.09           2%            100%             2%                 100%

                                     IV-18

The following tables present certain information relating to the historical Net
Operating Income results of the Beacon Seattle & DC Portfolio Properties:

                              NET OPERATING INCOME

            PROPERTY                   2001          2002          2003          2004          2005
------------------------------------------------------------------------------------------------------

Market Square(1)                   $22,391,620   $24,703,280   $23,708,640   $23,025,123   $20,808,432
Washington Mutual Tower(2)         $15,653,359   $15,708,846   $16,537,073   $16,488,332   $16,274,293
Reston Town Center(3)              $18,269,923   $19,016,596   $16,708,954   $19,786,226   $20,712,822
1300 North Seventeenth Street(4)   $ 7,544,643   $ 7,042,444   $ 6,893,756   $ 6,638,448   $ 8,580,337

(1)  Represents a 100% interest in the Market Square property, prior to payment of existing debt to the related borrower, and prior to disbursement of 70%
     of cash flows after debt service to the borrower,and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(2)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro-rata portion) on approximately $79,250,000 of existing debt
     ($49,769,000 based on a 62.8% pro-rata portion).

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

                              NET OPERATING INCOME

            PROPERTY                 1Q 2006       1Q 2007       TTM 10/06        2006         TTM 03/07        U/W
------------------------------------------------------------------------------------------------------------------------

Market Square(1)                   $ 4,862,203   $ 6,140,006   $ 19,364,825   $ 18,729,016   $ 20,006,818   $ 26,180,226
Polk & Taylor                      $ 5,232,204   $ 5,448,565   $ 20,383,775   $ 20,794,628   $ 21,010,989   $ 23,524,092
Wells Fargo Center                 $ 4,226,437   $ 3,823,528   $ 15,474,857   $ 14,736,945   $ 14,334,036   $ 19,770,003
Lafayette Center                   $ 4,266,839   $ 4,040,525   $ 16,104,255   $ 15,594,015   $ 15,367,700   $ 18,268,793
Booz Allen Complex                 $ 3,946,806   $ 3,929,315   $ 15,405,541   $ 15,448,290   $ 15,430,798   $ 16,623,006
Washington Mutual Tower(2)         $ 4,327,781   $ 3,196,469   $ 17,004,496   $ 15,919,520   $ 14,788,209   $ 16,078,102
Key Center                         $ 2,549,048   $ 2,806,179   $  9,838,198   $ 10,992,380   $ 11,249,511   $ 11,838,738
Sunset North                       $ 2,267,063   $ 2,153,086   $  8,575,097   $  8,819,911   $  8,705,934   $  9,235,154
City Center Bellevue               $ 3,509,664   $ 2,043,796   $ 10,562,260   $ 10,221,829   $  8,755,961   $  9,856,098
Reston Town Center(3)              $ 5,011,711   $ 5,310,612   $ 21,711,497   $ 21,366,057   $ 21,664,959   $ 21,769,534
Plaza Center                       $ 1,481,715   $ 1,976,353   $  6,834,261   $  6,508,781   $  7,003,419   $  9,187,329
1616 North Fort Myer Drive         $ 1,608,930   $   969,419   $  4,633,934   $  4,865,953   $  4,226,442   $  7,701,606
American Center                    $   642,333   $ 1,280,969   $  3,739,160   $  3,823,597   $  4,462,232   $  7,266,746
1300 North Seventeenth Street(4)   $ 2,366,966   $ 2,346,056   $  9,108,594   $  9,069,143   $  9,048,233   $ 11,226,415
Eastgate Office Park               $   757,101   $   834,861   $  2,887,632   $  3,016,207   $  3,093,967   $  4,004,538
Liberty Place                      $   922,440   $ 1,081,290   $  4,327,320   $  4,618,507   $  4,777,357   $  5,531,542
Lincoln Executive Center           $   966,130   $   922,832   $  3,183,144   $  3,523,447   $  3,480,149   $  4,360,093
11111 Sunset Hills Road            $   674,461   $   756,493   $  3,554,775   $  3,296,475   $  3,378,506   $  4,667,430
Army and Navy Building             $   403,192   $   675,478   $  2,900,420   $  2,495,189   $  2,767,475   $  2,578,741
Plaza East                         $   392,372   $   507,342   $  2,153,661   $  2,237,310   $  2,352,280   $  2,618,950
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE             $50,415,397   $50,243,174   $197,747,702   $196,077,199   $195,904,976   $232,287,136
========================================================================================================================

(1)  Represents a 100% interest in the Market Square property, prior to payment of existing debt to affiliates of the borrower, and prior to disbursement of 70% of cash flows after debt service to an affiliate of the borrower, and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(2)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro-rata portion) on approximately $79,250,000 of existing debt
     ($49,769,000 based on a 62.8% pro-rata portion).

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

     MARKET SQUARE JOINT VENTURE. The property known as Market Square is owned in fee by a joint venture partnership in which the related borrower owns a 70%
partnership interest and a non-affiliated party owns a 30% partnership interest.
It is also encumbered by existing debt to the borrower, in the form of (i) a mortgage loan, referred to as a permanent loan and (ii) a separate unsecured loan, referred to as an optional loan. As of December 31, 2006 and December 31,
2005, the balances of the mortgage loan were $154,041,348 and $158,230,992 respectively, and the balances of the unsecured loan were $103,100,945 and
$85,141,825 respectively. The Beacon Seattle & DC Portfolio Loan is secured by
(a) a pledge of the related borrowers' ownership interests in the joint venture and (b) a pledge by the related borrower of the mortgage and unsecured loans.
With regard to the entity that owns Market Square, Total Assets were
$148,088,171 and $140,925,442 as of December 31, 2006 and December 31, 2005
respectively. For the same time periods, (i) Net Losses were $8,398,185 and
$6,622,252 respectively, (ii) total Operating Revenues were $35,474,940 and
$33,724,342 respectively, (iii) Long Term Obligations, consisting of the mortgage loan and the unsecured loan, were $257,142,293 and $243,372,817 respectively and (iv) interest expenses paid to affiliates were $23,713,659 and
$21,653,336 respectively. Operating cash flow of the joint venture partnership is distributed in the following order: (i) in payment of any accrued interest under any optional loans, (ii) in payment of any principal outstanding under any optional loans, (iii) to the borrower, in payment of the aggregate unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return and (v) to the partners in accordance with their respective percentage interests, the percentage thus due to an affiliate of the borrower representing a 70% interest. Sales or refinancing proceeds of the joint venture partnership are to be distributed in the following order: (i)
in payment of any accrued interest under any optional loans, (ii) in payment of any principal

                                      IV-19

outstanding under any optional loans, (iii) to the borrower in payment of the aggregated unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return, (v) to the borrower in payment of certain unrecovered capital, (vi) to the 30% joint venture partner in the amount of $5,000,000, subject to certain conditions under the partnership agreement and (vii) to the partners in accordance with their respective percentage interests.

     ESCROWS AND RESERVES. At closing, the Beacon Seattle & DC Portfolio
Borrower deposited $18,200,095 to fund tenant concessions and leasing costs that the Beacon Seattle & DC Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon Seattle & DC Portfolio
Properties. Upon occurrence and continuance of a trigger event, defined as an event of default, monthly escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums,
(iii) capital expenditures of 1/12 of the amount equivalent to $0.25 per leasable square foot at the Beacon Seattle & DC Portfolio Properties, (iv)
tenant concessions and leasing costs of 1/12 of the amount equivalent to $1.00 per leasable square foot at the Beacon Seattle & DC Portfolio Properties and (v)
ground rent payable under the Key Center ground lease.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Beacon Seattle & DC Portfolio Loan.

     PROPERTY MANAGEMENT. The Beacon Seattle & DC Portfolio Properties are
managed by four entities. Three of these entities, managing 19 properties, are affiliates of the sponsors. Washington Mutual Tower is managed by an affiliate of Wright Runstad & Company, the developer of the property and the other joint venture partner. Wright Runstad & Company was founded in 1972 and is headquartered at Washington Mutual Tower. It manages over 4.4 million square feet of space at 17 properties located primarily in the Pacific Northwest.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine loans with the aggregate original principal balance of $205,000,000 were originated on April
10, 2007. The mezzanine loans are secured by pledges of equity interests in the borrowers. Additional mezzanine debt is not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Beacon
Seattle & DC Portfolio Loan represents a pari passu interest in a $2,700,000,000 total mortgage financing. The pari passu interests in the mortgage financing are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the MSCI 2007-IQ14 Pooling and Servicing Agreement. In
addition, the Cash Flow Properties are currently encumbered by $339,177,299 of existing debt.

     RELEASE OF PARCELS. The Beacon Seattle & DC Portfolio Loan permits partial releases of the Portfolio Properties or of portions of the Portfolio Properties subject to conditions including but not limited to the following. If the DSCR for the Beacon Seattle & DC Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (a) 90% of net sales proceeds and (b) 110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and
(ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (a) 1.45x and (b) the DSCR immediately prior to such prepayment and release.

     The Beacon Seattle & DC Portfolio Loan permits partial releases of the Cash
Flow Properties (i) subject to payment of release amounts of (a) $235,000,000 for Washington Mutual Tower, (b) $130,000,000 for Reston Town Center and (c)
$75,000,000 for 1300 North Seventeenth Street and (ii) provided that after such prepayment and release, the DSCR for the Beacon Seattle & DC Portfolio Loan
(based on actual NOI, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to the greater of (a) 1.08x and
(b) the DSCR immediately prior to such prepayment and release. These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the mortgage loan has been prepaid in the total amount of $100,000,000 pursuant to Cash Flow Property releases, any Cash Flow Properties remaining will be released without further prepayment requirements.

     TERRORISM COVERAGE. The Beacon Seattle & DC Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided that such coverage is available and that the total annual premium payable by the Beacon Seattle & DC Portfolio Borrower does not exceed one and a half times the result of (i) the annual premium required to receive comprehensive all risk insurance on the Beacon Seattle & DC Portfolio
Properties, in the amount of their full replacement costs, as defined in the loan documents, and of business income insurance, as defined in the loan documents minus (ii) any premiums required to be paid for earthquake, flood and terrorism coverage.

     Certain additional information regarding the Beacon Seattle & DC Portfolio
Loan and the Beacon Seattle & DC Portfolio Properties is set forth on Appendix
II hereto.

                                     IV-20

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                      MORTGAGE LOAN NO. 4 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

                                     IV-21

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-22

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            MSMCH
ORIGINAL BALANCE(1):             $124,500,000
CUT-OFF DATE BALANCE(1):         $124,500,000
SHADOW RATING (FITCH/S&P):       NAP
LOAN PURPOSE:                    Acquisition
FIRST PAYMENT DATE:              January 8, 2007
INTEREST RATE(2):                5.470%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   December 8, 2011
EXPECTED MATURITY BALANCE:       $124,500,000
SPONSORS:                        RREEF / Bainbridge Companies LLC
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of December 8,
                                 2009 or 2 years after the REMIC "start-up" day,
                                 with U.S. Treasury defeasance thereafter.
                                 Prepayable without a premium from and after
                                 September 8, 2011.

LOAN PER UNIT(1) :               $158,914.73

UP-FRONT RESERVES:               Tax:                    $698,705
                                 Insurance:              $89,366
                                 Deferred Maintenance:   $3,017,982
                                 Cap Ex:                 $53,751
                                 Shortfall Interest:     $3,130,000

ONGOING RESERVES:                RE Tax:                 $220,144 / month
                                 Cap Ex:                 $53,741 / month
                                 Insurance:              Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio of 8 assets
PROPERTY TYPE:                   Multifamily
PROPERTY SUB-TYPE:               Garden
LOCATION:                        See table below
YEAR BUILT/RENOVATED:            See table below
PERCENT LEASED(3):               See table below
UNITS:                           See table below
THE COLLATERAL:                  8 garden-style apartment communities
OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Bainbridge Companies

3RD MOST RECENT NOI (AS OF):     $17,650,184 (2003)
2ND MOST RECENT NOI (AS OF):     $20,538,542 (2004)
MOST RECENT NOI (AS OF):         $21,386,392 (2005)
U/W NET OP. INCOME:              $24,035,282
U/W NET CASH FLOW:               $23,390,282
U/W OCCUPANCY(2):                89.0%
APPRAISED VALUE:                 $540,900,000
CUT-OFF DATE LTV(1):             75.8%
MATURITY DATE LTV(1):            75.8%
DSCR(1):                         1.03x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  The subject $124,500,000 loan represents a 30.37% pari passu interest in a
     $410,000,000 fixed rate mortgage loan. All LTV, DSCR and Loan per Unit numbers in this table are based on the total $410,000,000 financing and are determined on a combined-property basis.

(2)  This is the interest rate for seven of the eight mortgages in the portfolio. The interest rate for the Watkins Station promissory note (in the amount of a 30.37% pari passu note) is 5.610%.

(3)  Percent Leased is based on the rent roll as of April 17, 2007

THE RREEF PORTFOLIO LOAN

     THE LOAN. The fourth largest loan (the "RREEF Portfolio Loan") as evidenced by promissory Notes A-3 in the amount of $90,000,000 and A-4 in the amount of
$34,500,000, together totaling $124,500,000 (the "RREEF Portfolio Notes") is secured by first priority fee Deeds of Trust, Assignments of Leases and Rents,
Security Agreements and Fixture Filings (the "RREEF Portfolio Mortgages")
encumbering eight apartment communities in northern Virginia and Maryland
(collectively, the "RREEF Portfolio Properties"). The properties are located in
Alexandria, VA; Ashburn, VA; Herndon, VA (two properties); Manassas, VA;
Leesburg, VA; Gaithersburg, MD; and Germantown, MD. The RREEF Portfolio Loan was
originated on December 8, 2006 by or on behalf of Morgan Stanley Mortgage
Capital Holdings LLC.

     THE BORROWER. The borrowers are Magazine Barton's Crossing LP, Magazine
Carlyle Station LP, Magazine Glen LP, Magazine Village at McNair Farms LP,
Magazine University Heights LP, Magazine Lionsgate LP, Magazine Fox Run LP and
Magazine Watkins Station LP, all Delaware limited partnerships (the "RREEF
Portfolio Borrowers") each of which owns no material asset other than its respective RREEF Portfolio Property and related interests. The RREEF Portfolio
Borrowers are wholly owned by RREEF Global Opportunities Fund II, LLC and
Bainbridge Magazine Investors, LLC, which are affiliates of RREEF and The
Bainbridge Companies LLC,

                                     IV-23

respectively. RREEF, a subsidiary of Deutsche Asset Management, comprises a group of opportunity funds that acquire and manage commercial real estate investments globally. Bainbridge Companies LLC is a Florida-based fully integrated real estate company engaged in the development, construction, management, acquisition and disposition of high quality apartment communities, condominiums and shopping centers.

     THE PROPERTY. The RREEF Portfolio Properties are comprised of eight Class
A/B garden-style apartment communities located in northern Virginia and
Maryland.

     The RREEF Portfolio Property, Barton's Crossing, is located in Alexandria,
VA, at 205 Century Place. The RREEF Portfolio Property Barton's Crossing was
originally constructed in 1989 and renovated in 2004-2006 and consists of seven
4-story buildings with 532 units and a clubhouse. The RREEF Portfolio Property
Barton's Crossing is situated on approximately 10.15 acres and includes 933 parking spaces.

     The RREEF Portfolio Property, Lionsgate, is located in Herndon, VA, at
13690 Legacy Circle. The RREEF Portfolio Property Lionsgate was originally constructed in 2000 and consists of twelve 3-4-story buildings with 328 units and a clubhouse. The RREEF Portfolio Property Lionsgate is situated on approximately 15.50 acres and includes 479 parking spaces.

     The RREEF Portfolio Property, University Heights, is located in Ashburn,
VA, at 20300 River Ridge Road. The RREEF Portfolio Property University Heights
was originally constructed in 1991 and consists of nineteen 2-4-story buildings with 467 units and a clubhouse. The RREEF Portfolio Property University Heights is situated on approximately 25.60 acres and includes 976 parking spaces.

     The RREEF Portfolio Property, Carlyle Station, is located in Manassas, VA, at 10519 Lariat Lane. The RREEF Portfolio Property Carlyle Station was
originally constructed in 1986 and consists of fifteen 3-story buildings with
408 units and a clubhouse. The RREEF Portfolio Property Carlyle Station is situated on approximately 34.13 acres and includes 767 parking spaces.

     The RREEF Portfolio Property, McNair Farms, is located in Herndon, VA, at
2511 Farmcrest Drive. The RREEF Portfolio Property McNair Farms was originally constructed in 1991 and consists of eleven 3-story buildings with 283 units and a clubhouse. The RREEF Portfolio Property McNair Farms is situated on approximately 12.72 acres and includes 481 parking spaces.

     The RREEF Portfolio Property, Fox Run, is located Germantown, MD, at 2
Observation Court. The RREEF Portfolio Property Fox Run was originally constructed in 1990 and consists of seventeen 3-4-story buildings with 218 units and a club house. The RREEF Portfolio Property Fox Run is situated on approximately 10.06 acres and includes 335 parking spaces.

     The RREEF Portfolio Property, Watkins Station, is located in Gaithersburg,
MD, at 99 Watkins Mill Road. The RREEF Portfolio Property Watkins Station was
originally constructed in 1975 and renovated in 2000 and consists of seven
3-story buildings with 210 units and a clubhouse. The RREEF Portfolio Property
Watkins Station is situated on approximately 11.17 acres and includes 396 parking spaces.

     The RREEF Portfolio Property, The Glen, is located in Leesburg, VA, at 86
Heritage Way, NW. The RREEF Portfolio Property, The Glen was originally constructed in 1986 and consists of six 3-story buildings with 134 units and a leasing center. The RREEF Portfolio Property, The Glen is situated on approximately 6.12 acres and includes 279 parking spaces.

                                        ALLOCATED LOAN                   OWNERSHIP      YEAR BUILT/      PERCENT
     PROPERTY            LOCATION           AMOUNT       PROPERTY TYPE    INTEREST       RENOVATED      LEASED(1)     UNITS
---------------------------------------------------------------------------------------------------------------------------

Barton's Crossing    Alexandria, VA       $98,000,000     Multifamily       Fee      1989 / 2004-2006      91.4%       532
Lionsgate            Herndon, VA          $70,000,000     Multifamily       Fee         2000 / NAP         93.6%       328
University Heights   Ashburn, VA          $67,000,000     Multifamily       Fee         1991 / NAP         83.7%       467
Carlyle Station      Manassas, VA         $60,500,000     Multifamily       Fee         1986 / NAP         85.1%       408
McNair Farms         Herndon, VA          $48,000,000     Multifamily       Fee         1991 / NAP         91.5%       283
Fox Run              Germantown, MD       $28,500,000     Multifamily       Fee         1990 / NAP         92.7%       218
Watkins Station      Gaithersburg, MD     $22,000,000     Multifamily       Fee         1975 / 2000        88.1%       210
The Glen             Leesburg, VA         $16,000,000     Multifamily       Fee         1986 / NAP         88.8%       134

                                                    AVERAGE
                       PERCENT      AVERAGE SF   MONTHLY RENT   AVERAGE MONTHLY       IN-PLACE          STABILIZED
     PROPERTY        LEASED (1)      PER UNIT      PER UNIT       RENT PER SF     UNDERWRITTEN UCF   UNDERWRITTEN UCF
---------------------------------------------------------------------------------------------------------------------

Barton's Crossing       91.4%           821         $1,375           $1.67           $5,414,418         $5,723,601
Lionsgate               93.6%         1,102         $1,547           $1.40           $4,144,674         $4,226,944
University Heights      83.7%           858         $1,217           $1.42           $3,513,292         $4,254,885
Carlyle Station         85.1%           952         $1,163           $1.22           $3,147,102         $3,693,702
McNair Farms            91.5%           780         $1,278           $1.64           $2,760,124         $2,905,848
Fox Run                 92.7%           969         $1,184           $1.22           $1,732,493         $1,802,434
Watkins Station         88.1%           918         $1,092           $1.19           $1,560,242         $1,743,518
The Glen                88.8%           925         $1,125           $1.22           $1,117,936         $1,225,994

(1)  Percent Leased is based on the rent roll as of April 17, 2007

     ESCROWS AND RESERVES. The RREEF Portfolio Borrowers have deposited
$3,017,982 for deferred maintenance and $698,705 for real estate taxes. On a monthly basis, the Borrowers are required to escrow $220,144 for taxes and 1/12 of insurance premiums, provided

                                     IV-24

that such insurance escrow will be waived if an acceptable blanket insurance policy and no event of default has occurred or is continuing. The RREEF
Portfolio Borrowers are required to deposit with the lender $20.83 per unit monthly for annual capital expenditures. At all times during the loan term provided that the reserves will be released to the RREEF Portfolio Borrower when the RREEF Portfolio Loan achieves a DSCR of 1.20x, the Borrower is required to maintain a $3,130,000 interest reserve. Such reserve shall benefit only the MSCI
2007-HQ11 trust until such time as the DSCR is 1.08x or higher. In lieu of making payments of any escrows and reserves, the RREEF Portfolio Borrowers may deliver to the lender one or more letters of credit, which, however, in the aggregate, may not exceed 10% of the principal amount of the loan.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
RREEF Portfolio Loan.

     PROPERTY MANAGEMENT. The RREEF Portfolio Properties are managed by The
Bainbridge Companies LLC, one of the sponsors of the RREEF Portfolio Loan. The management agreement is subordinate to the RREEF Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The RREEF
Portfolio Loan represents a pari passu interest in a $410,000,000 total mortgage financing. The aggregate amount of the RREEF Portfolio Loan and those of the companion notes on the closing date was $359,500,000, and was subsequently increased to $410,000,000 at the time that the Fox Run and Watkins Station assets were added to the RREEF Portfolio Loan.

     RELEASE OF PARCELS. The RREEF Portfolio Borrowers may obtain the release of individual properties through a partial defeasance in connection with third party sales by posting defeasance collateral in the amount of 110% of the allocated loan amount with respect to the particular RREEF Portfolio Property, subject to the satisfaction of certain conditions, including (i) no event of default has occurred or remains uncured, (ii) the RREEF Portfolio Borrower obtains a rating agency confirmation of no qualification or downgrade of the
REMIC securities as a result of such partial defeasance, and (iii) the DSCR immediately following such release is at least equal to the greater of 1.09x and the DSCR immediately prior to such release.

     TERRORISM INSURANCE. Generally, the RREEF Portfolio Borrower is required to insure the RREEF Portfolio Property against risk of loss on account of acts of terrorism. However, the RREEF Portfolio Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to $300,000.

     Certain additional information regarding the RREEF Portfolio Loan and the
RREEF Portfolio Properties is set forth on Appendix II hereto.

                                     IV-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     IV-26

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                     MORTGAGE LOAN NO. 5 - DOUGLAS ENTRANCE
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

                                     IV-27

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - DOUGLAS ENTRANCE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-28

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - DOUGLAS ENTRANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            MSMCH
ORIGINAL BALANCE:                $102,500,000
CUT-OFF DATE BALANCE:            $102,500,000
SHADOW RATING (FITCH/S&P):       NAP
LOAN PURPOSE:                    Acquisition
FIRST PAYMENT DATE:              May 8, 2007
INTEREST RATE:                   5.660%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   April 8, 2012
EXPECTED MATURITY BALANCE:       $102,500,000
SPONSOR:                         Transwestern Investment Company
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of March 21, 2010
                                 or 2 years after the REMIC "start-up" day, with
                                 U.S. Obligations defeasance thereafter.
                                 Prepayable without a premium from and after
                                 April 8, 2011.

LOAN PER SF:                     $220.21

UP-FRONT RESERVES:               Deferred Maintenance:   $1,062,500 LOC
                                 Rollover Funds:         $1,500,000 LOC

ONGOING RESERVES:                RE Tax:                 $142,010 / month
                                 Insurance:              $46,391 / month
                                 Cap Ex:                 $7,723 / month
                                 Rollover Funds:         $95,000 / month to
                                                         April 2010

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Suburban
LOCATION:                        Coral Gables, Florida
YEAR BUILT/RENOVATED:            1927; 1965; 1986; 1998 / 1992; 2000
PERCENT LEASED(1):               88.9%
SQUARE FOOTAGE:                  465,474
THE COLLATERAL:                  Five multi-tenant office buildings
OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Colonnade Property Management LLC

3RD MOST RECENT NOI (AS OF):     $6,608,816 (2004)
2ND MOST RECENT NOI (AS OF):     $7,155,209 (2005)
MOST RECENT NOI (AS OF):         $7,626,288 (YTD 08/2006 Annualized)
U/W NET OP. INCOME:              $6,611,590
U/W NET CASH FLOW:               $6,045,623
U/W OCCUPANCY:                   88.9%
APPRAISED VALUE:                 $128,000,000
CUT-OFF DATE LTV:                80.1%
MATURITY DATE LTV:               80.1%
DSCR:                            1.03x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated May 1, 2007.

THE DOUGLAS ENTRANCE LOAN

     THE LOAN. The fifth largest loan (the "Douglas Entrance Loan") as evidenced by the Promissory Note (the "Douglas Entrance Note") is secured by a first priority fee Mortgage and Security Agreement (the "Douglas Entrance Mortgage")
encumbering the 465,474 square foot complex of five multi-tenant office buildings in Coral Gables, Florida (the "Douglas Entrance Property"). The
Douglas Entrance Loan was originated on March 21, 2007 by or on behalf of Morgan
Stanley Mortgage Capital Holdings LLC.

     THE BORROWER. The borrower is Transwestern Douglas Entrance, L.L.C., a
Delaware limited liability company (the "Douglas Entrance Borrower") that owns no material asset other than the Douglas Entrance Property and related interests.

     THE PROPERTY. The Douglas Entrance Property is located in Coral Gables,
Florida, at 800-806 South Douglas Road. The Douglas Entrance Property consists of a 465,474 square foot complex with five Class A multi-tenant office buildings on a 6.21 acre parcel of land. The five buildings are interconnected by covered breezeways. One of the buildings contains a "Grand Ballroom" facility for meeting space and events. The buildings were constructed at various times between 1927 and 1998. The two older buildings--constructed in 1927 and
1965--were renovated in 2002. The Douglas Entrance Property has 1,205 on-site parking spaces, and has the right to use an additional 237 spaces which are located in an adjacent residential condominium project, due for completion in
2007.

                                     IV-29

The following table presents certain information relating to the major tenants at the Douglas Entrance Property:

                                                                                % OF TOTAL     ANNUALIZED
                         CREDIT RATING                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            (FITCH/       TENANT               UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
     TENANT NAME         MOODY'S/S&P)      NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

Phelps Dodge
   International           BB/Ba3/BB+     38,946        8%       $1,139,171         11%          $29.25       10/31/10
Univision                   --/--/--      34,535        7%         $720,808          7%          $20.87      Various(1)
Cooper HMS Partners         --/--/--      25,008        5%         $850,272          8%          $34.00       03/31/09
Mastec                      --/--/--      24,190        5%         $528,552          5%          $21.85       04/30/14
AccentMarketing             --/--/--      17,891        4%         $518,839          5%          $29.00       04/30/09
EMC Corporation            --/--/BBB+     15,392        3%         $436,055          4%          $28.33       08/31/11
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   155,962       34%       $4,193,696         41%          $26.89
-----------------------------------------------------------------------------------------------------------------------
Other Tenants                 NAP        257,721       55%       $5,914,177         59%          $22.95        Various
Vacant Space                  NAP         51,790       11%               $0          0%           $0.00          NAP
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   465,474      100%      $10,107,873        100%          $24.43
=======================================================================================================================

(1)  27% of Univision's space expires in May 2009; the remainder expires in
     December 2015.

The following table presents certain information relating to the lease rollover of the Douglas Entrance Loan:

                             LEASE ROLLOVER SCHEDULE

                  # OF                            % OF TOTAL    CUMULATIVE   % OF TOTAL BASE     CUMULATIVE % OF
                 LEASES   AVERAGE BASE RENT PER   SQUARE FEET     % OF SF     RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING        SF ROLLING           ROLLING       ROLLING         ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

    Vacant        16              $0.00               11%            11%             0%                 0%
     MTM           1             $29.00                1%            12%             1%                 1%
     2007          6             $27.31                4%            16%             5%                 6%
     2008          7             $26.17                3%            19%             3%                 9%
     2009         14             $27.65               23%            41%            29%                38%
     2010         10             $27.68               12%            53%            15%                53%
     2011         11             $27.83               11%            64%            14%                67%
     2012          9             $27.66                9%            73%            11%                78%
     2013          1             $26.27                2%            75%             2%                80%
     2014          3             $23.21                8%            83%             9%                89%
     2015          2             $21.71                5%            89%             5%                94%
     2016          1             $26.27                1%            89%             1%                95%
2017 & Beyond      4              $7.75               11%           100%             4%               100%

     ESCROWS AND RESERVES. On the closing date, the Borrower has posted a Letter of Credit in the amount of $1,062,500 for the Deferred Maintenance Reserve. The
Deferred Maintenance Reserve is required by the Lender for two issues identified in the Property Condition Assessment. (i) Roof work: In addition to regular wear and tear, the roofs of the individual buildings suffered damage during Hurricane
Wilma in 2005. The roofs will be replaced at the 3770 Building and the Executive
Towers, while the roofs will be repaired at the North Tower, South Tower and La
Puerta del Sol buildings. (ii) The chiller system in North Tower was identified as nearing the end of its useful life (year 23 of a 25-year useful life). This system will be replaced.

     In addition to the Deferred Maintenance Reserve, the Douglas Entrance
Borrower delivered to the lender a letter of credit in the amount of $1,500,000 and is required to deposit with the lender a "Monthly Rollover Amount" each month from January, 2009 through and including April, 2010 (together, the
"Rollover Funds"), which shall be used for tenant improvements and leasing commissions. The Monthly Rollover Amount shall equal $95,000 or the quotient calculated by dividing (i) $1,500,000 minus the amount of Rollover Funds on deposit immediately prior to the monthly payment date in question by (ii) the number of months remaining until April, 2010; provided, however, that if the numerator of such fraction is a negative number, the Monthly Rollover Amount shall be $0. In addition, the Douglas Entrance Borrower is required to deposit into a rollover account any money received on account of any payment or other compensation received from a tenant relating to or in exchange for the termination of such tenant's lease. The Douglas Entrance Borrower is required to deposit with the lender monthly 1/12 of the taxes payable during the ensuing 12 months and 1/12 of insurance premiums monthly. The amounts shown are the current monthly collections. These obligations, however, will be waived if no event of default has occurred or is continuing and if, after March 21, 2008, the DSCR is at or above 1.05x or if a failure to meet either of these requirements is subsequently cured. The Douglas Entrance Borrower is required to deposit with the lender $7,723 monthly for annual capital expenditures. In lieu of making payments of any escrows and reserves, the Douglas Entrance Borrower may deliver to the lender one or more letters of credit.

     LOCKBOX AND CASH MANAGEMENT. Hard lockbox is in place with respect to the
Douglas Entrance Loan.

     PROPERTY MANAGEMENT. The Douglas Entrance Property is managed by Colonnade
Property Management LLC. The management agreement is subordinate to the Douglas
Entrance Loan.

                                     IV-30

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Douglas Entrance Borrower
may incur mezzanine debt provided that certain criteria are met, including the following: (i) no event of default has occurred and is continuing, (ii) the mezzanine loan is originated by the lender of the Douglas Entrance Loan or certain other permitted lenders, (iii) the mezzanine loan lender enters into a subordination/intercreditor agreement with the lender of the Douglas Entrance
Loan subordinating the mezzanine loan to the Douglas Entrance Loan, (iv) the aggregate principal amount of the mezzanine loan shall when combined with the outstanding principal balance of the Douglas Entrance Loan not exceed an amount with a LTV greater than 80%, and (v) the Douglas Entrance Borrower provides written confirmation from the rating agencies that the mezzanine loan will not result in a downgrade, withdrawal or qualification of the initial or current ratings issued in connection with the securitization.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     TERRORISM INSURANCE. Generally, the Douglas Entrance Borrower is required to insure the Douglas Entrance Property against risk of loss on account of acts of terrorism. However, the Douglas Entrance borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to $155,000 (inflation adjusted).

     Certain additional information regarding the Douglas Entrance Loan and the
Douglas Entrance Property is set forth on Appendix II hereto.

                                     IV-31

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                                     IV-32

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                MORTGAGE LOAN NO. 6 - FOUR SEASONS SAN FRANCISCO
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

                                     IV-33

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                MORTGAGE LOAN NO. 6 - FOUR SEASONS SAN FRANCISCO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-34

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 6 - FOUR SEASONS SAN FRANCISCO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            MSMCH
ORIGINAL BALANCE:                $90,000,000
CUT-OFF DATE BALANCE:            $90,000,000
SHADOW RATING (FITCH/S&P):       NAP
LOAN PURPOSE:                    Refinance
FIRST PAYMENT DATE:              July 7, 2007
INTEREST RATE:                   5.530%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   June 7, 2017
EXPECTED MATURITY BALANCE:       $90,000,000
SPONSOR:                         Millennium Partners LLC
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of June 5,
                                 2010 or 2 years after the REMIC
                                 "start-up" day, with U.S. Treasury
                                 defeasance thereafter. Prepayable
                                 without a premium on and after March 06,
                                 2017.
LOAN PER ROOM:                   $324,909.75
UP-FRONT RESERVES:               FF&E:           $5,284,148
                                 Other(2):       Springing
ONGOING RESERVES:                Recurring
                                 Replacements:   4% of gross
                                                 revenue per month
LOCKBOX:                         Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Hospitality
PROPERTY SUB-TYPE:               Full Service
LOCATION:                        San Francisco, CA
YEAR BUILT/RENOVATED:            2001 / NAP
OCCUPANCY(1):                    78.2%
ROOMS:                           277
THE COLLATERAL:                  277 key, 5-star luxury hotel
OWNERSHIP INTEREST:              Fee and Leasehold
PROPERTY MANAGEMENT:             Four Seasons Hotels Limited
3RD MOST RECENT NOI (AS OF):     $775,100 (2004)
2ND MOST RECENT NOI (AS OF):     $5,031,500 (2005)
MOST RECENT NOI (AS OF):         $8,636,700 (2006)
U/W NET OP. INCOME:              $8,013,478
U/W NET CASH FLOW:               $5,723,320
U/W OCCUPANCY:                   79.1%
APPRAISED VALUE:                 $135,000,000
CUT-OFF DATE LTV:                66.7%
MATURITY DATE LTV:               66.7%
DSCR:                            1.13x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Occupancy is based on the property financials dated December 31, 2006.

(2)  Upon occurrence of a Cash Trap Trigger and during a Cash Trap Period.

THE FOUR SEASONS SAN FRANCISCO LOAN

     THE LOAN. The sixth largest loan (the "Four Seasons San Francisco Loan") as evidenced by the Promissory Note (the "Four Seasons San Francisco Note") is
secured by a first priority fee and leasehold Deed of Trust, Assignment of
Leases and Rents and Security Agreement (the "Four Seasons San Francisco Deed of
Trust") encumbering the 277 key, 5-star hotel known as Four Seasons San
Francisco, located in the Yerba Buena district in downtown San Francisco (the
"Four Seasons San Francisco Property"). The Four Seasons San Francisco Loan was
originated on June 5, 2007 by or on behalf of Morgan Stanley Mortgage Capital
Holdings LLC.

     THE BORROWER. The borrowers are CB-1 Hotel LLC, CB-1 Hospitality Partners,
Inc., and MCAF 735 Hotel Tenant LLC, each a Delaware entity (collectively, the
"Four Seasons San Francisco Borrower") that owns no material asset other than the Four Seasons San Francisco Property and related interests. The Four Seasons
San Francisco Borrower is wholly owned by Millennium CAF II LLC, a New York limited liability company that is controlled by Millennium Partners. Millennium
Partners' primary business is the development of mixed-use projects incorporating entertainment venues and fitness facilities, retail spaces, luxury hotels and residential condominiums in major U.S. cities.

     THE PROPERTY. The Four Seasons San Francisco Property is located in the
Yerba Buena district in downtown San Francisco, at 757 Market Street. The Four
Seasons San Francisco Property was constructed in 2001. It consists of a 277 key, 5-star hotel. Hotel amenities include a restaurant and bar, 15,000 square feet of banquet and meeting space, and private access to a sports club, day spa and salon.

                                     IV-35

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

              COMPETITIVE SET                SUBJECT PROPERTY              PENETRATION FACTOR
--------------------------------------------------------------------------------------------------
YEAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR    REVPAR
--------------------------------------------------------------------------------------------------

2004     71.4%     $275.81   $196.93     73.2%     $319.41   $233.79     102.5%    115.8%   118.7%
2005     71.4%     $304.20   $217.20     78.1%     $355.32   $277.39     109.3%    116.8%   127.7%
2006     67.2%     $329.00   $221.09     78.2%     $391.03   $305.64     116.3%    118.9%   138.2%

(1)  The above table is based on data provided by Smith Travel Research.

     ESCROWS AND RESERVES. The Four Seasons San Francisco Borrower is required to deposit with the lender 1/12 of tax and insurance premiums that the lender estimates will be payable during the next 12 months on a monthly basis. Such reserve requirement is waived during such time as real estate taxes and insurance premiums are paid by the manager of the Four Seasons San Francisco
Property (the "Four Seasons San Francisco Manager"). The Four Seasons San
Francisco Borrower is also required to deposit with the lender a furniture, fixtures and equipment replacement reserve (the "FF&E Reserve") in the amount of
4% of gross revenue for the month immediately prior to the month in which such deposit is required.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Four Seasons San Francisco Loan pursuant to which the Four Seasons San Francisco
Manager will deposit the net operating income from the Four Seasons San
Francisco Property. Excess cash flow after the payment of debt service (after the required payment into the "FF&E Reserve") will be trapped during any event of default or during such time as the DSCR is less than 1.20x.

     PROPERTY MANAGEMENT. The Four Seasons San Francisco Property is managed by the Four Seasons San Francisco Manager pursuant to a hotel management agreement that, including extensions, runs through 2059. The lender has entered into a subordination and non-disturbance agreement with the Four Seasons San Francisco
Manager with respect to such agreement.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The owner of the Four Seasons
San Francisco Borrower shall be entitled to incur mezzanine debt secured by its equity interests in the Four Seasons San Francisco Borrower provided that certain conditions are met, including (i) the aggregate LTV ratio is not greater than 85% and (ii) the aggregate DSCR is not less than 1.05x, in each case including such mezzanine debt.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     TERRORISM INSURANCE. Generally, the Four Seasons San Francisco Borrower is
required to insure the Four Seasons San Francisco Property against risk of loss on account of acts of terrorism. However, the Four Seasons San Francisco
Borrower is required to maintain terrorism insurance for full replacement cost;
however, if at any point during the term of the loan the Terrorism Risk
Reinsurance Act is not in effect, the borrower shall not be required to pay annual premiums in excess of $500,000.

     Certain additional information regarding the Four Seasons San Francisco
Loan and the Four Seasons San Francisco is set forth on Appendix II hereto.

                                     IV-36

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 529 FIFTH AVENUE
--------------------------------------------------------------------------------

                               [3 PHOTOS OMITTED]

                                     IV-37

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 529 FIFTH AVENUE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-38

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 529 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLERS:           MSMCH
ORIGINAL BALANCE:                $65,000,000
CUT-OFF DATE BALANCE:            $65,000,000
SHADOW RATING (FITCH/S&P):       BBB- / BBB+
LOAN PURPOSE:                    Refinance
FIRST PAYMENT DATE:              February 8, 2007
INTEREST RATE:                   5.160%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   January 8, 2014
EXPECTED MATURITY BALANCE:       $65,000,000
SPONSORS:                        Silverstein Properties / Loeb Partners
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of
                                 December 18, 2009 or 2 years after
                                 the REMIC "start-up" day, with U.S.
                                 Treasury defeasance thereafter.
                                 Prepayable without a premium from
                                 and after October 8, 2013.
LOAN PER SF:                     $237.30
UP-FRONT RESERVES:               None
ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Urban
LOCATION:                        New York, NY
YEAR BUILT/RENOVATED:            1959 / NAP
PERCENT LEASED(1):               93.6%
SQUARE FOOTAGE:                  273,912
THE COLLATERAL:                  20-story multi-tenant office building
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Silverstein Properties
3RD MOST RECENT NOI (AS OF):     NAP
2ND MOST RECENT NOI (AS OF):     $3,124,970 (2004)
MOST RECENT NOI (AS OF):         $2,935,353 (2005)
U/W NET OP. INCOME:              $8,763,834
U/W NET CASH FLOW:               $8,146,603
U/W OCCUPANCY:                   93.6%
APPRAISED VALUE:                 $150,000,000
CUT-OFF DATE LTV:                43.3%
MATURITY DATE LTV:               43.3%
DSCR:                            2.40x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated January 1, 2007 and includes a lease signed on May 24, 2007.

THE 529 FIFTH AVENUE LOAN

     THE LOAN. The seventh largest loan (the "529 Fifth Avenue Loan") as evidenced by the Promissory Note (the "529 Fifth Avenue Note") is secured by a first priority Consolidated, Amended and Restated Mortgage and Security
Agreement (the "529 Fifth Avenue Mortgage") encumbering a 20-story multi-tenant office building in New York City (the "529 Fifth Avenue Property"). The 529
Fifth Avenue Loan was originated on December 18, 2006 by or on behalf of Morgan
Stanley Mortgage Capital Holdings LLC.

     THE BORROWER. The borrower is 529 Fifth Company Holdings LLC, a Delaware limited liability company (the "529 Fifth Avenue Borrower") that owns no material asset other than the 529 Fifth Avenue Property and related interests.
The 529 Fifth Avenue Borrower is wholly owned by 529 Fifth Company SM LLC, which is wholly owned by 529 Fifth Company, L.P., which is owned by Silverstein 529
Fifth LLC, the Estate of John L. Loeb, Abercromby Property International and
Silverstein 529 Associates, several of which are affiliates of Silverstein
Properties and Loeb Partners, the sponsors of the 529 Fifth Avenue Loan.
Silverstein Properties is a real estate development, ownership and management organization focused on the New York metropolitan real estate market; it owns, manages and leases over seven million square feet of prime office and residential space in Manhattan. Loeb Partners is an investment firm that represents the interests of the Loeb family and its affiliated entities.

     THE PROPERTY. The 529 Fifth Avenue Property is located in the Midtown business district of New York, New York at 529 Fifth Avenue. The 529 Fifth
Avenue Property was constructed in 1959. It consists of a 273,912 square foot, modern 20-story Class A minus multi-tenant office building.

                                     IV-39

The following table presents certain information relating to the lease rollover of the 529 Fifth Avenue Loan:

                             LEASE ROLLOVER SCHEDULE

                  # OF    AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                 LEASES   RENT PER SF    SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR        ROLLING     ROLLING        ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

   Vacant          1         $ 0.00           6%              6%              0%                 0%
    2007           1         $38.00           5%             11%              5%                 5%
    2008           3         $28.06          20%             31%             14%                18%
    2009           0         $ 0.00           0%             31%              0%                18%
    2010           0         $ 0.00           0%             31%              0%                18%
    2011           0         $ 0.00           0%             31%              0%                18%
    2012           1         $31.00           1%             33%              1%                19%
    2013           4         $45.17          11%             43%             12%                31%
    2014           4         $41.25          25%             69%             25%                56%
    2015           1         $34.00           2%             70%              2%                58%
    2016           2         $42.42           8%             79%              8%                66%
2017 & Beyond      6         $65.58          21%            100%             34%               100%

The following table presents certain information relating to the major tenants at the 529 Fifth Avenue Property:

                                                                     ANNUALIZED     % OF TOTAL     ANNUALIZED
                         CREDIT RATING                              UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                            (FITCH/        TENANT                     BASE RENT    UNDERWRITTEN     BASE RENT        LEASE
      TENANT NAME         MOODY'S/S&P)      NRSF        % OF NRSF        ($)         BASE RENT    ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Citrin Cooperman           --/--/--        56,631           21%      $ 2,399,662        21%          $42.37       09/01/14
Best Buy                 BBB+/Baa2/BBB     28,840           11%      $ 2,599,926        23%          $90.15       01/01/21
Finlay Fine Jeweler        --/--/--        49,059           18%      $ 1,365,476        12%          $27.83       09/01/08
Eze Castle Integration     --/--/--        17,491            6%      $   734,622         6%          $42.00       05/01/16
Rosy Blue                  --/--/--        15,598            6%      $   681,230         6%          $43.67      06/01/13(1)
The Edison Project         --/--/--        13,873            5%      $   527,174         5%          $38.00       12/01/07
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    181,492           66%      $ 8,308,090        73%          $45.78
----------------------------------------------------------------------------------------------------------------------------
Other Tenants                 NAP          74,929           27%      $ 2,999,903        27%          $40.04        Various
Vacant Space                  NAP          17,491            6%      $         0         0%          $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    273,912          100%      $11,307,992       100%          $44.10
============================================================================================================================

(1)  13,224 square feet expires on June 1, 2013 and 2,374 square feet expires
     June 30, 2013

     ESCROWS AND RESERVES. The 529 Fifth Avenue Borrower is required to deposit with the lender 1/12 of insurance premiums and 1/12 of the taxes payable during the next 12 months monthly. These obligations, however, are triggered only if no event of default has occurred under the loan agreement but an event of default has occurred (and remains uncured) under the senior mezzanine loan agreement between 529 Fifth Company SM LLC and the lender. In lieu of making payments of any escrows and reserves, the 529 Fifth Avenue Borrower may deliver to the lender one or more letters of credit.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
529 Fifth Avenue Loan.

     PROPERTY MANAGEMENT. The 529 Fifth Avenue Property is managed by
Silverstein Properties, one of the sponsors of the 529 Fifth Avenue Loan. The management agreement is subordinate to the 529 Fifth Avenue Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent of the
529 Fifth Avenue Borrower, 529 Fifth Company SM LLC, has obtained mezzanine financing in the amount of $15,000,000. A cooperation agreement is in effect among the 529 Fifth Avenue Borrower, 529 Fifth Company SM LLC and the lenders.
The 529 Fifth Avenue Borrower may incur mezzanine debt provided that certain criteria are met including the following: (1) the aggregate principal amount of the mezzanine loan shall when combined with the outstanding principal balance of the 529 Fifth Avenue loan not exceed 80%, (ii) the aggregate DSCR is not less than 1.15x and (iii) the 529 Fifth Avenue Borrower provides written confirmation from the rating agencies that the mezzanine loan will not result in a downgrade withdrawal or qualification of the initial or current ratings of the certificates.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     TERRORISM INSURANCE. Generally, the 529 Fifth Avenue Borrower is required to insure the 529 Fifth Avenue Property against risk of loss on account of acts of terrorism. However, the 529 Fifth Avenue Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to $125,000, inflation adjusted.

     Certain additional information regarding the 529 Fifth Avenue Loan and the
529 Fifth Avenue Property is set forth on Appendix II hereto.

                                     IV-40

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - DEPTFORD MALL
--------------------------------------------------------------------------------

                               [2 PHOTOS OMITTED]

                                     IV-41

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - DEPTFORD MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-42

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - DEPTFORD MALL
--------------------------------------------------------------------------------

                               [SITE PLAN OMITTED]

                                     IV-43

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - DEPTFORD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLERS            MSMCH
ORIGINAL BALANCE(1):             $60,000,000
CUT-OFF DATE BALANCE(1):         $60,000,000
SHADOW RATING (FITCH/S&P):       BBB- / BBB-
LOAN PURPOSE:                    Acquisition
FIRST PAYMENT DATE:              July 5, 2007
INTEREST RATE:                   5.29025%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   January 5, 2013
EXPECTED MATURITY BALANCE(1):    $60,000,000
SPONSOR:                         The Macerich Company
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of May 23, 2010 or
                                 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance thereafter. Prepayable
                                 without a premium on and after July 5, 2012.
LOAN PER SF(1):                  $405.78
UP-FRONT RESERVES:               None
ONGOING RESERVES:                None
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Anchored
LOCATION:                        Deptford, NJ
YEAR BUILT/RENOVATED:            1975 / 2001
PERCENT LEASED(2):               92.3%
SQUARE FOOTAGE:                  345,013(3)
THE COLLATERAL(3):               In-line and other collateral components of a
                                 1,041,455 square foot regional mall
OWNERSHIP INTEREST(4):           Fee
PROPERTY MANAGEMENT:             Macerich Property Management Company, LLC
3RD MOST RECENT NOI (AS OF):     $13,012,542 (2004)
2ND MOST RECENT NOI (AS OF):     $14,355,667 (2005)
MOST RECENT NOI (AS OF):         $14,619,165 (2006)
U/W NET OP. INCOME:              $17,154,137
U/W NET CASH FLOW:               $16,511,760
U/W OCCUPANCY:                   92.3%
APPRAISED VALUE:                 $252,000,000
CUT-OFF DATE LTV(1):             55.6%
MATURITY DATE LTV(1):            55.6%
DSCR(1):                         2.19x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  The subject $60,000,000 loan represents a 42.9% pari passu interest in the
     $140,000,000 senior financing portion of a mortgage loan totaling
     $172,500,000 as now fully advanced. All LTV, DSCR and Loan per SF numbers in this table are based on the total $140,000,000 senior financing.

(2)  Percent Leased is based on the rent roll dated February 28, 2007.

(3)  Deptford Mall is 1,041,455 square feet. Total collateral represents 345,013 square feet.

(4)  The borrower holds a ground lease on the property that is extinguished upon foreclosure.

THE DEPTFORD MALL LOAN

     THE LOAN. The eigth largest loan (the "Deptford Mall Loan") as evidenced by a certain Note A-2 (the "Deptford Mall Note") is secured by a first priority Fee
Mortgage and Security Agreement, and by a first priority Leasehold Mortgage and
Security Agreement (collectively, the "Deptford Mall Mortgage") encumbering the
1,041,455 square foot regional mall (345,013 square feet of which represent
Deptford Mall Loan collateral) known as Deptford Mall, located in Deptford, NJ
(the "Deptford Mall Property"). The ground lease is structured to be extinguished upon foreclosure. The Deptford Mall Loan was originated on December
7, 2006 and amended May 23, 2007 by or on behalf of Morgan Stanley Mortgage
Capital Holdings LLC.

     THE BORROWER. The borrower is Macerich Deptford LLC, a Delaware limited liability company (the "Deptford Mall Borrower") that owns no material asset other than a leasehold interest in the Deptford Mall Property, and related interests. Additionally, Deptford Mall Associates, L.L.C., a New Jersey limited liability company, owns no material asset other than a fee interest in the
Deptford Mall Property, and related interests. Both companies are wholly-owned subsidiaries of The Macerich Company and its affiliate The Macerich Partnership,
L.P., which together are the sponsor of the Deptford Mall Loan. The Macerich
Company (NYSE: MAC), founded in 1964 and based in Santa Monica, CA, is a publicly traded REIT with an equity market capitalization of $5.97 billion as of
July 2, 2007. The company has ownership interests in 76 regional shopping centers, 19 community shopping centers and 2 development properties totaling 80 million square feet, 92,000 in-line stores and 340 anchor tenants. It is the largest mall owner and operator in the western and southwestern United States.

     THE PROPERTY. The Deptford Mall Property is located in Deptford, NJ, just off of highways 55 and 42, approximately 13 miles south of Philadelphia, PA. The
Deptford Mall Property was originally constructed in 1975. A food court was added in 1991, and JC Penney was

                                     IV-44

added as an anchor tenant in 2001, at which time the interior of the mall was also renovated. Anchor tenants, which do not represent collateral for the
Deptford Mall Loan, are Macy's (occupying 202,610 square feet), Boscov's
(161,350 square feet), Sears (159,887 square feet), and JC Penney (143,995 square feet). As of February 28, 2007, Macy's reported sales of $220.62 PSF,
Boscov's reported sales of $175.60 PSF, Sears reported sales of $290.20 and J.C.
Penney reported sales of $265.29. Based on the underwritten rent roll dated
February 28, 2007 the Deptford Mall Property exhibited 97.5% occupancy inclusive of anchor tenants, 92.3% occupancy for collateral space, and 95.4% occupancy for in-line tenants. Based on trailing-twelve month sales as of February 28, 2007, total mall sales for reporting tenants were calculated to be approximately
$305,500,000, comparable in-line and food court sales were calculated to be $508 per SF, and average occupancy costs were calculated to be 11.2%.

The following table presents certain information relating to the anchor tenants at the Deptford Mall Property:

                                                   CREDIT RATING OF                            OPERATING
                                                    PARENT COMPANY               COLLATERAL    COVENANT
   ANCHOR              PARENT COMPANY            (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
--------------------------------------------------------------------------------------------------------

Macy's        Federated Department Stores            BBB/Baa2/BBB      202,610       No        12/31/25
Boscov's      Boscov's Department Stores, Inc.         --/--/--        161,350       No        12/31/25
Sears         Sears Holdings                          BB/Ba1/BB+       159,887       No        12/31/25
J.C. Penney   J.C. Penney Company, Inc.             BBB/Baa3/BBB-      143,995       No        01/18/40
                                                                       -------
TOTAL                                                                  667,842
                                                                       =======

The following table presents certain information relating to the major tenants at the Deptford Mall Property:

                                                                     ANNUALIZED     % OF TOTAL     ANNUALIZED
                             CREDIT RATING                          UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT                 BASE RENT    UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME          MOODY'S/S&P)(1)     NRSF    % OF NRSF       ($)          BASE RENT    ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Express / Express Men         --/Baa2/BBB      13,626       4%       $   381,528          3%         $28.00       01/31/14
Victoria's Secret             --/Baa2/BBB      11,049       3%       $   298,323          2%         $27.00       01/31/12
American Eagle                  --/--/--        9,036       3%       $   271,080          2%         $30.00       01/31/17
Children's Place                --/--/--        6,770       2%       $   260,645          2%         $38.50       01/31/14
Disney Store                    A-/A2/A-        3,392       1%       $   249,278          2%         $73.49       01/31/15
New York & Company              --/--/--        9,764       3%       $   224,572          2%         $23.00       01/31/14
Hollister                       --/--/--        7,338       2%       $   220,140          2%         $30.00       05/31/16
Modell's Sporting Goods         --/--/--        9,161       3%       $   210,800          2%         $23.01       01/31/12
Mandee                          --/--/--        6,337       2%       $   202,784          2%         $32.00       05/31/13
Charlotte Russe                 --/--/--        7,500       2%       $   195,000          1%         $26.00       01/31/12
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         83,973      24%       $ 2,514,150         19%         $29.94
---------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP         234,504      68%       $10,638,744         81%         $45.37        Various
Vacant Space                      NAP          26,536       8%       $         0          0%         $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(2)                     345,013     100%       $13,152,894        100%         $41.30
===========================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Total/Weighted Average rent per SF excludes vacant space.

                                     IV-45

The following table presents certain information relating to the lease rollover at the Deptford Mall Property:

                             LEASE ROLLOVER SCHEDULE

                 # OF     AVERAGE BASE    % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                LEASES    RENT PER SF    SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING     ROLLING        ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant         16      $     0.00         8%              8%              0%                   0%
   MTM (1)          6      $17,600.00         0%              8%              1%                   1%
     2007          26      $    57.10         5%             13%              8%                   9%
     2008          34      $    40.95        16%             29%             17%                  26%
     2009          18      $    46.28         9%             38%             11%                  36%
     2010          11      $    54.13         4%             41%              5%                  41%
     2011          25      $    48.53        11%             53%             15%                  56%
     2012          12      $    29.93        13%             66%             10%                  66%
     2013          10      $    36.24         9%             75%              9%                  75%
     2014           7      $    30.38        12%             87%              9%                  84%
     2015           7      $    54.09         4%             91%              6%                  90%
     2016           6      $    40.16         4%             95%              4%                  94%
2017 & Beyond       5      $    39.96         5%            100%              6%                 100%

(1)  All MTM tenants are temporary, kiosk and other tenants without allocated rental square footages. These tenants have been underwritten with one square foot per tenant space.

     ESCROWS AND RESERVES. None.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Deptford Mall Loan.

     PROPERTY MANAGEMENT. The Deptford Mall Property is managed by Macerich
Property Management Company, LLC, an affiliate of the Deptford Mall Borrower.
The management agreement is subordinate to the Deptford Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Deptford
Mall Property is additionally encumbered by a $80,000,000 Note A-1 that is pari passu with the Deptford Mall Note and with a coupon of 5.3225%, a $20,000,000
Note B-1 that is subordinate to the Deptford Mall Note and with a coupon of
5.8850%, and a $12,500,000 Note B-2 that is subordinate to the Deptford Mall
Note and with a coupon of 5.834%. All additional notes mature at the same time as the Deptford Mall Loan. The aggregate mortgage loan is $172,500,000 with an aggregate LTV of 68.5% and an aggregate DSCR of 1.74x.

     RELEASE OF PARCELS. The Deptford Mall Borrower may obtain release of unimproved, non-income producing portions of the property, without any required prepayment of the Deptford Mall Loan, provided that the Deptford Mall Borrower satisfies certain conditions, including (a) that fair market value of all parcels so released not exceed $5,000,000 in the aggregate, (b) that for any such release after the first such release the Deptford Mall Borrower first obtain a REMIC opinion, and (c) that for any such release in which the value of the parcel to be released exceeds $1,000,000, the Deptford Mall Borrower first obtain a rating agency confirmation that the release will not result in a qualification, downgrade, or withdrawal of the rating on the certificates.

     TERRORISM INSURANCE. Generally, the Deptford Mall Borrower is required to insure the Deptford Mall Property against risk of loss on account of acts of terrorism.

     Certain additional information regarding the Deptford Mall Loan and the
Deptford Mall Property is set forth on Appendix II hereto.

                                     IV-46

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - MARK HOTEL LAND LOAN
--------------------------------------------------------------------------------

                                 [2 PHOTOS OMITTED]

                                     IV-47

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - MARK HOTEL LAND LOAN
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-48

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - MARK HOTEL LAND LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            MSMCH
ORIGINAL BALANCE:                $58,000,000
CUT-OFF DATE BALANCE:            $58,000,000
SHADOW RATING (FITCH/S&P):       BBB- / NR
LOAN PURPOSE:                    Refinance
FIRST PAYMENT DATE:              December 1, 2006
INTEREST RATE:                   5.340%
AMORTIZATION:                    Interest Only
ARD:                             May 1, 2017
HYPERAMORTIZATION:               After the ARD, the interest rate steps up to
                                 the greater of (i) 7.840% and (ii) the Treasury
                                 Rate plus 2.5%. All excess cash flow will be
                                 used to amortize the loan.

MATURITY DATE:                   November 1, 2031
EXPECTED MATURITY BALANCE:       $58,000,000
SPONSOR:                         Jane H. Goldman
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until two years after the REMIC
                                 "start-up" day, with U.S. Treasury defeasance
                                 thereafter. Prepayable without a premium from
                                 and after November 1, 2016.

LOAN PER SF:                     $329,545.45 (based on improvements)

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:                   Springing
                                 Insurance:                Springing
                                 Lease Termination Fees:   Springing

LOCKBOX:                         Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Other
PROPERTY SUB-TYPE:               Leased Fee
LOCATION:                        New York, NY
YEAR BUILT/RENOVATED:            1927 / 1996
PERCENT LEASED(1):               100.0%
SQUARE FOOTAGE:                  170,855 (Building)
                                 14,682 (Land)
UNITS:                           176
THE COLLATERAL:                  Land parcel underlying a hospitality property

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Solil Management, LLC

3RD MOST RECENT NOI (AS OF):     NAP
2ND MOST RECENT NOI (AS OF):     NAP
MOST RECENT NOI (AS OF):         NAP
U/W NET OP. INCOME:              $4,200,000
U/W NET CASH FLOW:               $4,200,000
U/W OCCUPANCY:                   100.0%
APPRAISED VALUE:                 $92,000,000
CUT-OFF DATE LTV:                63.0%
ARD DATE LTV:                    63.0%
DSCR:                            1.34x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Based on the available leases.

THE MARK HOTEL LAND LOAN

     THE LOAN. The ninth largest loan (the "Mark Hotel Land Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note (the "Mark Hotel Land
Loan Note") is secured by a first priority fee Consolidated, Amended and
Restated Mortgage and Security Agreement (the "Mark Hotel Land Loan Mortgage")
encumbering approximately 14,682 square foot of land, on which is located a
170,855 square foot, 16-story, 176-room and a four-story annex, hospitality property known as the Mark Hotel, located in New York, New York (the "Mark Hotel
Land Loan Property"). The property improvements are not part of the subject collateral. The Mark Hotel Land Interest Loan was originated on October 31, 2006 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

     THE BORROWER. The borrowers are Madison Seventy-Seventh L.L.C., a New York limited liability company, the Estate of Lillian Goldman and the Lillian Goldman
Marital Trust (collectively, the "Mark Hotel Land Loan Borrower") that own no material asset other than the Mark Hotel Land Loan Property and related interests. The Mark Hotel Land Loan Borrower is owned 49.5% by the Estate of
Lillian Goldman as member, 49.5% by the Lillian Goldman Marital Trust as member and 1% by Madison Seventy-Seventh Manager Corporation as managing member.
Madison Seventy-Seventh Manager Corporation is in turn 50% owned by the Lillian
Goldman Marital Trust and 50% owned by the Estate of Lillian Goldman. One of the co-trustees of the Lillian Goldman Marital Trust and one of the co-executors for the Estate of Lillian Goldman is Jane H. Goldman, the sponsor for the Mark Hotel
Land Loan.

     THE PROPERTY. The Mark Hotel Land Loan Property is located in northwest corner of East 77th Street and Madison Avenue, in the upper east side section of
Manhattan, New York. It consists of a 14,682 square foot parcel of land that underlies a 170,855 square foot, 16-story,

                                     IV-49

176-room with four-story annex hospitality property. The Mark Hotel, which is not part of the collateral, was originally constructed in 1927. The Mark Hotel was renovated in 1996 and has been upgraded on an ongoing basis. The Mark Hotel
Land Loan Borrower ground-leases the Mark Hotel Land Loan Property pursuant to two ground leases. The tenant under each of the ground leases, and owner of the
Mark Hotel improvements, is Madison Avenue Hotel Partners, a New York limited partnership. Both ground leases expire on July 31, 2131.

     ESCROWS AND RESERVES. The Mark Hotel Land Loan Borrower is required to deposit 1/12 of the estimated annual taxes and insurance premiums into an escrow account. The obligation to make such deposits will be suspended as long as the ground leases are in effect, the Mark Hotel Land Loan is not in default and the tenant is required to maintain all insurance required to be maintained by the
Mark Hotel Land Loan Borrower. In addition, the Mark Hotel Land Loan Borrower is required to deposit into a lease-termination rollover account any moneys received on account of any payment or other compensation received from the tenant relating to or in exchange for the termination of the tenant's ground lease. Such funds are to be utilized for tenant improvement and leasing commissions that may be incurred with respect to re-tenanting and for replacement of rent in the event of any rent deficiency that may arise due to the lease termination.

     LOCKBOX AND CASH MANAGEMENT. Currently there is no arrangement for lockbox and cash management. If the loan is not fully paid on the anticipated repayment date, a hard lockbox will be required.

     PROPERTY MANAGEMENT. The Mark Hotel Land Loan Property is managed by Solil
Management, LLC, a New York limited liability company. The management agreement is subordinate to the Mark Hotel Land Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     COLLATERAL SUBSTITUTION. The Mark Hotel Land Loan Borrower may substitute another Manhattan parcel provided that the Mark Hotel Land Loan Borrower satisfies the following conditions including but not limited to: (a) the DSCR is the greater of 1.25x and the DSCR for the loan prior to substitution; and (b)
the LTV is the lesser of 63.0% and the LTV for the loan prior to substitution.

     TERRORISM INSURANCE. Generally, the Mark Hotel Borrower is required to insure the Mark Hotel Property against risk of loss on account of acts of terrorism.

     Certain additional information regarding the Mark Hotel Land Loan and the
Mark Hotel Land Loan Property is set forth on Appendix II hereto.

                                     IV-50

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - AMLI AT SEVEN BRIDGES
--------------------------------------------------------------------------------

                               [6 PHOTOS OMITTED]

                                     IV-51

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - AMLI AT SEVEN BRIDGES
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-52

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - AMLI AT SEVEN BRIDGES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            MSMCH
ORIGINAL BALANCE:                $51,000,000
CUT-OFF DATE BALANCE(1):         $44,782,720
SHADOW RATING (FITCH/S&P):       NAP
LOAN PURPOSE:                    Refinance
FIRST PAYMENT DATE:              February 1, 2004
INTEREST RATE:                   7.250%
AMORTIZATION(1):                 Interest only through December 1, 2006.
                                 Principal and interest payments of 306,707.35
                                 beginning January 1, 2007 through the maturity
                                 date.
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   January 1, 2011
EXPECTED MATURITY BALANCE:       $43,106,794
SPONSORS:                        Morgan Stanley Prime Property Fund / National
                                 Electric Benefit Fund
INTEREST CALCULATION:            30/360
CALL PROTECTION:                 Locked out through December 31, 2006.
                                 Prepayable with Yield Maintenance at 1%. Open
                                 during last 90 days of term.

LOAN PER UNIT:                   $86,120.62

UP-FRONT RESERVES:               None

ONGOING RESERVES:                Cap Ex:   Springing

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single asset
PROPERTY TYPE:                   Multifamily
PROPERTY SUB-TYPE:               Mid-Rise
LOCATION:                        Woodridge, Illinois
YEAR BUILT/RENOVATED:            2002-2004 / NAP
PERCENT LEASED(2):               94.4%
UNITS:                           520 units
THE COLLATERAL:                  520-unit, mid-rise apartment complex with 4
                                 buildings

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             AMLI Management Company

3RD MOST RECENT NOI (AS OF):     $2,553,926 (2004)
2ND MOST RECENT NOI (AS OF):     $3,096,706 (2005)
MOST RECENT NOI (AS OF):         $3,796,960 (2006)
U/W NET OP. INCOME:              $4,018,210
U/W NET CASH FLOW:               $3,914,210
U/W OCCUPANCY:                   94.4%
APPRAISED VALUE:                 $80,000,000
CUT-OFF DATE LTV:                56.0%
MATURITY DATE LTV:               53.9%
DSCR:                            1.06x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  The AMLI at Seven Bridges Loan paid interest only through December 31, 2006 and amortized on a 30-year amortization schedule after January 1, 2007. On
     February 1, 2007, there was a $6,000,000 paydown of the outstanding loan balance and the monthly principal and interest payment was recast based on the then outstanding loan balance of $44,960,216.

(2)  Percent leased based on the rent roll as of February 22, 2007.

THE AMLI AT SEVEN BRIDGES LOAN

     THE LOAN. The tenth largest loan (the "AMLI at Seven Bridges Loan") as evidenced by the Promissory Note (the "AMLI at Seven Bridges Note") is secured by a first priority fee Open-End Mortgage, Assignment of Leases and Rents
Security Agreement and Fixtures Filing Statement (the "AMLI at Seven Bridges
Mortgage") encumbering the 520 unit complex of four multifamily mid-rise buildings in Woodridge, Illinois (the "AMLI at Seven Bridges Property"). The
AMLI at Seven Bridges Loan was originated on December 19, 2003 by or on behalf of Teachers Insurance and Annuity Association of America ("Teachers") and was
subsequently assigned by Teachers to Morgan Stanley Mortgage Capital Holdings
LLC.

     THE BORROWER. The borrower is AMLI at Seven Bridges, LLC, a Delaware limited liability company (the "AMLI at Seven Bridges Borrower") that owns no material asset other than the AMLI at Seven Bridges Property and related interests. The AMLI at Seven Bridges Borrower is owned 20% by its managing member, AMLI Residential Properties, L.P., which is a subsidiary of the Morgan
Stanley Prime Property Fund, and 80% by National Electrical Benefit Fund, one of
the sponsors--along with Morgan Stanley Prime Property Fund--of the AMLI at
Seven Bridges Loan.

     THE PROPERTY. The AMLI at Seven Bridges Property is located in Woodridge,
IL, at 6466 Double Eagle Drive. Woodridge, IL is located approximately 30 miles southwest of Chicago. The AMLI at Seven Bridges Property consists of a 575,520 square foot complex of four class-A, multifamily, mid-rise buildings with 520 units on a 12.96 acre parcel of land. Each building includes 140 enclosed parking spaces. Amenities include a clubhouse, fitness center, entertainment center, business center and outdoor swimming pool. The buildings were constructed between 2002 and 2004. The AMLI at Seven Bridges Property is a part of the 403 acre Seven Bridges planned use

                                     IV-53

development, which includes a golf course, movie theater, health center, banquet facility, ice skating arena and 700,000 square feet of retail, restaurant and office space (none of which are collateral for the AMLI at Seven Bridges Loan).

     ESCROWS AND RESERVES. If an uncured monetary default has occurred, the AMLI at Seven Bridges Borrower will thereafter be required to fund quarterly deposits into a capital reserve escrow account in amounts equal to $50.00 per unit per quarter, increasing at a rate of 3% annually, to be used to pay costs incurred to re-lease and refurbish apartment units, improve common areas and fund other physical repairs and improvements.

     LOCKBOX AND CASH MANAGEMENT. None

     PROPERTY MANAGEMENT. The manager of the AMLI at Seven Bridges Property is the AMLI Management Company.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The AMLI at Seven Bridges Borrower may obtain a release of not more than two residential buildings on the AMLI at Seven Bridges Property
(and not more than one on the west side of the AMLI at Seven Bridges Property), subject to the satisfaction of certain conditions, including: (i) no event of default has occurred or is continuing, (ii) the release is solely for the purpose of conversion of not more than two of the residential buildings to condominium use, (iii) prepayment of the loan in such amount as is necessary to ensure that the remaining principal balance of the loan will immediately after such prepayment have a maximum LTV of 70%, (iv) prepayment of no more than
$30,000,000 of the loan amount (v) payment of all related expenses and a release fee of $25,000, and (vi) other conditions as detailed in the mortgage loan agreement.

     TERRORISM INSURANCE. Generally, the AMLI at Seven Bridges Borrower is
required to insure the AMLI at Seven Bridges Property against risk of loss on account of acts of terrorism.

     Certain additional information regarding the AMLI at Seven Bridges Loan and the AMLI at Seven Bridges Property is set forth on Appendix II hereto.

                                     IV-54

                       This page left intentionally blank

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                          DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              7
Current Mortgage Loan and Property Stratification Tables                  8 - 16
Mortgage Loan Detail                                                       17
NOI Detail                                                                 18
Principal Prepayment Detail                                                19
Historical Detail                                                          20
Delinquency Loan Detail                                                    21
Specially Serviced Loan Detail                                           22 - 23
Advance Summary                                                            24
Modified Loan Detail                                                       25
Historical Liquidated Loan Detail                                          26
Historical Bond / Collateral Realized Loss Reconciliation                  27
Interest Shortfall Reconciliation Detail                                 28 - 29
Defeased Loan Detail                                                       30
Supplemental Reporting                                                     31

                                    DEPOSITOR

Morgan Stanley Capital I Inc.

1585 Broadway
New York, NY 10036

Contact: General Information Number
Phone Number: (212) 761-4700

                                MASTER SERVICER

Wells Fargo Bank, N.A.
1320 Willow Pass Road, Suite 300
investorreporting@wellsfargo.com
Concord, CA 94520

Contact: Myung J. Nam
Phone Number:

                                SPECIAL SERVICER

LNR Partners, Inc.
1601 Washington Avenue
Suite 700 Miami
Beach, FL 33139

Contact: Randy Wolpert
Phone Number: (305) 695-5628

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                    Page 1 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                           Realized Loss/
               Pass-Through  Original  Beginning    Principal     Interest    Prepayment  Additional Trust
Class   CUSIP      Rate       Balance   Balance   Distribution  Distribution    Premium     Fund Expenses
----------------------------------------------------------------------------------------------------------

A-1              0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-1A             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-2              0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-2FL            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-3              0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-4              0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-5              0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-M              0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-MFL            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-J              0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
A-JFL            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
B                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
C                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
D                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
E                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
F                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
G                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
H                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
J                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
K                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
L                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
M                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
N                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
O                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
P                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
Q                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
S                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
T                0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
R-I              0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
R-II             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
R-III            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00
----------------------------------------------------------------------------------------------------------
Totals                         0.00       0.00        0.00          0.00         0.00           0.00
----------------------------------------------------------------------------------------------------------

                                   Current
           Total       Ending   Subordination
Class   Distribution  Balance     Level (1)
---------------------------------------------

A-1         0.00        0.00        0.00
A-1A        0.00        0.00        0.00
A-2         0.00        0.00        0.00
A-2FL       0.00        0.00        0.00
A-3         0.00        0.00        0.00
A-4         0.00        0.00        0.00
A-5         0.00        0.00        0.00
A-M         0.00        0.00        0.00
A-MFL       0.00        0.00        0.00
A-J         0.00        0.00        0.00
A-JFL       0.00        0.00        0.00
B           0.00        0.00        0.00
C           0.00        0.00        0.00
D           0.00        0.00        0.00
E           0.00        0.00        0.00
F           0.00        0.00        0.00
G           0.00        0.00        0.00
H           0.00        0.00        0.00
J           0.00        0.00        0.00
K           0.00        0.00        0.00
L           0.00        0.00        0.00
M           0.00        0.00        0.00
N           0.00        0.00        0.00
O           0.00        0.00        0.00
P           0.00        0.00        0.00
Q           0.00        0.00        0.00
S           0.00        0.00        0.00
T           0.00        0.00        0.00
R-I         0.00        0.00        0.00
R-II        0.00        0.00        0.00
R-III       0.00        0.00        0.00
---------------------------------------------
Totals      0.00        0.00        0.00
---------------------------------------------

                            Original  Beginning                                           Ending
              Pass-Through  Notional  Notional     Interest    Prepayment     Total      Notional
Class  CUSIP      Rate       Amount    Amount    Distribution    Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------

X               0.000000%     0.00       0.00        0.00         0.00         0.00        0.00
-------------------------------------------------------------------------------------------------

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                    Page 2 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                           CERTIFICATE FACTOR DETAIL

                                                                   Realized Loss/
               Beginning    Principal      Interest   Prepayment  Additional Trust    Ending
Class  CUSIP    Balance   Distribution  Distribution   Premium     Fund Expenses      Balance
----------------------------------------------------------------------------------------------

A-1           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-1A          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-2           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-2FL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-3           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-4           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-5           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-M           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-MFL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-J           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-JFL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
B             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
C             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
D             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
E             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
F             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
G             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
H             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
J             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
K             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
L             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
M             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
N             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
O             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
P             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
Q             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
S             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
T             0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
R-I           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
R-II          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
R-III         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
----------------------------------------------------------------------------------------------

               Beginning                                Ending
               Notional     Interest     Prepayment    Notional
Class  CUSIP    Amount    Distribution     Premium      Amount
----------------------------------------------------------------
X             0.00000000   0.00000000    0.00000000   0.00000000
----------------------------------------------------------------

                                                                    Page 3 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                             RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

              Stated     Unpaid                                                    Stated
            Beginning  Beginning                                                   Ending   Unpaid Ending
            Principal  Principal  Scheduled  Unscheduled   Principal   Realized  Principal    Principal     Current Principal
Loan Group   Balance    Balance   Principal   Principal   Adjustments    Loss     Balance      Balance     Distribution Amount
------------------------------------------------------------------------------------------------------------------------------

1              0.00       0.00       0.00        0.00         0.00       0.00       0.00         0.00              0.00
2              0.00       0.00       0.00        0.00         0.00       0.00       0.00         0.00              0.00
------------------------------------------------------------------------------------------------------------------------------
Total          0.00       0.00       0.00        0.00         0.00       0.00       0.00         0.00              0.00
------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION

                                           Net                                                                          Remaining
                                        Aggregate                 Distributable                                           Unpaid
                            Accrued    Prepayment  Distributable   Certificate              Additional                Distributable
        Accrual  Accrual  Certificate   Interest    Certificate      Interest     WAC CAP   Trust Fund    Interest     Certificate
Class    Dates    Days      Interest    Shortfall     Interest      Adjustment   Shortfall   Expenses   Distribution     Interest
-----------------------------------------------------------------------------------------------------------------------------------

A-1        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-1A       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-2        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-2FL      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-3        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-4        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-5        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-M        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-MFL      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-J        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-JFL      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
X          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
B          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
C          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
D          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
E          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
F          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
G          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
H          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
J          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
K          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
L          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
M          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
N          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
O          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
P          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
Q          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
S          0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 4 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                    0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                      0.00
   Less Delinquent Master Servicing Fees                             0.00
   Less Reductions to Master Servicing Fees                          0.00
   Plus Master Servicing Fees for Delinquent Payments Received       0.00
   Plus Adjustments for Prior Master Servicing Calculation           0.00
   Total Master Servicing Fees Collected                             0.00

Current 1 Month LIBOR Rate                                       0.000000%

Next 1 Month LIBOR Rate                                          0.000000%

(1)  The Available Distribution Amount includes any Prepayment Premiums .

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number    Effected     Amount         Date
---------------------------------------------

---------------------------------------------
Total
---------------------------------------------

                                                                    Page 5 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED

   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

                                                                    Page 6 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                                 RATINGS DETAIL

                 Original Ratings      Current Ratings (1)
              ---------------------  ---------------------
Class  CUSIP  Fitch  Moody's  S & P  Fitch  Moody's  S & P
----------------------------------------------------------
 A-1
A-1A
 A-2
A-2FL
 A-3
 A-4
 A-5
 A-M
A-MFL
 A-J
A-JFL
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
  S
----------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

                                                                    Page 7 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                             % of
Scheduled   # of  Scheduled  Agg.  WAM         Weighted
 Balance   loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------

---------------------------------------------------------
Totals
---------------------------------------------------------

                                    STATE (3)

                              % of
            # of   Scheduled  Agg.  WAM         Weighted
   State   Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------

----------------------------------------------------------
Totals
----------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 8 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                  % of
 Debt Service    # of  Scheduled  Agg.  WAM         Weighted
Coverage Ratio  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                                    NOTE RATE

                                  % of
   Note          # of  Scheduled  Agg.  WAM         Weighted
   Rate         loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                                PROPERTY TYPE (3)

                                   % of
                 # of   Scheduled  Agg.  WAM         Weighted
Property Type   Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

                                    SEASONING

                                  % of
                 # of  Scheduled  Agg.  WAM         Weighted
Seasoning       loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 9 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                         % of
Anticipated Remaining   # of  Scheduled  Agg.  WAM         Weighted
       Term (2)        loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
---------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                          % of
Remaining Amortization   # of  Scheduled  Agg.  WAM         Weighted
         Term           loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                          % of
   Remaining Stated      # of  Scheduled  Agg.  WAM         Weighted
         Term           loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                          % of
     Age of Most         # of  Scheduled  Agg.  WAM         Weighted
     Recent NOI         loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent
DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                   Page 10 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                             % of
Scheduled   # of  Scheduled  Agg.  WAM         Weighted
 Balance   loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------

---------------------------------------------------------
Totals
---------------------------------------------------------

                                    STATE (3)

                              % of
            # of   Scheduled  Agg.  WAM         Weighted
State      Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------

----------------------------------------------------------
Totals
----------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 11 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                  % of
Debt Service     # of  Scheduled  Agg.  WAM         Weighted
Coverage Ratio  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                                    NOTE RATE

                                  % of
Note             # of  Scheduled  Agg.  WAM         Weighted
Rate            loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                                PROPERTY TYPE (3)

                                   % of
                 # of   Scheduled  Agg.  WAM         Weighted
Property Type   Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

                                    SEASONING

                                  % of
                 # of  Scheduled  Agg.  WAM         Weighted
Seasoning       loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 12 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                         % of
Anticipated Remaining   # of  Scheduled  Agg.  WAM         Weighted
       Term (2)        loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
---------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                          % of
Remaining Amortization   # of  Scheduled  Agg.  WAM         Weighted
         Term           loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                          % of
   Remaining Stated      # of  Scheduled  Agg.  WAM         Weighted
         Term           loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                          % of
     Age of Most         # of  Scheduled  Agg.  WAM         Weighted
     Recent NOI         loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent
DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                   Page 13 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                             % of
Scheduled   # of  Scheduled  Agg.  WAM         Weighted
 Balance   loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------

---------------------------------------------------------
Totals
---------------------------------------------------------

                                    STATE (3)

                              % of
            # of   Scheduled  Agg.  WAM         Weighted
State      Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------

----------------------------------------------------------
Totals
----------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 14 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                  % of
Debt Service     # of  Scheduled  Agg.  WAM         Weighted
Coverage Ratio  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                                    NOTE RATE

                                  % of
Note             # of  Scheduled  Agg.  WAM         Weighted
Rate            loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                                PROPERTY TYPE (3)

                                   % of
                 # of   Scheduled  Agg.  WAM         Weighted
Property Type   Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

                                    SEASONING

                                  % of
                 # of  Scheduled  Agg.  WAM         Weighted
Seasoning       loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 15 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                         % of
Anticipated Remaining   # of  Scheduled  Agg.  WAM         Weighted
       Term (2)        loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
---------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                          % of
Remaining Amortization   # of  Scheduled  Agg.  WAM         Weighted
         Term           loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                          % of
   Remaining Stated      # of  Scheduled  Agg.  WAM         Weighted
         Term           loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                          % of
     Age of Most         # of  Scheduled  Agg.  WAM         Weighted
     Recent NOI         loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent
DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                   Page 16 of 31

                                                                                           -----------------------------------------
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                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

MORTGAGE LOAN DETAIL

                                                                  Anticipated            Neg.   Beginning    Ending
 Loan         Property               Interest  Principal   Gross   Repayment   Maturity  Amort  Scheduled  Scheduled
Number  ODCR  Type (1)  City  State  Payment    Payment   Coupon     Date        Date    (Y/N)   Balance    Balance
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------------------

        Paid  Appraisal  Appraisal   Res.   Mod.
 Loan   Thru  Reduction  Reduction  Strat.  Code
Number  Date    Date       Amount    (2)    (3)
------------------------------------------------

------------------------------------------------
Totals
------------------------------------------------

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

                                                                   Page 17 of 31

                                                                                           -----------------------------------------
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                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                                   NOI DETAIL

                                       Ending      Most      Most   Most Recent  Most Recent
 Loan         Property               Scheduled    Recent    Recent   NOI Start     NOI End
Number  ODCR    Type    City  State   Balance   Fiscal NOI   NOI       Date          Date
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------

                                                                   Page 18 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                           PRINCIPAL PREPAYMENT DETAIL

                                                Principal Prepayment Amount                 Prepayment Penalties
                         Offering Document  ---------------------------------  ---------------------------------------------
Loan Number  Loan Group   Cross-Reference   Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------

                                                                   Page 19 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                                HISTORICAL DETAIL

                                      Delinquencies
---------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure      REO     Modifications
     Date     #  Balance  #  Balance  #       Balance  #   Balance  #  Balance  #     Balance
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                     Prepayments           Rate and Maturities
----------------------------------------------------------------
Distribution  Curtailments     Payoff    Next Weighted Avg.
     Date     #    Balance  #   Balance  Coupon       Remit  WAM
----------------------------------------------------------------

----------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                   Page 20 of 31

                                                                                           -----------------------------------------
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                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                             DELINQUENCY LOAN DETAIL

                Offering        # of                 Current   Outstanding  Status of  Resolution
                Document       Months  Paid Through   P & I       P & I      Mortgage   Strategy     Servicing
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **   Loan (1)   Code (2)   Transfer Date
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

                           Actual    Outstanding
             Foreclosure  Principal   Servicing   Bankruptcy   REO
Loan Number      Date      Balance     Advances      Date     Date
------------------------------------------------------------------

------------------------------------------------------------------
Totals
------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment
    (Performing Matured Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                                                                   Page 21 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                     Offering
                     Document Servicing Resolution
Distribution  Loan    Cross-   Transfer  Strategy  Scheduled Property       Interest
    Date     Number Reference    Date    Code (1)   Balance  Type (2) State   Rate
------------------------------------------------------------------------------------

                        Net                             Remaining
Distribution  Actual Operating  NOI      Note Maturity Amortization
    Date     Balance   Income  Date DSCR Date   Date       Term
-------------------------------------------------------------------

(1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

                                                                   Page 22 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                         Offering
                         Document   Resolution      Site
Distribution    Loan      Cross-     Strategy    Inspection   Phase 1   Appraisal   Appraisal      Other REO
    Date       Number   Reference    Code (1)       Date        Date       Date       Value     Property Revenue   Comment
--------------------------------------------------------------------------------------------------------------------------

(1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13   Other or TBD

                                                                   Page 23 of 31

                                                                                           -----------------------------------------
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                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                                 ADVANCE SUMMARY

                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
Loan Group     Advances        Advances             Advances              Advances Paid
--------------------------------------------------------------------------------------------

1                   0.00              0.00                    0.00                      0.00
2                   0.00              0.00                    0.00                      0.00
Totals              0.00              0.00                    0.00                      0.00

                                                                   Page 24 of 31

                                                                                           -----------------------------------------
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                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document       Pre-Modification   Post-Modification   Pre-Modification   Post-Modification   Modification   Modification
Number   Cross-Reference        Balance            Balance          Interest Rate      Interest Rate         Date        Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 25 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                        HISTORICAL LIQUIDATED LOAN DETAIL

                    Beginning       Fees,       Most Recent    Gross Sales   Net Proceeds
Distribution        Scheduled     Advances,      Appraised     Proceeds or    Received on
    Date      ODCR   Balance   and Expenses *  Value or BPO  Other Proceeds   Liquidation
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------

               Net Proceeds                 Date of Current  Current Period  Cumulative  Loss to Loan
Distribution  Available for    Realized       Period Adj.      Adjustment    Adjustment    with Cum
    Date       Distribution  Loss to Trust     to Trust         to Trust      to Trust   Adj. to Trust
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                   Page 26 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                 Offering         Beginning      Aggregate     Prior Realized      Amounts       Interest
Distribution     Document          Balance     Realized Loss    Loss Applied     Covered by    (Shortages)/
    Date      Cross-Reference  at Liquidation    on Loans     to Certificates  Credit Support    Excesses
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

               Modification    Additional       Realized Loss      Recoveries of       (Recoveries)/
Distribution    /Appraisal    (Recoveries)       Applied to       Realized Losses    Losses Applied to
    Date      Reduction Adj.    /Expenses   Certificates to Date    Paid as Cash   Certificate Interest
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------

                                                                   Page 27 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

                                                                                                         Modified
                   Stated     Current                                                 Non-               Interest
   Offering       Principal    Ending      Special Servicing Fees                 Recoverable Interest     Rate    Additional
   Document      Balance at  Scheduled ------------------------------      (PPIS)  (Scheduled    on    (Reduction) Trust Fund
Cross-Reference Contribution  Balance  Monthly  Liquidation  Work Out ASER Excess  Interest)  Advances   /Excess     Expense
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------------------------------

                                                                   Page 28 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                   Reimb of Advances to the Servicer
   Offering      Stated Principal  Current Ending  ---------------------------------
   Document         Balance at        Scheduled                    Left to Reimburse  Other (Shortfalls)/
Cross-Reference    Contribution        Balance      Current Month   Master Servicer         Refunds        Comments
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total   0.00
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total   0.00
-------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust             0.00
-------------------------------------------------------------------------------------------------------------------

                                                                   Page 29 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                              DEFEASED LOAN DETAIL

              Offering Document   Ending Scheduled
Loan Number    Cross-Reference         Balance       Maturity Date   Note Rate   Defeasance Status
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------

                                                                   Page 30 of 31

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
[WELLS FARGO LOGO]                                                                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                     -----------------------------------------
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                   PAYMENT DATE:                  08/14/2007
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           RECORD DATE:                   07/31/2007
COLUMBIA, MD 21045-1951                          SERIES 2007-HQ12                          DETERMINATION DATE:            08/08/2007

                             SUPPLEMENTAL REPORTING

                                                                   Page 31 of 31

                       This page left intentionally blank

                                   SCHEDULE A

               AMLI AT SEVEN BRIDGES PLANNED AMORTIZATION SCHEDULE
                     The AMLI at Seven Bridges Mortgage Loan

                BEGINNING
 DUE DATE        BALANCE            INTEREST     PRINCIPAL      BALLOON       ENDING BALANCE
---------   -----------------     -----------   ----------   --------------   --------------

2/1/2004    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
3/1/2004    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
4/1/2004    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
5/1/2004    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
6/1/2004    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
7/1/2004    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
8/1/2004    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
9/1/2004    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
10/1/2004   $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
11/1/2004   $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
12/1/2004   $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
1/1/2005    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
2/1/2005    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
3/1/2005    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
4/1/2005    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
5/1/2005    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
6/1/2005    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
7/1/2005    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
8/1/2005    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
9/1/2005    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
10/1/2005   $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
11/1/2005   $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
12/1/2005   $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
1/1/2006    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
2/1/2006    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
3/1/2006    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
4/1/2006    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
5/1/2006    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
6/1/2006    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
7/1/2006    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
8/1/2006    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
9/1/2006    $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
10/1/2006   $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
11/1/2006   $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
12/1/2006   $   51,000,000.00     $308,125.00   $     0.00   $         0.00   $51,000,000.00
1/1/2007    $   51,000,000.00     $308,125.00   $39,784.25   $         0.00   $50,960,215.75
2/1/2007    $   44,960,215.75(1)  $271,634.64   $     0.00   $         0.00   $44,960,215.75
3/1/2007    $   44,960,215.75     $271,634.64   $35,072.71   $         0.00   $44,925,143.04
4/1/2007    $   44,925,143.04     $271,422.74   $35,284.61   $         0.00   $44,889,858.43
5/1/2007    $   44,889,858.43     $271,209.56   $35,497.79   $         0.00   $44,854,360.64
6/1/2007    $   44,854,360.64     $270,995.10   $35,712.25   $         0.00   $44,818,648.39

                BEGINNING
 DUE DATE        BALANCE            INTEREST     PRINCIPAL      BALLOON       ENDING BALANCE
---------   -----------------     -----------   ----------   --------------   --------------

7/1/2007    $   44,818,648.39     $270,779.33   $35,928.02   $         0.00   $44,782,720.37
8/1/2007    $   44,782,720.37     $270,562.27   $36,145.08   $         0.00   $44,746,575.29
9/1/2007    $   44,746,575.29     $270,343.89   $36,363.46   $         0.00   $44,710,211.83
10/1/2007   $   44,710,211.83     $270,124.20   $36,583.15   $         0.00   $44,673,628.68
11/1/2007   $   44,673,628.68     $269,903.17   $36,804.18   $         0.00   $44,636,824.50
12/1/2007   $   44,636,824.50     $269,680.81   $37,026.54   $         0.00   $44,599,797.96
1/1/2008    $   44,599,797.96     $269,457.11   $37,250.24   $         0.00   $44,562,547.72
2/1/2008    $   44,562,547.72     $269,232.06   $37,475.29   $         0.00   $44,525,072.43
3/1/2008    $   44,525,072.43     $269,005.65   $37,701.70   $         0.00   $44,487,370.73
4/1/2008    $   44,487,370.73     $268,777.86   $37,929.49   $         0.00   $44,449,441.24
5/1/2008    $   44,449,441.24     $268,548.71   $38,158.64   $         0.00   $44,411,282.60
6/1/2008    $   44,411,282.60     $268,318.17   $38,389.18   $         0.00   $44,372,893.42
7/1/2008    $   44,372,893.42     $268,086.23   $38,621.12   $         0.00   $44,334,272.30
8/1/2008    $   44,334,272.30     $267,852.90   $38,854.45   $         0.00   $44,295,417.85
9/1/2008    $   44,295,417.85     $267,618.15   $39,089.20   $         0.00   $44,256,328.65
10/1/2008   $   44,256,328.65     $267,381.99   $39,325.36   $         0.00   $44,217,003.29
11/1/2008   $   44,217,003.29     $267,144.39   $39,562.96   $         0.00   $44,177,440.33
12/1/2008   $   44,177,440.33     $266,905.37   $39,801.98   $         0.00   $44,137,638.35
1/1/2009    $   44,137,638.35     $266,664.90   $40,042.45   $         0.00   $44,097,595.90
2/1/2009    $   44,097,595.90     $266,422.98   $40,284.37   $         0.00   $44,057,311.53
3/1/2009    $   44,057,311.53     $266,179.59   $40,527.76   $         0.00   $44,016,783.77
4/1/2009    $   44,016,783.77     $265,934.74   $40,772.61   $         0.00   $43,976,011.16
5/1/2009    $   43,976,011.16     $265,688.40   $41,018.95   $         0.00   $43,934,992.21
6/1/2009    $   43,934,992.21     $265,440.58   $41,266.77   $         0.00   $43,893,725.44
7/1/2009    $   43,893,725.44     $265,191.26   $41,516.09   $         0.00   $43,852,209.35
8/1/2009    $   43,852,209.35     $264,940.43   $41,766.92   $         0.00   $43,810,442.43
9/1/2009    $   43,810,442.43     $264,688.09   $42,019.26   $         0.00   $43,768,423.17
10/1/2009   $   43,768,423.17     $264,434.22   $42,273.13   $         0.00   $43,726,150.04
11/1/2009   $   43,726,150.04     $264,178.82   $42,528.53   $         0.00   $43,683,621.51
12/1/2009   $   43,683,621.51     $263,921.88   $42,785.47   $         0.00   $43,640,836.04
1/1/2010    $   43,640,836.04     $263,663.38   $43,043.97   $         0.00   $43,597,792.07
2/1/2010    $   43,597,792.07     $263,403.33   $43,304.02   $         0.00   $43,554,488.05
3/1/2010    $   43,554,488.05     $263,141.70   $43,565.65   $         0.00   $43,510,922.40
4/1/2010    $   43,510,922.40     $262,878.49   $43,828.86   $         0.00   $43,467,093.54
5/1/2010    $   43,467,093.54     $262,613.69   $44,093.66   $         0.00   $43,422,999.88
6/1/2010    $   43,422,999.88     $262,347.29   $44,360.06   $         0.00   $43,378,639.82
7/1/2010    $   43,378,639.82     $262,079.28   $44,628.07   $         0.00   $43,334,011.75
8/1/2010    $   43,334,011.75     $261,809.65   $44,897.70   $         0.00   $43,289,114.05
9/1/2010    $   43,289,114.05     $261,538.40   $45,168.95   $         0.00   $43,243,945.10
10/1/2010   $   43,243,945.10     $261,265.50   $45,441.85   $         0.00   $43,198,503.25
11/1/2010   $   43,198,503.25     $260,990.96   $45,716.39   $         0.00   $43,152,786.86
12/1/2010   $   43,152,786.86     $260,714.75   $45,992.60   $         0.00   $43,106,794.26
1/1/2011    $   43,106,794.26     $260,436.88   $46,270.47   $43,060,523.79   $         0.00

(1)  Net of an additional principal payment of $6,000,000.

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily and/or commercial mortgage loans;

          2)   mortgage pass-through certificates or other mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal; and

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-41 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                  THE DATE OF THIS PROSPECTUS IS JUNE 22, 2007

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                      -ii-

                                      -iii-

                                      -iv-

                                       -v-

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.........   Mortgage Pass-Through Certificates, issuable in
                                 series.

MORTGAGE POOL.................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily and/or commercial mortgage
                                      loans;

                                 (2)  mortgage pass-through certificates or
                                      other mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER...............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER..............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

                                       -1-

SPECIAL SERVICER..............   Each special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. A special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES.................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including, but not limited
                                 to, (i) a paying agent, which will make
                                 payments and perform other specified duties
                                 with respect to the certificates, (ii) a
                                 certificate registrar, which will maintain the
                                 register of certificates and perform certain
                                 duties with respect to certificate transfer,
                                 (iii) an authenticating agent, which will
                                 countersign the certificates on behalf of the
                                 trustee and/or (iv) a fiscal agent, which will
                                 be required to make advances if the trustee
                                 fails to do so when required.

SPONSOR.......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Inc., an
                                 affiliate of the depositor.

SELLERS.......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS...................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

      (a) MORTGAGE ASSETS.....   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily and/or commercial mortgage
                                      loans;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                      -2-

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                       -3-

      (b) GOVERNMENT
          SECURITIES..........   If the related prospectus supplement so
                                 specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

      (c) COLLECTION
          ACCOUNTS ...........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

      (d) CREDIT SUPPORT......   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                      bonds,

                                 o    reserve fund or funds or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

      (e) CASH FLOW
          AGREEMENTS..........   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                       -4-

                                 o    currency exchange or swap agreements, or

                                 o    other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
   OF MORTGAGE ASSETS;
   ACQUISITION OF ADDITIONAL
   MORTGAGE ASSETS ...........   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                       -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
   CERTIFICATES...............   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount; and

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed

                                      -6-

                                 by an entity specifiedtherein. Otherwise, the
                                 certificates also will not be guaranteed or
                                 insured by any governmental agency or
                                 instrumentality or by any other person.

   (A) INTEREST...............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement; and

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

   (B) PRINCIPAL..............   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES......................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                      -7-

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION...................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways, including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement; and

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF CERTIFICATES..   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of the Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES...............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

   (A) REMIC..................   The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                      -8-

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

   (B) GRANTOR TRUST..........   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS..........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the
                                      Internal Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT..............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or

                                      -9-

                                 review by regulatory authorities, then you may
                                 be subject to restrictions on investment in the
                                 offered certificates. You should consult your
                                 own legal advisors for assistance in
                                 determining the suitability of and consequences
                                 to you of the purchase, ownership, and the sale
                                 of the offered certificates.

RATING........................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
    MAY MAKE IT DIFFICULT
    FOR YOU TO RESELL YOUR
    CERTIFICATES..............   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
    INSUFFICIENT TO ALLOW FOR
    REPAYMENT IN FULL ON YOUR
    CERTIFICATES .............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in
                                      connection with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES .........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no

                                      -12-

                                 prepayment premium or yield maintenance charge
                                 would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY BE ADVERSELY
   AFFECTED ..................   The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT....................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE......................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                 o    the property's "operating leverage."

                                      -15-

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT OPERATING INCOME...   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS.....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting

                                      -16-

                                 analysis. Furthermore, economic and other
                                 conditions affecting real properties, whether
                                 worldwide, national, regional or local, vary
                                 over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF
   INCOME-PRODUCING PROPERTIES
   MAY SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS..............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT ................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                      -17-

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
   OF MORTGAGE LOANS IN THE
   POOL ......................   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED ...................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on
                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

                                      -18-

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS .....................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as to which
                                 a payment default is imminent. Any ability to
                                 extend or modify may apply, in particular, to
                                 whole loans with balloon payments. In addition,
                                 a master servicer, a sub servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from, or proceeds of, those whole
                                 loans. While any entity granting this type of
                                 extension or

                                      -19-

                                 modification generally will be required to
                                 determine that the extension or modification is
                                 reasonably likely to produce a greater recovery
                                 on a present value basis than liquidation,
                                 there is no assurance this will be the case.
                                 Additionally, if the related prospectus
                                 supplement so specifies, some of the mortgage
                                 loans included in the mortgage pool may have
                                 been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT
   ON YOUR CERTIFICATES ......   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT
   ON YOUR CERTIFICATES ......   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                      -20-

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by each pertinent rating
                                 agency. Those criteria will be based on an
                                 assumed level of defaults, delinquencies, other
                                 losses or other factors. However, the loss
                                 experience on the related mortgage loans or
                                 mortgage backed securities may exceed the
                                 assumed levels. See "Description of Credit
                                 Support."

                                      -21-

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL
   INVESTMENTS ...............   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the

                                      -22-

                                 related mortgage loan, while retaining a
                                 license to collect rents as long as there is no
                                 default. If the borrower defaults, the license
                                 terminates and the lender is entitled to
                                 collect rents. These assignments are typically
                                 not perfected as security interests prior to
                                 actual possession of the cash flows. Some state
                                 laws may require that the lender take
                                 possession of the mortgaged property and obtain
                                 judicial appointment of a receiver before
                                 becoming entitled to collect the rents. In
                                 addition, if bankruptcy or similar proceedings
                                 are commenced by or in respect of the borrower,
                                 the lender's ability to collect the rents may
                                 be adversely affected. See "Legal Aspects of
                                 the Mortgage Loans and the Leases--Leases and
                                 Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

                                      -23-

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES......   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE ......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES ..............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
   BOOK-ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE ...................   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                   ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

                                      -30-

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the

                                      -31-

sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding

                                      -32-

paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus

                                      -33-

supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

                                      -34-

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                 THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                      -37-

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2006.

                                                                    TOTAL MSMC LOANS
                                               TOTAL MSMC LOANS     SECURITIZED WITH
YEAR (APPROXIMATE AMTS                         SECURITIZED WITH      NON-AFFILIATED    TOTAL MSMC LOANS
   IN BILLIONS-$'S)      TOTAL MSMC LOANS*   AFFILIATED DEPOSITOR       DEPOSITOR         SECURITIZED
----------------------   -----------------   --------------------   ----------------   ----------------

2006                            16.9                  8.9                  1.9               10.7
2005                            12.9                  8.2                  1.5                9.6
2004                             7.7                  5.1                  1.3                6.4
2003                             6.4                  3.5                  1.3                4.8

*    MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
     MSMC Loans Securitized includes loans in both public and private securitizations.

     MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                      -38-

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                      -39-

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                      -45-

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

                                      -53-

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either:

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

                                      -54-

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

                                      -55-

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
          Regarding a Master Servicer and the Depositor";

     (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
          Account;

     (11) to pay the person entitled thereto any amounts deposited in the
          Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of
          certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the
          Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase"
          and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

                                      -56-

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

                                      -57-

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

                                      -58-

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole
Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be

                                      -59-

required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

                                      -60-

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the

                                      -61-

time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the

                                      -62-

creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing
Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

                                      -63-

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

                                      -64-

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of

                                      -65-

an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other

                                      -66-

percentage as may be specified in the related prospectus supplement) of the
Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the

                                      -67-

notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating
Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause
(or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

                                      -68-

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain

                                      -69-

types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

                                      -70-

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

                                      -71-

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender

                                      -72-

generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

     NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Cadwalader, Wickersham & Taft LLP or Latham & Watkins
LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited

                                      -86-

Transactions and Other Taxes" below), if a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC
Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a
REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates.
The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins
LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

                                      -87-

     A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

                                      -88-

Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular
Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution

                                      -89-

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

                                      -90-

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining

                                      -91-

after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

     For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with

                                      -92-

respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium
Regulations do not apply to prepayable securities described in Section
1272(a)(6) of the Code, such as the REMIC Regular Certificates.
Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate

                                      -93-

substantially contemporaneously with acquiring the REMIC Regular Certificate;
the REMIC Regular Certificate is part of a straddle; the REMIC Regular
Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

                                      -94-

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

          o    is not a "10-percent shareholder" within the meaning of Code
               Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

          o    provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code
               Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the
               REMIC Regular Certificate is a Non-U.S. Person.

     The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the
Non-U.S. Person is eligible for an exemption on the basis of its income from the
REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the

                                      -95-

residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the

                                      -96-

REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

                                      -97-

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

                                      -98-

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

     Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

                                      -99-

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                      -100-

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

     such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                      -101-

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within

                                      -102-

the United States, the 30%, or lower treaty rate, withholding will not apply.
Instead, the amounts paid to such non-U.S. Person will be subject to U.S.
federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on
Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under
Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                      -103-

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                                      -104-

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership
(including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a
U.S. corporation) by any person that is not a U.S. Person.

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a Non-U.S. Person.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult

                                      -105-

their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of
Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The

                                      -106-

mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the

                                      -107-

reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

                                      -108-

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

                                      -109-

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to

                                      -110-

represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . .
which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

          2. Grantor Trust Certificates Representing Interests in Loans Other
Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

                                      -111-

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3. Grantor Trust Certificates Representing Interests in Adjustable
Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

                                      -112-

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o    the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

     o    the grantor trust certificate is part of a straddle;

     o    the grantor trust certificate is marketed or sold as producing capital gain; or

     o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

          To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs --
Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons."

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

                                      -113-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

     GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions

                                      -114-

pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

     AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

                                      -115-

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

                                      -116-

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                      -117-

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                      -118-

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices

                                      -119-

prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -120-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the
Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington,
D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "Non-U.S.Person" means any person who is not a U.S. Person.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

                                      -126-

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A.   the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B.   applicable law; and

C.   the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

                                      -127-

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise

                                      -128-

primary supervision of the administration of the trust and one or more U.S.
Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a)  the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b)  the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c)  the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                      -129-